As filed with the Securities and Exchange Commission on March 6, 2009

Registration No. 333-148414

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Behringer Harvard Multifamily REIT I, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	20-5383745
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(866) 655-3600

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Gerald J. Reihsen, III

Executive Vice President and Assistant Secretary

Behringer Harvard Multifamily REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(866) 655-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

R. Neil Miller, Esq.

DLA Piper US LLP

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina  27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒

(Do not check if smaller reporting company)

This Post-Effective Amendment No. 1 consists of the following:

1.               The Registrant’s final form of Prospectus dated September 2, 2008, previously filed pursuant to Rule 424(b)(3) on September 9, 2008 and refiled herewith.

2.               Supplement No. 6 dated March 6, 2009 to the Registrant’s Prospectus dated September 2, 2008. Supplement No. 6 supersedes and replaces all prior supplements to the Prospectus.

3.               Part II, included herewith.

4.               Signature, included herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Maximum Offering – 200,000,000 Shares of Common Stock

Distribution Reinvestment Plan Offering – 50,000,000 Shares of Common Stock

Behringer Harvard Multifamily REIT I, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust for the year ending December 31, 2007.  We intend primarily to acquire and operate apartment communities, with a particular focus on using multiple strategies to acquire high quality apartment communities that will produce rental income.  Such communities may include existing “core” properties that are already well positioned and producing rental income, as well as more opportunity-oriented properties in various phases of development, redevelopment or repositioning.  Further, we may invest in commercial real estate and real estate-related securities, including securities issued by other real estate companies, either for investment or in change-of-control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in mortgage, bridge, mezzanine or other loans or Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing.  A portion of these offering proceeds may be co-invested with joint venture partners.  Although we have acquired real estate-related assets relating to ten specific properties, we have not identified a significant number of specific assets that would utilize a significant portion of our maximum offering proceeds, and therefore we are deemed to be conducting a “blind pool” offering.

We are offering up to 200,000,000 shares of common stock at $10.00 per share in our primary offering, with reduced prices available for certain categories of purchasers as described in the “Plan of Distribution.”  We also are offering up to 50,000,000 shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share.  We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.  The minimum purchase is $2,000 per investor, except in New York where the minimum purchase is $2,500.  This offering will terminate on or before September 2, 2010 (unless extended by our board of directors for an additional year or as otherwise permitted under applicable law).

The Offering:

	Price	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$ 10.00	$ 0.70	$ 0.25	$ 9.05
Total Maximum	$2,000,000,000	$140,000,000	$50,000,000	$1,810,000,000
Distribution Reinvestment Plan
Per Share	$ 9.50	$ —	$ —	$ 9.50
Total Maximum	$ 475,000,000	$ —	$ —	$ 475,000,000

Investing in our common stock involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 35.  The most significant risks relating to your investment include the following:

•                   As of the date of this prospectus, no public trading market exists for shares of our common stock, and we cannot assure you that one will ever develop.  Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount.

•                   We have only a limited operating history, and we have not identified a significant number of assets to acquire with proceeds from this offering.  Since our inception through June 30, 2008, we have incurred an accumulated deficit of $2,248,726, which represents net income less cumulative distributions declared since inception.

•                   We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.  Our advisor and its affiliates, including our dealer manager and property manager, will face conflicts of interest, such as competing demands upon their time, their involvement with other Behringer Harvard entities and the allocation of opportunities among their affiliated entities and us.

•                   We may make investments through joint ventures.  Investments in joint ventures that own real estate development projects and real properties may involve risks otherwise not present when we purchase real properties directly. For example, our joint venture partner may file for bankruptcy protection, may have economic or business interests or goals that are inconsistent with our interests or goals or may take actions contrary to our instructions, requests, policies or objectives.

•                   Until the proceeds from this offering are invested and generating operating cash flow, some or all of our distributions will be paid from other sources, which may be deemed a return of capital, such as from the proceeds of this offering, cash advances by our advisor, cash resulting from a waiver of asset management fees and borrowings in anticipation of future operating cash flow.

•                   We have and will continue to make investments in multifamily community development projects.  These investments involve risks beyond those presented by stabilized, income-producing real properties, such as the developer’s ability to control construction costs, failure to perform, failure to develop or redevelop in conformity with plan specifications and timetables and failure to lease up the completed project on expected terms.   These risks may diminish the return to our stockholders.  As of the date of this prospectus, mezzanine loan investments in development projects represented a significant majority of our total assets.

•                   We have and will continue to invest in mezzanine loans originated for multifamily community development projects.  Mezzanine loans for development projects involve greater risks of loss than long-term senior loans because the investment may become unsecured as a result of foreclosure by the senior lender.  As of the date of this prospectus, mezzanine loan investments in development projects represented a significant majority of our total assets.

•                   We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

•                   If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio and the return on your investment and the value of your investment may fluctuate more widely with the performance of specific investments.

•                   We may not successfully implement our exit strategy to list our shares of common stock or liquidate our assets within four to six years after the termination of this primary offering, in which case investors may have to hold their investment for an indefinite period of time.

•                   We will rely on Behringer Harvard Multifamily Advisors I LP, our advisor, to select properties and other investments and conduct our operations.

•                   We also have issued 1,000 shares of our non-participating, non-voting, convertible stock to our advisor at a price of $1.00 per share.  The convertible stock will convert into shares of our common stock upon certain events.  The interests of our stockholders will be diluted upon such conversion.

•                   Our investment strategy may cause us to lose our REIT status, or to own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

•                   We are not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and are not subject to regulation thereunder.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.  No one is authorized to make any statement about this offering different from those that appear in this prospectus.  The use of projections or forecasts in this offering is prohibited.  Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The dealer manager of this offering, Behringer Securities LP, an affiliate of our advisor, is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby.

The date of this prospectus is September 2, 2008

i

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

SUITABILITY STANDARDS

General

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment.  Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company.  On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                  meet the applicable financial suitability standards as described below; and

•                  purchase at least the minimum number of shares as described below.

                We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•                  a net worth of at least $250,000; or

•                  a gross annual income of at least $70,000 and a net worth of at least $70,000.

                A few states have established suitability requirements in addition to the ones established and described above.  Shares will be sold to investors who are residents of the following states only if they meet the additional suitability standards set forth below:

•                  Kansas - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•                  Kentucky, Massachusetts and Pennsylvania - Investors must have a liquid net worth of at least 10 times their investment in us.

•                  Alabama, Iowa, Michigan, Ohio and Oregon - Investors must have a liquid net worth of at least 10 times their investment in us and other Behringer Harvard-sponsored real estate programs.

Because the sum of the amount raised in our private offering and the minimum closing amount of this offering is less than $133,333,333, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

                The minimum purchase is 200 shares ($2,000) per investor, except in New York where the minimum purchase is 250 shares ($2,500).  You may not transfer fewer shares than the minimum purchase requirement nor may you transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase except, in both cases, in connection with certain redemptions or by operation of law.  In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100.  You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

                After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Inc., Behringer Harvard REIT II, Inc., Behringer Harvard Opportunity REIT I, Inc., Behringer Harvard Opportunity REIT II, Inc., Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP or any other Behringer Harvard-sponsored public real estate program, any additional purchase must be in increments of at least 20 shares ($200), except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

                Due to the proceeds raised in our private offering that was terminated on December 28, 2007 and our existing operations, there is no minimum number of shares that we must sell before accepting subscriptions in this offering.

                In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following:  (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account.  These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering are required to:

•                  make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer or registered investment adviser, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•                  maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, your registered investment adviser or our dealer manager will consider, based on a review of the information provided by you, whether you:

•                  meet the minimum income and net worth standards established in your state;

•                  can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•                  are able to bear the economic risk of the investment based on your overall financial situation; and

•                  have an apparent understanding of:

¡                the fundamental risks of an investment in our common stock;

¡                the risk that you may lose your entire investment;

¡                the lack of liquidity of our common stock;

¡                the restrictions on transferability of our common stock;

¡                the background and qualifications of our advisor; and

¡                the tax consequences of an investment in our common stock.

Restrictions Imposed by the Patriot and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.”  “Unacceptable investor” means any person who is a:

•                  person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                  person acting on behalf of, or any entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                  person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder:  the Trading with the Enemy Act; the Iraq Sanctions Act; the National Emergencies Act; the Antiterrorism and Effective Death Penalty Act of 1996; the International Emergency Economic Powers Act; the United Nations Participation Act; the International Security and Development Cooperation Act; the Nuclear Proliferation Prevention Act of 1994; the Foreign Narcotics Kingpin Designation Act; the Iran and Libya Sanctions Act of 1996; the Cuban Democracy Act; the Cuban Liberty and Democratic Solidarity Act; and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus.  See also the “Questions and Answers About this Offering” section immediately following this summary.  This summary and the “Questions and Answers About this Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Behringer Harvard Multifamily REIT I, Inc.

Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I,” “we,” “us” or “our”) is a Maryland corporation formed in August 2006 that intends to qualify as a real estate investment trust (“REIT”) under federal tax law beginning with the taxable year ending December 31, 2007.  We intend to acquire and operate multifamily communities, with a particular focus on using multiple strategies to acquire high quality apartment communities that produce rental income.  Such communities may include existing “core” properties that are already well positioned and producing rental income, as well as more opportunistic properties in various phases of development, redevelopment or repositioning.  Further, we may invest in commercial real estate and real estate-related securities, including securities issued by other real estate companies, either for investment or in change-of-control transactions, completed on a negotiated basis or otherwise.  We also may originate or invest in mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests (including those issued by programs sponsored by Behringer Harvard Holdings, LLC, or its affiliates), or in entities that make similar investments.  We also may invest in real estate assets located outside of the United States.  Our investment strategy is designed to provide investors with an interest in a diversified portfolio of multifamily properties.

BHMF, Inc., our wholly owned subsidiary, is the sole general partner of Behringer Harvard Multifamily OP I LP and owns less than a 0.1% interest in Behringer Harvard Multifamily OP I.  BHMF Business Trust, our wholly owned subsidiary, is the sole limited partner and owns the more than 99.9% remaining interest in Behringer Harvard Multifamily OP I.  We intend to own our assets through Behringer Harvard Multifamily OP I and references to us will include Behringer Harvard Multifamily OP I unless otherwise indicated.

Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Our toll-free telephone number is (866) 655-3600.

Our Advisor

Our external advisor is Behringer Harvard Multifamily Advisors I LP, a Texas limited partnership formed in September 2006.  Our advisor is responsible for managing our day-to-day affairs and for identifying and acquiring investments on our behalf.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter.  We have five members on our board of directors, three of whom are independent of our advisor.  Our independent directors have responsibility for reviewing our advisor’s performance.  On April 25, 2008, our stockholders elected our directors at our first meeting.  Each director will serve until the next annual meeting of stockholders and his successor has been duly elected and qualified.  Although we have executive officers who will manage our operations, we do not have any paid employees.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS.  If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering a maximum of 200,000,000 shares of our common stock to the public in our primary offering through Behringer Securities, our dealer manager and a registered broker-dealer affiliated with our advisor.  The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers.  We are also offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share.  We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.  The offering of our shares will terminate on or before September 2, 2010.  However, our board of directors may extend the offering an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan beyond the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension.  Our board of directors may terminate this offering at any time prior to the termination date.  This offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

We commenced a private offering to accredited investors on November 22, 2006 and terminated that offering on December 28, 2007.  We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the private offering.  Due to the proceeds raised in our private offering and our existing operations, there is no minimum number of shares that we must sell before accepting subscriptions in this offering.  We expect to admit stockholders on at least a monthly basis.

We have issued to our advisor 1,000 shares of our non-participating, non-voting, convertible stock.  The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering.  Any reference in this prospectus to our “common stock” means the class of common stock offered hereby.  Any reference in this prospectus to our “convertible stock” means the class of non-participating, non-voting, convertible stock previously issued to our advisor.

Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment.  The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•                  There is no public trading market for our shares, and we cannot assure you that one will ever develop.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.  Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you would likely have to sell them at a substantial discount.

•                  Our board of directors arbitrarily set the offering price of our shares of common stock for this offering, and this price bears no relationship to the book or net value of our assets or to our expected operating income.  To assist fiduciaries in discharging their obligations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), we intend to provide annual estimates of the current value of a share of our common stock.  Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the estimated value of a share of our common stock (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the estimated value of a share of our common stock will equal the offering price less the amount of those special distributions constituting a return of capital).  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated estimates or appraisals of the value of our assets.

•                  There are risks associated with maintaining a high level of indebtedness.  Our charter permits indebtedness up to 300% of net assets; however, we may exceed that limit if approved by a majority of our independent directors.  High levels of indebtedness increase the risk of your investment and could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that the income on or the value of the assets securing the debt falls.

•                  We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

•                  To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding shares of common or preferred stock during any time that we are qualified as a REIT, unless exempted by our board of directors.  This restriction may discourage a change in control of our business that might have provided a premium price for our stockholders.

•                  We have a limited operating history and, since our inception through June 30, 2008, have incurred an accumulated deficit of $2,248,726, which represents net income less cumulative distributions declared since inception.

•                  This is a “blind pool” offering because as of the date of this prospectus, we owned only a limited number, of real estate-related assets, and we have not identified properties and real estate-related assets to acquire with a substantial portion of the proceeds from this offering.  You will not have the opportunity to evaluate our investments prior to our making them.  You must rely totally upon our advisor’s ability to select our investments.  The prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

•                  We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

•                  We may make investments through joint ventures.  Investments in joint ventures that own real estate development projects and real properties may involve risks otherwise not present when we purchase real properties directly. For example, our joint venture partner may file for bankruptcy protection, may have economic or business interests or goals that are inconsistent with our interests or goals or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a joint venture partner might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.  These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities.  In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our joint venture partner in the case of a transaction with an affiliate of our sponsor or advisor may make it more difficult for us to enforce our rights.

•                  We have and will continue to make investments in multifamily community development projects.  We may also invest some of the offering proceeds to acquire property for redevelopment or vacant land on which a multifamily community or other structure may be constructed.  Our multifamily development investments involve risks beyond those presented by stabilized income-producing real properties.   These risks include the developer’s ability to control construction costs, failure to perform, failure to develop or redevelop in conformity with plan specifications and timetables and failure to lease up the completed project on expected terms.  We may be subject to potential cost overruns and time delays for properties under construction or redevelopment.  Increased costs of newly constructed or redeveloped properties may reduce our returns to you, while construction delays may reduce or delay our ability to distribute cash to you.  As of the date of this prospectus, mezzanine loan investments in development projects represented a majority of our total assets.

•                  We have and will continue to invest in mezzanine loans originated for multifamily community development projects that take the form of subordinated loans secured by second mortgages on the underlying real property or by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.  These types of loan investments for development projects involve a higher degree of risk than long-term senior mortgage loans because the investment may become unsecured as a result of foreclosure by the senior lender.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment, which could have a negative impact on our ability to make distributions.  As of the date of this prospectus, mezzanine loan investments in development projects represented a majority of our total assets.

•                  Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor, which is responsible for our day-to-day management and the selection and acquisition of real estate properties, loans and other investments for our portfolio.

•                  The number of multifamily investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum primary offering of 200,000,000 shares.  If we do not sell a substantial amount of the offering, our investments may be limited and the return on your investment and the value of your investment may fluctuate more widely with the performance of those limited investments.  There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

•                  Our reliance on common developers/guarantors of multiple development projects in which we invest may materially adversely affect our operations if the developer/guarantor fails to meet its obligations to us.  As of the date of this prospectus, we owned joint venture interests in three mezzanine loans with three separate borrowers and secured by three separate development projects that share a common developer/guarantor.  Fairfield Residential, LLC, the developer/guarantor of each of the three projects, is obligated to complete the projects should the project owners fail to do so, is liable for construction cost overruns in excess of the construction budgets and has agreed to repay the loans should the project owners become the subject of a bankruptcy proceeding to which our joint venture did not consent.  Our portion of the investments in these three loans collectively was $29,980,382 (26% of our total assets) and $32,753,206 (29% of our total assets) as of December 31, 2007 and June 30, 2008, respectively.  Should Fairfield Residential fail to honor its obligations to us, our operations may be adversely effected, which could materially reduce the level of distributions to our stockholders.

•                  The multifamily or apartment community industry is highly competitive.  Competition from other apartment communities and the increased affordability of single-family homes could limit our ability to retain current or attract new residents and maintain or increase rents, which could adversely affect our profitability and returns to our stockholders.

•                  Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a deferral of asset management fees, and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest in assets, and negatively impact the return on your investment and the value of your investment.

•                  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  To the extent our investments are in multifamily development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

•                  We may not successfully implement our exit strategy to list our shares of common stock or liquidate our assets within four to six years after the termination of this primary offering in which case investors may have to hold their investment for an indefinite period of time.

•                  Our advisor and its affiliates will face various conflicts of interest resulting from their activities, such as conflicts related to (i) allocating the purchase of properties and other assets between us and other Behringer Harvard-sponsored programs, especially Behringer Harvard Opportunity REIT II, which is currently raising capital and may invest in a range of opportunistic properties, including multifamily properties, and Behringer Harvard REIT II, a newly organized program that has filed a registration statement relating to an initial public offering and that may invest in a range of properties, including multifamily properties; (ii) any joint ventures, tenant-in-common investments or other co-ownership arrangements between us and any other Behringer Harvard-sponsored programs; and (iii) allocating time and effort among us and other Behringer Harvard-sponsored programs, including other public programs such as Behringer Harvard REIT I (which is also currently raising capital), Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II (which is also currently raising capital), Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard REIT II and numerous private programs.  These conflicts may not be resolved in our favor.

•                  Our advisor purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000.  Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us.  Generally, our convertible stock will convert into shares of common stock on one of two events.  First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 7% cumulative, non-compounded, annual return at that price.  Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 7% return threshold for our common stockholders.  Our advisor and Mr. Behringer can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interest in our convertible stock could influence their judgment with respect to listing or liquidation.

•                  Our investment strategy may result in a finding by the Internal Revenue Service that we have engaged in one or more “prohibited transactions” under provisions of the Internal Revenue Code related to dispositions of properties deemed to be inventory or otherwise held for sale in the ordinary course of our business.  This could cause all of the gain we realize from any such sale to be payable as a tax to the Internal Revenue Service, with none of such gain available for distribution to our stockholders.  Further, if we hold and sell one or more properties through TRSs, our return to stockholders would likely be diminished because the gain from any such sale would generally be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders.  Moreover, if the ownership and sale of one of more of our properties by a TRS causes the value of our non-mortgage securities in our TRSs to exceed 20% (25% for our 2009 taxable year and beyond) of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

•                  Any foreign investments we may make will be susceptible to risks associated with such investments, including changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

•                  You will not have preemptive rights as a stockholder; thus, any shares we issue in the future may dilute your interest in us.

•                  Each of our executive officers also serve as officers of our advisor, and certain of our executive officers also are officers of our property manager, our dealer manager and other entities affiliated with our advisor, including the advisors to and general partners of other Behringer Harvard-sponsored real estate programs; as a result, they face competing demands for their time.

Investment Objectives

•                  Our overall investment objectives, in their relative order of importance are:

•                  to preserve and protect your capital investment;

•                  to realize growth in the value of our investments within four to six years of the termination of this offering;

•                  to generate distributable cash to our stockholders; and

•                  to enable you to realize a return on your investment by beginning the process of liquidating and distributing cash or listing our shares on a national securities exchange within four to six years of termination of this offering.

We cannot assure you that we will attain these investment objectives.  Pursuant to our advisory management agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.  See “Investment Objectives and Criteria” for a more complete description of our business and objectives.

Description of Investment Policy

We will seek to invest in high quality multifamily communities, though we reserve the right to acquire other types of properties and real estate-related assets.  These properties are expected to include conventional multifamily assets, such as mid-rise, high-rise and garden-style properties, and also to include student housing and age-restricted properties (typically requiring residents to be 55 or older).  Targeted communities include existing “core” properties that are already well positioned and producing rental income, as well as more opportunistic properties in various phases of development, redevelopment or in need of repositioning.  We may also invest in entities that make similar investments.  We also intend to invest in real estate by investing in or originating first, second, third and wraparound mortgages, bridge, mezzanine, construction and other loans in multifamily assets.  As of the date of this prospectus, we have identified real estate-related assets relating to ten specific properties to be funded, in part, with the proceeds of this offering.  Our portfolio additions will depend on which opportunities are deemed the most attractive over the length of the offering, which we cannot accurately predict at this time.  Although we intend to primarily invest in real estate assets located in the United States, in the future, we may make investments in real estate assets located outside the United States.  As of the date of this prospectus, we have not made any international investments.  We will not make international investments until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing such international investments.  In March 2009, our non-independent directors will have such experience.  In addition, as of the date of this prospectus, we are considering candidates with international investment experience to serve as an additional independent director.

We will generally purchase high quality multifamily core properties that are newly constructed or substantially renovated within the past 10 years at the time of acquisition that include approximately 100 to 500 units.  We expect to engage in single-asset transactions valued from $10 million to $200 million, and portfolio transactions of any size.  We may purchase any type of residential property.

In addition we may invest in commercial real estate and real estate-related securities, including securities issued by other real estate companies, either for investment or in change-of-control transactions, completed on a negotiated basis or otherwise.  We also may invest in Section 1031 tenant-in-common interests, certain real estate-related securities or in entities that make investments similar to the foregoing.

All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party.  We are likely to enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor.  We also may serve as lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard-sponsored programs.

As part of our long-term investment strategy, we have made many of our real estate investments by acquiring (through a joint venture with a co-investment partner) mortgage, mezzanine or other loans or equity interests in multifamily development projects.  As of the date of this prospectus, mezzanine loan investments in development projects represent a significant majority of our total assets.  We have structured these loans primarily with the view of becoming an equity owner upon completion of the development.  We believe that this strategy can lead to higher returns and a higher-quality portfolio over the long term.

As part of the long-term investment strategy, we will limit our investments outside of equity or debt interests in real estate for which multifamily use is not the largest portion, or that is not intended to meet such test through development, redevelopment or repositioning that is planned in good faith to commence within two years of the date of the investment, to not more than 25% of the aggregate offering.

Joint Venture with Dutch Foundation

On May 7, 2007, affiliates of our advisor agreed to an investment arrangement (the “Master Co-Investment Arrangement”) with Stichting Pensioenfonds Zorg en Welzijn, a Dutch foundation (“PGGM”).  PGGM is a Dutch pension fund serving approximately 1.9 million families of healthcare and social workers, managing more than $95 billion in pension assets and investing in the Netherlands and abroad in equities, fixed-interest securities, real estate, private equity and commodities.

Under arrangements managed by Behringer Harvard Institutional GP LP, a Texas limited partnership, which is an affiliate of our advisor and is indirectly wholly owned by Behringer Harvard Holdings, we have entered into, and it is intended that we will continue to enter into, a series of co-investment agreements for the purposes of forming and operating entities that will own interests in subsidiaries that elect to qualify as real estate investment trusts and invest in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization.  Behringer Harvard Master Partnership I LP, a Delaware limited partnership (the “Co-Investment Partner”), is our co-investment partner for these co-investment ventures.  Our Co-Investment Partner is owned (i) 99% by PGGM, which serves as the limited partner of the Co-Investment Partner, and (ii) 1% by Behringer Harvard Institutional GP, which serves as the general partner of the Co-Investment Partner.  PGGM has committed to invest up to $200 million in co-investment ventures through the Co-Investment Partner, but may increase its commitment to $300 million at any time prior to November 9, 2011.  Behringer Harvard Institutional GP will provide the remaining 1% of capital for the Co-Investment Partner’s investments in co-investment ventures.  Generally, the Co-Investment Partner will own 45% of each co-investment venture, although the Co-Investment Partner may own less than 45% of a co-investment venture if such venture will own a co-investment project with expected development costs in excess of $75 million or if the parties so agree.  We have committed to invest up to $247 million in co-investment ventures that are approved by our board of directors and to own 55% of each these co-investment ventures.  In addition, we have agreed to increase this commitment to $370 million if PGGM were to increase its capital commitment to the Co-Investment Partner to $300 million.  As manager, we will have control over the affairs of the co-investment ventures, but the operation of co-investment ventures must generally be conducted in accordance with operating plans approved by the Co-Investment Partner. We have received no fees or promoted interest pursuant to this co-investment arrangement.  Should we acquire additional multifamily development project assets through these co-investment ventures, our advisor would receives fees, such as acquisition fees and asset management fees incident to the acquisition of assets and the potential return on these assets may contribute to the convertible stock promoted interest, but our advisor will receive no separate promoted interest from this arrangement.  In addition, an affiliate of Behringer Harvard Holdings receives acquisition, asset management and disposition fees in connection with all investments made by the co-investment partner including those made alongside us.  For more information regarding co-investments with our Co-Investment Partner, please see “Investment Objectives and Criteria—Acquisition and Investment Policies—Joint Venture Investments.”

Description of Properties and Real Estate-Related Assets

We have acquired and intend to continue acquiring purchase options in developments by us directly or through third-party joint ventures in connection with equity investments and the origination of mortgage, bridge, mezzanine or other loans.  As of the date of this prospectus, we own directly or through joint venture arrangements ten mezzanine loans made to the owners of nine development projects.  In connection with these loans, we have acquired interests in equity investments or options to possibly make equity investments in each of the nine projects.  Through a joint venture arrangement, we have also made an equity investment in one completed development project without making a mezzanine loan.

Summary Property Information

Name of Property	No. of Units	Estimated Construction Completion Date (1)	Construction Commencement Date (or Estimated Commencement Date) (1)(2)
The Reserve at Johns Creek	210	Completed, In Operation	Completed, In Operation

The Eclipse	330	4th Quarter 2008	2nd Quarter 2007

Lovers Lane Townhomes	149	1st Quarter 2010	3rd Quarter 2008

Tower 55 Hundred	234	3rd Quarter 2009	3rd Quarter 2007

Satori	279	2nd Quarter 2009	4th Quarter 2007

Fairfield at Baileys Crossing	414	1st Quarter 2010	3rd Quarter 2007

Fairfield at Cameron House	325	1st Quarter 2010	1st Quarter 2008

Alexan St. Rose	430	3rd Quarter 2010	4th Quarter 2008

Alexan Prospect	400	3rd Quarter 2010	2nd Quarter 2008

Alexan Russell Lofts	168	4th Quarter 2009	3rd Quarter 2008

(1)  The above estimated completion and commencement of project construction dates, other than The Reserve at Johns Creek, which is an operating property, are based solely on current market conditions and construction estimates and are accurate only as of the date of this prospectus.  These estimates are subject to change at any time based on these and other factors.

(2)  Commencement dates subsequent to the date of this prospectus are estimated, while those prior to the date of this prospectus are actual.

Wholly Owned Investment

Mezzanine Loan

Underlying Property Information			Investment Information (1)
Name	Type	Location	Maximum Advance	Amount Advanced	Interest Rate	Maturity Date	Equity Option
Lovers Lane	Multifamily
Townhomes	Development	Dallas, TX	$2,184,000	$1,000	10.0%	4/2011	—

(1) As of August 18, 2008.

Joint Venture Investments with Dutch Foundation

Mezzanine Loans

Underlying Property Information			Investment Information (1)
Name	Type	Location	Maximum Advance	Amount Advanced	Interest Rate	Maturity Date	Equity Option
Lovers Lane	Multifamily	Dallas, TX
Townhomes	Development		$7,488,000	$5,343,000	10.0%	4/2011		(2)

The Eclipse	Multifamily	Houston, TX
	Development		$8,147,000	$8,147,000	9.5%	4/2012		(2)

Fairfield at	Multifamily	Fairfax County and
Baileys Crossing	Development	Arlington County, VA	$22,138,000	$22,138,000	9.5%	7/2012		(2)

Alexan St. Rose	Multifamily	Clark County, NV
	Development		$11,356,000	$4,691,000	10.75%	12/2012		(2)

Tower 55	Multifamily	Arlington County, VA
Hundred	Development		$19,955,000	$19,955,000	9.5%	10/2012		(2)

Satori	Multifamily	Broward County, FL
	Development		$14,775,000	$14,775,000	10.0%	10/2012		(2)

Fairfield at	Multifamily	Silver Spring, MD
Cameron House	Development		$19,338,000	$19,338,000	9.5%	12/2012		(2)

Alexan Prospect	Multifamily	Denver, CO
	Development		$14,771,000	$5,085,000	10.0%	4/2013		(2)

Alexan Russell	Multifamily	Clark County, NV
Lofts	Development		$5,812,000	$4,258,000	10.0%	6/2013		(2)

(1) As of August 18, 2008.  Unless stated otherwise, we hold a 55% ownership interest in each joint venture investment with our Co-Investment Partner and our Co-Investment Partner owns the remaining 45%.

(2) In connection with the above mezzanine loans, the joint ventures acquired options to purchase a certain percentage ownership interest in the project owner.

Equity Investments

Property Information			Investment Information (1)
Name	Type	Location	Investment Amount	Ownership		Preferred Return
The Eclipse	Multifamily	Houston, TX
	Development		$4,024,000	50.1%		9.5%

The Reserve at	Multifamily	Fulton County,
Johns Creek (2)		GA	$9,196,000	80.0%		5.0%

Tower 55 Hundred	Multifamily	Arlington
	Development	County, VA	$3,553,000	50.1	%(3)	9.5%

Satori	Multifamily	Broward
	Development	County, FL	$7,350,000	50.0%		9.5%

Alexan Prospect	Multifamily	Denver, CO
	Development		$7,360,000	50.1%		9.5%

Alexan Russell Lofts	Multifamily	Clark County,
	Development	NV	$2,906,000	50.1%		9.5%

(1) As of August 18, 2008.  Unless stated otherwise, we hold a 55% ownership interest in each joint venture investment with our Co-Investment Partner and our Co-Investment Partner owns the remaining 45%.

(2) We hold a 64% ownership interest in this investment and our Co-Investment Partner owns the remaining 36%.  This property is managed by a party that is affiliated with the other equity investors in the property.

(3) We have a right to 50.1% of net proceeds after all other required distributions are made by the project owner; in order to maintain this interest, we must contribute 70% of any additional capital required by the project owner.

For more information regarding our current investments, please see “Description of Properties and Real Estate-Related Assets.”

Estimated Use of Proceeds of this Offering

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) 50% of the primary offering, or 100,000,000 shares, (2) the maximum primary offering, or 200,000,000 shares and (3) the maximum distribution reinvestment plan offering, or 50,000,000 shares.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate because they cannot be precisely calculated at this time.  Assuming no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering amount of $2,475,000,000 is raised, we expect to use approximately 91.1% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  We expect to use approximately 89.0% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (87.0% with respect to gross proceeds from our primary offering and 97.7% with respect to gross proceeds from our distribution reinvestment plan) to make investments in multifamily properties, mortgage, bridge or mezzanine loans and other investments and to use approximately 2.1% of the gross for establishment of capital reserves and payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee (2.0% with respect to gross proceeds from our primary offering and 2.3% with respect to gross proceeds from our distribution reinvestment plan).  The remaining gross proceeds from the offering, up to 8.9% if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (up to 11.0% with respect to gross proceeds from our primary offering and 0.0% with respect to gross proceeds from our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments.  Our total organization and offering expenses may not exceed 15% of gross proceeds from the offering.  The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.  The proceeds of this offering will be received and held in trust for the benefit of investors to be used only for the purposes set forth herein and in the “Estimated Use of Proceeds” section of this prospectus.

	50% PRIMARY OFFERING OF 100,000,000 SHARES		MAXIMUM PRIMARY OFFERING OF 200,000,000 SHARES		MAXIMUM DISTRIBUTION REINVESTMENT PLAN OFFERING OF 50,000,000 SHARES
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$1,000,000,000	100.0%	$2,000,000,000	100.0%	$475,000,000	100.0%
Less Offering Expenses:
Selling Commissions and Dealer Manager Fee	95,000,000	9.5	190,000,000	9.5	—	—
Organization and Offering Expenses	15,000,000	1.5	30,000,000	1.5	—	—
Amount Available for Investment	890,000,000	89.0	1,780,000,000	89.0	475,000,000	100.0
Acquisition and Development Expenses:
Acquisition and Advisory Fees	15,217,000	1.5	30,435,000	1.5	8,122,000	1.7
Acquisition Expenses	4,348,000	0.4	8,696,000	0.4	2,320,000	0.5
Initial Capital Reserve	870,000	0.1	1,739,000	0.1	464,000	0.1
Amount Estimated to Be Invested	$869,565,000	87.0%	$1,739,130,000	87.0%	$464,094,000	97.7%

Borrowing Policy

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by the Statement of Policy

Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (the “NASAA REIT Guidelines”)) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.  In addition to our charter limitation and indebtedness target, our board has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, unless substantial justification exists that borrowing a greater amount is in our best interests.  Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital.  As a result, we expect to borrow more than 75% of the contract purchase price of a particular real estate asset we acquire, to the extent our board of directors determines that borrowing these amounts is prudent.  Following the investment of the proceeds to be raised in this primary offering, we will seek a long-term leverage ratio of approximately 60% upon stabilization of the aggregate value of our assets.  Our board of directors must review our aggregate borrowings at least quarterly.  We have not established any financing sources at this time.  See “Investment Objectives and Criteria—Borrowing Policies” for a more detailed discussion of our borrowing policies.

Distribution Policy

In order to qualify as a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders.  We cannot assure you as to when we will begin to generate sufficient cash flow to make distributions.  Until such time as we have sufficient cash flow from operations or FFO to fully fund the payment of distributions some or all of our distributions will be paid from other sources.  We expect to have little cash flow from operations or FFO available for distribution until we make substantial investments.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.  As development projects are completed and begin to generate income, we expect to have additional funds available to distribute to you.  Below is a summary chart of our distributions declared as of the date of this prospectus.  The distributions paid during the six months ended June 30, 2008 and the year ended December 31, 2007 were approximately $2.6 million and $515,000, respectively, and exceeded FFO for the six months ended June 30, 2008 and the year ended December 31, 2007 by approximately $519,000 and $214,000, respectively. Accordingly, for the six months ended June 30, 2008 and the year ended December 31, 2007, approximately 80% and 58%, of paid distributions were funded from FFO.

Distributions as of June 30, 2008 and December 31, 2007 were as follows:

	Distributions
2008	Declared	Paid
Second Quarter	$1,330,847	$1,330,802
First Quarter	1,301,225	1,279,428
	$2,632,072	$2,610,230

2007
Fourth Quarter	$730,682	$396,450
Third Quarter	196,590	118,764
Second Quarter	—	—
First Quarter	—	—
	$927,272	$515,214

Distributions will be authorized at the discretion of our board of directors, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure requirements and general financial condition.  The board’s discretion will be influenced, in substantial part, by its obligation to cause us to comply with the REIT requirements.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be paid in anticipation of cash flow that we expect to receive during a later period or of receiving funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.

There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Conflicts of Interest

Our advisor and its executive officers will experience conflicts of interest in connection with the management of our business affairs, including the following:

•                  Our advisor and its affiliates will have to allocate their time between us and the other Behringer Harvard-sponsored programs in which they are involved, including (x) other public programs such as Behringer Harvard REIT I (which is also currently raising capital), Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II (which is also currently raising capital), Behringer Harvard Short-Term Opportunity Fund I, and Behringer Harvard Mid-Term Value Enhancement Fund I, (y) Behringer Harvard REIT II, a newly organized program that has filed a registration statement relating to an initial public offering, and (z) numerous private programs.

•                  The executive officers of Behringer Harvard Multifamily Advisors I and its affiliates are advisors or general partners of other Behringer Harvard-sponsored programs and they must determine which Behringer Harvard-sponsored program or other entity should purchase any particular property, make or purchase any particular loan or mortgage or make any other investment, or enter into a joint venture, tenant-in-common investment or other co-ownership arrangement for the acquisition or development of specific properties or other real estate-related assets.  In particular, Behringer Harvard Opportunity REIT II is currently raising capital and may invest in a range of opportunistic properties, including multifamily properties.

•                  We may compete with other Behringer Harvard-sponsored programs and properties owned by officers and other personnel of our advisor, including programs for which our advisor’s affiliates serve as advisor or general partner, for the same residents in negotiating leases, for the same buyers when selling similar properties or real estate-related assets at the same time and for the same investors when raising capital.  As of the date of this prospectus, we expect to compete with Behringer Harvard REIT I, Behringer Harvard Opportunity REIT II, and Behringer Harvard REIT II, for publicly raised equity through the same dealer manager and many of the same participating broker-dealers.

•                  Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

•                  We have issued 1,000 shares of our convertible stock to our advisor for an aggregate purchase price of $1,000.  Under limited circumstances, these shares of convertible stock may be converted into shares of our common stock, thereby resulting in dilution of our stockholders’ interest in us.  The possibility of this conversion may influence our advisor’s judgment when recommending the timing of listing or liquidating.

•                  We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time.  The payment of such consideration could result in dilution of your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment.  Additionally, in an internalization transaction, members of our advisor’s management that become our employees might receive more compensation than they receive from our advisor.  These possibilities might provide incentives to our advisor to pursue an internalization transaction.  Although pursuing an internalization would be a breach of our advisor’s fiduciary obligations set forth by our charter if another strategy would be in our best interest, you should be aware that our structure may create incentives to pursue such a transaction.

•                  Our sponsor has entered into a master co-investment agreement for multifamily-development projects.  In connection with the agreement, our sponsor made certain undertakings to make and share, through it or its affiliates, multifamily-development investments of the type targeted by the master co-investment arrangement until PGGM’s $200 million capital commitment has been substantially invested.  These undertakings make it unlikely that we will pursue on our own multifamily-development investment opportunities of the type targeted by the master co-investment arrangement until the capital commitment of PGGM has been substantially invested.  PGGM has committed to invest up to $200 million under this arrangement and may increase its commitment to $300 million at any time prior to November 9, 2011.  As of June 30, 2008, PGGM had committed approximately $84 million under this arrangement to existing projects.

For a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts, see “Conflicts of Interest.”

Organizational Structure

The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with us or our advisor.  The address of the executive offices of each of the listed Behringer Harvard entities is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  We do not maintain our own web site, but information regarding Behringer Harvard entities is available at www.behringerharvard.com.

(1)                                 Robert M. Behringer, our Chairman of the Board, controls the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests in Behringer Harvard Holdings.

(2)                                 Behringer Harvard Holdings owns 100% of the outstanding limited liability company interests each in Behringer Harvard Partners, LLC (“Behringer Harvard Partners”) and IMS, LLC.

(3)                                 Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), our advisor and Behringer Securities LP (“Behringer Securities”), our dealer manager. Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest in and the sole general partner of each of Behringer Harvard Multifamily Advisors I and Behringer Securities.  IMS, LLC is the sole manager and member of Behringer Harvard Multifamily Management Services, LLC (“BHM Management”), our property manager.

(4)                                 As of the date of this prospectus, Behringer Harvard Holdings owns 24,969 shares of our issued and outstanding shares of our common stock.  Behringer Harvard Multifamily Advisors I owns all of the 1,000 issued and outstanding shares of our convertible stock.

(5)                                 We own 100% of the issued and outstanding shares of common stock of BHMF, Inc. and 100% of the beneficial interests in BHMF Business Trust.

(6)                                 BHMF, Inc. currently is the sole general partner and owns a less than 0.1% interest in Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”), our operating partnership.  BHMF Business Trust is the sole limited partner and owner of the more than 99.9% remaining interest in Behringer Harvard Multifamily OP I.

Behringer Harvard Multifamily OP I

Behringer Harvard Multifamily OP I LP was formed in October 2006 to acquire, own and operate properties on our behalf.  Because we plan to conduct substantially all of our operations through Behringer Harvard Multifamily OP I, we are considered an “UPREIT.”  UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.”  The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner.  In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may be able to transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his or her UPREIT units.  Using an UPREIT structure may provide us with an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.  At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard Multifamily OP I.  The holders of units in Behringer Harvard Multifamily OP I may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Prior Offering Summary

Our REIT commenced a private offering to accredited investors on November 22, 2006 and terminated that offering on December 28, 2007.  We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the private offering.  In addition to sponsoring us, Robert M. Behringer, our founder and Chairman of the Board, has recently sponsored the following programs through Behringer Harvard Holdings:  four publicly offered REITs, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard REIT II (the latter of which is in registration and has not yet commenced its initial public offering); two publicly offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I; nine private offerings of tenant-in-common interests; and two privately offered real estate limited partnerships, Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II.  During the 15 years prior to founding Behringer Harvard, Mr. Behringer sponsored an additional 29 privately offered real estate programs, consisting of 28 single-asset, real estate limited partnerships and a REIT, Harvard Property Trust, Inc.  As of December 31, 2007, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $3.2 billion from approximately 78,000 investors in the foregoing real estate programs.  The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Behringer.  Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus.  The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve.  Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to Our Advisor and Its Affiliates

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Harvard Multifamily Advisors I, Behringer Securities and their affiliates, during the various phases of our organization and operation.  The estimated maximum dollar amounts are based on the sale of a maximum of 200,000,000 shares to the public at $10.00 per share in our primary offering.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings.  All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount
	Offering Stage

Selling Commissions – Behringer Securities	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Behringer Securities will reallow 100% of selling commissions earned to participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan.	$140,000,000

Dealer Manager Fee – Behringer Securities

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers.  Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  No dealer manager fee will be paid for sales under the distribution reinvestment plan.

		$50,000,000

Reimbursement of Other Organization and Offering Expenses – Behringer Harvard Multifamily Advisors I or its affiliates

With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering.  We may reimburse our advisor for certain expenses, costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services relating to our offering.  Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 15% of the gross proceeds from

		$30,000,000

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount
the offering.

Acquisition and Development Stage

Acquisition and Advisory Fees – Behringer Harvard Multifamily Advisors I or its affiliates

1.75% of the funds paid or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets, and 1.75% of the funds advanced in respect of a loan or other investment.

$30,435,000 (assuming no debt financing to purchase assets). $120,826,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Acquisition Expenses – Behringer Harvard Multifamily Advisors I or its affiliates

Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve.  Our advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment.  We will also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel.  Our advisor will also be responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties with respect to investments we do not make.

Actual amounts cannot be determined at the present time.

Debt Financing Fee – Behringer Harvard Multifamily Advisors I or its affiliates

1% of the amount available under any loan or line of credit made available to us.  The advisor will use some or this entire amount to reimburse third parties with whom it subcontracts to coordinate financing for us.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time.  If we utilize leverage equal to 75% of the aggregate value of our assets, the fees would be $53,400,000.

Development Fee – Behringer Development

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount

acquisition and advisory fee based on the cost of such development.  Development fees may be paid for the packaging of a development project, including services such as the negotiation and approval of plans, assistance in obtaining zoning and necessary variances and financing for a specific property.

cannot be determined at the present time.

Operational Stage

Property Management Fees – BHM Management

Property management fees equal to 3.75% of gross revenues of the properties managed by our property manager.  Our property manager’s engagement will not commence with respect to any particular project until we, in our sole discretion, have the ability to appoint or hire our property manager.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay our property manager an oversight fee equal to 0.5% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.  Our property manager may subcontract some or all of the performance of its property management duties to third parties, in which case our property manager will use the property management fees as reimbursement for the cost of subcontracting its property management responsibilities.  Other third-party charges, including fees and expenses of apartment locators and of third-party accountants, will be reimbursed by us to our property manager or its subcontractors.  We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and therefore cannot be determined at the present time.

Asset Management Fee – Behringer Harvard Multifamily Advisors I or its affiliates

Monthly fee equal to one-twelfth of 0.75% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount
manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

Subordinated Disposition Fee – Behringer Harvard Multifamily Advisors I or its affiliates

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive (subject to satisfaction of the condition set forth below) a subordinated disposition fee equal to the lesser of:  (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property or asset sold, upon satisfaction of the condition that our stockholders have first received distributions equal to or greater than the aggregate capital contributions made by stockholders plus a 7% cumulative, non-compounded, annual return on such capital contributions.  Subordinated disposition fees relative to asset sales made prior to the satisfaction of the above condition will be reflected as a contingent liability of our company, which will be earned and paid when the above condition has been satisfied, if ever.  The stated annual return is a benchmark for determining incentive arrangements and there is no assurance that the annual return will be as stated.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock – Behringer Harvard Multifamily Advisors I

Our convertible stock will convert into shares of common stock on one of two events.  First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 7% cumulative, non-compounded, annual return at that price.  Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 7% return threshold for our common stockholders.  Each of these two events is a “Triggering Event.”  Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to 15% of the excess of the value of the company plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount

because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time that we were advised by our advisor.

Operating Expenses – Behringer Harvard Multifamily Advisors I

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  We will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory management agreement to the extent that such employees perform services for which the advisor receives a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.  There are also some smaller items of compensation and expense reimbursements that our advisor may receive.  For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management—Management Compensation.”

Our charter and the NASAA REIT Guidelines limit the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage, bridge or mezzanine loan or other investment, to 6% of the funds advanced.  This limit may only be exceeded if a majority of the board of directors, including a majority of our independent directors, approves the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.

Listing or Liquidation

Depending upon then-prevailing market conditions, we intend to begin to consider the process of listing or liquidation within four to six years after the termination of this primary offering.  If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the sixth anniversary of the termination of this primary offering, unless such date is extended by our board of directors including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock.  The liquidation proposal would include information regarding appraisals of our portfolio.  By proxy, stockholders holding a majority of our shares could vote to approve our liquidation.  If our stockholders did not approve the liquidation proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

In making the decision to apply for listing of our shares for trading on a national securities exchange, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders.  The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time; however, liquidity would likely be one factor that the board will consider when deciding between listing or liquidating.  Even if our shares are not listed, we are under no obligation to actually sell our portfolio within this period because the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets.  We will continue in existence until all properties are sold and our other assets are liquidated.

Each of the six other Behringer Harvard-sponsored public real estate programs has disclosed in its prospectus the targeted time at which it anticipates providing stockholders with a liquidity event.  To date, none of these programs has reached the outside targeted date for a liquidity event, and none has experienced such an event.  The following summary sets forth the dates on which these programs anticipate engaging in a liquidity event.

•                  Behringer Harvard REIT I, Inc. has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering.

•                  Behringer Harvard Opportunity REIT I, Inc. has stated that it targets a liquidity event by the sixth anniversary of the termination of the primary offering.

•                  Behringer Harvard Opportunity REIT II, Inc. has stated that it targets a liquidity event by the sixth anniversary of the termination of its current primary offering.

•                  Behringer Harvard REIT II, Inc. has stated that it targets a liquidity event by the eighth anniversary of the termination of its proposed primary offering.

•                  Behringer Harvard Short-Term Opportunity Fund I LP has stated that it targets a liquidity event by the fifth anniversary of the termination of its initial public offering.

•                  Behringer Harvard Mid-Term Value Enhancement Fund I LP has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering.

See “Prior Performance Summary – Public Programs” for additional discussion regarding these programs.  As discussed elsewhere in this prospectus, we target a liquidity event by the sixth anniversary of the termination of this primary offering.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock at $9.50 per share.  Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income.  If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

We may terminate the distribution reinvestment plan in our discretion at any time upon ten days’ notice to plan participants.  See the “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan” for further explanation of our distribution reinvestment plan.  A complete copy of our distribution reinvestment plan is attached as Exhibit C to this prospectus.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders.  The purchase price for shares redeemed under the redemption program will be as set forth below until we begin obtaining appraisals.  We expect to obtain appraisals of the value of our properties and our other assets three full fiscal years after the later of the termination of this or any subsequent offering of our shares.  We will retain persons independent of us and of our advisor to prepare these appraisals.  Except for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•                  prior to the time we begin obtaining appraisals, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments; or

•                  after we begin obtaining such appraisals, the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the net asset value per share, as determined by the most recent appraisal.

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.  Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our redemption share program.

The purchase price per share for shares redeemed upon the death or qualifying disability of the stockholder or upon such stockholder’s confinement to a long-term care facility, until we begin having appraisals performed by an independent third party, will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.  Thereafter, the purchase price will be the net asset value per share, as determined by the most recent appraisal.

We intend to redeem shares quarterly under the program.  We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.  These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility.  You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares.  However, as little as 10% of a stockholder’s shares may be presented for redemption if the holder’s redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares.  In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

In connection with a request for redemption, the stockholder or his estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.  See “Description of Shares—Share Redemption Program.”

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (“IRAs”) and retirement plans subject to ERISA and/or the Internal Revenue Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

Description of Common Stock

General

Our board of directors has authorized the issuance of shares of our common stock without certificates.  Instead, your investment will be recorded on our books only.  We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares in certificated form.  We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds.  If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors.  We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings.  On April 25, 2008, we held our first meeting of stockholders.  We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters.  You are entitled to one vote for each share of common stock you own as of the record date for these meetings.  The holder of the convertible stock is generally not entitled to vote such shares on matters presented to stockholders.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding shares of common or preferred stock, unless otherwise excepted by our board of directors or charter.  In addition, until our shares are listed, if ever, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus.  For a more complete description of the shares, including restrictions on the ownership of shares, see “Description of Shares.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type.  Please see the remainder of this prospectus for more detailed information about this offering.

Q:                                  What is a REIT?

A:                                   In general, a REIT is a company that:

•                  pays distributions to stockholders of at least 90% of its taxable income;

•                  avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

•                  combines the capital of many investors to acquire or provide financing for real estate-based investment; and

•                  offers the benefit of a diversified real estate portfolio under professional management.

Q:                                  Why are you structured as a REIT?

A:                                   Each Behringer Harvard-sponsored program is structured using the business form (either a “C corporation,” REIT or limited partnership) that the sponsor believes to be most advantageous to investors under the circumstances.  For example, if a Behringer Harvard-sponsored program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive.  In contrast, REITs generally are not taxed on income distributed to investors.  Thus, in order to avoid the so-called “double taxation,” inherent in the C corporation structure, we and the other private and publicly offered real estate programs sponsored by affiliates of our advisor, namely Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard REIT I, Behringer Harvard REIT II, Behringer Harvard Strategic Opportunity Fund I, Behringer Harvard Strategic Opportunity Fund II, Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and to our stockholders and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our stockholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex.  Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level.  Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors.  If we were structured as a partnership, then we could potentially be characterized as a “publicly traded partnership,” which could require us to be taxed as a C corporation and subject to double taxation.  Moreover, if we were structured as a partnership and were not characterized as a “publicly traded partnership,” then the tax reporting required to be delivered to partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may be required to pay state and local taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt stockholders.  In light of these and other factors, we have been structured as a REIT.  Regardless of the choice of entity used, Behringer Harvard-sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing returns to investors.

Q:                                  What is the experience of your executive officers, directors and key personnel?

A:                                   Our senior management team and Chairman of the Board have significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate.  For example, Robert M. Behringer, our Chairman of the Board, has over 25 years of experience in the real estate industry.  Prior to founding the Behringer Harvard organization, Mr. Behringer had experience in investing in, managing and financing approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Robert S. Aisner, our Chief Executive Officer and a director, has over 30 years of experience and, prior to joining the Behringer Harvard organization in 2003, Mr. Aisner served as an executive officer of a publicly traded apartment REIT.  Robert J. Chapman, our President, has over 30 years of experience and, prior to joining the Behringer Harvard organization in 2007, Mr. Chapman served as an executive officer of a publicly traded apartment REIT.  Mark T. Alfieri, our Chief Operating Officer, has over 20 years of experience, and prior to joining the Behringer Harvard organization in 2006, Mr. Alfieri served as a senior vice president of a publicly traded apartment REIT.  As of December 31, 2007, Messrs. Behringer, Aisner, Chapman and Alfieri, together with key employees Andrew J. Bruce, Robert T. Poynter and Ross P. Odland, had experience acquiring, financing, managing and disposing of 181,200 multifamily units with a total value in excess of $15.8 billion.  See “Management— Executive Officers and Directors.”

Q:                                  In what types of real property do you invest?

A:                                   We will seek to invest in high quality multifamily communities, though we reserve the right to acquire other types of properties and real estate-related assets.  These properties are expected to include conventional multifamily assets, such as mid-rise, high-rise and garden-style properties, and also to include student housing and age-restricted properties (typically requiring residents to be 55 or older).  Targeted communities include existing “core” properties that are already well-positioned and producing rental income, as well as more opportunistic properties in various phases of development, redevelopment or in need of repositioning.   We may also invest in entities that make similar investments.  We also intend to invest in real estate by investing in or originating first, second, third and wraparound mortgages, bridge, mezzanine, construction and other loans in multifamily assets.  However, as we have identified real estate-related assets relating to only ten specific properties to be funded, in part, with the proceeds from our prior private offering and this offering, our portfolio additions will depend on which opportunities are deemed the most attractive over the length of the offering, which we cannot accurately predict at this time.  Although we are not limited as to any specific geographic area where we must invest or conduct our operations, we intend to primarily invest in real estate assets located in the United States.    See “Investment Objectives and Criteria—General.”

Q:                                  What is one of your key strategies for acquiring high quality apartment communities?

A:                                   We have implemented a developer-focused strategy for acquiring high quality apartment communities.  Generally, developers can secure only 65% to 80% of their total construction costs in the form of a construction loan.  Our strategy includes providing the additional capital needed by a diversified group of developers either in the form of an equity investment in a project owner or additional debt financing such as a mortgage, bridge, mezzanine or other loan.   In connection with providing this additional capital, we may secure an option that depending on the then-existing market conditions may lead us to acquiring the underlying property upon completion of construction.  By utilizing this strategy, we believe that it is possible to acquire interests in newly constructed properties on attractive terms while generating current income during the construction period.  As we raise additional capital, we expect to further enhance our diversification among developer partners.

Q:                                  Do you invest in anything other than real property?

A:                                   Yes.  Beyond investing in real property and pursuing our developer-focused strategy of investing in loans on development projects in which we may have an opportunity to acquire the project in the future, we also intend to originate or invest in loans related to existing multifamily properties that have reached stabilization or are not yet fully stabilized, or that are under development or redevelopment or are scheduled to commence ground-up construction or any portfolios of such properties, but where we do not generally seek the opportunity to acquire the underlying property.  We believe these loans may improve our overall returns as well as provide fixed income.  Although we do not have any policies limiting the portion of our assets that may be invested in loans relating to multifamily assets in which we do not have an interest in possibly acquiring the underlying property, we do not expect such loans to constitute more than 30% of our portfolio by asset value.

We are also permitted to invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change-of-control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates) and other securities.  We also may invest in entities that make investments similar to the foregoing.  Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we are significantly limited as to ownership of non-real estate assets.

Q:                                  How does an investment in us complement an investment in other Behringer Harvard funds?

A:                                   Currently other Behringer Harvard-sponsored programs focus on either “core” multi-tenant office (as in the cases of Behringer Harvard REIT I and Behringer Harvard REIT II) or on opportunity-oriented real estate transactions (as in the cases of Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II).  By investing in us, you will have the opportunity to add targeted diversity in multifamily assets to your investment portfolio.  Diversification of the types of real estate assets you invest in can provide protection against the cyclical nature of real estate.  The cycles of the various real estate classes are not necessarily concurrent - when one asset class experiences a down turn, other classes may be appreciating.

We expect to focus our multifamily asset acquisition strategy on the 50 largest metropolitan statistical areas (“MSAs”) across the United States.  The U.S. Census population estimates are used to determine the largest MSAs.  Our top 50 MSA strategy will focus on acquiring properties and other real estate assets that provide us with broad geographic diversity.    This strategy is based principally on two concepts: (1) transit-oriented locations and (2) live-work communities. We believe that due to the increase in gasoline prices, desire to avoid long commutes and changes in demographics, many of our potential residents may seek to live in or relocate from outer suburbs to transit-oriented locations.   We have targeted transit-oriented locations for our multifamily communities because we believe that these urban locations have continuing economic and job growth potential and are in relatively close proximity to public transit, such as bus or rail.  We also intend to focus on making investments in multifamily communities that serve as “live-work” communities.   We believe that live-work communities, which are composed generally of mixed-use properties or areas where property zoning permits commercial, residential and retail properties to co-exist, may similarly draw new residents from differing demographic groups toward such walkable urban areas.

Beyond our focus on the top 50 MSAs, we may also seek to make investments in other markets that we deem likely to benefit from ongoing population shifts and changes in demographics in the United States, such as the current migration to the sunbelt and southwestern states.  We may be able to capitalize on the currently ongoing changes in demographics to these markets because these communities are poised for strong local economic growth or are located in higher barrier-to-entry markets.

We believe that attracting and retaining quality residents can provide stable cash flow to our stockholders as well as increase the value of our properties.  The above mentioned trends include continued growth in non-traditional households, the echo-boomer generation coming of age and entering the housing market, increased immigration and an increase in the price of single-family homes.  Generally, there is a larger inventory of multifamily properties available for purchase compared to other types of commercial properties.  Multifamily properties tend to be available on an advantaged basis through development programs partnered with seasoned multifamily developers.  Multifamily properties can provide a greater inflation hedge than other commercial properties, because of the short terms that are typical of apartment leases and they tend to have less capital and credit exposure than other classes of property because no single tenant occupies significant space at the property and tenant turnover can be more predictable.  Underwriting acquisitions of multifamily assets is often more predictable than other classes of commercial property because of such tenant profile.

Q:                                  Who will choose the investments you make?

A:                                   Behringer Harvard Multifamily Advisors I is our advisor and makes recommendations on all investments to our board of directors.  Our advisor is controlled indirectly by Robert M. Behringer, our Chairman of the Board.  As of December 31, 2007, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $3.2 billion from approximately 78,000 investors.  Mr. Aisner, together with Mr. Alfieri, will assist Mr. Behringer in making asset acquisition recommendations on behalf of our advisor to our board of directors.  Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:                                  How are you different from your competitors who offer unlisted public REIT shares or real estate limited partnership units?

A:                                   We intend to hold our multifamily properties and other real estate-related investments with a view toward realizing the growth in the value of our investments to enhance the value received upon the ultimate sale of such properties or other investments or the listing of our shares for trading on a national securities exchange.  We also intend to increase net cash flow from operations that will be available to be distributed to our stockholders.  Our intended approach to acquiring and operating income-producing multifamily properties and real estate-related assets involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.  We believe this strategy may enhance our return.  Also, it is our management’s belief that our investment strategy will enhance our ability to continue entering into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors) having similar real estate investment objectives.  This can allow greater diversity of our investment portfolio by increasing the number of assets in which we may invest.

If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the sixth anniversary of the termination of this offering, unless such date is extended by our board of directors including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock.  The liquidation proposal will include information regarding appraisals of our portfolio.  By proxy, stockholders holding a majority of our shares may vote to approve our liquidation.  If our stockholders do not approve the liquidation proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

Q:                                  Does your advisor use any specific criteria when selecting potential investments?

A:                                   Our advisor considers relevant real property and financial factors in selecting properties, including condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation.  Acquisitions or originations of loans are evaluated for the quality of income, and the quality of the borrower and the security for the loan or, in the case of mezzanine loans for the development of a multifamily asset, we may also consider the nature and possibility of the acquisition of the underlying real estate asset.  Investments in other real estate-related securities will adhere to similar principles.  In addition, we consider the impact of each investment as it relates to our portfolio as a whole.

Q:                                  Why do you intend to acquire some of your assets in joint ventures?

A:                                   We intend to acquire properties and other investments through joint ventures, which have and may continue to incorporate subsidiary REIT structures, tenant-in-common investments or other co-ownership arrangements when a third party has special knowledge of an asset or in order to diversify our portfolio in terms of geographic region or property type, access capital of third parties or enable us to make investments sooner than would be possible otherwise.  The sooner we are able to invest in properties and other investments, the greater our ability will be to make distributions from our operating cash flow and for capital appreciation of the investments.  Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements can help reduce the risk to investors as compared to a program with a smaller number of investments.  Such joint ventures may be with third parties or affiliates of our advisor.  We may also make or invest in mortgage, bridge, mezzanine or other loans secured by properties owned by such joint ventures.

Q:                                  What are tenant-in-common investments?

A:                                   A tenant-in-common investment is an acquisition of real estate owned in co-tenancy arrangements usually with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code.  Generally, we (in the event that we purchase a tenant-in-common interest) and a special purpose entity (i.e., an entity formed solely for use in the applicable transaction) purchase a property directly from a seller.  Persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

Typically, all purchasers of tenant-in-common interests in a property, including us if we purchase a tenant-in-common interest in such property, would execute an agreement with the other tenant-in-common owners and a property management agreement providing for the property management and leasing of the property by our property manager or its subsidiary or another property management company.  The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and provide to us a right to purchase the tenant-in-common interests of the tenants-in-common who fail to agree with the majority.

Q:                                  What steps do you take to make sure you invest in environmentally compliant property?

A:                                   For acquisitions in the United States, we will always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan.  We will not purchase the property or mortgage loan unless we are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired

Q:                                  What are your typical lease provisions?

A:                                   We will use the standardized residential lease for each state in which we own an apartment community.  Residential leases typically have terms of one year or less.

Q:                                  Will the distributions I receive be taxable as ordinary income?

A:                                   Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is generally considered a return of capital for tax purposes and will reduce the tax basis of your investment.  Amounts in excess of such basis will generally constitute capital gain.  Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax adviser.

Q:                                  How does a “best efforts” offering work?

A:                                   We are offering up to 200,000,000 shares of common stock in our primary offering on a “best efforts” basis.  When shares are offered to the public on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering up to 50,000,000 shares of common stock for sale pursuant to our distribution investment plan.  We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.

Q:                                  Will you make other offerings of your common stock?

A:                                   We may engage in additional offerings, whether private or public, of our common stock.  Nothing in our governing documents restricts our ability to conduct additional offerings.

Q:                                  Who can buy shares?

A:                                   An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment.  We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:  (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000.  For more information, see “Suitability Standards.”

Q:                                  For whom may an investment in our shares be appropriate?

A:                                   An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment focused on multifamily assets, seek to preserve capital, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to receive current income and are able to hold your investment for a time period consistent with our liquidity plans.  On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.  We have generally conformed our investment approach, the compensation of our advisor and its affiliates and other operational terms to those of other publicly offered Behringer Harvard-sponsored programs.

Q:                                  May I make an investment through my IRA, SEP or other tax-deferred account?

A:                                   Yes.  You may make an investment through your IRA, a simplified employee pension (“SEP”) plan or other tax-deferred account.  In making these investment decisions, you should, at a minimum, consider:  (1) whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account;

(3) whether the investment will generate unrelated business taxable income (“UBTI”) to such IRA, SEP or other account; (4) whether there is sufficient liquidity for such investment under such IRA, SEP or other tax-deferred account; (5) the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:                                  Have you arranged for the services of a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:                                   Yes.  Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.  In the future we may make similar arrangements for our investors with other custodians.

Q:                                  Is there any minimum investment required?

A:                                   Yes.  The minimum purchase is 200 shares, except in New York, where the minimum purchase is 250 shares.  After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard REIT II, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other Behringer Harvard-sponsored public real estate program, any additional purchase must be in increments of at least $200, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.  For more information, see “Suitability Standards.”

Q:                                  How do I subscribe for shares?

A:                                   If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

We commenced a private offering to accredited investors on November 22, 2006 and terminated that offering on December 28, 2007.  We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the private offering.  Due to the proceeds raised in our private offering and our existing operations, there is no minimum number of shares that we must sell before accepting subscriptions in this offering.  We expect to admit stockholders on at least a monthly basis.

Q:                                  If I buy shares in this offering, how may I later sell them?

A:                                   At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership by one person of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors.  Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you would likely have to sell them at a substantial discount.

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders. The terms of our redemption plan are more generous for redemptions sought upon a stockholder’s death or qualifying disability

(as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility.

Q:                                  What are your exit strategies?

A:                                   Depending upon then prevailing market conditions, we intend to begin to consider the process of listing or liquidation within four to six years after the termination of this primary offering.  If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the sixth anniversary of the termination of this primary offering, unless such date is extended by our board of directors including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock.  The liquidation proposal would include information regarding appraisals of our portfolio.  By proxy, stockholders holding a majority of our shares could vote to approve our liquidation.  If our stockholders did not approve the liquidation proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

In making the decision to apply for listing of our shares for trading on a national securities exchange, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders.  The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time.  Even if our shares are not listed, we are under no obligation to actually sell our portfolio within this period because the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future.  Furthermore, we cannot assure you that we will be able to liquidate our assets.  We will continue in existence until all properties are sold and our other assets are liquidated.

Q:                                  Will I be notified of how my investment is doing?

A:                                   You will receive periodic updates on the performance of your investment in us, including:

•                  a monthly distribution report;

•                  three quarterly financial reports;

•                  an annual report; and

•                  an annual Form 1099.

In addition, to assist fiduciaries in discharging their obligations under ERISA, we intend to provide our stockholders a per share estimated value of our common stock annually.  Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the per share estimated value (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the estimated value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  In addition, this initial per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated estimates or appraisals of the value of our assets.  Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the value we provide for our common stock will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of our advisor and will be disseminated by way of a monthly distribution report, quarterly financial report or annual report.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•                  U.S. mail or other courier;

•                  facsimile; and

•                  posting on our affiliated web site at www.behringerharvard.com.

Certain information concerning our business and our advisor and its affiliates will be available on the web site maintained for us and our advisor and its affiliates at www.behringerharvard.com.  The contents of this web site are not incorporated by reference in or otherwise a part of this prospectus.

Q:                                 When will I receive my detailed tax information?

A:                                   Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:                                 Who is the transfer agent?

A:                                   DST Systems, Inc. is our transfer agent.

To ensure that any account changes are made promptly and accurately, for all changes, including your address, ownership type and distribution mailing address, please contact:

Behringer Harvard Investment Services

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

Q:                                 Where do I send my subscription materials?

A:                                   For custodial accounts (such as are commonly used for IRAs), send the completed subscription agreement to your custodian who will forward the agreement as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

Q:                                 Who can help answer my questions?

A:                                   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Behringer Securities LP

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

RISK FACTORS

Your purchase of shares of common stock involves a number of risks.  You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock.  The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition.  This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.  The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us.  Additional risks and uncertainties not presently known to us or that as of the date of this prospectus, we deem immaterial may also harm our business.

Risks Related to an Investment in Behringer Harvard Multifamily REIT I

There is no public trading market for shares of our common stock; therefore, it will be difficult for you to sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial discount from the offering price.

There is no public market for the shares.  In addition, the price you receive for the sale of any shares of our common stock is likely to be less than the proportionate value of our investments.  Therefore, you should purchase the shares only as a long-term investment.  The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares.  If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets certain applicable blue sky (state-mandated) suitability standards, which may inhibit your ability to sell your shares.  Moreover, our board of directors has approved the share redemption program.  Our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time.  Therefore, it will be difficult for you to sell your shares promptly or at all.  You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the offering price.  It is also likely that your shares would not be accepted as the primary collateral for a loan.  See “Suitability Standards,” “Description of Shares—Restriction on Ownership of Shares,” “—Share Redemption Program” and “Plan of Distribution” for a more complete discussion on the restrictions on your ability to transfer your shares.

Both we and our advisor have limited operating histories.

We and our advisor are recently organized companies and have limited operating histories.  We were incorporated in August 2006, and, as of the date of this prospectus, we have acquired real estate-related assets relating to only ten specific properties, and no assurances can be given that we will acquire any additional properties or real estate-related assets.  Neither our officers and directors, nor the officers and employees of our advisor, have extensive experience investing in or originating different forms of debt financing such as mortgages, bridge, mezzanine or other loans beyond this real estate program.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development.  To be successful in this market, we must, among other things:

•                  identify and acquire properties and other real estate-related assets that further our investment strategies;

•                  maintain our dealer manager’s network of licensed securities brokers and other agents;

•                  attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•                  respond to competition for our targeted properties and other real estate-related assets as well as for potential investors in us; and

•                  continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

The prior performance of real estate investment programs sponsored by affiliates of our advisor or our Chairman of the Board, Robert M. Behringer, may not be an indication of our future results.

You should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor or Robert M. Behringer to predict our future results.  Accordingly, the prior performance of real estate investment programs sponsored by affiliates of our Chairman of the Board, Mr. Behringer, and our advisor may not be indicative of our future results.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property manager, the selection of multifamily community residents and the negotiation of leases.  The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties.  The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms.  Except for the investments described in the “Description of Properties and Real Estate-Related Assets” section of this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.  You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager.  We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard-sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours.  Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard-sponsored programs are seeking to invest in similar properties.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire and investments we make in real estate-related assets.  To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the investment.  As a result, we may not be able to acquire certain properties or real estate-related assets that otherwise would be a suitable investment.  We could suffer delays in our investment acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.  Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns.  In addition, if we are unable to invest our offering proceeds in real properties and real estate-related assets in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate.  In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Because we have only minimal investments and have not identified a significant number of investments for which to apply proceeds from this offering, there can be no assurances as to when we will begin to generate sufficient cash flow to fully fund or continue making distributions.  As a result, investors who invest in us before we commence significant real estate operations or generate significant cash flow may realize a lower rate of return than later investors.  We expect to have little cash flow from operations available for distribution until we make substantial investments.  In addition, to the extent our investments may be in development or redevelopment projects, properties, or other real estate-related assets that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.  Therefore, until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

Investors who invest later in this offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions from other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt.  Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of retained in our company and used to make real estate investments.  Earlier investors will benefit from the investments made with funds raised later in the offering, while later investors may not share in all of the net offering proceeds raised from earlier investors.

We may have to make expedited decisions on whether to invest in certain properties or real estate-related assets, including prior to receipt of detailed information on the investment.

In the current real estate market, our advisor and board of directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of properties and other real estate-related assets.  Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property or real estate-related asset acquisitions and the actual time period during which we will be allowed to conduct due diligence may be limited.  In these cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property.  Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment.  In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

Because this is a blind pool offering and we have not specified properties to acquire with a significant portion of the proceeds from this offering, you will not have the opportunity to evaluate our additional investments before we make them.

Because we have not yet identified any additional investments that we may make with proceeds from this offering, we are only able to provide you with information to evaluate our current, limited number of investments.  We will seek to invest substantially all of the offering proceeds available to us for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets.

Because we have only acquired a few interests in properties and other real estate-related assets, our success is totally dependent on our ability to acquire additional investments.  Thus, your investment will be subject to the risks generally attendant to real property and other real estate-related assets, such as:

•                  the risk that assets may not perform in accordance with expectations, including projected occupancy and rental rates for real properties;

•                  the risk that we may overpay for assets; and

•                  the risk that we may underestimate the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

For a more detailed discussion of our investment policies, see the “Investment Objectives and Criteria—Acquisition and Investment Policies” section of this prospectus.

If we are unable to raise substantial funds in this offering, we will be limited in the number and type of properties and real estate-related assets we may acquire and the return on your investment in us may fluctuate with the performance of the specific investments we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are required to use only their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares.  As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering.  If we are unable to raise substantial funds in this offering, we will make fewer additional investments resulting in less diversification in terms of the number of assets owned, the geographic regions in which our properties and real estate-related assets are located and the types of assets that we acquire.  In such event, the likelihood of our profitability being affected by the performance of any one of our assets will increase.  For example, in the event we are not able to raise substantial proceeds from this offering, we will most likely be limited to make our additional investments only through one or more joint ventures with third parties and may only be able to make a few such investments.  As of the date of this prospectus, we have made substantially all of our current investments through joint ventures and intend to continue this strategy.  If we are able to make only a few additional investments, we would not achieve broad diversification of our assets.  Additionally, we are not limited in the number or size of our assets or the percentage of net proceeds we may dedicate to a single asset.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to make distributions could be adversely affected.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of our chairman and certain executive officers and other key personnel of us, our advisor and its affiliates, including Robert M. Behringer and Robert S. Aisner, each of whom would be difficult to replace.  We do not have employment agreements with the executive officers and other key personnel of us, our advisor and its affiliates, and we cannot guarantee that they will remain affiliated with us.  Although several of the executive officers and other key personnel of us, our advisor and its affiliates, including Mr. Behringer and Mr. Aisner, have entered into employment agreements with affiliates of our advisor, including Harvard Property Trust, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor.  If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer.  Further, although Behringer Harvard Holdings has key person insurance on the lives of Robert M. Behringer, Gerald J. Reihsen, III, M. Jason Mattox and Jeffrey S. Schwaber and is in the process of obtaining key person insurance on the lives of Robert S. Aisner and Gary S. Bresky, we do not intend to separately maintain key person life insurance on these individuals, or any other person.  We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel.  Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel.  Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions.  Maintaining these relationships will be important for us to effectively compete for assets.  We cannot assure you that we will be successful in attracting and retaining such strategic relationships.  If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions.  If we internalize our management functions, we may elect to negotiate to acquire our advisor’s and property manager’s assets and personnel.  Under our advisory management agreement, we are restricted from hiring or soliciting any employee of our advisor or its affiliates for one year from the termination of the agreement.  We are similarly restricted under our property management agreement with respect to the employees of our property manager or its affiliates.  These restrictions could make it difficult to internalize our management functions without acquiring assets and personnel from our advisor and its affiliates for consideration that would be negotiated at that time.  At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition.  Such consideration could take many forms, including cash payments, promissory notes and shares of our stock.  The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory management agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance and Securities and Exchange Commission reporting and compliance.  We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates.  In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment.  We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed.  If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

As currently organized, we will not directly employ any employees.  If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.  Nothing in our charter prohibits us from entering into the transaction described above.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity.  As of the date of this prospectus, certain personnel of our advisor and its affiliates perform property management, asset management and general and administrative functions, including accounting and financial reporting, for multiple entities.  We could fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity.  An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting.  Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our portfolio.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available to make investments and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, such as from the proceeds of our prior private offering, this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.  If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for acquiring properties and other investments, and your overall return may be reduced.  Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.  We paid approximately $2,610,230 and $515,214 in distributions for the six months ended June 30, 2008 and for the year ended December 31, 2007, respectively.  We have elected to use offering proceeds from the private offering to pay a significant portion of these authorized distributions with the balance paid from operations and interest income.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  Our charter provides that generally no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct.  As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.  We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

We have relatively less experience with respect to international investments as compared to domestic investments, which could adversely affect our return on international investments.

The experience of our advisor and its affiliates with respect to investing in multifamily properties or other real estate-related assets located outside the United States is not as extensive as it is with respect to investments in the United States.  We may make international investments after all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing such international investments.  We expect our non-independent directors to have such experience by March 2009.  If and when we do make international investments, our relatively limited experience with respect to such investments could adversely affect our return on them.

Your investment may be subject to additional risks if we make international investments.

In the future, we may make investments in real estate assets located outside the United States and may make or purchase mortgage, bridge, mezzanine or other loans or joint venture interests in mortgage, bridge, mezzanine or other loans made to a borrower located outside the United States or secured by property located outside the United States.  Any international investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located.  These laws may expose us to risks that are different from and in addition to those commonly found in the United States.  Foreign investments could be subject to the following risks:

•                  governmental laws, rules and policies, including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•                  variations in currency exchange rates;

•                  adverse market conditions caused by inflation or other changes in national or local economic conditions;

•                  changes in relative interest rates;

•                  changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•                  changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

•                  lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles);

•                  changes in land use and zoning laws;

•                  more stringent environmental laws or changes in these laws;

•                  changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

•                  we, our sponsor, our advisor and its affiliates have relatively less experience investing in real property or other investments outside the United States than within the United States; and

•                  legal and logistical barriers to enforcing our contractual rights.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

If our sponsor, our advisor or its affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our sponsor, our advisor or its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders.  If our sponsor, our advisor or its affiliates choose to no longer waive or defer such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below.  The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Because a number of Behringer Harvard-sponsored real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase of properties and other real estate-related assets, and such conflicts may not be resolved in our favor.

Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard-sponsored programs are seeking to invest in similar properties and other real estate-related investments.  In particular, Behringer Harvard Opportunity REIT II (which is currently conducting an initial public offering) and Behringer Harvard REIT II (which has filed a registration statement relating to a planned initial public offering) are seeking to raise significant offering proceeds for investment in a broad range of property types, including multifamily properties.  As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Behringer Harvard-sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other Behringer Harvard-sponsored programs may use investment strategies that are similar to ours.  Our executive officers and the executive officers of our advisor are also the executive officers of other Behringer Harvard-sponsored REITs and their advisors, the general partners of Behringer Harvard-sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard-sponsored programs, and these entities are and will be under common control.  There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard-sponsored program.  In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Behringer Harvard-sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard-sponsored program or affiliate of our advisor, which may have an investment strategy that is similar to ours.  In addition, we may acquire properties in geographic areas where other Behringer Harvard-sponsored programs own properties.  Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf, because other Behringer Harvard-sponsored programs may be competing with us for such investments.  You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Behringer Harvard Multifamily Advisors I LP and its affiliates, including all of our executive officers and some of our directors will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor, Behringer Harvard Multifamily Advisors I LP and its affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.  Among other matters, these compensation arrangements could affect their judgment with respect to:

•                  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory management agreement, the dealer-manager agreement and the property management agreement;

•                  public offerings of equity by us, which entitle Behringer Securities to dealer-manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•                  property sales, which entitle our advisor to real estate commissions and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

•                  property acquisitions from other Behringer Harvard-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•                  property acquisitions from third parties, which entitle our advisor to acquisition fees and asset management fees;

•                  borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•                  whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock;

•                  whether and when we seek to sell our assets, which sale could entitle our advisor to real estate commissions; and

•                  whether and when we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 7% cumulative, non-compounded, annual return at that price, which distributions could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.  Furthermore, the advisor will refund these fees to the extent they are based on budgeted amounts that prove too high once development, construction, or improvements are completed, but the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives.

In addition, the terms of our convertible stock allow for its conversion into shares of common stock if we terminate the advisor prior to the listing of our shares for trading on a national securities exchange other than as a result of the advisor’s material breach of the advisory management agreement.  To avoid the additional costs of engaging a new advisor or internalizing advisory functions, our independent directors may decide against terminating the advisory management agreement prior to the listing of our shares or disposition of our investments even if termination of the advisory management agreement would be in our best interest.  In addition, the conversion feature of our convertible stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion.  Moreover, our advisor can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and its interest in our convertible stock could influence its judgment with respect to listing or liquidation.

Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter with other Behringer Harvard-sponsored programs, which could result in a disproportionate benefit to another Behringer Harvard-sponsored program.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard-sponsored programs, including Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard REIT I and Behringer Harvard REIT II, for the acquisition, development or improvement of multifamily or other properties as well as the acquisition of real estate-related investments.  The executive officers of our advisor are also the executive officers of other Behringer Harvard-sponsored REITs and their advisors, the general partners of other Behringer Harvard-sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard-sponsored programs.  These executive officers will face conflicts of interest in determining which Behringer Harvard-sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement.  Further, the fiduciary obligation that our advisor or our board of directors may owe to a co-venturer, co-tenant or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.  These persons may also have a conflict in structuring the terms of the relationship between our interests and the interests of the Behringer Harvard-sponsored co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture.

In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another Behringer Harvard-sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks.  For example, it is anticipated that Behringer Harvard Short-Term Opportunity Fund I will never have an active trading market.  Therefore, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of properties in the future.  In addition, in the event we enter into a joint venture with a Behringer Harvard-sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other Behringer Harvard-sponsored program’s liquidation.  We may not desire to sell the properties at such time.  Even if the terms of any joint venture agreement between us and another Behringer Harvard-sponsored program grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because Mr. Behringer and his affiliates indirectly control our advisor and other Behringer Harvard-sponsored programs, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.  Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you.  In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time.  If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.  Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.  For a more detailed discussion, see “Conflicts of Interest—Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor.”

The sponsor’s master co-investment agreement entered into by a subsidiary of our sponsor with a Dutch Pension Foundation and its affiliates (“PGGM”) requires it to offer PGGM a right of first refusal to co-invest with our sponsor or its affiliates in multifamily development projects that meet certain specified investment guidelines and fully constructed properties that have not yet reached a specific level of stabilization, a significant majority of the type of  investments for which we intend to acquire.

Our sponsor has entered into a master co-investment agreement for multifamily-development projects.  Under the agreement, our sponsor or one of its affiliates will provide 55% of the capital for each investment, and our Co-Investment Partner, which is 99% owned by PGGM and 1% indirectly wholly owned by our sponsor, will provide 45% of the capital for each investment. Generally, our co-investment ownership with our Co-Investment Partner will incorporate a subsidiary REIT structure to acquire the multifamily development project investment.  PGGM has committed to invest up to $200 million under this arrangement and may increase its commitment to $300 million at any time prior to November 9, 2011.  As of June 30, 2008, PGGM had committed approximately $84 million under this arrangement to existing projects.  The master co-investment arrangement is intended to allow for co-investments with any Behringer Harvard-sponsored program; however, because of our investment objectives, we believe that we are the most likely Behringer Harvard-sponsored program to co-invest with the Co-Investment Partner.  We have committed to invest up to $247 million to projects approved by our board of directors and expect that we will provide the 55% of capital for each such investment that is required from an affiliate of our sponsor.  In addition, we have agreed to increase this commitment to $370 million if PGGM were to increase its capital commitment to the Co-Investment Partner to $300 million.  Until PGGM has reached its $200 million commitment, PGGM has a right of first refusal to co-invest in multifamily-development investments of the type targeted by the master co-investment arrangement that are made by our sponsor or its affiliates.  This arrangement makes it unlikely that we will pursue on our own multifamily-development investment opportunities of the type targeted by the master co-investment arrangement until the capital commitment of PGGM has been substantially invested.  See “Investment Objectives and Criteria—Acquisition and Investment Policies—Joint Venture Investments—Co-Investments with Dutch Foundation.”

Our advisor’s executive officers and key personnel and the executive officers and key personnel of Behringer Harvard-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of Behringer Harvard-affiliated entities to conduct our day-to-day operations and this offering.  These persons also conduct the day-to-day operations of other Behringer Harvard-sponsored programs, including (x) other public programs such as Behringer Harvard REIT I (which is also currently raising capital), Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II (which is also currently raising capital), Behringer Harvard Short-Term Opportunity Fund I, and Behringer Harvard Mid-Term Value Enhancement Fund I, (y) Behringer Harvard REIT II, a newly organized program that has filed a registration statement relating to an initial public offering, and (z) numerous private programs.  These persons may have other business interests as well.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  Should our advisor inappropriately devote insufficient time or resources to our business, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

All of our executive officers, including Mr. Aisner, who serves as our Chief Executive Officer and a director, are also officers of one or more other entities affiliated with our advisor, including our property manager, our dealer manager and the advisors and fiduciaries to other Behringer Harvard-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders.  Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities.  Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) the timing and terms of the investment in or sale of an asset; (3) development of our properties by affiliates of our advisor; (4) investments with affiliates of our advisor; (5) compensation and incentives to our advisor; and (6) our relationship with our dealer manager and property manager.  If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Your investment will be diluted upon conversion of the convertible stock.

Our advisor purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000.  Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us.  Our convertible stock will convert into shares of common stock on one of two events.  First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 7% cumulative, non-compounded, annual return at that price.  Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 7% return threshold for our common stockholders.  Each of these two events is a “Triggering Event.”  Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to 15% of the excess of the value of the company plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a

Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time that we were advised by our advisor.  As a result, following conversion, the holder of the convertible stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant.  Our advisor and Mr. Behringer can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interest in our convertible stock could influence their judgment with respect to listing or liquidation.  See “Description of Shares—Convertible Stock.”

Because we rely on affiliates of Behringer Harvard Holdings for the provision of advisory, property management and dealer manager services, if Behringer Harvard Holdings is unable to meet its obligations we may be required to find alternative providers of these services, which could result in a disruption of our business.

Behringer Harvard Holdings, through one or more of its subsidiaries, owns and controls our advisor, our property manager, and our dealer manager.  The operations of our advisor, our property manager and our dealer manager represent a substantial majority of the business of Behringer Harvard Holdings.  In light of the common ownership of these entities and their importance to Behringer Harvard Holdings, we consider the financial condition of Behringer Harvard Holdings when assessing the financial condition of our advisor, our property manager and our dealer manager.  Although we believe that as of the date of this prospectus, Behringer Harvard Holdings has adequate cash availability from both funds on hand and borrowing capacity through its existing credit facilities in order to meet its obligations, its continued viability may be affected by its ability to continue to successfully sponsor and operate real estate programs.  In the event that Behringer Harvard Holdings would be unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in disruption of our business.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.  Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding shares of common or preferred stock.  This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide our stockholders with the opportunity to receive a control premium for their shares.  See “Description of Shares—Restriction on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 1,000,000,000 shares of capital stock.  Our board of directors, without any action by our stockholders, may:  (1) increase or decrease the aggregate number of shares; (2) increase or decrease the number of shares of any class or series we have authority to issue; or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any such stock.  Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See “Description of Shares—Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.  See “Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Business Combinations.”

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares.  “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power.  Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” means the acquisition of control shares.  The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws.  Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.  This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates.  See “Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act.  The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer.  If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer.  In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.  This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), based on exceptions that we believe are available to us.  If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•                  limitations on capital structure;

•                  restrictions on specified investments;

•                  prohibitions on transactions with affiliates; and

•                  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to be excluded from regulation under the Investment Company Act, we intend to engage primarily in the business of buying mortgages and other liens on or interests in real estate.  The position of the staff of the SEC’s Division of Investment Management generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exception to the Investment Company Act.  Generally, mezzanine loans, second mortgages, commercial mortgage-backed securities (“CMBS”), tenant-in-common interests (“TICs”) and interests in joint ventures that own qualifying assets may constitute qualifying real estate interests under this exception if certain conditions are met.  Our ownership of mezzanine loans, second mortgages, CMBS, TICs and real estate joint venture interests, therefore, will be limited by provisions of the Investment Company Act and SEC staff interpretations.  Generally, the SEC’s Division of Investment Management has taken no formal position as to whether CMBS should be treated as qualifying assets and no recent formal position as to whether TICs should be treated as qualifying assets.

To maintain compliance with our exception to the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.  In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business and criminal and civil actions could be brought against us.  In addition, our contracts could be unenforceable, and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of potential investments in CMBS or other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments, including potential investments in CMBS, declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act.  If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish.  This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own.  We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions.  Our board of directors may amend or revise these and other policies without a vote of the stockholders.  Our charter sets forth the stockholder voting rights required to be set forth therein under the NASAA REIT Guidelines.  Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

•                  the election or removal of directors;

•                  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

¡                change our name;

¡                increase or decrease the aggregate number of our shares;

¡                increase or decrease the number of our shares of any class or series that we have the authority to issue;

¡                classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

¡                effect reverse stock splits; and

¡                after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Subtitle 8” below);

•                  a reorganization as provided in our charter;

•                  our liquidation and dissolution; and

•                  our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies with sufficient frequency (and, upon commencement of this offering, at least annually) to determine that the policies we are following are in the best interest of the stockholders.  In addition to our investment policies and objectives, we may also change our stated strategy for any investment in an individual property.  These policies may change over time.  The methods of implementing our investment policies may also vary, as new investment techniques are developed.  Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders.  As a result, the nature of your investment could change without your consent.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors approved the share redemption program, but may amend, suspend or terminate our share redemption program at any time.  Our board of directors may reject any request for redemption of shares.  Further, there are many limitations on your ability to sell your shares pursuant to the share redemption program.  Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, (ii) a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

In addition, our share redemption program contains other restrictions and limitations.  Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or qualifying disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other redemption requests.  You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one-year holding requirement with respect to redemptions sought upon the qualifying death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility or for other exigent circumstances and that if a stockholder is redeeming all of his or her shares the board of directors may waive the one-year holding requirement with respect to shares purchased pursuant to the distribution reinvestment plan. We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption.  Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive).

Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time.  Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.  For a more detailed description of the share redemption program, see “Description of Shares— Share Redemption Program.”

If you are able to resell your shares to us pursuant to our share redemption program, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares, depending upon how long you owned the shares.

Other than redemptions following the death or qualifying disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for such shares we repurchase under our proposed redemption program will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average issue price for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to stockholders prior to the redemption date as a result of the sale of one or more of our investments; or (2) after we begin obtaining appraisals performed by an independent third party, the lesser of (a) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (b) 90% of the net asset value per share, as determined by the most recent appraisal.  Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

Depending upon then-prevailing market conditions, we intend to begin to consider the process of liquidating and distributing cash or listing our shares on a national securities exchange within four to six years after the termination of this primary offering.  If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the sixth anniversary of the termination of this primary offering, unless such date is extended by our board of directors including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock.  The liquidation proposal would include information regarding appraisals of our portfolio.  By proxy, stockholders holding a majority of our shares could vote to approve our liquidation.  If our stockholders did not approve the liquidation proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or to delay the commencement of our liquidation beyond six years from the termination of this primary offering.  If so, our board of directors and our independent directors may conclude that it is not in our best interest for us to furnish a proxy statement to stockholders for the purpose of voting on a proposal for our orderly liquidation.  Our charter permits our board of directors, with the concurrence of a majority of our independent directors, to defer the furnishing of such a proxy indefinitely.  Therefore, if we are not successful in implementing our exit strategy, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily and could suffer losses on your investment.

We may incur costs associated with changing our name if we are no longer permitted to use “Behringer Harvard” in our name.

 Upon commencement of this offering, we intend to enter into a service mark license agreement with Behringer Harvard Holdings for use of the name “Behringer Harvard.”  Pursuant to the agreement, when an affiliate of Behringer Harvard Holdings no longer serves as one of our officers or directors, Behringer Harvard Holdings may terminate our service mark license agreement and may require us to change our name to eliminate the use of the words “Behringer Harvard.”  We will be required to pay any costs associated with changing our name.

We established the offering price for the shares on an arbitrary basis; as a result, the offering price of the shares is not related to any independent valuation.

Our board of directors has arbitrarily determined the offering price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding shares.  Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is an affiliate of our advisor, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

The dealer manager, Behringer Securities, is an affiliate of our advisor and will not make an independent review of us or the offering.  Accordingly, you do not have the benefit of an independent review of the terms of this offering.  Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by a broker-dealer or investment banker unaffiliated with our advisor.

Your indirect interest in our operating partnership, Behringer Harvard Multifamily OP I, will be diluted if we or our operating partnership issues additional securities.

Existing stockholders and new investors purchasing shares of common stock in this offering do not have preemptive rights to any shares issued by us in the future.  Our charter currently has authorized 1,000,000,000 shares of capital stock, of which 875,000,000 shares are designated as common stock, 124,999,000 shares are designated as preferred stock and 1,000 shares are designated as convertible stock.  Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, or increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval.  Shares will be issued in the discretion of our board of directors.  Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we:  (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan; (2) sell securities that are convertible into shares of our common stock; (3) issue shares of our common stock in a private offering of securities to institutional investors; (4) issue shares of common stock upon the conversion of our convertible stock; (5) issue shares of common stock upon the exercise of any options granted to our independent directors or employees of our advisor and BHM Management, our property manager and an affiliate of our advisor, or their duly licensed affiliates; (6) issue restricted stock or other awards pursuant to our Incentive Award Plan; (7) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory management agreement; or (8) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard Multifamily OP I.  In addition, the partnership agreement for Behringer Harvard Multifamily OP I contains provisions that allow, under certain circumstances, other entities, including other Behringer Harvard-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard Multifamily OP I.  Because the limited partnership interests of Behringer Harvard Multifamily OP I may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard Multifamily OP I and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.  Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available to us for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares, the selection and acquisition of our properties and real estate-related assets, the management of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, the administration of our other investments and the disposition of our assets.  They will be paid substantial fees for these services.  These fees will reduce the amount of cash available for investment or distributions to stockholders.  For a more detailed discussion of these fees, see “Management—Management Compensation.”

We may be restricted in our ability to replace our property manager under certain circumstances.

Under the terms of our property management agreement, we may terminate the agreement upon 30 days’ notice in the event of, and only in the event of, a showing of willful misconduct, gross negligence or deliberate malfeasance by the property manager in performing its duties.  Our board of directors may find the performance of our property manager to be unsatisfactory.  However, unsatisfactory performance by the property manager may not constitute “willful misconduct, gross negligence or deliberate malfeasance.”  As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the management and profitability of our properties.

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders.  Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations.  Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period.  The amount of cash available for distributions will be affected by many factors, such as our ability to acquire properties and real estate-related assets as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables.  Actual cash available for distribution may vary substantially from estimates.  We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time.  Nor can we give any assurance that:  (1) rents from the properties will increase; (2) the securities we buy will increase in value or provide constant or increased distributions over time; (3) the loans we make will be repaid or paid on time; (4) loans will generate the interest payments that we expect; or (5) future acquisitions of properties, mortgage, bridge or mezzanine loans, other investments or our investments in securities will increase our cash available for distributions to stockholders.  Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  For instance:

•      If a significant number of residents default or terminate on their leases, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

•                  Any failure by a borrower under our mortgage, bridge, mezzanine or other loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

•                  Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

•                  Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

•                  There may be a delay between the sale of the common stock and our purchase of real properties.  During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

•                  If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

•                  Federal income tax laws require REITs to distribute at least 90% of their REIT taxable income to stockholders each year.  This limits the earnings that we may retain for corporate growth, such as asset acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs.  If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may decrease.

•                  In connection with future acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties.  We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distribution to you.  If we issue additional shares, they could reduce the cash available for distribution to you.

•                  We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax.  Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for capital needs and capital improvements.  We cannot assure you that sufficient cash will be available to make distributions to you.

Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions  from sources other than cash flow from operations, including  the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including  borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the return on your investment and the value of your investment.

We expect that cash distributions to our stockholders generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage, bridge or mezzanine loans and other real estate-related assets.  However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver or deferral of asset management fees, cash from the sale of our assets or a portion thereof and borrowings (including borrowings secured by our assets) in anticipation of future cash flow.  In addition, to the extent our investments are in development or redevelopment projects, or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early period of operation.  Once our development projects are completed and begin to generate income, we intend to use such increased income to make distributions to our stockholders.  Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our operations.  To the extent distributions are paid from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow, we will have less capital available to invest in properties and other real estate-related assets, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation.  In that event, we may not be able to invest the anticipated 91.1% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish until such time as we have sufficient cash flows from operations to fund fully our distributions.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

We have made and may continue to make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another.  Projects do not produce revenue while in development or redevelopment.  During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease.  Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project.  Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing.  Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

Development projects in which we invest may not be completed successfully or on time, and guarantors of the projects may not have the financial resources to perform their obligations under the guaranties they provide.

We may make equity investments in, acquire options to purchase interests in or make mezzanine loans to the owners of real estate development projects.  Our return on these investments is dependent upon the projects being completed successfully, on budget and on time.  To help ensure performance by the developers of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond.  Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond.    For a particular investment, we may obtain guaranties that the project will be completed on time, on budget and in accordance with the plans and specifications and that the mezzanine loan will be repaid.  However, we may not obtain such guaranties and cannot ensure that the guarantors will have the financial resources to perform their obligations under the guaranties they provide.  We intend to manage these risks by ensuring, to the best of our ability, that we invest in projects with reputable, experienced and resourceful developers.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Our reliance on common developers/guarantors related to multiple development projects in which we may invest may materially adversely affect our operations should a developer/guarantor become unable to meet its obligations to us.  As of June 30, 2008, our interests in three loans on three separate development projects with a common developer/guarantor totaled 29% of our total assets.

We have made and may continue to make investments in multifamily development projects with common developers/guarantors, which increases our risks should a developer/guarantor become unable to meet its obligations to us.  As of the date of this prospectus, three of our mezzanine loan investments on multifamily development projects contained provisions that provide a limited safeguard against the risk of bankruptcy of the project owner and the failure to complete the development project.  Under the terms of these three projects, a common developer, Fairfield Residential, LLC is obligated to complete the projects should the project owners fail to do so, is liable for construction cost overruns in excess of the construction budgets and has agreed to repay the loans should the project owners become the subject of a bankruptcy proceeding to which our joint venture did not consent.  Our portion of the investments in these three loans collectively was $29,980,382 (26% of our total assets) and $32,753,206 (29% of our total assets) as of December 31, 2007 and June 30, 2008, respectively.  Should Fairfield Residential become unable to meet its obligations to us, our operations may be adversely effected, which could materially reduce the level of distributions to our stockholders.

Under certain circumstances, a subsidiary REIT may be required to sell its capital stock rather than its assets.

Under certain circumstances, a subsidiary REIT may be required to sell its capital stock rather than any assets held by that subsidiary REIT, which may limit the number of persons willing to acquire indirectly any assets held by that subsidiary REIT.  As a result, we may not be able to realize a return on our investment in a joint venture, such as a co-investment venture with our Co-Investment Partner, at the time or on the terms we desire.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by many factors, including a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties and properties underlying our other real estate-related investments are located.  These factors include:

•                  poor economic conditions may result in defaults by residents of our multifamily communities and borrowers under our mortgage, bridge, mezzanine or other loans;

•                  job transfers and layoffs may cause resident vacancies at our apartment communities to increase;

•                  increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels;

•                  increased insurance premiums may reduce funds available for distribution or, to the extent these increases are passed through to residents, may lead to resident defaults.  Also, increased insurance premiums may make it difficult to increase rents on apartment units to residents on turnover, which may adversely affect our ability to increase our returns; and

•                  the length and severity of any economic slowdown or downturn cannot be predicted.  Our operations could be negatively affected to the extent that an economic slowdown or downturn is prolonged or becomes more severe.

We and the other public Behringer Harvard-sponsored programs have experienced losses in the past, and we may continue experiencing similar losses in the future.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the early periods of their operation.  Many of these losses can be attributed to the initial start-up costs and operating expenses incurred prior to purchasing properties or making other investments that generate revenue.  In addition, depreciation and amortization expense substantially reduce income.  We may face similar circumstances during the early period of our operations.  We cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to the offering.  We will establish capital reserves on a property-by-property basis, as we deem appropriate.  In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves.  If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities.  Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks.  In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings.  Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective.  We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based.  Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.  We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts.  Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Internal Revenue Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets.  Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test.  The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or carry real estate assets.  To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.  As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.  Under the 2008 Act (as defined below) these rules will be modified with respect to our currency hedging, if any.

The State of Texas recently enacted legislation that creates a new “margin tax” and decreases state property taxes.  This tax reform could result in increased taxes on our operations in Texas that, when combined with decreased property taxes, could reduce the net cash available for distribution to you.

In May 2006, the State of Texas enacted legislation that replaces the current franchise tax with a new “margin tax,” which is effective for tax reports due on or after January 1, 2008 and which will compute the tax based on business done in calendar years beginning after December 31, 2006.  The new legislation expands the number of entities covered by the current Texas franchise tax, and specifically includes limited partnerships as subject to the new margin tax.  The tax generally will be 1% of an entity’s taxable margin, which is the part of an entity’s total revenue less applicable deductions apportioned to Texas.  In May 2006, the State of Texas also enacted legislation that reduces the state property tax, but granted authority to local taxing jurisdictions to increase property taxes in the future to offset the original reductions.  Although the Comptroller of Public Accounts of the State of Texas recently issued proposed administrative rules which interpret provisions of the margin tax and which are expected to be finalized before January 1, 2008, there are a number of continuing uncertainties under the margin tax statutes and administrative rules.  We expect to hold significant assets in Texas.  As a consequence, the new margin tax, when combined with the decreased property tax, could result in a net Texas state tax increase in future years and reduce the amount of cash we have available for distribution to you.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•                  changes in general economic or local conditions;

•                  changes in supply of or demand for similar or competing properties in an area;

•                  changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•                  the illiquidity of real estate investments generally;

•                  changes in tax, real estate, environmental and zoning laws;

•                  periods of high interest rates and tight money supply;

•                  residents’ perceptions of the safety, convenience, and attractiveness of our properties and the neighborhoods where they are located; and

•                  our ability to provide adequate management, maintenance, and insurance.

In addition, local conditions in the markets in which we own or intend to own multifamily and apartment communities or in which the collateral securing our loans is located may significantly affect occupancy or rental rates at such properties.  The risks that may adversely affect conditions in those markets include the following:

•                  layoffs, plant closings, relocations of significant local employers and other events negatively impacting local employment rates and the local economy;

•                  an oversupply of, or a lack of demand for, apartments;

•                  a decline in household formation;

•                  the inability or unwillingness of residents to pay rent increases; and

•                  rent control or rent stabilization laws or other housing laws, which could prevent us from raising rents.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

If we have limited diversification of the geographic locations of our properties, our operating results will be affected by economic changes that have an adverse impact on the real estate market in those areas.

In the event that most of our properties are located in a single geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area.  Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio.

Our failure to integrate acquired communities and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties.  In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity.  Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less.  Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Any student-housing properties that we acquire will be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies, and other risks inherent in the student-housing industry, any of which could have a negative impact on your investment.

Student-housing properties generally have short-term leases of 12 months, ten months, nine months, or shorter.  As a result, we may experience significantly reduced cash flows during the summer months from student-housing properties while most students are on vacation.  Furthermore, student-housing properties must be almost entirely re-leased each year, exposing us to increased leasing risk.  Student-housing properties are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. We would, therefore, be highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

Changes in university admission policies could also adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for units at our student-housing properties may be reduced and our occupancy rates may decline.  We rely on our relationships with colleges and universities for referrals of prospective student residents or for mailing lists of prospective student residents and their parents. Many of these colleges and universities own and operate their own competing on-campus facilities. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on our ability to market our properties to students and their families.

Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of any student-housing properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, our student-housing properties may have an adverse effect on our business.

We may face significant competition from university-owned student housing and from other residential properties that are in close proximity to any student-housing properties we may acquire, which could have a negative impact on our results of operations.

On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of residents under their leases or the expiration of leases.  If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders.  In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Many of our investments will be dependent on residents for revenue, and lease terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments often will be materially dependent on the financial stability of our residents.  Lease payment defaults by residents could cause us to reduce the amount of distributions to stockholders.  A default by a significant number of residents on his or her lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage.  In the event of a lease default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property.  If a substantial number of leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

Additionally, loans that we make generally will relate to real estate.  As a result, the borrower’s ability to repay the loan may be dependent on the financial stability of our residents leasing the related real estate.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When residents do not renew their leases or otherwise vacate their space, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment units.  In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market.  If we have insufficient capital reserves, we will have to obtain financing from other sources.  We intend to establish capital reserves in an amount we, in our discretion, believe is necessary.  A lender also may require escrow of capital reserves in excess of any established reserves.  If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us.  Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements.  Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that these objectives will not be met.  Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation.  If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the sixth anniversary of the termination of this primary offering, unless such date is extended by our board of directors including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock.  The liquidation proposal would include information regarding appraisals of our portfolio.  By proxy, stockholders holding a majority of our shares could vote to approve our liquidation.  If our stockholders did not approve the liquidation proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control.  We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us.  We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property or real estate-related asset.  If we are unable to sell a property or real estate-related asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard-sponsored programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments.  We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons.  Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•                  the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•                  the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•                  that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                  the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•                  that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses.  The nature of the activities at certain properties we may acquire, such as age-restricted communities or student housing, may expose us and our operators to potential liability for personal injuries and property damage claims.  In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims.  Mortgage lenders generally insist that specific coverage against terrorism be purchased by property owners as a condition for providing mortgage, bridge or mezzanine loans.  It is uncertain whether such insurance policies will continue to be available, or be available at reasonable cost, which could inhibit our ability to finance or refinance our properties.  In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  We cannot assure you that we will have adequate coverage for such losses.  In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss.  In addition, other than any potential capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.  Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may use some or all of the offering proceeds available to us to acquire, develop and/or redevelop properties upon which we will develop multifamily communities and construct improvements.  We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our developer’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  The developer’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance.  Performance may also be affected or delayed by conditions beyond the developer’s control.  Delays in completion of a multifamily community also could give residents the right to terminate preconstruction leases for apartment units at a newly developed project.  We may incur additional risks when we make periodic progress payments or other advances to such developers prior to completion of construction.  These and other such factors can result in increased costs of a project or loss of our investment.  In addition, we will be subject to normal lease-up risks relating to newly constructed projects.  Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property.  If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property.  Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups.  Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Our plan to reposition certain commercial properties through demolition, conversion and redevelopment into new multifamily communities may never commence after we make an investment in the property, be delayed or never reach completion, which could diminish the return on your investment.

We may make investments in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and motel and hotel properties for purposes of repositioning these properties into multifamily communities.  After we make an investment, we or the developer, as applicable, may be unable to commence conversion of these properties and therefore may be required to continue operating the properties under their current purpose, which would include other than multifamily community uses.  In addition, we may also be unable to complete the demolition, conversion or redevelopment of these commercial properties and may be forced to hold or sell these properties at a loss.  Although we intend to focus on multifamily communities and limit any investment in commercial properties for repositioning into multifamily communities, your investment is subject to the risks associated with these commercial properties and traditional construction risks associated with this repositioning plan.

 If we contract with Behringer Development Company LP or its affiliates for newly developed property, we cannot guarantee that any earnest money deposit we make to Behringer Development Company LP or its affiliates will be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements, with affiliates of our advisor or others, to acquire real property from Behringer Development Company LP (“Behringer Development”), an affiliate of our advisor.  Properties acquired from Behringer Development or its affiliates may be existing income-producing properties, properties to be developed or properties under development.  We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties.  In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates.  At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property.  Typically, Behringer Development or its affiliates will only have a contract to acquire land and a development agreement to develop a building on the land.  We may enter into such a contract with Behringer Development or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property.  However, we will not be required to close a purchase from Behringer Development or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

•                  Behringer Development or its affiliates fail to develop the property;

•                  a significant portion of the pre-leased residents of a new or recently redeveloped apartment community fail to take possession under their leases for any reason; or

•                  we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. See “Investment Objectives and Criteria—Acquisition and Investment Policies—Acquisition of Properties from Behringer Development.”

We will face competition from third parties, including other apartment communities, which may limit our profitability and the return on your investment.

The residential apartment community industry is highly competitive.  This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations.  We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do.  Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.  Our competitors include other apartment communities both in the immediate vicinity and the broader geographic market where our apartment communities will be located.  Overbuilding of apartment communities may occur.  If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates.  In addition, increases in operating costs due to inflation  may not be offset by increased apartment rental rates.  We may be required to expend substantial sums to attract new residents.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner occupied single- and multi-family homes available to rent.  Competitive housing in a particular area and the increasing affordability of owner occupied single- and multi-family homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

A concentration of our investments in the multifamily sector may leave our profitability vulnerable to a downturn or slowdown in such sector.

At any one time, a significant portion of our investments are likely to be in the multifamily sector.  As a result, we will be subject to risks inherent in investments in a single type of property.  If our investments are substantially in the multifamily sector, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the multifamily sector could be more pronounced than if we had more fully diversified our investments.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise.  Our historical experience in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes.  We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures.  In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction.  Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition.  Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio.  In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio.  In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties.  To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash.  We would expect the returns that we can earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions.  Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential residents being attracted to the property.  If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals.  Some of these laws and regulations may impose joint and several liability on residents, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us.  We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of residents, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.  In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.  Any foreign investments we make will be subject to similar laws in the jurisdictions where they are located.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property.  The costs of removal or remediation could be substantial.  These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.

Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles govern the presence, maintenance, removal and disposal of certain building materials, including asbestos and lead-based paint.  Such hazardous substances could be released into the air and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time.  Some molds may produce airborne toxins or irritants.  Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

The cost of defending against such claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act and the Fair Housing Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (“Disabilities Act”), or similar laws of foreign jurisdictions.  Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third party to ensure compliance with such laws.  However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.  If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

The apartment communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act.  Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable.  The Disabilities Act does not, however, consider residential properties, such as apartment communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

We also must comply with the Fair Housing Amendment Act of 1988 (“FHAA”), which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.  Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA.  Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements.  Noncompliance with the FHAA and Disabilities Act could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

By owning age-restricted communities, we may incur liability by failing to comply with the FHAA, the Housing for Older Persons Act or certain state regulations, which may affect cash available for distributions.

Any age-restricted communities we acquire must comply with the FHAA and the Housing for Older Persons Act (“HOPA”).  The FHAA prohibits housing discrimination based upon familial status, which is commonly referred to as age-based discrimination.  However, there are exceptions for housing developments that qualify as housing for older persons.  The HOPA provides the legal requirements for such housing developments.  In order for housing to qualify as housing for older persons, the HOPA requires (i) all residents of such developments to be 62 years of age or older or (ii) that at least 80% of the occupied units are occupied by at least one person who is 55 years of age or older and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development for verification of occupancy.  In addition, certain states require that age-restricted housing communities register with the state.  Noncompliance with the FHAA, HOPA and state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property.  However, in some instances we may sell our properties by providing financing to purchasers.  If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders.  There are no limitations or restrictions on our ability to take purchase money obligations.  We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property.  The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold or refinanced or we have otherwise disposed of such promissory notes or other property.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.  If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We anticipate that we will acquire additional properties and other real estate-related assets by using either existing financing or borrowing new funds.  In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders.  We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests.  Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital.  As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt.  However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected.  In addition, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default.  For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure.  We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties.  When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to our lender for satisfaction of the debt if it is not paid by such entity.  If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.  If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.  In addition, since we intend to begin to consider the process of liquidating and distributing cash or listing our shares on a national securities exchange within four to six years after the termination of this primary offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to our stockholders than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the multifamily properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

When we place mortgage debt on multifamily properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms.  If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced.  If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain other negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Behringer Harvard Multifamily Advisors I as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

Our ability to obtain financing on reasonable terms could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest- only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on these investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the return on your investment and the value of your investment.

Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than real estate investment trusts with similar investment objectives or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate-Related Assets

We have relatively less experience investing in mortgage, bridge, mezzanine or other loans as compared to investing directly in real property, which could adversely affect our return on loan investments.

The experience of our advisor and its affiliates with respect to investing in mortgage, bridge, mezzanine or other loans relating to multifamily communities is not as extensive as it is with respect to investments directly in real properties. However, we have made and may continue to make such loan investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. Our less extensive experience with respect to mortgage, bridge, mezzanine or other loans could adversely affect our return on loan investments.

The bridge loans in which we may invest involve greater risks of loss than conventional mortgage loans.

We may provide or invest in bridge loans secured by first lien mortgages on a multifamily property to borrowers who are typically seeking short-term capital to be used in an acquisition or refinancing of real estate. We may also provide or invest in bridge loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. The borrower has usually identified an undervalued multifamily asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may therefore be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors.  Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance.  In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan.  To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and the price of our common stock may be adversely affected.

The mezzanine loans in which we invest involve greater risks of loss than senior loans secured by income-producing real properties.

We have and will continue to invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment, which could have a negative impact on our ability to make distributions.

The construction loans in which we may invest involve greater risks of loss of investment and reduction of return than conventional mortgage loans.

If we decide to invest in construction loans secured by multifamily or other types of underlying properties, the nature of these loans pose a greater risk of loss than traditional mortgages. Since construction loans are made generally for the express purpose of either the original development or redevelopment of a property, the risk of loss is greater than a conventional mortgage because the underlying properties subject to construction loans are generally unable to generate income during the period of the loan. Construction loans may also be subordinate to the first lien mortgages. Any delays in completing the development or redevelopment multifamily project may increase the risk of default or credit risk of the borrower which may increase the risk of loss or risk of a lower than expected return to our portfolio.

Our mortgage, bridge, mezzanine or other loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan  investments.

If we make or invest in mortgage, bridge, mezzanine or other loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our mortgage, bridge, mezzanine or other loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates.

If we invest in fixed-rate, long-term mortgage, bridge, mezzanine or other loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge, mezzanine or other loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.

Delays in liquidating defaulted mortgage, bridge, mezzanine or other loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and quickly sell the properties securing such loans. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

Returns on our mortgage, bridge, mezzanine or other loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities (including those of foreign jurisdictions) and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge, mezzanine or other loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge, mezzanine or other loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on loan investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge, mezzanine or other loans, we will have the economic and liability risks as the owner of that property. See “—General Risks Related to Investments in Real Estate.”

The liquidation of our assets may be delayed as a result of our investment in mortgage, bridge, mezzanine or other loans, which could delay distributions to our stockholders.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. If our advisor determines that it is in our best interest to make or invest in mortgage, bridge, mezzanine or other loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge, mezzanine or other loans with terms that expire after the date we intend to have sold all of our properties.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Our investments in real estate-related securities will involve special risks relating to the particular issuer of the real estate-related securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of:  (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities; (3) subordination to the prior claims of banks and other senior lenders to the issuer; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

We may make investments in non-U.S. dollar denominated real property and real estate-related securities, which will be subject to currency rates exposure and the uncertainty of foreign laws and markets.

We may purchase real property or real estate-related securities denominated in foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

We expect that a portion of any real estate-related securities investments we make will be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related securities to be reduced.

Interest rate risk is the risk that prevailing market interest rates change relative to the current yield on fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stock. Generally, when market interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. We intend to manage interest rate risk by purchasing preferred and debt securities with maturities and repurchase provisions that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

We have relatively less experience investing in real estate-related securities than investing in real property as of the date of this prospectus, which could adversely affect our return on such investments.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, collateralized mortgage-backed securities, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests. As of the date of this prospectus, we own directly or through joint venture arrangements a limited number of mezzanine loans made to the owners of various development projects. In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates have relatively less experience than in other areas, such as with respect to domestic real property, our advisor may employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

We may acquire real estate-related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer — time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

Commercial mortgage-backed securities (“CMBS”) are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans.  Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument.  The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole.  In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.  In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process.  Subordinate CMBS are paid interest only to the extent that there are funds available to make payments.  To the extent the collateral pool includes delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

If we use leverage in connection with any potential investments in CMBS, the risk of loss associated with this type of investment will increase.

We may use leverage in connection with our investment in CMBS.  Although the use of leverage may enhance returns and increase the number of investments that can be made, it may also substantially increase the risk of loss.  There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying securities acquired.  Therefore, such financing may mature prior to the maturity of the CMBS acquired by us.  If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. We may utilize repurchase agreements as a component of our financing strategy.  Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios.  If the market value of the CMBS subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio.  If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying CMBS.

We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Tenant-in-Common transactions.

Behringer Development, an affiliate of our advisor, or its affiliates (“Behringer Harvard Exchange Entities”) regularly enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Section 1031 tenant-in-common transactions (“Section 1031 TIC Transactions”) are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code (“1031 Participants”). We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions. Specifically, at the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing:  (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; and/or (3) we will provide security for the guarantee of such bridge loans. Although our participation in Section 1031 TIC Transactions may have certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value. In certain Section 1031 TIC Transactions it is anticipated that we would receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available to us for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation  may adversely affect our ability to raise additional capital in the future through the sale of stock. See “Investment Objectives and Criteria—Acquisition and Investment Criteria—Other Real Estate-Related Investments—Section 1031 Tenant-in-Common Transactions.”  For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—1031 Exchange Program.”

We may have increased business and litigation risks as a result of any direct sales by us of tenant-in-common interests in Section 1031 Tenant-in-Common transactions.

We may directly sell tenant-in-common interests in our properties to 1031 Participants, which may expose us to significant tax and securities disclosure risks. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value.  Furthermore, the Internal Revenue Service may determine that the sale of tenant-in-common interests is a “prohibited transaction” under the Internal Revenue Code, which would cause all of the gain we realize from any such sale to be payable as a tax to the Internal Revenue Service, with none of such gain available for distribution to our stockholders. The Internal Revenue Service may conduct an audit of the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange. We may be named in or otherwise required to defend against any lawsuits brought by stockholders or 1031 Participants in connection with Section 1031 TIC Transactions in which we directly sell tenant-in-common interests. In addition, as a seller of tenant-in-common interests, we will be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction. Any alleged failure by us to comply with these requirements could expose us to risks of litigation. Any amounts we are required to expend in defending claims brought against us will reduce the amount of funds available for us to invest in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation  may adversely affect our ability to raise additional capital in the future through the sale of stock. See “Investment Objectives and Criteria—Other Real Estate-Related Investments—Section 1031 Tenant-in-Common Transactions.”  For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—1031 Exchange Program.”

A portion of the properties we acquire may be in the form of tenant-in-common or other co-tenancy arrangements. We will be subject to risks associated with such co-tenancy arrangements that otherwise may not be present in non-co-tenancy real estate investments.

We may enter in tenant-in-common or other co-tenancy arrangements with respect to a portion of the properties we acquire. Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate, including the following:

•                  the risk that a co-tenant may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•                  the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•                  the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

•                  the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•                  the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

•                  the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

In the event that our interests become adverse to those of the other co-tenants in a Section 1031 TIC Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such co-tenancy interests.  In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. Finally, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in Section 1031 TIC Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

Section 1031 TIC Transaction agreements we may enter that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Furthermore, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Our operating results will be negatively affected if our investments, including investments in tenant-in-common interests promoted by affiliates of our advisor, do not meet projected distribution levels.

Behringer Harvard Holdings and its affiliates have promoted a number of tenant-in-common real estate projects. Some of these projects have not met the distribution levels anticipated in the projections produced by Behringer Harvard Holdings and its affiliates. In addition, certain other projects have not achieved the leasing and operational thresholds projected by Behringer Harvard Holdings and its affiliates. If projections related to our investments, including any tenant-in-common interests in which we invest, are inaccurate, we may pay too much for an investment and our return on our investment could suffer.

Specifically, several tenant-in-common investment programs have not benefited from expected leasing improvements. Behringer Harvard Holdings has provided support for some of these programs in the form of leases for vacant space and other payments. In addition, the Beau Terre Office Park tenant-in-common program, as described under “Prior Performance Summary—Private Programs—Other Private Offerings,” is currently underperforming relative to projections that were based on seller representations that Behringer Harvard Holdings now believes to be false. With respect to this program, Behringer Harvard Holdings has completed a settlement with the investors to support their returns and is pursuing a claim against the former on-site property manager and others on behalf of the stockholders and itself. In addition, in November 2007, Behringer Harvard Holdings and the investors completed a settlement with the seller and its agent.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

DLA Piper US LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2007 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2007. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper US LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents DLA Piper US LLP’s legal judgment based on the law in effect as of the date of this prospectus. DLA Piper US LLP’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income for that year at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions  paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

It is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. See “Federal Income Tax Considerations—Requirements For Qualification as a REIT.”  If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business) all income that we derive from such sale would be subject to a 100%

penalty tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary (“TRS”), or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forgo the use of a TRS in a transaction that does not meet the safe harbor requirements based on our own internal analysis, the opinion of counsel or the opinion of other tax advisers that the disposition should not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

As a REIT, the value of the non-mortgage securities we hold in TRSs may not exceed 20% (25% for our 2009 taxable year and beyond) of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in TRSs exceeded this limit at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 20% (25% for our 2009 taxable year and beyond) of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may, in general, be from sources other than real estate-related assets. Distributions paid to us from a TRS are typically considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests.”  In addition, in connection with our Section 1031 TIC Transactions, we or one of our affiliates may enter into a number of contractual arrangements with Behringer Harvard Exchange Entities whereby we will guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity. In consideration for entering into these agreements, we will be paid fees that could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status. We will use commercially reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

Equity participation in mortgage, bridge, and mezzanine loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property for federal income tax purposes. This could affect our ability to qualify as a REIT.

Recharacterization of the Section 1031 TIC Transactions may result in taxation of income from a prohibited transaction, which would diminish distributions to our stockholders.

In the event that the Internal Revenue Service were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, such characterization could result in the fees paid to us by the Behringer Harvard Exchange Entity as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to the 100% penalty tax. If this occurs, our ability to make cash distributions to our stockholders will be adversely affected.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Summary of Distribution Reinvestment Plan and Automatic Purchase Plans—Federal Income Tax Considerations.”

If our operating partnership fails to maintain its status as a partnership or other flow-through entity for tax purposes, its income may be subject to taxation, which would reduce the cash available to us for distribution to our stockholders.

We intend to maintain the status of Behringer Harvard Multifamily OP I, our operating partnership, as a partnership (or other flow-through entity) for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as an entity taxable as a partnership, Behringer Harvard Multifamily OP I would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to the 100% penalty tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to

REITs. We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce the cash available to us for distribution to our stockholders.

We may be disqualified from treatment as a REIT if a joint venture entity elects to qualify as a REIT and is later disqualified from treatment as a REIT.

As part of our joint ventures, such as our joint ventures with our Co-Investment Partner or future joint ventures with another Behringer Harvard-sponsored program, we have and we may in the future form subsidiary REITs that will acquire and hold assets, such as a co-investment project owned through a joint venture with our Co-Investment Partner. In order to qualify as a REIT, among numerous other requirements, each subsidiary REIT must have at least 100 persons as beneficial owners after the first taxable year for which it makes an election to be taxed as a REIT and satisfy all of the other requirements for REITs under the Internal Revenue Code. We may be unable to satisfy these requirements for the subsidiary REITs created in our joint ventures with PGGM or other joint ventures. In the event that a subsidiary REIT is disqualified from treatment as a REIT for whatever reason, we will be disqualified from treatment as a REIT as well, which would have a negative impact on our operations and our stockholders’ investment in us. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT” and “Federal Income Tax Considerations—Failure to Qualify as a REIT.”

A subsidiary REIT may become subject to state taxation.

Certain states are currently considering whether to tax captive REITs, such as the subsidiary REITs. If any subsidiary REIT becomes subject to state taxation, that subsidiary REIT’s results of operations could be negatively affected.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

We may acquire real property located outside the United States and may invest in stock or other securities of entities owning real property located outside the United States. As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities. The country in which the real property is located may impose such taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in such real property or securities. If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, you will not be eligible to claim a tax credit on your U.S. federal income tax returns to offset the income taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you. Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you. We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments. Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the United States. Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you. You are urged to consult with your own tax advisers with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Our foreign investments will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.

We may make investments in real estate located outside of the United States. Such investments will typically be structured to minimize non-U.S. taxes, and generally include the use of holding companies. Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations. For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself. Buyers of such entities, however, will often discount their purchase price by any inherent or expected tax in such entity. Additionally, the pool of buyers for interests in such holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively effecting the return on the investment.

We will also capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction.  Such capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.

We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors.  For example, if we interpose an entity treated as a corporation for United States tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors will generally benefit as such investment will no longer generate unrelated business taxable income.  However, if a corporate entity is interposed in a non-U.S. investment holding structure, this would prevent individual investors from claiming a foreign tax credit for any non-U.S. income taxes incurred by the corporate entity or its subsidiaries.

Foreign investments are subject to changes in foreign tax or other laws.  Any such law changes may require us to modify or abandon a particular holding structure.  Such changes may also lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications.  Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.  You are urged to consult with your own tax adviser with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion was based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005.  One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares.  If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•                  your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•                  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•                  your investment will not impair the liquidity of the plan or IRA;

•                  your investment will not produce “unrelated business taxable income” for the plan or IRA;

•                  you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•                  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies.  In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.  See “Investment by Tax-Exempt Entities and ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Such statements include, in particular, statements about our plans, strategies and prospects.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry.  You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions.  You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) 50% of the primary offering, or 100,000,000 shares, (2) the maximum primary offering, or 200,000,000 shares and (3) the maximum distribution reinvestment plan offering, or 50,000,000 shares.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate because they cannot be precisely calculated at this time.  Assuming no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering amount of $2,475,000,000 is raised, we expect to use approximately 91.1% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.

We expect to use approximately 89.0% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (87.0% with respect to gross proceeds from our primary offering and 97.7% with respect to gross proceeds from our distribution reinvestment plan) to make investments in properties, mortgage, bridge or mezzanine loans and other investments and to use approximately 2.1% of the gross proceeds for establishment of capital reserves and payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee (2.0% with respect to gross proceeds from our primary offering and 2.3% with respect to gross proceeds from our distribution reinvestment plan).  The remaining gross proceeds from the offering, up to 8.9% if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (up to 11.0% with respect to gross proceeds from our primary offering and 0.0% with respect to gross proceeds from our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments.  Our total organization and offering expenses may not exceed 15% of gross proceeds from the offering.  The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.

We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties, loans, and other real estate-related investments.  Therefore, we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees and/or from borrowings (including borrowings secured by our assets) until such time as we have sufficient cash flow from operations to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions.  Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have used less than 91.1% of the gross proceeds in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  See the “Description of Shares—Distributions” section of this prospectus.

Our fees and expenses, as listed below, include the following:

•                                          Selling commissions and dealer manager fee, which consist of selling commissions of up to 7% of aggregate gross offering proceeds (no selling commissions will be paid with respect to sales under our distribution reinvestment plan), and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor which commissions and fee may be reduced under certain circumstances.  Behringer Securities will reallow its 7% selling commission to other broker-dealers participating in the offering of our shares.  Pursuant to separately negotiated agreements, Behringer Securities also may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses. We limit bona fide due diligence expense reimbursements to 0.5% of our gross offering proceeds. See “Plan of Distribution.”

•                                          In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf  in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us.  Our contractual obligation to reimburse our advisor for these organization and offering expenses is limited to the extent set forth in the following table.  Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 15% of the gross proceeds from the offering.

Organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees (including our dealer manager’s legal fees), amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our advisor and its affiliates to attend retail conferences conducted by broker-dealers.

•                                          Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments.  We will pay our advisor acquisition and advisory fees of 1.75% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets.  We will also pay our advisor acquisition and advisory fees of 1.75% of the funds advanced in respect of a loan or other investment.  For purposes of this table, acquisition and advisory fees do not include acquisition expenses, debt financing fees for development fees paid to our advisor or its affiliates.

•                                          Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve.  Our advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment.  We will also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel.  Our advisor will also be responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties with respect to investments we do not make.

	50% PRIMARY OFFERING OF 100,000,000 SHARES(1)		MAXIMUM PRIMARY OFFERING OF 200,000,000 SHARES(1)		MAXIMUM DISTRIBUTION REINVESTMENT PLAN OFFERING OF 50,000,000 SHARES(1)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$1,000,000,000	100.0%	$2,000,000,000	100.0%	$475,000,000	100.0%
Less Offering Expenses:
Selling Commissions and Dealer Manager Fee	95,000,000	9.5	190,000,000	9.5	—	—
Organization and Offering Expenses(2)	15,000,000	1.5	30,000,000	1.5	—	—
Amount Available for Investment	890,000,000	89.0	1,780,000,000	89.0	475,000,000	100.0
Acquisition and Development Expenses:
Acquisition and Advisory Fees(3)	15,217,000	1.5	30,435,000	1.5	8,122,000	1.7
Acquisition Expenses(4)	4,348,000	0.4	8,696,000	0.4	2,320,000	0.5
Initial Capital Reserve(5)	870,000	0.1	1,739,000	0.1	464,000	0.1
Amount Estimated to Be Invested(6)	$869,565,000	87.0%	$1,739,130,000	87.0%	$464,094,000	97.7%

(1)                                  Assumes $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold in the distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)                                  Organization and offering expenses must be reasonable.  Any organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) exceeding 1.5% of gross offering proceeds from the primary offering will be paid by the advisor or an affiliate of the advisor and not paid by us.  We expect to pay directly any organization and offering expenses related solely to our distributions reinvestment plan, which expenses we expect to be nominal and assume to be zero for purposes of this table.  Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.  Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 15% of the gross proceeds from the offering.

(3)                                  For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments.  However, it is our intent to leverage our investments with debt.  Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

Assuming (1) we sell 200,000,000 shares in the primary offering at $10.00 per share, (2) we use debt financing equal up to the maximum amount permitted by our policy, (3) the value of our assets is equal to the contract price of the assets, (4) we establish capital reserves equal to 0.1% of the aggregate value of our assets, (5) expenses related to the selection and making of investments average 0.5% of the contract purchase price and (6) we do not reinvest the proceeds of any sales of investments, then $7,120,000,000 would be available for investment in properties, mortgage, bridge or mezzanine loans and other investments, paying fees and expenses incurred in making such investments and for any capital reserves we may establish (of which approximately $5,340,000,000 would be debt financing).  Of the $7,120,000,000 available for investment, $155,348,000, of this would be used for payment of acquisition fees and expenses related to the selection and acquisition of our investments, $6,904,000 would be used for initial capital reserves, and $53,400,000 would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us (including any refinancing of debt).

(4)                                  Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve.  Our advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment.  We will also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel.  Our advisor will also be responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties with respect to investments we do not make.  For purposes of this table, we have estimated that the non-accountable acquisition expense reimbursements and reimbursements of third-party investment expenses in the case of completed investments would average 0.5% of the contract purchase price of property acquisitions but the amount is not limited to any specific amount.  Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments.

(5)                                  Estimates for capital needs and capital improvements throughout the life of each property will be established on a property by property basis in our discretion at the time the property is acquired and as required by any lender.  Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a capital reserve for use during the entire life of the property or reserved for such on our books.  Through continual reprojection and annual budgeting processes, capital reserves will be adjusted.  If depleted during the course of the property’s holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property.  Capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as capital improvements.  Capital reserves are expected to be less than 0.1% of the contract price for our portfolio of real properties.

(6)                                  We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.

The proceeds of this offering will be received and held in trust for the benefit of investors to be used only for the purposes set forth herein.  Until required in connection with the acquisition and development of properties and investment in other real-estate related investments, substantially all of the net proceeds of this offering and, thereafter, capital reserves, may be invested in short-term, highly liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  The board is responsible for the management and control of our affairs.  The board has retained Behringer Harvard Multifamily Advisors I to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision.  Prior to the commencement of this offering, our charter will be amended and restated.  When we refer to “our charter” in this prospectus, we are referring to it as it will be amended and restated.  When we describe matters governed by our charter, we describe them as they will be governed by our amended and restated charter.  Our independent directors, who comprise a majority of our board, will review and ratify our charter prior to commencement of this offering, as required by our charter.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors.  There may not be fewer than three or more than 15 directors, subject to increase or decrease by a vote of our board.  Our charter provides that a majority of our directors must be independent directors.  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years.  We have five directors, three of whom are independent.  Our charter requires that a majority of our board seats be for independent directors.  Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us.  At least one of the independent directors must have at least three years of relevant real estate experience.  Four of our five directors have at least three years of real estate experience.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified.  Our first meeting for the election of directors occurred on April 25, 2008.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal.  The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors.  Independent directors shall nominate replacements for vacancies in the independent director positions.  If at any time there are no directors in office, successor directors shall be elected by the stockholders.  Each director will be bound by the charter and bylaws.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions.  The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require.  The directors will meet quarterly or more frequently if necessary.  We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors.  Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor.  Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.  The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

In addition to the requirement to have investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus.  The directors may establish further written policies on investments and borrowings and shall monitor with sufficient frequency our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders.  We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.  In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates.  The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory management agreement are being carried out.  Specifically, the independent directors will consider factors such as:

•                  the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•                  the success of our advisor in generating appropriate investment opportunities that meet our investment objectives;

•                  rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing the same or similar services;

•                  additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether we pay them or they are paid by others with whom we do business;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

None of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates.  In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions.  However, we have established an audit committee so that audit functions can be addressed in more depth than may be possible at a full board meeting.  We have also established a compensation committee and a nominating committee.  Independent directors comprise all of the members of the audit committee, compensation committee and a nominating committee.

Audit Committee

The audit committee meets on a regular basis at least four times a year.  The audit committee is comprised entirely of independent directors.  Sami S. Abbasi, Roger D. Bowler and E. Alan Patton currently serve on the audit committee with Mr. Abbasi serving as chairman.  Our board of directors has adopted our Audit Committee Charter, which can be found on the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.

Compensation Committee

On June 25, 2008, we established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees.  The compensation committee is comprised entirely of independent directors.  Sami S. Abbasi, Roger D. Bowler and E. Alan Patton currently serve on the compensation committee with Mr. Patton serving as chairman.  Our board of directors has adopted a Compensation Committee Charter, which can be found on the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com.  The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Nominating Committee

On June 25, 2008, we established a nominating committee to assist us in the recommendation of nominees to our board of directors.  The nominating committee is comprised entirely of independent directors.  Sami S. Abbasi, Roger D. Bowler and E. Alan Patton currently serve on the nominating committee with Mr. Bowler serving as chairman.  Our board of directors has adopted a Nominating Committee Charter, which can be found on the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates.  The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Other Committees

We may also determine to establish additional committees of the board in the future.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Robert M. Behringer	60	Chairman of the Board
Robert S. Aisner	61	Chief Executive Officer and Director
Robert J. Chapman	60	President
Mark T. Alfieri	47	Chief Operating Officer
Gerald J. Reihsen, III	49	Executive Vice President – Corporate Development & Legal and Assistant Secretary
Gary S. Bresky	42	Executive Vice President and Chief Financial Officer
M. Jason Mattox	33	Executive Vice President
E. Alan Patton	46	Independent Director
Roger D. Bowler	63	Independent Director
Sami S. Abbasi	43	Independent Director

*As of August 18, 2008

Robert M. Behringer is our Chairman of the Board.  Mr. Behringer is also the founder, sole manager and Chief Executive Officer of Behringer Harvard Holdings, the parent company of our advisor.  Mr. Behringer also serves as Chairman of the Board of Behringer Harvard REIT I, Behringer Harvard REIT II (which as of the date of this prospectus, its initial registration statement had been filed, but not yet declared effective), Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II, all publicly registered real estate investment trusts.  Mr. Behringer also serves as Chairman of the Board and Chief Executive Officer for Behringer Harvard REIT II, which has filed a registration statement with the SEC, but has not yet been declared effective.  In addition to overseeing various real estate transactions, as an officer and director of Behringer Harvard-sponsored programs and their advisors, Mr. Behringer has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I, each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II, private real estate limited partnerships.  Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has been liquidated and that had a net asset value of approximately $200 million before its liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the south-central United States, which included working on mortgage loan “workouts” and restructurings.  The portfolio included institutional-quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Mr. Behringer’s experience at Equitable required him to negotiate unique terms (such as loan length, interest rates, principal payments, loan covenants (i.e., debt to equity ratios), collateral, guaranties and general credit enhancements) for each restructured loan, specifically tailored to the debtor’s particular facts and circumstances and market conditions.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Since the founding of the Behringer Harvard organization, Mr. Behringer’s experience includes an additional approximately 130 properties, with over approximately 30 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds FINRA Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer was also a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner is our Chief Executive Officer and also serves as one of our directors.  In addition, Mr. Aisner serves as President, Chief Executive Officer and a director of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II and President of Behringer Harvard REIT II.  Mr. Aisner is also Chief Executive Officer of other Behringer Harvard companies, including our advisor.  Mr. Aisner has over 30 years of commercial real estate experience.  In addition to Mr. Aisner’s commercial real estate experience, as an officer and director of Behringer Harvard-sponsored programs and their advisors, Mr. Aisner has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.    From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as:  (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT focused on the development, acquisition and management of upscale apartment communities and serves as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities; (2) President of AMLI Management Company, which oversees all of AMLI’s apartment operations in 80 communities; (3) President of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties; (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services; and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003.  During Mr. Aisner’s tenure, AMLI was

actively engaged in real estate debt activities, some of which were similar to our current loan structures.   From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  From 1984 to 1994, Mr. Aisner served as Vice President of HRW Resources, Inc., a real estate development and management company.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Robert J. Chapman is our President, President of our advisor and an Executive Vice President and Co-Chief Operating Officer of Harvard Property Trust, LLC, an affiliate of our sponsor and advisor.  Prior to joining Behringer Harvard in September 2007, Mr. Chapman was Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT, from December 1997 to August 2007.  Mr. Chapman also served as an independent board member and the audit committee chairman of Behringer Harvard Opportunity REIT I from March 2005 to August 2007.  From 1994 to 1997, Mr. Chapman was Managing Director of Heitman Capital Management Corporation.  Mr. Chapman served as Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation in 1994 and as Managing Director and Chief Financial Officer of JMB Realty Corporation, where he was employed from 1976 to 1994.  From 1972 to 1976, Mr. Chapman was associated with KPMG LLP.  Mr. Chapman received a B.B.A. in Accounting in 1970 and an M.B.A. in Finance in 1971 from the University of Cincinnati.  Mr. Chapman is a CPA and, when previously affiliated with a broker-dealer, was a FINRA Registered Representative.  Mr. Chapman is, or has been, a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, Pension Real Estate Association, the Real Estate Investment Advisory Council, the Urban Land Institute, the International Council of Shopping Centers, the American Institute of Certified Public Accountants and the Illinois CPA Society.  Mr. Chapman has served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati, and is currently an adjunct professor of real estate finance at DePaul University in Chicago.

Mark T. Alfieri is our Chief Operating Officer and serves as Chief Operating Officer of our advisor.  Mr. Alfieri also serves as Senior Vice President - Real Estate for Harvard Property Trust, LLC.  Prior to joining Behringer Harvard in May 2006, from January 1999 to April 2006 Mr. Alfieri was Senior Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT, where he directed investment activities for the Southwest region.  During his seven-year tenure at AMLI Residential Properties Trust, Mr. Alfieri consummated over $1.4 billion in multifamily transactions.  From 2000 to 2006, Mr. Alfieri was a member of CEC, AMLI’s senior executive committee.  From 1991 until 1998, Mr. Alfieri was president and Chief Executive Officer of Revest Group, Inc., a regional full service investment company.  Revest was engaged in the acquisition and development of multifamily and commercial properties as a sponsor/general partner on behalf of international and domestic private investors.  Mr. Alfieri also was president and Chief Executive Officer of Revest Management Services.  Revest Management Services fee managed office, ministorage and multifamily properties.  Mr. Alfieri graduated from Texas A&M with a Bachelor of Business Administration degree in Marketing.  Mr. Alfieri is a licensed Real Estate Broker in the State of Texas.  Mr. Alfieri served on the Board of Directors of the National Multi Housing Council from 2002-2004 and is currently a member of the National Multi Housing Council.

Gerald J. Reihsen, III is our Executive Vice President – Corporate Development & Legal and Assistant Secretary.  Mr. Reihsen is also the Executive Vice President – Corporate Development & Legal and Assistant Secretary of our advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard REIT II, Behringer Harvard Opportunity REIT I, and Behringer Harvard Opportunity REIT II.  Mr. Reihsen is also President of Behringer Securities.

For over 20 years, Mr. Reihsen’s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings.  Prior to joining Behringer Harvard in 2001, for the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney.  After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998.  In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000.  In 2000, Mr. Reihsen practiced law as a principal of Block & Balestri, a corporate and securities law firm.  In 2000 and 2001, Mr. Reihsen was employed as the Vice President – Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky is our Executive Vice President and Chief Financial Officer.  Mr. Bresky is also the Executive Vice President, Chief Financial Officer and Treasurer of our advisor and has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard REIT II, Behringer Harvard Opportunity REIT I, and Behringer Harvard Opportunity REIT II.

Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years.  Prior to joining Behringer Harvard in 2002, Mr. Bresky served as a Senior Vice President of Finance with Harvard Property Trust, Inc. from 1997 to 2001.  In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions for the company.  Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts.  His experience included conducting annual audits, preparing public securities reporting compliance filings and public real estate securities registration statements for his clients.  From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million.  From 1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management.  Mr. Bresky holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Bresky received a Bachelor of Arts degree from the University of California – Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

M. Jason Mattox is our Executive Vice President.  Mr. Mattox also serves as an Executive Vice President of our advisor and has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard REIT II, Behringer Harvard Opportunity REIT I, and Behringer Harvard Opportunity REIT II.

From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds FINRA Series 7, 24 and 63 registrations.  Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Independent Directors

E. Alan Patton has served as one of our independent directors since November 2006.  Mr. Patton is President of The Morgan Group, Inc., an apartment development and management company, and has been responsible for the day-to-day operations of The Morgan Group since 1999.  From 1990 to 1998, Mr. Patton was the Managing Director of the Chase Bank of Texas Realty Advisory Group (formerly known as Texas Commerce Realty Advisors).  During his eight-year tenure at Chase Bank, Mr. Patton developed and managed Chase’s Real Estate Mezzanine Financing product and worked in the Real Estate Workout/Restructuring Group and the Commercial Real Estate Lending Group. Mr. Patton previously served as a Project Manager with a Houston-based commercial general contractor, Miner-Dederick Companies, Inc., where he managed office and medical building construction projects nationwide for eight years.  Mr. Patton attended Harding University and the University of Houston, from which he received his Bachelor in Science - Finance degree and his Masters of Business

Administration.  Mr. Patton is on the Board of Directors of the National Multi Housing Council and a council member of the Urban Land Institute.

Roger D. Bowler has served as one of our independent directors since November 2006.  Mr. Bowler served in various capacities at Embrey Partners, Ltd., a San Antonio, Texas based apartment development and management company, from 1981 through 2006.  From 1991 through 2006, Mr. Bowler served as Executive Vice President for Embrey and was responsible for corporate operations, as well as project feasibility, financing, and sales.  On December 31, 2006, Mr. Bowler retired from full-time employment at Embrey.  Mr. Bowler is currently providing consulting services to Embrey on a part-time basis.  Prior to his full-time employment at Embrey, Mr. Bowler established and managed a corporate planning group for a Midwest bank holding company.  Mr. Bowler also served as the Senior Financial Officer for a Houston retail and office developer.  Mr. Bowler earned a Bachelor’s degree in Accounting and a Masters of Business Administration in finance from Michigan State University.  From 1984 through 2006, Mr. Bowler served on the Advisory Board of Directors for the JP Morgan Chase Bank of San Antonio.  Mr. Bowler currently serves on the Board of Directors for the Marathon Title Insurance Company and American Village Communities, Inc. of Fairfax, Virginia.  Mr. Bowler is a member of the National Multi Housing Council.

Sami S. Abbasi has served as one of our independent directors since November 2006.  Mr. Abbasi has served as Chairman and Chief Executive Officer of National Surgical Care, Inc., which owns, develops, and operates surgical facilities in partnership with physicians and healthcare systems since January 2007.  From November 2004 to November 2006, Mr. Abbasi served as President and Chief Executive Officer of Radiologix, Inc., a provider of diagnostic imaging services, which was acquired by RadNet, Inc., formerly known as Primedex Health Systems, Inc., in November 2006.  From February 2005 until November 2006, Mr. Abbasi served as a director of Radiologix.  Mr. Abbasi served as Executive Vice President and Chief Operating Officer of Radiologix from October 2003 until November 2004 and as Executive Vice President and Chief Financial Officer of Radiologix from December 2000 until March 2004.  Radiologix was a leading national provider of diagnostic imaging services and was listed on the American Stock Exchange until its November 2006 acquisition by Primedex.  From January 2000 through June 2000, Mr. Abbasi served as Chief Financial Officer and Chief Operating Officer of Adminiquest, Inc., a private company that provided web-enabled and full-service outsourcing solutions to the insurance and benefits industry.  From August 1996 through December 1999, Mr. Abbasi was Senior Vice President and Chief Financial Officer of Radiologix.  From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Healthcare Group of Robertson, Stephens and Company, where he was responsible for investment banking business development and executing a broad range of corporate finance transactions and mergers and acquisitions.  From June 1988 through January 1995, Mr. Abbasi held various positions at Citicorp Securities, including Vice President and Senior Industry Analyst in the Healthcare Group.  Mr. Abbasi received his Masters of Business Administration from the University of Rochester and his Bachelor of Arts, magna cum laude, in Economics from the University of Pennsylvania.

Key Employees

In addition to the executive officers listed above, Behringer Harvard Multifamily Advisors I relies on key personnel employed by other Behringer Harvard-affiliated entities. These persons have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. Andrew J. Bruce, Vice President of Finance of Behringer Harvard Multifamily Advisors I, Robert T. Poynter, Vice President of Behringer Harvard Multifamily Advisors I and Ross P. Odland, Vice President—Portfolio Management of Behringer Harvard Multifamily Advisors I, are non-executive personnel who are important to our success.

Andrew J. Bruce is the Vice President of Finance of our advisor and reports to Mr. Bresky.  Mr. Bruce is responsible for managing the financing activities and the finance group for the Behringer Harvard-sponsored programs.  This includes the structuring and placement of commercial debt for new acquisitions and developments, for the refinancing of existing debt, and for fund level credit facilities.  In addition, Mr. Bruce is responsible for maintaining existing banking and lending relationships as well as cultivating new relationships.  Mr. Bruce also is charged with analyzing and managing the programs’ use of derivatives and hedging instruments, and working with the programs’ real estate professionals in their efforts to analyze potential new development projects that the programs are considering.

Prior to joining Behringer Harvard, from 1994 to early 2006 Mr. Bruce worked for AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT, in Dallas and in Chicago.  While at AMLI,

Mr. Bruce was responsible for placing AMLI’s secured and unsecured debt and for overseeing the underwriting projections for new development projects, including acquisitions made on behalf of the AMLI/BPMT joint venture.

Mr. Bruce graduated from Western Michigan University with a Bachelor of Business Administration degree.  Mr. Bruce also earned a Masters in Business Administration degree from the University of Chicago, and a CPA designation while working in Illinois.

Robert T. Poynter is the Vice President of our advisor.  Mr. Poynter is  responsible for reviewing and improving existing policies regarding the multifamily investment and acquisition process for Behringer Harvard and for developing best practices for the multifamily group.  In this capacity Mr. Poynter also is responsible for sourcing, underwriting and administering the multifamily investment and acquisition process for Behringer Harvard.

Prior to joining Behringer Harvard, from October 1983 to September 2006, Mr. Poynter was employed by JPI, a multifamily development and acquisition company.  Mr. Poynter was a Senior Vice President of several different JPI-affiliated entities and served as the Strategic Recapitalization Services Partner.  During that time, Mr. Poynter worked on condominium and home sales, corporate housing, third party property management services and acquisitions.  Mr. Poynter also was involved in numerous disposition transactions for JPI with an aggregate value of approximately $2.2 billion.  Mr. Poynter is a licensed Real Estate Broker in the state of Texas.  Mr. Poynter received a Bachelor of Science degree from the Wharton School at the University of Pennsylvania.

Ross P. Odland is the Vice President – Portfolio Management of our advisor.  Mr. Odland is responsible for developing investment strategies, sourcing, developing and managing joint venture partnerships, and leading the asset management group for the multifamily group.

Prior to joining Behringer Harvard, from 2000 to 2007, Mr. Odland was Vice President of Portfolio Management at AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT, where he managed the company’s joint venture relationships and performed portfolio and asset management duties for the company’s southwest region which was valued in excess of $1.1 billion.  From 1997 to 2000, Mr. Odland was a consultant with Pricewaterhouse Coopers in the Real Estate Advisory Group. In this role, Mr. Odland performed valuation, market research, and due diligence activities for publicly traded REITS and institutional real estate funds.

Mr. Odland holds a Bachelor of Business Administration degree from the University of Wisconsin-Madison. Mr. Odland is a chartered financial analyst (CFA) and member of the CFA Society of Dallas-Fort Worth and a member of the Pension Real Estate Advisory Association.

Duties of Our Executive Officers

The chairman of the board presides at all meetings of the stockholders, the board of directors and any committee on which he serves.  The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations.  The chief executive officer oversees the day-to-day advisory services performed by our advisor.

The president reports to the chief executive officer, and has, subject to the control of the chief executive officer and the board, responsibility for the active supervision and management over our day-to-day operations and over our officers, assistants, agents and employees who are subordinate to the president.

The chief operating officer reports to the president and, subject to the control of the president and the board of directors, has responsibility for the active supervision of our day-to-day operations and over our employees, subordinate officers, assistants and agents.

The chief financial officer reports to the chief executive officer and has, subject to the control of the chief executive officer and the board of directors, the general care and custody of our funds and securities and the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

Each vice president has the powers and duties prescribed from time to time by the board of directors or delegated from time to time by the president.

The secretary maintains minutes of all meetings of the board of directors, of each committee, and of the stockholders, or consents in lieu of such minutes, in our minute books, and causes notice of such meetings to be given when requested by any person authorized to call such meetings.  The secretary has charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at our office during business hours.  The secretary performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

As an externally advised corporation, our day-to-day operations are generally performed by our advisor.  All of our executive officers described above are also officers or employees of our advisor.  Our executive officers personally oversee our advisor’s day-to-day operations with respect to us.  However, when doing so, such executive officers are acting on behalf of our advisor in performing its obligations under the Advisory Management Agreement.  Generally, the only services performed by our executive officers in their capacity as executive officers are those required by law or regulation, such as executing documents as required by Maryland law and providing certifications required by the federal securities laws.

Compensation of Our Executive Officers

Our executive officers do not receive compensation from us for services rendered to us.  Our executive officers are also officers of Behringer Harvard Multifamily Advisors I, our advisor, and its affiliates and are compensated by these entities, in part, for their services to us.  See “—Management Compensation” below for a discussion of the fees paid to and services provided by Behringer Harvard Multifamily Advisors I and its affiliates.

Compensation of Directors

We have provided below certain information regarding compensation paid to our directors during fiscal year 2007.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

Robert M. Behringer	—	—	—
Robert S. Aisner	—	—	—
E. Alan Patton	$19,500	$8,145	$27,645
Roger D. Bowler	$19,500	$8,145	$27,645
Sami S. Abbasi	$20,500	$8,145	$28,645

(1) Each of Messrs. Patton, Bowler and Abbasi received a grant of 1,000 restricted shares of our common stock on November 28, 2007, with a grant date fair value of $8.145.

Upon commencement of this offering, we will pay each of our independent directors an annual retainer of $25,000 per year.  In addition we will pay the chairman of our Audit Committee an annual retainer of $10,000 per year and the chairmen of our Compensation and Nominating Committees annual retainers of $5,000 per year.  All such retainers will be paid quarterly in arrears.  In addition, we will pay each of our independent directors (i) $1,000 for each board or committee meeting attended in person and (ii) $500 for each board or committee meeting attended by telephone and for each written consent considered by the director.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  If a director is also an employee of us or our affiliates, or an employee of Behringer Harvard Multifamily Advisors I or its affiliates, we do not pay compensation for services rendered as a director.

Incentive Award Plan

We have adopted an Incentive Award Plan that provides for the grant of equity awards to our employees, directors and consultants and those of our advisor and its affiliates.  A total of 10,000,000 shares have been authorized and reserved for issuance under the Incentive Award Plan.  As of December 31, 2007, 6,000 shares of restricted common stock have been awarded to our independent directors.  We issued each of our independent directors 1,000 shares of restricted common stock on the date he or she first became a director and, after serving as an independent director for one year, another 1,000 shares of restricted common stock in contemplation of a second year of service as an independent director.  Currently, we have no plans to issue any additional awards under the Incentive Award Plan.

The purpose of our Incentive Award Plan is to enable us and our advisor and its affiliates, including Behringer Harvard Holdings, Behringer Harvard Partners, Behringer Securities, HPT Management Services, Behringer Harvard Multifamily OP I and BHMF Trust, (1) to provide an incentive to employees, directors and consultants of us and our advisor and its affiliates to increase the value of our shares, (2) to give such persons a stake in our future that corresponds to the stake of each of our stockholders, and (3) to obtain or retain the services of these persons who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

Our Incentive Award Plan is administered by our board of directors, which may delegate such authority to the compensation committee of the board or such other persons as may be allowed under Maryland law.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards to our employees, directors and consultants and employees, directors and consultants of us and our advisor and its affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan.  Our charter prohibits the issuance of options or warrants to purchase our capital stock to Behringer Harvard Multifamily Advisors I, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Awards granted under our Incentive Award Plan are evidenced by an incentive award agreement, which contains such terms and provisions as the plan administrator deems appropriate except as otherwise specified in the Incentive Award Plan.  Shares issued under our Incentive Award Plan are restricted shares under federal securities law and are subject to limitations on resale until such time as we file a registration statement covering the resale of such shares.

Awards issued under our Incentive Award Plan are not transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights may be transferred as a bona fide gift to immediate family members and trusts and partnerships established for such immediate family members.

To the extent we undergo a change of control, the Incentive Award Plan provides that outstanding awards may be assumed or substituted in accordance with their terms.  If the awards are not assumed or substituted, then the plan administrator may take any of the following actions, contingent on the consummation of the change of control and in accordance with the terms of such change of control:  (1) accelerate the vesting of all or part of the award; (2) cancel such awards to the extent the awards are not exercised, are not exercisable or are out of the money; or (3) cancel such awards for a payment of cash or our shares.  A change of control means any transaction or series of transactions where we sell, transfer, lease, exchange or otherwise dispose of at least 85% of our assets or a transaction where persons who are not our current stockholders acquire enough of an interest in us, so that our stockholders prior to such transaction no longer have 50% or more of our voting power.  In the event of any corporate transaction (as described under Section 424(a) of the Internal Revenue Code) that does not qualify as a change of control, the awards will be assumed, continued or substituted.

Upon a stock split, stock dividend or other change in our capitalization, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to the Incentive Award Plan.  A corresponding adjustment to the exercise price of any options or other awards granted prior to any change also will be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.  In the event of a corporate transaction

(as described under Section 424(a) of the Internal Revenue Code) that provides for the assumption or substitution of the awards, an appropriate adjustment will also be made.

Fair market value as of a given date for purposes of our Incentive Award Plan is defined generally to mean:

•                  the closing sale price for such date, if the shares are traded on a national stock exchange;

•                  the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date and if the shares are traded on a national stock exchange; or

•                  the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, our charter, and federal and state securities laws.

Our charter requires us to hold harmless our directors and officers, and to indemnify our directors, officers and employees and our advisor, its affiliates and any of their employees acting as an agent to us to the maximum extent permitted by the NASAA REIT Guidelines and by Maryland law for losses, if the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                  the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•                  in the case of non-independent directors, our advisor or its affiliates or employees, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•                  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy and unenforceable.  Further, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange

Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:  (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the party seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

We are externally managed by our advisor, Behringer Harvard Multifamily Advisors I LP, a Texas limited partnership formed in September 2006.  Some of our officers and directors are also officers of our advisor.  Behringer Harvard Multifamily Advisors I has contractual responsibility to us and our stockholders pursuant to the advisory management agreement.

The executive officers of Behringer Harvard Multifamily Advisors I are as follows:

Name	Age*	Position(s)

Robert S. Aisner	61	Chief Executive Officer
Robert J. Chapman	60	President
Mark T. Alfieri	47	Chief Operating Officer
Gerald J. Reihsen, III	49	Executive Vice President – Corporate Development & Legal and Assistant Secretary
Gary S. Bresky	42	Executive Vice President, Chief Financial Officer and Treasurer
M. Jason Mattox	33	Executive Vice President

* As of August 18, 2008

For more information regarding the background and experience of Messrs. Aisner, Chapman, Alfieri, Reihsen, Bresky and Mattox, see “—Executive Officers and Directors” above.

Behringer Harvard Multifamily Advisors I relies on personnel employed by other Behringer entities, in addition to the executive officers listed above, who have extensive experience in selecting and managing properties similar to the properties sought to be acquired by us.  As of December 31, 2007, Messrs. Behringer, Aisner, Chapman and Alfieri, together with key employees Andrew J. Bruce, Robert T. Poynter and Ross P. Odland, had experience acquiring, financing, managing and/or disposing of 181,200 multifamily units with a total value in excess of $15.8 billion.

The Advisory Management Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below.  In some instances our advisor may contract with an affiliated entity to provide certain services requiring state specific licenses to be performed under the advisory management agreement.  This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties.  Under the terms of the advisory management agreement, our advisor undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors.  Our advisor has a fiduciary duty and responsibility to us and our stockholders.  In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•                  find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•                  structure the terms and conditions of our acquisitions, sales and joint ventures;

•                  acquire properties and make and invest in mortgage, bridge or mezzanine loans and other investments on our behalf in compliance with our investment objectives and policies;

•                  arrange for financing and refinancing of properties and other investments;

•                  enter into leases and service contracts for the properties and other investments;

•                  service or enter into contracts for servicing our mortgage, bridge or mezzanine loans;

•                  assist us in obtaining insurance;

•                  generate an annual budget for us;

•                  review and analyze financial information for each property and the overall portfolio;

•                  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•                  perform investor-relations services;

•                  maintain our accounting and other records and assist us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•                  engage and supervise the performance of our agents, including our registrar and transfer agent; and

•                  perform any other services reasonably requested by us.

The advisory management agreement will have a one-year term that may be renewed for an unlimited number of successive one-year periods.  It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory management agreement.  The criteria used in such evaluation will be reflected in the minutes of such meeting.  Our advisory management agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange.  In addition, either party may terminate the advisory management agreement upon 60 days’ written notice without penalty.  If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors.  In the event of the termination of our advisory management agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.  Under our advisory management agreement, we are restricted from hiring or soliciting any employee of our advisor or its affiliates for one year from the termination of the agreement.  After termination of the advisory management agreement between us and our advisor, our advisor may be entitled to convert our convertible stock into common stock upon the occurrence of certain triggering events.  See “Management—Management Compensation.”

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business.  However, pursuant to the advisory management agreement, our advisor must devote sufficient resources to our administration to discharge its obligations.  See “Risk Factors—Risks Related to Conflicts of Interest.”  In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates have relatively less experience than in other areas, such as with respect to domestic real property, our advisor may employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.  Our advisor may also assign the advisory management agreement to an affiliate upon approval of a majority of our independent directors.  We may assign or transfer the advisory management agreement to a successor entity.

Our advisor may not cause us to acquire or finance any property or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors.  The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

We may reimburse our advisor for all of the costs and expenses that are in any way related to the operation of our company or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us.  The costs and expenses include, but are not limited to:

•                  organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) in an amount up to 1.5% of gross offering proceeds from the primary offering less any such organization and offering expenses we pay directly.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us;

•                  the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•                  a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment, and reimbursement of third-party investment expenses in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs;

•                  administrative service expenses;

•                  all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                  audit, accounting and legal fees paid to third parties;

•                  premiums and other associated fees for insurance policies including director and officer liability insurance;

•                  taxes and assessments on income or real property and taxes; and

•                  transfer agent and registrar’s fees and charges paid to third parties.

Generally, we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of:  (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders; in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.  We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Our advisor will be paid fees in connection with services provided to us.  Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory management agreement and, in some circumstances, will also be paid a subordinated disposition fee relating to the disposition of our assets prior to the termination of the advisory management agreement.  See “—Management Compensation” below.

Service Mark License Agreement

Prior to commencement of this offering, we intend to enter into a service mark license agreement with Behringer Harvard Holdings for use of the name “Behringer Harvard.”  Pursuant to the agreement, when an affiliate of Behringer Harvard Holdings no longer serves as one of our officers or directors, Behringer Harvard Holdings may terminate our service mark license agreement and may require us to change our name to eliminate the use of the words “Behringer Harvard.”  We will be required to pay any costs associated with changing our name.

Stockholdings

Behringer Harvard Holdings, an affiliate of our advisor, acquired 24,969 shares of common stock for an aggregate purchase price of $200,001.69.  Our wholly owned subsidiary, BHMF Business Trust, owns more than 99.9% of the partnership interests in Behringer Harvard Multifamily OP I, our operating partnership.  BHMF, our wholly owned subsidiary, is the sole general partner and owner of less than a 0.1% partnership interest in our operating partnership.  Behringer Harvard Holdings and BHMF Business Trust may not sell any of these securities during the period Behringer Harvard Multifamily Advisors I serves as our advisor, except for transfer of such securities to their affiliates.  In addition, any resale of these securities and the resale of any such securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.  Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, they have no options or warrants to acquire any additional shares and have no current plans to acquire additional shares.  Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract or transaction with our advisor or any of its affiliates.  For a more general discussion of Behringer Harvard Multifamily OP I, see “The Operating Partnership Agreement.”

In addition, our advisor owns all of the 1,000 issued and outstanding shares of our convertible stock, which it acquired for an aggregate purchase price of $1,000.  Under certain circumstances, these shares may be converted into shares of our common stock.  No additional consideration is due upon the conversion of the convertible stock.  Our convertible stock will convert into shares of common stock on one of two events.  First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 7% cumulative, non-compounded, annual return at that price.  Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 7% return threshold for our common stockholders.  Each of these two events is a “Triggering Event.”  Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with Behringer Harvard Multifamily Advisors I has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to 15% of the excess of the value of the company plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  However, if our advisory management agreement with

Behringer Harvard Multifamily Advisors I expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time that we were advised by Behringer Harvard Multifamily Advisors I.  We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our stockholders.  The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests.  See “Description of Shares—Convertible Stock.”

Companies Affiliated with Our Advisor

Property Manager

BHM Management, our property manager, will be responsible for property management and leasing services for our properties.  In some instances our property manager may contract with an affiliated entity to provide certain property management services requiring state specific licenses or a non-affiliated third-party property manager to whom our property manager may subcontract its property management duties.  IMS is the sole manager and member of our property manager.  Behringer Harvard Holdings is the sole owner of IMS.  Robert M. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings and IMS.  Mr. Behringer is also the sole manager of IMS.  See “Conflicts of Interest.”  The principal officers of our property manager are as follows:

Name	Age*	Position(s)

Robert S. Aisner	61	Chief Executive Officer
Robert J. Chapman	60	President
Mark T. Alfieri	47	Chief Operating Officer
Gerald J. Reihsen, III	49	Executive Vice President – Corporate Development & Legal and Assistant Secretary
Gary S. Bresky	42	Executive Vice President, Chief Financial Officer and Treasurer
M. Jason Mattox	33	Executive Vice President

* As of August 18, 2008

For more information regarding the background and experience of Messrs. Aisner, Chapman, Reihsen, Bresky, and Mattox, see “Management—Executive Officers and Directors.”

Our property manager is engaged in the business of real estate management.  On March 17, 2008 with our consent and the consent of our operating partnership, HPT Management assigned its property management agreement with us to our property manager.  Our property manager is newly organized to manage and lease properties in our portfolio.  We will pay our property manager property management fees equal to 3.75% of the gross revenues from the properties managed by our property manager.  Our property manager’s engagement will not commence with respect to any particular project until we, in our sole discretion, have the ability to appoint or hire our property manager.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we may pay our property manager an oversight fee equal to 0.5% of the gross revenues from the property.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.  Other third-party charges, including fees and expenses of apartment locators and third-party accountants, will be reimbursed.

Our property manager currently intends to subcontract most on-site property management duties to other management companies with experience in the applicable markets that also will be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor.  These other property managers will offer superior and dependable services, which will be important in competitive markets and could positively impact the ultimate selling price for an apartment community.  Such local management companies will have a greater understanding of the local market and the needs of current and potential residents.  In addition, those local management companies will have, as a result of the multiple properties managed by each, certain economies of scale for the area in which they are located.  The information our property manager learns from the local property management companies about the market and residents’ needs could assist us in acquiring “off market” properties on attractive terms and/or prices and aiding in resident retention.  Our property manager nonetheless will continue to closely supervise any subcontracted, on-site property managers.  Our property manager also will be responsible for paying such subcontractors’ fees and expenses.  We will have no obligation to make any payments to the subcontractors, unless we and BHM Management otherwise agree in writing.  In addition, our property manager will remain directly involved in many property management activities including, leasing decisions, budgeting, vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal, and banking services), and general property-level problem solving.  To the extent our property manager directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel.  For any properties for which the on-site management is subcontracted, our property manager has the right to and will approve all on-site personnel of such subcontractor and establish policies for the properties’ operations.  Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

•                  our property manager;

•                  subsidiaries of and partnerships organized by our property manager and its affiliates; and

•                  other persons or entities owning properties managed by our property manager.

Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.  Our property manager will continuously consider alternatives to provide the most efficient property management services to us.

The management fees to be paid to our property manager will cover, without additional expense to us, the property manager’s general overhead costs, such as its expenses for rent and utilities.  Pursuant to separately negotiated agreements, however, our company and our property manager may agree that our property manager will supervise the construction and/or installation of certain capital improvements or other major repairs outside of normal maintenance and repair at any property.  In such case, we will pay additional compensation to our property manager pursuant to such separately negotiated agreements.  Our property management agreement with our property manager has an initial term of two years ending November 21, 2008, and is subject to successive two-year renewals unless we or our property manager provide written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term.  We may also terminate the agreement upon 30 days’ prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.  If we materially breach our obligations under the agreement and such breach remains uncured for a period of ten days after written notification of such breach, the property manager may terminate the agreement.  Under our the property management agreement, we are restricted from hiring or soliciting any employee of our property manager or its affiliates for one year from the termination of the agreement.

The principal office of our property manager is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Dealer Manager

Behringer Securities, our dealer manager, is a member firm of FINRA.  Our dealer manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard-sponsored programs.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.  It may also sell a limited number of shares at the retail level.  Our dealer manager intends to reallow the selling commissions to participating broker-dealers.  No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to our dealer manager for wholesaling services, provided that no dealer manager fee will be paid with respect to sales of shares pursuant to our distribution reinvestment plan.  See the “—Management Compensation” and “Plan of Distribution” sections below.

Harvard Property Trust, LLC is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of our dealer manager, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Harvard Partners.  Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and our dealer manager and a manager of Behringer Harvard

Partners and Harvard Property Trust, LLC.  See “Conflicts of Interest.”  The principal officers of our dealer manager are as follows:

Name	Age*	Position(s)

Robert M. Behringer	60	Chief Executive Officer
Gerald J. Reihsen, III	49	President
Jeffrey S. Schwaber	46	Executive Vice President – National Sales Director
Gary S. Bresky	42	Chief Financial Officer and Treasurer
M. Jason Mattox	33	Executive Vice President and Secretary

* As of August 18, 2008

For more information regarding the background and experience of Messrs. Behringer, Reihsen, Bresky and Mattox, see “Management—Executive Officers and Directors.”

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management of these investments will reside with Robert M. Behringer, Robert S. Aisner, Robert J. Chapman, Mark T. Alfieri, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox.  Our advisor seeks to invest in real estate and real estate-related assets that satisfy our investment objectives.  Our board of directors, including a majority of our independent directors, must approve all investments.

Management Compensation

Although we have executive officers who will manage our operations, we do not have any paid employees.  Upon commencement of this offering, we will pay each of our independent directors an annual retainer of $25,000 per year.  In addition, we will pay the chairman of our Audit Committee an annual retainer of $10,000 per year and the chairmen of our Compensation and Nominating Committees annual retainers of $5,000 per year.  All such retainers will be paid quarterly in arrears.  In addition, we will pay each of our independent directors (i) $1,000 for each board or committee meeting attended in person and (ii) $500 for each board or committee meeting attended by telephone and for each written consent considered by the director.  See “—Compensation of Directors” above.  The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Harvard Multifamily Advisors I, Behringer Securities and their affiliates during the various phases of our organization and operation.  Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

	Offering Stage

Selling Commissions – Behringer Securities (2)	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Behringer Securities will reallow 100% of selling commissions earned to participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan.	$140,000,000

Dealer Manager Fee – Behringer Securities (3)

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. No dealer manager fee will be paid for sales under the distribution reinvestment plan.

		$50,000,000

Reimbursement of Other Organization and Offering Expenses – Behringer Harvard Multifamily Advisors I or its affiliates (4)

With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering. We may reimburse our advisor for certain expenses, costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services relating to our offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 15% of the gross proceeds from the offering.

		$30,000,000

	Acquisition and Development Stage

Acquisition and Advisory Fees – Behringer Harvard Multifamily Advisors I or its affiliates (5)(6)

1.75% of the funds paid or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets, and 1.75% of the funds advanced in respect of a loan or other investment.

		$30,435,000 (assuming no debt financing to purchase assets). $120,826,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Acquisition Expenses – Behringer Harvard Multifamily Advisors I or its affiliates (5)(6)

Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve. Our advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment. We will also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs. Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel. Our advisor will also be responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties with respect to investments we do not make.

Actual amounts cannot be determined at the present time. (7)

Debt Financing Fee – Behringer Harvard Multifamily Advisors I or its affiliates (5)(6)

1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 75% of the aggregate value of our assets, the fees would be $53,400,000.

Development Fee – Behringer Development

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development. Development fees may be paid for the packaging of a development project, including services such as the negotiation and approval of plans, assistance in obtaining zoning and necessary variances and financing for a specific property.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Operational Stage

Property Management Fees – BHM Management

Property management fees equal to 3.75% of gross revenues of the properties managed by our property manager. Our property manager’s engagement will not commence with respect to any particular project until we, in our sole discretion, have the ability to appoint or hire our property manager. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay our property manager an oversight fee equal to 0.5% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property. Our property manager may subcontract some or all of the performance of its property management duties to third parties, in which case our property manager will use the property management fees as reimbursement for the cost of subcontracting its property management responsibilities. Other third-party charges, including fees and expenses of apartment locators and of third-party accountants, will be reimbursed by us to our property manager or its subcontractors. We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and therefore cannot be determined at the present time.

Asset Management Fee – Behringer Harvard Multifamily Advisors I or its affiliates

Monthly fee equal to one-twelfth of 0.75% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Subordinated Disposition Fee – Behringer Harvard Multifamily Advisors I or its affiliates (8)

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive (subject to satisfaction of the condition set forth below) a subordinated disposition fee equal to the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property or asset sold, upon satisfaction of the condition that our stockholders have first received distributions equal to or greater than the aggregate capital contributions made by stockholders plus a 7% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees relative to asset sales made prior to the satisfaction of the above condition will be reflected as a contingent liability of our company, which will be earned and paid when the above condition has been satisfied, if ever. The stated annual return is a benchmark for determining incentive arrangements and there is no assurance that the annual return will be as stated.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock – Behringer Harvard Multifamily Advisors I

Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 7% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 7% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to 15% of the excess of the value of the company plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time that we were advised by our advisor.

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Operating Expenses – Behringer Harvard Multifamily Advisors I (9)

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory management agreement to the extent that such employees perform services for which the advisor receives a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

(1)                                 The estimated maximum dollar amounts are based on the sale of a maximum of 200,000,000 shares to the public at $10.00 per share in our primary offering.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)                                 All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts.

(3)                                 In limited circumstances, the dealer manager fee may be reduced with respect to certain purchases as described under “Plan of Distribution.”

(4)                                 These reimbursements include organization and offering expenses previously advanced by our advisor related to a prior offering of our shares, to the extent not reimbursed out of proceeds from the prior offering, and subject to the 1.5% of gross offering proceeds limitation in this offering.  These reimbursements do not include dealer manager fees or selling commissions, or expenses associated with organizing our advisor or any other affiliate.

(5)                                 Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, our charter and the NASAA REIT Guidelines limit the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage, bridge or mezzanine loan or other investment, to 6% of the funds advanced.  This limit may only be exceeded if a majority of the board of directors, including a majority of our independent directors, approves the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.  Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory management agreement limits these fees and expenses to (1) an acquisition fee equal to 1.75% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, and 1.75% of the funds advanced in respect of a loan or other investment, (2) a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment, and reimbursement of third-party investment expenses in the case of a completed investment, (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us and (4) development fees paid to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.  Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%.  Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

(6)                                 For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our primary offering; however, because the acquisition and advisory fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition and advisory fees will be greater than that shown to the extent we also fund acquisitions through (1) the incurrence of debt (the aggregate amount of borrowings is targeted at 60% upon stabilization, but not to exceed approximately 75% of the aggregate value of all assets), (2) retained cash flow from operations, (3) issuances of equity in exchange for properties and (4) proceeds from the sale of shares under our distribution reinvestment plan.

Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.  In addition to this potential charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital.  During our offering stage and until we have invested the proceeds of this offering or any subsequent offering, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Assuming (1) we sell 200,000,000 shares in the primary offering at $10.00 per share, (2) we use debt financing equal up to the maximum amount permitted by our policy, (3) the value of our assets is equal to the contract price of the assets, (4) we establish capital reserves equal to 0.1% of the aggregate value of our assets, (5) expenses related to the selection and making of investments average 0.5% of the contract purchase price and (6) we do not reinvest the proceeds of any sales of investments, then $7,120,000,000 would be available for investment in properties, mortgage, bridge or mezzanine loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish (of which approximately $5,340,000,000 would be debt financing).  Of the $7,120,000,000 available for investment, $155,348,000 of this would be used for payment of acquisition fees and expenses related to the selection and acquisition of our investments, $6,904,000 would be used for initial capital reserves, and $53,400,000 would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us (including any refinancing of debt).

(7)                                 It is our intent to leverage our investments with debt.  Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time.  Moreover, additional fees and expenses resulting from the use of leverage may be paid out of the proceeds of such financings and not from proceeds of this offering.

(8)                                 Our charter limits disposition fees paid to our advisor to an amount equal to the lesser of (i) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if no such commission is paid, the amount of such a commission that customarily would be paid for the purchase and sale of the asset that is reasonable, customary, and competitive in light of the size, type and location of such asset (as determined by the board of directors, including a majority of our independent directors), or (ii) 3% of the sales price of the asset.  Our charter also limits all real estate commissions paid to our advisor, its affiliates and third parties, including the subordinated disposition fee, to 6% of the contract sales price of each asset.  In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

(9)                                 If a majority of our independent directors determines that expenses in excess of this limitation are justified, we will send a written disclosure of this fact to our stockholders within 60 days of the end of the fiscal quarter in which such excess expenses occurred; in each case, such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.  We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

The average invested assets for a period will equal the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period specified.  The expense of any restricted stock issued to employees of our advisor or its affiliates as reflected in our financial statements from time to time will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs.  Each such determination will be reflected in the minutes of our board of directors.  Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory management agreement are being carried out.  Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated disposition fees, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions.  However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory management agreement.  See “—The Advisory Management Agreement” section above.  Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

In addition, from time to time, Behringer Harvard Holdings or its affiliates, including our advisor, may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.

STOCK OWNERSHIP

The following table shows, as of August 18, 2008, the amount of our common stock beneficially owned (unless otherwise indicated) by:  (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (2) our directors; (3) our executive officers; and (4) all of our directors and executive officers as a group.  The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Behringer Harvard Holdings, LLC (2)	24,969	*
Behringer Harvard Multifamily Advisors I LP (3)	—	—
Robert M. Behringer (4)	37,246	*
Robert S. Aisner (5)	6,139	—
Robert J. Chapman	12,277	*
Mark Alfieri	6,139	*
Gerald J. Reihsen, III (6)	6,139	*
Gary S. Bresky (7)	3,069	*
M. Jason Mattox (8)	1,228	*
E. Alan Patton	2,000	*
Roger D. Bowler	2,000	*
Sami S. Abbasi	2,000	*
All directors and executive officers as a group (ten persons)	78,237	*

*                 Less than 1% of the outstanding shares of our common stock.

(1)                                  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following August 18, 2008.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)                                  Behringer Harvard Holdings owns 24,969 shares of our common stock.  In addition, our advisor, which is indirectly wholly owned and controlled by Behringer Harvard Holdings, owns 1,000 shares of our convertible stock, but the actual number of shares of common stock which will be issuable upon conversion of the convertible stock, if any, is indeterminable at this time.  As of August 18, 2008, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings, which indirectly owns and controls the voting of all of the interests in our advisor.

(3)                                  Behringer Harvard Multifamily Advisors I LP, our advisor, owns 1,000 shares of our convertible stock, which is all of the issued and outstanding shares of our convertible stock.  The actual number of shares of common stock which will be issuable upon conversion of the convertible stock, if any, is indeterminable at this time.  As of August 18, 2008, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings, which indirectly owns and controls the voting of all of the interests in our advisor.

(4)                                  Includes 24,969 shares of common stock owned by Behringer Harvard Holdings and 12,277 shares of common stock jointly owned by Mr. Behringer and his spouse.  Does not include 1,000 shares of convertible stock owned by our advisor.  As of August 18, 2008, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings, which indirectly owns and controls the voting of all of the interests in our advisor.

(5)                                  Does not include 24,969 shares of common stock owned by Behringer Harvard Holdings or 1,000 shares of convertible stock owned by our advisor.  Mr. Aisner controls the disposition of 4% of the outstanding limited liability company interests in Behringer Harvard Holdings, which indirectly owns and controls the voting of all of the interests in our advisor.  Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(6)                                  Does not include 24,969 shares of common stock owned by Behringer Harvard Holdings or 1,000 shares of convertible stock owned by our advisor.  Mr. Reihsen controls the disposition of 4.5% of the outstanding limited liability company interests in Behringer Harvard Holdings, which indirectly owns and controls the voting of all of the interests in our advisor.  Mr. Behringer has the right to vote Mr. Reihsen’s interest in Behringer Harvard Holdings.

(7)                                  Does not include 24,969 shares of common stock owned by Behringer Harvard Holdings or 1,000 shares of convertible stock owned by our advisor.  Mr. Bresky controls the disposition of 3% of the outstanding limited liability company interests in Behringer Harvard Holdings, which indirectly owns and controls the voting of all of the interests in our advisor.  Mr. Behringer has the right to vote Mr. Bresky’s interest in Behringer Harvard Holdings.

(8)                                  Includes 1,228 shares of common stock owned by Mr. Mattox and his spouse as tenants in common.  Does not include 24,969 shares of common stock owned by Behringer Harvard Holdings or 1,000 shares of convertible stock owned by our advisor.  Mr. Mattox controls the disposition of 1.5% of the outstanding limited liability company interests in Behringer Harvard Holdings, which indirectly owns and controls the voting of all of the interests in our advisor.  Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Behringer Harvard Multifamily Advisors I, our advisor and its affiliates, some of whom serve as our executive officers and directors.  These conflicts include the compensation arrangements between us and our advisor and its affiliates.  Our agreements and arrangements with our advisor and its affiliates, including our dealer manager and property manager, are not the result of arm’s-length negotiations.  See “Management—Management Compensation.”  In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our advisor, dealer manager, property manager and their affiliates, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other Behringer Harvard-sponsored programs.  However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares.  In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.  For a description of some of the risks related to these conflicts of interest, see “Risk Factors—Risks Related to Conflicts of Interest.”

We expect our independent directors to act on all matters in which a conflict of interest may arise.  All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Our executive officers and the executive officers of Behringer Harvard Multifamily Advisors I and its affiliates are advisors or general partners of other Behringer Harvard-sponsored programs, including partnerships, public and private REITs and other programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future.  These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us.  As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in a substantial reduction of their net worth.

As of the date of this prospectus, affiliates of our advisor are sponsoring or have recently sponsored six other public real estate programs (Behringer Harvard REIT I, Behringer Harvard REIT II, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I).  As of the date of this prospectus, Behringer Harvard REIT I and Behringer Harvard Opportunity REIT II are raising capital concurrent with this offering.  Behringer Harvard REIT II is a newly organized program that has filed a registration statement relating to its planned initial public offering.  The initial public offerings with respect to Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard REIT I terminated on February 19, 2005.  Behringer Harvard REIT I initiated a follow-on offering on February 19, 2005, which was terminated on October 20, 2006 in all jurisdictions except Pennsylvania where it was terminated on February 9, 2007.  A second follow-on offering commenced on October 20, 2006 in all jurisdictions except Pennsylvania where it commenced on February 12, 2007.  As of the date of this prospectus, the registration statement of Behringer Harvard REIT I is for the offer and sale to the public of up to 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard REIT I.  Behringer Harvard Opportunity REIT I has terminated its initial public offering, but continues to offer shares of common stock through its distribution reinvestment plan.  The registration statement for Behringer Harvard Opportunity REIT I registered the offer and sale to the public of up to 40,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 8,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  The registration statement for Behringer Harvard REIT II has been filed with the SEC, but is not yet effective, for the offer and sale to the public of up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  The registration statement for Behringer Harvard Opportunity REIT II is for the offer and sale to the public of up to 100,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 25,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  As described in the “Prior Performance Summary,” Robert M. Behringer and his affiliates also have sponsored and continue to sponsor privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are similar to ours, and which are still operating and may acquire additional properties in the future.  Our executive officers and our advisor and its affiliates will experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard-sponsored programs.  However, to date the investment strategies of the various Behringer Harvard-sponsored programs have differed enough that there have not been significant conflicts in the allocation of properties.

Our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms.  There may be periods, however, during which one or more Behringer Harvard-sponsored programs are raising capital and seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business.  As a result of the interests of members of its management in other Behringer Harvard-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard-sponsored programs, such as Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard REIT II and numerous private programs and any other activities in which they are involved.  However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Mr. Behringer, who is our Chairman of the Board, are also officers of our advisor, our property manager, our dealer manager and other entities affiliated with our advisor as well as the officers of other Behringer Harvard-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Competition in Acquiring Properties, Finding Tenants and Selling Properties

Conflicts of interest will exist to the extent that we acquire properties in the same geographic areas where properties owned by other Behringer Harvard-sponsored programs are located.  In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard-sponsored program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard-sponsored program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard-sponsored program liquidates at the same time as us.  Conflicts of interest may also exist at such time as we or affiliates of our advisor managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances.  Our executive officers and the executive officers of our advisor also are the executive officers of the advisors and general partners of other Behringer Harvard-sponsored programs, and these entities are and will be under common ownership.  Additionally, the executive officers of our advisor are executive officers of BHM Management, our property manager.  There is a risk that a potential investment would be suitable for one or more other Behringer Harvard-sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocation of the investment to us or another program.

Although any Behringer Harvard-sponsored program with available proceeds could compete with us for investment opportunities, we believe that competition for investments from other Behringer Harvard-sponsored programs is not likely to have a significant impact on our ability to make multifamily investments.  As of the date of this prospectus, we believe that only three other Behringer Harvard-sponsored entities are likely to grow their portfolios significantly—Behringer Harvard REIT I, Behringer Harvard REIT II and Behringer Harvard Opportunity REIT II.  Behringer Harvard REIT I may acquire additional investments, but focuses on the multitenant office property sector and therefore, it is unlikely that it will invest in multifamily properties.  Both Behringer Harvard Opportunity REIT II and Behringer Harvard REIT II have broad investment focuses rather than a focus on multifamily properties; therefore, we believe that our advisor and its affiliates are more likely to offer multifamily investment opportunities to us before Behringer Harvard Opportunity REIT II or Behringer Harvard REIT II.

There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard-sponsored program.  Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard-sponsored program.  In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor or property manager and on behalf of managers of other Behringer Harvard-sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard-sponsored program or an affiliate of our advisor.  Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.   In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties.  However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

In the event that we, or any other Behringer Harvard-sponsored program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard-sponsored program will purchase such properties or make or invest in such mortgage, bridge or mezzanine loans or other investments.  See “—Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns.  For more information with respect to allocation of investment opportunities, see “—Certain Conflict Resolution Procedures.”

Co-Investments with Dutch Foundation

Our sponsor has entered into a master co-investment agreement for multifamily-development projects.  The master co-investment arrangement is intended to allow for co-investments with any Behringer Harvard-sponsored program; however because of our investment objectives, we believe that we are the most likely Behringer Harvard-sponsored program to co-invest with the Co-Investment Partner.  As described above, most of our executive officers and the executive officers of our advisor also are the executive officers of the advisors and general partners of other Behringer Harvard-sponsored programs, and these entities are under common ownership.  There is a risk that a potential investment under the master co-investment arrangement would be suitable for one or more other Behringer Harvard-sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocation of the investment to us or another program.  In addition, in connection with the master co-investment arrangement, our sponsor made certain undertakings to make and share, through it or its affiliates, multifamily-development investments of the type targeted by the master co-investment arrangement until the capital commitment of PGGM has been substantially invested.  These undertakings make it unlikely that we will pursue on our own multifamily-development investment opportunities of the type targeted by the master co-investment arrangement until the capital commitment of PGGM has been substantially invested.  PGGM has committed to invest up to $200 million under this arrangement and may increase its commitment to $300 million at any time prior to November 9, 2011.  As of June 30, 2008, PGGM had committed approximately $84 million under this arrangement to existing projects.

Dealer Manager

In connection with this offering we have conducted an inquiry to confirm the accuracy of the disclosure in this prospectus and to identify risks and we will update this inquiry periodically during this offering.  Because Behringer Securities, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.  See “Plan of Distribution.”

Property Manager

We anticipate that properties we acquire will be managed and may be leased by BHM Management, our property manager and an affiliate of our advisor.  Our property management agreement commenced on November 22, 2006 and has an initial term of two years ending November 21, 2008. Our property management agreement is subject to successive two-year renewals unless we or BHM Management provide written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term.  We may also terminate the agreement upon 30 days’ prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.  If we materially breach our obligations under the agreement and such breach remains uncured for a period of ten days after written notification of such breach, the property manager may terminate the agreement.  BHM Management also serves as property manager for properties owned by other Behringer Harvard-sponsored programs, some of which may compete with our properties.  Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties.  For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management—Companies Affiliated with our Advisor” and “Management—Management Compensation.”

Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor

We expect to enter into joint ventures, tenant-in-common investments, 1031 exchange transfers or other co-ownership or financing arrangements with other Behringer Harvard-sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties and other investments.  See “Investment Objectives and Criteria—Acquisition and Investment Policies—Joint Venture Investments.”  Our advisor and its affiliates may have conflicts of interest in determining which Behringer Harvard-sponsored program should enter into any particular joint venture agreement.  The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture.  Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Behringer Harvard Holdings, an affiliate of our advisor, and its affiliates sponsor private offerings of tenant-in-common interests through special-purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.  In such a transaction, the special-purpose entity will purchase the property directly from the seller.  Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.  Whenever we acquire a tenant-in-common interest, we acquire such interest directly from the original third-party seller at the same price as the Behringer Harvard Exchange Entity.  We will not incur any upcharge or pay any fees to the Behringer Harvard Exchange Entity in connection with such acquisition.  We will, however, incur the same fees and expenses normally incurred by us in connection with any other investment.

In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  For instance, Behringer Harvard Holdings will receive substantial fees in connection with its sponsoring of a Section 1031 TIC Transaction and our participation in such a transaction likely would facilitate its consummation of the transactions.  For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special-purpose entity.  As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Related Transactions

Behringer Harvard Multifamily REIT I has no employees and is supported by related party arrangements. Our advisor and certain of its affiliates earn fees and compensation in connection with our offering and in connection with the acquisition, management, and sale of our assets.  See “Management—Management Compensation.”

Credit Facility with Behringer Harvard Operating Partnership I LP

On April 2, 2007, our operating partnership, Behringer Harvard Multifamily OP I, entered into a one-year credit facility with the operating partnership of Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP (the “Credit Facility”). The Credit Facility was terminated on December 20, 2007.  During 2007, we paid cash for interest and other fees of approximately $925,000. Our investments in unconsolidated real estate joint ventures include approximately $283,000 of capitalized interest costs.

Fees Paid to Our Dealer Manager

Behringer Securities, an affiliate of our advisor and dealer manager for our private offering and this offering, received and will receive a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers.  In addition, up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee.  Behringer Securities will reallow all of its commissions to participating broker-dealers.  Behringer Securities may, pursuant to separately negotiated agreements, reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to participating broker-dealers for marketing fees, including the cost of bona fide training and educational meetings, and due diligence expense reimbursements and no more than 0.5% of gross offering proceeds for bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  For the year ended December 31, 2007, Behringer Securities earned commissions and dealer manager fees of $7.9 million and $3.2 million, respectively.  No fees were earned for the six months ended June 10, 2008.  For more information, see “Management—Companies Affiliated with Our Advisor—Dealer Manager.”

All organization and offering expenses (excluding selling commissions and the dealer manager fee) are incurred and paid by our advisor or its affiliates. As related to the prior private offering, we paid our advisor a fixed rate of 1.5% of gross offering proceeds, regardless of whether the actual amount of organization and offering expenses was greater or less than 1.5% of gross offering proceeds.  For the year ended December 31, 2007, our advisor earned organization and offering expenses of $1.9 million.  No fees were earned for the six months ended June 30, 2008.

Fees Paid to Our Advisor and its Affiliates

Our advisor or its affiliates will receive acquisition and advisory fees of 1.75% of (1) the contract purchase price paid or allocated in respect of the development, construction or improvement of each asset acquired directly by us, including any debt attributable to these assets, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity.  Our advisor or its affiliates will also receive 1.75% of the funds advanced in respect of a loan or other investment.  Our advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment, and reimbursement for any investment-related expenses due to third parties in the case of a completed investment.  For the six months ended June 30, 2008 and year ended December 31, 2007, our advisor earned acquisition and advisory fees of approximately $943,000 and $2.6 million, respectively.  For more information, see “Management—Our Advisor—The Advisory Management Agreement.”

Our advisor or its affiliates will receive debt financing fees of 1% of the amount available to us under debt financing originated or refinanced by or for us.  It is anticipated that our advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us.  For the year ended December 31, 2007, our advisor earned debt financing fees of $0.2 million from The Reserve at Johns Creek Walk property.  No fees were earned for the six months ended June 30, 2008.

Our advisor will receive a monthly asset management fee for each asset.  This amount will be calculated based upon one-twelfth of 0.75% of aggregate assets value, as defined, as of the last day of the preceding month.  For the six months ended June 30, 2008 and year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned asset management fees of approximately $405,000 and $218,000, respectively.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

We expect to pay BHM Management Services, our property manager and an affiliate of our advisor, fees for the management of our properties, which may be subcontracted to unaffiliated third parties.  Such fees are equal to 3.75% of gross revenues.  BHM Management’s engagement will not commence with respect to any particular project until we, in our sole discretion, have the ability to appoint or hire BHM Management.  In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay BHM Management an oversight fee equal to 1% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to BHM Management with respect to a particular property.  We will reimburse the costs and expenses incurred by BHM Management on our behalf, including fees and expenses of apartment locators and third-party accountants, the wages and salaries and other employee-related expenses of all on-site employees of BHM Management who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.

In March 2008, with our consent, HPT Management, also an affiliate of our advisor, assigned the property management agreement to BHM Management.  HPT Management waived its oversight fee for property managed during 2007.  For the year ended December 31, 2007, HPT Management earned no property management fees.  For more information, see “Management—Companies Affiliated with Our Advisor—Property Manager.”

We are dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and BHM Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

The following amounts are included in receivables from and payables to affiliates:

	June 30, 2008	December 31, 2007
Advances to Ventures	$—	$226,443
Commissions and dealer manager fees	4,750	—
Organization and offering costs	750	—
Reimbursements of pursuit and other costs	164,356	74,484
Total Receivables from affiliates	$169,856	$300,927

Asset management fees	$229,665	$217,837
Acquisition and advisory fees	39,716	908,345
Commissions and dealer manager fees	—	231,976
Organization and offering costs	—	50,238
General and administrative costs	89,561	—
Due to ventures	8,750	4,810
Total Payables to affiliates	$367,692	$1,413,206

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor, Behringer Harvard Multifamily Advisors I LP and its affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•                  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory management agreement, the dealer-manager agreement and the property management agreement;

•                  public offerings of equity by us, which entitle Behringer Securities to dealer-manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•                  property sales, which entitle our advisor to real estate commissions and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

•                  property acquisitions from other Behringer Harvard-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•                  property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management fees and possibly property management and leasing fees;

•                  borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•                  whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to our advisor and its affiliates to purchase the assets and operations of our advisor;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock; and

•                  whether and when we seek to sell the company or its assets, which sale could entitle our advisor to real estate commissions and the issuance of shares of our common stock through the conversion of our convertible stock.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions.  Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us.  See “Management—Management Compensation.”

We issued to Behringer Harvard Multifamily Advisors I, our advisor, 1,000 shares of convertible stock for an aggregate purchase price of $1,000.  Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us.  Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 7% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 7% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with Behringer Harvard Multifamily Advisors I has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to 15% of the excess of the value of the company plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 7% cumulative, noncompounded, annual return on the issue price of those outstanding shares. However, if our advisory management agreement with Behringer Harvard Multifamily Advisors I expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time that we were advised by Behringer Harvard Multifamily Advisors I.

Our advisor and Mr. Behringer can influence whether and when our common shares are listed for trading on a national securities exchange or our assets are liquidated.  Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.  There will be no distributions paid on shares of convertible stock.  For a description of the convertible stock see “Description of Shares—Convertible Stock.”

Certain Conflict Resolution Procedures

We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.  In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs.  Each such determination will be reflected in the minutes of our board of directors.  Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory management agreement are being carried out.  Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

Under our charter, we can only pay our advisor a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property.  Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable.  Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced.  This limit may only be exceeded if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.  Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory management agreement limits these fees and expenses to (1) an acquisition fee equal to 1.75% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, and 1.75% of the funds advanced in respect of a loan or other investment, (2) a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment, and reimbursement of third-party investment expenses in the case of a completed investment, (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us, and (4) development fees paid to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.  Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%.  Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

Term of Advisory Management Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor.  A majority of the independent directors or our advisor may terminate our advisory management agreement without cause or penalty on 60 days’ written notice.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable.  In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.  An appraisal is “current” if obtained within the prior year.  We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.  We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us.

Loans.  We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our independent directors as fair and reasonable to us and on terms no less favorable to us than those available from third parties.  We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders.  In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title.  Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Behringer Harvard Multifamily Advisors I, our directors or officers or any of their affiliates.

In addition, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Limitation on Operating Expenses.  Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the asset management fee, paid during the previous fiscal year exceed the greater of:  (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets for that fiscal year.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders.  In each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.  We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Allocation of Investment Opportunities.  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other public or private entities affiliated with our advisor and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.  It shall be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us.  In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•                  the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•                  the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area and on diversification of the tenants of its properties;

•                  the policy of each program relating to leverage of properties;

•                  the income tax effects of the purchase to each program;

•                  the size of the investment; and

•                  the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment.

Issuance of Options and Warrants to Certain Affiliates.  Our charter prohibits the issuance of options or warrants to purchase our capital stock to Behringer Harvard Multifamily Advisors I, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to Behringer Harvard Multifamily Advisors I or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year.  Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•                  the ratio of the costs of raising capital during the year to the capital raised;

•                  the aggregate amount of advisory fees and the aggregate amount of other fees paid to Behringer Harvard Multifamily Advisors I and any affiliates of Behringer Harvard Multifamily Advisors I by us or third parties doing business with us during the year;

•                  our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•                  a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•                  a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Before becoming a stockholder, Behringer Harvard Holdings, an affiliate of our advisor, our advisor, our directors and officers and their affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates or (2) any transaction between them and us.

Other Transactions with Affiliates. We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

We will seek to invest in high quality multifamily communities, though we reserve the right to acquire other types of properties and real estate-related assets.  These properties are expected to include conventional multifamily assets, such as mid-rise, high-rise and garden-style properties, and also to include student housing and age-restricted properties (typically requiring residents to be 55 or older).  Targeted communities include existing “core” properties that are already well positioned and producing rental income, as well as more opportunistic properties in various phases of development, redevelopment or in need of repositioning.  We may also invest in entities that make similar investments.  We also have a two-tiered loan strategy designed to provide fixed income and enhanced returns by investing in or originating first, second, third and wraparound mortgages, bridge, mezzanine, construction and other loans in multifamily assets.  First, we have made and intend to continue making investments by originating or investing in loans on multifamily development projects, with an opportunity to acquire the underlying completed multifamily property in the future.  Second, we intend to invest in or originate loans on existing multifamily properties that are stabilized or have not yet reached stabilization or that are under development or redevelopment or are scheduled to commence ground-up construction or on portfolios of such properties, but where we do not generally seek the opportunity to acquire the underlying property.

As part of our long-term investment strategy to acquire high quality multifamily communities, we have made many of our real estate investments by acquiring mortgage, mezzanine or other loans or equity interests in multifamily development projects.  To accomplish this strategy, we have and intend to enter into additional co-investment agreements and joint ventures, tenant-in-common investments or other co-ownership arrangements to acquire, develop or improve properties with third parties or certain of affiliates of our advisor, including the real estate limited partnerships and REITs sponsored by affiliates of our advisor.  As of the date of this prospectus, mezzanine loan investments in development projects represent a significant majority of our total investment portfolio.  These loans may provide us with the opportunity of becoming an equity owner upon completion of the development.  We believe that this strategy can lead to higher returns and a higher-quality portfolio over the long term.

Investment Objectives

Our overall investment objectives, in their relative order of importance are:

•                  to preserve and protect your capital investment;

•                  to realize growth in the value of our investments within four to six years of the termination of this offering;

•                  to generate distributable cash to our stockholders; and

•                  to enable you to realize a return on your investment by beginning the process of liquidating and distributing cash or listing our shares on a national securities exchange within four to six years of termination of this offering.

If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the sixth anniversary of the termination of this offering, unless such date is extended by our board of directors including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock.  The liquidation proposal will include information regarding appraisals of our portfolio.  By proxy, stockholders holding a majority of our shares may vote to approve our liquidation.  If our stockholders do not approve the liquidation proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

We cannot assure you that we will attain these investment objectives.  Pursuant to our advisory management agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

Our independent directors will review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders.  Our investment policies and methods of implementing our investment policies may vary as new investment techniques are developed.  Our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.  See “Investment Objectives and Criteria—Investment Limitations” below.

Decisions relating to the purchase or sale of our investments will be made by our advisor, subject to approval by our board of directors, including a majority of our independent directors.  For a description of the background and experience of our directors and executive officers, see “Management.”

Acquisition and Investment Policies

Investments in Real Property

General

We intend to concentrate our real estate acquisitions in properties that will provide us with a diverse portfolio of multifamily and apartment communities.  We expect to acquire different types of multifamily properties that are core and at various stages of development including new construction.  We also expect to make investments in student housing and age-restricted properties.  Our acquisitions are likely to include development-phase properties (or properties fully constructed but not yet fully leased or repositioned) and stabilized income-producing properties.  Generally, when acquiring core, stabilized properties, we expect the new construction or substantial renovation of these properties will have taken place within 10 years of acquisition.  Further, we anticipate that our properties will include approximately 100 to 500 units.  We believe that such properties require fewer capital expenditures over the expected life of this program and enjoy higher occupancies than older properties.

We expect to engage in single-asset transactions valued from $10 million to $200 million, and portfolio transactions of any size.  We believe that multifamily properties can offer a stable, long-term investment and that there is generally greater inventory of available properties as compared to the inventory levels of other types of properties.

Successful multifamily real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation.  An affiliate of our advisor has developed and uses modeling tools that our advisor believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price.  Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to our stockholders, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our stockholders.

Generally, the purchase price that we will pay for any real estate asset will be based on the fair market value of the asset as determined by a majority of our directors.  In the cases where a majority of our independent directors require or if the asset is owned by our advisor or one of its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors.

Multifamily and Apartment Communities

We intend to invest in high quality multifamily and apartment communities that will produce rental income and will appreciate in value within our targeted program’s life.  These properties will be identified on the basis of property-specific characteristics, market characteristics or the potential for establishing entry points for future investment in attractive markets.  We expect these properties to include conventional multifamily and apartment communities, such as mid-rise, high-rise and garden-style properties.  Location, condition, design and amenities are key characteristics for apartment communities.  Prior to acquiring a property, we will perform an individual analysis of the property to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted program’s life.  In addition to timing of sale and price, our advisor intends to utilize modeling tools in evaluating each property to help identify whether the property acquisition is favorable, enable us to forecast growth and make predictions as to optimal portfolio blend.  We believe that selecting and acquiring properties with an anticipated holding period that does not exceed our targeted program’s life will enable us to capitalize on the potential for increased income and capital appreciation of such properties while also providing for a level of liquidity consistent with our investment strategy of providing either liquidity or a return of your investment within the life of the program.  However, we may consider investing in properties with different anticipated holding periods in the event such properties provide an opportunity for an attractive overall return, and economic or market conditions may influence us to hold our investments for different periods of time than planned.

Student Housing Properties

We also intend to invest a portion of our long-term asset portfolio in high quality student housing properties.  Student housing assets will consist primarily of off-campus properties that are in close proximity to colleges and universities, but may include on-campus participating properties operated with university systems.  We anticipate that these types of off-campus communities will resemble new or recently constructed apartment buildings that attract students with modern housing conveniences, offer luxury-style amenities and will be supported by student-oriented property management.  Further, due to the needs of student residents, the properties may be configured as suite residences and be leased on a per-bed rather than per-unit basis.

Age-Restricted Communities

We may also decide to take advantage of opportunities to invest in age-restricted communities.  The Fair Housing Act (“FHA”) was enacted in 1968 to prohibit discrimination in the sale, rental and financing of dwellings based on race, color, religion, sex or national origin.  In 1988, the FHA was expanded to prohibit discrimination based on familial status, which is commonly referred to as age-based discrimination. However, there are exceptions for housing developments that qualify as housing for older persons.  In 1995, Congress enacted The Housing for Older Persons Act (“HOPA”), which set forth the legal requirements for such excepted housing developments.  Based on HOPA, there are two types of permissible age-restricted housing communities.  The first requires all residents to be 62 years of age or older and the second requires at least 80% of the occupied units to be occupied by at least one person who is 55 years of age or older.

Any age-restricted living communities we invest in will comply with HOPA, rules issued by the Secretary of the United States Department of Housing and Urban Development (“HUD”) and any applicable state and local laws.  Generally, we expect to invest in the more common type of age-restricted communities, which are intended and operated for occupancy by persons who are 55 years old or older.  For communities limited to residents who are 55 years of age or older, HOPA requires that:

(1)                                  at least 80% of the occupied units include at least one person 55 years old or older;

(2)                                  the housing community publish and adhere to policies and procedures that demonstrate this required intent; and

(3)                                  the housing community comply with rules issued by HUD for verification of occupancy.

Finally, certain states, such as Florida, require that age-restricted housing communities register with the state.

We expect our age-restricted communities to follow an overall strategy designed to attract retired or soon-to-be-retired baby boomers and provide them with active lifestyle opportunities.  Generally, these types of age-restricted communities offer easy access to amenities such as golf courses, performance theaters, fitness centers, swimming pools, tennis courts, gaming rooms, internet cafés, club houses, walking and jogging trails, water fronts, concierge services, meal services, housekeeping services, valet parking and security guards.  We will also take into account additional amenities such as close proximity to retail stores, restaurants, nature parks and public transportation when seeking to invest in an age-restricted community.

Other Properties

We may acquire multifamily properties with relatively low rental or occupancy rates in need of repositioning in the market.  We expect to reposition any properties acquired for this purpose by attempting to improve the property, rental rates and occupancy rates and thereby increase the lease revenues and overall property value.  Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality.

The multifamily communities in which we invest may also contain a mixed-use component, typically with retail or office on the bottom floors or interspersed throughout the complex.  The seller of a property with a mixed-use component may either sell that mixed-use component to a third party or to us.  If we acquire the mixed-use component, we may retain it or sell it to a third party.  Such mixed-use properties are intended to serve the communities in which they are located.

In addition to multifamily properties to be repositioned or mixed-use properties, we also may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and motel and hotel properties.  In addition, we may acquire interests in other entities with similar real property investments or investment strategies.

As part of investment strategy, we may also purchase properties and lease them back to the sellers of such properties.  While we will use our best efforts to structure any sale leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization.  In the event that any such sale leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, the leases would not qualify as “true leases” for federal income tax purposes and deductions for depreciating and cost recovery relating to such property would be disallowed.  See “Federal Income Tax Considerations—Sale-Leaseback Transactions.”

In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates have relatively less experience than in other areas, such as with respect to domestic real property, our advisor may employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Development and Redevelopment Properties

In addition to our investments in fully constructed multifamily properties, we have invested previously and expect to make additional investments in “development” or new construction properties and “redevelopment” properties or properties on which improvements are to be constructed or completed.  We intend to purchase multifamily and apartment communities under development by third-party developers or Behringer Development, an affiliate of our advisor, only if we believe such acquisitions will maximize stockholder return.  In such transactions, we seek to limit our exposure to development risk with a focus on confining this risk to the developer as well as continuing our strategy to diversify among developers with whom we enter into development projects.  As described below under “—Joint Venture Investments,” we have entered into and committed to enter into additional co-investments under a certain co-investment arrangement, and we intend to enter into additional joint ventures, tenant-in-common investments or other co-ownership arrangements to acquire, develop or improve properties with third parties or certain of affiliates of our advisor, including the real estate limited partnerships and REITs sponsored by affiliates of our advisor.  During the early stages of our operations, we intend to acquire a significant majority of our assets through joint venture or other co-ownership arrangements. We also intend to diversify among those developers with whom we partner as we raise proceeds from this offering to further ensure we hold a diversified portfolio.

To help ensure performance by the developers of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond.  Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond.  Our advisor may enter into contracts on our behalf with contractors or developers for construction services on terms and conditions approved by our board of directors.  If we contract with Behringer Development, an affiliate of our advisor, for these services, we also will obtain the approval of a majority of our independent directors who must determine that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.  Development of real estate properties is subject to risks relating to a developer’s ability to control construction costs or to build in conformity with plans, specifications and timetables.   In developing, redeveloping and repositioning properties, we will be subject to risks generally incident to the ownership of real estate.  See the “Risk Factors—General Risks Related to Investments in Real Estate.”

Additionally, we may engage Behringer Development, an affiliate of our advisor, to act as a developer for all or some of the properties that we may acquire for development or redevelopment.  In those cases, we will pay development fees to Behringer Development that are usual and customary for similar projects in the particular market.

We or Behringer Development (on our behalf) may make periodic progress payments or other cash advances to developers and developers of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then-completed.  We intend to use additional controls on disbursements to developers and builders as we deem necessary or prudent.

We may directly employ one or more project managers, including Behringer Development, to plan, supervise and implement the development of any unimproved properties that we may acquire.  These persons would be compensated directly by us or through an affiliate of our advisor.

We will limit our investments outside of equity or debt interests in real estate for which multifamily use is not the largest portion, or that is not intended to meet such test through development, redevelopment or repositioning that is planned in good faith to commence within two years of the date of the investment, to not more than 25% of the aggregate offering.  Further, we will not invest more than 10% of our total assets in unimproved properties, or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Commercial Property Repositioning

We will attempt to identify and make certain investments in commercial properties that we believe present attractive opportunities for repositioning into multifamily communities.  Through redevelopment, we believe that certain commercial properties may create added value to us as investments in multifamily communities.  We will focus on opportunities characterized by properties that are attractively priced below market, attractive geographic location or otherwise under-performing relative to comparable assets in a manner that presents an opportunity for conversion into a multifamily community.  We anticipate that such repositioning opportunities may offer attractive risk-adjusted returns through recapitalization and the subsequent development or redevelopment of the underlying real estate.

Stabilized Core Properties

Over the long term, we expect our real estate portfolio to consist primarily of fully constructed, income-producing multifamily communities.  However, we may hold a greater percentage of our assets in development-stage properties during the early stages of our operations.  Our core real estate holdings will generally take the form of holding fee title or a long-term leasehold estate; however, the form of ownership and how we will acquire such interests may vary by purchasing properties either directly through our operating partnership or indirectly through investments in joint ventures, co-tenancies or other co-ownership arrangements.

Acquisition of Properties from Behringer Development

In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

•                  acquire a parcel of land;

•                  enter into contracts for the construction and development of a multifamily community on the parcel;

•                  secure an earnest money deposit from us, which may be used for acquisition and development expenses;

•                  secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•                  complete the development and allow the residents to take possession of the property; and

•                  provide for the acquisition of the property by us.

We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs.  We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

In the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors.  The purchase price we will pay under the purchase contract may not exceed the fair market value of the property as determined by the appraisal.  In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent “as built” appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.  We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price exceeds such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of all leases on the property.  Behringer Development will hold title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of our advisor.

We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing.  We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate of our advisor.  Any contract between us, directly or indirectly through a joint venture with an affiliate of our advisor, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

•                  Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•                  a certain number of residents take possession of apartment units under leases satisfactory to our advisor; and

•                  we have sufficient proceeds available to us for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing.  If we enter into a contract to acquire property from Behringer Development and, at the time of closing, are unable to purchase the property because we do not have sufficient proceeds available to us for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our entire earnest money deposit from Behringer Development.  The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances because Behringer Development is an entity without substantial assets or operations.  As of the date of this prospectus, Behringer Development has not yet invested in or developed any properties.  See “Risk Factors—General Risks Related to Investments in Real Estate.”

Real Estate Market Considerations

In order to locate properties that meet our selection criteria, our advisor will study regional real estate and market conditions such as interest rates and resident demand for apartments.  We believe that certain economic factors such as increases in interest rates or stricter lending guidelines, can make it more difficult for many people to buy a home or retain their homes.  We believe that as the pool of potential residents shifts from home ownership to renting, the demand for apartments is likely to increase accordingly.  With this increased demand, we believe that we may be able to raise rents and decrease rental concessions in the future at apartment communities we may acquire.

Further, we expect to continue focusing our acquisition strategy on the 50 largest metropolitan statistical areas (“MSAs”) across the United States.  The U. S. Census population estimates are used to determine the largest MSAs.  Our top 50 MSA strategy will focus on acquiring properties and other real estate assets that provide us with broad geographic diversity.  This strategy includes a focus on two concepts: (1) transit-oriented locations and (2) live-work communities.

We believe that due to the increase in gasoline prices, desire to avoid long commutes and changes in demographics, many of our potential residents may seek to live in or relocate from outer suburbs to transit-oriented locations.   Our targeted investments will focus on transit-oriented locations for our multifamily communities because we believe that these urban locations have continuing economic and job growth potential and are in relatively close in proximity to public transit, such as bus or rail.  After housing costs, transportation costs have become even a larger portion of household expenses and the further out families and individuals live away from metropolitan centers, the greater the transportation burden in terms of both time and gasoline costs.  By making investments in urban infill multifamily communities, especially newly developed projects, we intend to capitalize on this opportunity.  Also, various municipal and state governments that provide services to or near the top 50 MSAs have made and are continuing to make significant investments in public transportation in order to lessen traffic congestion, protect the environment and lower the demand for gasoline.  In addition, there are often tax reductions and other incentives provided by such governmental agencies to encourage urban infill projects.  We believe such continuing investments make urban or inner suburb living attractive to new residents.

Another core investment strategy we pursue focuses on making investments in multifamily communities that serve as “live-work” communities.   We believe that live-work communities, which are composed generally of mixed-use properties or areas where property zoning permits commercial, residential and retail properties to co-exist, may similarly draw new residents from differing demographic groups toward such walkable urban areas.  Additionally, live-work communities may be located in both high-density urban areas or in slightly lower density suburban areas where the need for lengthy, time-consuming and costly commutes is reduced because work, home, entertainment are all within the immediate or even walkable vicinity.  We believe that new multifamily development projects located in walkable neighborhoods that are accommodating to the live-work community concept create opportunities to attract new residents.

Beyond our focus on the top 50 MSAs, we may also seek to make investments in other markets that we deem likely to benefit from ongoing population shifts and changes in demographics in the United States, such as the current migration to the sunbelt and southwestern states.  We may be able to capitalize on the currently ongoing changes in demographics to these markets because these communities are poised for strong local economic growth or are located in higher barrier-to-entry markets.

In addition, we believe that the markets we intend to focus on will likely attract quality tenants who have good income and credit and who choose to rent an apartment rather than buy a home because of their life circumstances.  For example, potential residents may be:  (1) baby-boomers or retirees who desire freedom from the costs and expenses of owning and maintaining a home; (2) echo-boomers, children of the baby-boomers, the largest portion of the renter population; (3) professionals who have recently moved to the area and chosen not to make a long-term commitment to the area because of the itinerant nature of their employment; or (4) individuals in transition who need housing while awaiting the purchase or construction of a home.  We believe that attracting and retaining quality residents, such as those described above, can provide stable cash flow to our stockholders as well as increase the value of our properties.

We also may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties.  Some of the markets where we may acquire properties may have higher volatility in real estate lease rates and sale prices.

Although we intend to primarily invest in real estate assets located in the United States, in the future, we may make investments in real estate assets located outside the United States.  As of the date of this prospectus, we have not made any international investments.  We will not make international investments until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing such international investments.  In March 2009, our non-independent directors will have such experience.  In addition, as of the date of this prospectus, we are considering candidates with international investment experience to serve as an additional independent director.

Subject to the foregoing, we are not limited in the number, size or geographical location of any core or other real estate assets.  See “Risk Factors—Risks Related to an Investment in Behringer Harvard Multifamily REIT I—We have relatively less experience with respect to international investments as compared to domestic investments, which could adversely affect our return on international investments” and “Risk Factors—Risks Related to an Investment in Behringer Harvard Multifamily REIT I—Your investment may be subject to additional risks if we make international investments.”

Property Acquisition Factors

In making investment decisions for us, our advisor will consider relevant real estate property and financial factors such as:

•                  geographic location and type;

•                  construction quality and condition;

•                  potential for capital appreciation;

•                  the potential for rent increases;

•                  the interest rate environment;

•                  potential for economic growth in the area;

•                  potential for property expansion;

•                  occupancy rates and demand for similar properties;

•                  prospects for liquidity through sale, financing or refinancing of the property;

•                  competition from existing or future properties; and

•                  treatment under applicable international, federal, state and local tax and other laws and regulations.

We will seek to invest in income-producing multifamily properties that will satisfy our objective of providing a return above market averages during our targeted life, which includes liquidating properties or assets at their optimal value.  One factor in considering an investment in a property and its rate of return is whether it will generate sufficient cash for distributions to our stockholders.  However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and increased cash flow from operations in order to generate cash for distributions to stockholders.  To the extent feasible, we will invest in a diversified portfolio in terms of geography and type of property that will satisfy our portfolio allocation objectives of generating cash available for payment of distributions, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

Closing Conditions and Required Documentation

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•                  plans and specifications;

•                  environmental reports;

•                  surveys;

•                  evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•                  auditable financial statements covering recent operations of properties having operating histories; and

•                  title and liability insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine whether any known environmental concerns exist in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to potential international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our directors or Behringer Harvard Multifamily Advisors I or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. Regardless, we will generally obtain an independent appraisal for each property in which we invest. However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property.  Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.  In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.  In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.  See “Risk Factors—General Risks Related to Investments in Real Estate.”

Under certain conditions, we also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Capital Improvements in Connection with Re-Leasing

We anticipate that capital improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds.  At such time as a significant number of our tenants do not renew their leases or otherwise vacate their apartments in one of our buildings, it is likely that, in order to attract new residents, we may be required to expend substantial funds for capital improvements.  We will fund such capital improvements either through capital reserves established for our properties or from our available cash.  Based on these capital needs, the availability and timing of cash flow for distributions may be adversely affected.  See the “Risk Factors—General Risks Related to Investments in Real Estate” section.

Investing in and Originating Loans

Types of Loans

We may make and invest in mortgage, bridge or mezzanine loans, short-term loans in connection with Section 1031 TIC Transactions (as described below under “—Section 1031 Tenant-in-Common Transactions”) and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property.  Our criteria for investing in loans will be substantially the same as those involved in our investment in properties.  Mortgage loans in which we will invest include first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property and loans on leasehold interest mortgages.  We may originate these loans or purchase them from third parties.  We may also invest in participations in such loans.  Further, we may invest in unsecured loans or loans secured by assets that are only indirectly related to real estate.  For a detailed description of our current investments, see “Description of Properties and Real Estate-Related Assets.”

The mezzanine loans in which we may invest will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property.  Such loans may also take the form of subordinated loans secured by second mortgages on real property.  We may hold senior or junior positions in mezzanine loans.

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.  A wraparound mortgage loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan.  Under a wraparound mortgage loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

Construction loans are loans made for either original development or renovation of property.  Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.  In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value.  Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property.  These loans are generally for terms of from six months to 15 years.

Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require guaranties of the borrowers.  The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates.  These loans would generally permit us to cure any default under the lease.  Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency.  In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Harvard Multifamily Advisors I or its affiliates, such appraisal shall be obtained from an independent appraiser.  We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense.  In addition to the appraisal, we also will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.  We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors.

In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates have relatively less experience than in other areas, such as with respect to domestic real property, our advisor may employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.  See “Description of Properties and Real Estate-Related Assets” and “Management” for a

description of our current investments and the experience of each of our directors, executive officers and our advisor.

Loan Investment and Origination Criteria

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•                  the ratio of the amount of the investment to the value of the property or other assets by which it is secured;

•                  the property’s potential for capital appreciation;

•                  expected levels of rental and occupancy rates;

•                  current and projected cash flow of the property;

•                  potential for rental increases;

•                  the degree of liquidity of the investment;

•                  geographic location of the property;

•                  the condition and use of the property;

•                  the property’s income-producing capacity;

•                  the quality, experience and creditworthiness of the borrower;

•                  in the case of mezzanine loans, the ability to acquire the underlying real estate; and

•                  general economic conditions in the area where the property is located or that otherwise affect the borrower.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders.  Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives.  Our advisor will arrange for an inspection of the property securing the loan, if any, during the loan approval process.  We do not expect to make or invest in mortgage, bridge, mezzanine or other loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of seven years or less.  Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term.  We will not originate loans with negative amortization provisions.

Our charter limits our ability to provide loans or financing to our affiliates.  Section 10.1(iii) of our charter prohibits us from making loans to our affiliates, except that we may make or invest in mortgage loans involving an affiliate if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our independent directors as fair and reasonable to us and on terms no less favorable to us than those available from third parties.

We do not have a limitation on the portion of our assets that may be invested in loans, other than our policy of limiting our investments outside of equity or debt interests in real estate for which multifamily use is not the largest portion, or that is not intended to meet such test through development, redevelopment or repositioning that is planned in good faith to commence within two years of the date of the investment, to not more than 25% of the aggregate offering.  Pursuant to our advisory management agreement, our advisor will be responsible for servicing and administering any mortgage, bridge, mezzanine or other loans in which we invest.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, as well as the laws and regulations of foreign jurisdictions, imposing various requirements and restrictions, including among other things, regulating credit-granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims-handling procedures and other trade practices.  In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge, mezzanine or other loans.  Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness.  We may determine not to make mortgage, bridge, mezzanine or other loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Developer-Focused Strategy

Generally, multifamily developers can secure only 65% to 80% of their total construction costs in the form of a construction loan.  Our strategy includes providing the additional capital needed by the developer either in the form of an equity investment in a project owner or additional debt financing such as a mortgage, bridge, mezzanine or other loan.  In connection with providing this additional capital, we may secure an option that depending on the then-existing market conditions may lead us to acquiring the underlying property upon completion of construction.  By utilizing this strategy, we believe that it is possible to acquire interests in newly constructed properties on attractive terms while generating current income during the construction period.

We have acquired and intend to continue acquiring (by us directly or through third-party joint ventures) purchase options in connection with equity investments in developments or in connection with the origination of mortgage, bridge, mezzanine or other loans.  As of the date of this prospectus, we own directly or through joint venture arrangements ten mezzanine loans made to the owners of nine development projects.  In connection with these loans, we have acquired interests in equity investments or options that may allow us to make equity investments in each of the nine projects.  Through a joint venture arrangement, we have also made an equity investment in one completed development project without making a mezzanine loan.

Pricing structures under the purchase options will either be a predetermined price, formula price or a mark-to-market pricing including appraisal or arbitration processes.  The amount paid for such an option, if any, would normally be surrendered if the property is not purchased and credited against the purchase price if the property is purchased.

When we provide debt financing to a project, we will attempt to retain certain control rights over the project.  For example purposes only, we may seek to:

•                  condition loan advances on our prior approval of the project’s construction plans and budget;

•                  require that only limited changes to the approved construction plans and budget may be made without our consent;

•                  retain approval rights over the selection of contractors and the terms of their contracts;

•                  require evidence satisfactory to us relating to various other aspects of the project, such as inspection reports, zoning letters, utilities and the ability of the project owner to pay construction costs, before making loan advances;

•                  require that, after completion of the project, the project owner must maintain the project in good condition and repair, and may remove or add improvements to the project without our consent only in limited circumstances;

•                  retain the right to approve certain other aspects of the project, such as the property manager and the management contract, leases with terms that differ from pre-authorized terms, changes to the governing documents of the project owner and certain sales or encumbrances of all or a portion of the project property;

•                  retain rights relating to the application of insurance proceeds or condemnation awards; and

•                  retain intercreditor rights to cure a default or purchase a mortgage loan in case of a default on the mortgage loan.

For a description of our rights in our current investments, please see “Description of Properties and Real Estate-Related Assets.”

Other Real Estate Loan and Mezzanine Loan Strategy

Beyond our developer-focused strategy of investing in loans on development projects in which we may have an opportunity to acquire the project in the future, we also intend to originate or invest in loans related to existing multifamily properties that have reached stabilization or are not yet fully stabilized, or that are under development or redevelopment or are scheduled to commence ground-up construction or any portfolios of such properties, but where we do not generally seek the opportunity to acquire the underlying property.  We believe these loans may improve our overall returns as well as provide fixed income.  Although we do not have any policies limiting the portion of our assets that may be invested in loans relating to multifamily assets in which we do not have an interest in possibly acquiring the underlying property, we do not expect such loans to constitute more than 30% of our portfolio by asset value.

When determining whether to make investments in second mortgages, mezzanine loans or other real estate loans, we will consider such factors as:

•                  positioning the overall portfolio to achieve an optimal mix of real property and mortgage and mezzanine investments in order to enhance overall returns and reduce risk;

•                  the impact of the investment on the diversification of our portfolio;

•                  the creditworthiness of the borrower;

•                  the potential for the investment to deliver higher current income and attractive risk-adjusted total returns; and

•                  other factors considered important to meeting our investment objectives.

Joint Venture Investments

Co-Investments with Dutch Foundation

General.  On May 7, 2007, affiliates of our advisor agreed to an investment arrangement (the “Master Co-Investment Arrangement”) with Stichting Pensioenfonds Zorg en Welzijn, a Dutch foundation (“PGGM”).  PGGM is a Dutch pension fund serving 1.9 million families of healthcare and social workers, managing more than $95 billion in pension assets and investing in the Netherlands and abroad in equities, fixed-interest securities, real estate, private equity and commodities.

Under arrangements managed by Behringer Harvard Institutional GP LP, a Texas limited partnership (“Institutional GP”), which is an affiliate of our advisor and is indirectly wholly owned by Behringer Harvard Holdings, we have entered into, and it is intended that we will continue to enter into, a series of co-investment agreements (each, a “Co-Investment Agreement”) with Behringer Harvard Master Partnership I LP, a Delaware limited partnership (the “Co-Investment Partner”) for the purposes of forming and operating entities (“Co-Investment Ventures”) that will own interests in subsidiaries that elect to qualify as real estate investment trusts (each, a “Subsidiary REIT”) and invest in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization, other than residential properties for assisted living, student housing or senior housing (each, a “Co-Investment Project”).  PGGM requires that each Co-Investment Project be owned through a Subsidiary REIT in order to obtain certain tax treatment as a foreign investor in the United States.

The Co-Investment Partner is owned (i) 99% by PGGM, which serves as the limited partner of the Co-Investment Partner, and (ii) 1% by Institutional GP, which serves as the general partner of the Co-Investment Partner.  As general partner, Institutional GP generally has control over the affairs of the Co-Investment Partner, except for certain major matters requiring the consent of PGGM.  PGGM has the right to remove the general partner for cause and appoint a successor.

PGGM’s Capital Commitment.  PGGM has committed to invest up to $200 million under its Co-Investment arrangement and may increase its commitment to $300 million at any time prior to November 9, 2011.  As of June 30, 2008, PGGM had committed approximately $84 million under this arrangement to existing projects.  Institutional GP will provide the remaining 1% of capital for the Co-Investment Partner’s investments in Co-Investment Ventures.  Generally, the Co-Investment Partner will own 45% of each Co-Investment Venture, although the Co-Investment Partner may own less than 45% of a Co-Investment Venture if such venture will own a Co-Investment Project with expected development costs in excess of $75 million or if the parties so agree.  In one investment, The Reserve at Johns Creek Walk, we own 64% of the Co-Investment Venture and our Co-Investment Partner owns 36%.

Our Co-Investment Commitment.  We, through our operating partnership or its designees, have committed to invest up to $247 million in Co-Investment Ventures that are approved by our board of directors and to own 55% of each such Co-Investment Venture.  In addition, we have agreed to increase this commitment to $370 million if PGGM were to increase its capital commitment to the Co-Investment Partner to $300 million.  Because of our investment objectives, we believe that we are the most likely Behringer Harvard-sponsored program to co-invest with the Co-Investment Partner.  However, the Master Co-Investment Arrangement is intended to allow for co-investments with any Behringer Harvard-sponsored program.  We cannot assure you as to the number of Co-Investment Ventures in which we will participate with the Co-Investment Partner.

Terms of Co-Investments.  Each investment we make in a Co-Investment Project will be made through a Co-Investment Venture managed by us or a subsidiary of ours.  As manager, we will have control over the affairs of the Co-Investment Venture, but the operation of Co-Investment Projects must generally be conducted in accordance with operating plans approved by the Co-Investment Partner.  In addition, without the consent of all members of the Co-Investment Venture, the manager may not approve or disapprove on behalf of the Co-Investment Venture certain major decisions affecting the Co-Investment Venture, such as (i) selling or otherwise disposing of the Co-Investment Project or any other property having a value in excess of $100,000, (ii) selling any additional interests in the Co-Investment Venture or the Subsidiary REIT (with limited exceptions relating to the Subsidiary REIT maintaining its status as a real estate investment trust or the sale of an interest to the developer of the Co-Investment Project) or (iii) incurring or materially modifying any indebtedness of the Co-Investment Venture or the Subsidiary REIT in excess of $100,000 or causing the Co-Investment Venture or the Subsidiary REIT to become liable for any debt, obligation or undertaking of any other individual or entity in excess of $100,000 other than in accordance with the operating plans (with limited exceptions for transactions arising in the ordinary course of business).  The Co-Investment Partner may remove the manager for cause and appoint a successor.  Distributions of net cash flow from the Co-Investment Ventures will be distributed to the members no less than quarterly in accordance with the members’ ownership interests.

Buy/Sell Rights.  Either member in a Co-Investment Venture may initiate buy/sell procedures with respect to their ownership interests upon the occurrence of (i) a disagreement between the members over certain major decisions, including the establishment of sale objectives for the Co-Investment Project, or (ii) certain events related to the Subsidiary REIT’s status as a real estate investment trust for federal income tax purposes.  Under the buy/sell procedures, a member could make an offer to purchase the interests of the other member based on an offer price for the Co-Investment Venture’s interest in the Subsidiary REIT, and the other member would either elect to sell its interests based on that price or elect to purchase the offering member’s interests based on that price.  However, if the Co-Investment Partner becomes obligated to purchase our interests under these procedures, it may choose, instead, to find a third party to form a joint venture or other joint ownership arrangement for the acquisition of the interests.  If the Co-Investment Partner elects not to purchase our interests on its own and cannot find a third party to acquire them, we may cause the Co-Investment Project to be valued through negotiations with the Co-Investment Partner or, if necessary, arbitration.  We may then elect to purchase the Co-Investment Partner’s interests based on such negotiated (or arbitrated) price or seek to find a third party to purchase either the Co-Investment Partner’s interest in the Co-Investment Venture or the Co-Investment Venture’s entire interest in the Subsidiary REIT, in each case based on the negotiated (or arbitrated) price.  If we cannot find a third-party purchaser within a prescribed period and decide not to purchase the Co-Investment Partner’s interests ourselves, either party may then re-initiate the buy/sell procedures.

Exclusivity Right.  Under the Master Co-Investment Arrangement, Institutional GP has agreed, prior to making, or permitting any affiliate or Behringer Harvard-sponsored program to make, an investment in a project of the same type as a Co-Investment Project, that Institutional GP will first offer to the Co-Investment Partner an opportunity to invest in the project under the terms of the Master Co-Investment Agreement.  This exclusivity right will continue until the earlier of (i) the date that PGGM’s unfunded capital commitment to the Co-Investment Partner has been reduced to $10 million or less, (ii) November 9, 2011 if PGGM does not increase its capital commitment from $200 million to $300 million and (iii) November 9, 2013 if PGGM does increase its capital commitment from $200 million to $300 million.  Until this exclusivity right expires, it is unlikely that we will pursue on our own investments in projects of the same type as a Co-Investment Project.

Other Joint Venture Arrangements

We may enter into additional joint ventures, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties.  Joint ventures can leverage our acquisition, development and management expertise in order to achieve the following four primary objectives:  (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions.  In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.  See, generally, “Conflicts of Interest” and the other subsections under this section of the prospectus.

We intend to enter into joint ventures with other Behringer Harvard-sponsored programs for the acquisition of properties.  However, we may only do so if a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.  In the event that the Behringer Harvard-sponsored co-venturer elects to sell property held in any such joint venture, we may have a right of first refusal to buy if such co-venturer, co-tenant or partner elects to sell its interest in the property held by the joint venture.  In the event that the terms of any joint venture or co-tenancy agreement between us and any co-venturer, cotenant or partner, including another Behringer Harvard program, grant us a right of first refusal to buy a property, we may not have sufficient funds to exercise any right of first refusal that we may have.  In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.  Entering into joint ventures with other Behringer Harvard-sponsored programs will result in certain conflicts of interest.  See “Risk Factors—Risks Related to Conflicts of Interest” and “Conflicts of Interest—Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property.  In such instances, it is possible that we would work together with other Behringer Harvard-sponsored programs to apportion the assets within the mixed-use property among us and the other Behringer Harvard-sponsored programs in accordance with the investment objectives of the various programs.  After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard-sponsored programs or joint ventures composed of Behringer Harvard-sponsored programs.  The negotiation of how to divide the property among the various Behringer Harvard-sponsored programs will not be at arm’s length and conflicts of interest will arise in the process.  It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard-sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio in order to also purchase a property that our advisor considers desirable.  Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

Other Real Estate-Related Investments

Section 1031 Tenant-in-Common Transactions

Behringer Harvard Holdings and its affiliates sponsor private offerings of tenant-in-common interests through a Behringer Harvard Exchange Entity for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.  We refer to these transactions as Section 1031 TIC Transactions.  Typically, in such a transaction, a Behringer Harvard Exchange Entity (many times along with a Behringer Harvard-sponsored program such as us) will purchase a property directly from a seller.  The Behringer Harvard Exchange Entity then will sell to the 1031 Participants its portion of such purchase as tenant-in-common interests in the property.  The price paid by the 1031 Participants for such interests will be higher than that paid by the Behringer Harvard Exchange Entity or by us.

We expect that one or more of our future acquisitions will be made in similar transactions.  Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor’s cost, in contrast to the higher prices paid to a Behringer Harvard Exchange Entity by third-party 1031 Participants for comparable tenant-in-common interests.  Participation in these transactions may permit us to:  (1) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property; (2) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties; (3) acquire interests in properties that we would be unable to acquire using only our own capital resources; and (4) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.

Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Behringer Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan. At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into one or more of the following contractual arrangements:  (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold or otherwise associated with such transaction; or (3) we will provide security for the guarantee of such loans.  See “Risk Factors—Risks Related to Investments in Real Estate-Related Assets.” In connection with such transactions, we also may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. The Behringer Harvard Exchange Entity will pay us a fee in consideration for our agreeing to do (2) or (3) above. Generally, the amount of the fee will be equal to 1% of the amount of the obligation to which we are exposed or the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity.

Our board of directors, including a majority of our independent directors, must approve each property or tenant-in-common interest acquired by us pursuant to any Section 1031 TIC Transaction.  Accordingly, we will only participate in a Section 1031 TIC Transaction where the property purchased meets our investment objectives.

Under any such program, we would not execute any agreement providing for the potential purchase of any unsold co-tenancy interests from a Behringer Harvard Exchange Entity or any co-tenancy interests directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity. If the price to us would be in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, we will require that a fair market value appraisal for each property be obtained from an independent expert selected by our independent directors and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value of the property interests.

All 1031 Participants, including us, would execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by BHM Management or its subsidiaries.  The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority.  The tenant-in-common agreement generally also would provide a first purchase right to us and options for us to purchase the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to liquidate our portfolio or list our equity on a stock exchange.  In addition, the tenant-in-common agreement would provide for the payment of property management fees to BHM Management or its affiliates of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See “Risk Factors—Risks Related to Investments in Real Estate-Related Assets.”

We may also directly sell tenant-in-common interests in our properties to 1031 Participants.  We will sell a property via a Section 1031 TIC Transaction only in the event that our board of directors determines that such a transaction will be more advantageous to us than an outright sale of the property for cash.  Any sale of one or more properties via a Section 1031 TIC Transaction may expose us to significant tax and securities disclosure risks.  See “Risk Factors—Risks Related to Investments in Real Estate-Related Assets.”

Other Securities

We may invest in the future in shares of publicly traded REITs and other minority ownership interests in widely owned entities that own real property.  We also may invest in the securities of private entities that we do not consider joint ventures because of a relatively large number of passive investors making negotiation of the terms of investment difficult.  We expect that we may make such investments when we believe that such interests can be purchased at discounts to the value of the underlying real estate, offer attractive yields consistent with our investment objectives or as a first step to acquiring a controlling interest in the entity.

We may also make investments in commercial mortgage-backed securities (“CMBS”).  CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Borrowing Policies

Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us.  We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio.  Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate.  When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

In addition to our charter limitation and indebtedness target, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests.  Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital.  As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire, to the extent our board of directors determines that borrowing these amounts is prudent.  Following the investment of the proceeds to be raised in this primary offering, we will seek a long-term leverage ratio of approximately 60% upon stabilization of the aggregate value of our assets.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments.  This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.  Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property.  See “Risk Factors—General Risks Related to Investments in Real Estate.”  To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited.  Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.  Lenders may have recourse to our other assets not securing the repayment of the indebtedness.

Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment.  The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from our advisor and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with any debt financing obtained by or for us (including any refinancing of debt), we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing.  Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing.  In the event our advisor subcontracts with a third party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Disposition Policies

As each of our investments reaches what we believe to be its optimum value during the expected life of the program, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors.  We anticipate that any such dispositions typically would occur during the period from four to six years from the termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest.

The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.  Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status.  Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction.  As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a TRS.  See “Federal Income Tax Considerations—Taxation of the Company.”

Depending upon then-prevailing market conditions, we intend to begin to consider the process of listing or liquidation within four to six years after the termination of this primary offering.  If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the sixth anniversary of the termination of this primary offering, unless such date is extended by our board of directors including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock.  The liquidation proposal would include information regarding appraisals of our portfolio.  By proxy, stockholders holding a majority of our shares could vote to approve our liquidation.  If our stockholders did not approve the liquidation proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

In making the decision to apply for listing of our shares for trading on a national securities exchange, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders.  The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time; however, liquidity would likely be one factor that the board will consider when deciding between listing or liquidating.  Even if our shares are not listed, we are under no obligation to actually sell our portfolio within this period because the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future.  Furthermore, we cannot assure you that we will be able to liquidate our assets.  We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.  These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders.  Unless the charter is amended, we will not:

•                  borrow in excess of 300% of our net tangible assets, unless a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing;

•                  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•                  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•                  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency.  In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, such appraisal shall be obtained from an independent appraiser.  We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders.  We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•                  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or its affiliates;

•                  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

•                  make an investment in a property or mortgage, bridge or mezzanine loan or other investment if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage, bridge or mezzanine loan or other investment, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

•                  invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

•                  invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable;

•                  issue equity securities on a deferred payment basis or other similar arrangement;

•                  issue debt securities in the absence of adequate cash flow to cover debt service;

•                  issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•                  issue options or warrants to purchase shares to our advisor, directors, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant;

•                  issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•                  make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines, in its sole discretion, that REIT qualification is not in our best interest; or

•                  operate in such a manner as to be classified as an “investment company” under the Investment Company Act.

With respect to the last bulleted item, as of the date of this prospectus, we are not and do not intend to be a registered investment company under the Investment Company Act based on exceptions that we believe are available to us.  In order to maintain our exception from registration under the Investment Company Act, we must engage primarily in the business of buying real estate, mortgages and certain other interests in real estate.  Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.  Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in qualifying real estate assets.  Further, to maintain compliance with the Investment Company Act exception, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.  In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.  See “Risk Factors—Risks Related To Our Business In General.”

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.”  Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

Reliance on Section 3(c)(6) and Section 3(c)(5)(C) of the Investment Company Act

                As of the date of this prospectus and after we commence our initial public offering, we do not intend to register as an investment company under the Investment Company Act.  In order to maintain our exception from registration under the Investment Company Act, we intend to continue to engage primarily in the business of making investments in real estate, mortgages and other liens on or interests in real estate.  Our advisor, Behringer Harvard Multifamily Advisors I, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.  Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments.

                We believe that we can rely on Section 3(c)(6) of the Investment Company Act to except us from the definition of an investment company under the Investment Company Act and that we can rely on Section 3(c)(6) or Section 3(c)(5)(C) to except our operating partnership and certain of our subsidiaries.  With respect to our subsidiary REITs, we rely on Sections 3(c)(5)(C). The SEC staff’s position on Section 3(c)(5)(C) generally requires that the issuer maintain at least 55% of our assets in “mortgages and other liens on and interests in real estate” (“Qualifying Assets”); at least 80% of our assets in Qualifying Assets plus real estate-related assets (“Real Estate-Related Assets”); and no more than 20% of the value of our assets in other than Qualifying Assets and Real Estate-Related Assets (“Miscellaneous Assets”).  To constitute a Qualifying Asset under this 55% requirement, a real estate interest must meet various criteria; therefore certain of our subsidiaries are limited by the provisions of the Investment Company Act as to value of certain assets that we may own at any given time.  Similarly, to rely on Section 3(c)(6), we intend to continue to be primarily engaged directly or indirectly through majority-owned subsidiaries in the business of making investments in real estate, mortgages and other liens on or interests in real estate.  We generally hold our assets indirectly through entities that we control. We discuss the underlying assets and how we will treat our interests in these controlled entities under the Investment Company Act below.

Mezzanine Loans and Second Mortgages

We intend for a portion of our investments to consist of real estate loans secured by 100% of the equity securities of a special purpose vehicle that owns real estate (“Mezzanine Loans”). We treat our Mezzanine Loans as Qualifying Assets when the loan meets the criteria recently set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007), that is:

•                  the loan is made specifically and exclusively for the financing of real estate;

•                  the loan is underwritten based on the same considerations as a second mortgage and after we perform a hands-on analysis of the property being financed;

•                  we exercise ongoing control rights over the management of the underlying property;

•                  we have the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan;

•                  the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and

•                  we have the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

We believe that our Mezzanine Loans that are not secured by a second mortgage on the underlying property meet the foregoing criteria and are Qualifying Assets.

Another portion of our investments consists of mortgage loans that are junior to a mortgage owned by another lender (“Second Mortgages”). We treat Second Mortgages as Qualifying Assets if the real property fully secures the Second Mortgage.  We believe that our Second Mortgages are Qualifying Assets.

With respect to construction loans that are funded over time, which may take the form of a Mezzanine Loan or a Second Mortgage, we consider the outstanding balance (i.e., the amount of the loan actually drawn) as a Qualifying Asset if the construction loan meets the relevant criteria described above. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans, and any guidance the staff may issue may require us to change our strategy.

Joint Venture Interests

When measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate our assets on an unconsolidated basis, which means that when our assets are held through another entity, they will be treated as follows:

1.                                       If we own less than a majority of the voting securities of the entity, then the value of our interest in the entity will be treated as Real Estate-Related Assets if the entity engages in the real estate business, such as a REIT, and otherwise as Miscellaneous Assets.

2.                                       If we own a majority of the voting securities of the entity, then the value of our interest in the entity will generally be allocated among Qualifying Assets, Real Estate-Related Assets and Miscellaneous Assets in proportion to the entity’s ownership of Qualifying Assets, Real Estate-Related Assets and Miscellaneous Assets.

3.                                       If we are the general partner or managing member of a entity, then (i) the value of our interest in the entity will be treated as in item 2 above if we are actively involved in the management and operation of the venture and our agreement is required for all major decisions affecting the venture and (ii) the value of our interest in the entity will be treated as in item 1 above if we are not actively involved in the management and operation of the venture or our agreement is not required for all major decisions affecting the venture.

Pursuant to the foregoing criteria, we allocate the value of our interests in our Co-Investment Ventures among Qualifying Assets and Real Estate-Related Assets in proportion to each venture’s ownership of Qualifying Assets and Real Estate-Related Assets.  To the extent that the SEC’s Division of Investment Management provides more specific or different guidance regarding the treatment of joint venture interests as Qualifying Assets or Real Estate-Related Assets, we may be required to adjust our investment strategy accordingly.  Any additional guidance from the SEC’s Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Tenant-in-Common Interests

We have no present intent to acquire tenant-in-common interests (“TICs.”) For a general discussion of TICs, see “Investment Objectives and Criteria—Acquisition and Investment Policies—Other Real Estate-Related Investments—Section 1031 Tenant-in- Common Transactions.” A syndicated TIC allows an investor to acquire an undivided interest in the underlying property instead of buying an interest in an entity that owns the property. Typically, TIC syndicators either acquire property directly or through a controlled entity and then sell TICs to investors, or they contract to acquire property and assign the right to acquire the property to TIC investors who simultaneously close on the property. Syndicated TIC arrangements generally free the owners from the management function with the syndicator retaining asset and property management functions. We note that the SEC staff has not recently offered guidance as to when, if ever, such TICs may constitute Qualifying Assets as opposed to Real Estate-Related Assets. In the absence of dispositive guidance, whether from the SEC, federal legislation or applicable court decisions, unless we seek further guidance from the SEC staff, we would treat such TICs as Real Estate-Related Assets.

Commercial Mortgage-Backed Securities

We have no present intent to invest in CMBS. However, should we ever decide to invest in certain CMBS under certain conditions, such investments may constitute Qualifying Assets, depending on the characteristics of the specific CMBS. To the extent they are not Qualifying Assets, we believe they would be characterized as Real Estate-Related Assets. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. The pool of mortgages generally is administered by a trustee, a master servicer and a special servicer.  Although each plays an important role in administering the pool of mortgages, the trustee and the master servicer generally exercise ministerial functions, whereas the duties of the special servicer include, among other things, monitoring the mortgage loans in the CMBS pool, evaluating defaulted mortgage loans with a view toward developing a plan to maximize the recovery on such loans, foreclosing upon or working out defaulted mortgage loans and recommending and implementing a plan that details whether and how to sell, and negotiating the sale of, distressed mortgage loans and properties acquired through foreclosure or otherwise working out such loans. The most subordinate class of a CMBS issuance is in the first-loss position and is referred to as the “controlling class” because the holder of a majority of that class has the right to hire and remove the special servicer and to provide instructions to the special servicer with respect to the foreclosure/workout of defaulted mortgage loans. In addition, if the special servicer for any reason does not follow the instructions of the holder of a majority of the controlling class with respect to the foreclosure or workout of a defaulted mortgage loan, the majority holder of such class has the unilateral right to acquire the mortgage out of the pool and foreclose upon the mortgage itself. On the date of issuance, the controlling class of a CMBS issuance generally is the “not rated” class. After issuance, however, should the outstanding principal balance of the not rated class erode by more than 75% of its initial face amount, the rights originally exercised by the not rated class, as the controlling class, are automatically transferred to the holder of a majority of the next more senior class, and this process repeats with each class all the way up the capital structure. This self-executing mechanism is intended to ensure that the class of CMBS that is then most “at risk” for losses has the control and discretion necessary to protect its interest, including the rights of foreclosure on the underlying mortgages.

In order to ensure that we would be able to exercise the rights of the controlling class of potential investments in CMBS, we would seek to acquire 100% of the controlling class of a CMBS issuance. We consider the controlling class to be a Qualifying Asset, because it has the ability to cause foreclosure of the mortgages underlying the CMBS issuance. In addition, should we acquire both 100% of the controlling class of a CMBS issuance and 100% of sequentially contiguous non-investment grade classes of the same CMBS issuance in a “block transaction,” we believe we would have the same legal and economic experience as if we had purchased the pool of mortgages underlying the CMBS and partially capitalized such purchase by issuing the investment grade classes of CMBS.

Consequently, in addition to the controlling class, we would consider each non-investment grade class that we acquire that is senior to the controlling class to be a Qualifying Asset, provided that (i) we acquire 100% of such a class and 100% of the respective controlling class, (ii) each such class is sequentially contiguous with the controlling class and (iii) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. For example, if we acquire 100% of the not rated class of a CMBS issuance and 100% of the B and BB classes of the CMBS issuance, we would treat each such class as a Qualifying Asset. It is possible that some of the CMBS pools in which we may invest include loans secured by mortgages with respect to which the special servicer, and consequently we, do not have the unilateral right to foreclose. We refer to these loans as “real estate-related notes.” With respect to real estate-related notes, the special servicer exercises many of the rights and duties described above, including monitoring the real estate-related notes, evaluating defaulted real estate-related notes with a view toward developing a plan to maximize the return on such notes, discussing such plans with other loan participants and, if collectively agreed, monitoring and exercising such foreclosure rights on behalf of the CMBS pool. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool as described above and the CMBS pool contains some real estate-related notes, we believe our investment is the functional equivalent of direct ownership of the mortgages and the real estate-related notes underlying the CMBS issuance because we have the same legal and economic experience as if we had purchased the mortgages and the real estate-related notes and partially capitalized such purchase by issuing the investment grade classes of CMBS. The SEC’s staff expresses no view as to whether the controlling class and sequentially contiguous classes of a CMBS pool that contains some real estate-related notes are Qualifying Assets or Real Estate-Related Assets and may in the future take a view different than or contrary to our analysis.

In the absence of SEC guidance with respect to CMBS pools that contain some real estate-related notes, we intend to treat a portion of our investment in such pools as Qualifying Assets only when the real estate-related notes comprise a de minimis portion of the entire pool. Accordingly, should we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate-related notes is 15% or less of the outstanding principal balance of the entire pool, we treat the mortgages over which we have the unilateral right to foreclose in the CMBS pool as Qualifying Assets and the real estate-related notes in the pool as Real Estate-Related Assets. To reflect this treatment, we would pro rate our investment in such a CMBS pool and treat as a Qualifying Asset only that portion of our investment in the CMBS pool equal to the value of our investment multiplied by a fraction, the numerator of which would be the outstanding principal balance of the mortgages in the CMBS pool over which we have the unilateral right to foreclose and the denominator of which would be the outstanding principal balance of all of the mortgages in the CMBS pool, including the real estate-related notes. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate-related notes is more than 15% of the outstanding principal balance of the entire pool, we will treat our entire investment in such a pool as a Real Estate-Related Asset.

Reliance on Section 3(c)(6) not currently Necessary

Although we believe that we can rely on Section 3(c)(6) to except us from the definition of an investment company under the Investment Company Act, such reliance is not currently necessary. Under Section 3(a)(1) of the Investment Company Act, a company is not deemed to be an “investment company” if:

•                  it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•                  it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the “40% Test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) (relating to private investment companies) or Section 3(c)(7) (relating to qualified purchaser funds).

We believe that we currently satisfy both tests above. With respect to the 40% Test, we believe that all of the entities through which we own our subsidiary REITs are majority-owned subsidiaries. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary, and the SEC has not done so.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of Qualifying Assets or Real Estate-Related Assets to satisfy the requirements of Section 3(c)(5)(C), we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act that we and our subsidiaries are using. To the extent that the SEC’s Division of Investment Management provides more specific or different guidance regarding the treatment of assets as Qualifying Assets or Real Estate-Related Assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC’s Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders.  Each determination and the basis therefore shall be set forth in the minutes of the board of directors.  The methods of implementing our investment policies also may vary as new investment strategies and techniques are developed.  The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of stockholders.

DESCRIPTION OF PROPERTIES AND REAL ESTATE-RELATED ASSETS

As of August 18, 2008, we owned interests in ten multifamily communities or development projects located in seven states, comprising 2,939 developed or to-be-developed residential units, through one wholly owned mezzanine loan and interests in nine joint ventures with equity or mezzanine debt investments.  As of August 18, 2008, all of our investments made by our joint ventures were acquired from unaffiliated parties in arm’s length transactions.  The information below regarding the funding of our investments excludes legal fees and closing costs.  The information presented below is as of August 18, 2008.

Wholly Owned Investment

The table below lists the principal terms of our wholly owned mezzanine loan investment as of August 18, 2008.  A description of the terms and characteristics of the investment follows.

Mezzanine Loan

Underlying Property Information			Investment Information
Name	Type	Location	Maximum Advance	Amount Advanced	Interest Rate	Maturity Date	Equity Option
Lovers Lane Townhomes (1)	Multifamily Development	Dallas, TX	$2,184,000	$1,000	10.0%	4/2011(2)	—

(1) This mezzanine loan is junior to a $7,488,000 senior mezzanine loan investment in the Lovers Lane Townhomes project that we made with a joint venture partner and is listed in the tables below.

(2) This mezzanine loan matures on the earlier of (i) April 12, 2012 and (ii) the maturity date of the construction loan for the Lovers Lane Townhomes project (which is currently April 23, 2011).

Joint Venture Investments with Dutch Foundation

We own interests in certain investments through unconsolidated joint ventures with our Co-Investment Partner pursuant to a co-investment arrangement between our sponsor and the Dutch foundation PGGM.  For a description of this co-investment arrangement, see “Investment Objectives and Criteria—Acquisition and Investment Policies—Joint Venture Investments.”  The tables below list the principal terms of each of our mezzanine loans and equity investments made under joint ventures with our Co-Investment Partner, each as of August 18, 2008.  Unless stated otherwise, we hold a 55% ownership interest in each joint venture investment with our Co-Investment Partner and our Co-Investment Partner owns the remaining 45%.

Mezzanine Loans

Underlying Property Information	Investment Information

Name	Type	Location	Maximum Advance	Amount Advanced	Interest Rate	Maturity Date	Equity Option
Lovers Lane Townhomes (1)	Multifamily Development	Dallas, TX	$7,488,000	$5,343,000	10.0%	4/2011(2)	—
The Eclipse (3)	Multifamily Development	Houston, TX	$8,147,000	$8,147,000	9.5%	4/2012(4)		(5)
Fairfield at Baileys Crossing	Multifamily Development	Fairfax County and Arlington County, VA	$22,138,000	$22,138,000	9.5%	7/2012		(6)
Alexan St. Rose	Multifamily Development	Clark County, NV	$11,356,000	$4,691,000	10.75%	12/2012		(7)
Tower 55 Hundred	Multifamily Development	Arlington County, VA	$19,955,000	$19,955,000	9.5%	10/2012		(8)
Satori	Multifamily Development	Broward County, FL	$14,775,000	$14,775,000	10.0%	10/2012		(9)
Fairfield at Cameron House	Multifamily Development	Silver Spring, MD	$19,338,000	$19,338,000	9.5%	12/2012		(6)
Alexan Prospect	Multifamily Development	Denver, CO	$14,771,000	$5,085,000	10.0%	4/2013		(8)
Alexan Russell Lofts	Multifamily Development	Clark County, NV	$5,812,000	$4,258,000	10.0%	6/2013		(8)

(1) This mezzanine loan is senior to a $2,184,000 junior mezzanine loan investment in the Lovers Lane Townhomes project that we made without a joint venture partner and is listed in the tables above.

(2) This mezzanine loan matures on the earlier of (i) April 12, 2012 and (ii) the maturity date of the construction loan for the Lovers Lane Townhomes project (which is currently April 23, 2011).

(3) This property is owned subject to a long-term ground lease.

(4) The maturity date of this mezzanine loan may be extended for two additional one-year periods.

(5) In connection with the mezzanine loan, the joint venture acquired an option to purchase the project from the project owner.

(6) In connection with the mezzanine loan, the joint venture acquired an option to purchase a 60% ownership interest in the project owner.

(7) Prior to making advances under this loan, the joint venture must be admitted as a limited partner of the project owner.  We expect the joint venture to acquire a 50.1% interest in the project owner when admitted as a limited partner.

(8) In connection with the mezzanine loan, the joint venture acquired an option to convert the mezzanine loan into an equity interest in the project owner.  The converted amount would be considered capital contributed to the project owner, entitling the joint venture to a 9.5% preferred return on such capital.  However, the conversion of the mezzanine loan to an equity interest would not increase the joint venture’s right to 50.1% of the project owner’s net proceeds after all other required distributions are made.

(9) In connection with the mezzanine loan, the joint venture acquired an option to convert the mezzanine loan into an equity interest in the project owner.  The converted amount would be considered capital contributed to the project owner, entitling the joint venture to a 9.5% preferred return on such capital.  However, the conversion of the mezzanine loan to an equity interest would not increase the joint venture’s right to 50.0% of the project owner’s net proceeds after all other required distributions are made.

Equity Investments

Property Information			Investment Information
Name	Type	Location	Investment Amount	Ownership		Preferred Return
The Eclipse	Multifamily Development	Houston, TX	$4,024,000	50.1%		9.5%
The Reserve at Johns Creek (1)	Multifamily	Fulton County, GA	$9,196,000	80.0%		5.0%
Tower 55 Hundred	Multifamily Development	Arlington County, VA	$3,553,000	50.1	% (2)	9.5%
Satori	Multifamily Development	Broward County, FL	$7,350,000	50.0%		9.5%
Alexan Prospect	Multifamily Development	Denver, CO	$7,360,000	50.1%		9.5%
Alexan Russell Lofts	Multifamily Development	Clark County, NV	$2,906,000	50.1%		9.5%

(1) We hold a 64% ownership interest in this investment and our Co-Investment Partner owns the remaining 36%.  This property is managed by a party that is affiliated with the other equity investors in the property.

(2) We have a right to 50.1% of net proceeds after all other required distributions are made by the project owner; in order to maintain this interest, we must contribute 70% of any additional capital required by the project owner.

A description of the terms and characteristics of each of the investments listed in the tables above follows.

Lovers Lane Townhomes

General. We and our Co-Investment Partner have joined to make a $7,488,000 senior mezzanine loan (the “Lovers Lane Senior Mezzanine Loan), while our operating partnership has made a $2,184,000 junior mezzanine loan (the “Lovers Lane Junior Mezzanine Loan” and, together with the Lovers Lane Senior Mezzanine Loan, the “Lovers Lane Mezzanine Loans”) to the owner of Lovers Lane Townhomes, a 149-unit luxury rental townhome project in Dallas, Texas to be constructed on 6.332 acres of land located at the intersection of East Lovers Lane and Skillman Street (the “Lovers Lane Project”).  In connection with the Lovers Lane Senior Mezzanine Loan, we and our Co-Investment Partner also acquired an option to purchase all the interests in the Lovers Lane Project upon its completion.  As of December 31, 2007, there was an existing multifamily community on the property that had ceased operations.  In May 2008, demolition of the property commenced and is ongoing as of the date of this prospectus.  As described more fully below, our Co-Investment Partner has since acquired a 45% interest in the Lovers Lane Senior Mezzanine Loan and the purchase option in the Lovers Lane Project.

Parties. The Lovers Lane Project is owned by GS Lovers Lane Prop Sub, LP (“Lovers Lane Project Owner”), which is solely owned by GS Lovers Lane, LP (“Lovers Lane Investment Partnership”).  Lovers Lane Investment Partnership is owned by Greystar Development Group, LP (“Lovers Lane Developer”), an unaffiliated third party that will develop the Lovers Lane Project.

We own an interest in the Lovers Lane Senior Mezzanine Loan through Behringer Harvard Lovers Lane Venture I, LLC (“Lovers Lane Venture”), which we manage and which is owned 55% by us and 45% by our Co-Investment Partner.  Lovers Lane Venture owns its interest in the Lovers Lane Senior Mezzanine Loan through Behringer Harvard Lovers Lane REIT I, LLC (“Lovers Lane REIT”) in which Lovers Lane Venture serves as manager and in which Lovers Lane Venture currently owns all of the voting interests and 99% of the economic interests.

Senior Financing and Total Project Development Costs.  The Lovers Lane Project serves as collateral for a $29,015,000 senior construction loan from Guaranty Bank (“Lovers Lane Senior Lender”).  The construction loan represents approximately 75% of the anticipated total development costs of the Lovers Lane Project of approximately $38.7 million.

Project Equity.  Currently, the Lovers Lane Project is owned entirely by the Lovers Lane Developer.  Lovers Lane Developer has not contributed any equity to the project, other than “sweat equity.”

Mezzanine Loan Terms.  The aggregate principal amount of the Lovers Lane Mezzanine Loans is up to $9,672,000, which represents approximately 25% of the total expected project development costs.  As of August 18, 2008, Lovers Lane REIT had advanced $5,343,000 of the Lovers Lane Senior Mezzanine Loan and we had advanced $1,000 of the Lovers Lane Junior Mezzanine Loan.  Prior to making any additional advances, the applicable mezzanine lenders must have received evidence satisfactory to it relating to various aspects of the project, including inspection reports, zoning letters, utilities, right-of-ways, the ability of Lovers Lane Project Owner to pay construction costs and any other information the mezzanine lenders may reasonably request.

The mezzanine lenders (we and Lovers Lane REIT) have agreed to construction plans and a construction budget.  No changes to such plans or budget may be made without the applicable mezzanine lender’s consent, except (i) completion date extensions due to “acts of God” and reallocation of amounts among the line items of the budget and (ii) with respect to the construction plans, changes required by governmental authorities or Lovers Lane Senior Lender or other changes that, individually, do not increase or decrease the project costs by more than $100,000 and, in the aggregate, do not increase or decrease the project costs by more than $300,000.  The mezzanine lenders also have the right to approve all contractors (except certain contractors affiliated with Lovers Lane Developer) and all construction contracts with such contractors.

We and Lovers Lane REIT each have the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that differ from pre-authorized terms, changes to the governing documents of Lovers Lane Project Owner (under the Lovers Lane Junior Mezzanine Loan, we also have the right to approve any changes to the governing documents of Lovers Lane Investment Partnership) and certain sales or encumbrances of all or a portion of the project property.  We and Lovers Lane REIT also have rights of access and inspection with respect to the Lovers Lane Project and the books and records relating to the project.  After completion of the project, Lovers Lane Project Owner must maintain the project in good condition and repair and may remove or add improvements to the project without our consent and the consent of Lovers Lane REIT only in limited circumstances.  We and Lovers Lane REIT also have rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of Lovers Lane Senior Lender (and, with respect to our rights under the Lovers Lane Junior Mezzanine Loan, subject to the rights of the owner of the Lovers Lane Senior Mezzanine Loan, which is Lovers Lane REIT).

The Lovers Lane Mezzanine Loans mature on the earlier of (i) April 12, 2012 and (ii) the maturity date of the construction loan (which is currently April 23, 2011), including any extensions thereof.  The maturity date may be accelerated to (i) 180 days after the expiration of the put option described below or (ii) in the case of the Lovers Lane Senior Mezzanine Loan, the date that the senior loan is paid in full, and in the case of the Lovers Lane Junior Mezzanine Loan, the date that the senior loan and Lovers Lane Senior Mezzanine Loan are paid in full.  Generally no prepayment of the mezzanine loans may be made except (i) in connection with the sale of Lovers Lane Project

Owner or the Lovers Lane Project (in which case prepayment is required) or (ii) 150 days after the project is completed or deemed complete by Lovers Lane Senior Lender.

The Lovers Lane Mezzanine Loans accrue interest at a rate of 10% per annum.  Until the completion of the project, no payments will be due and all interest will accrue.  Thereafter, any unpaid accrued interest on the notes is payable on a monthly basis from net cash flow to the extent net cash flow from the Lovers Lane Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent net cash flow from the Lovers Lane Project is sufficient to make such payments.  All accrued and unpaid interest on the mezzanine loans will be payable upon final maturity of the mezzanine loans.

Lovers Lane Project Owner and Lovers Lane Investment Partnership have paid loan commitment fees of 3% of the amounts advanced under the Lovers Lane Mezzanine Loans, or $290,000.  Of these amounts, $90,000 was funded from advances under the Lovers Lane Mezzanine Loans and the remainder was funded by advances under the senior loan.

The Lovers Lane Senior Mezzanine Loan is secured by a second priority interest lien on the Lovers Lane Project, subordinate only to the Lovers Lane Senior Lender’s lien on the project.  The Lovers Lane Junior Mezzanine Loan is secured by a pledge of 100% of the ownership interests in Lovers Lane Project Owner.  We and Lovers Lane REIT have the right to cure defaults under the senior loan, including the right to purchase the senior loan.

Source of Funds for the Mezzanine Loans.  Prior to the Co-Investment Partner joining in the Lovers Lane Senior Mezzanine Loan investment, we funded $2,995,000 under the Lovers Lane Senior Mezzanine Loan and $1,000 under the Lovers Lane Junior Mezzanine Loan.  Of this amount, $1,586,000 was obtained through our prior credit facility with Behringer Harvard Operating Partnership I LP (which credit facility was fully repaid and terminated on December 20, 2007) and the balance was funded through the proceeds raised in our private offering of shares of common stock, which terminated on December 28, 2007.  Subsequently, our operating partnership received $1,348,000, or 45% of the amount it had advanced under the Lovers Lane Senior Mezzanine Loan, from our Co-Investment Partner in connection with its joining in the Lovers Lane Senior Mezzanine Loan investment.  Since our Co-Investment Partner joined in the investment, we funded 55% of the additional $2,349,000 amount funded under the Lovers Lane Senior Mezzanine Loan with the remaining 45% funded by our Co-Investment Partner. The entire amount of this additional amount that we funded was funded through proceeds raised in our private offering of shares of common stock.

Lovers Lane Purchase Option.  In connection with the Lovers Lane Senior Mezzanine Loan, Lovers Lane REIT has the option to purchase 100% of the interests in Lovers Lane Project Owner or the Lovers Lane Project within 120 days after the earlier of (i) one year after the date the project is completed or (ii) the date it receives notice that 90% of the units are leased and occupied.  If Lovers Lane REIT elects to exercise its purchase option, the purchase price will be an amount equal to the sum of (i) the lower of (a) the total project costs, which include, but are not limited to, all costs incurred for the acquisition, development, and construction of the Lovers Lane Project and for lease-up and operation of the Lovers Lane Project to and through the completion date, plus interest paid on the Lovers Lane Mezzanine Loans and (b) $38,686,000 plus interest paid on the Lovers Lane Mezzanine Loans, plus (ii) $8,750 per apartment unit in the Lovers Lane Project, plus (iii) $1,161,000.

Lovers Lane Put Right.  If Lovers Lane REIT does not exercise its purchase option, then Lovers Lane Investment Partnership will have one year after the earlier of (i) the expiration of the purchase option exercise period or (ii) the date it receives notice from Lovers Lane REIT that it waives its purchase option (which may not be delivered prior to project completion), to exercise a put right requiring Lovers Lane REIT to purchase 100% of the interests in Lovers Lane Project Owner or the Lovers Lane Project for a purchase price equal to the lesser of (i) the total project costs plus interest paid on the Lovers Lane Mezzanine Loans and (ii) $38,686,000 plus interest paid on the Lovers Lane Mezzanine Loans.

Lovers Lane Right of First Offer.  If neither the purchase option nor put right described above is exercised, then Lovers Lane Investment Partnership may cause Lovers Lane Project Owner to sell the Lovers Lane Project, subject to a right of first offer by Lovers Lane REIT.  Under these procedures, Lovers Lane Investment Partnership must (i) cause Lovers Lane Project Owner to offer to sell the Lovers Lane Project to Lovers Lane REIT at a specified price, which price must generate sufficient cash proceeds to cover closing costs and discharge the senior loan, the Lovers Lane Senior Mezzanine Loan and the Lovers Lane Junior Mezzanine Loan, and (ii) offer, as an alternative, to sell all the interests in Lovers Lane Project Owner Project to Lovers Lane REIT at the same specified price.  Lovers Lane REIT may accept such offer and purchase the Lovers Lane Project (or all the interests in Lovers Lane Project Owner) for such price, or, if it rejects the offer, Lovers Lane Project Owner may sell the project to a third party for no less than such price offered to Lovers Lane REIT.  If the project is not sold within 180 days of the notice of intent to sell, then the project will again be subject to the right of first offer.  Lovers Lane REIT may terminate the purchase option, put right and right of first offer described above if the project is not completed by February 28, 2010.

Guarantees.  Greystar Financial, LLC, an affiliate of the Lovers Lane Developer, has guaranteed the performance of certain obligations of Lovers Lane Project Owner and Lovers Lane Investment Partnership.  It has guaranteed (i) full repayment of the mezzanine loans if neither the purchase option nor put option described above is exercised, (ii) the construction and completion of the Lovers Lane Project in the event Lovers Lane Project Owner abandons the project or fails to complete the project on the agreed schedule, (iii) the payment of any costs that exceed the approved budget for construction of the project, (iv) prompt payment of the Lovers Lane Junior Mezzanine Loan in the event that either Lovers Lane Project Owner or Lovers Lane Investment Partnership files a voluntary bankruptcy or insolvency proceeding prior to the completion of the project and (v) prompt payment of the Lovers Lane Senior Mezzanine Loan in the event that Lovers Lane Project Owner files a voluntary bankruptcy or insolvency proceeding prior to the completion of the project.  In connection with the purchase option described above, Greystar Financial, LLC has also guaranteed certain obligations of Lovers Lane Investment Partnership under the option agreement.  In addition, Lovers Lane Project Owner has agreed to indemnify Lovers Lane REIT, and Lovers Lane Investment Partnership has agreed to indemnify us, against any losses arising as a result of any environmentally hazardous activity on the property (other than the lawful use of hazardous materials incidental to the operation of the project) or violation of any applicable environmental laws relating to the property.

The Eclipse

General.  On April 11, 2007, we made a $4,024,000 equity investment in the owner of The Eclipse, a 330-unit apartment project to be constructed on 9.561 acres of land located on Crescent Plaza Drive, a right of way along Eldridge Road (also known as Eldridge Parkway), situated between Briar Forest Drive and Westheimer Boulevard in Houston, Texas (the “Eclipse Project”).  On April 17, 2007, we made a $8,147,000 mezzanine loan to the owner of the Eclipse Project and acquired an option to purchase the project.  As described more fully below, our Co-Investment Partner has since acquired a 45% interest in the equity investment, mezzanine loan and purchase option in the Eclipse Project.

Parties.  The Eclipse Project is owned by SV Houston Eldridge Limited Partnership (“Eclipse Project Owner”), which is 99% owned by SV Houston Eldridge Joint Limited Partnership (“Eclipse Investment Partnership”) and 1% owned by SV Houston Eldridge GP LLC (“Eclipse GP”).  Eclipse GP is the general partner of Eclipse Project Owner and wholly owned by Eclipse Investment Partnership.  Eclipse Investment Partnership is 50.1% owned by Behringer Harvard Eldridge REIT, LLC (“Eclipse REIT”), 48.9% owned by SV Eldridge Development Partners LP (“SV Eclipse”), and 1% owned by SIVE Residential, Inc. (“SIVE Residential”).  SIVE Residential is the general partner of Eclipse Investment Partnership.  SV Eclipse and SIVE Residential (together, the “Eclipse Developer Entities”) are entities unaffiliated with us, owned directly or indirectly by Simmons Vedder & Company and its principals.  The Eclipse Developer Entities will develop the Eclipse Project.

All of the voting interests and 99% of the economic interests in Eclipse REIT are currently owned by, and Eclipse REIT is managed by, Behringer Harvard Eldridge Venture, LLC (“Eclipse Venture”), the entity through which we and our Co-Investment Partner are investing in Eclipse Project Owner.  Eclipse Venture is managed by us and owned 55% by us and 45% by our Co-Investment Partner.  In addition to making our equity investment in the Eclipse Project through Eclipse REIT, we and our Co-Investment Partner are also making the mezzanine loan through Eclipse REIT and our option to purchase the Eclipse Project described below is owned by Eclipse REIT.  Eclipse REIT acquired its equity interest in Eclipse Investment Partnership, all rights in the mezzanine loan and the purchase option by assignment from us on June 21, 2007, in connection with a payment to us by our Co-Investment Partner of $933,000, or 45% of the funds we had contributed under the equity investment and advanced under the mezzanine loan at the time.

Senior Financing, Ground Lease and Project Costs.  The Eclipse Project serves as collateral for a $23,561,000 construction loan from JPMorgan Chase Bank, N.A. (“Eclipse Senior Lender”).  No funds under the construction loan will be funded until all principal under the mezzanine loan has been funded.  The Eclipse Project will be developed on land leased pursuant to a ground lease between the State of Texas General Land Office, as lessor, and Eclipse Project Owner, as lessee.  On February 1, 2006, SIVE Residential conveyed the land to the State of Texas, which contemporaneously ground leased the land to Eclipse Project Owner for the Eclipse Project, on the condition that SIVE Residential would have the right to purchase the land from the State of Texas any time after the completion of the project until the end of the of the term of ground lease.  On April 17, 2007, SIVE Residential assigned the right to purchase the land to Eclipse Project Owner.

The anticipated total development cost of the Eclipse Project will be approximately $35,732,000.  The equity investment by us and our Co-Investment Partner in the Eclipse Project represents approximately 11.26% of this cost and the mezzanine loan investment by us and our Co-Investment Partner in the Eclipse Project will finance approximately 22.8% of this cost.

Project Equity/Eclipse Investment Partnership Capital Contributions.  The owners of the Eclipse Project have contributed $4,024,000 in cash to the project.  Eclipse REIT’s $4,024,000 equity investment was made in the form of a capital contribution to Eclipse Investment Partnership, which contribution constitutes 100% of the initial capital contributed to Eclipse Investment Partnership.  Pursuant to the provisions of Eclipse Investment Partnership, Eclipse REIT’s pro-rata share of any additional capital contributions required by the partnership is 50.1% of such additional capital while that of the Eclipse Developer Entities is 49.9%.

Eclipse Investment Partnership Distributions.  Pursuant to the provisions of Eclipse Investment Partnership, distributions are made generally as follows:  (i) first, to pay all partners with undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls) a preferred return of 12%, compounded annually, on their undistributed first-priority capital; (ii) second, to return undistributed first-priority capital to the respective partners; (iii) third, to pay Eclipse REIT a preferred return of 9.5%, compounded annually, on its $4,024,000 equity investment; (iv) fourth, to return to Eclipse REIT its $4,024,000 equity investment and (v) thereafter, to pay the partners the net proceeds in accordance with their respective percentage interests.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is up to $8,147,000 and may be drawn on by Eclipse Investment Partnership from time to time, but no more than twice monthly.  As of May 31, 2008, this amount has been fully funded.  In connection with the closing of the mezzanine loan, the parties have agreed to a completion date, a construction budget and construction plans for the project.  No changes to such completion date, construction budget or construction plans may be made without Eclipse REIT’s consent, except (i) completion date extensions due to “acts of God,” (ii) certain reallocations of amounts among the line items of the budget, (iii) changes required by governmental authorities, any insurer or Eclipse Senior Lender, (iv) changes required by provisions of the ground lease, (v) changes that, individually, do not increase or decrease the project costs by more than $100,000 and, in the aggregate, do not increase the project costs or decrease the project costs by more than $300,000 or (vi) any other changes that do not materially reduce the scope or quality of the project.

Eclipse REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that materially differ from pre-authorized terms, changes to the governing documents of Eclipse Project Owner or Eclipse Investment Partnership and certain sales or encumbrances of all or a portion of the project property.  Eclipse REIT also has rights of access and inspection with respect to the Eclipse Project and the books and records relating to the project.

The mezzanine loan matures on April 30, 2012, but may be extended for two additional one-year periods. The loan accrues interest at a rate of 9.50% per annum.  Until the completion of the project, interest on the note is payable on a monthly basis, first, from a budgeted interest reserve in the amount of $1,174,000 and, then, from net cash flow to the extent net cash flow from the Eclipse Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent net cash flow from the Eclipse Project is sufficient to make such payments.  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.  No prepayment of the mezzanine loan may be made until the interest reserve is fully paid or the Eclipse Project is sold, at which point the loan may be prepaid in whole or in part without any prepayment fee or premium.

The mezzanine loan is currently secured by a pledge of 100% of the ownership interests in Eclipse GP and Eclipse Project Owner.  Eclipse REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.  Eclipse REIT will not receive a loan commitment fee in connection with the mezzanine loan.

Management of the Eclipse Project.  Pursuant to the provisions of Eclipse Investment Partnership, SIVE Residential generally controls the partnership as general partner, except for certain major decisions which require the consent of Eclipse REIT, including:  (i) changes to the Eclipse Project construction plans or budget, (ii) acquiring material property, (iii) incurring indebtedness or (iv) selling the Eclipse Project, with limited exceptions for each of the foregoing.  Eclipse REIT may remove the general partner for cause under certain circumstances and appoint a successor.

Guarantee.  TDS Investments, LP, The WVDV 2002 Limited Partnership, and RCMC Capital, LP (collectively, the “Eclipse Guarantors”), all unaffiliated third parties, have guaranteed completion of the development of the Eclipse Project in accordance with its plans and specifications if, for any reason Eclipse Project Owner (i) abandons construction of the project, (ii) fails to complete the project on the agreed schedule or (iii) fails to pay all costs in full for construction of the project (including any cost overruns).  The principals of the Eclipse Guarantors directly or indirectly own interests in the Eclipse Developer Entities.

Purchase Option.  Eclipse REIT may exercise an option to purchase the Eclipse Project from Eclipse Project Owner within 10 days of Eclipse Project Owner delivering a pricing notice to Eclipse REIT (which must be delivered after project completion but not later than 60 days prior to the first anniversary of project completion).  If Eclipse REIT exercises the option, Eclipse Project Owner must acquire the land used for the project from the State of Texas and convey it to Eclipse REIT along with the project.  The purchase price for the project upon exercise of the option will be established by mutual agreement between Eclipse Project Owner and Eclipse REIT.  If Eclipse Project Owner and Eclipse REIT are not able to agree on the purchase price, the purchase price will be established through an appraisal process.

Buy/Sell Rights.  Pursuant to the provisions of Eclipse Investment Partnership, if the purchase option described above is not exercised, SIVE Residential must, within 30 days thereafter, begin efforts to sell the Eclipse Project pursuant to certain prescribed terms.  If it is unable to do so, then the partners may initiate buy/sell procedures with respect to their partnership interests.  Under those procedures, a partner could make an offer to purchase the interests of the other partners based on an offer price for the partnership’s assets and the other partners would either elect to sell their interests based on that price or elect to purchase the offering partner’s partnership interests based on that price.  The partnership agreement includes provisions requiring SV Eclipse and SIVE Residential to act as a group in connection with the exercise of the buy/sell provisions.

Source of Funds for the Investment and Timing of Return. All of the equity investment and all of the $8,147,000 mezzanine loan investment has been funded. Prior to assignment of the equity and mezzanine loan investments in the Eclipse Project to Eclipse REIT, we funded $2,073,000 of the equity investment.  Of this amount, $694,000 was obtained through our prior credit facility with Behringer Harvard Operating Partnership I LP, and the balance was funded through the proceeds raised in our private offering of shares of common stock.  After the assignment of the equity and mezzanine loan investments in the Eclipse Project to Eclipse REIT, we funded 55% of the remaining equity investment and 55% of the advances made under the mezzanine loan investment, with the remaining 45% of each investment funded by our Co-Investment Partner.  Except for $330,000 obtained through our prior credit facility for mezzanine loan advances, we funded such additional amounts from the proceeds raised in our private offering of shares of common stock.

It is anticipated that the repayment of the equity investment, payment of the preferred return on the equity investment, distributions of net profit from Eclipse Investment Partnership, and repayment of the mezzanine loan will all occur when the Eclipse Project is sold.

Fairfield at Baileys Crossing

General.  On July 10, 2007, we and our Co-Investment Partner joined to make a $22,138,000 mezzanine loan to the owner of Fairfield at Baileys Crossing, a 414-unit apartment project to be constructed on land located in Baileys Crossing, Fairfax County and Arlington County, Virginia (the “Baileys Project”).  As described more fully below, upon completion of the Baileys Project, we have the option to convert the mezzanine note to a 60% common equity interest in the owner of the Baileys Project.

Parties.  The Baileys Project is owned by Fairfield Baileys LLC (“Baileys Project Owner”), which is solely owned by Fairfield Baileys Investors, LP (“Baileys Investment Partnership”).  Baileys Investment Partnership is owned by affiliates of Fairfield Residential, LLC (“Fairfield Residential”), the developer of the project, and by BREOF Baileys, LLC (“BREOF Baileys”), an equity investor unaffiliated with the developer or us.   We refer to the

Fairfield Residential affiliates that are the partners in Baileys Investment Partnership as the “Baileys Developer Partners.”  The general partner of Baileys Investment Partnership is one of the Baileys Developer Partners.

We are making the mezzanine loan through Behringer Harvard Baileys Venture, LLC (“Baileys Venture”), which we manage and which is owned 55% by us and 45% by the Co-Investment Partner.  The Co-Investment Partner is managed by our sponsor, Behringer Harvard Holdings, LLC.  Baileys Venture will make the mezzanine loan through Behringer Harvard Baileys REIT, LLC (“Baileys REIT”) in which Baileys Venture serves as the manager and in which Baileys Venture currently owns all voting interests and 99% of the economic interests.

Senior Financing and Total Projected Development Costs.  The Baileys Project serves as collateral for a construction loan from LaSalle Bank National Association (“Baileys Senior Lender”) to Baileys Project Owner for $110,691,000.  The senior loan will not be funded until all principal under the mezzanine loan has been funded.  The anticipated total development cost of the Baileys Project is $147,588,000.

Project Equity.  The owners of the Baileys Project have contributed $14,759,000 in cash to the project.  Of this amount, Baileys Developer Partners contributed $2,952,000 and BREOF Baileys contributed $11,807,000.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is $22,138,000, which amount has been fully funded.  In connection with the closing of the mezzanine loan, the parties have agreed to a completion date, a construction budget and construction plans for the project.  No changes to such completion date, construction budget or construction plans may be made without Baileys REIT’s consent, except (i) completion date extensions due to “acts of God,” (ii) certain reallocations of amounts among the line items of the budget and (iii) changes to amounts in the budget that, individually, do not increase or decrease the project costs by more than $100,000 and, in the aggregate, do not increase the project costs or decrease the project costs by more than $500,000.  Baileys REIT also has the right to approve all contractors (except the general contractor) and all construction contracts with such contractors except for those that do not exceed $100,000.

Baileys REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that differ from pre-authorized terms, changes to the governing documents of Baileys Project Owner and certain sales or encumbrances of all or a portion of the project property.  Baileys REIT also has rights of access and inspection with respect to the Baileys Project and the books and records relating to the project.  After completion of the project, Baileys Project Owner must maintain the project in good condition and repair and may remove or add improvements to the project without Baileys REIT’s consent only in limited circumstances.  Baileys REIT also has rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of Baileys Senior Lender.

The loan will accrue interest at the rate of 9.5% per annum.  The loan matures on July 9, 2012.  Any unpaid accrued interest on the mezzanine loan is payable on a monthly basis, first, from a budgeted interest reserve in the amount of $5,848,000 and, then, from net cash flow to the extent net cash flow from the Baileys Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent that net cash flow from the Baileys Project is sufficient to make such payments.  However, if Baileys REIT does not exercise its option to convert its mezzanine note into an equity interest in Baileys Investment Partnership, as described below, then the payment of accrued interest on the mezzanine loan from funds other than the interest reserve will be subordinate to the payment of a 9.5% preferred return, compounded annually, payable to the partners in Baileys Investment Partnership and to the return of their equity investment in Baileys Investment Partnership.  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.  Generally no prepayment of the mezzanine loan may be made except (i) prepayment is permitted 150 days after the project is completed and (ii) prepayment is required if any of the interests in the Baileys Investment Partnership that are the subject of the Baileys Option (discussed below) are sold (including pursuant to the exercise of the Baileys Option by Baileys REIT), BREOF Baileys exercises its put right (discussed below) or there is a sale of the Baileys Project.

Baileys REIT received a loan commitment fee of 3% of the loan amount, or $664,000, at the closing of the loan from the initial advance.  In connection with the making of the mezzanine loan, Baileys REIT agreed to share $231,000 of this fee with the BREOF Baileys.

The mezzanine loan is secured by (i) a lien pursuant to a deed of trust on the Baileys Project that is subordinate to the lien on the Baileys Project granted to Baileys Senior Lender and (ii) a pledge by Baileys Investment Partnership of all of the ownership interests in Baileys Project Owner.  Baileys REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.  In connection with the making of the mezzanine loan, Baileys REIT agreed with BREOF Baileys that if Baileys REIT exercises any of its remedies under these security arrangements, including foreclosure or a power of sale, such that Baileys REIT acquires Baileys Project Owner or the Baileys Project or receives any proceeds under a power of sale of Baileys Project Owner or the Baileys Project, BREOF Baileys is entitled to share in such ownership or proceeds under substantially the same co-ownership terms of Baileys Investment Partnership, as though Baileys REIT had exercised the option discussed below.

Source of Funds for the Mezzanine Loan.  All of the $22,138,000 mezzanine loan investment has been funded.  We funded $12,176,000 of the mezzanine loan.  The remaining 45% of the loan was funded by our Co-Investment Partner.  Of the amount we funded, $8 million was obtained through our prior credit facility with Behringer Harvard Operating Partnership I LP, and the balance was funded through the proceeds raised in our private offering of shares of common stock.

Guarantee.  Fairfield Residential has guaranteed completion of the development of the Baileys Project in accordance with the plans and specifications referenced in the mezzanine loan documents if, for any reason, Baileys Project Owner abandons the Baileys Project before its completion or fails to complete the project on the agreed schedule and pay all construction costs in full (including construction cost overruns in excess of the construction budget).  However, this guarantee will be suspended during any period in which the senior lender does not make the senior loan proceeds available to Baileys Project Owner for any reason other than a default by Baileys Project Owner that is caused by or in the reasonable control of Baileys Project Owner or a default by Fairfield Residential, provided that Baileys Project Owner or Fairfield Residential is making commercially reasonable efforts to cause senior lender to make such proceeds available or obtain proceeds from a refinancing of the senior loan.  Fairfield Residential has also guaranteed repayment of the mezzanine loan should Baileys Project Owner become the subject of a bankruptcy or insolvency proceeding, provided Baileys REIT does not consent in writing to or otherwise join as a party in such proceeding.  In addition, Fairfield Residential has agreed to indemnify Baileys REIT against any losses arising as a result of any environmentally hazardous activity on the property or violation of any applicable environmental laws relating to the property.  Fairfield Residential directly or indirectly owns interests in the Baileys Developer Partners.

Baileys Option.  Baileys REIT may exercise an option to acquire a 60% equity interest as a limited partner in Baileys Investment Partnership (the “Baileys Option”).  Baileys REIT may exercise the Baileys Option within 90 days of completion of the Baileys Project or 30 days of an event of default under the senior loan that has not been cured by Baileys REIT within the cure period provided by an intercreditor agreement.  The purchase price for the Baileys Option will be the conversion of the mezzanine loan plus an additional amount, if and to the extent needed to admit Baileys REIT as a 60% limited partner in Baileys Investment Partnership, to adjust the capital accounts of the other partners in Baileys Investment Partnership (i.e., to reconcile any additional capital contributions that may have been made by BREOF Baileys or the Baileys Developer Partners to Baileys Investment Partnership before the exercise of the Baileys Option).  If Baileys REIT exercises the Baileys Option, the outstanding principal and interest on the mezzanine loan will become second-priority capital in Baileys Investment Partnership and Baileys REIT will be entitled to receive a preferred return of 9.5%, compounded quarterly, on such investment.  In connection with the Baileys Option, the Baileys Developer Partners and BREOF Baileys have agreed that the terms of Baileys Investment Partnership may not be amended without the consent of Baileys REIT and that BREOF Baileys may not give its consent to certain major decisions requiring the consent of the limited partners without the consent of Baileys REIT.

Baileys Investment Partnership Distributions.  Pursuant to the provisions of Baileys Investment Partnership, distributions are made generally as follows:  (i) first, to pay all partners with undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls) a preferred return of 14%, compounded quarterly, on their undistributed first-priority capital; (ii) second, to return undistributed first-priority capital to the respective partners; (iii) third, to pay all partners with undistributed second-priority capital (i.e., capital paid on a pro-rata basis) a preferred return of 9.5%, compounded quarterly, on their undistributed second-priority capital; (iv) fourth, to return undistributed second-priority capital to the respective partners; (v) fifth, to the payment of all unpaid deferred developer fees described below and, if the Baileys Project is sold, to pay the Baileys Developer Partners 50% of the net proceeds remaining after payment of the amounts in the preceding clauses (i) through (iv); and (vi) thereafter, to pay the partners the net proceeds in accordance with their respective percentage interests.  If Baileys REIT exercises the Baileys Option, the respective percentage interests of the partners of Baileys Investment Partnership are anticipated to be:  (1) BREOF Baileys – 32%, (2) the Baileys Developer Partners – 8%, and (3) Baileys REIT – 60%.

Baileys Developer Partners’ Deferred Fees.  The Baileys Developer Partners or their affiliates will receive the following deferred fees in connection with the project: (i) a development fee equal to 3% of the lesser of the total Baileys Project costs set forth in the budget or those actually incurred in developing the Baileys Project, with (A) the portion of the fee equal to 2.25% of total project costs payable with each loan draw under the construction loan during construction of the project and ending on completion, based on the total Baileys Project costs incurred with respect to such draw and (B) the portion of the fee equal to 0.75% of total project costs payable when the project is at least 50% leased by unaffiliated third party tenants; (ii) a general contractor’s fee equal to 6% of the lesser of hard construction costs set forth in the budget or those actually incurred in developing the Baileys Project, payable with each loan draw under the construction loan during construction of the project and ending on completion, based on the total Baileys Project hard costs incurred with respect to such draw; and (iii) a disposition fee payable upon closing of the sale of the Baileys Project of 1% of the gross sales price, reduced by any fee paid to a third-party broker (except a disposition fee shall not be payable in case of a sale under the call right, put right or buy/sell provisions discussed below).  In addition, 62.5% of an acquisition fee of $145,728, a capital markets fee of $242,000 and a development processing fee of $364,320 was paid upon the closing of the Baileys Project senior loan with the remaining 37.5% payable after completion of the project from any net distributable cash remaining after distributions (i) through (iv) described above are made to the partners, unless otherwise needed to pay construction interest shortfalls.

Baileys Developer Partners’ Management Fee.  An affiliate of the Baileys Developer Partners will receive a monthly property management fee equal to the greater of 2% of gross proceeds collected from the Baileys Project per month or $5,000.

BREOF Baileys’ Put Right.  In connection with the Baileys Option, Baileys REIT has agreed that BREOF Baileys has a right, commencing upon completion of the Baileys Project and continuing for 36 months thereafter, to require Baileys REIT to purchase BREOF Baileys’ limited partnership interest in Baileys Investment Partnership (if Baileys REIT has not exercised the Baileys Option when BREOF Baileys exercises this put right, Baileys REIT may designate an affiliate to acquire BREOF Baileys’ limited partnership interest).  The purchase price for BREOF Baileys’ interest is either an amount mutually agreed upon by BREOF Baileys and Baileys REIT or, in the absence of mutual agreement, the amount that would otherwise be distributable to BREOF Baileys if the Baileys Project were sold at a price to be determined by an arbitration process.

Baileys Developer Partners’ Put Right and BREOF Baileys’ Tag-Along Right.  If Baileys REIT exercises the Baileys Option and is a limited partner in Baileys Investment Partnership, then the Baileys Developer Partners have a right, commencing on the 13th month following completion of the Baileys Project and continuing until the fourth anniversary of the completion of the Baileys Project, to initiate a procedure to ascertain the fair market value of the Baileys Project and, thus, to ascertain the value of the partnership interests of the Baileys Developer Partners in Baileys Investment Partnership.  If such value is not mutually agreed upon by the Baileys Developer Partners and Baileys REIT, then such value would equal the distributions that the Baileys Developer Partners would receive if the Baileys Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Baileys REIT has an option to purchase the Baileys Developer Partners’ interests at that price or to request that the Baileys Developer Partners cause Baileys Project Owner to sell the Baileys Project for a price that is not less than the determined fair market value.  The Baileys Developer Partners may then elect whether to proceed with causing a sale of the Baileys Project.  If the Baileys Developer Partners do not elect to cause a sale of the Baileys Project or are unable to consummate such a sale, then the Baileys Developer Partners do not have any additional right to initiate a liquidity event similar to that described in this paragraph.  If Baileys REIT elects to purchase the Baileys Developer Partners’ interests as provided above, then BREOF Baileys has an option to require Baileys REIT to purchase BREOF Baileys’ interest for an amount equal to the distributions that BREOF Baileys would receive if the Baileys Project were sold at fair market value as determined above.  If BREOF Baileys elects not to exercise this tag-along right, then any partner in Baileys Investment Partnership may initiate the buy/sell procedures described below.

Baileys REIT’s Call Right.  If Baileys REIT exercises the Baileys Option and is a limited partner in Baileys Investment Partnership, then Baileys REIT has a right, commencing upon the earlier of either (i) 48 months after completion of the Baileys Project or (ii) an election by BREOF Baileys not to exercise its tag-along rights in connection with the exercise of the Baileys Developer Partners’ put right, to initiate a procedure to ascertain the fair market value of the Baileys Project and, thus, to ascertain the value of the partnership interests of all of the then-current partners in Baileys Investment Partnership.  If such value is not mutually agreed upon by Baileys REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the Baileys Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Baileys REIT has an option to purchase the other partners’ interests at that price.  If Baileys REIT does not elect to purchase the other parties’ interests, then any partner has the right to initiate buy/sell procedures described below.

Buy/Sell Rights.  Under the limited circumstances described above, any partner in Baileys Investment Partnership may initiate buy/sell procedures with respect to their partnership interests.  Under those procedures, a partner could make an offer to purchase the interests of the other partners based on an offer price for the partnership’s assets and the other partners would either elect to sell their interests based on that price or elect to purchase the offering partner’s partnership interests based on that price.  The partnership agreement includes provisions requiring some partners to act as a group in connection with the exercise of the buy/sell provisions.

Alexan St. Rose

General.  On July 19, 2007, we and our Co-Investment Partner joined to make an $11,356,000 mezzanine loan to the owner of Alexan St. Rose, a 430-unit apartment project to be constructed on land located in the City of Henderson, Clark County, Nevada (the “St. Rose Project”).  As described more fully below, in connection with the mezzanine loan, we and our Co-Investment Partner may acquire a 50.1% equity interest in the indirect owner of the St. Rose Project.

Parties.  The St. Rose Project is owned by SW 122 St. Rose Senior Borrower LLC (“St. Rose Project Owner”).  St. Rose Project Owner is solely owned by SW 121 St. Rose Mezzanine Borrower LLC (“St. Rose Mezzanine Borrower”).  St. Rose Mezzanine Borrower is solely owned by SW 120 St. Rose Limited Partnership (“St. Rose Investment Partnership”).  St. Rose Investment Partnership is owned by affiliates of Trammell Crow Residential (“TCR”), the developer of the project, and by Kenneth J. Valach, the Executive Managing Director at TCR.  The general partner of St. Rose Investment Partnership is one of the TCR-affiliated owners.

We are making the mezzanine loan through Behringer Harvard St. Rose Venture, LLC (“St. Rose Venture”), which we manage and which is owned 55% by us and 45% by the Co-Investment Partner.  St. Rose Venture is making the mezzanine loan through Behringer Harvard St. Rose REIT, LLC (“St. Rose REIT”) in which St. Rose Venture serves as the manager and in which St. Rose Venture currently owns all of the voting interests and 99% of the economic interests.

Acquisition of Land for the Project.  On July 19, 2007, St. Rose Project Owner purchased approximately 24 acres of land in the City of Henderson, Clark County, Nevada (the “Larger Parcel”), a portion of which is intended to be used for the St. Rose Project.  Prior to commencement of construction of the St. Rose Project, St. Rose Project Owner will sell and convey a portion of the Larger Parcel (the “Commercial Tract”) to an unrelated third party.  St. Rose Project Owner intends to construct the St. Rose Project on the remaining portion of the Larger Parcel after the sale of the Commercial Tract.

Senior Financing and Total Projected Development Costs.  The Larger Parcel was partially financed by and serves as collateral for an $18,638,000 land loan from Bank of America, N.A. ( “St. Rose Senior Lender”).  St. Rose Project Owner intends to enter into a construction loan with St. Rose Senior Lender to provide funding to repay the land loan and provide additional funds for the construction of the St. Rose Project.  The construction loan is anticipated to be for approximately $56.8 million, which represents approximately 75% of the expected total development costs of the St. Rose Project of approximately $75.7 million.

The land loan financing the Larger Parcel matured on July 19, 2008.  The St. Rose Project Owner intended to sell the Commercial Tract and enter into a construction loan with St. Rose Senior Lender to provide funding to repay the land loan and provide additional funds for the construction of the St. Rose Project prior such date.  Because the land loan has matured, the St. Rose Senior Lender could declare the principal and interest due and payable by St. Rose Project Owner.  As of the date of this prospectus, St. Rose Project Owner has no material assets other than the Larger Parcel, which serves as collateral for the land loan from the St. Rose Senior Lender.  As of the date of this prospectus, St. Rose Project Borrower and the St. Rose Lender are negotiating an extension of the maturity date of the land loan.

Project Equity.  Currently, the St. Rose Project is owned entirely by affiliates of the developer, which have contributed $1,271,000 in cash equity to the project.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is up to $11,356,000, which represents approximately 15% of the total project cost.  On July 19, 2007, St. Rose REIT advanced

$4,691,000 of the mezzanine loan to partially finance the acquisition of the Larger Parcel by St. Rose Project Owner.  St. Rose Mezzanine Borrower may draw additional advances from the mezzanine loan upon the satisfaction of certain advance requirements (the “St. Rose Advance Requirements”), including:  (i) finalization of the form of the partnership agreement, on or before August 31, 2007, allowing for the admission of St. Rose REIT or one of its affiliates as a limited partner in St. Rose Investment Partnership; (ii) satisfaction and St. Rose REIT’s approval of certain construction requirements (including, but not limited to, the plans and specifications and the construction budget of the St. Rose Project and the construction loan) no later than October 6, 2008; (iii) disposition of the Commercial Tract on terms satisfactory to St. Rose REIT no later than June 30, 2008; (iv) St. Rose Mezzanine Borrower’s certification of certain representations and warranties no later than October 6, 2008; and (v) execution of a deed of trust or mortgage in favor of St. Rose REIT that grants it a second priority interest lien on the St. Rose Project, subordinate only to St. Rose Senior Lender, no later than October 6, 2008.  In addition to the St. Rose Advance Requirements, prior to making any additional advance, St. Rose REIT must have received evidence satisfactory to it relating to various aspects of the project, including inspection reports, zoning letters, utilities, right-of-ways, the ability of St. Rose Project Owner to pay construction costs and any other information St. Rose REIT may reasonably request.

Until the St. Rose Advance Requirements are met, or until the mezzanine loan is paid in full, St. Rose Mezzanine Borrower may not apply for any draws on the construction loan.  In connection with the closing of the mezzanine loan, the parties agreed to a preliminary plan regarding construction of the project.  No changes to such preliminary plan, or to the construction plans or budget later agreed to in connection with the construction loan, may be made without St. Rose REIT’s consent, except (i) completion date extensions due to “acts of God” and reallocation of amounts among the line items of the budget and (ii) with respect to the construction plans agreed to in connection with the construction loan, changes required by governmental authorities or St. Rose Senior Lender or other changes that, individually, do not increase or decrease the project costs by more than $100,000 and, in the aggregate, do not increase or decrease the project costs by more than $300,000.  St. Rose REIT also has the right to approve all contractors (except the general contractor) and all construction contracts with such contractors except for those that do not exceed $100,000.

St. Rose REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that differ from pre-authorized terms, changes to the governing documents of St. Rose Project Owner or St. Rose Mezzanine Borrower and certain sales or encumbrances of all or a portion of the project property.  St. Rose REIT also has rights of access and inspection with respect to the St. Rose Project and the books and records relating to the project.  After completion of the project, St. Rose Project Owner must maintain the project in good condition and repair and may remove or add improvements to the project without our consent only in limited circumstances.  St. Rose REIT also has rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of St. Rose Senior Lender.

The mezzanine loan matures on December 31, 2012.  Because St. Rose REIT did not approve the form of the partnership agreement under which it would be admitted as a limited partner of St. Rose Investment Partnership by August 31, 2007 and the Commercial Tract was not disposed of on terms satisfactory to St. Rose REIT by June 30, 2008, St. Rose REIT may now require principal disbursed and interest accrued to be due and payable.  However, St. Rose REIT has not yet done so and continues to expect to negotiate a form of partnership agreement and for the Commercial Tract to be disposed of on satisfactory terms.  If any other St. Rose Advance Requirement is not satisfied by the applicable date stated above, the maturity date of the mezzanine loan will be accelerated and the principal disbursed and interest accrued will be due and payable as of such applicable date.  The maturity date will also be accelerated if the land loan or construction loan, as applicable, is paid in full any time prior to December 31, 2012 (other than as part of refinancing the land loan into the construction loan).  No prepayment of the mezzanine loan may be made except (i) in connection with the sale of the Commercial Tract on terms approved by St. Rose REIT, the net sales proceeds may be applied to the principal of the mezzanine loan and (ii) 150 days after the St. Rose Project is completed in accordance with the construction plans or deemed complete by St. Rose Senior Lender, the entire outstanding principal may be prepaid.

The mezzanine loan accrues interest (i) at a rate of 10.75% per annum prior to satisfaction of the St. Rose Advance Requirements and (ii) at a rate of 10.00% per annum after satisfaction of the St. Rose Advance Requirements.  Until the closing of the construction loan, no payment will be due and all interest will accrue.  At the time of closing of the construction loan, St. Rose Mezzanine Borrower must pay all accrued interest on the mezzanine loan.  Thereafter, any unpaid accrued interest on the note is payable on a monthly basis, first, from a budgeted interest reserve in the amount of $2,839,000 and, then, from net cash flow to the extent net cash flow from the St. Rose Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent net cash flow from the St. Rose Project is sufficient to make such payments.  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.

St. Rose REIT will receive a loan commitment fee of 3% of the amounts advanced under the mezzanine loan.  A $141,000 loan commitment fee was funded at the time of and from the initial advance.

The mezzanine loan is currently secured by a pledge of 100% of the ownership interests in St. Rose Project Owner.  St. Rose REIT has the right to cure defaults under the land loan, including the right to purchase the land loan, and expects to have similar rights with respect to the construction loan.

Source of Funds for the Mezzanine Loan.  We have funded 55% of the $4,691,000 advanced as of August 18, 2008 under the mezzanine loan and will fund 55% of all additional advances.  The remaining 45% of the initial advance was funded and the remaining 45% of all additional advances will be funded by our Co-Investment Partner.  Of the amount we have funded, all was obtained through our prior credit facility with Behringer Harvard Operating Partnership I LP.

Guarantee.  In connection with the mezzanine loan, CFP Residential, L.P., Kenneth J. Valach, Jeffrey L. Allen, J. Ronald Terwilliger and Bruce H. Hart (collectively, the “St. Rose Guarantor”), all principals or affiliates of TCR, have guaranteed the performance of certain obligations for the benefit of St. Rose REIT.  This guarantee may be satisfied only from certain types of assets of the St. Rose Guarantor, or the proceeds of such assets if the aggregate value of such types of assets owned by the St. Rose Guarantor is reduced below $80 million. St. Rose Guarantor has guaranteed full repayment of the mezzanine loan, unless and until the St. Rose Advance Requirements are fully satisfied.  They have also guaranteed, following satisfaction of the St. Rose Advance Requirements, (i) construction and completion of the St. Rose Project if, for any reason, St. Rose Mortgagor abandons the St. Rose Project or fails to complete the St. Rose Project on the schedule agreed to in connection with the construction loan and (ii) the payment of any costs that exceed the approved budget for construction of the St. Rose Project (provided, however, that the following expenses, solely to the extent increased by “acts of God,” will not be calculated as “cost overruns” to be repaid by St. Rose Guarantor:  operating deficits, construction interest and taxes).  Finally, they have guaranteed full and prompt payment of St. Rose Mezzanine Borrower’s obligations in connection with the mezzanine loan in the event that St. Rose Mezzanine Borrower files a voluntary bankruptcy or insolvency proceeding prior to the completion of the St. Rose Project.  In addition, St. Rose Mezzanine Borrower has agreed to indemnify St. Rose REIT against any losses arising as a result of any environmentally hazardous activity on the property (other than the lawful use of hazardous materials incidental to the construction or operation of the project) or violation of any applicable environmental laws relating to the property.

Investment in St. Rose Investment Partnership.  As discussed above, St. Rose REIT or one of its affiliates must be admitted as a limited partner of St. Rose Investment Partnership before we make additional advances under the mezzanine loan.  If admitted as a limited partner, we expect that St. Rose REIT or one of its affiliates will acquire a 50.1% equity interest in St. Rose Investment Partnership and make an equity contribution of $7,298,000 and the equity contribution of the developer will be reduced to $273,000.  Combined, these equity contributions are expected to total $7,571,000, which represents approximately 10% of the expected total project costs.

The Reserve at Johns Creek Walk

General.  On August 3, 2007, we and our Co-Investment Partner joined to make a $9,196,000 equity investment in the owner of the Reserve at Johns Creek Walk, a 210-unit apartment complex located in Fulton County, Georgia (the “Johns Creek Property”), which, as of August 3, 2007, was 89.05% occupied.  As of December 31, 2007, the monthly average for market rent was $1.08 per square foot.  As described more fully below, we and our Co-Investment Partner have a collective 80% membership interest in the owner of the Johns Creek Property.

Parties.  The Johns Creek Property is owned by Johns Creek Realty Partners, LLC (“Johns Creek Property Owner”), which is 20% owned by Abbotts Bridge Apartment Partners, LLC (“ABAP”), 79% owned by Behringer Harvard Johns Creek REIT, LLC (“Johns Creek REIT”) and 1% owned by Behringer Harvard Johns Creek SM, LLC (“Johns Creek SM”).  ABAP is a third party unaffiliated with us.  All of the voting interests and 99% of the economic interests in Johns Creek REIT are currently owned by Johns Creek Venture, LLC (“Johns Creek Venture”), the entity through which we and our Co-Investment Partner are investing in Johns Creek Property Owner.  Johns Creek Venture is managed by us and owned approximately 64% by us and approximately 36% by the

Co-Investment Partner.  Johns Creek Venture serves as the manager of Johns Creek REIT.  Johns Creek REIT is the sole member of Johns Creek SM, which is the managing member of Johns Creek Property Owner.

Property Management.  The Johns Creek Property will be managed by Atlantic Realty Partners, Inc. (“Johns Creek Manager”), a third party affiliated with ABAP and unaffiliated with us.  Johns Creek Property Owner and Johns Creek Manager entered into an agreement whereby Johns Creek Property Owner will employ Johns Creek Manager as an independent contractor for the leasing, operating and managing of the apartment complex.  Johns Creek Property Owner will pay Johns Creek Manager a monthly management fee equal to 3% of gross revenue for the property.  The property management agreement has a one-year term and, unless otherwise terminated, will then continue for consecutive one-year periods.  Pursuant to our existing property management agreement with our property manager, an affiliate of our advisor, we will pay a fee of 0.5% of gross revenues as a property management oversight fee in connection with the property management of the Johns Creek Property.  In 2007, HPT Management Services waived these fees.

Financing of the Johns Creek Property.  The total cost for the Johns Creek Property was $33,550,000.  Johns Creek Property Owner has received a loan in the amount of $23,000,000 from Bear Stearns Commercial Mortgage, Inc. (“Johns Creek Lender”) that is secured by the land and improvements that comprise the Johns Creek Property.  The loan carries an interest rate of 6.461% per annum.  Interest on the loan is payable monthly, with the principal due on the maturity date of March 1, 2013.  Under certain circumstances on or after February 1, 2011, the loan may be prepaid in whole, but not in part, with a yield maintenance premium equal to the greater of (i) 1.0% of the outstanding principal to be prepaid and (ii) the amount, if any, by which (a) the sum of the present values of all then-scheduled payments of principal and interest (discounted at the bond equivalent yield of U.S. Treasury Securities with a term to maturity closest to the remaining term of the loan) exceeds (b) the principal amount being prepaid.

Indemnity and Guarantee.  We and ABAP have agreed to indemnify Johns Creek Lender against certain losses should they arise in connection with the loan to Johns Creek Property Owner.  In addition, we have guaranteed payment of the debt in the event that Johns Creek Property Owner becomes subject to a bankruptcy or insolvency proceeding.

Equity Investment Terms.  We, along with our Co-Investment Partner, have contributed $9,196,000 in cash, or 80%, of the equity in Johns Creek Property Owner through Johns Creek Venture.  ABAP has contributed $2,299,000, or 20%, of the equity in Johns Creek Property Owner.  ABAP’s contribution was recognized in consideration of the merger of its former subsidiary, the previous owner of the Johns Creek Property, with and into Johns Creek Owner.  We will receive a preferred return of 5% on our equity investment, while ABAP will receive a second position preferred return of 5% on its equity investment.  After all preferred returns have been satisfied, the distributable cash flow will be distributed on a pro-rata basis.  The members of Johns Creek Property Owner may be required to make additional capital contributions in proportion to their equity interests to fund unexpected shortfalls in funds available to pay Johns Creek Property Owner’s costs and expenses, although Johns Creek REIT and ABAP each have the right to veto any such additional capital contributions.

Sources of Funds for the Equity Investment.  Our share of the equity investment made through Johns Creek Venture was $5,898,000, or approximately 64% of Johns Creek Venture’s total equity contribution, with the remainder paid by our Co-Investment Partner.  Of the amount we funded, $4,000,000 was obtained through our prior credit facility with Behringer Harvard Operating Partnership I LP, and the balance was funded through proceeds raised in our private offering of shares of common stock.

Property Owner Member Distributions.  Pursuant to the provisions of Johns Creek Property Owner’s operating agreement, distributions will be made generally as follows:  (i) first, to pay each member a preferred return of 15%, compounded annually, on its undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected cost and expense shortfalls), (ii) second, to each member for any undistributed first-priority capital, (iii) third, to pay each of Johns Creek REIT and Johns Creek SM a preferred return of 5%, compounded annually, on its undistributed second-priority capital (i.e., capital paid on a pro-rata basis), (iv) fourth, to pay ABAP a preferred return of 5%, compounded annually, on its undistributed second-priority capital, (v) fifth, to each member in proportion to its undistributed second priority capital, and (vi) thereafter, to pay the members in proportion to their back-end percentage interests, which shall initially be equal to their respective equity percentage interests in Johns Creek Property Owner but may be adjusted in the event of a member’s failure to make additional capital contributions when required.

Disposition of Johns Creek Property.  Prior to August 3, 2010, Johns Creek REIT and ABAP have a veto right over any disposition by Johns Creek Property Owner of the Johns Creek Property or any interest in the property.  Thereafter, Johns Creek SM may cause Johns Creek Property Owner to dispose of the Johns Creek Property or an interest in the property as long as it gives ABAP 30 days’ prior written notice so that ABAP can consider exercising its buy/sell rights discussed below.

Buy/Sell Rights.  After August 3, 2010, any member in Johns Creek Property Owner may initiate buy/sell procedures with respect to their ownership interests.  Under those procedures, a member could make an offer to purchase the interests of the other members based on an offer price for Johns Creek Property Owner’s assets and the other members would either elect to sell their interests based on that price or elect to purchase the offering member’s ownership interests based on that price.  The operating agreement includes provisions requiring Johns Creek REIT and Johns Creek SM to act as a group in connection with the exercise of the buy/sell provisions.

Tower 55 Hundred

General.  On October 11, 2007, we and our Co-Investment Partner joined to make a $3,553,000 equity investment in and a $19,955,000 mezzanine loan to the owner of Tower 55 Hundred, a 234-unit apartment project to be constructed on land located in Columbia Village, Arlington County, Virginia (the “Tower 55 Hundred Project”).  As described more fully below, upon completion of the Tower 55 Hundred Project, we have the option to convert the mezzanine note to a capital contribution to the owner of the Tower 55 Hundred Project.

Parties.  The Tower 55 Hundred Project is owned by West Columbia Pike, LLC (“Tower 55 Hundred Project Owner”), which is solely owned by Fairfield Columbia Pike Limited Partnership (“Tower 55 Hundred Investment Partnership”).  Tower 55 Hundred Investment Partnership is owned by affiliates of Fairfield Residential, LLC (“Fairfield Residential”), the developer of the project, and by Behringer Harvard Columbia REIT, LLC (“Tower 55 Hundred REIT”).  We refer to the Fairfield Residential affiliates that are the partners in Tower 55 Hundred Investment Partnership as the “Tower 55 Hundred Developer Partners.”  The general partner of Tower 55 Hundred Investment Partnership (“Tower 55 Hundred GP”) is one of the Tower 55 Hundred Developer Partners.

All of the voting interests and 99% of the economic interests in Tower 55 Hundred REIT are currently owned by, and Tower 55 Hundred REIT is managed by, Behringer Harvard Columbia Venture, LLC (“Tower 55 Hundred Venture”), the entity through which we and our Co-Investment Partner are investing in Tower 55 Hundred Project Owner.  Tower 55 Hundred Venture is managed by us and owned 55% by us and 45% by our Co-Investment Partner.  In addition to making our equity investment in the Tower 55 Hundred Project through Tower 55 Hundred REIT, we and our Co-Investment Partner are also making the mezzanine loan through Tower 55 Hundred REIT.

Senior Financing and Total Projected Development Costs.  The Tower 55 Hundred Project serves as collateral for a construction loan from Key Bank National Association (“Tower 55 Hundred Senior Lender”) to Tower 55 Hundred Project Owner for approximately $69,842,000.  The senior loan will not be funded until all principal under the mezzanine loan has been funded.  The anticipated total development cost of the Tower 55 Hundred Project is $99,774,000.  The equity investment by us and our Co-Investment Partner in the Tower 55 Hundred Project represents approximately 3.56% of this cost and the mezzanine loan investment by us and our Co-Investment Partner in the Tower 55 Hundred Project will finance approximately 20% of this cost.

Project Equity/Tower 55 Hundred Investment Partnership Capital Contributions.  The owners of the Tower 55 Hundred Project have contributed $3,553,000 in cash to the project.   Tower 55 Hundred REIT’s $3,553,000 equity investment was made in the form of a capital contribution to Tower 55 Hundred Investment Partnership, which contribution constitutes 100% of the initial capital contributed to the partnership.  Pursuant to the provisions of the partnership agreement, Tower 55 Hundred REIT’s pro-rata share of any additional capital contributions required by the partnership is 70% of such additional capital while that of the Tower 55 Hundred Developer Partners is 30%.

Tower 55 Hundred Investment Partnership Distributions. Pursuant to the provisions of the Tower 55 Hundred Investment Partnership, distributions are made generally as follows: (i) first, to pay all partners a preferred return of 14%, compounded quarterly, on their undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls); (ii) second, to each partner for any undistributed first-priority capital; (iii) third, to pay all partners a preferred return of 9.5%, compounded quarterly, on their undistributed second-priority capital (i.e., capital other than first-priority capital); (iv) fourth, to return undistributed second-priority capital to the respective partners; (v) fifth, to affiliates of the Columbia Developer Partner to the extent of the accrued and unpaid deferred fees (discussed below); (vi) sixth, 1% to the general partner, 29% to the limited partners (other than Tower 55 Hundred REIT) and 70% to Tower 55 Hundred REIT (but only until Tower 55 Hundred REIT receives a return of all its capital contributions plus a cumulative, monthly compounded, return at a rate of 12% per annum on such capital contributions); (vii) seventh, 1% to the general partner, 39% to the limited partners (other than Tower 55 Hundred REIT) and 60% to Tower 55 Hundred REIT (but only until Tower 55 Hundred REIT receives a return of all its capital contributions plus a cumulative, monthly compounded, return at a rate of 15% per annum on such capital contributions); and (viii) thereafter, to pay the partners the net proceeds in accordance with their respective back-end percentage interests, which are 49.9% for the Tower 55 Hundred Developer Partners and 50.1% for Tower 55 Hundred REIT, but may be adjusted in the event of a partner’s failure to make additional capital contributions when required.  If Tower 55 Hundred REIT exercises the Tower 55 Hundred Option (discussed below), the respective back-end percentage interests of the partners of Tower 55 Hundred Investment Partnership will remain: (1) the Tower 55 Hundred Developer Partners – 49.9%, and (2) Tower 55 Hundred REIT – 50.1%.

Tower 55 Hundred Developer Partners’ Deferred Fees.  Affiliates of the Tower 55 Hundred Developer Partners will receive payment of the following deferred fees after completion of the project and from any net distributable cash remaining after distributions (i) through (iv) described above are made to the partners: (i) a development fee equal to 3% of the lesser of the total Tower 55 Hundred Project costs set forth in the budget or those actually incurred in developing the Tower 55 Hundred Project; (ii) a general contractor’s fee equal to 6% of the lesser of hard construction costs set forth in the budget or those actually incurred in developing the Tower 55 Hundred Project; (iii) an acquisition fee of $93,600 payable to employees or consultants of Tower 55 Hundred GP; (iv) a capital markets fee of $175,000 payable to employees or consultants of Tower 55 Hundred GP; and (v) a disposition fee payable upon closing of the sale of the Tower 55 Hundred Project of 1% of the gross sales price, reduced by any fee paid to a third-party broker (except a disposition fee shall not be payable in case of a sale under the call right, put right or buy/sell provisions discussed below).

Tower 55 Hundred Developer Partners’ Other Fees.  An affiliate of the Tower 55 Hundred Developer Partners will receive a property management fee equal to the greater of 2% of gross proceeds collected from the Tower 55 Hundred Project per month or $5,000.  A development processing fee of $234,000 was paid to employees or consultants of Tower 55 Hundred GP at closing.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is $19,955,000 and will accrue interest at the rate of 9.5% per annum.  In connection with the closing of the mezzanine loan, the parties have agreed to a completion date, a construction budget and construction plans for the project.  No changes to such completion date, construction budget or construction plans may be made without Tower 55 Hundred REIT’s consent, except (i) completion date extensions due to “acts of God,” (ii) certain reallocations of amounts among the line items of the budget, and (iii) changes to amounts in the budget that, individually, do not increase or decrease the project costs by more than $100,000 and, in the aggregate, do not increase the project costs or decrease the project costs by more than $500,000.  Tower 55 Hundred REIT also has the right to approve all contractors (except the general contractor) and all construction contracts with such contractors except for those that do not exceed $100,000.

Tower 55 Hundred REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that materially differ from pre-authorized terms, changes to the governing documents of Tower 55 Hundred Project Owner and certain sales or encumbrances of all or a portion of the project property.  Tower 55 Hundred REIT also has rights of access and inspection with respect to the Tower 55 Hundred Project and the books and records relating to the project.   After completion of the project, Tower 55 Hundred Project Owner must maintain the project in good condition and repair and may remove or add improvements to the project without Tower 55 Hundred REIT’s consent only in limited circumstances.  Tower 55 Hundred REIT also has rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of Tower 55 Hundred Senior Lender.

The loan matures on October 10, 2012.  There is not an extension option for the maturity date.  Any unpaid accrued interest on the mezzanine loan is payable on a monthly basis, first, from a budgeted interest reserve account in the amount of $3,791,000 and, then, from  net cash flow to the extent net cash flow from the Tower 55 Hundred Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent that net cash flow from the Tower 55 Hundred Project is sufficient to make such payments.  However, if Tower 55 Hundred REIT does not exercise its option to convert its mezzanine note into an equity interest in Tower 55 Hundred Investment Partnership, as described below, then the payment of accrued interest on the mezzanine loan from funds other than the interest reserve will be subordinate to the payment of the 9.5% preferred return, compounded annually, payable to the partners in Tower 55 Hundred Investment Partnership and to the return of their equity investment in Tower 55 Hundred Investment Partnership (currently, Tower 55 Hundred REIT is the only partner with a capital contribution eligible for such return).  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.  Generally no prepayment of the mezzanine loan may be made except (i) prepayment is permitted 150 days after the project is completed and (ii) prepayment is required if any of the interests in the Tower 55 Hundred Investment Partnership that are the subject of the Tower 55 Hundred Option (discussed below) are sold (including pursuant to the exercise of the Tower 55 Hundred Option by Tower 55 Hundred REIT) or there is a sale of the Tower 55 Hundred Project.

Tower 55 Hundred REIT received a loan commitment fee of 3% of the loan amount, or $599,000, at the closing of the loan from the initial advance.

The mezzanine loan is secured by a lien pursuant to a deed of trust on the Tower 55 Hundred Project that is subordinate to the lien on the Tower 55 Hundred Project granted to Tower 55 Hundred Senior Lender.  Tower 55 Hundred REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.

Management of the Tower 55 Hundred Project.  Pursuant to the provisions of Tower 55 Hundred Investment Partnership, Tower 55 Hundred GP generally controls the partnership as general partner, except for certain major decisions which require the consent of Tower 55 Hundred REIT, including: (i) changes to the Tower 55 Hundred Project construction plans or budget, (ii) acquiring material property, (iii) incurring indebtedness or (iv) selling the Tower 55 Hundred Project, with limited exceptions for each of the foregoing.  Tower 55 Hundred REIT may remove the general partner for cause under certain circumstances and appoint a successor.

Guarantee.  Fairfield Residential, a national developer of multifamily homes, has guaranteed completion of the development of the Tower 55 Hundred Project in accordance with the plans and specifications referenced in the mezzanine loan documents if, for any reason Tower 55 Hundred Project Owner abandons the Tower 55 Hundred Project before its completion or fails to complete the project on the agreed schedule and pay all construction costs in full (including construction cost overruns in excess of the construction budget).  However, this guarantee will be suspended during any period in which the senior lender does not make senior loan proceeds available to Tower 55 Hundred Project Owner for any reason other than a default by Tower 55 Hundred Project Owner that is caused by or in the reasonable control of Tower 55 Hundred Project Owner or a default by Fairfield Residential, provided that Tower 55 Hundred Project Owner or Fairfield is making commercially reasonable efforts to cause senior lender to make such proceeds available or obtain proceeds from a refinancing of the senior loan.  Fairfield Residential has also guaranteed repayment of the mezzanine loan should Tower 55 Hundred Project Owner become the subject of a bankruptcy or insolvency proceeding, provided Tower 55 Hundred REIT does not consent in writing to or otherwise join as a party in such proceeding.  In addition, Fairfield Residential has agreed to indemnify Tower 55 Hundred REIT against any losses arising as a result of any environmentally hazardous activity on the property or violation of any applicable environmental laws relating to the property.  Fairfield Residential directly or indirectly owns interests in the Tower 55 Hundred Developer Partners.

Tower 55 Hundred Option.  Tower 55 Hundred REIT may exercise an option to increase its capital contribution as a limited partner in Tower 55 Hundred Investment Partnership (the “Tower 55 Hundred Option”).  Tower 55 Hundred REIT may exercise the Tower 55 Hundred Option, at its discretion, within 90 days of completion of the Tower 55 Hundred Project.  The purchase price for the Tower 55 Hundred Option will be the outstanding balance of the mezzanine loan.  If Tower 55 Hundred REIT exercises the Tower 55 Hundred Option, the outstanding balance of the mezzanine loan will become second-priority capital contributed to the Tower 55 Hundred Investment Partnership, entitled to a preferred return of 9.5%, compounded quarterly, until distributed by the partnership to Tower 55 Hundred REIT, and Tower 55 Hundred REIT’s deemed capital contributions will be increased accordingly for purposes of items (vi) and (vii) of the Tower 55 Hundred Investment Partnership distributions discussed above.

Tower 55 Hundred Developer Partners’ Put Right.  The Tower 55 Hundred Developer Partners have a right, commencing on the date of completion of the Tower 55 Hundred Project and continuing until the fourth anniversary of the completion of the Tower 55 Hundred Project, to initiate a procedure to ascertain the fair market value of the Tower 55 Hundred Project and, thus, to ascertain the value of the partnership interests of the Tower 55 Hundred Developer Partners in Tower 55 Hundred Investment Partnership.  If such value is not mutually agreed upon by the Tower 55 Hundred Developer Partners and Tower 55 Hundred REIT, then such value would equal the distributions that the Tower 55 Hundred Developer Partners would receive if the Tower 55 Hundred Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Tower 55 Hundred REIT has an option to purchase the Tower 55 Hundred Developer Partners’ interests at that price or to request that the Tower 55 Hundred Developer Partners cause Tower 55 Hundred Project Owner to sell the Tower 55 Hundred Project for a price that is not less than the determined fair market value.  The Tower 55 Hundred Developer Partners may then elect whether to proceed with causing a sale of the Tower 55 Hundred Project.  If the Tower 55 Hundred Developer Partners do not elect to cause a sale of the Tower 55 Hundred Project or are unable to consummate such a sale, then the Tower 55 Hundred Developer Partners do not have any additional right to initiate a liquidity event similar to that described in this paragraph.

Tower 55 Hundred REIT’s Call Right.  If the Tower 55 Hundred Developer Partners do not exercise their put right described above, then Tower 55 Hundred REIT has a right, commencing on the fourth anniversary of the date of completion of the Tower 55 Hundred Project, to initiate a procedure to ascertain the fair market value of the Tower 55 Hundred Project and, thus, to ascertain the value of the partnership interests of all of the then-current partners in Tower 55 Hundred Investment Partnership.  If such value is not mutually agreed upon by Tower 55 Hundred REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the Tower 55 Hundred Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Tower 55 Hundred REIT has an option to purchase the other partners’ interests at that price.  If Tower 55 Hundred REIT initiates this procedure but does not elect to purchase the other parties’ interests, then any partner has the right to initiate buy/sell procedures described below.

Buy/Sell Rights.  Under the limited circumstances described above, any partner in Tower 55 Hundred Investment Partnership may initiate buy/sell procedures with respect to their partnership interests.  Under those procedures, a partner could make an offer to purchase the interests of the other partners based on an offer price for the partnership’s assets and the other partners would either elect to sell their interests based on that price or elect to purchase the offering partner’s partnership interests based on that price.  The partnership agreement includes provisions requiring the Tower 55 Hundred Developer Partners to act as a group in connection with the exercise of the buy/sell provisions.

Source of Funds for the Mezzanine Loan and Equity Investment.  All of the equity investment and all of the $19,955,000 mezzanine loan investment have been fully funded.  We funded $10,975,000 of the mezzanine loan and $1,954,000 of the equity investment. The remaining 45% of the mezzanine loan and equity investment was funded by our Co-Investment Partner.  Of the amount we funded, $6,667,000 was obtained through our prior credit facility with Behringer Harvard Operating Partnership I LP, and the balance was funded through proceeds raised in our private offering of shares of common stock.

Satori

General.  On October 30, 2007, we and our Co-Investment Partner joined to make a $7,350,000 equity investment in and a $14,775,000 mezzanine loan to the owner of Satori, a 279-unit apartment project to be constructed on land located in Fort Lauderdale, Broward County, Florida (the “Satori Project”).  As described more fully below, upon completion of the Satori Project, we have the option to convert the mezzanine note to a capital contribution to the owner of the Satori Project.

Parties.  The Satori Project is owned by Sunrise Investors, LLLP (“Satori Project Owner”), which is 99% owned by Satori – Holding, LLC (“Satori Holding”) and 1% owned by Satori – Fort Lauderdale GP, LLC (“Satori GP”).  Satori GP is the general partner of Project Owner and wholly owned by Satori Holding.  Satori Holding is

50% owned by Behringer Harvard Satori REIT, LLC (“Satori REIT”) and 50% owned by an affiliate of Altman Development Corporation, the developer of the project.  We refer to the Altman Development Corporation affiliate that is a member in Satori Holding as the “Satori Developer Member.”

All of the voting interests and 99% of the economic interests in Satori REIT are currently owned by, and Satori REIT is managed by, Behringer Harvard Satori Venture, LLC (“Satori Venture”), the entity through which we and our Co-Investment Partner are investing in Satori Project Owner.  Satori Venture is managed by us and owned 55% by us and 45% by our Co-Investment Partner.  In addition to making our equity investment in the Satori Project through Satori REIT, we and our Co-Investment Partner are also making the mezzanine loan through Satori REIT.

Senior Financing and Total Projected Development Costs.  The Satori Project serves as collateral for a construction loan from Bank of America, N.A. (“Satori Senior Lender”) to Satori Project Owner for approximately $73,875,000.  The senior loan will not be funded until all principal under the mezzanine loan has been funded.  The anticipated total development cost of the Satori Project is $98,500,000.  The equity investment by us and our Co-Investment Partner in the Satori Project represents approximately 7.46% of this cost and the mezzanine loan investment by us and our Co-Investment Partner in the Satori Project will finance approximately 15% of this cost.

Project Equity/Satori Holding Capital Contributions. The owners of the Satori Project have contributed $9,850,000 to the project.   Satori REIT’s $7,350,000 equity investment was made in the form of a cash capital contribution to Satori Holding, which contribution constitutes of 74.6% of the initial capital contributed to Satori Holding.  Satori Developer Member was deemed to have contributed $2,500,000, the remaining 25.4% of the initial capital contributed to Satori Holding, by contributing all of the interests in a partnership owning land for the project.  Pursuant to the provisions of the Satori Holding operating agreement, Satori REIT’s pro-rata share of any additional capital contributions required by the company is 50% of such additional capital and that of the Satori Developer Member is also 50%.

Satori Holding Distributions.  Pursuant to the provisions of the Satori Holding operating agreement, distributions are made generally as follows: (i) first, to pay all members with undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls) a preferred return of 9.5%, compounded annually, on their undistributed first-priority capital; (ii) second, to return undistributed first-priority capital to the respective members; (iii) third, before the exercise of the Satori Option (described below), to pay the Satori Developer Member a preferred return of 9.5%, compounded annually, on its undistributed second-priority capital (i.e., capital paid on a pro-rata basis) and then to pay Satori REIT a preferred return of 9.5%, compounded annually, on its undistributed second-priority capital; and, after the exercise of the Satori Option, to pay all members with undistributed second-priority capital a preferred return of 9.5%, compounded annually, on their undistributed second-priority capital; (iv) fourth, to return undistributed second-priority capital to the respective members; (v) fifth, to affiliates of the Satori Developer Member to the extent of the accrued and unpaid deferred fees (discussed below); (vi) sixth, 40% to the Satori Developer Member and 60% to Satori REIT (but only until Satori REIT receives a return of all its capital contributions plus a cumulative, annually compounded return at a rate of 13% per annum on such capital contributions); (vii) seventh, 60% to the Satori Developer Member and 40% to Satori REIT (but only until the Satori Developer Member receives an aggregate amount of distributions pursuant to distributions (v) and (vi) equal to the aggregate distributions received by Satori REIT pursuant to distributions (v) and (vi)); and (viii) thereafter, to pay the members the net proceeds in accordance with their respective back-end percentage interests, which are 50% for the Satori Developer Member and 50% for Satori REIT, but may be adjusted in the event of a member’s failure to make additional capital contributions when required.  If Satori REIT exercises the Satori Option, the respective back-end percentage interests of the members of Satori Holding will remain: (1) the Satori Developer Member – 50% and (2) Satori REIT – 50%.

Satori Developer Member’s Deferred Fees.  Affiliates of the Satori Developer Member will receive payment of the following deferred fees after completion of the project and from any net distributable cash remaining after distributions (i) through (iv) described above are made to the members: (i) a development fee equal to $2,904,000 and (ii) a reimbursement of interest on pursuit costs equal to $1,138,000.

Satori Developer Member’s Other Fees.  Affiliates of the Satori Developer Member will also receive a general contractor’s fee equal to $3,015,000 and a property management fee as provided in a property management agreement reasonably acceptable to Satori REIT.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is $14,775,000 and will accrue interest at the rate of 10% per annum.  In connection with the closing of the mezzanine loan, the parties have agreed to a completion date, a construction budget and construction plans for the project.  No changes to completion date or budget may be made without Satori REIT’s consent, except (i) completion date extensions due to “acts of God,” (ii) certain reallocations of amounts among the line items of the budget, (iii) changes required by governmental authorities or Satori Senior Lender or (iv) other changes that, individually, do not increase or decrease the project costs by more than $250,000 and, in the aggregate, do not increase or decrease the project costs by more than $750,000.  Satori REIT also has the right to approve all contractors (except the Satori Developer Member’s affiliated general contractor) and all construction contracts with such contractors.

Satori REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that materially differ from pre-authorized terms, changes to the governing documents of Satori Holding or Satori Project Owner and certain sales or encumbrances of all or a portion of the project or equity interests in Satori Holding.  Satori REIT also has rights of access and inspection with respect to the Satori Project and the books and records relating to the project.   After completion of the project, Satori Project Owner must maintain the project in good condition and repair and may remove or add improvements to the project without Satori REIT’s consent only in limited circumstances.   Satori REIT also has rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of Satori Senior Lender.

The loan matures on October 29, 2012.  There is not an extension option for the maturity date.  Any unpaid accrued interest on the mezzanine loan is payable on a monthly basis, first, from a budgeted interest reserve account in the amount of $3,230,000 and, then, from net cash flow to the extent net cash flow from the Satori Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent that net cash flow from the Satori Project is sufficient to make such payments.  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.  Generally no prepayment of the mezzanine loan may be made without Satori REIT’s approval except after the project’s completion or the interest reserve is fully paid.

Satori REIT received a loan commitment fee of 1.5% of the loan amount, or $222,000, at the closing of the loan from an initial advance of $11,485,000.

The mezzanine loan is secured by a lien pursuant to a mortgage on the Satori Project that is subordinate to the lien on the Satori Project granted to Satori Senior Lender.  Satori REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.

Management of the Satori Project.  Pursuant to the provisions of the Satori Holding operating agreement, the Satori Developer Member generally controls the company as manager, except for certain major decisions which require the consent of Satori REIT, including: (i) changes to the Satori Project construction plans or budget, (ii) acquiring real property, (iii) incurring indebtedness outside the ordinary course of business or (iv) selling the Satori Project.  Satori REIT may remove the manager for cause under certain circumstances and appoint a successor.

Guarantee.  Altman Development Corporation, a national developer of multifamily homes, has guaranteed completion of the development of the Satori Project in accordance with the plans and specifications referenced in the mezzanine loan documents if, for any reason, Satori Project Owner abandons the Satori Project before its completion, fails to complete the project on time (except for certain excused delays) or fails to pay all costs in full for the construction.  Altman Development Corporation is liable for construction cost overruns in excess of the construction budget, with limited exceptions for (i) construction interest, construction period property taxes and property insurance if an excused delay occurs when constructing the Satori Project and (ii) certain costs arising from aspects of the project approved by Satori REIT or to bring the project into compliance with laws first enacted after construction commenced.  Altman Development Corporation has also guaranteed repayment of the mezzanine loan should Satori Project Owner become the subject of a bankruptcy or insolvency proceeding, provided such proceeding is voluntary or, if involuntary, not dismissed within 90 days of the filing.  In addition, Altman Development Corporation has agreed to indemnify Satori REIT against any losses arising as a result of any environmentally hazardous activity on the property or violation of any applicable environmental laws relating to the property.  Altman Development Corporation directly or indirectly owns interests in the Satori Developer Member.

Satori Option.  Satori REIT may exercise an option to increase its capital contribution as a member in Satori Holding (the “Satori Option”).  Satori REIT may exercise the Satori Option, at its discretion, within 90 days of completion of the Satori Project.  The purchase price for the Satori Option will be the outstanding balance of the mezzanine loan.  If Satori REIT exercises the Satori Option, the outstanding balance of the mezzanine loan will become second-priority capital contributed to the company, entitled to a preferred return of 9.5%, compounded annually, until distributed by the company to Satori REIT, and Satori REIT’s deemed capital contributions will be increased accordingly for purposes of items (vi) and (vii) of the Satori Holding distributions discussed above.

Satori Developer Member’s Put Right.  The Satori Developer Member has a right, commencing on the date of completion of the Satori Project and continuing until the third anniversary of the completion of the Satori Project, to initiate a procedure to ascertain the fair market value of the Satori Project and, thus, to ascertain the value of the membership interests of the members of Satori Holding.  If such value is not mutually agreed upon by the Satori Developer Member and Satori REIT, then such value would equal the distributions that the Satori Developer Member would receive if the Satori Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Satori REIT has an option to purchase the Satori Developer Member’s interest at that price or to request that the Satori Developer Member causes Satori Project Owner to sell the Satori Project for a price that is not less than the determined fair market value.  The Satori Developer Member may then elect whether to proceed with causing a sale of the Satori Project.  If the Satori Developer Member does not elect to cause a sale of the Satori Project or is unable to consummate such a sale, then the Satori Developer Member may recommence this procedure from the beginning.

Satori REIT’s Call Right.  If Satori Developer Member does not commence its put right proceedings described above or the project is not sold pursuant to such proceedings, Satori REIT has a right, commencing on the third anniversary of the date of completion of the Satori Project, to initiate those same proceedings by ascertaining the fair market value of the Satori Project and, thus, to ascertain the value of the membership interests of all of the members of Satori Holding.  If such value is not mutually agreed upon by the Satori Developer Member and Satori REIT, then such value would equal the distributions that the Satori Developer Member would receive if the Satori Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Satori REIT has an option to purchase the Satori Developer Member’s interest at that price or to request that the Satori Developer Member causes Satori Project Owner to sell the Satori Project for a price that is not less than the determined fair market value.  The Satori Developer Member may then elect whether to proceed with causing a sale of the Satori Project.  If the Satori Developer Member does not elect to cause a sale of the Satori Project or is unable to consummate such a sale, then Satori REIT may recommence this procedure from the beginning.

Buy/Sell Rights.  Each member of Satori Holdings has a right, commencing on the third anniversary of the date of completion of the Satori Project and not during any time that the put right or call right proceedings described above are ongoing, to initiate buy/sell procedures with respect to its membership interest.  Under those procedures, a member could make an offer to purchase the interests of the other member based on an offer price for the company’s assets and the other member would either elect to sell its interest based on that price or elect to purchase the offering member’s membership interests based on that price.

Source of Funds for the Mezzanine Loan and Equity Investment.  All of the equity investment and all of the $14,775,000 mezzanine loan investment has been funded.  We funded $8,126,000 of the mezzanine loan and $4,043,000 of the equity investment. The remaining 45% of the mezzanine loan and equity investment was funded by our Co-Investment Partner.  Of the amount we funded, $6 million was obtained through our prior credit facility with Behringer Harvard Operating Partnership I LP, and the balance was funded through proceeds raised in our private offering of shares of common stock.

Fairfield at Cameron House

General.  Effective as of December 12, 2007, we and our Co-Investment Partner joined to make a $19,338,000 mezzanine loan to the owner of  Fairfield at Cameron House, a 325-unit apartment project to be constructed on land located in Silver Spring, Montgomery County, Maryland (the “Cameron House Project”).  As described more fully below, upon completion of the Cameron House Project, we have the option to convert the mezzanine note to a 60% common equity interest in the owner of the Cameron House Project.

Parties.  The Cameron House Project is owned by Fairfield Silver Spring L.P. (“Cameron House Project Owner”), which is the sole owner of FF Cameron House LLC (“Cameron House Project Borrower”).  Cameron House Project Owner is owned by affiliates of Fairfield Residential, LLC (“Fairfield Residential”), the developer of the project, and by BREOF Cameron House, LLC (“BREOF Cameron House”), an equity investor unaffiliated with the developer or us.   We refer to the Fairfield Residential affiliates that are the partners in Cameron House Project Owner as the “Cameron House Developer Partners.”  The general partner of Cameron House Project Owner is one of the Cameron House Developer Partners.

We are making the mezzanine loan to Cameron House Project Borrower through Behringer Harvard Cameron House Venture, LLC (“Cameron House Venture”), which we manage and which is owned 55% by us and 45% by the Co-Investment Partner.  The Co-Investment Partner is managed by our sponsor, Behringer Harvard Holdings, LLC.  Cameron House Venture will make the mezzanine loan through Behringer Harvard Cameron House REIT, LLC (“Cameron House REIT”) in which Cameron House Venture serves as the manager and in which Cameron House Venture currently owns all of the voting interests and 99% of the economic interests.

Senior Financing and Total Projected Development Costs.  The Cameron House Project serves as collateral for a construction loan from Wachovia Bank, National Association (“Cameron House Senior Lender”) to Cameron House Project Borrower for $96,688,000.  The senior loan will not be funded until all principal under the mezzanine loan has been funded.  The anticipated total development cost of the Cameron House Project is $128,917,000.

Project Equity.  The owners of the Cameron House Project have contributed $12,891,000 in cash to the project.  Of this amount, Cameron House Developer Partners contributed $2,578,000 and BREOF Cameron House contributed $10,313,000.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is $19,338,000, of which $19,338,000 has been funded as of August 18, 2008.  In connection with the closing of the mezzanine loan, the parties have agreed to a completion date, a construction budget and construction plans for the project.  No changes to such completion date, construction budget or construction plans may be made without Cameron House REIT’s consent, except (i) completion date extensions due to “acts of God,” (ii) certain reallocations of amounts among the line items of the budget and (iii) changes to amounts in the budget that, individually, do not increase or decrease the project costs by more than $150,000 and, in the aggregate, do not increase the project costs or decrease the project costs by more than $650,000.  Cameron House REIT also has the right to approve all contractors (except the general contractor) and all construction contracts with such contractors except for those that do not exceed $100,000.

Cameron House REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that differ from pre-authorized terms, changes to the governing documents of Cameron House Project Borrower and certain sales or encumbrances of all or a portion of the project property.  Cameron House REIT also has rights of access and inspection with respect to the Cameron House Project and the books and records relating to the project.  After completion of the project, Cameron House Project Borrower must maintain the project in good condition and repair and may remove or add improvements to the project without Cameron House REIT’s consent only in limited circumstances.  Cameron House REIT also has rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of Cameron House Senior Lender.

The loan will accrue interest at the rate of 9.5% per annum.  The loan matures on December 11, 2012.  Any unpaid accrued interest on the mezzanine loan is payable on a monthly basis, first, from a budgeted interest reserve in the amount of $4,593,000 and, then, from net cash flow to the extent net cash flow from the Cameron House Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent that net cash flow from the Cameron House Project is sufficient to make such payments.  However, if Cameron House REIT does not exercise its option to convert its mezzanine note into an equity interest in Cameron House Project Owner, as described below, then the payment of accrued interest on the mezzanine loan from funds other than the interest reserve will be subordinate to the payment of a 9.5% preferred return, compounded annually, payable to the partners in Cameron House Project Owner and to the return of their equity investment in Cameron House Project Owner.  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.  Generally no prepayment of the mezzanine loan may be made except (i) prepayment is permitted 150 days after the project is completed and (ii) prepayment is required if any of the interests in the Cameron House Project Owner that are the subject of the Cameron House Option (discussed below) are sold (including pursuant to the exercise of the Cameron House Option by Cameron House REIT) or there is a sale of the Cameron House Project.

Cameron House REIT received a loan commitment fee of 3% of the loan amount, or $580,000, at the closing of the loan from the initial advance.  In connection with the making of the mezzanine loan, Cameron House REIT agreed to share $202,000 of this fee with BREOF Cameron House.

The mezzanine loan is secured by a lien pursuant to a deed of trust on the Cameron House Project that is subordinate to the lien on the Cameron House Project granted to Cameron House Senior Lender.  Cameron House REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.  In connection with the making of the mezzanine loan, Cameron House REIT agreed with BREOF Cameron House that if Cameron House REIT exercises any of its remedies under these security arrangements, including foreclosure or a power of sale, such that Cameron House REIT acquires the Cameron House Project or receives any proceeds under a power of sale of the Cameron House Project, BREOF Cameron House is entitled to share in such ownership or proceeds under substantially the same co-ownership terms of Cameron House Project Owner, as though Cameron House REIT had exercised the option discussed below.

Source of Funds for the Mezzanine Loan.  All of the $19,338,000 mezzanine loan investment has been funded.  We funded 55% of the mezzanine loan, and the remaining 45% of the mezzanine loan was funded by our Co-Investment Partner.  The entire amount we funded was obtained through the proceeds raised in our private offering of shares of common stock.

Guarantees.  Fairfield Residential has guaranteed completion of the development of the Cameron House Project in accordance with the plans and specifications referenced in the mezzanine loan documents if, for any reason, Cameron House Project Borrower abandons the Cameron House Project before its completion or fails to complete the project on the agreed schedule and pay all construction costs in full (including construction cost overruns in excess of the construction budget).  However, this guarantee will be suspended during any period in which the senior lender does not make the senior loan proceeds available to Cameron House Project Borrower for any reason other than a default by Cameron House Project Borrower that is caused by or in the reasonable control of Cameron House Project Borrower or a default by Fairfield Residential, provided that Cameron House Project Borrower or Fairfield Residential is making commercially reasonable efforts to cause senior lender to make such proceeds available or obtain proceeds from a refinancing of the senior loan.  Fairfield Residential has also guaranteed repayment of the mezzanine loan should Cameron House Project Borrower become the subject of a bankruptcy or insolvency proceeding, provided Cameron House REIT does not consent in writing to or otherwise join as a party in such proceeding.  Fairfield Residential directly or indirectly owns interests in the Cameron House Developer Partners.  Additionally, in connection with the deed of trust granted by Cameron House Project Owner, Cameron House Project Owner has issued a guaranty of payment and performance in respect of the mezzanine loan. Finally, Fairfield Residential has agreed to indemnify Cameron House REIT against any losses arising as a result of any environmentally hazardous activity on the property or violation of any applicable environmental laws relating to the property.

Cameron House Option.  Cameron House REIT may exercise an option to acquire a 60% common equity interest as a limited partner in Cameron House Project Owner (the “Cameron House Option”).  Cameron House REIT may exercise the Cameron House Option within 90 days of completion of the Cameron House Project.  The purchase price for the Cameron House Option will be the conversion of the mezzanine loan plus an additional amount, if and to the extent needed to admit Cameron House REIT as a 60% limited partner in Cameron House Project Owner, to adjust the capital accounts of the other partners in Cameron House Project Owner (i.e., to reconcile any additional capital contributions that may have been made by BREOF Cameron House or the Cameron House Developer Partners to Cameron House Project Owner before the exercise of the Cameron House Option).  If Cameron House REIT exercises the Cameron House Option, the outstanding principal and interest on the mezzanine loan will become second-priority capital in Cameron House Project Owner and Cameron House REIT will be entitled to receive a preferred return of 9.5%, compounded quarterly, on such investment.  In connection with the Cameron House Option, the Cameron House Developer Partners and BREOF Cameron House have agreed that the terms of Cameron House Investment Partnership may not be amended without the consent of Cameron House REIT and that BREOF Cameron House may not give its consent to certain major decisions requiring the consent of the limited partners without the consent of Cameron House REIT.

Cameron House Project Owner Distributions.  Pursuant to the provisions of Cameron House Project Owner, distributions are made generally as follows:  (i) first, to pay all partners with undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls) a preferred return of 14%, compounded quarterly, on their undistributed first-priority capital; (ii) second, to return undistributed first-priority capital to the respective partners; (iii) third, to pay all partners with undistributed second-priority capital (i.e., capital paid on a pro-rata basis) a preferred return of 9.5%, compounded quarterly, on their undistributed second-priority capital; (iv) fourth, to return undistributed second-priority capital to the respective partners; (v) fifth, to the payment of all unpaid deferred developer fees described below; (vi) sixth, if the Cameron House Project is sold, to pay the Cameron House Developer Partners 40% of the net proceeds remaining after payment of the amounts in the preceding clauses (i) through (iv), and (vii) thereafter, to pay the partners the net proceeds in accordance with their respective percentage interests.  If Cameron House REIT exercises the Cameron House Options, the respective percentage interests of the partners of Cameron House Project Owner are anticipated to be:  (1) BREOF Cameron House – 32%, (2) the Cameron House Developer Partners – 8%, and (3) Cameron House REIT – 60%.

Cameron House Developer Partners’ Deferred Fees.  The Cameron House Developer Partners or their affiliates will receive the following deferred fees in connection with the project: (i) a development fee equal to 3% of the lesser of the total Cameron House Project costs set forth in the budget or those actually incurred in developing the Cameron House Project, with (A) the portion of the fee equal to 2.25% of total project costs payable from budget line item surpluses, if any, and from any net distributable cash remaining after distributions (i) through (iv) described above are made to the partners, and (B) the portion of the fee equal to 0.75% of total project costs payable when the project is at least 50% leased by unaffiliated third party tenants; (ii) a general contractor’s fee equal to 6% of the lesser of hard construction costs set forth in the budget or those actually incurred in developing the Cameron House Project, with (A) $1,202,000 of the fee due and payable with each loan draw under the construction loan during construction of the project and ending on completion, based on the total Cameron House Project hard costs incurred with respect to such draw, and (B) the remaining portion of such fee payable from budget line item surpluses, if any, and from any net distributable cash remaining after distributions (i) through (iv) described above are made to the partners; and (iii) a disposition fee payable upon closing of the sale of the Cameron House Project of 1% of the gross sales price, reduced by any fee paid to a third-party broker (except a disposition fee shall not be payable in case of a sale under the call right, put right or buy/sell provisions discussed below).  In addition, 62.5% of an acquisition fee of $114,000, a capital markets fee of $212,000 and a development processing fee of $284,000 has been paid with the remaining 37.5% payable after completion of the project from any net distributable cash remaining after distributions (i) through (iv) described above are made to the partners, unless otherwise needed to pay construction interest shortfalls.

Cameron House Developer Partners’ Management Fee.  An affiliate of the Cameron House Developer Partners will receive a property management fee equal to the greater of 2% of gross proceeds collected from the Cameron House Project per month or $7,500.

BREOF Cameron House’s Put Right.  If Cameron House REIT exercises the Cameron House Option and is a limited partner in Cameron House Project Owner, then BREOF Cameron House has a right, commencing upon completion of the Cameron House Project and continuing for 36 months thereafter, to require Cameron House REIT to purchase BREOF Cameron House’s limited partnership interest in Cameron House Project Owner.  The purchase price for BREOF Cameron House’s interest is either an amount mutually agreed upon by BREOF Cameron House and Cameron House REIT or, in the absence of mutual agreement, the amount that would otherwise be distributable to BREOF Cameron House if the Cameron House Project were sold at a price to be determined by an arbitration process.

Cameron House Developer Partners’ Put Right and BREOF Cameron House’s Tag-Along Right.  If Cameron House REIT exercises the Cameron House Option and is a limited partner in Cameron House Project Owner, then the Cameron House Developer Partners have a right, commencing on the 13th month following completion of the Cameron House Project and continuing until the fourth anniversary of the completion of the Cameron House Project, to initiate a procedure to ascertain the fair market value of the Cameron House Project and, thus, to ascertain the value of the partnership interests of the Cameron House Developer Partners in Cameron House Project Owner.  If such value is not mutually agreed upon by the Cameron House Developer Partners and Cameron House REIT, then such value would equal the distributions that the Cameron House Developer Partners would receive if the Cameron House Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Cameron House REIT has an option to purchase the Cameron House Developer Partners’ interests at that price or to request that Cameron House Developer Partners cause Cameron House Project Owner to sell the Cameron House Project for a price that is not less than the determined fair market value. The Cameron House Developer Partners may then elect whether to proceed with causing a sale of the Cameron House Project.  If the Cameron House Developer Partners do not elect to cause a sale of the Cameron House Project or are unable to consummate such a sale, then the Cameron House Developer Partners do not have any additional right to initiate a liquidity event similar to that described in this paragraph.  If Cameron House REIT elects to purchase the Cameron House Developer Partners’ interests as provided above, then BREOF Cameron House has an option to require Cameron House REIT to purchase BREOF Cameron House’s interest for an amount equal to the distributions that BREOF Cameron House would receive if the Cameron House Project were sold at fair market value as determined above.  If BREOF Cameron House elects not to exercise this tag-along right, then any partner in Cameron House Project Owner may initiate the buy/sell procedures described below.

Cameron House REIT’s Call Right.  If Cameron House REIT exercises the Cameron House Option and is a limited partner in Cameron House Project Owner, then Cameron House REIT has a right, commencing upon the earlier of either (i) 48 months after completion of the Cameron House Project or (ii) an election by BREOF Cameron House not to exercise its tag-along rights in connection with the exercise of the Cameron House Developer Partners’ put right, to initiate a procedure to ascertain the fair market value of the Cameron House Project and, thus, to ascertain the value of the partnership interests of all of the then-current partners in Cameron House Project Owner.  If such value is not mutually agreed upon by Cameron House REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the Cameron House Project were sold at its fair market value, which would be determined by an arbitration process.  Once such value is agreed upon or determined, Cameron House REIT has an option to purchase the other partners’ interests at that price.  If Cameron House REIT does not elect to purchase the other parties’ interests, then any partner has the right to initiate buy/sell procedures described below.

Buy/Sell Rights.  Under the limited circumstances described above, any partner in Cameron House Project Owner may initiate buy/sell procedures with respect to their partnership interests.  Under those procedures, a partner could make an offer to purchase the interests of the other partners based on an offer price for the partnership’s assets and the other partners would either elect to sell their interests based on that price or elect to purchase the offering partner’s partnership interests based on that price.  The partnership agreement includes provisions requiring some partners to act as a group in connection with the exercise of the buy/sell provisions.

Alexan Prospect

General.  On April 30, 2008, we and our Co-Investment Partner joined to make a $7,360,000 equity investment in and a $14,771,000 mezzanine loan to the owner of Alexan Prospect, a 400-unit apartment project to be constructed on land located in the City and County of Denver, Colorado (the “Alexan Prospect Project”).  As described more fully below, upon completion of the Alexan Prospect Project, we have the option to convert the mezzanine note to a capital contribution to the owner of the Alexan Prospect Project.

Parties.  The Alexan Prospect Project is owned by MS 120 Prospect Senior Borrower LLC (“Alexan Prospect Project Owner”).  Alexan Prospect Project Owner is solely owned by MS 119 Prospect Mezzanine Borrower LLC (“Alexan Prospect Mezzanine Borrower”).  Alexan Prospect Mezzanine Borrower is solely owned by MS 118 Prospect Limited Partnership (“Alexan Prospect Investment Partnership”).  Alexan Prospect Investment Partnership is owned by an affiliate of Trammell Crow Residential (“TCR”), the developer of the project, and by Behringer Harvard Alexan Prospect REIT, LLC (“Alexan Prospect REIT”).  We refer to the TCR affiliate that is a partner in Alexan Prospect Investment Partnership as the “Alexan Prospect Developer Partner.”

All of the economic interests in Alexan Prospect REIT are currently owned by, and Alexan Prospect REIT is managed by, Behringer Harvard Alexan Prospect Venture, LLC (“Alexan Prospect Venture”), the entity through which we and our Co-Investment Partner are investing in the Alexan Prospect Project.  Alexan Prospect Venture is managed by us and owned 55% by us and 45% by the Co-Investment Partner.  In addition to making our equity investment in the Alexan Prospect Project through Alexan Prospect REIT, we and our Co-Investment Partner are also making the mezzanine loan through Alexan Prospect REIT.

Senior Financing and Total Projected Development Costs.  The Alexan Prospect Project serves as collateral for a construction loan from KeyBank National Association (“Alexan Prospect Senior Lender”) to Alexan Prospect Project Owner for approximately $70,528,000.  $14,552,000 of the senior loan was funded on April 30, 2008.  The anticipated total development cost of the Alexan Prospect Project is $94,777,000.  The equity investment by us and our Co-Investment Partner in the Alexan Prospect Project represents approximately 7.8% of this cost and the mezzanine loan investment by us and our Co-Investment Partner in the Alexan Prospect Project will finance approximately 15.6% of this cost.

Project Equity/Alexan Prospect Investment Partnership Capital Contributions.  The owners of the Alexan Prospect Project have contributed $7,360,000 in cash to the project.  Alexan Prospect REIT’s $7,360,000 equity investment was made in the form of a capital contribution to Alexan Prospect Investment Partnership, which contribution constitutes 100% of the initial capital contributed to the partnership.  Pursuant to the provisions of the partnership agreement, Alexan Prospect REIT’s pro-rata share of any additional capital contributions required by the partnership is 50.1% of such additional capital while that of the general partner is 49.9%.

Alexan Prospect Investment Partnership Distributions.  Pursuant to the provisions of the Alexan Prospect Investment Partnership, distributions are made generally as follows: (i) first, to pay all partners a preferred return of 14%, compounded monthly, on their undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls); (ii) second, to each partner for any undistributed first-priority capital; (iii) third, to pay all partners a preferred return of 9.5%, compounded monthly, on their undistributed additional capital (i.e., capital paid on a pro-rata basis to fund unexpected shortfalls); (iv) fourth, to return undistributed additional capital to the respective partners; (v) fifth, to pay the partners pro rata in proportion to their undistributed initial capital and, with respect to the general partner, its accrued and unpaid priority distribution amount (discussed below), a preferred return of 9.5%, compounded monthly; (vi) sixth, to each partner for any undistributed initial capital; (vii) seventh, to the general partner for its accrued and unpaid priority distribution amount; (viii) eighth, 40% to the general partner and 60% to the limited partners (but only until the limited partners as a group receive a return of all their capital contributions plus a cumulative, monthly compounded, return at a rate of 13% per annum on such capital contributions); and (ix) thereafter, to pay the partners in accordance with their respective back-end percentage interests, which are 49.9% for Alexan Prospect Developer Partner and 50.1% for Alexan Prospect REIT.  If Alexan Prospect REIT exercises the Alexan Prospect Option (discussed below), the respective back-end percentage interests of the partners of Alexan Prospect Investment Partnership will remain: (1) Alexan Prospect Developer Partner – 49.9%, and (2) Alexan Prospect REIT – 50.1%.

Alexan Prospect Developer’s Deferred Fees.  Distributions (v) and (vii) described above entitle Alexan Prospect Developer to payment of the accrued general partner priority distribution amount.  This priority distribution amount is equal to 2% of the lesser of (i) the total costs budgeted for the project, less $2,760,000 or (ii) the total costs actually incurred for the project, less $2,760,000.  It accrues at a rate of 25% every six months from commencement of project construction, so that 100% will accrue after two years from commencement of project construction.

Alexan Prospect Developer’s Other Fees.  Prior to any of the distributions described above, Alexan Prospect Developer Partner will receive the following fees, subject to the condition that, until the project is complete, payments of such fees may not exceed the maximum amount of the following formula multiplied by the percentage of completion of the construction of the project: (i) a development fee equal to 6% of the lesser of (A) the total construction costs set forth in the project budget or (B)  the total construction costs actually incurred; plus (ii) a general contractor’s oversight fee of 1% of the lesser of (A) the total costs budgeted for the project, less $2,760,000 or (B) the total costs actually incurred for the project; less (iii) $400,000.  An affiliate of the Alexan Prospect Developer Partner may also receive a general contractor’s fee equal to $400,000 as provided in a form of contractor’s agreement approved by Alexan Prospect REIT.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is $14,771,000 and will accrue interest at the rate of 10% per annum.  In connection with the closing of the mezzanine loan, the parties have agreed to a completion date, a construction budget and construction plans for the project.  No changes to such completion date, construction budget or construction plans may be made without Alexan Prospect REIT’s consent, except (i) completion date extensions due to “acts of God,” (ii) certain reallocations of amounts among the line items of the budget, (iii) changes required by governmental authorities or Alexan Prospect Senior Lender and (iv) changes that, individually, do not increase or decrease the project costs by more than $100,000 and, in the aggregate, do not increase or decrease the project costs by more than $500,000.  Alexan Prospect REIT also has the right to approve all contractors (except the general contractor) and all construction contracts with such contractors except for those that do not exceed $100,000.

Alexan Prospect REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that materially differ from pre-authorized terms, changes to the governing documents of Alexan Prospect Mezzanine Borrower or Alexan Prospect Project Owner and certain sales or encumbrances of all or a portion of the project property.  Alexan Prospect REIT also has rights of access and inspection with respect to the Alexan Prospect Project and the books and records relating to the project.   After completion of the project, Alexan Prospect Project Owner must maintain the project in good condition and repair and may remove or add improvements to the project without Alexan Prospect REIT’s consent only in limited circumstances.  Alexan Prospect REIT also has rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of Alexan Prospect Senior Lender.

The loan matures on April 29, 2013.  Any unpaid accrued interest on the mezzanine loan is payable on a monthly basis, first, from a budgeted interest reserve account in the amount of $3,139,000 and, then, from  net cash flow to the extent net cash flow from the Alexan Prospect Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent that net cash flow from the Alexan Prospect Project is sufficient to make such payments.  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.  Generally no prepayment of the mezzanine loan may be made until 150 days after the project is completed.  In addition, if Alexan Prospect Mezzanine Borrower is unable to obtain all necessary permits and governmental approvals for the project (the “Alexan Prospect Entitlement Requirements”) by June 30, 2009, then the maturity date of the loan will be accelerated to such date.

Alexan Prospect REIT received a loan commitment fee of 3% of the loan amount, or $443,000, at the closing of the loan from the initial advance.

The mezzanine loan is secured by (i) a lien pursuant to a deed of trust on the Alexan Prospect Project that is subordinate to the lien on the Alexan Prospect Project granted to Alexan Prospect Senior Lender and (ii) a pledge by Alexan Prospect Mezzanine Borrower of all the ownership interests in Alexan Prospect Project Owner.  Alexan Prospect REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.

Management of the Alexan Prospect Project.  Pursuant to the provisions of Alexan Prospect Investment Partnership, Alexan Prospect Developer Partner generally controls the partnership as general partner, except for certain major decisions which require the consent of Alexan Prospect REIT, including: (i) changes to the Alexan Prospect Project construction plans or budget, (ii) acquiring material property, (iii) incurring indebtedness or (iv) selling the Alexan Prospect Project, with limited exceptions for each of the foregoing.  Alexan Prospect REIT may remove the general partner for cause under certain circumstances and appoint a successor.

Guarantee.  In connection with the mezzanine loan, CFP Residential, L.P., Kenneth J. Valach, E. Scott McFadden and  J. Ronald Terwilliger (collectively, the “Alexan Prospect Guarantor”), all principals or affiliates of TCR, have guaranteed the performance of certain obligations for the benefit of Alexan Prospect REIT.  This guarantee may be satisfied only from certain types of assets of the Alexan Prospect Guarantor, or the proceeds of such assets if the aggregate value of such types of assets owned by the Alexan Prospect Guarantor is reduced below $80 million.  Alexan Prospect Guarantor has guaranteed full repayment of the mezzanine loan, unless and until the Alexan Prospect Entitlement Requirements are fully satisfied.  They have also guaranteed, following satisfaction of the Alexan Prospect Entitlement Requirements, (i) construction and completion of the Alexan Prospect Project if, for any reason, Alexan Prospect Project Owner abandons the Alexan Prospect Project or fails to complete the Alexan Prospect Project on the agreed schedule and (ii) the payment of any costs that exceed the approved budget for construction of the Alexan Prospect Project (provided, however, that the following expenses will not be calculated as “cost overruns” to be repaid by Alexan Prospect Guarantor: operating deficits, taxes and, solely to the extent increased by “acts of God,” construction interest).  Finally, they have guaranteed full and prompt payment of Alexan Prospect Mezzanine Borrower’s obligations in connection with the mezzanine loan in the event that Alexan Prospect Mezzanine Borrower files a voluntary bankruptcy or insolvency proceeding prior to the completion of the Alexan Prospect Project. In addition, Alexan Prospect Mezzanine Borrower has agreed to indemnify Alexan Prospect REIT against any losses arising as a result of any environmentally hazardous activity on the property (other than the lawful use of hazardous materials incidental to the construction or operation of the project) or violation of any applicable environmental laws relating to the property.

Abandonment of Project; Guarantee.  If the Alexan Prospect Entitlement Requirements are not timely satisfied, then Alexan Prospect REIT may elect to abandon the project.  Upon such election, the Alexan Prospect Developer Partner will buy back the limited partner interest of Alexan Prospect REIT for a price equal to the equity investment made by Alexan Prospect REIT plus a return of 10.0% compounded monthly.  The buy back of this interest, and the payment of the purchase price for the buy back, is guaranteed by the Alexan Prospect Guarantor.  This guarantee may be satisfied only from certain types of assets of the Alexan Prospect Guarantor, or the proceeds of such assets if the aggregate value of such types of assets owned by the Alexan Prospect Guarantor is reduced below $80 million.

Alexan Prospect Option.  Alexan Prospect REIT may exercise an option to increase its capital contribution as a limited partner in Alexan Prospect Investment Partnership (the “Alexan Prospect Option”).  Alexan Prospect REIT may exercise the Alexan Prospect Option, at its discretion, within 90 days of completion of the Alexan Prospect Project.  The purchase price for the Alexan Prospect Option will be the outstanding balance of the mezzanine loan.  If Alexan Prospect REIT exercises the Alexan Prospect Option, the outstanding balance of the mezzanine loan will become second-priority capital contributed to the Alexan Prospect Investment Partnership, entitled to a preferred return of 9.5%, compounded monthly, until distributed by the partnership to Alexan Prospect REIT, and Alexan Prospect REIT’s deemed capital contributions will be increased accordingly for purposes of items (v), (vi) and (viii) of the Alexan Prospect Investment Partnership distributions discussed above.  The loan commitment fee of 3% of the loan amount, or $443,000, received by Alexan Prospect REIT at the closing of the loan from the initial advance shall not be included in the calculation of item (viii) of the Alexan Prospect Investment Partnership distributions.

Alexan Prospect Developer Partner’s Put Right. The Alexan Prospect Developer Partner has a right, commencing on the date of completion of the Alexan Prospect Project and continuing until the third anniversary of the completion of the Alexan Prospect Project, to initiate a procedure to ascertain the fair market value of the Alexan Prospect Project and, thus, to ascertain the value of the partnership interests of the partners of Alexan Prospect Investment Partnership. If such value is not mutually agreed upon by Alexan Prospect REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the Alexan Prospect Project were sold at its fair market value, which would be determined by a bid process, or if qualified bids are not received, then by an arbitration process.  Once such value is agreed upon or determined, Alexan Prospect REIT has an option to purchase the Alexan Prospect Developer Partner’s interest at that price or to request that the Alexan Prospect Developer Partner cause Alexan Prospect Project Owner to sell the Alexan Prospect Project (or cause the Alexan Prospect Investment Partnership to sell its interests in the Alexan Prospect Mezzanine Borrower and the Alexan Prospect Project Owner) for a price that is not less than the determined fair market value. If the Alexan Prospect Developer Partner is unable to consummate such a sale, then the Alexan Prospect Developer Partner and Alexan Prospect REIT may each initiate buy/sell procedures described below.

Alexan Prospect REIT’s Call Right.  If Alexan Prospect Developer Partners has not initiated the pricing procedures and its put right described above, then Alexan Prospect REIT has a right, commencing on the third anniversary of the date of completion, to initiate a procedure to ascertain the fair market value of the Alexan Prospect Project and, thus, to ascertain the value of the partnership interests of all of the then-current partners in Alexan Prospect Investment Partnership.  If such value is not mutually agreed upon by Alexan Prospect REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the Alexan Prospect Project were sold at its fair market value, which would be determined by a bid process, or if qualified bids are not received, then by an arbitration process.  Once such value is agreed upon or determined, Alexan Prospect REIT has an option to purchase the Alexan Prospect Developer Partner’s interest at that price or to request that the Alexan Prospect Developer Partner cause Alexan Prospect Project Owner to sell the Alexan Prospect Project (or cause the Alexan Prospect Investment Partnership to sell its interests in the Alexan Prospect Mezzanine Borrower and the Alexan Prospect Project Owner) for a price that is not less than the determined fair market value. If the Alexan Prospect Developer Partner is unable to consummate such a sale, then the Alexan Prospect Developer Partner and Alexan Prospect REIT may each initiate buy/sell procedures described below.

Buy/Sell Rights.  Under the limited circumstances described above or if, after the third anniversary of the date of completion neither party has initiated the pricing procedures described above, then either partner in Alexan Prospect Investment Partnership may initiate buy/sell procedures with respect to their partnership interests.  Under those procedures, a partner could make an offer to purchase the interests of the other partner based on an offer price for the partnership’s assets and the other partner would either elect to sell its interest based on that price or elect to purchase the offering partner’s partnership interests based on that price.

Source of Funds for the Mezzanine Loan and Equity Investment.  All of the equity investment and $5,085,000 of the $14,771,000 mezzanine loan investment has been funded as of August 18, 2008, with the remaining mezzanine commitment to be funded over the next several months as required.   As of August 18, 2008, we funded $4,016,000 of the equity investment and $2,797,000 of the mezzanine loan.  The remaining 45% of the mezzanine loan and equity investment was funded by our Co-Investment Partner.  The entire amount we funded was funded through proceeds raised in our private offering of shares of common stock.

Alexan Russell Lofts

General.  On June 10, 2008, we and our Co-Investment Partner joined to make a $2,906,000  equity investment and a $5,812,000 mezzanine loan to the owner of Alexan Russell Lofts, a 168-unit apartment project to be constructed on land located in Clark County, Nevada (the “Russell Project”).

Parties.  The Russell Project is owned by SW 126 Russell Senior Borrower LLC (“Russell Project Owner”).  Russell Project Owner is solely owned by SW 125 Russell Mezzanine Borrower LLC (“Russell Mezzanine Borrower”).  Russell Mezzanine Borrower is owned by SW 124 Russell Limited Partnership (“Russell Investment Partnership”).  Russell Investment Partnership is owned by an affiliate of Trammell Crow Residential (“TCR”), the developer of the project, and by Behringer Harvard Russell REIT, LLC (“Russell REIT”).  We refer to the TCR affiliate that is a partner in Russell Investment Partnership as the “Russell Developer Partner.”

All of the economic interests in Russell REIT are currently owned by, and Russell REIT is managed by, Behringer Harvard Russell Venture, LLC (“Russell Venture”), the entity through which we and our Co-Investment Partner are investing in the Russell Project.  Russell Venture is managed by us and owned 55% by us and 45% by the Co-Investment Partner.  In addition to making our equity investment in the Russell Project through Russell REIT, we and our Co-Investment Partner are also making the mezzanine loan through Russell REIT.

Senior Financing and Total Projected Development Costs.  The Russell Project serves as collateral for a construction loan from RBS Citizens National Association, d/b/a Charter One (“Russell Senior Lender”) to Russell Project Owner for approximately $20,342,000.  The anticipated total development cost of the Russell Project is $29,059,000.  The equity investment by us and our Co-Investment Partner in the Russell Project represents approximately 10% of this cost and the mezzanine loan investment by us and our Co-Investment Partner in the Russell Project will finance approximately 20% of this cost.

Project Equity/Russell Investment Partnership Capital Contributions.  The owners of the Russell Project have contributed $2,906,000 in cash to the project.  Russell REIT’s $2,906,000 equity investment was made in the form of a capital contribution to Russell Investment Partnership, which contribution constitutes 100% of the initial capital contributed to the partnership.  Pursuant to the provisions of the partnership agreement, Russell REIT’s pro-rata share of any additional capital contributions required by the partnership is 50.1% of such additional capital while that of the Russell Developer Partner is 49.9%.

Russell Investment Partnership Distributions.  Pursuant to the provisions of the Russell Investment Partnership, distributions are made generally as follows: (i) first, to pay all partners a preferred return of 14%, compounded monthly, on their undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls); (ii) second, to each partner for any undistributed first-priority capital; (iii) third, to pay all partners a preferred return of 9.5%, compounded monthly, on their undistributed additional capital (i.e., capital paid on a pro-rata basis to fund unexpected shortfalls); (iv) fourth, to return undistributed additional capital to the respective partners; (v) fifth, to pay the partners pro rata in proportion to their undistributed initial capital and, with respect to the general partner, its accrued and unpaid priority distribution amount (discussed below), a preferred return of 9.5%, compounded monthly; (vi) sixth, to each partner for any undistributed initial capital; (vii) seventh, 40% to the general partner and 60% to the limited partners (but only until the limited partners as a group receive a return of all their capital contributions plus a cumulative, monthly compounded, return at a rate of 13% per annum on such capital contributions); and (viii) thereafter, to pay the partners in accordance with their respective back-end percentage interests, which are 49.9% for Russell Developer Partner and 50.1% for Russell REIT.

Russell Developer Partner’s Fees.  Prior to any of the distributions described above, Russell Developer Partner will receive the following developer fee, subject to the condition that, until the Russell Project is complete, payments of such fees may not exceed the maximum amount of the following formula multiplied by the percentage of completion of the construction of the Russell Project: (i) 3% of the lesser of (A) the total construction costs set forth in the project budget less $820,000 or (B) the total construction costs actually incurred less $820,000, plus (ii) $380,000.

Mezzanine Loan Terms.  The aggregate principal amount of the mezzanine loan is $5,812,000 and will accrue interest at the rate of 10% per annum.  In connection with the closing of the mezzanine loan, the parties have agreed to a completion date, a construction budget and construction plans for the project.  No changes to such completion date, construction budget or construction plans may be made without Russell REIT’s consent, except (i) completion date extensions due to “acts of God,” (ii) certain reallocations of amounts among the line items of the budget, (iii) changes to the plans required by governmental authorities or Russell Senior Lender and (iv) changes to the plans that, individually, do not increase or decrease the project costs by more than $100,000 and, in the aggregate, do not increase or decrease the project costs by more than $300,000.  Russell REIT also has the right to approve all contractors (except the general contractor, which has already been determined and for which a form of construction contract has been agreed) and all construction contracts with such contractors except for those that do not exceed $100,000.

Russell REIT has the right to approve certain other aspects of the project, including the property manager and the management contract, leases with terms that materially differ from pre-authorized terms, changes to the governing documents of Russell Mezzanine Borrower or Russell Project Owner and certain sales or encumbrances of all or a portion of the project property.  Russell REIT also has rights of access and inspection with respect to the Russell Project and the books and records relating to the project.   After completion of the project, Russell Project Owner must maintain the project in good condition and repair and may remove or add improvements to the project without Russell REIT’s consent only in limited circumstances.  Russell REIT also has rights with respect to the application of insurance proceeds or condemnation awards, subject to the rights of Russell Senior Lender.

The loan matures on June 9, 2013.  Any unpaid accrued interest on the mezzanine loan is payable on a monthly basis, first, from a budgeted interest reserve account in the amount of $1,185,000 and, then, from net cash flow to the extent net cash flow from the Russell Project is sufficient to make such payments.  If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent that net cash flow from the Russell Project is sufficient to make such payments.  All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan.  Generally no prepayment of the mezzanine loan may be made until 150 days after the project is completed.  In addition, if Russell Mezzanine Borrower is unable to obtain all necessary permits and governmental approvals for the project (the “Russell Entitlement Requirements”) by January 31, 2009, then the maturity date of the loan will be accelerated to such date.

Russell REIT received a loan commitment fee of 3% of the loan amount, or $174,000, at the closing of the loan from the initial advance.

The mezzanine loan is secured by (i) a lien pursuant to a deed of trust on the Russell Project that is subordinate to the lien on the Russell Project granted to Russell Senior Lender and (ii) a pledge by Russell Mezzanine Borrower of all the ownership interests in Russell Project Owner.  Russell REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.

Management of the Russell Project.  Pursuant to the provisions of Russell Investment Partnership, the Russell Developer Partner generally controls the partnership as general partner, except for certain major decisions which require the consent of Russell REIT, including: (i) changes to the Russell Project construction plans or budget, (ii) acquiring material property, (iii) incurring indebtedness or (iv) selling the Russell Project, with limited exceptions for each of the foregoing.  Russell REIT may remove the general partner for cause under certain circumstances and appoint a successor.

Guarantee.  In connection with the mezzanine loan, CFP Residential, L.P., Kenneth J. Valach, Bruce Hart and  J. Ronald Terwilliger (collectively, the “Russell Guarantor”), all principals or affiliates of TCR, have guaranteed the performance of certain obligations for the benefit of Russell REIT.  This guarantee may be satisfied only from certain types of assets of the Russell Guarantor, or the proceeds of such assets if the aggregate value of such types of assets owned by the Russell Guarantor is reduced below $80 million.  Russell Guarantor has guaranteed full repayment of the mezzanine loan, unless and until the Russell Entitlement Requirements are fully satisfied.  Russell Guarantor has also guaranteed (i) construction and completion of the Russell Project if, for any reason, Russell Project Owner abandons the Russell Project or fails to complete the Russell Project on the agreed schedule and (ii) the payment of any costs that exceed the approved budget for construction of the Russell Project (provided, however, that the following expenses will not be calculated as “cost overruns” to be repaid by Russell Guarantor: operating deficits, taxes and, solely to the extent increased by “acts of God,” construction interest).  Finally, Russell Guarantor has guaranteed full and prompt payment of Russell Mezzanine Borrower’s obligations in connection with the mezzanine loan in the event that Russell Mezzanine Borrower files a voluntary bankruptcy or insolvency proceeding prior to the completion of the Russell Project. In addition, Russell Mezzanine Borrower has agreed to indemnify Russell REIT against any losses arising as a result of any environmentally hazardous activity on the property (other than the lawful use of hazardous materials incidental to the construction or operation of the project) or violation of any applicable environmental laws relating to the property.

Abandonment of Project; Guarantee.  If the Russell Entitlement Requirements are not timely satisfied, then Russell REIT may elect to abandon the project.  Upon such election, the Russell Developer Partner will buy back the limited partner interest of Russell REIT for a price equal to the equity investment made by Russell REIT plus a return of 10% compounded monthly.  The buy back of this interest, and the payment of the purchase price for the buy back, is guaranteed by the Russell Guarantor.  This guarantee may be satisfied only from certain types of assets of the Russell Guarantor, or the proceeds of such assets if the aggregate value of such types of assets owned by the Russell Guarantor is reduced below $80 million.

Russell Developer Partner’s Put Right. The Russell Developer Partner has a right, commencing on the date of completion of the Russell Project and continuing until the third anniversary of the completion of the Russell Project, to initiate a procedure to ascertain the fair market value of the Russell Project and, thus, to ascertain the value of the partnership interests of the partners of Russell Investment Partnership. If such value is not mutually agreed upon by Russell REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the Russell Project were sold at its fair market value, which would be determined by a bid process, or if qualified bids are not received, then by an arbitration process.  Once such value is agreed upon or determined, Russell REIT has an option to purchase the Russell Developer Partner’s interest at that price or to request that the Russell Developer Partner cause Russell Project Owner to sell the Russell Project (or cause the Russell Investment Partnership to sell its interests in the Russell Mezzanine Borrower and the Russell Project Owner) for a price that is not less than the determined fair market value. If the Russell Developer Partner is unable to consummate such a sale, then the Russell Developer Partner and Russell REIT may each initiate buy/sell procedures described below.

Russell REIT’s Call Right.  If Russell Developer Partners has not initiated the pricing procedures and its put right described above, then Russell REIT has a right, commencing on the third anniversary of the date of completion, to initiate a procedure to ascertain the fair market value of the Russell Project and, thus, to ascertain the value of the partnership interests of all of the then-current partners in Russell Investment Partnership.  If such value is not mutually agreed upon by Russell REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the Russell Project were sold at its fair market value, which would be determined by a bid process, or if qualified bids are not received, then by an arbitration process.  Once such value is agreed upon or determined, Russell REIT has an option to purchase the Russell Developer Partner’s interest at that price or to request that the Russell Developer Partner cause Russell Project Owner to sell the Russell Project (or cause the Russell Investment Partnership to sell its interests in the Russell Mezzanine Borrower and the Russell Project Owner) for a price that is not less than the determined fair market value. If the Russell Developer Partner is unable to consummate such a sale, then the Russell Developer Partner and Russell REIT may each initiate buy/sell procedures described below.

Buy/Sell Rights.  Under the limited circumstances described above or if, after the third anniversary of the date of completion neither party has initiated the pricing procedures described above, then either partner in Russell Investment Partnership may initiate buy/sell procedures with respect to their partnership interests.  Under those procedures, a partner could make an offer to purchase the interests of the other partner based on an offer price for the partnership’s assets and the other partner would either elect to sell its interest based on that price or elect to purchase the offering partner’s partnership interests based on that price.

Source of Funds for the Mezzanine Loan and Equity Investment.  All of the equity investment and $4,258,000 of the $5,812,000 mezzanine loan investment has been funded as August 18, 2008, with the remaining mezzanine commitment to be funded over the next several months as required.   As of August 18, 2008, we funded $1,598,000 of the equity investment and $2,040,000 of the mezzanine loan.  The remaining 45% of the mezzanine loan and equity investment was funded by our Co-Investment Partner.  The entire amount we funded was funded through proceeds raised in our private offering of shares of common stock.

Competition

We are subject to significant competition in seeking real estate investments and tenants.  We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from other real estate investment programs, including other Behringer Harvard programs, for investments that may be suitable for us.  Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than either us or our advisor.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Insurance

We believe that we have property and liability insurance with reputable, commercially rated companies.  We also believe that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our investments.  We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional investments we acquire in the near future.  Further, we have title insurance relating to our properties in an aggregate amount that we believe to be adequate.

Regulations

Our investments, as well as any future investments that we may make, are subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity.  We believe that we have all permits and approvals necessary under current law to operate our investments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and the notes thereto.  Historical results and trends which might appear in our consolidated financial statements should not be interpreted as being indicative of our future operations.  We consider portions of this report to be “forward-looking” with respect to our expectations for future periods.  Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items relating to the future.

Overview

We were incorporated on August 4, 2006 as a Maryland corporation and operate as a REIT for federal and state income tax purposes.  We make investments in and operate institutional quality real estate.  In particular, we were organized to invest in and operate institutional quality apartment communities that we believe have desirable locations, personalized amenities, and high quality construction.  We began acquiring interests in multifamily real estate properties in April 2007.  To date, all of our investments have been in institutional quality development and operating apartment communities located in metropolitan cities and suburban markets in the United States.  We have since made investments in one operating property and nine properties that are currently under development or redevelopment.  As of June 30, 2008, we owned a portfolio of ten investments located in Texas, Virginia, Florida, Colorado, Nevada, Maryland, and Georgia.

Our investment strategy is designed to provide our stockholders with a diversified portfolio and our management and board have extensive experience in investing in numerous types of real estate, loan and other investments. We intend to primarily invest in, acquire and operate apartment communities, with a particular focus on using multiple strategies to acquire investments in high quality apartment communities that produce stabilized rental income.  We will invest in and acquire a blended portfolio consisting of core, stabilized income generating assets, assets that may benefit from enhancement or repositioning and development assets for stabilization to retain as core assets generating income with potential capital appreciation.  Further, we may invest in commercial real estate, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and motel and hotel properties.  We may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in commercial mortgage-backed securities, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests (including those issued by programs sponsored by Behringer Harvard Holdings, LLC), or in entities that make investments similar to the foregoing.  Although we intend to primarily invest in real estate assets located in the United States, in the future, we may make investments in real estate assets located outside the United States.  We have not made any international investments.  We will not make international investments until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing such international investments.

We believe that economic conditions in the major metropolitan markets of the United States will continue to provide adequate demand for properly positioned multifamily properties; such conditions include an assessment of job and salary growth, lifestyle trends, as well as single-family home pricing and availability of credit.  Our multifamily asset acquisition strategy concentrates on multifamily properties located in the 50 largest metropolitan statistical areas (“MSAs”) across the United States.  The U.S. Census population estimates are used to determine the largest MSAs.  Our top-50 MSA strategy focuses on acquiring properties and other real estate assets that provide us with broad geographic diversity. Investments in multifamily properties have benefited from the changing demographic trends of the last ten years.  These trends include continued growth in non-traditional households, the echo-boomer generation coming of age and entering the housing market, low rates of inflation, and increased immigration.  Changes in domestic financial markets (discussed below) can affect the stability and direction of these historical trends and can adversely affect our strategy.  Based on projected economic and credit market conditions for the United States in 2008, as published by prominent real estate and economic advisory firms, we expect the national pace of real estate acquisitions to be slower in 2008 than in recent years.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.  On the other hand, we may be able to take advantage of the current dislocation in the credit markets to identify challenged developments or redevelopments or other unique investment opportunities created by the change in liquidity and repricing of risk. In addition, we may be able to identify acquisitions as they become more attractive due to declines in commercial real estate prices.  As discussed further below, we expect to meet our short-term liquidity requirements through the net cash raised from our prior private offering, this offering and cash flow from the operations of our current investments. For purposes of our long-term liquidity requirements, we expect that the net cash from this offering and from our current and future investments will generate sufficient cash flow to cover operating expenses and our monthly distribution. Multifamily community demand is also affected by changes in credit market liquidity and repricing of risk affects the cost and availability of financing for purchase of single family homes.

We actively search for real estate opportunities and routinely evaluate making investments in potential projects and operating properties. We expect to use the proceeds from our public offering to substantially increase the number and amount of our investments in potential projects and operating properties.

On September 2, 2008, this offering of common stock was declared effective for up to $2,500,000,000 in shares of our common stock.  We are offering 200,000,000 shares at $10.00 per share in our primary offering, and 50,000,000 additional shares at $9.50 per share under our distribution reinvestment plan.  We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan.

Property Portfolio

We commenced a private offering to accredited investors on November 22, 2006 and terminated that offering on December 28, 2007. We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the private offering.  As of June 30, 2008, we have used the proceeds from the private offering, as well as borrowings under our prior credit facility with Behringer Harvard Operating Partnership I LP, to acquire equity interests in ten joint ventures which we account for under the equity method of accounting. Each of the ten joint ventures own equity interests in and/or have made interest-bearing mezzanine loans to nine entities that own real estate properties currently under development and one entity that owns an operating property.  Under arrangements managed by Behringer Harvard Institutional GP LP, a Texas limited partnership, which is an affiliate of our advisor and is indirectly wholly owned by Behringer Harvard Holdings, we have entered into, and it is intended that we will continue to enter into, a series of co-investment agreements with Behringer Harvard Master Partnership I LP, a Delaware limited partnership for the purposes of forming and operating entities (“Co-Investment Ventures”) that will own interests in subsidiaries that elect to qualify as real estate investment trusts and invest in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization, other than residential properties for assisted living, student housing or senior housing .

In the ordinary course of our business, we and/or our Co-Investment Ventures contract with unaffiliated commercial property development companies to provide equity and/or mezzanine loans for a particular project (our “Project Commitments”). We fund an initial amount under our Project Commitments at contract inception and make additional payments as construction progresses, typically spanning one to three years. Estimated remaining payments on our Project Commitments for 2008 are approximately $7.6 million and are expected to be funded from current cash balances.  See “Description of Properties and Real Estate-Related Assets” for more discussion of our investments.

The following is the portfolio of our investments, which include our unconsolidated joint venture investments and our carrying value of each of these investments as of June 30, 2008:

Project Name	Multifamily Project Type	Investment Type	Location	Date Investment Acquired	Our Carrying Amount (in thousands)
Lovers Lane Townhomes	Development	Mezzanine Loan	Dallas, Texas	Apr-07	$2,723
The Eclipse	Development	Equity and Mezzanine Loan	Houston, Texas	Apr-07	7,136
Fairfield at Baileys Crossing	Development	Mezzanine Loan	Fairfax County and Arlington County, Virginia	Jul-07	12,493
Alexan St. Rose	Development	Mezzanine Loan	Clark County, Nevada	Jul-07	2,870
Johns Creek Walk	Operating	Equity	Fulton County, Georgia	Aug-07	5,300
Satori	Development	Equity and Mezzanine Loan	Broward County, Florida	Oct-07	13,025
Tower 55 Hundred	Development	Equity and Mezzanine Loan	Arlington County, Virginia	Oct-07	13,642
Fairfield at Cameron House	Development	Mezzanine Loan	Silver Spring, Maryland	Dec-07	9,982
Alexan Prospect	Development	Equity and Mezzanine Loan	Denver, Colorado	Apr-08	7,141
Alexan Russell Lofts	Development	Equity and Mezzanine Loan	Clark County, Nevada	Jun-08	3,861

					$78,173

The following is additional information about the eight properties we have invested in through our Co-Investment Ventures as of June 30, 2008 and December 31, 2007:

	Number of Units
Property Type	June 30, 2008	December 31, 2007

Stabilized operating properties:
Fulton County, Georgia	210	210

Properties under development:
Dallas, Texas	149	149
Houston, Texas	330	330
Fairfax County, Virginia	414	414
Arlington County, Virginia	234	234
Henderson, Nevada	430	430
Ft. Lauderdale, Florida	279	279
Silver Spring, Maryland	325	325
Denver, Colorado	400	—
Clark County, Nevada	168	—
Total:	2,939	2,371

Critical Accounting Policies and Estimates

The following critical accounting policies and estimates apply to both us and our Co-Investment Ventures, respectively.

Management’s discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires our management to make judgments, assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  We evaluate these judgments, assumptions and estimates for changes which would affect the reported amounts.  These estimates are based on management’s historical industry experience and on various other judgments and assumptions that are believed to be reasonable under the circumstances.  Actual results may differ from these judgments, assumptions and estimates.  Our significant judgments, assumptions and estimates include the consolidation of variable interest entities (“VIEs”), the allocation of the purchase price of acquired properties and evaluating our real-estate related investments for impairment.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts, the accounts of variable interest entities (“VIEs”) in which we are the primary beneficiary and the accounts of other subsidiaries over which we will have control.  All inter-company transactions, balances and profits will be eliminated in consolidation.  Interests in entities acquired will be evaluated for consolidation based on Financial Accounting Standards Board Interpretation (“FIN”) 46R, which requires the consolidation of VIEs in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a VIE under FIN 46R, then the entity will be evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” and by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

There are judgments and estimates involved in determining if an entity in which we will make an investment will be a VIE and if so, if we will be the primary beneficiary.  The entity will be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity.  FIN 46R provides some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon the industry or the type of operations of the entity and it will be up to our advisor to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions.  In addition, even if the entity’s equity at risk is a very low percentage, our advisor will be required by FIN 46R to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity.  Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses.  A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that should not be consolidated or accounting for an investment on the equity method that should in fact be consolidated, the effects of which could be material to our results of operations and financial condition.

Mortgage Notes Receivable

Mortgage notes receivable are reported at their outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs are generally deferred and recognized as adjustments to interest income over the lives of the related loans.

The project borrower remains obligated to pay principal and interest due on the loans issued by our Co-Investment Ventures as well as our loan, regardless of the project borrowers’ intent or ability to sell or refinance the property.  In addition, these loans do not contain a right to participate in expected residual profit from the sale or refinancing of the property as defined within Exhibit I of AICPA Practice Bulletin 1, “Accounting of Real Estate Acquisition, Development, or Construction Arrangements” and EITF 86-21, “Application of the AICPA Notice to Practitioners Regarding Acquisition, Development, and Construction Arrangements to Acquisition of an Operating Property”.  As a result, we account for our Lovers Lane Townhomes Junior Mezzanine loan, and our Co-Investment Ventures account for all of their loans, as a loan, and not as investments in real estate pursuant to Exhibit I of AICPA Practice Bulletin 1 and EITF 86-21.

Investments in Real Estate Joint Ventures

Each investment we have made has been made through a Co-Investment Venture managed by us or a subsidiary of ours. We are the manager of the Co-Investment Venture’s affairs, but the operation of Co-Investment Ventures are conducted in accordance with operating plans prepared by us and approved by us and the Co-Investment Partner. In addition, without the consent of all members of the Co-Investment Venture, the manager may not approve or disapprove on behalf of the Co-Investment Venture certain major decisions affecting the Co-Investment Venture, such as (i) selling or otherwise disposing of the investment or any other property having a value in excess of $100,000, (ii) selling any additional interests in the Co-Investment Venture or its subsidiary REIT (with limited exceptions relating to the subsidiary REIT maintaining its status as a real estate investment trust or the sale of an interest to the developer of the project) or (iii) incurring or materially modifying any indebtedness of the Co-Investment Venture or the subsidiary REIT. As of June 30, 2008, each Venture has two partners, and each Venture partner possesses equal substantive participating rights to make decisions which constitute routine occurrences in each Venture’s ordinary course of business. These decisions include the requirement to approve initial and annual operating plans, initial and annual capital expenditures, any sales or dispositions of investments, and, any method of refinancing or raising additional debt or equity capital.

Each Co-Investment Venture is evaluated under FIN 46R. If the Co-Investment Venture is determined to not be a variable interest entity under FIN 46R, then the ventures are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” and by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” As a result of the equal substantive participating rights possessed by each partner, no single party controls each venture; accordingly, we account for each Co-Investment Venture using the equity method of accounting pursuant to SOP 78-9.  The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received.

Investment Impairments

For real estate we may wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable.  When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset.  In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we may own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value.  An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, our advisor will make several judgments, assumptions and estimates, including, but not limited to, the projected date of disposition of our investments in real estate, the estimated future cash flows from our investments in real estate and the projected sales price of each of our investments in real estate.  A change in these judgments, assumptions and estimates could result in understating or overstating the book value of our investments which could be material to our financial statements.

Recently, domestic financial markets have experienced unusual volatility and uncertainty.  Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets.  Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms.  Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Real Estate

Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Initial valuations are subject to change until our information is finalized, which will be no later than twelve months from the acquisition date.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that our advisor believes we could obtain.  Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of the tangible assets acquired, consisting of land and buildings, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings.  Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or our advisor’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building will be depreciated over the estimated useful life of twenty-five years to thirty-five years, using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal options for below market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition.  The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model.  The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions.  In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on then current market conditions.  The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by our advisor on a tenant-by-tenant basis.

We will amortize the value of in-place leases and in-place tenant improvements over the initial term of the respective leases.  The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building.  If a tenant terminates its lease prior to expiration of the initial terms, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

In allocating the purchase price of each of our properties, our advisor will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant.  Many of these estimates will be obtained from independent third party appraisals.  However, our advisor will be responsible for the source and use of these estimates.  A change in these estimates and assumptions could result in the various categories of our real estate assets or related intangibles being overstated or understated which could result in an overstatement or understatement of depreciation or amortization expense.  These variances could be material to our results of operations and financial condition.

Results of Operations

As of June 30, 2008, we and/or our Co-Investment Ventures had acquired joint venture interests in nine properties under development and acquired one joint venture interest in an operating apartment community.  As of June 30, 2007, we and/or our Co-Investment Ventures had acquired joint venture interests in two properties under development. We began acquiring interests in real estate in April 2007.  Accordingly, our results of operations for each period presented reflect significant increases in all categories.

In connection with our investment in Co-Investment Ventures in June 2007, our Co-Investment Partner purchased 45% of the equity in two of our wholly-owned subsidiaries; one owning the Lovers Lane Townhomes Senior Mezzanine Loan commitment and the other owning The Eclipse commitments. We entered into these commitments in April 2007 and had partially funded them as of June 2007.

The three months ended June 30, 2008 as compared to the three months ended June 30, 2007

Asset Management Fees.  Asset management fees for the three months ended June 30, 2008 and 2007 were approximately $230,000 and $7,000, respectively. The increase is due to acquiring joint venture interests in eight properties subsequent to June 30, 2007.  We expect increases in these fees as a result of owning and acquiring additional joint venture interests and real estate.

Interest Expense.  Interest expense for the three months ended June 30, 2008 and 2007 was approximately $0 and $171,000, respectively, and was comprised of interest costs due for borrowings under the credit facility with Behringer Harvard Operation Partnership I LP. We entered into this credit facility in April 2007 and borrowed a total of $8 million during the three months ending June 30, 2007. We paid all outstanding amounts as of May 31, 2007. This credit facility was terminated on December 20, 2007; all amounts were paid in full. In the ordinary course of our business, we may enter into borrowing arrangements in the future, which will create additional expenses.

General and Administrative Expense.  General and administrative expense for the three months ended June 30, 2008 and 2007 were approximately $245,000 and $154,000 respectively, and included corporate general and administrative expenses including compensation of our board of directors, auditing and tax fees, and legal fees.  We expect increases as a result of owning and acquiring additional joint venture interests and real estate.

Organization Expense.  There were no organization expense for the three months ended June 30, 2008.  Organization expenses for the three months ended June 30, 2007 were approximately $48,000. We had an obligation to pay a fixed fee of 1.5% of our gross private offering proceeds to our advisor to cover organization and offering expenses incurred on our behalf. We have recorded the pro-rated share of organization expenses embedded in the fee as an expense. The private offering was terminated on December 28, 2007.

Depreciation and Amortization Expense.  Depreciation and amortization expenses for the three months ended June 30, 2008 were approximately $8,000 and included amortization of deferred costs related to joint venture investments. There were no depreciation and amortization expenses for the three months ended June 30, 2007.  We expect increases as a result of owning and acquiring additional joint venture interests and real estate.

Interest Income.  Interest income for the three months ended June 30, 2008 and 2007 was approximately $225,000 and $71,000, respectively, and primarily included interest earned on our funds on deposit with banks that resulted from the receipt of proceeds from our private offering, which terminated on December 28, 2007.  We expect increases in the future as we maintain our current bank deposits and from proceeds received from our public offering.

Equity in Earnings of Joint Venture Investments.  Equity in earnings of joint venture investments for the three months ended June 30, 2008 and 2007 was approximately $1.1 million and $30,000, respectively, and included our share in earnings from our unconsolidated joint venture investments.  These net earnings increased due to the acquisition of eight joint venture investments subsequent to June 30, 2007.  Equity in earnings generated from the joint venture investments were due primarily from interest and fees accrued on loans made to project development borrowers.  Equity in earnings was reduced, in part, from a joint venture investment in an operating property that incurred a net loss after deducting depreciation and amortization.  For our existing joint ventures, we expect this trend to continue for the duration of 2008 and expect net equity in earnings to decrease after 2008 due to the development properties transitioning into operating properties and due to potential restrictions on cash flows available for interest recognition on outstanding loans.  Based on our current and potential future joint venture investments, we expect to have aggregate positive equity in earnings from joint venture investments that have issued loans to project developments borrowers.  However, this positive equity in earnings may be partially offset or exceeded by losses from joint venture investments in operating properties after deducting depreciation and amortization.

The six months ended June 30, 2008 as compared to the six months ended June 30, 2007

Asset Management Fees. Asset management fees for the six months ended June 30, 2008 and 2007 were approximately $405,000 and $7,000, respectively. The increase is due to acquiring joint venture interests in eight properties subsequent to June 30, 2007.  We expect increases in these fees as a result of owning and acquiring additional joint venture interests and real estate.

Interest Expense. Interest expense for the six months ended June 30, 2008 and 2007 was approximately $0 and $171,000, respectively, and was comprised of interest costs due for borrowings under the credit facility with Behringer Harvard Operating Partnership I LP.  We entered into this credit facility in April 2007 and borrowed a total of $8 million during the three months ending June 30, 2007.  We paid all outstanding amounts as of May 31, 2007. This credit facility was terminated on December 20, 2007; all amounts were paid in full. In the ordinary course of our business, we may enter into borrowing arrangements in the future, which will create additional expenses.

General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 2008 and 2007 were approximately $541,000 and $168,000, respectively, and included corporate general and administrative expenses including compensation of our board of directors, auditing and tax fees, and legal fees. We expect increases as a result of owning and acquiring additional joint venture interests and real estate.

Organization Expenses. There was no organization expense for the six months ended June 30, 2008. Organization expenses for the six months ended June 30, 2007 were approximately $48,000.  We had an obligation to pay a fixed fee of 1.5% of our gross private offering proceeds to our advisor to cover organization and offering expenses incurred on our behalf.  We have recorded the pro-rated share of organization expenses embedded in the fee as an expense. The private offering was terminated on December 28, 2007.

Depreciation and Amortization Expense.  Depreciation and amortization expenses for the six months ended June 30, 2008 were approximately $30,000 and included amortization of deferred costs related to joint venture investments.  There were no depreciation and amortization expenses for the six months ended June 30, 2007.  We expect increases as a result of owning and acquiring additional joint venture interests and real estate.

Interest Income.  Interest income for the six months ended June 30, 2008 and 2007 was approximately $650,000 and $76,000, respectively, and primarily included interest earned on our funds on deposit with banks that resulted from the receipt of proceeds from our private offering, which terminated on December 28, 2007, as well as interest earned on the Lovers Lane Townhomes loans during the period they were accounted for as a loan.  We expect increases in the future as we maintain our current bank deposits and from proceeds received from our public offering.

Equity in Earnings of Joint Venture Investments.  Equity in earnings of joint venture investments for the six months ended June 30, 2008 and 2007 was approximately $1.9 million and $30,000, respectively, and included our share in earnings from our unconsolidated joint venture investments.  These net earnings increased due to the acquisition of eight joint venture investments subsequent to June 30, 2007.  Equity in earnings generated from the joint venture investments were due primarily from interest and fees accrued on loans made to project development borrowers.  Equity in earnings was reduced, in part, from a joint venture investment in an operating property that incurred a net loss after deducting depreciation and amortization.  For our existing joint ventures, we expect this trend to continue for the duration of 2008 and expect net equity in earnings to decrease after 2008 due to the development properties transitioning into operating properties and due to potential restrictions on cash flows available for interest recognition on outstanding loans.  Based on our current and potential future joint venture investments, we expect to have aggregate positive equity in earnings from joint venture investments that have issued loans to project developments borrowers.  However, this positive equity in earnings may be partially offset or exceeded by losses from joint venture investments in operating properties after deducting depreciation and amortization.

Year ended December 31, 2007 as compared to the period from August 4, 2006 (date of inception) to December 31, 2006

During 2006, we had no investments and limited corporate activity.

Asset Management Fees.  Asset management fees were $218,000 for the year ended December 31, 2007 and included fees paid to our advisor for asset management services.  The increase is due to acquiring joint venture interests in eight properties during 2007.  We expect increases in these fees as a result of owning and acquiring additional joint venture interests and real estate.

Organization Expenses.  Organization expenses for the year ended December 31, 2007 were $50,000. We had an obligation to pay a fixed fee of 1.5% of our gross private offering proceeds to our advisor which covered organization and offering expenses incurred on our behalf.  We have expensed the portion of that fixed fee that related to organization expenses. We do not expect increases in these expenses.

Interest Expense.  Interest expense for the year ended December 31, 2007 was $642,000 and included interest costs due for borrowings under the credit facility with Behringer Harvard Operating Partnership I LP.  We entered into this credit facility in April 2007 and borrowed a total of $36 million at various times during 2007 to fund the acquisitions of our joint ventures. On December 20, 2007, we terminated the credit facility and paid all outstanding amounts.  In the ordinary course of our business, we may enter into borrowing arrangements in the future, which will create additional expenses in the future.

General and Administrative Expense.  General and administrative expense for the year ended December 31, 2007 was $434,000 and included corporate general and administrative expenses including compensation of our board of directors, auditing and tax fees, legal fees and other administrative expenses. We expect increases in the future as we continue to support our existing operations and as we acquire additional properties or joint venture interests.

Interest Income.  Interest income for the year ended December 31, 2007 was $343,000 and primarily included interest earned on our funds on deposit with banks that resulted from the receipt of proceeds from our private offering during 2007, which was terminated on December 28, 2007. We expect increases in the future as we maintain our current bank deposits and from proceeds received from our public offering.

Equity in Earnings of Joint Venture Investments.  Equity in earnings of joint venture investments for the year ended December 31, 2007 was $793,000 and included our share in earnings from our unconsolidated investments in real estate joint ventures. These net earnings increased due to the acquisition of joint venture investments subsequent to March 31, 2007. Equity in earnings generated from the joint venture investments were due primarily from interest and fees accrued on loans made to project development borrowers. Equity in earnings was reduced, in part, from a joint venture investment in an operating property that incurred a net loss after deducting depreciation and amortization. For our existing joint ventures, we expect this trend to continue for the duration of 2008 and expect net equity in earnings to decrease after 2008 due to the development properties transitioning into operational properties and due to potential restrictions on cash flows available for interest recognition on outstanding loans. Based on our current and potential future joint venture investments, we expect to have aggregate positive equity in earnings from joint venture investments that have issued loans to project development borrowers. However, this positive equity in earnings may be partially offset or exceeded by losses from joint venture investments in operating properties after deducting depreciation and amortization.

Cash Flow Analysis

The six months ended June 30, 2008 as compared to the six months ended June 30, 2007

As of June 30, 2008, we have acquired joint venture interests in nine properties under development and one joint venture interest in an operating apartment community. We began acquiring interests in real estate in April 2007.  As a result, our cash flows for the six months ended June 30, 2008 reflect significant differences from the cash flows for the six months ended June 30, 2007.  We began to receive proceeds from our private offering of our common stock in April 2007, which terminated on December 28, 2007.

Cash flows provided by operating activities for the six months ended June 30, 2008 were $1.5 million and included our net income of $1.5 million; amortization of $42,000; equity in earnings of $1.9 million, which is included in our net income offset by distributions of $1.9 million from our unconsolidated real estate joint venture investments; and other net changes used in working capital accounts of $26,000.  During the six months ended June 30, 2007, cash flows used in operating activities were $180,000 and included our net loss of $288,000; amortization  of $91,000; equity in earnings of $30,000, which is included in our net income; and other net changes in working capital of $47,000. Operating cash flows were significantly lower in the six months ended June 30, 2007 due to having recent investments in only two projects and less corporate activity.

Cash flows used in investing activities for the six months ended June 30, 2008 were $17.4 million. During the period we invested $18.2 million to acquire interests in real estate ventures; cash distributions from our real estate ventures exceeded GAAP earnings, resulting in $831,000 being accounted for as a return of investment; and we had net short-term advances to and from affiliates of $45,000. During the six months ended June 30, 2007, cash flows used in investing activities were $6.3 million including $3.0 million in issuances of mortgage notes receivable, $2.0 million to acquire interests in real estate ventures, $1.3 million in accounts receivables  from affiliates and $1.9 million in prepaid acquisition expense and escrow deposits offset by $2.0 million in proceeds from sales of interests in real estate ventures.

Cash flows used in financing activities for the six months ended June 30, 2008 were $2.9 million. During the period, we redeemed common stock in the amount of $50,000.  We paid dividends of $2.6 million and paid cash of $221,000 to affiliates for offering costs.  During the six months ended June 30, 2007, cash flows provided by financing activities were $12.8 million and were comprised primarily of funds received from the issuance of stock, net of offering costs, of $13.0 million.  We received $8.0 million in proceeds from our credit facility loan and repaid the $8.0 million in the same quarter.  We paid credit facility financing fees in the amount of $287,000.

Year ended December 31, 2007 as compared to the period from August 4, 2006 (date of inception) through December 31, 2006

As of December 31, 2007, we acquired joint venture interests in seven properties under development and one joint venture interest in an operating apartment community. We began acquiring interests in real estate in April 2007.  As a result, our cash flows for the year ended December 31, 2007 reflect significant differences from the cash flows for the period from August 4, 2006 (date of inception) to December 31, 2006.

Cash flows provided by operating activities for the year ended December 31, 2007 were $245,000 and included our net loss of $207,107; amortization expense of $328,000 for our deferred financing costs under the one-year credit facility with Behringer Harvard Operating Partnership I LP; equity in earnings of $793,000, which is included in our net income offset by distributions of $793,000 from our unconsolidated real estate joint venture investments; and other net changes in working capital accounts of $124,000 for board of director compensation, accounting, tax, and legal fees.

Cash flows used in investing activities for the year ended December 31, 2007 were $60.8 million. During the period we invested $58.3 million to acquire interests in real estate ventures and issued $3 million in loans to real estate ventures; we sold an equity interest in two wholly-owned subsidiaries for $2 million; cash distributions from our real estate ventures exceeded GAAP earnings, resulting in $160,000 being accounted for as a return of investment; we deposited $889,000 in escrow and incurred acquisition costs of $518,000 in connection with potential acquisitions of interests in real estate ventures; and, we had net short-term advances to and from affiliates of $227,000.

Cash flows provided by financing activities for the year ended December 31, 2007 were $113.9 million. During the period, we received proceeds from the sale of our common stock in the amount of $127.5 million and paid offering costs of $13 million; we paid costs of $328,000 in connection with obtaining our credit facility, as well as distributions to our stockholders of $515,000.  During the period from August 4, 2006 (date of inception) to December 31, 2006, cash flows provided by financing activities were $20,000 resulting from our initial capitalization.

Liquidity and Capital Resources

Our principal demands for funds will continue to be for making investments, on our own or through joint ventures, in existing core multifamily properties, multifamily properties in various stages of development, mortgage, bridge or mezzanine loans and other investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness.  Generally, cash needs for items other than our investments are expected to be met from operations, and cash needs for our investments are expected to be met from the net proceeds of this offering and other offerings of our securities as well as mortgages secured by our real estate investments.  However, there may be a delay between the sale of our shares, making investments in real estate and loans and the receipt of income from such investments, which could result in a delay in the benefits to our stockholders of returns generated from our operations.  Assuming we commence our initial public offering and no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering amount of $2,475,000,000 is raised, we expect to use approximately 91.1% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  We expect to use approximately 89.0% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to this offering and the maximum offering is raised (87.0% with respect to gross proceeds from our primary offering and 97.7% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate, loans and other investments and to use approximately 2.1% of the gross proceeds for establishment of capital reserves and payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee (2.0% with respect to gross proceeds from our primary offering and 2.3% with respect to gross proceeds from our distribution reinvestment plan).

Our advisor evaluates our potential investments and engages in negotiations with sellers and borrowers on our behalf.  After a contract for the purchase of an investment is executed, the investment will not be purchased until the substantial completion of due diligence.  During this period, we may decide to temporarily invest any unused proceeds from this offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Distributions will be authorized at the discretion of our board of directors, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure requirements and general financial condition.  The board’s discretion will be influenced, in substantial part, by its obligation to cause us to comply with the REIT requirements.   Until we generate sufficient cash flow from operations or FFO to fully fund the payment of distributions, we have and will continue to pay some or all of our distributions from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of this offering.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

We had the ability to borrow funds and use guarantees and letters of credit under a credit agreement with Behringer Harvard Operating Partnership I LP (the “Credit Facility”), and used borrowings under the Credit Facility to fund certain of our investments.  We pledged substantially all of the assets of Behringer Harvard Multifamily OP I and subsidiaries as collateral for the Credit Facility.  The Credit Facility provided us with an optional source of funds, guarantees, and letters of credit issued on our behalf. The Credit Facility had an aggregate commitment of $100 million, which could have been increased to a maximum of $400 million. Principal and interest could be prepaid without penalty and were due at the end of the one-year term, April 2, 2008. The term of the loan could have been extended until April 1, 2009 upon the agreements of both parties; this Credit Facility was terminated on December 20, 2007. The following table lists interest and fees under the Credit Facility:

•                 Interest at rates between 7.5% and 13%, depending on our leverage-to-tangible assets ratio as of the prior calendar quarter end.

•                 Commitment Fee of 0.25% on the Maximum Commitment Amount, paid at inception and upon each $100 million Credit Facility increase. Total commitment fees paid were $250,000.

•                 Facility Fee of 0.1% for the average unused portion of the maximum commitment amount (including loans, commitment letters and guarantees); paid annually. Total facility fees paid were $68,000.

•                 Letter of credit fees of 1.5% of aggregate face amount; paid quarterly in advance. We paid no letter of credit fees.

•                 Guaranty fees of 1.5% of the total indebtedness guaranteed; paid quarterly in advance. We paid no guaranty fees.

During 2007, we used borrowings of approximately $1.6 million under the Credit Facility to fund our senior mezzanine loan and our junior mezzanine loan for the Lovers Lane Townhomes investment and have fully repaid all outstanding principal and interest as of June 30, 2007.  As of June 30, 2008, we have investments in a joint venture (senior mezzanine loan) and a direct investment (junior mezzanine loan) with an approximate total carrying value of $2.7 million for the Lovers Lane Townhomes investment.

During 2007, we used borrowings of approximately $1 million under the Credit Facility to fund our equity investment and mezzanine loan for The Eclipse investments and have fully repaid all outstanding principal and interest as of June 30, 2007.  As of June 30, 2008, we have an investment in a joint venture with an approximate total carrying value of $7.1 million for The Eclipse investments.

During 2007, we used borrowings of approximately $8 million under the Credit Facility to fund our mezzanine loan for the Fairfield at Baileys Crossing investment and have fully repaid all outstanding principal and interest as of December 31, 2007.  As of June 30, 2008, we have an investment in a joint venture with an approximate total carrying value of $12.5 million for Fairfield at Baileys Crossing investment.

During 2007, we used borrowings of approximately $3 million under the Credit Facility to fund our mezzanine loan for the Alexan St. Rose investment and have fully repaid all outstanding principal and interest as of December 31, 2007.  As of June 30, 2008, we have an investment in a joint venture with an approximate total carrying value of $2.9 million for the Alexan St. Rose investment.

During 2007, we used borrowings of approximately $4 million under the Credit Facility to pay a portion of our 80% equity ownership in The Reserve at Johns Creek Walk investment and fully repaid all outstanding principal and interest as of December 31, 2007.  As of June 30, 2008, we have an investment in a joint venture with an approximate total carrying value of $5.3 million for The Reserve at Johns Creek Walk investment.

Our joint venture with PGGM for The Reserve at Johns Creek Walk has a wholly owned subsidiary.  This subsidiary owns the 80% equity ownership in The Reserve at Johns Creek Walk property and also borrowed approximately $23 million under a loan agreement with Bear Sterns Commercial Mortgage, Inc. to finance the total purchase price (“The Reserve at Johns Creek Walk Senior Loan”).  The interest rate under The Reserve at Johns Creek Walk Senior Loan is a fixed annual rate of 6.461%. The Reserve at Johns Creek Walk Senior Loan is non-recourse and requires that the property be held by a special purpose entity; only permits interest payments during its 5.5 year term; does not permit prepayment of principal prior to the earlier to occur of (i) two (2) years from securitization of the entire loan, or (ii) the fourth (4th) anniversary of the first monthly payment date made under the loan; requires certain operating reserves for maintenance, taxes, insurance, and operations. For the six months ended June 30, 2008, this property paid interest of $751,000, and the outstanding principal balance owed by the property was approximately $23 million. As of June 30, 2008, the occupancy rate at The Reserve at Johns Creek Walk was 90%.

During 2007, we used borrowings of approximately $6.7 million under the Credit Facility to fund our equity investment and mezzanine loan for the Tower 55 Hundred investments, and have fully repaid all outstanding principal and interest relating to the Tower 55 Hundred investments as of December 31, 2007.  As of June 30, 2008, we have an investment in a joint venture with an approximate total carrying value of $13.6 million for the Tower 55 Hundred investments.

During 2007, we used borrowings of approximately $6 million under the Credit Facility to fund our equity investment and mezzanine loan for the Satori investments, and have fully repaid all outstanding principal and interest as of December 31, 2007. As of June 30, 2008, we have an investment in a joint venture with an approximate total carrying value of $13 million for the Satori investments.

During the year ended December 31, 2007 total amounts borrowed and repaid under the Credit Facility, for use in the above investments, were approximately $36 million; all amounts have been repaid, including interest and other fees of approximately $925,000.  We had no borrowings for the six months ended June 30, 2008 and 2007.

As of June 30, 2008 and December 31, 2007, we were in compliance with all material financial covenants and restrictions.

On December 28, 2007, we ceased offering shares of common stock under our private offering. We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross private offering proceeds in the private offering.

We expect to meet our short-term and long-term liquidity requirements through the net proceeds realized from our prior private offering, this offering and cash flow from the operations and FFO.  Operating cash flows and

FFO are expected to increase as additional real estate investments are added to the portfolio.  For both our short-term and long-term liquidity requirements, other potential future sources of capital may include proceeds from secured or  unsecured financings from banks or other lenders, proceeds from the sale of our investments, if and when any are sold, and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all. However, for purposes of our long-term liquidity requirements, we expect that the net cash from this offering and from our current and future investments will generate sufficient cash flow to cover operating expenses and our monthly distribution.

Distributions

The distributions paid during the six months ended June 30, 2008 and the year ended December 31, 2007 were approximately $2.6 million and $515,000, respectively, and exceeded FFO for the six months ended June 30, 2008 and the year ended December 31, 2007 by approximately $519,000 and $214,000, respectively.  Accordingly, for the six months ended June 30, 2008 and the year ended December 31, 2007, approximately 80% and 58%, of paid distributions were funded from FFO.  In addition, approximately 76% of the distributions for the year ended December 31, 2007 constituted a return of capital for federal income tax purposes.  Cash amounts distributed to stockholders in excess of cash flow from operations have been funded from the gross offering proceeds from the private offering.

Distributions as of June 30, 2008 and December 31, 2007 were as follows:

	Distributions
	Declared	Paid
2008
Second Quarter	$1,330,847	$1,330,802
First Quarter	1,301,225	1,279,428
	$2,632,072	$2,610,230

2007
Fourth Quarter	$730,682	$396,450
Third Quarter	196,590	118,764
Second Quarter	—	—
First Quarter	—	—
	$927,272	$515,214

Over the long-term, we expect that a greater percentage of our distributions will be paid from FFO (except with respect to distributions from the sale of our assets).  However, operating performance cannot be accurately predicted due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate environment, the types and mix of investments in our and/or our Co-Investment Ventures’ portfolio, which include but are not limited to equity and mezzanine, mortgage and bridge loans investments in existing operating properties and properties in various stages of development, and the accounting treatment of our investments in accordance with our accounting policies.  As a result, future distributions declared and paid may continue to exceed FFO.  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  See “Funds from Operations” on Page 193 a reconciliation of FFO to net income.

Off-Balance Sheet Arrangements

Until December 20, 2007, we had the ability to borrow funds and use guarantees and letters of credit under a credit agreement with Behringer Harvard Operating Partnership I LP (the “Credit Facility”).  We used borrowings under the Credit Facility to fund our investments but did not use any guarantees or letters of credit.  We pledged substantially all of the assets of Behringer Harvard Multifamily OP I and subsidiaries as collateral for the Credit Facility.  The Credit Facility provided us with an optional source of funds, guarantees, and letters of credit issued on our behalf. The Credit Facility had an aggregate commitment of $100 million, which could have been increased to a maximum of $400 million. Principal and interest could be prepaid without penalty and were due at the end of the one-year term, April 2, 2008. The term of the loan could have been extended until April 1, 2009 upon the agreements of both parties; this Credit Facility was terminated on December 20, 2007. The following table lists interest and fees under the Credit Facility:

•   Interest at rates between 7.5% and 13%, depending on our leverage-to-tangible assets ratio as of the prior calendar quarter end.

•   Commitment Fee of 0.25% on the Maximum Commitment Amount, paid at inception and upon each $100 million Credit Facility increase. Total commitment fees paid were $250,000.

•   Facility Fee of 0.1% for the average unused portion of the maximum commitment amount (including loans, commitment letters and guarantees); paid annually. Total facility fees paid were $68,000.

•   Letter of credit fees of 1.5% of aggregate face amount; paid quarterly in advance. We paid no letter of credit fees.

•   Guaranty fees of 1.5% of the total indebtedness guaranteed; paid quarterly in advance. We paid no guaranty fees.

On May 7, 2007, affiliates of our advisor agreed to an investment arrangement (the “Master Co-Investment Arrangement”) with Stichting Pensioenfonds Zorg en Welijn, a Dutch foundation (“PGGM”).  PGGM is a Dutch pension fund serving approximately 1.9 million families of healthcare and social workers, managing more than $95 billion in pension assets and investing in the Netherlands and abroad in equities, fixed-interest securities, real estate, private equity and commodities.

Under arrangements managed by Behringer Harvard Institutional GP LP, a Texas limited partnership, which is an affiliate of our advisor and is indirectly wholly owned by Behringer Harvard Holdings, we have entered into, and it is intended that we will continue to enter into, a series of co-investment agreements for the purposes of forming and operating entities that will be managed by us or a subsidiary of ours and will invest in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization.  Behringer Harvard Master Partnership I LP, a Delaware limited partnership (the “Co-Investment Partner”), is our co-investment partner for these co-investment projects.  Our Co-Investment Partner is owned (i) 99% by PGGM, which serves as the limited partner of the Co-Investment Partner, and (ii) 1% by Behringer Harvard Institutional GP, which serves as the general partner of the Co-Investment Partner.  PGGM has committed to invest up to $200 million in co-investment ventures through the Co-Investment Partner, but may increase its commitment to $300 million at any time prior to November 9, 2011.  Behringer Harvard Institutional GP will provide the remaining 1% of capital for the Co-Investment Partner’s investments in co-investment ventures.  Generally, the Co-Investment Partner will own 45% of each co-investment venture, although the Co-Investment Partner may own less than 45% of a co-investment venture if such venture will own a co-investment project with expected development costs in excess of $75 million or if the parties so agree.  We have committed to invest up to $247 million in co-investment ventures approved by our board of directors and to own 55% of each these co-investment ventures.  In addition, we have agreed to increase this commitment to $370 million if PGGM were to increase its capital commitment to the Co-Investment Partner to $300 million.  As manager, we will have control over the affairs of the co-investment ventures, but the operation of co-investment ventures must generally be conducted in accordance with operating plans approved by the Co-Investment Partner.

Our joint venture with PGGM for The Reserve at Johns Creek Walk has a wholly-owned subsidiary.  This subsidiary owns the 80% equity ownership in The Reserve at Johns Creek Walk property and also borrowed approximately $23 million under a loan agreement with Bear Sterns Commercial Mortgage, Inc. to finance the total purchase price (“The Reserve at Johns Creek Walk Senior Loan”).  The interest rate under The Reserve at Johns Creek Walk Senior Loan is a fixed annual rate at 6.461%. The Reserve at Johns Creek Walk Senior Loan is non-recourse and requires that the property be held by a special purpose entity; only permits interest payments during its 5.5 year term; does not permit prepayment of principal prior to the earlier to occur of (i) two (2) years from securitization of the entire loan, or (ii) the fourth (4th) anniversary of the first monthly payment date made under the loan; requires certain operating reserves for maintenance, taxes, insurance, and operations. As of June 30, 2008, the outstanding principal balance owed by the joint venture under The Reserve at Johns Creek Walk Senior Loan was approximately $23 million.

The investments in real estate and loans owned by us and our Co-Investment Ventures were entered into with unaffiliated developers who own interests in the underlying real estate and development projects.  These unaffiliated parties and their affiliates have provided us with collateral interests in the properties, development projects, improvements, project owning entities and/or financial and performance guarantees of the developer and certain of its affiliates.  These entities have also obtained additional necessary financing that is senior in priority to our investments, by providing a collateral interest in the property and improvements senior in priority to ours; using the credit of the unaffiliated developer and certain of its affiliates; and by the issuance of performance and financial guarantees from the unaffiliated developer and certain of its affiliates.  We have no contractual obligation on these senior level financings obtained by the unaffiliated developer, which include land loans, construction loans, and ground leases.

We have no other off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

We had no unpaid contractual debt obligations as of December 31, 2006.

In the ordinary course of business, we and/or Co-Investment Ventures contract with unaffiliated commercial property development companies to provide them with a total equity and/or mezzanine loan amount on a particular project (our “Project Commitments”).  We fund an initial amount under our Project Commitments at contract inception and make additional payments as construction progresses, typically spanning one to three years.

As of June 30, 2008, the Co-Investment Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $158.2 million and the Ventures have funded approximately $134.6 million.  The Co-Investment Ventures will require additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining $23.6 million equity investment and/or mortgage loan commitments.  The Ventures have also issued contingent sell options to the Project Entities.  In addition, as of June 30, 2008, we hold The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $2.2 million and have funded approximately $1,000, the total commitment value was reduced in April 2008.

The remaining commitments on the real estate investment development by the Co-Investment Ventures will be funded as actual construction progresses.  Estimated future payments are as follows, as of June 30, 2008:

	The Co- Investment Ventures’ total unfunded commitments	The Co- Investment Ventures’ other contingent obligations under sell options	Our estimated portion of the Co-Investment Ventures’ unfunded commitments and contingent options	Our estimated unfunded commitment on our mortgage loan	Our estimated total

2008	$11,794,800	$—	$6,487,140	$1,091,466	$7,578,606
2009	11,794,800	11,800,000	12,977,140	1,091,466	14,068,606
2010	—	43,976,450	24,187,048	—	24,187,048
Total	$23,539,600	$55,776,450	$43,651,328	$2,182,932	$45,834,260

    At December 31, 2007, the Co-Investment Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $126.5 million, and the Co-Investment Ventures have funded approximately $102.3 million. The Ventures will require additional capital from us and Behringer Harvard Master

Partnership I in order to fund the remaining $24.2 million equity investment and/or mortgage loan commitments.  The Co-Investment Ventures have also issued contingent sell options to the Project Entities. In addition, as of December 31, 2007, we held The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $3.2 million and have funded approximately $1,000.

The remaining commitments on the real estate investment development by the Co-Investment Ventures will be funded as actual construction progresses. Estimated future payments are as follows, as of December 31, 2007:

	The Co- Investment Ventures’ total unfunded commitments	The Co- Investment Ventures’ other contingent obligations under sell options	Our estimated portion of the Co-Investment Ventures’ unfunded commitments and contingent options	Our estimated unfunded commitment on our mortgage loan	Our estimated total

2008	$24,229,508	$—	$13,326,229	$1,610,102	$14,936,331
2009	—	61,545,395	33,849,967	1,610,102	35,460,069
Total	$24,229,508	$61,545,395	$47,176,196	$3,220,204	$50,396,400

The Co-Investment Ventures’ other contingent obligations under sell options issued to the Project Entities

The Co-Investment Venture, which has made a mezzanine loan to the Fairfield at Baileys Crossing Project Entity, has also issued a contingent sell option to an unaffiliated equity investor in the Project Entity.  This option is not currently exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.  If the sell option becomes exercisable, it will expire after three years. If exercised, the Venture will be required to purchase their interest after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise.  This investor’s equity balance was approximately $11.8 million at both June 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due.  Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Co-Investment Venture, which made a mezzanine loan to an affiliate of the Fairfield at Cameron House Project Entity, has also issued a contingent sell option to an unaffiliated equity investor in the Project Entity. This option is not currently exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.  If the sell option becomes exercisable, it will expire after three years.  If exercised, the Venture will be required to purchase their interest after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise.  This investor’s equity balance is approximately $10.3 million at June 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due.  Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Co-Investment Venture, which made a mezzanine loan to the Lovers Lane Townhomes Project Entity, has issued a contingent sell option to the Project Entity. This option is not currently exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.  If this contingent sell option becomes exercisable, it will expire after 30 days.  If exercised, the Venture will be required to purchase The Lovers Lane Townhomes after it is free of all liens, claims, and encumbrances, for cash in an amount equal to the lower of (a) actual project costs plus interest charges, or (b) the maximum budgeted cost amount plus interest paid on the Lovers Mezzanine loans, plus $8,750 per apartment unit in the Lovers Lane Project, plus $1,161,000.  The estimated exercise price of approximately $33.7 million has been included in the above tables as the estimated amount due.  Option exercise is dependent upon construction and may become exercisable in 2009 or 2010. If the Venture were to purchase the property, we estimate the Venture’s total cash outlay would approximate $6.5 million after considering the application of estimated proceeds received from an expected senior property mortgage and any unpaid principal and interest on the Lovers Lane Townhome mezzanine loans issued by us and the Venture.

Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries.  We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Because real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses.  In addition, FFO will be affected by the types of investments in our and/or our Co-Investment Ventures’ portfolio, which include but are not limited to equity and mezzanine, mortgage and bridge loan investments in existing operating properties and properties in various stages of development, mezzanine, mortgage and bridge loans and the accounting treatment of the investments in accordance with our accounting policies.  FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Our calculations of FFO are presented below:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Net income (loss)	$834,710	$(279,217)	$1,531,780	$(288,508)
Real Estate Depreciation (1)	277,989	—	558,988	—
Funds from Operations (FFO)	$1,112,699	$(279,217)	$2,090,768	$(288,508)
GAAP weighted average shares	14,267,364	878,939	14,268,951	444,010

	For the Year Ended December 31, 2007	For the Period from August 4, 2006 (date of inception) through December 31, 2006
Net income (loss)	$(207,107)	$(14,055)
Real Estate Depreciation (1)	508,263	—
Funds from Operations (FFO)	$301,156	$(14,055)

GAAP weighted average shares	2,730,621	1,249

(1) These line items also included the depreciation and amortization expense of our Co-Investment Venture shares which we account for under the equity method of accounting and which is reflected in our equity in earnings of our joint venture investments.

Non-cash Items Included in Net Income (Loss)

Our Co-Investment Ventures recognize certain non-cash items as income or expense.  Provided below is additional information related to those items that are included in our net income (loss) above, which may be helpful in assessing our operating results.

•    Accrued interest income on loans with deferred interest payment terms was approximately $135,000 and $55,000 for the three months ended June 30, 2008 and 2007, respectively; $258,000 and $55,000 was recognized for the six months ended June 30, 2008 and 2007, respectively.

•    Amortization of intangible lease assets was approximately $94,000 and $0 for the three months ended June 30, 2008 and 2007, respectively; $194,000 and $0 was recognized for the six months ended June 30, 2008 and 2007, respectively.

•    Amortized loan fee income was approximately $61,000 and $1,000 for the three months ended June 30, 2008 and 2007, respectively; $112,000 and $1,000 was recognized for the six months ended June 30, 2008 and 2007, respectively.

•    Amortization of deferred financing costs was approximately $11,000 and $0 for the three months ended June 30, 2008 and 2007, respectively; $21,000 and $0 was recognized for the six months ended June 30, 2008 and 2007, respectively.

In addition, FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for distribution to our stockholders.

Recently Announced Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.   We adopted the provisions of SFAS 157 effective January 1, 2008, which did not have a material effect on our consolidated results of operations or financial position.

In February 2008, the FASB staff issued Staff Position No. 157-2 “Effective Date of FASB Statement No. 157” (“FSP SFAS 157-2”).  FSP SFAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The provisions of FSP SFAS 157-2 are effective for the Company’s fiscal year beginning January 1, 2009.  We are currently assessing the effect FSP SFAS 157-2 may have on our financial statement disclosure.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  We have not elected the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement replaces SFAS No. 141 “Business Combinations” but retains the fundamental requirement that the acquisition method of accounting, or purchase method, be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring considerations.  SFAS No. 141(R) applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141, including a broader definition of a business and the requirement that acquisition-related costs are expensed as incurred.  This statement applies to business combinations occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not allowed.  We expect SFAS No. 141(R) will have a material effect on our accounting for future acquisitions of properties if they fall under the definition of a business combination.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.”  This Statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.”  SFAS No. 161 requires entities to provide greater transparency about how and why the entity uses derivative instruments, how the instruments and related hedged items are accounted for under SFAS No. 133, and how the instruments and related hedged items affect the financial position, results of operations, and cash flows of the entity.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The principal impact on us will be expanded disclosures regarding derivative instruments.  We had no derivative instruments during the six-month period ended June 30, 2008 or the year ended December 31, 2007.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to a relatively low inflation rate.  The majority of our fixed lease terms are less than 18 months and contain protection provisions applicable to reimbursement billings for utilities.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate changes primarily as a result of our long-term debt used to acquire properties.  Our interest rate risk management objectives are primarily to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we intend to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

Our joint venture with PGGM for The Reserve at Johns Creek Walk has a wholly owned subsidiary.  This subsidiary owns the 80% equity ownership in The Reserve at Johns Creek Walk property and also borrowed approximately $23 million under a loan agreement with Bear Sterns Commercial Mortgage, Inc. to finance the total purchase price (“The Reserve at Johns Creek Walk Senior Loan”).  The interest rate under The Reserve at Johns Creek Walk Senior Loan is a fixed annual rate of 6.461%. The Reserve at Johns Creek Walk Senior Loan is non-recourse and requires that the property be held by a special purpose entity; only permits interest payments during its 5.5-year term; does not permit prepayment of principal prior to the earlier to occur of (i) two years from securitization of the entire loan, or (ii) the fourth anniversary of the first monthly payment date made under the loan; requires certain operating reserves for maintenance, taxes, insurance, and operations. As of June 30, 2008, the outstanding principal balance owed by the joint venture under The Reserve at Johns Creek Walk Senior Loan was approximately $23 million.

We do not have any foreign operations, and thus we are not exposed to foreign currency fluctuations.

REIT Tax Election

We intend to make an election to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders.  REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Subsequent Events

On August 13, 2008, the Board of Directors authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing September 1, 2008 and ending on September 30, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of 4% on a share of common stock purchased for $9.25 per share.  We will pay the Daily Distribution for each day of the month on or before the sixteenth of October 2008.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored by Robert M. Behringer, our Chairman of the Board and founder.  Mr. Behringer has served as general partner, chief executive officer or director of 48 programs over the last 19 years, which includes this program, six other public programs and 41 private programs.  We refer to real estate programs sponsored by Mr. Behringer as Behringer Harvard-sponsored programs in this prospectus.  Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Behringer Harvard-sponsored programs.  Investors who purchase our shares will not acquire any ownership interest in any of the other Behringer Harvard-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Behringer Harvard-sponsored programs.  As described below, Robert M. Behringer and his affiliates have sponsored public and private real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, which are substantially similar to ours, many of which are still operating and may acquire additional properties in the future.  We consider the prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Behringer Harvard-sponsored programs as of December 31, 2007.  The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V).  Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs.  We will furnish copies of Table VI to any prospective investor upon request and without charge.  The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs.  The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

From time to time, Behringer Harvard Holdings and its affiliates have agreed to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space, pay general and administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.  More specifically, Behringer Harvard REIT I’s advisor and Behringer Harvard Short-Term Opportunity Fund I’s general partners each waived asset management fees of approximately $1.0 million for the year ended December 31, 2007.  In addition, on December 31, 2007, Behringer Harvard Holdings forgave Behringer Harvard Short-Term Opportunity Fund I $7.5 million of principal borrowings and accrued interest thereon under a loan agreement entered into between the parties on November 9, 2007.   The interest rate under this loan was 5% per annum.  The waiver of fees and forgiveness of indebtedness materially impacted the results presented for Behringer Harvard Short-Term Opportunity Fund in the Prior Performance Tables.  The results of operations and distributions from both programs would have been lower without such arrangements.

Public Programs

Affiliates of Robert M. Behringer are sponsoring or have recently sponsored six public real estate programs with similar investment objectives as ours.  These programs and the status of their offerings are:

•      Behringer Harvard REIT I, Inc. – The initial public offering for this program terminated on February 19, 2005, and it initiated a follow-on offering immediately after the termination of its initial offering.  The first follow-on offering was terminated on October 20, 2006, and following the termination of that offering, this program initiated its current second follow-on offering for the offer and sale of up to 200,000,000 shares of common stock at a price of $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard REIT I has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering.

•      Behringer Harvard REIT II, Inc. – This program has filed a registration statement, but it has not yet been declared effective by the SEC, in connection with its proposed initial public offering, under which it intends to offer and sell up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.   Behringer Harvard REIT II has stated that it targets a liquidity event by the eighth anniversary of the termination of its proposed primary offering.

•      Behringer Harvard Opportunity REIT I, Inc. – The primary offering component of the initial public offering for this program terminated on December 28, 2007; the distribution reinvestment plan component of that public offering previously had terminated on November 16, 2007.  Behringer Harvard Opportunity REIT I currently is offering up to 6,315,790 shares of common stock at a price of $9.50 per share pursuant to its amended distribution reinvestment plan.  Behringer Harvard Opportunity REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of the primary offering.

•      Behringer Harvard Opportunity REIT II, Inc. – This program is currently conducting its initial public offering for the offer and sale of up to 100,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 25,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.   Behringer Harvard Opportunity REIT II has stated that targets a liquidity event by the sixth anniversary of the termination of its current primary offering.

•      Behringer Harvard Short-Term Opportunity Fund I LP – The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Short-Term Opportunity Fund has stated that it targets a liquidity event by the fifth anniversary of the termination of its initial public offering.

•      Behringer Harvard Mid-Term Value Enhancement Fund I LP – The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Mid-Term Value Enhancement Fund I has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering.

As of December 31, 2007, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I had raised approximately $2.7 billion of gross offering proceeds from approximately 74,000 investors.  With a combination of net offering proceeds and debt, as of December 31, 2007, these public programs had invested approximately $5.7 billion (including acquisition and development costs) in 110 properties and invested approximately $31.2 million in development or mezzanine loans.

Following is a table showing the breakdown by property type of the aggregate amount of acquisition and development costs of the 110 properties purchased by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I as of December 31, 2007:

Type of Property	New	Used	Construction
Office	—	93.5%	—
Industrial	—	—	—
Development Property	0.2%	—	1.8%
Hospitality and Leisure	—	4.5%	—

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I as of December 31,

2007, by 100% fee ownership interests, ownership of tenant-in-common interests and ownership of joint venture interests:

Fund	100% Owned	Tenant-in- Common Interests	Joint Ventures
Behringer Harvard REIT I	90.2%	2.5%	7.3%
Behringer Harvard Opportunity REIT I	43.6%	—	56.4%
Behringer Harvard Short-Term Opportunity Fund I	60.7%	—	39.3%
Behringer Harvard Mid-Term Value Enhancement Fund I	100.0%	—	—

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by these four public programs as of December 31, 2007, by property type:

Fund	Office	Development	Hospitality and Leisure
Behringer Harvard REIT I	100.0%	—	—
Behringer Harvard Opportunity REIT I	50.0%	15.27%	34.8	%*
Behringer Harvard Short-Term Opportunity Fund I	59.7%	12.9%	27.4	%*
Behringer Harvard Mid-Term Value Enhancement Fund I	100.0%	—	—

* Includes hospitality properties that also have rentable office space, retail shops and condominium units.

Based on the aggregate amount of acquisition and development costs, as of December 31, 2007, the diversification of these 110 properties by geographic region is as follows: 0.4% in Alabama, 0.1% in Arizona, 4.6% in California, 1.7% in Colorado, 2.4% in Florida, 5.4% in Georgia, 20.8% in Illinois, 0.5% in Kansas, 3.0% in Kentucky, 1.7% in Louisiana, 2.8% in Maryland, 2.4% in Massachusetts, 3.8% in Minnesota, 2.7% in Missouri, 0.6% in New Hampshire, 2.2% in New Jersey, 1.0% in New York, 1.8% in Nevada, 3.7% in North Carolina, 3.0% in Ohio, 0.4% in Oregon, 7.9% in Pennsylvania, 2.8% in Tennessee, 19.7% in Texas, 0.1% in Virginia, 3.5% in Washington, D.C., 0.6% in England and 0.4% in the Bahamas.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the first several quarters of operations.  Many of these losses can be attributed to initial start-up costs and a lack of revenue-producing activity prior to the programs’ initial property investments.  Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue.  Furthermore, with the exception of the sale by Behringer Harvard Short-Term Opportunity Fund I of the Woodall Rodgers Property and the sale by Behringer Harvard Mid-Term Value Enhancement Fund I of the Northpoint Property, as described in Table V, none of the public programs had sold any properties as of December 31, 2007, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

In addition, cash flows from the operations of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I have been insufficient in certain years to fund the distributions paid to their respective investors.  Distributions that constituted a return of capital have reduced the funds available to these public programs for the acquisition of properties, which could reduce the overall return of investors.

In fiscal years 2007, 2006 and 2005, Behringer Harvard REIT I made cash distributions aggregating approximately $111.0 million, $60.1 million and $22.4 million, respectively, to its stockholders.  Of these amounts, approximately $108.9 million, $59.9 million, and $17.6 million, in fiscal years 2007, 2006 and 2005, respectively, was paid using funds from operations.  The remaining portion was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

In fiscal years 2007 and 2006, Behringer Harvard Opportunity REIT I made cash distributions aggregating approximately $11.0 million and $1.1 million, respectively, to its stockholders.  Of these amounts, approximately $8.7 million of distributions made in fiscal year 2007 and all distributions made in fiscal 2006 were paid using funds from operations.  The remaining portion for 2007 was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

In fiscal years 2007, 2006 and 2005, Behringer Harvard Mid-Term Value Enhancement Fund I made cash distributions aggregating approximately $2.6 million, $2.6 million and $2.6 million, respectively, to its stockholders.  Of these amounts, approximately $2.3 million, $2.4 million and $1.8 million, in fiscal years 2007, 2006 and 2005, respectively, was paid using funds from operations.  The remaining portion was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds and cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor.

In fiscal years 2007, 2006 and 2005, Behringer Harvard Short-Term Opportunity Fund I made cash distributions aggregating approximately $3.1 million, $8.2 million and $4.3 million, respectively, to its stockholders.  Of these amounts, all distributions made in fiscal years 2007 and 2005 and approximately $3.8 million of distributions made in fiscal year 2006 were paid using funds from operations.  The remaining portion was paid from sources other than funds from operations, such as cash flow from financing activities, a component of which includes cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses and waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with any of the Behringer Harvard-sponsored public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.  For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K.  Any such request should be directed to our corporate secretary.  Many of the public offering materials and reports prepared in connection with the Behringer Harvard-sponsored public programs are also available on the Behringer Harvard website at www.behringerharvard.com.  Neither the contents of that website nor any of the materials or reports relating to other Behringer Harvard-sponsored public programs are incorporated by reference in or otherwise a part of this prospectus.  In addition, the Securities and Exchange Commission maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Private Programs

As of December 31, 2007, the private programs sponsored by affiliates of our advisor include 28 single-asset real estate limited partnerships, nine tenant-in-common offerings, two private REITs and two private multi-asset real estate limited partnerships.  These 41 private programs had raised approximately $510 million of gross offering proceeds from approximately 3500 investors as of December 31, 2007.  See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

With a combination of debt and offering proceeds, as of December 31, 2007, these private programs invested approximately $931 million (including acquisition and development costs) in 74 properties and $54 million in development or mezzanine loans.  Based on the aggregate amount of acquisition and development costs of the 74 properties, approximately 89.7% was spent on existing or used properties, approximately 6.2% was spent on construction properties and approximately 4.1% was spent on acquiring or developing land.  Also based the aggregate amount of acquisition and development costs of the 74 properties, approximately 65.1% was spent on the acquisition or development of office buildings, approximately 10.5% was spent on the acquisition or development of multifamily residential properties, approximately 23.4% was spent on the acquisition or development of hospitality and leisure properties, approximately 0.7% was spent on the acquisition or development of retail centers and approximately 0.3% was spent on the acquisition or development of storage facilities.

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the private real estate programs as of December 31, 2007:

Type of Property	New	Used	Construction
Office	—	98.6%	1.4%
Multifamily Residential	8.6%	91.4%	—
Hospitality and Leisure	—	97.8%	2.2%
Retail	—	100.0%	—
Land	—	100.0%	—
Storage Facilities	—	100.0%	—

As a percentage of acquisition and development costs, the diversification of these 74 properties by geographic area is as follows:  5.7% in Arkansas, 4.8% in California, 5.2% in Colorado, 10.1% in Florida, 0.7% in Georgia, 6.7% in Maryland, 12.4% in Minnesota, 3.7% in Missouri, 3.2% in Nevada, 35.5% in Texas, 5.5% in Washington, D.C., 0.5% in the U.S. Virgin Islands and 6.0% in other international locations.

During the three years ended December 31, 2007, these private programs invested approximately $349 million (including acquisition and development costs) in 15 properties and approximately $53 million in development or mezzanine loans.  Based on the aggregate amount of acquisition and development costs, of these 15 properties approximately 26.7% were office properties, approximately 25.7% were multifamily residential properties and approximately 47.6% were hospitality and leisure properties.  Also based on the aggregate amount of acquisition and development costs, during the three years ending December 31, 2007, the diversification of the properties by geographic region is as follows:  12.9% in California, 13.8% in Colorado, 23.7% in Florida, 1.9% in Georgia, 8.4% in Nevada, 23.0% in Texas and 16.3% in other international locations.  These properties were financed with a combination of debt and offering proceeds.

These programs have sold 38 of the 74 properties they had purchased as of December 31, 2007, or approximately 51.4% of such properties.  The original purchase price of the properties sold was approximately $193 million, and the aggregate sales price of such properties was approximately $225 million.  See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2003, results of such programs that have completed their operations since January 1, 2003 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2003.

As of December 31, 2007, the percentage of these programs with investment objectives similar to ours is approximately 92.9%.  These 19 private programs with similar investment objectives invested approximately $865 million (including acquisition and development costs) in 51 properties.  Based on the aggregate amount of acquisition and development costs, of these 51 properties approximately 70.0% were office properties (42 properties), approximately 10.4% were multifamily residential properties (6 properties), approximately 19.2% were hospitality and leisure properties (2 properties) and approximately 0.4% was a retail property.  The aggregate acquisition and development cost of these properties was approximately $865 million, of which $552 million was purchase mortgage financing used to acquire them.  Also based on the aggregate amount of acquisition and development costs, as of December 31, 2007, the diversification of the properties by geographic region is as follows: 6.1% in Arkansas, 5.2% in California, 5.6% in Colorado, 9.5% in Florida, 0.8% in Georgia, 7.2% in Maryland, 13.3% in Minnesota, 4.0% in Missouri, 3.4% in Nevada, 32.5% in Texas, 5.9% in Washington, D.C. and 6.5% in other international locations.  These properties had an aggregate of approximately 4.7 million square feet of gross leasable space.  For more detailed information regarding acquisitions of properties by such programs since January 1, 2005, see Table VI contained in Part II of the registration statement of which this prospectus is a part.

In addition to the foregoing, from time to time, programs sponsored by us or affiliates of our advisor may conduct other private offerings of securities.

Real Estate Market

Certain prior programs sponsored by affiliates of our advisor have been adversely affected by the cyclical nature of the real estate market.  They have experienced decreases in net income when economic conditions declined.  BRP (Renner Plaza), LP experienced a bankruptcy of its single tenant, which in turn forced the lender to foreclose its loan and acquire the building in April 2006.  However, Behringer Harvard Holdings paid supplemental returns to the investors in this program so that none lost money.  See Prior Performance Tables IV (Results of Completed Programs) and V (Results of Sales or Disposals of Property) in Exhibit A for further information regarding BRP (Renner Plaza), LP.  Additionally, certain Behringer Harvard-sponsored tenant-in-common programs (including Behringer Harvard Colorado Building S, LLC; Behringer Harvard Travis Tower S LP; Behringer Harvard

Pratt S, LLC; and Behringer Harvard Alamo S, LLC, each of which has Behringer Harvard REIT I as its largest tenant-in-common investor) acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties.  The increase in occupancy rates in the submarkets where these properties are located, and the leasing increases at those properties, have been slower than anticipated.  While these properties all are providing positive returns and these properties continue to seek lease-up with growing success, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated.  In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.  See Prior Performance Tables I (Experience in Raising and Investing Funds), II (Compensation to Sponsor) and III (Annual Operating Results of Prior Real Estate Programs) in Exhibit A for further information regarding these tenant-in-common programs.  Our business may be affected by similar conditions.

No assurance can be made that our program or other Behringer Harvard-sponsored programs will ultimately be successful in meeting their investment objectives.

Pending Litigation

One of the tenant-in-common programs, Behringer Harvard Beau Terre S, LLC, is currently underperforming relative to projections, which were based on certain seller representations regarding operating expenses and revenues for Beau Terre Office Park that Behringer Harvard Holdings believes to be false.  The private placement offering of tenant-in-common interests in Behringer Harvard Beau Terre S, LLC commenced on May 12, 2004 and was completed on August 18, 2004.  Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests.  Behringer Harvard Holdings relied on seller representations and third party due diligence, which included independent appraisals, regarding revenues related to the Beau Terre Office Park and has since learned that certain leases were fraudulent and a building had not been built.  When acquired in June 2004, Behringer Harvard Holdings projected an annualized yield to investors of 8.86%, 8.74% and 8.68% for the years ended December 31, 2005, 2006 and 2007, respectively.  In December 2005, Behringer Harvard Holdings completed a settlement with investors in the Beau Terre Office Park tenant-in-common program to support these projected returns. Under the terms of the settlement, Behringer Harvard Holdings agreed to, among other things, increase the lease payments under certain leases at the property, replace the existing property manager, build a new office building on an undeveloped lot at that property and pay $1.25 million.  In connection with the settlement with investors, Behringer Harvard Holdings revised its projections to 3.60% and 3.43% for the years ended December 31, 2006 and 2007, respectively.   Further, during 2006, the investors approved the 2007 budget with an annualized yield to investors of 1.64%.  Actual results for December 31, 2005, 2006 and 2007 were 8.56%, 7.00% and 5.39%, respectively.

As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms.  The on-site property manager was replaced with Trammell Crow Company beginning in January 2006, which was replaced by Colliers Dickson Flake Partners in April 2007.  The former on-site property manager, an agent of the seller, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things.  Behringer Harvard Holdings believes that the lawsuit lacks merit and is actively defending those claims and pursuing its own claims against the seller and others.  In November 2007, Behringer Harvard Holdings and the investors completed a settlement with the seller and its agent.  In June 2008, Behringer Harvard Holdings and the investors completed a settlement with the appraiser and its successor in interest.  Also in June 2008, the investors dismissed all of their remaining causes of action against the remaining parties and are no longer parties to the lawsuit.  As of the date of this prospectus, this lawsuit between Behringer Harvard Holdings and the former on-site property manager and its affiliates is ongoing and is in the discovery phase.

MARKET FOR AND DISTRIBUTIONS ON OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

As of December 31, 2007, we had approximately 14,267,364 shares of common stock outstanding, held by a total of approximately 1,957 stockholders.  The number of stockholders is based on the records of our transfer agent.

As of the date of this prospectus, there is no public market for our common shares and we do not expect one to develop.  We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Consequently, there is the risk that a stockholder may not be able to sell our common shares promptly or at all.

Prior to commencement of this offering, our board of directors approved a share redemption program that may enable stockholders to sell their shares to us in limited circumstances.  However, our board of directors can amend its provisions without the approval of our stockholders.  See “Description of Shares—Share Redemption Program” for further explanation of the share redemption program.

Distributions

Until we generate sufficient cash flow from operations or funds from operations (FFO) to fully fund the payment of distributions, some or all of our distributions will be paid from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of this offering.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  We expect to have little, if any, cash flow from operations or FFO available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence.  In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate cash flow from operations or FFO.  Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We expect our board of directors to declare distributions on a monthly or quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record dates so our investors will become eligible for distributions immediately upon purchasing shares.  Distributions will be paid to stockholders as of the record dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes.  Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income.  See “Federal Income Tax Considerations - Taxation of the Company – Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure requirements and general financial condition.  The board’s discretion will be influenced, in substantial part, by its obligation to cause us to comply with the REIT requirements.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be paid in anticipation of cash flow that we expect to receive during a later period or of receiving funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.  See “Risk Factors — Risks Related to Our Business in General – Distributions may be paid from capital and there can be no assurance that we will be able to generate the cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or to increase distributions over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders.  We may issue securities as stock dividends in the future.

For the period from August 4, 2006 (date of inception) through June 30, 2008, cumulative distributions declared of $3,559,000 has exceeded FFO by $1,181,000.  The distributions paid as of June 30, 2008 since August 4, 2006 (date of inception) were approximately $3,125,000, and exceeded FFO for the same period by approximately $734,000.  Accordingly, for the period from August 4, 2006 through June 30, 2008, approximately 77% of the distributions were funded from FFO.  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  See “Funds from Operations” on Page 193 for a reconciliation of FFO to net income.

In addition, approximately 76% of the distributions for the period from July 1, 2007 through December 31, 2007 constituted a return of capital for federal income tax purposes.  Cash amounts distributed to stockholders in excess of cash flow from operations have been funded from the offering proceeds from the private offering.

Distributions as of June 30, 2008 and December 31, 2007 were as follows:

	Distributions
2008	Declared	Paid
Second Quarter	$1,330,847	$1,330,802
First Quarter	1,301,225	1,279,428
	$2,632,072	$2,610,230

2007
Fourth Quarter	$730,682	$396,450
Third Quarter	196,590	118,764
Second Quarter	—	—
First Quarter	—	—
	$927,272	$515,214

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2007, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant.  This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, including insurance companies, financial institutions or broker-dealers.  The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.  This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  This summary does not address state, local or non-U.S. tax considerations.

We base the information in this section on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions.  We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

DLA Piper US LLP, acting as our tax counsel in connection with this offering, has reviewed this summary and has opined that, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, this summary is accurate in all material respects.  This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part.  The opinion of DLA Piper US LLP is based on various assumptions, subject to limitations and not binding on the Internal Revenue Service or on any court.

We urge you, as a prospective investor, to consult your tax adviser regarding the specific tax consequences to you of the purchase, ownership and disposition of our common shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, disposition and election.

New Legislation

The Housing Assistance Tax Act of 2008 (the “2008 Act”) was signed into law on July 30, 2008.  The 2008 Act contains a number of provisions applicable to REITs.  For example, the 2008 Act allows the value of a REIT’s securities in its taxable REIT subsidiaries to represent up to 25% of a REIT’s assets (rather than the current 20% limit).  The 2008 Act also changes the minimum holding period under the “prohibited transaction” safe harbor provisions from four years to two years.  In addition, rules allowing REITs greater flexibility with respect to foreign currency gains and hedging income from foreign currency transactions were included as part of the 2008 Act.  Although the 2008 Act generally applies for taxable years beginning after the date of enactment, the rules relating to the prohibited transaction safe harbor apply to sales made after the date of enactment.

Opinion of Counsel

DLA Piper US LLP has rendered an opinion to us that we were organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2007 and that our proposed method of operations enabled us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2007.  In providing its opinion, DLA Piper US LLP relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us.  These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations.  DLA Piper US LLP has not independently verified these facts.  Moreover, our continued qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal income tax laws and described below. DLA Piper US LLP will not review our continuing compliance with those tests.  The statements made in the opinion of DLA Piper US LLP are based upon existing law and Treasury regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which will be subject to change, either prospectively or retroactively.  We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinion.  Moreover, an opinion of counsel is not binding on the IRS.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 of the Internal Revenue Code, effective for our taxable year ending December 31, 2007.  We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.  Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest.  This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT.  Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders.  In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute to our stockholders each year, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders.  This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•                                          we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•                                          under some circumstances, we will be subject to “alternative minimum tax” on our items of tax preference;

•                                          if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•                                          if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax on such income;

•                                          if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but we have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•                                          if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure;

•                                          if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level;

•                                          if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service;

•                                          subject to certain exceptions, we will be subject to a 100% tax on transactions with our TRSs if such transactions are not at arm’s length; and

•                                          our TRSs will potentially be subject to federal, state, local and, if applicable, foreign taxation.

Taxable REIT Subsidiaries

A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS.  A corporation can be a TRS with respect to more than one REIT.  We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor.  See “—Requirements for Qualification as a REIT––Operational Requirements – Prohibited Transactions” below.

A TRS is potentially subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation.  Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (1) to us if we do not pay the distributions received to our stockholders as distributions, or (2) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “—Requirements for Qualification as a REIT—Operational Requirements – Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% (25% for our 2009 taxable year and beyond) of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% (25% for our 2009 taxable year and beyond) of the total value of our assets. We cannot, however, assure that we will always satisfy this limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below.  We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities.

Finally, while a REIT is generally limited in its ability to earn qualifying rental income from a related party, a REIT can earn qualifying rental income from the lease of a qualified lodging facility to a TRS (even a wholly-owned TRS) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities.  For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the TRS to operate the qualified lodging facility, that contractor or any person related to that contractor is actively engaged in the trade or business of operating qualified lodging facilities for persons unrelated to the TRS or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the TRS bearing the expenses for the operation of the qualified lodging facility, the TRS receiving the revenues from the operation of the qualified lodging facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.  Similar rules will apply under the 2008 Act for health care facilities for our 2009 taxable year and beyond.

Requirements for Qualification as a REIT

In order to qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements discussed below, relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

The Internal Revenue Code defines a REIT as a corporation, trust or association that:

1.                                       is managed by one or more trustees or directors;

2.                                       has transferable shares or transferable certificates of beneficial ownership;

3.                                       would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

4.                                       is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Internal Revenue Code;

5.                                       has at least 100 persons as beneficial owners;

6.                                       during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Internal Revenue Code to include certain entities;

7.                                       files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

8.                                       meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.  Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT.  For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust.  We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6).  Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6).  If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year.  We satisfy this requirement.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income.  Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own.  In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements - Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•                                          At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including dividends from a subsidiary REIT.  Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale in the ordinary course of a trade or business.  Such dispositions are referred to as “prohibited transactions.”  This is known as the 75% Income Test.   Please note that if a subsidiary REIT were to fail to qualify as a REIT, dividends we receive from such REIT will not qualify for the 75% Income Test.

•                                          At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing.  This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•                                          the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•                                          rents received from a tenant will not generally qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•                                          if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•                                          a REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income.  However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.”  Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to the entire building.  We may own up to 100% of the stock of one or more TRSs, which may generally provide noncustomary services to our tenants without tainting our rents from the related properties.

We will be paid interest on the mortgage, bridge or mezzanine loans that we make or acquire.  Most interest qualifies under the 95% Income Test.  If a mortgage loan is adequately secured exclusively by real property, all of such interest will also generally qualify under the 75% Income Test.  If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify under the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, provided the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test (notwithstanding its failure to satisfy these requirements) for three years, or if extended for good cause, up to a total of six years.  In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor after a short grace period.  We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to making investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds.  Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage, bridge or mezzanine loans purchased from mortgage lenders or shares in other REITs.  We expect to receive proceeds from the offering in one or more closings and will trace proceeds from such closings for purposes of determining such one-year period.  No rulings or regulations have been issued under the Internal Revenue Code governing the mechanics of such tracing, so there can be no assurance that the Internal Revenue Service will agree with our tracing method.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above.  There can be no assurance given in this regard, however.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code.  These relief provisions generally will be available if:

•                                          our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•                                          we attach a schedule of our income sources to our federal income tax return; and

•                                          any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the 75% Income Test or the 95% Income Test because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.  As discussed above in “—Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements – Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT).  A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•                                          the REIT has held the property for not less than two years;

•                                          the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•                                          either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges or (2) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of either the aggregate bases or fair market value (at the REIT’s option) of all of the assets of the REIT at the beginning of such year;

•                                          the REIT has held the property for at least two years for the production of rental income; and

•                                          if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale.  Moreover, if a REIT obtains replacement property pursuant to a Section 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property for purposes of the four year holding period requirement.

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax.  In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements - Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•                                          First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•                                          Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset test.

•                                          Third, except for stock or securities that qualify as “real estate assets” for purposes of the 75% asset test:  (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer.

•                                          Fourth, no more than 20% (25% for our 2009 taxable year and beyond) of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second and third asset tests above, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage, bridge or mezzanine loans that constitute real estate assets, or equity interests in a partnership.  Please note that if a subsidiary REIT were to fail to qualify as a REIT, we may fail one or more of these asset tests.

The 5% test must generally be met for any quarter in which we acquire securities.  Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values.  If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter.  We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements - Annual Distribution Requirement

In order to qualify for taxation as a REIT, we must meet the following annual distribution requirements:

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

1.                                       the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property;

2.                                       minus the sum of certain items of non-cash income.

In calculating our REIT taxable income we are only required to include any income generated by a TRS to the extent the TRS pays us a dividend of its income.  We must generally pay these distributions in the taxable year to which they relate.  Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied:  (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year.  If we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.  Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

Second, we must distribute during each calendar year at least the sum of:

•                                          85% of our ordinary income for that year;

•                                          95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•                                          any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.  For these purposes, dividends that are declared in October, November or December of the relevant taxable year are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax.  We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income.  Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.  It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Internal Revenue Code.  Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class.  We do not intend to make any preferential dividends.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Internal Revenue Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year.  To qualify as a deficiency dividend, the distribution must satisfy certain requirements.  If these requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination.  We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains.  The effect of such an election would be:

•                                          we would be required to pay the tax on these gains;

•                                          our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•                                          the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder’s long-term capital gains.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system.  We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.  Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.  Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Harvard Multifamily Advisors I or its affiliates.  Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.  If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code.

Operational Requirements - Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations.  Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares.  We intend to comply with such requirements.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs.  If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year after electing REIT status, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.  Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years.  In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates through 2010.  Subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction.  Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.  It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.  We may also structure some sale-leaseback transactions as loans.  In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts.  Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets.  Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us.  To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.  The 2008 Act will modify these rules with respect to our company hedging, if any.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Foreign Investments

Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise.  Such taxes and impositions will, however, generally be deductible by us against our taxable income.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•                                          is a citizen or resident of the United States;

•                                          is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

•                                          is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership.  Partners of partnerships holding our stock should consult their tax advisers.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income.  Individuals receiving “qualified dividends,” dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met.  However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on dividends except with respect to the portion of any distribution that (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs, (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in a non-recognition transaction, less any taxes paid by us on these items during our previous taxable year.  These distributions are not eligible for the dividends received deduction generally available to corporations.  To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares.  Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.  U.S. stockholders may not include any of our losses on their federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above.  Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits.  As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held the shares.  However, corporate U.S. stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.  Capital gain dividends are not eligible for the dividends-received deduction for corporations.  In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain.  In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax.  In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns.  Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest.  Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, U.S. stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. stockholder on such disposition and (2) the U.S. stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. stockholder’s holding period in the asset (generally, if the U.S. stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. stockholder’s tax bracket.  The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.”  U.S. stockholders should consult with their own tax advisers with respect to their capital gain tax liability.  In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of common stock that the U.S. stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains.

If a U.S. stockholder has shares of our common stock redeemed by us, such U.S. stockholder will be treated as if such U.S. stockholder sold the redeemed shares if all of such U.S. stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code.  If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution.  U.S. stockholders should consult with their tax advisers regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies.  Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  Backup withholding will apply only if the stockholder:

•                                          fails to furnish his taxpayer identification number, which, for an individual, would be his Social Security Number;

•                                          furnishes an incorrect tax identification number;

•                                          is notified by the Internal Revenue Service that he has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•                                          under some circumstances, fails to certify, under penalties of perjury, that he has furnished a correct tax identification number and that (a) he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest and distribution payments or (b) he has been notified by the Internal Revenue Service that he is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.  U.S. stockholders should consult their own tax advisers regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts and individual retirement accounts are generally exempt from federal income taxation.  Such entities are subject to taxation, however, on any unrelated business taxable income or “UBTI,” as defined in the Internal Revenue Code.  Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be a “pension-held REIT,” then qualified employee pension benefit trusts that hold more than 10% (in value) of our shares would be required to treat a certain percentage of the distributions paid to them as UBTI.  In order to be a pension-held REIT, we must be “predominately held” by such trusts.  We will be so held if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares.  Our charter contains ownership restrictions such that we expect to never be predominately held by such qualified employee pension benefit trusts, but there can be no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will generally constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated.  Any such organization that is a prospective stockholder should consult its own tax adviser concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex.  The following discussion is intended only as a summary of these rules.  Prospective non-U.S. stockholders should consult with their own tax advisers to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States.  A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed not to be “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits.  Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable tax treaty.  Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA.  Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business.  Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals).  Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•                                          35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•                                          30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding.  A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits.  If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest.  Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.”  A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders.  We currently anticipate that we will be a domestically controlled REIT.  Therefore, sales of our shares should not be subject to taxation under FIRPTA.  However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT.  If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.  Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals.  In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.  Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his U.S. source capital gains.

Non-U.S. stockholders should consult their tax advisers concerning the U.S. tax effect of an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders.  Prospective non-U.S. stockholders should consult their tax advisers with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We may be subject to state and local tax in various states and localities.  Our stockholders may also be subject to state and local tax in various states and localities.  The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above.  Consequently, before you buy our common stock, you should consult your own tax adviser regarding the effect of state and local tax laws on an investment in our common stock.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard Multifamily OP I, our operating partnership.  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will include in our income a distributive share of Behringer Harvard Multifamily OP I’s income and to deduct our distributive share of Behringer Harvard Multifamily OP I’s losses only if Behringer Harvard Multifamily OP I is classified for federal income tax purposes as a partnership (or other flow-through entity), rather than as an association taxable as a corporation.  Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may typically elect to be classified either as an association taxable as a corporation or as a partnership.  If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes.  Behringer Harvard Multifamily OP I intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though Behringer Harvard Multifamily OP I will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.”  A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof.  However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code.  Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (“90% Passive-Type Income Exception”).  See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” above.

Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership.  Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.  Behringer Harvard Multifamily OP I qualifies for the Private Placement Exclusion.  Moreover, even if Behringer Harvard Multifamily OP I were considered a publicly traded partnership because it failed to qualify under any of the safe harbors, we believe Behringer Harvard Multifamily OP I should not be taxed as a corporation because it is expected to be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard Multifamily OP I will be classified as a partnership for federal income tax purposes.  DLA Piper US LLP is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard Multifamily OP I is taxable for federal income tax purposes as a partnership and not as an association taxable as a corporation.  Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard Multifamily OP I as a partnership for federal income tax purposes.  If such challenge were sustained by a court, Behringer Harvard Multifamily OP I would be treated as a corporation for federal income tax purposes, as described below.  In addition, the opinion of DLA Piper US LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation.  No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason Behringer Harvard Multifamily OP I were taxable as a corporation, rather than a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT.  See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “—Operational Requirements—Asset Tests” above.  In addition, any change in Behringer Harvard Multifamily OP I’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.  Further, items of income and deduction of Behringer Harvard Multifamily OP I would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Consequently, Behringer Harvard Multifamily OP I would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard Multifamily OP I’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes.  We will be required to take into account our allocable share of Behringer Harvard Multifamily OP I’s income, gains, losses, deductions and credits for any taxable year of Behringer Harvard Multifamily OP I ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard Multifamily OP I.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Behringer Harvard Multifamily OP I’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.  Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for Behringer Harvard Multifamily OP I, depreciation or amortization deductions of Behringer Harvard Multifamily OP I generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard Multifamily OP I, except to the extent that Behringer Harvard Multifamily OP I is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions.  We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale.  These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur.  The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend.  The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard Multifamily OP I than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in Behringer Harvard Multifamily OP I generally is equal to:  (1) the amount of cash and the basis of any other property contributed to Behringer Harvard Multifamily OP I by us; (2) increased by (a) our allocable share of Behringer Harvard Multifamily OP I’s income and (b) our allocable share of indebtedness of Behringer Harvard Multifamily OP I; and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard Multifamily OP I’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard Multifamily OP I.

If the allocation of our distributive share of Behringer Harvard Multifamily OP I’s loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard Multifamily OP I below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero.  If a distribution from Behringer Harvard Multifamily OP I or a reduction in our share of Behringer Harvard Multifamily OP I’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us.  The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard Multifamily OP I has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

Behringer Harvard Multifamily OP I will use a portion of contributions made by us from offering proceeds to acquire interests in properties.  To the extent that Behringer Harvard Multifamily OP I acquires properties for cash, Behringer Harvard Multifamily OP I’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard Multifamily OP I.  Behringer Harvard Multifamily OP I plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation.  Under this system, Behringer Harvard Multifamily OP I generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period.  To the extent that Behringer Harvard Multifamily OP I acquires properties in exchange for units of Behringer Harvard Multifamily OP I, Behringer Harvard Multifamily OP I’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Behringer Harvard Multifamily OP I.  Although the law is not entirely clear, Behringer Harvard Multifamily OP I generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by Behringer Harvard Multifamily OP I on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.  Any gain recognized by Behringer Harvard Multifamily OP I upon the disposition of a property acquired by Behringer Harvard Multifamily OP I for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Multifamily OP I.

Our share of any gain realized by Behringer Harvard Multifamily OP I on the sale of any property held by Behringer Harvard Multifamily OP I as inventory or other property held primarily for sale in the ordinary course of Behringer Harvard Multifamily OP I’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status.  See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” above.  We, however, do not currently intend to acquire or hold or allow Behringer Harvard Multifamily OP I to acquire or hold any property that represents inventory or other property held primarily for sale in the ordinary course of our or Behringer Harvard Multifamily OP I’s trade or business.

1031 Exchange Program

Each of the properties (“Exchange Program Properties”) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a “Behringer Harvard Exchange Entity.”  The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets (“1031 Participants”).  The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.

As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants.  Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants.  Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax.  This will have no impact on our tax liability.

When we purchase interests in the Exchange Program Properties, the tax treatment is expected to be the same as it would be with respect to our other acquisitions of real property.  We will become the owner of an interest in real estate, we will have a tax basis in the real estate generally equal to our cost, and our holding period for such real estate will begin on the day of the acquisition.  Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion we would with any other real estate investments.  The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pensions, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable.  This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus.  We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur.  Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs.  However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA.  While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•                                          whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•                                          whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•                                          whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders;”

•                                          whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•                                          the need to value the assets of the Plan or IRA annually; and

•                                          whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements - Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable.  If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this might require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan.  Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares.  See “Risk Factors—Federal Income Tax Risks.”  The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop.  See “—Annual Valuation Requirement” below.  Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold.  Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares.  There may also be similar state or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year.  However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.  Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales.  Beginning three full fiscal years after the last offering of our shares, the estimated value of our shares will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of Behringer Harvard Multifamily Advisors I.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year.  Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.  We also intend to make annual valuations available to our stockholders through the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com beginning two years after the last public offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•                                          the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates are not designed to reflect the price at which properties and other assets can be sold;

•                                          our stockholders would be able to realize estimated share values if they were to attempt to sell their shares (no public market for our shares exists or is likely to develop);

•                                          the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•                                          the value, or method used to establish value, would comply with the ERISA or Internal Revenue Code requirements described above.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets.  The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code.  These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.  For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets.  Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs.  Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs.  Moreover, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.”  Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.  Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Plan Assets – Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances the underlying assets of an entity will be deemed to constitute Plan Assets.  Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•                                          in securities issued by an investment company registered under the Investment Company Act;

•                                          in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                                          in which equity participation by “benefit plan investors” is not significant; or

•                                          in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.”  The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded.  We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above.  As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation.  The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.  Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and one another.  We anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.  The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less.

Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•                                          any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•                                          any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•                                          any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•                                          any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement.  Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability.  The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Assuming that our shares will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of  common stock and the offering takes place as described in this prospectus, shares of common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Real Estate Operating Company Exemption

The Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.”  We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation,  (1) at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to substantially participate directly in the management or development activities, and (2) in the ordinary course of our business we are engaged directly in real estate management or development activities.  If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period.  Because the company is a blind pool company, we cannot assure you that it will be a real estate operating company within the meaning of the Plan Asset Regulations.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA.  Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets.  These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.  Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Consequences of Engaging in Prohibited Transactions

ERISA forbids Plans from engaging in prohibited transactions.  Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties.  If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom.  Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected.  The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.  For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.  On April 25, 2008, our stockholders elected to adopt our amended charter.  Immediately prior to commencement of this offering, we will file the approved charter.  When we refer to “our charter” and “our bylaws” in this prospectus, we are referring to them as they will be amended.

Under our charter, we have authority to issue a total of 1,000,000,000 shares of capital stock.  Of the total shares authorized, 875,000,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and 124,999,000 shares are designated as preferred stock with a par value of $0.0001 per share.  Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval.  Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.  Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest.  In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

As of June 30, 2008, (i) approximately 14,267,364 shares of our common stock were issued and outstanding, 24,969 of which were owned by Behringer Harvard Holdings, an affiliate of our advisor, and 6,000 shares of which were shares of restricted stock owned by our independent directors, (ii) 1,000 shares of our convertible stock were issued and outstanding, all of which were owned by our advisor, and (iii) no shares of preferred stock were issued and outstanding.  We issued each of our independent directors 1,000 shares of restricted common stock on the date he or she first became a director and, after serving as an independent director for one year, another 1,000 shares of restricted common stock in contemplation of a second year of service as an independent director.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors.  Our charter does not provide for cumulative voting in the election of directors.  Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors.  Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of available funds and, subject to the rights of any outstanding preferred shares are entitled to receive, upon liquidation, all assets available for distribution to our stockholders.  All shares of common stock issued in this offering will be fully paid and non-assessable.  The holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will such holders have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Our board of directors has authorized the issuance of shares without certificates.  We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares of common stock in certificated form.  DST Systems, Inc. acts as our registrar and as the transfer agent for our shares.  Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge.  We will cover the costs associated with the transfer.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.0001 per share.  We have issued all of such shares to our advisor.  No additional consideration is due upon the conversion of the convertible stock.  There will be no distributions paid on shares of convertible stock.  The conversion of the convertible stock into common shares will result in dilution of the stockholders’ interests.

With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote.  However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of a provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Upon the occurrence of (A) our making total distributions on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below.  Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets.  Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such triggering event, each share of convertible stock shall, unless our advisory management agreement with Behringer Harvard Multifamily Advisors I has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.  In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.  However, if our advisory management agreement with Behringer Harvard Multifamily Advisors I expires without renewal or is terminated (other than because of a material breach by our advisor) prior to either such triggering event described in the foregoing paragraph (an “advisory management agreement termination”), then upon either such triggering event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time that we were advised by Behringer Harvard Multifamily Advisors I.

The example below illustrates how the conversion would work based on a purely hypothetical set of facts.  The hypothetical assumes the following facts as of the date of the triggering event:

A.                                   We raise $800 million.

B.                                     A 7% cumulative, non-compounded, annual return on the $800 million is equal to $56 million.

C.                                     The value of the company is equal to $1 billion.

D.                                    We pay $48 million in distributions to investors.

E.                                      We have 8 million shares of common stock outstanding.

F.                                      1,440 days have passed during which the advisory management agreement with Behringer Harvard Multifamily Advisors I was effective.

G.                                     1,800 days have elapsed from the date the advisory management agreement with Behringer Harvard Multifamily Advisors I commenced through the date of the triggering event.

Step 1:            calculate the numerator of the conversion equation, as follows:

The value of the company (C) as of the date of the triggering event ($1 billion) plus total distributions (D) paid to our stockholders through the date of the triggering event ($48 million) on then outstanding shares of our common stock equals $1.048 billion.

minus

The aggregate price paid for those outstanding shares (A) ($800 million) plus a 7% cumulative, non-compounded, annual return on the price paid for those outstanding shares (B) ($56 million) equals $856 million.

Or, $1.048 billion minus $856 million equals $192 million. $192 million is multiplied by 0.15, which equals $28.8 million.

Step 2:            calculate the denominator of the conversion equation, as follows:

The value of the company (C) ($1 billion) divided by the number of outstanding shares of common stock (E) (8 million) as of the date of the triggering event equals $125.

Step 3:            take the numerator calculated in step 1 and divide it by the denominator calculated in step 2, as follows:

$28.8 million divided by $125 equals 230,400.

Therefore, 230,400 shares would have been the number of shares that would have been issuable upon conversion if the advisory management agreement had been effective from the date the advisory management agreement with Behringer Harvard Multifamily Advisors I commenced through the date of the triggering event.

Step 4a:      because the triggering event occurred after an “advisory management agreement termination,” as defined above, calculate the proration factor, as follows:

The number of days since during which the advisory management agreement with Behringer Harvard Multifamily Advisors I was effective (F) (1,440) divided by the number of days elapsed from the date the advisory management agreement with Behringer Harvard Multifamily Advisors I commenced through the date of the triggering event (G) (1,800) equals 0.8.

Step 4b:     take the factor calculated in step 4a and multiply it by the number of shares of common shares calculated in step 3, as follows:

0.8 multiplied by 230,400 equals 184,320.

Therefore, 184,320 shares is the number of shares that will be issuable upon conversion, because the triggering event occurred after an “advisory management agreement termination.”

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing.  If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties.  The cost of such appraisal shall be shared evenly between us and our advisor.

Our charter provides that if we:

•                                          reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares) or

•                                          consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event.  After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock.  This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status.  If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized.  The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.  Any such deferral will not otherwise alter the terms of the convertible stock.

Preferred Stock

Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.  If our board of directors does determine to issue preferred stock, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders.  Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president of the company or the secretary of the company upon the written request of stockholders holding at least 10% of our outstanding common shares entitled to vote at the meeting.  Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting.  The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum.  Unless otherwise provided by Maryland General Corporation Law or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

Under our charter, which sets forth the stockholder voting rights required to be set forth therein under NASAA REIT Guidelines, and under the Maryland General Corporation Law, our holders of shares of our common stock are entitled to vote at a duly held meeting at which a quorum is present on:

•                  the election or removal of directors;

•                  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•                  change our name;

•                  increase or decrease the aggregate number of our shares;

•                  increase or decrease the number of our shares of any class or series that we have the authority to issue;

•                  classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•                  effect reverse stock splits;

•                  after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “—Provisions of Maryland Law and of Our Charter and Bylaws—Subtitle 8” below);

•                  a reorganization as provided in our charter;

•                  our liquidation or dissolution; and

•                  our being a party to any merger, consolidation or sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors.  While our stockholders do not have the ability to vote to replace Behringer Harvard Multifamily Advisors I or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Holders of shares of our common stock are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper purposes.  Such list may not be used to solicit the acquisition of our shares or for another commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company.  The list provided by us will include each common stockholder’s name, address and telephone number, if available, and the number of shares owned by each common stockholder, and will be sent within ten days of the receipt by us of the request.  A stockholder requesting a list will be required to pay reasonable costs of postage and duplication.  Holders of shares of our common stock and their representatives shall also be given access to our corporate records at reasonable times.  We have the right to ask that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Internal Revenue Code.  In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year.  Each of the requirements specified in the two preceding sentences shall not apply until after 2007, the first taxable year for which we will make an election to be taxed as a REIT.  We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code.  However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own.  No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common or preferred stock.  This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock.  However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a real estate investment trust under then applicable federal income tax laws and regulation.  Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons.  Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT.  The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits.  However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions.  The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below.  The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Internal Revenue Code will be null and void.  Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares.  The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer.  Shares of our stock held in the trust will be issued and outstanding shares.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust.  These rights will be exercised for the exclusive benefit of the charitable beneficiary.  Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.  Any distribution authorized but unpaid will be paid when due to the trustee.  Any distribution paid to the trustee will be held in trust for the charitable beneficiary.  Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares.  Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.  The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer.  We will have the right to accept the offer until the trustee has sold the shares.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held.  Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.  In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

Some or all of our distributions have been and may be paid from sources other than funds from operations, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to continue declaring and making distributions on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so.  Distributions will be paid to stockholders as of the record dates selected by the directors.  We intend to calculate our monthly distributions based on daily record and distribution declaration dates so our stockholders will be entitled to be paid distributions immediately upon the purchase of their shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes.  Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income.  See “Federal Income Tax Considerations—Taxation of the Company” and “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition.  The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.  We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.  See “Risk Factors—Risks Related to Our Business in General—Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders.  We may issue securities as stock dividends in the future.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders.  The purchase price for such shares redeemed under the redemption program will be as set forth below until we begin obtaining appraisals.  We expect to obtain appraisals of the value of our properties and our other assets three full fiscal years after the later of the termination of this or any subsequent offering of our shares.  We will retain persons independent of us and our advisor to prepare these appraisals.

Except for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will equal (1) prior to the time we begin obtaining appraisals, the amount by which (a) the lesser of (i) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent public primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or (2) after we begin obtaining such appraisals, the lesser of (i) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors.  In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard Multifamily OP I who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard Multifamily OP I.  For a description of the exchange rights of the limited partners of Behringer Harvard Multifamily OP I, see “The Operating Partnership Agreement—Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the qualifying disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.  Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust.  We must receive the written notice within 270 days after the death of the stockholder.  If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.  If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder.  We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician.  If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”).  The “applicable governmental agencies” are limited to the following:  (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to stockholders with a “qualifying disability” unless permitted in the discretion of the board of directors.  Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by:  (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•                  disabilities occurring after the legal retirement age;

•                  temporary disabilities; and

•                  disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.  However, where a stockholder requests the redemption of his or her shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for a qualifying disability.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, a “long-term care facility” shall mean an institution that:  (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and (2) meets all of the following requirements:  (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.  Where a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying either (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility.  Notwithstanding the above, where a stockholder requests redemption of his or her shares due to confinement to a long-term care facility, and such stockholder does not meet the definition set forth above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for confinement to a long-term care facility.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder), until we begin having appraisals performed by an independent third party, will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.  Thereafter, the purchase price will be the net asset value per share, as determined by the most recent appraisal.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder.  In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for redemption.  We will cover the cost for these searches.  Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search.  We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program.  We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption.  Our board of directors will determine at least quarterly whether we have sufficient excess cash to repurchase shares.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.  Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination or amendment is in our best interest.  Our board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.  These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility.  You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange.  See “Risk Factors—Risks Related to Our Business in General.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption.  We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period.  If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption.  Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows:  first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.  Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares.  However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares.  Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 200 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares.  In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent.  An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.  A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility.  If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption.  The shares approved for redemption will accrue no distributions after the effective date of redemption.  In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption.  Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in Behringer Harvard Multifamily OP I’s limited partnership agreement and any other applicable agreement, we may cause Behringer Harvard Multifamily OP I to offer to its limited partners (other than our subsidiaries, BHMF, Inc. and BHMF Business Trust) a partnership unit redemption program equivalent to our share redemption program.  Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares.  No such market presently exists, and we cannot assure you that any market for your shares will ever develop.  The shares we purchase under the share redemption program will be cancelled.  Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program.  For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations—Taxation of U.S. Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a “Roll-up Entity”) that is created or would survive after the successful completion of a Roll-up Transaction.  This term does not include:

•                  a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

•                  a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to Behringer Harvard Multifamily Advisors I or our investment objectives.

In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for that offering.  The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction.  The appraisal shall assume an orderly liquidation of assets over a 12-month period.  The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)                                  accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)                                  one of the following:

(a)                                  remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously; or

(b)                                 receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•                  that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

•                  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which our investors’ rights of access to the records of the Roll-up Entity will be less than those provided in our charter and described under “—Meetings and Special Voting Requirements”; or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares.  Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval.  A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.  If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements.  These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer.   Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•                  Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•                  The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•                  The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•                  That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer.  If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer.  The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board;

•                  two-thirds vote requirement for removing a director;

•                  a requirement that the number of directors be fixed only by vote of the directors;

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•                  a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8.  Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.  The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN

Summary of Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock.  We are offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share.  Such price may only be available until the termination of our primary offering, which is anticipated to be on or before September 2, 2010, though our board of directors may extend the primary offering an additional year.  Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering.  We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.  The following is a summary of our distribution reinvestment plan.  See Exhibit C to this prospectus for the full text of the plan.

No selling commissions, dealer manager fees or organization and offering expenses will be paid with respect to shares purchased pursuant to our distribution reinvestment plan.  The result is that the net proceeds to us for sales under our distribution reinvestment plan will be $9.50 per share, or $0.60 per share more than $8.90, the amount we receive from the sale of shares in our primary offering (assuming selling commissions of 7%, dealer manager fees of 2.5% and other organization and offering expenses of 1.5% of the gross proceeds in our primary offering and shares in our primary offering are sold at $10.00 per share).  We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard Multifamily REIT I) will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us.  Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions.  Participants in the distribution reinvestment plan may purchase fractional shares.  If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants.  Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Investment of Distributions

Investors who elect to reinvest their distributions generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan.  However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan.

Summary of Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $200.00 or more in additional shares of common stock at regular intervals through automatic debits to their checking, savings or other bank account.  After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan.  Investors in other Behringer Harvard-sponsored public real estate programs, including Behringer Harvard REIT I, Behringer Harvard REIT II, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I may participate in the automatic purchase plan after they have satisfied the minimum purchase requirements of those programs. Purchases pursuant to our automatic purchase plan are made in our primary offering on a monthly basis.  Alabama and Ohio investors are not eligible to participate in this plan.  Dealer manager fees not to exceed 2.5% will be paid with respect to purchases under our automatic purchase plan.  Selling commissions not to exceed 7.0% will be paid with respect to purchases under the automatic purchase plan if the participant in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission.  A stockholder participating in the plan is permitted to identify, change or eliminate the name of his or her account executive at a participating broker-dealer with respect to investments pursuant to such plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid.  Shares purchased in the automatic investment plan are not eligible for volume discounts.  Participants in the automatic purchase plan may purchase fractional shares.  A complete copy of our form of automatic purchase plan is included in this prospectus as Exhibit D.

Pursuant to the terms of our automatic purchase plan, the reinvestment agent (which is currently Behringer Harvard Multifamily REIT I) will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

You may elect to participate in our distribution reinvestment plan and/or our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares.  You may elect to participate in either the distribution reinvestment plan or the automatic purchase plan, or both.  If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to Behringer Harvard Investment Services, a completed authorization form or other written authorization required by Behringer Harvard Investment Services.  Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates.  Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

Some brokers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan.  Any prospective investor who wishes to participate in either plan should consult with their broker as to the broker’s position regarding participation in our distribution reinvestment plan and/or our automatic purchase plan, as applicable.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan and/or automatic purchase plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.  See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan must agree that, if at any time the he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plans.

To withdraw from participation in our distribution reinvestment plan and/or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to the reinvestment agent.  A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month.  A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

Prior to the listing of our shares on a national stock exchange, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any of the states in which the required registration is not renewed annually.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares and the total shares purchased on behalf of the participant for the given calendar year pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.  See “Risk Factors—Federal Income Tax Risks.”  Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days’ notice to the respective participants.  The reinvestment agent also reserves the right to terminate a participant’s individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

Behringer Harvard Multifamily OP I was formed on October 17, 2006 to acquire, own and operate properties on our behalf.  It is the operating partnership of an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property.  These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT.  For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Behringer Harvard Multifamily OP I, will be deemed to be assets and income of the REIT.

A property owner may generally contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis.  In addition, Behringer Harvard Multifamily OP I is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock.  Finally, a limited partner in Behringer Harvard Multifamily OP I may later redeem his limited partnership units in Behringer Harvard Multifamily OP I for cash or, at our option, shares of our common stock in a taxable transaction.

The partnership agreement for Behringer Harvard Multifamily OP I contains provisions that would allow, under certain circumstances, other entities, including other Behringer Harvard-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard Multifamily OP I.  In the event of such a merger, exchange or conversion, Behringer Harvard Multifamily OP I would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard Multifamily OP I.  As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through Behringer Harvard Multifamily OP I.  We may, however, own investments directly or through entities other than Behringer Harvard Multifamily OP I if limited partners of Behringer Harvard Multifamily OP I that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity.  BHMF, Inc., our wholly owned subsidiary, is the sole general partner of Behringer Harvard Multifamily OP I and, owns less than a 0.1% partnership interest in Behringer Harvard Multifamily OP I.  Our subsidiary, BHMF Business Trust, is the only limited partner and the owner of the more than 99.9% remaining partnership interest in Behringer Harvard Multifamily OP I.  Through BHMF, Inc., we have the exclusive power to manage and conduct the business of Behringer Harvard Multifamily OP I.

The following is a summary of certain provisions of the partnership agreement of Behringer Harvard Multifamily OP I.  This summary is not complete and is qualified by the specific language in the partnership agreement.

Capital Contributions

As we accept subscriptions for shares, we will transfer (through our wholly owned subsidiary, BHMF Business Trust) substantially all of the net proceeds of the offering to Behringer Harvard Multifamily OP I as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors.  Behringer Harvard Multifamily OP I will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.  If Behringer Harvard Multifamily OP I requires additional funds at any time in excess of capital contributions made by us, though BHMF Business Trust or BHMF, Inc., or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard Multifamily OP I on the same terms and conditions as are applicable to our borrowing of such funds.  In addition, we are authorized to cause Behringer Harvard Multifamily OP I to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Behringer Harvard Multifamily OP I.

Operations

The partnership agreement requires that Behringer Harvard Multifamily OP I be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard Multifamily OP I will not be classified as a

“publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard Multifamily OP I being taxed as a corporation, rather than as a partnership.  See “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—Classification as a Partnership.”

The partnership agreement provides that Behringer Harvard Multifamily OP I will distribute cash flow from operations to the limited partners of Behringer Harvard Multifamily OP I in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of partnership interest in Behringer Harvard Multifamily OP I will effectively receive the same amount of annual cash flow distributions from Behringer Harvard Multifamily OP I as the amount of annual distributions paid to the holder of one of our shares of common stock.  Remaining cash from operations will generally be distributed to us through the general partner and the original limited partner to enable us to make distributions to our stockholders.

Similarly, the partnership agreement of Behringer Harvard Multifamily OP I provides that taxable income is generally allocated to the partners of Behringer Harvard Multifamily OP I in accordance with their relative percentage interests such that a holder of one unit of partnership interest in Behringer Harvard Multifamily OP I will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations.  Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Multifamily OP I.  We are authorized to allocate income or loss to permit Behringer Harvard Multifamily OP I in a manner so to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Internal Revenue Code.

Upon the liquidation of Behringer Harvard Multifamily OP I, after payment of debts and obligations, any remaining assets of Behringer Harvard Multifamily OP I will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If BHMF, Inc. were to have a negative balance in its capital account following a liquidation, we might be obligated to contribute cash to Behringer Harvard Multifamily OP I up to an amount not exceeding such negative balance.

In addition to the administrative and operating costs and expenses incurred by Behringer Harvard Multifamily OP I in acquiring and operating real properties, to the extent not paid by us, Behringer Harvard Multifamily OP I will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard Multifamily OP I.  Such expenses will include:

•                  all expenses relating to the formation and continuity of our existence;

•                  all expenses relating to the public offering and registration of securities by us;

•                  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•                  all expenses associated with compliance by us with applicable laws, rules and regulations;

•                  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•                  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard Multifamily OP I.

All claims between the partners of Behringer Harvard Multifamily OP I arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of Behringer Harvard Multifamily OP I, including BHMF Business Trust, have the right to cause their limited partnership units to be redeemed by Behringer Harvard Multifamily OP I or purchased by us for cash.  In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis.  Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged.  If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined.  If our shares of common stock are not listed, then until three full fiscal years after the later of this or any subsequent offering of our shares, we will use the offering price of shares in our most recent primary offering as the cash value per share (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the cash value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the cash value per share will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of our advisor.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.  Conditions (2) and (3) will not apply until after the first taxable year for which we make an election as a REIT.

Subject to the foregoing, limited partners of Behringer Harvard Multifamily OP I may exercise their exchange rights at any time after one year following the date of issuance of their partnership units.  However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.  We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard Multifamily OP I in exchange for their limited partnership units.  Rather, in the event a limited partner of Behringer Harvard Multifamily OP I exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

We may not (1) cause BHMF, Inc. to voluntarily withdraw as the general partner of Behringer Harvard Multifamily OP I, (2) engage in any merger, consolidation or other business combination, or (3) cause BHMF, Inc. to transfer the general partnership interest in Behringer Harvard Multifamily OP I (except to us or another of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard Multifamily OP I in return for an interest in Behringer Harvard Multifamily OP I and agrees to assume all obligations of the general partner of Behringer Harvard Multifamily OP I.  We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard Multifamily OP I, other than BHMF Business Trust and other affiliates of Mr. Behringer.  With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard Multifamily OP I, in whole or in part, without our written consent, acting as general partner through our wholly owned subsidiary, BHMF, Inc.  In addition, BHMF Business Trust may not transfer its interest in Behringer Harvard Multifamily OP I as long as Behringer Harvard Multifamily Advisors I is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHMF Business Trust.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 200,000,000 shares of our common stock to the public in our primary offering through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor.  The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers.  Because this is a “best efforts” offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share.  Therefore, a total of 250,000,000 shares are being registered in this offering.  We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.

The offering of our shares will terminate on or before September 2, 2010.  However, our board of directors may extend the offering an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.  Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond three years from the effective date of the registration statement of which this prospectus is a part.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension.  Our board of directors may terminate this offering at any time prior to the termination date.  Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Behringer Securities

Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard-sponsored programs, including the securities being offered in this offering.  Behringer Securities has acted as dealer manager for prior public offerings by Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard REIT I and is currently acting as dealer manager for the initial public offering of Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard REIT II and the second follow-on offering of Behringer Harvard REIT I.  For additional information about Behringer Securities, including information relating to Behringer Securities’ affiliation with us, please see “Management —Companies Affiliated with our Advisor—Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds.  The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses.  We will not pay selling commissions or a dealer manager fee for shares sold under the distribution reinvestment plan.  We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

	Price	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Maximum	$2,000,000,000	$140,000,000	$50,000,000	$1,855,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000

We will not pay any selling commissions in connection with:  (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see “—Shares Purchased by Affiliates and Participating Broker-Dealers”) and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  We will not pay any selling commissions or dealer manager fees in connection with sales by us directly to certain institutional investors.  The net proceeds to us will not be affected by any such reductions in selling commissions or dealer manager fees.

We also will not pay any selling commissions (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions.  Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock.  In the event of the sale of shares by such broker-dealers, the dealer manager will reallow its selling commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers.  In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to broker-dealers participating in the offering a portion of its dealer manager fee, provided that the dealer manager may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or expenses from third parties.  The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers.  The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced.  We will not pay selling commissions or dealer manager fees for sales under our distribution reinvestment plan.

We or an affiliate of our advisor may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the FINRA Manual.  Pursuant to such rule, non-cash incentives may include:  a de minimis amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings.  Such incentives will not be preconditioned on achievement of sales targets.  The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

Under the rules of FINRA, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, due diligence expenses, and any non-cash sales incentives, may not exceed 10% of our gross offering proceeds, provided that amounts paid for reimbursement of bona fide due diligence expenses are not subject to this 10% cap on underwriting compensation but are currently limited to 0.5% of our gross offering proceeds.  FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.  In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act.  However, the Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and affiliates of Behringer Harvard Multifamily Advisors I (and employees of our advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase shares in this offering at a discount.  The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales.  The net offering proceeds we receive will not be affected by such sales of shares at a discount.  Behringer Harvard Multifamily Advisors I and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.  In addition, shares purchased by Behringer Harvard Multifamily Advisors I and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93.0% of the public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us.  If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares.  You should make your check payable to “Behringer Harvard Multifamily REIT I, Inc.”  You should exercise care to ensure that the subscription agreement is filled out correctly and completely.  By executing the subscription agreement, you will attest that you:

•                  have received this prospectus;

•                  agree to be bound by the terms of our charter;

•                  meet the net worth and net income requirements described in this prospectus;

•                  are purchasing the shares for your own account;

•                  acknowledge that, if you are a Kansas resident, the Office of the Kansas Securities Commissioner recommends that your aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth.  For these purposes, “liquid” net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

•                  affirm that, if you are a Kentucky, Massachusetts or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

•                  affirm that, if you are an Alabama Iowa, Michigan, Ohio or Oregon resident, your aggregate investment in us and other Behringer Harvard-sponsored real estate programs does not exceed 10% of your liquid net worth;

•                  acknowledge that there is no public market for our shares; and

•                  are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.  See also “How to Subscribe.”

Subscriptions will be effective upon either our (1) acceptance and countersigning of the subscription agreement or (2) admission of the investor as a stockholder, which will be evidenced by sending a confirmation of our acceptance to the investor.  In the event we evidence our acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that we admit the investor as a stockholder, which may or may not be the date on which the corresponding confirmation is sent.  We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in a company account.  We may not accept a subscription for shares until at least five business days after the date you receive this prospectus.  Subject to compliance with Rule 15c2-4 of the Exchange Act of 1934, as amended, our dealer manager and the broker-dealers participating in the offering will submit an investor’s check promptly to us.

We will accept or reject subscriptions within 30 days after we receive them.  If your subscription agreement is rejected, your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) will be returned to you within ten business days after the date of such rejection.  If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as an investor.  We expect to admit new investors at least monthly.

Admission of Stockholders

Investors may be admitted as stockholders at any time.  We expect to admit stockholders to Behringer Harvard Multifamily REIT I on at least a monthly basis.

The proceeds of this offering will be received and held in trust for the benefit of investors to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Investments by IRAs and Qualified Plans

Sterling Trust Company has agreed to act as an IRA custodian for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.  In the future we may make similar arrangements for our investors with other custodians.  Further information as to custodial services is available through your broker or may be requested from us or downloaded from the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale.  In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.  The following table illustrates the various discount levels available for qualifying purchases:

		Commissions on Sales per Incremental Share in Volume Discount Range
Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Percentage (Based on $10 per Share)	Amount

1 to 50,000	$10.00	7.0%	$0.70
50,001 to 100,000	$9.80	5.0%	$0.50
100,001 to 500,000	$9.60	3.0%	$0.30
500,001 to 1,000,000	$9.50	2.0%	$0.20
1,000,001 and over	$9.40	1.0%	$0.10

For example, if an investor purchases 1,100,000 shares, he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), (3) $3,840,000 for the next 400,000 shares ($9.60 per share), (4) $4,750,000 for the next 500,000 shares ($9.50 per share), and (5) $940,000 for the remaining 100,000 shares ($9.40 per share).  Accordingly, he or she could pay as little as $10,520,000 (approximately $9.56 per share) rather than $11,000,000 for the shares, in which event the commission on the sale of such shares would be $290,000 (approximately $0.26 per share) and, after payment of the dealer manager fee of $275,000 ($0.25 per share), we would receive net proceeds of $9,955,000 ($9.05 per share).  The net proceeds to us will not be affected by volume discounts.

In addition, in order to encourage purchases of 300,000 or more shares, our advisor may agree to forego a portion of the amount we would otherwise be obligated to reimburse our advisor for our organization and offering expenses.  Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares.  The purchase price of such shares would be reduced by the extent of such accommodations so that the net proceeds to us would be the same as for sales at $10.00 per share.  All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions (or organization and offering expenses in respect of sales of over 300,000 shares), for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to Behringer Harvard Multifamily Advisors I and the dealer manager fee payable to Behringer Securities, will be calculated as though the purchaser paid $10.00 per share.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer.  The volume discount shall be prorated among the separate investors considered to be a single “purchaser.”  Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request.  Any such request will be subject to verification by our advisor that all such subscriptions were made by a “single purchaser.”

For the purpose of such volume discounts, the term “single purchaser” includes:

•                  an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•                  any one of the following entities:  a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•                  any group of entities owned or controlled by the same beneficial owner or owners;

•                  any individuals or entities acquiring shares as joint purchasers;

•                  an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•                  all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•                  all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor, including subscriptions to other public Behringer Harvard-sponsored real estate programs, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager.  An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable.  As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968.  Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•                  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•                  all purchasers of the shares must be informed of the availability of quantity discounts;

•                  the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•                  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•                  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•                  no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock.  If you want to purchase shares, you should proceed as follows:

(1)                                  Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)                                  Complete the execution copy of the subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

(3)                                  You should make your check payable to “Behringer Harvard Multifamily REIT I, Inc.”

(4)                                  For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

For custodial accounts (such as are commonly used for individual retirement accounts), send the completed subscription agreement and check to your custodian who will forward them as instructed below.

(5)                                  By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.  If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.  In the future we may make similar arrangements for our investors with other custodians.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus.  The sales material may include:

•                  investor sales promotion brochures;

•                  cover letters transmitting the prospectus;

•                  brochures containing a summary description of the offering;

•                  brochures describing our advisor, directors and officers;

•                  reprints of articles about us or the real estate industry generally;

•                  fact sheets describing the general nature of Behringer Harvard Multifamily REIT I and our investment objectives;

•                  slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•                  broker updates;

•                  computer presentations;

•                  web site material;

•                  electronic media presentations;

•                  audio cassette presentations;

•                  video presentations;

•                  cd-rom presentations;

•                  seminars and seminar advertisements and invitations; and

•                  scripts for telephonic marketing.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints.  In certain jurisdictions, some or all of such sales material may not be available.  In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus.  Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

DLA Piper US LLP, Raleigh, North Carolina, has passed upon the legality of the common stock.  DLA Piper US LLP, Chicago, Illinois has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.  DLA Piper US LLP also provides legal services to Behringer Harvard Multifamily Advisors I, our advisor, Behringer Securities, our dealer manager, as well as other affiliates of our advisor, and may continue to do so in the future.

EXPERTS

The consolidated financial statements of Behringer Harvard Multifamily REIT I, Inc. and subsidiaries as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006, the consolidated financial statements of Behringer Harvard Lovers Lane Venture, LLC and subsidiaries as of December 31, 2007 and for the period from June 1, 2007 (date of inception) through December 31, 2007,  the consolidated financial statements of Behringer Harvard Baileys Venture, LLC and subsidiaries as of December 31, 2007 and for the period from June 26, 2007 (date of inception) through December 31, 2007, the consolidated financial statements of Behringer Harvard Johns Creek Venture, LLC and subsidiaries as of December 31, 2007 and for the period from August 3, 2007 (date of inception) through December 31, 2007, the consolidated financial statements of Behringer Harvard St. Rose Venture, LLC and subsidiaries as of December 31, 2007 and for the period from July 9, 2007 (date of inception) through December 31, 2007, the consolidated financial statements of Behringer Harvard Satori Venture, LLC and subsidiaries as of December 31, 2007 and for the period from June 26, 2007 (date of inception) through December 31, 2007, the consolidated financial statements of Behringer Harvard Columbia Venture, LLC and subsidiaries as of December 31, 2007 and for the period from August 6, 2007 (date of inception) through December 31, 2007, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Plaza on Lovers Lane Apartments for the year ended December 31, 2006 and for The Reserve at Johns Creek Walk Apartments for the period from May 1, 2006 (date of inception) through December 31, 2006, included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

Due to an effective Exchange Act registration statement on Form 10, as of June 30, 2008, we have commenced filing annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a web site at www.behringerharvard.com where there is additional information about our business, but the contents of the web site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Financial Statements	Page

Behringer Harvard Multifamily REIT I, Inc. – Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-4
Consolidated Balance Sheets as of December 31, 2007 and 2006	F-5
Consolidated Statements of Operations for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006	F-6
Consolidated Statements of Stockholders’ Equity (Deficit) for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006	F-7
Consolidated Statement of Cash Flows for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006	F-8
Notes to Consolidated Financial Statements	F-9

Behringer Harvard Multifamily REIT I, Inc. – Consolidated Financial Statements (unaudited)

Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007	F-27
Consolidated Statements of Operations for the three and six months ended June 30, 2008 and 2007	F-28
Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2007 and for the six months ended June 30, 2008	F-29
Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007	F-30
Notes to Consolidated Financial Statements	F-32

Behringer Harvard Lovers Lane Venture I, LLC – Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-53
Consolidated Balance Sheet as of December 31, 2007	F-54
Consolidated Statement of Operations for the period from June 1, 2007 (date of inception) through December 31, 2007	F-55
Consolidated Statement of Members’ Equity for the period from June 1, 2007 (date of inception) through December 31, 2007	F-56
Consolidated Statement of Cash Flows for the period from June 1, 2007 (date of inception) through December 31, 2007	F-57
Notes to Consolidated Financial Statements	F-58

Behringer Harvard Baileys Venture, LLC – Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-63
Consolidated Balance Sheet as of December 31, 2007	F-64
Consolidated Statement of Operations for the period from June 26, 2007 (date of inception) through December 31, 2007	F-65
Consolidated Statement of Members’ Equity for the period from June 26, 2007 (date of inception) through December 31, 2007	F-66
Consolidated Statement of Cash Flows for the period from June 26, 2007 (date of inception) through December 31, 2007	F-67
Notes to Consolidated Financial Statements	F-68

Behringer Harvard Johns Creek Venture, LLC – Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-73

INDEX TO FINANCIAL STATEMENTS

Financial Statements	Page

Plaza on Lovers Lane Apartments – Financial Statements

Independent Auditors’ Report	F-114
Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2007 (unaudited) and for the year ended December 31, 2006	F-115
Notes to Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2007 (unaudited) and for the year ended December 31, 2006	F-116

The Reserve at Johns Creek Walk Apartments – Financial Statements

Independent Auditors’ Report	F-117
Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2007 (unaudited) and for the period from May 1, 2006 (date of inception) through December 31, 2006	F-118
Notes to Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2007 (unaudited) and for the period from May 1, 2006 (date of inception) through December 31, 2006	F-119

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Financial Statements	F-120
Unaudited Pro Forma Consolidated Statement of Income for the six months ended June 30, 2008	F-121
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007	F-122
Unaudited Notes to Pro Forma Consolidated Financial Statements	F-123

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Behringer Harvard Multifamily REIT I, Inc.

Addison, Texas

We have audited the accompanying consolidated balance sheets of Behringer Harvard Multifamily REIT I, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 15, 2008

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Balance Sheets

as of December 31, 2007 and 2006

	December 31, 2007	December 31, 2006
Assets
Cash and cash equivalents	$53,377,585	$20,004
Restricted cash	53,300	—
Receivables from affiliates	300,927	—
Mortgage note receivable	70,986	—
Escrow deposits	888,525	—
Other assets	681,917	—
Investments in unconsolidated real estate joint ventures	60,068,633	—
Total assets	$115,441,873	$20,004

Liabilities and stockholders’ equity (deficit)

Liabilities
Payables to affiliates	$1,413,206	$—
Subscriptions for common stock	53,300	—
Accrued liabilities	143,812	11,000
Dividends payable	412,058	—
Total liabilities	2,022,376	11,000

Commitments and contingencies

Minority interest	—	10,000

Stockholder’s equity (deficit)
Preferred stock, $.0001 par value per share;
125,000,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share;
875,000,000 shares authorized, 14,272,919 and 4,249 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	1,427	—
Additional paid-in capital	114,566,504	13,059
Cumulative distributions and net loss	(1,148,434)	(14,055)
Total stockholders’ equity (deficit)	113,419,497	(996)
Total liabilities and stockholders’ equity (deficit)	$115,441,873	$20,004

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.
Consolidated Statements of Operations

for the year ended December 31, 2007 and for the
period from August 4, 2006 (date of inception) through December 31, 2006

	Year ended December 31, 2007	For the period from August 4, 2006 (date of inception) through December 31, 2006
Rental Revenue	$—	$—

Expenses
Asset management fees	217,837	—
Organization expenses	49,709	—
Interest expense	642,124	—
General and administrative	433,895	14,055
Total Expenses	1,343,565	14,055

Interest income	343,240	—
Equity in earnings of unconsolidated real estate joint venture investments	793,218	—
Net Loss	$(207,107)	(14,055)
Weighted average number of common shares outstanding	2,730,621	1,249
Basic and diluted loss per share	$(0.08)	$(11.25)

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)

for the year ended December 31, 2007 and for the
period from August 4, 2006 (date of inception) through December 31, 2006

	Common Stock		Additional	Cumulative
	Number of shares	Par Value	Paid-in Capital	Distributions and Net loss	Total
Balance at August 4, 2006 (inception)	—	$—	$—	$—	$—

Net loss				(14,055)	(14,055)
Issuances of common stock under:
Sale of common stock, net	1,249	—	10,004	—	10,004
Incentive award plan	3,000	—	3,055	—	3,055

Balance at December 31, 2006	4,249	—	13,059	(14,055)	(996)

Net loss				(207,107)	(207,107)
Issuances of common stock under:
Sale of common stock, net	14,268,670	1,427	114,529,010	—	114,530,437
Incentive award plan	—	—	24,435	—	24,435
Distributions declared on common stock	—	—	—	(927,272)	(927,272)

Balance at December 31, 2007	14,272,919	$1,427	$114,566,504	$(1,148,434)	$113,419,497

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.
Consolidated Statement of Cash Flows

for the year ended December 31, 2007 and for the
period from August 4, 2006 (date of inception) through December 31, 2006

	Year ended December 31, 2007	For the period from August 4, 2006 (date of inception) through December 31, 2006
Cash flows from operating activities
Net loss	$(207,107)	$(14,055)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing costs	327,994	—
Equity in earnings of unconsolidated real estate	(793,218)	—
Joint venture investees
Stock-based compensation amortization	24,435	3,055
Distributions received from unconsolidated real estate joint ventures	793,218	—
Changes in operating assets and liabilities:
Accrued interest on mortgage notes receivable	(67,986)	—
Other assets	(164,107)	—
Payables to affiliates	130,475	—
Accounts receivable	(2,000)	—
Accrued liabilities	203,607	11,000
Cash provided by operating activities	245,311	—

Cash flows from investing activities
Advances to unconsolidated real estate joint ventures	(226,443)	—
Prepaid to acquisition costs	(517,810)	—
Issuances of mortgage notes receivable	(2,995,719)	—
Proceeds from sales of interests in real estate ventures	1,969,242	—
Investments in unconsolidated real estate joint ventures	(58,292,831)	—
Return of investments in unconsolidated real estate joint ventures	160,346	—
Escrow deposits	(888,525)	—
Cash used in investing activities	(60,791,740)	—

Cash flows from financing activities
Proceeds from sales of common stock	127,498,054	10,004
Issuance (return) of incentive units	(10,000)	10,000
Change in subscriptions for common stock	53,300	—
Change in subscription cash received	(53,300)	—
Offering costs	(12,967,617)	—
Dividends paid	(515,214)	—
Credit Facility:		—
Proceeds	36,000,000	—
Repayments	(36,000,000)	—
Financing fees	(327,994)	—
Change in payables to related parties	226,781	—
Cash provided by financing activities	113,904,010	20,004

Net change in cash and cash equivalents	53,357,581	20,004
Cash and cash equivalents at beginning of period	20,004	—
Cash and cash equivalents at end of period	$53,377,585	$20,004

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.

Notes to Consolidated Financial Statements

1.             Organization and Business

Business

Behringer Harvard Multifamily REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Maryland on August 4, 2006 and intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.  We were organized to invest in and operate apartment communities.  Further, we may invest in commercial real estate, real estate related securities, collateralized mortgage-backed securities, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, or in entities that make similar investments.

Substantially all business of Behringer Harvard Multifamily REIT I, Inc. will be conducted through our operating partnership Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”).  Behringer Harvard Multifamily REIT I, Inc. has contributed initial capital contributions of $10,000 to Behringer Harvard Multifamily OP I through two wholly owned subsidiaries, BHMF, Inc., a Delaware corporation (“BHMF Inc.”) and BHMF Business Trust, a Maryland business trust.  BHMF, Inc. owns approximately 0.1% of our interest in Behringer Harvard Multifamily OP I as its sole general partner.  The remaining approximate 99.9% of our interest in Behringer Harvard Multifamily OP I is held as a limited partner’s interest by BHMF Business Trust.  These interests may be subject to dilution as we raise offering proceeds. The consolidated financial statements of Behringer Harvard Multifamily REIT I, Inc. includes the accounts of Behringer Harvard Multifamily OP I.

Behringer Harvard Multifamily REIT I, Inc. has no employees and is supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006.  Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Organization

Offering of our common stock

Behringer Harvard Multifamily REIT I, Inc. is authorized to issue 875,000,000 shares of common stock and 125,000,000 shares of preferred stock.  All shares of common stock have a par value of $.0001 per share.  On August 4, 2006 (date of inception), we sold 1,249 shares of common stock to Behringer Harvard Holdings, LLC (“Behringer Harvard”) for cash of $10,004.  On November 28, 2007, we sold an additional 23,720 shares of common stock to Behringer Harvard for cash of $189,997. Our Board of Directors may authorize additional shares of capital stock and their characteristics without obtaining shareholder approval.

On November 22, 2006, Behringer Harvard Multifamily REIT I, Inc. commenced a private offering to sell a maximum of approximately $400 million of common stock to accredited investors (the “Private Offering”).  We held all Private Offering proceeds in escrow until after we had sold our initial $1.5 million of shares of common stock.  In April 2007, the Company released the proceeds from escrow and began issuing shares of our common stock. We terminated the Private Offering on December 28, 2007.  We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the Private Offering.  Commissions, dealer manager fees, and other offering costs were approximately $13 million.

On December 31, 2007 Behringer Harvard Multifamily REIT I, Inc. filed an initial registration statement pursuant to Form S-11 filed under the Securities Act of 1933, as amended, for a public offering of up to 120,000,000 shares of common stock offered at a price of $10.00 per share (the “Public Offering”).  The Public Offering, if it becomes effective, also covers the registration of up to 30,000,000 shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan. The minimum purchase is $2,000 per investor except in New York where it is $2,500.

We intend to use the proceeds from our private and public offerings of our common stock, after deducting offering expenses, primarily to acquire apartment communities, with a particular focus on using multiple strategies to acquire high quality apartment communities that will produce rental income.  We will acquire a blended portfolio consisting of core, stabilized income generating assets, assets that may benefit from enhancement or repositioning and development assets for stabilization to retain as core assets generating income with potential capital appreciation.

We admit new stockholders at least monthly.  All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders.  Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, offering expenses and operating expenses.  Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

Our common stock is not currently listed on a national securities exchange. However, management anticipates within four to six years after the termination of our public offering to begin the process of either listing the common stock on a national securities exchange or liquidating our assets, depending on then-prevailing market conditions.

2.             Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as the purchase price allocation for real estate acquisitions, impairment of long-lived assets and equity-method real estate investments, depreciation and amortization and allowance for doubtful accounts.  Actual results could differ from those estimates.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts, the accounts of variable interest entities in which we are the primary beneficiary and the accounts of other subsidiaries over which we have control.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

Valuation of Acquired Real Estate and Related Intangibles

If, in the future, we acquire real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, and in-place leases.  Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that management believes we could obtain.  Any difference between the fair value and stated value of the assumed debt is recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of any tangible assets that will be acquired, expected to consist of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of buildings are depreciated over the estimated useful lives ranging from 25-35 years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal options for below market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets that we may acquire in the future is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will amortize the value of in-place leases acquired in the future to expense over the term of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate their lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Impairment of Long Lived Assets and Mortgage Notes Receivable

If we acquire any wholly owned properties, we will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable.  When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset.  In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we own through an investment in a real estate joint venture other similar real estate investment structure, at each reporting date we compare the estimated fair value of our real estate investment to the carrying value.  An impairment charge is recorded to the extent the fair value of our real estate investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

We assess impairment at the individual project basis. In evaluating the investment in real estate venture and mortgage note for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices.  A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

We review the terms and conditions underlying the outstanding balances of mortgage notes receivable on an individual basis. If we determine that it is probable that all amounts due under the terms of a loan will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

No impairment charges have been recorded as of December 31, 2007 and 2006.

Cash and Cash Equivalents

The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value due to their short-term maturities. We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders.  We admit new stockholders at least monthly.  Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds.

Mortgage Note Receivable

Mortgage notes receivable are reported at their outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs are generally deferred and recognized as adjustments to interest income over the lives of the related loans.

We and our joint ventures have issued mortgage notes and/or mezzanine loans with respect to certain development projects.  Each borrower remains obligated to pay principal and interest due on the loans regardless of its intent or ability to sell or refinance the property.  In addition, these loans do not contain a right to participate in expected residual profit as defined within Exhibit I of AICPA Practice Bulletin 1, “Accounting of Real Estate Acquisition, Development, or Construction Arrangements” and EITF 86-21, “Application of the AICPA Notice to Practitioners Regarding Acquisition, Development, and Construction Arrangements to Acquisition of an Operating Property.”  As a result, we account for our Lovers Lane Town Homes Junior Mezzanine Loan, and the joint ventures account for all of their loans, as a loan, and not as an investment in real estate pursuant to Exhibit I of AICPA Practice Bulletin 1 and EITF 86-21.

Escrow Deposits

We deposit refundable amounts in escrow for contracts to potentially acquire interests in properties and entities that own real estate and development projects. The current escrow deposit balance primarily consists of deposits related to a development project in Nevada.

Investments in Unconsolidated Real Estate Joint Ventures

We account for certain investments in unconsolidated real estate joint ventures using the equity method of accounting because we exercise significant influence over, but do not control these entities.  These investments are initially recorded at cost and are adjusted for our share of equity in earnings and distributions.  We report our share of income and losses based on our ownership interests in the entities.

In connection with the acquisition of investments in unconsolidated real estate joint ventures, we incur certain acquisition and advisory fees that are paid to Behringer Harvard Multifamily Advisors I or an affiliate.

These fees are capitalized as part of our basis in the investments in joint ventures.  We amortize any excess of the carrying value of our investments in joint ventures over the book value of the underlying equity over the estimated useful lives of the underlying operating property, which represents the assets to which the excess is most clearly related.

Organization and Offering Costs

Behringer Harvard Multifamily Advisors I or its affiliates were obligated to pay all of the private offering organization and offering costs. Private offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. As of December 31, 2007 and 2006, Behringer Harvard Multifamily Advisors I incurred organization and offering costs in connection with our private offering of approximately $3.0 million and $0.4 million, respectively. Our only obligation for these costs was to pay a fee to Behringer Harvard Multifamily Advisors I under our advisory management agreement with Behringer Harvard Multifamily Advisors I. Under our advisory management agreement, we incurred this fee obligation at the rate of 1.5% of the actual gross private offering proceeds (the “O&O Fee”), regardless of whether the actual amount of private offering costs incurred by Behringer Harvard Multifamily Advisors I or its affiliates was higher or lower than the O&O Fee. We have recorded the pro-rated share of offering costs embedded in the O&O Fee as an offset to additional paid-in capital in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Miscellaneous Accounting — Expenses of Offering. Paid and accrued O&O Fees recorded as an offset to additional paid-in capital as of December 31, 2007 were $1.9 million, and $50,000, respectively. We have no obligation for private offering costs incurred by Behringer Harvard Multifamily Advisors I and its affiliates in excess of total amounts due under the O&O Fee. As of the year ended December 31, 2007, approximately $1.1 million of offering costs had been incurred by Behringer Harvard Multifamily Advisors I and its affiliates to which we have no obligation. We recorded no O&O Fees from August 4, 2006 (date of inception) through December 31, 2006 because we received no offering proceeds. The amount of O&O Fees recorded is determined as 1.5% of the actual private offering proceeds received to date; no other amounts are considered by management to be probable of reimbursement as of December 31, 2007 and 2006, respectively.

Behringer Harvard Multifamily Advisors I or its affiliates are obligated to pay all of our organizational expenses. Our only obligation for these costs is the O&O Fee to Behringer Harvard Multifamily Advisors I as discussed above. We have no other obligations for these costs. Our organization costs are recorded as an expense in accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities. We have recorded the pro-rated share of organization expenses embedded in the O&O Fee as an expense. We have no obligation for organization costs incurred by Behringer Harvard Multifamily Advisors I and its affiliates in excess of total amounts due under the O&O Fee, which are approximately $9,500. Accordingly, this amount has not been recognized in our consolidated financial statements.

Behringer Harvard Multifamily Advisors I or its affiliates are obligated to pay all of our public organization and offering costs. As of December 31, 2007, our public offering has not commenced; upon commencement, we intend to amend and restate our advisory management agreement with Behringer Harvard Multifamily Advisors I. Our obligation for these public offering costs is anticipated to be to reimburse Behringer Harvard Multifamily Advisors I under a set amount pursuant to the amended and restated advisory management agreement (the “O&O Reimbursement”). Beginning with the commencement of our public offering, at each balance sheet date we will estimate the total gross public offering proceeds expected to be received under the public offering and recognize the amount of O&O Reimbursement as determined under Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies”. We will record the amount of O&O Reimbursement at the lower amount of (a) 1.5% of the estimated total gross public offering proceeds, or (b) the actual public organization and offering costs incurred by Behringer Harvard Multifamily Advisors I. Our public offering has not commenced and accordingly, no amounts have been recognized in our consolidated financial statements. As of December 31, 2007, amounts incurred by Behringer Harvard Multifamily Advisors I for our public organization and offering costs are approximately $482,000.

As of December 31, 2007 and 2006, the amount of our accrued obligation under the O&O Fee for the private offering costs and O&O Reimbursement for the public offering costs has been recognized in our consolidated statements in accordance with SFAS No. 5.

Income Taxes

We intend to make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders.  REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

On May 18, 2006, the State of Texas enacted a new law which replaced the existing state franchise tax with a “margin tax,” effective January 1, 2007.  We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit for the year ended December 31, 2007. In addition, we recognized no current tax expense in 2007 related to the Texas margin tax.

Stock Based Compensation

Behringer Harvard Multifamily REIT I, Inc. has a stock-based incentive award plan for our directors and consultants and for employees, directors and consultants of our affiliates.  We account for this plan under the modified prospective method of Financial Accounting Standards Board (“FASB”) SFAS No. 123R, “Share-Based Payment.” In the modified prospective method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations.

On November 14, 2006, Behringer Harvard Multifamily REIT I, Inc. issued a total of 3,000 shares of restricted stock to our independent directors.  On November 28, 2007 we issued an additional total of 3,000 shares of restricted stock to our independent directors. These restricted share issuance each require a 12 month service and vesting period, have no exercise price, and each have an estimated fair value of approximately $24,000, for a total fair value of $48,000, using similar share prices at the time of $8.15 per share. The fair value of each issuance is being recognized as compensation expense on a straight-line basis over the required service period. For the year ended December 31, 2007, and the period from August 4, 2006 (date of inception) through December 31, 2006, we recognized stock-based compensation expense of approximately $24,000 and $3,000, respectively.

No other stock-based compensation has been issued.

Concentration of Credit Risk

At December 31, 2007 we had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels.  We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

Minority Interest

Minority interest consists of a special limited partnership interest issued by Behringer Harvard Multifamily OP I to Behringer Harvard Multifamily Advisors I.  In 2006, Behringer Harvard Multifamily Advisors I purchased a special limited partnership interest in Behringer Harvard Multifamily OP I, represented by the Incentive Unit, for cash of $10,000.  On November 28, 2007, the Incentive Unit was canceled and the $10,000 cash purchase price was returned to Behringer Harvard Multifamily Advisors I.

Earnings per Share

We calculate earnings per share in accordance with FAS No. 128, Earnings Per Share. Basic earnings per share is calculated by dividing net earnings available to common shares by the weighted-average common shares outstanding during the period. Diluted earnings per share is calculated similarly, except that it includes the dilutive effect of the assumed exercise of securities, including the effect of shares issuable under our stock-based incentive plans. Upon our adoption of a share redemption plan, the weighted-average common shares redeemable during the period will be excluded from basic earnings per share, and included in diluted earnings per share.

On November 14, 2006, Behringer Harvard Multifamily REIT I, Inc. issued a total of 3,000 shares of restricted stock to our independent directors, which require a 12 month service and vesting period.  On November 28, 2007 we issued an additional total of 3,000 shares of restricted stock to our independent directors. The restricted shares have no exercise price and are presented as issued shares on our balance sheet. However, as a result of the outstanding performance requirements the number of shares are excluded from our basic earnings per share calculation. At the time such shares have a dilutive effect, they will be included in the dilutive earnings per share calculation.

The Behringer Harvard Multifamily REIT I, Inc. 2006 Incentive Award Plan (“Incentive Award Plan”) was approved by the board of directors on November 14, 2006 and by the stockholders on November 15, 2006.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards.  A total of 10,000,000 shares have been authorized and reserved for issuance under the Incentive Award Plan.

As of December 31, 2007 and 2006 we had no shares of preferred stock issued and outstanding, and had no options to purchase shares of common stock outstanding.

Reportable Segments

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standard for reporting and financial and descriptive information about an enterprise’s reportable segments. Our current business consists of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated income is from real estate properties that we own through a joint-venture, and we account for each joint ventures under the equity method of accounting. Management evaluates operating performance on an individual joint venture level. However, as each of our joint ventures represents has similar economic characteristics in our financial statements, our joint ventures have been aggregate into one reportable segment.

3.             New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions.  FIN 48 was effective beginning January 1, 2007 and the adoption of FIN 48 did not have a material effect on our financial condition, results of operations, or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are in the process of determining the effect the adoption of SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007.  We did not elect the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement retained the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement, which is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration, applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We are currently assessing the effect SFAS No. 141(R) may have on our consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51.”  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

4.             Unconsolidated Real Estate Joint Ventures

PGGM Joint Venture

We have entered into joint ventures with Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”) in which we are the manager. The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by our sponsor, Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM. We have no direct financial or other ownership interest in either of these entities.

During April 2007, we entered into commitments for and partially funded, equity investments in unconsolidated real estate joint ventures and interest-bearing loans to real estate joint ventures with two separate commercial real estate developers in our real estate development business (the “Two Development Contracts”). These Two Development Contracts were held by two separate subsidiaries that we fully consolidated in our financial statements (the “Two Subsidiaries”).

Prior to June 1, 2007, our consolidated financial statements recognized 100% of these equity investments in real estate joint ventures as investments in unconsolidated real estate joint ventures, and, 100% of these interest-bearing real estate loans to real estate joint ventures as loans to real estate joint ventures, recognizing accrued interest income on a monthly basis.

During June 2007, Behringer Harvard Master Partnership I purchased for cash approximately 45% of the ownership interest in each of our two subsidiaries that held the Two Development Contracts. Subsequent to June 1, 2007, we no longer consolidate those two subsidiaries and prospectively recognize our remaining approximate 55% ownership interest under the equity method of accounting as investments in unconsolidated real estate joint ventures (the “Ventures”). We believe the carrying values of the Ventures’ equity interests sold approximated fair value because of the short duration and lack of change in the entity’s underlying assets—the Two Development Contracts. We recorded Behringer Harvard Master Partnership I’s purchase as a reduction in the carrying value of our real estate investment balance; no gains or losses were incurred or recognized.

Until the maximum funding commitment from the PGGM Joint Venture of $200 million has been exhausted, we expect substantially all of our future real estate acquisitions and real estate under development activities will use the above Venture structure with the PGGM Joint Venture. The maximum funding commitment from the PGGM Joint Venture may be increased to $300 million.

We may choose other combinations of financing any of our business transactions, including but not limited to using cash, debt, and securing additional Joint Venture partners for current and/or future real estate projects that may or may not have a similar structure.

We have determined that the Ventures are not variable interest entities under FIN 46R, and thus have evaluated them for consolidation under SOP 78-9, as amended. Each venture has two partners, and each venture partner possesses equal substantive participating rights to make decisions which constitute routine occurrences in each venture’s ordinary course of business. These decisions include the requirement to approve initial and annual operating plans, initial and annual capital expenditures, any sales or dispositions of investments, and, any method of refinancing or raising additional debt or equity capital. As a result of these equal substantive participating rights, no single party controls each venture; accordingly, we account for each Venture using the equity method of accounting pursuant to SOP 78-9, as amended.

Mortgage notes receivable

As discussed above, one of the Two Subsidiaries held an interest-bearing mortgage loan (the “Senior Mezzanine Loan”). Prior to the transaction with the PGGM Joint Venture, we fully consolidated this subsidiary into our consolidated financial statements and recorded its earnings as interest income. As a result of the PGGM Joint Venture purchasing an equity ownership in the subsidiary which held the Senior Mezzanine Loan, we deconsolidated that subsidiary as of June 1, 2007 and began accounting for it under the equity method of accounting as investments in real estate ventures. Loans to real estate ventures consisted of the following amounts:

	December 31, 2007	December 31, 2006

Accrued interest	$69,986	$—
Lovers Lane Townhomes Junior Mezzanine Loan	1,000	—
Total mortgage note receivable	$70,986	$—

Investments in unconsolidated real estate joint ventures

We have established one unconsolidated real estate joint venture for each separate project or property. Each of these unconsolidated real estate joint ventures own 100% of the voting equity interest in one subsidiary REIT and substantially all business is conducted through its subsidiary REIT. Each subsidiary REIT has made equity investments and/or mortgage loans to entities that own the particular real estate project (the “Project Entities”). Prior to our equity investments, the Project Entities were owned by the commercial developers and were organized to own, construct, and finance only one particular real estate project. The Project Entities are not consolidated in our financial statements.

Our interests in the Ventures are recorded as investments in unconsolidated real estate joint ventures and use the equity method of accounting. The balance includes our deferred charges of approximately $3.1 million, net of amortization. The following presents the condensed combined balance sheet data of our investments in unconsolidated real estate joint ventures:

Balance sheet data:	December 31, 2007

Cash and restricted cash	$1,796,624
Accounts receivable	385,004
Accrued interest receivable	686,807
Mortgage notes receivable	76,378,734
Investments in unconsolidated real estate joint ventures	14,981,406
Deferred financing costs and other assets, net	472,415
Land and buildings, net	32,813,280
Total assets	$127,514,270

Accrued liabilities	312,881
Mortgage note payable	23,000,000
Other liabilities	103,511
Minority interest	2,085,194
Members’ equity	102,012,684
Total liabilities and members’ equity	$127,514,270

A wholly owned subsidiary of one of the Ventures owns The Reserve at Johns Creek Walk, currently our only operating property. This subsidiary consolidates The Reserve at Johns Creek Walk and has recorded a minority interest for the remaining 20% equity ownership. This subsidiary and its property serve as collateral for a non-recourse bank loan of $23 million to an unaffiliated lender. This bank loan was entered into during August 2007, has a term of 66 months, and bears interest at a floating rate of 130 basis points over the interpolated 5.5 Year U.S. Treasury Yield—subject to a minimum annual interest rate of 5.9%. The lender has no recourse to the Venture or us, only to the subsidiary and its property. As a result of the Venture consolidating this subsidiary, the bank loan and minority interest are presented in the above combined balance sheet data as Mortgage note payable, Minority interest, respectively.

The following presents the combined income statement data of our investments in unconsolidated real estate joint ventures for the period from their respective dates of inception in 2007, through December 31, 2007.

Income statement data:

Revenues:
Rent	$1,177,835
Interest	2,294,447
3,472,282
Operating costs and expenses:
General and operating expenses	340,892
Real estate taxes	105,554
Interest expense	623,307
Depreciation	1,017,534
2,087,287

Minority interest	(175,234)
Net income	$1,560,230

Included in our equity in earnings of unconsolidated real estate joint venture investments is our share of the above Ventures’ net income of $793,218. Net operating losses attributable to the interest held by the minority shareholder were $175,234.

The Ventures’ Loans to and Equity investments in Project Entities

Included in the Venture’s financial statements are loans to and equity interests in the Project Entities. Below are the Ventures’ uncollected loan principal balance and equity interests in the Project Entities, exclusive of loan commitment fees received:

		December 31,	December 31,
Name of development and related investments	Location	2007	2006
Lovers Lane Townhomes:	Dallas, TX
Interest-bearing Senior Mezzanine Loan; 10% annual interest; principal and interest due April 2012		$2,994,719	$—

The Eclipse (f.k.a. Eldridge at Briar Forest):	Houston, TX
Interest-bearing loan; 9.5% annual interest; principal due April 2012		3,486,564	—

Alexan St. Rose:	Henderson, NV
Interest-bearing loan; 10% annual interest principal due December 2012		4,691,255	—

Fairfield at Baileys Crossing:	Fairfax County, VA
Interest-bearing loans; 9.5% annual interest; principal due July 2012		22,138,172	—

Tower 55 Hundred (f.k.a. Fairfield Columbia Village):	Arlington County, VA
Interest-bearing loan; 9.5% annual interest; principal due October 2012		19,954,854	—

Fairfield at Cameron House:	Silver Spring, MD
Interest-bearing loan; 9.5% annual interest; principal due December 2012		12,416,760	—

Satori:	Broward County, FL
Interest-bearing loan; 10% annual interest; principal due October 2012		12,432,034	—
The Ventures’ total loans to unconsolidated real estate joint ventures		78,114,358	—

The Eclipse (f.k.a. Elridge at Briar Forest):	Houston, TX
Limited partnership interest of 49.6%		4,023,717	—

Tower 55 Hundred (f.k.a. Fairfield at Columbia Village):	Arlington County, VA
Limited partnership interest of 50%		3,552,938	—

Satori:	Broward County, FL
Limited partnership interest of 50%		7,350,000	—
The Ventures’ total investments		$93,041,013	$—

Our involvement with each of the Project Entities began at the time we committed to making our investments, and our potential loss exposure is limited to the funded portion of our commitments. The Project Entities also owe amounts under other mortgage loans, bank loans, and other liabilities balances—these are obligations of the commercial developers. Neither we nor the Ventures have a primary or secondary obligation on those obligations of the commercial developers. The following table is unaudited and includes estimated information about the nature and size of the activities of the Project Entities:

Project Name / Location Description	Project Completion	Construction Cost (millions)

Lovers Lane Townhomes / Dallas, Texas	October 2008	$39.4

Existing apartment community, ceased operations on December 31, 2007 which has not yet been demolished. Proposed future development is expected to be a two-story townhome community with approximately 155 rental units.

The Eclipse (f.k.a. Eldridge at Briar Forest)/ Houston, Texas	October 2009	35.7
Undeveloped land expected to be a three-story apartment community with approximately 330 rental units.

Fairfield at Baileys Crossing / Fairfax County, Virginia	September 2009	147.6
Undeveloped land, expected to be a three-, four- and seven-story structure apartment community. With approximately 414 rental units and an attached parking structure

Alexan St. Rose / Clark County, Virginia	June 2010	75.7
Undeveloped land, expected to be a three-story apartment community with approximately 430 rental units

The Reserve at Johns Creek Walk / Fulton County, Georgia	Operating	33.5
A three-story operating apartment community with 210 rental units within an overall mixed-use development containing retail and for-sale townhomes

Satori / Broward County, Florida	August 2009	98.5
Previously developed land which has been demolished and is expected to be a three- and Nine-story structure apartment community with approximately 279 rental units

Tower 55 Hundred (f.k.a. Fairfield at Columbia Village)/ Arlington County, Virginia	September 2009	99.8
Previously developed land which has been demolished and is expected to be a ten-story high-rise apartment community with approximately 234 rental units and an underground parking facility

Fairfield at Cameron House / Silver Spring, Maryland	January 2010	128.9
Previously developed land which has been demolished and is expected to be a 15-story high-rise apartment community with approximately 325 rental units

Certain Ventures have an equity investment in Project Entities. The Project Entities own development projects and had no operational income or loss. The following presents the unaudited summarized financial information of those Project Entities:

December 31, 2007

Cash	$537,526
Prepaid taxes and other assets	8,864
Land and construction in progress	85,522,204
Accounts payable and other	5,923,569
Affiliate payables	410,208
Mortgage loans and interest payable	62,308,162

5.                                     Credit Facility with Behringer Harvard Operating Partnership I LP

On April 2, 2007, our operating partnership, Behringer Harvard Multifamily OP I, entered into a one-year credit facility with the operating partnership of Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP (the “Credit Facility”). The Credit Facility was terminated on December 20, 2007. During 2007, we paid cash for interest and other fees of approximately $925,000. Our investments in unconsolidated real estate joint ventures include approximately $283,000 of capitalized interest costs.

6.                                     Stockholders’ Equity

Capitalization

As of December 31, 2007, Behringer Harvard Multifamily REIT I, Inc. had 14,272,919 shares of common stock outstanding, including 6,000 shares of restricted stock issued to our independent directors for no cash, and 24,969 shares owned by Behringer Harvard Holdings for cash of $200,001. As of December 31, 2006, Behringer Harvard Multifamily REIT I, Inc. had 4,249 shares of our common stock outstanding, including 3,000 shares of restricted stock issued to our independent directors for no cash, and 1,249 shares owned by Behringer Harvard Holdings for cash of $10,004. As of December 31, 2007 and 2006, Behringer Harvard Multifamily REIT I, Inc. had no shares of preferred stock issued and outstanding.

In 2006, Behringer Harvard Multifamily Advisors I purchased a special limited partnership interest in our operating partnership, Behringer Harvard Multifamily OP I, for cash of $10,000 (the “Incentive Unit”). This Incentive Unit entitles the special limited partner to receive an amount when certain events occur, including the sale of our assets, whether directly or through the sale of our company, the listing of our common stock for trading on a national securities exchange, a termination of the advisory management agreement, or a change in control, if such an amount is available after stockholders have received distributions equal to or greater than the sum of their aggregate capital contributions plus a 7% annual, cumulative, non-compounded return on such capital contributions. The Incentive Unit is then convertible into an equivalent value of partnership units of Behringer Harvard Multifamily OP I based on this available amount plus the initial $10,000 contribution. After the Incentive Unit converts to partnership units, those partnership units are convertible into cash or shares of our common stock.

On November 28, 2007, the Incentive Unit was canceled and the $10,000 cash purchase price was returned to Behringer Harvard Multifamily Advisors I. Concurrently, Behringer Harvard Multifamily REIT I, Inc. sold 1,000 shares of non-participating, non-voting convertible stock to Behringer Harvard Multifamily Advisors I for $1,000. Pursuant to its terms, the convertible stock will convert to shares of Behringer Harvard Multifamily REIT I, Inc. common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the issue price of those shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on the then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 7% performance threshold, or (3) our advisory management agreement with Behringer Harvard Multifamily Advisors I expires without renewal or is terminated

(other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 7% performance threshold based on our enterprise value and prior distributions, and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory management agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

Distributions

On June 6, 2007, the Board of Directors authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on July 1, 2007 and ending on August 31, 2007 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.000986301 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars ($9.00). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On August 28, 2007, the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on September 1, 2007 and ending on November 30, 2007 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.000986301 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars ($9.00). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On November 28, 2007, the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on December 1, 2007 and ending on February 29, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

Of the amounts distributed by us in 2007, approximately 76% represented a return of capital and 24% were distributions from the taxable earnings of real estate operations:

Distributions
2007	Declared	Paid
Fourth Quarter	$730,682	$396,450
Third Quarter	196,590	118,764
Second Quarter	—	—
First Quarter	—	—
	$927,272	$515,214

2006
Fourth Quarter	$—	$—
Third Quarter	—	—
Second Quarter	—	—
First Quarter	—	—
	$—	$—

7.                                     Commitments and Contingencies

As of December 31, 2007, the Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $126.5 million and the Ventures have currently funded approximately $102.3 million. The Ventures will require additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining $24.2 million equity investment and/or mortgage loan commitments. The Ventures have also issued contingent sell options to the Project Entities. In addition, we hold The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $3.2 million and have currently funded approximately $1,000.

The remaining commitments on the real estate investment development by the Ventures will be funded as actual construction progresses. Estimated future payments are as follows, as of December 31, 2007:

	The Ventures’ total unfunded commitments	The Ventures’ other contingent obligations under sell options	Our estimated portion of the Ventures’ unfunded commitments and contingent options	Our unfunded commitment on our mortgage loan	Our estimated total

2008	$24,229,508	$—	$13,326,229	$1,610,102	$14,936,331
2009	—	61,545,395	33,849,967	1,610,102	35,460,069
Total	$24,229,508	$61,545,395	$47,176,196	$3,220,204	$50,396,400

The Ventures’ other contingent obligations under sell options issued to the Project Entities

The Venture, which has made a mezzanine loan to the Fairfield at Baileys Crossing Project Entity has also issued a contingent sell option to an unaffiliated equity investor in the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after 90 days. If exercised, the Venture will be required to purchase their interest, free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance was approximately $14.6 million and $11.8 million (unaudited) at March 31, 2008 and December 31, 2007, respectively, and has been included in the above table as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Venture, which made a mezzanine loan to an affiliate of the Fairfield at Cameron House Project Entity, has also issued a contingent sell option to an unaffiliated equity investor in the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after 90 days. If exercised, the Venture will be required to purchase their interest, free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance is approximately $10.3 million (unaudited) at March 31, 2008 and  December 31, 2007, and has been included in the above table as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Venture, which made a mezzanine loan to the Lovers Lane Townhomes Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If this contingent sell option becomes exercisable, it will expire after 30 days. If exercised, the Venture will be required to purchase The Lovers Lane Townhomes, free of all liens, claims, and encumbrances, for cash in an amount equal to the lower of (a) actual project costs plus interest charges, or (b) the maximum budgeted cost amount plus interest charges. The estimated exercise price of approximately $39.4 million has been included in the above table as the estimated amount due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010. If the Venture were to purchase the property, we expect the Venture’s total cash outlay will approximate $4 million after considering the application of proceeds received from a new senior property mortgage and any unpaid principal and interest on the Lovers Lane Townhome mezzanine loans issued by us and the Venture.

8.                                     Related Party Arrangements

Behringer Harvard Multifamily REIT I, Inc. has no employees and is supported by related party arrangements. Our advisor and certain of its affiliates earn fees and compensation in connection with our offering and in connection with the acquisition, management, and sale of our assets.

Behringer Securities LP (“Behringer Securities”), our affiliated dealer manager for the Offering, receives a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee. Behringer Securities will reallow all of its commissions to participating broker-dealers. Behringer Securities may, pursuant to separately negotiated agreements, reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to participating broker-dealers for marketing fees, including the cost of bona fide training and educational meetings, and due diligence expense reimbursements and no more than 0.5% of gross offering proceeds for bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned commissions and dealer manager fees of $7.9 million and $3.2 million, respectively.

All organization and offering expenses (excluding selling commissions and the dealer manager fee) are incurred and paid by Behringer Harvard Multifamily Advisors I or its affiliates. As related to the Private Offering, Behringer Harvard Multifamily REIT I, Inc. will pay Behringer Harvard Multifamily Advisors I a fixed rate of 1.5% of gross offering proceeds, regardless of whether the actual amount of organization and offering expenses is greater or less than 1.5% of gross offering proceeds. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned organization and offering expenses of $1.9 million.

Behringer Harvard Multifamily Advisors I or its affiliates will receive acquisition and advisory fees of 2.5% of (1) the contract purchase price paid or allocated in respect of the development, construction or improvement of each asset acquired directly by us, including any debt attributable to these assets, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. Behringer Harvard Multifamily Advisors I or its affiliates will also receive 2.5% of the funds advanced in respect of a loan or other investment. Behringer Harvard Multifamily Advisors I or its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned acquisition and advisory fees of approximately $2.6 million.

Behringer Harvard Multifamily Advisors I or its affiliates will receive debt financing fees of 1% of the amount available to us under debt financing originated or refinanced by or for us. It is anticipated that our advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned debt financing fees of $0.2 million from The Reserve at Johns Creek Walk property.

We expect to pay HPT Management Services LP (“HPT Management”), our affiliated property manager, fees for the management of our properties, which may be subcontracted to unaffiliated third parties. Such fees are equal to 3.75% of gross revenues. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to a particular property. We will reimburse the costs and expenses incurred by HPT Management on our behalf, including fees and expenses of apartment locators and third-party accountants, the wages and salaries and other employee-related expenses of all on-site employees of HPT Management who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned no property management fees.

Behringer Harvard Multifamily Advisors I will receive a monthly asset management fee for each asset. This amount will be calculated based upon one-twelfth of 1% of aggregate assets value, as defined, as of the last day of the preceding month. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned asset management fees of approximately $218,000.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

We are dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

The following amounts are included in affiliate related receivables and payables:

December 31, 2007
Advances to Ventures	$226,443
Reimbursements of pursuit and other costs	74,484
Total receivables from affiliates	$300,927

Asset management fees	$217,837
Acquisition and advisory fees	908,345
Commissions and dealer manager fees	231,976
Organization and offering costs	50,238
Due to Ventures	4,810
Total payables to affiliates	$1,413,206

9.                                     Supplemental disclosures of cash flow information

Supplemental cash flow information is summarized below:

	Year ended December 31, 2007	For the period from August 4, 2006 (date of inception) through December 31, 2006
Supplemental disclosure of cash flow information:
Interest paid, net of amounts capitalized	$246,674	$—

Non-cash investing activities:
Accrued acquisition costs	$908,334	$—
Conversion of mortgage note receivable into investments in unconsolidated real estate joint ventures	$2,782,923	$—
Payables to Ventures	$4,810	$—

Non-cash financing activities:
Dividend payable
	$412,058	$—

10.                              Fair Value Disclosure of Financial Instruments

We determined the following disclosure of estimated fair values using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2007 and 2006, management estimated the carrying value of cash and cash equivalents, restricted cash, accounts receivable, investments in real estate ventures, escrow deposits, accounts payable, accrued expenses and other liabilities and distributions payable were at amounts that reasonably approximated their fair value based on their highly-liquid nature and/or short-term maturities.

The fair value estimate presented herein is based on information available to our management as of December 31, 2007 and 2006. Although our management is not aware of any factors that would significantly affect the estimated fair value amount, such amount has not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

11.                              Subsequent Events

On February 11, 2008, the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on March 1, 2008 and ending on March 31, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On March 14, 2008, the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on April 1, 2008 and ending on May 31, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

Behringer Harvard Multifamily Management Services, LLC (“BHM Management”) is newly organized to manage and lease properties in our portfolio. BHM Management is an affiliate of our advisor and engaged in the business of real estate management. On March 17, 2008, with our consent and the consent of Behringer Harvard Multifamily OP I, HPT Management assigned its property management agreement with Behringer Harvard Multifamily REIT I to BHM Management.

*****

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Balance Sheets

as of June 30, 2008 and December 31, 2007

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$34,692,596	$53,377,585
Investments in unconsolidated real estate joint ventures	78,173,161	60,068,633
Restricted cash	—	53,300
Receivables from affiliates	169,856	300,927
Mortgage note receivable	1,124	70,986
Escrow deposits	—	888,525
Other assets	118,826	681,917
Total assets	$113,155,563	$115,441,873

Liabilities and stockholders’ equity

Liabilities
Payables to affiliates	$367,692	$1,413,206
Subscriptions for common stock	—	53,300
Dividends payable	433,900	412,058
Accounts payable and Accrued liabilities	72,549	143,812
Total liabilities	874,141	2,022,376

Commitments and contingencies

Stockholder’s equity
Preferred stock, $.0001 par value per share; 125,000,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 875,000,000 shares authorized, 14,267,364 and 14,272,919 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	1,426	1,427
Additional paid-in capital	114,528,722	114,566,504
Cumulative distributions and net loss	(2,248,726)	(1,148,434)
Total stockholders’ equity	112,281,422	113,419,497
Total liabilities and stockholders’ equity	$113,155,563	$115,441,873

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Statements of Operations

for the three and six months ended June 30, 2008 and 2007

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Rental revenue	$—	$—	$—	$—

Expenses
Asset management fees	229,665	7,447	404,911	7,447
Organization expenses	—	47,694	—	47,694
Interest expense	—	171,359	—	171,359
General and administrative	245,361	154,033	541,263	168,283
Depreciation and amortization	8,367	—	29,971	—
Total expenses	483,393	380,533	976,145	394,783

Interest income	225,228	70,931	650,354	75,890
Equity in earnings of unconsolidated real estate joint venture investments	1,092,875	30,385	1,857,571	30,385
Net income (loss)	$834,710	$(279,217)	$1,531,780	$(288,508)

Weighted average number of common shares outstanding	14,267,364	878,939	14,268,951	444,010

Basic and diluted income (loss) per share	$0.06	$(0.32)	$0.11	$(0.65)

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Statements of Stockholders’ Equity

for the year ended December 31, 2007 and for the six months ended June 30, 2008

(Unaudited)

	Common Stock		Additional	Cumulative	Total
	Number of Shares	Par Value	Paid-in Capital	Distributions and Net loss	Stockholders’ Equity

Balance at January 1, 2007	4,249	$—	$13,059	$(14,055)	$(996)

Net Loss			—	(207,107)	(207,107)
Issuances of common stock under:
Sale of common stock, net	14,268,670	1,427	114,529,010	—	114,530,437
Incentive award plan	—	—	24,435	—	24,435
Distributions declared on common stock	—	—	—	(927,272)	(927,272)

Balance at December 31, 2007	14,272,919	1,427	114,566,504	(1,148,434)	113,419,497

Net income			—	1,531,780	1,531,780
Issuances of common stock under - incentive award plan	—	—	12,218	—	12,218
Shares Returned	(5,555)	(1)	(50,000)	—	(50,001)
Distributions declared on common stock	—	—	—	(2,632,072)	(2,632,072)

Balance at June 30, 2008	14,267,364	$1,426	$114,528,722	$(2,248,726)	$112,281,422

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Statements of Cash Flows

for the six months ended June 30, 2008 and 2007

(Unaudited)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2008	June 30, 2007
Cash flows from operating activities
Net income (loss)	$1,531,780	$(288,508)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	—	79,116
Depreciation and amortization	29,971	—
Stock-based compensation	12,218	12,217
Equity in earnings of unconsolidated real estate joint venture investments	(1,857,571)	(30,385)
Distributions received from unconsolidated real estate joint ventures	1,857,571	—
Changes in operating assets and liabilities:
Accrued interest on mortgage note receivable	(50)	(59,356)
Accounts receivable	(20,460)	—
Other assets	(29,779)	—
Payables to affiliates	101,387	101,850
Accounts payable and other liabilities	(77,412)	4,584
Cash provided by (used in) operating activities	1,547,655	(180,482)

Cash flows from investing activities
Increase in receivables from affiliates	—	(1,336,372)
Issuances of mortgage notes receivable	—	(2,995,719)
Repayments of advances to unconsolidated real estate joint ventures	44,842	—
Prepaid acquisition costs	—	(628,941)
Investments in unconsolidated real estate joint ventures	(18,227,082)	(2,040,824)
Proceeds from sales of interests in real estate ventures	—	1,968,150
Distributions received from unconsolidated real estate joint ventures	831,241	—
Escrow deposits	—	(1,237,500)
Cash used in investing activities	(17,350,999)	(6,271,206)

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Statements of Cash Flows

for the six months ended June 30, 2008 and 2007 (contd.)

(Unaudited)

Cash flows from financing activities
Shares Returned	(50,001)	—
Proceeds from sales of common stock	—	14,431,978
Offering costs	—	(1,383,624)
Change in subscriptions for common stock	(53,300)	157,000
Change in subscription cash received	53,300	(156,624)
Dividends paid	(2,610,230)	—
Credit Facility:
Proceeds	—	8,000,000
Repayments	—	(8,000,000)
Financing fees	—	(286,669)
Change in payables to affiliates	(221,414)	—
Cash provided by (used in) financing activities	(2,881,645)	12,762,061

Net change in cash and cash equivalents	(18,684,989)	6,310,373
Cash and cash equivalents at beginning of period	53,377,585	20,004
Cash and cash equivalents at end of period	$34,692,596	$6,330,377

See Notes to Consolidated Financial Statements.

Behringer Harvard Multifamily REIT I, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

1.                                     Organization and Business

Business

Behringer Harvard Multifamily REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Maryland on August 4, 2006 and intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes for the taxable year ended December 31, 2007. We were organized to invest in and operate multifamily communities. These operating and development properties are expected to include conventional multifamily assets, such as mid-rise, high-rise, and garden style properties, and also to include student housing and age-restricted properties. Further, we may invest in commercial real estate, real estate related securities, collateralized mortgage-backed securities, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, or in entities that make similar investments.

Substantially all business of Behringer Harvard Multifamily REIT I, Inc. is conducted through our operating partnership Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”). Behringer Harvard Multifamily REIT I, Inc. has contributed initial capital contributions of $10,000 to Behringer Harvard Multifamily OP I through two wholly owned subsidiaries, BHMF, Inc., a Delaware corporation (“BHMF Inc.”) and BHMF Business Trust, a Maryland business trust. BHMF, Inc. owns approximately 0.1% of our interest in Behringer Harvard Multifamily OP I as its sole general partner. The remaining approximate 99.9% of our interest in Behringer Harvard Multifamily OP I is held as a limited partner’s interest by BHMF Business Trust. BHMF, Inc.’s interest will be subject to dilution as we raise offering proceeds. The consolidated financial statements of Behringer Harvard Multifamily REIT I, Inc. includes the accounts of Behringer Harvard Multifamily OP I.

We have no employees and are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006. Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Organization

Offering of our common stock

We are authorized to issue 875,000,000 shares of common stock, 1,000 shares of convertible stock and 124,999,000 shares of preferred stock. All shares of common stock have a par value of $.0001 per share. On August 4, 2006 (date of inception), we sold 1,249 shares of our common stock to Behringer Harvard Holdings, LLC (“Behringer Harvard”) for cash of $10,004. On November 28, 2007, we sold an additional 23,720 shares of our common stock to Behringer Harvard for cash of $189,997. Our Board of Directors may authorize additional shares of capital stock and their characteristics without obtaining shareholder approval.

On November 22, 2006, we commenced a private offering to sell a maximum of approximately $400 million of common stock to accredited investors (the “Private Offering”). We held all Private Offering proceeds in escrow until after we had sold our initial $1.5 million of shares of common stock. In April 2007, the Company released the proceeds from escrow and began issuing shares of our common stock. We terminated the Private Offering on December 28, 2007. We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the Private Offering. Commissions, dealer manager fees, and other offering costs were approximately $13 million.

On December 31, 2007, we filed an initial registration statement pursuant to Form S-11 filed under the Securities Act of 1933, as amended, for a public offering of up to 120,000,000 shares of common stock offered at a price of $10.00 per share (the “Public Offering”). The Public Offering, if it becomes effective, also covers the registration of up to 30,000,000 shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan. The minimum purchase is $2,000 per investor except in New York where it is $2,500. On June 6, 2008, our board of directors approved an amendment to our Public Offering which will provide up to 250,000,000 shares of common stock, including 200,000,000 shares of common stock offered at a price of $10.00 per share and 50,000,000 shares of common stock offered at $9.50 per share as part of our distribution reinvestment plan.

We intend to use the proceeds from our private and public offerings of our common stock, after deducting offering expenses, primarily to acquire apartment communities, with a particular focus on using multiple strategies to acquire high quality apartment communities that will produce rental income. We will acquire a blended portfolio consisting of core, stabilized income generating assets, assets that may benefit from enhancement or repositioning and development assets for stabilization to retain as core assets generating income with potential capital appreciation.

While conducting an offering, we admit new stockholders at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

Our common stock is not currently listed on a national securities exchange. However, management anticipates within four to six years after the termination of our public offering to begin the process of either listing the common stock on a national securities exchange or liquidating our assets, depending on then-prevailing market conditions.

2.                                     Interim Unaudited Financial Information

The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Amendment No. 1 to Form 10 filed pursuant to Section 12(g) of the Security and Exchange Act of 1934, as amended for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission (“SEC”) on June 09, 2008. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted from this report.

The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders’ equity as of June 30, 2008 and  consolidated statements of operations and cash flows for the periods ended June 30, 2008 and 2007 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary to present fairly our consolidated financial position as of June 30, 2008 and December 31, 2007 and our consolidated results of operations and cash flows for the periods ended June 30, 2008 and 2007. Such adjustments are of a normal recurring nature.

3.                                     Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as the purchase price allocation for real estate acquisitions, impairment of long-lived assets and equity-method real estate investments, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts, the accounts of variable interest entities in which we are the primary beneficiary and the accounts of other subsidiaries over which we have control. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” and by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

Real Estate and Other Related Intangibles

If, in the future, we acquire real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with SFAS No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, and in-place leases.

Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that management believes we could obtain. Any difference between the fair value and stated value of the assumed debt is recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of any tangible assets that will be acquired, expected to consist of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The values of buildings are depreciated over the estimated useful lives ranging from 25-35 years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal options for below market leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets that we may acquire in the future is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will amortize the value of in-place leases acquired in the future to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate their lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Impairment of Long Lived Assets and Mortgage Notes Receivable

If we acquire any wholly-owned properties, we will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we own through an investment in a real estate joint venture other similar real estate investment structure, at each reporting date we compare the estimated fair value of our real estate investment to the carrying value. An impairment charge is recorded to the extent the fair value of our real estate investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

We assess impairment at the individual project basis. In evaluating the investment in real estate venture and mortgage note for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices. A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

We review the terms and conditions underlying the outstanding balances of mortgage notes receivable on an individual basis. If we determine that it is probable that all amounts due under the terms of a loan will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

No impairment charges have been recorded as of June 30, 2008 and December 31, 2007.

Cash and Cash Equivalents

The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value due to their short-term maturities. We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. While in an offering, we admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds.

Mortgage Note Receivable

Mortgage note receivable is reported at the outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs are generally deferred and recognized as adjustments to interest income over the lives of the related loan.

We and our joint ventures have issued mortgage notes and/or mezzanine loans with respect to certain development projects. Each borrower remains obligated to pay principal and interest due on the loans regardless of its intent or ability to sell or refinance the property. In addition, these loans do not contain a right to participate in expected residual profit as defined within Exhibit I of AICPA Practice Bulletin 1, “Accounting of Real Estate Acquisition, Development, or Construction Arrangements” and EITF 86-21, “Application of the AICPA Notice to Practitioners Regarding Acquisition, Development, and Construction Arrangements to Acquisition of an Operating Property.” As a result, we account for our Lovers Lane Town Homes Junior Mezzanine Loan, and the joint ventures account for all of their loans, as a loan, and not as an investment in real estate pursuant to Exhibit I of AICPA Practice Bulletin 1 and EITF 86-21.

Escrow Deposits

We have refundable amounts deposited in escrow for contracts to potentially acquire interests in properties and entities that own real estate and development projects. As of December 31, 2007, we had $888,000 in escrow deposits related to the Russell Road development in Nevada. As of June 30, 2008, we had no escrow deposits.

Investments in Unconsolidated Real Estate Joint Ventures

We account for certain investments in unconsolidated real estate joint ventures using the equity method of accounting because we exercise significant influence over, but do not control these entities. These investments are initially recorded at cost and are adjusted for our share of equity in earnings and distributions. We report our share of income and losses based on our ownership interests in the entities.

In connection with the acquisition of investments in unconsolidated real estate joint ventures, we incur certain acquisition and advisory fees that are paid to Behringer Harvard Multifamily Advisors I or an affiliate.  These fees are capitalized as part of our basis in the investments in joint ventures.  We amortize any excess of the carrying value of our investments in joint ventures over the book value of the underlying equity over the estimated useful lives of the underlying operating property, which represents the assets to which the excess is most clearly related.

Organization and Offering Costs

Behringer Harvard Multifamily Advisors I or its affiliates were obligated to pay all of the private offering organization and offering costs. Private offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. Total organization and offering costs incurred by Behringer Harvard Multifamily Advisors I in connection with our private offering are approximately $3.5 million and $3.0 million as of June 30, 2008 and December 31, 2007, respectively. Our only obligation for those costs was to pay a fee to Behringer Harvard Multifamily Advisors I under our advisory management agreement with Behringer Harvard Multifamily Advisors I. Under our advisory management agreement, we incurred this fee obligation at the rate of 1.5% of the actual gross private offering proceeds (the “O&O Fee”), regardless of whether the actual amount of private offering costs incurred by Behringer Harvard Multifamily Advisors I or its affiliates was higher or lower than the O&O Fee. We have recorded the pro-rated share of offering costs embedded in the O&O Fee as an offset to additional paid-in capital in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Miscellaneous Accounting — Expenses of Offering. Paid and accrued O&O Fees recorded as an offset to additional paid-in capital as of December 31, 2007 were $1.9 million, and $50,000, respectively. We have not incurred additional O&O Fees subsequent to December 31, 2007 because the private offering terminated on December 28, 2007. We have no obligation for private organization and offering costs incurred by Behringer Harvard Multifamily Advisors I and its affiliates in excess of total amounts due under the O&O Fee. As of June 30, 2008 and December 31, 2007, approximately $1.6 million and $1.1 million, respectively, of organization and offering costs had been incurred by Behringer Harvard Multifamily

Advisors I and its affiliates for which we had no obligation. The amount of O&O Fees recorded is determined as 1.5% of the actual private offering proceeds received to date; no other amounts are considered by management to be probable of reimbursement as of December 31, 2007.

Behringer Harvard Multifamily Advisors I or its affiliates are obligated to pay all of our organizational expenses. Our only obligation for these costs is the O&O Fee to Behringer Harvard Multifamily Advisors I as discussed above. We have no other obligations for these costs. Our organization costs are recorded as an expense in accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities. We have recorded the pro-rated share of organization expenses embedded in the O&O Fee as an expense. We have no obligation for organization costs incurred by Behringer Harvard Multifamily Advisors I and its affiliates in excess of total amounts due under the O&O Fee, which are approximately $9,500. Accordingly, this amount has not been recognized in our consolidated financial statements.

Behringer Harvard Multifamily Advisors I or its affiliates are obligated to pay all of our public organization and offering costs. As of June 30, 2008, our public offering has not commenced; upon commencement, we intend to amend and restate our advisory management agreement with Behringer Harvard Multifamily Advisors I. Our obligation for these public offering costs is anticipated to be to reimburse Behringer Harvard Multifamily Advisors I under a set amount pursuant to the amended and restated advisory management agreement (the “O&O Reimbursement”). Beginning with the commencement of our public offering, at each balance sheet date we will estimate the total gross public offering proceeds expected to be received under the public offering and recognize the amount of O&O Reimbursement as determined under Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies”. We will record the amount of O&O Reimbursement at the lower amount of (a) 1.5% of the estimated total gross public offering proceeds, or (b) the actual public organization and offering costs incurred by Behringer Harvard Multifamily Advisors I. Our public offering has not commenced and accordingly, no amounts have been recognized in our consolidated financial statements. As of June 30, 2008 and December 31, 2007, amounts incurred by Behringer Harvard Multifamily Advisors I for our public organization and offering costs were approximately $2 million and $0.5 million, respectively.

As of June 30, 2008 and December 31, 2007, the amount of our accrued obligation under the O&O Fee for the private offering costs and O&O Reimbursement for the public offering costs has been recognized in our consolidated statements in accordance with SFAS No. 5.

Income Taxes

We intend to make an election to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2007. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit as of June 30, 2008 and December 31, 2007. In addition, we recognized no current tax expense for the six months ended June 30, 2008 and 2007 related to the Texas margin tax.

On January 1, 2007 we adopted the provisions of FASB Interpretation No. 48 Accounting for uncertainty in income taxes — an interpretation of FASB statement No 109 (“FIN 48”). Under FIN 48, we recognize the financial statement benefit of an uncertain tax position only after determining that the relevant tax authority would more likely then not sustain the position following an audit. To date, we are unaware of any uncertain tax positions.

Stock Based Compensation

We have a stock-based incentive award plan for our directors and consultants and for employees, directors and consultants of our affiliates, and our advisor and its affiliates. We account for this plan under the modified prospective method of Financial Accounting Standards Board (“FASB”) SFAS No. 123R, “Share-Based Payment.”

In the modified prospective method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations.

On November 14, 2006, we issued a total of 3,000 shares of restricted stock to our independent directors. On November 28, 2007 we issued an additional total of 3,000 shares of restricted stock to our independent directors. These restricted share issuances each require a 12 month service and vesting period, have no exercise price, and each had an estimated fair value of approximately $24,000, for a total fair value of $48,000, using similar share prices at the time of $8.15 per share. The fair value of each issuance is being recognized as compensation expense on a straight-line basis over the required service period. For the six months ended June 30, 2008 and 2007, we recognized stock-based compensation expense of approximately $12,000, respectively.

No other stock-based compensation has been issued.

Concentration of Credit Risk

At June 30, 2008 and December 31, 2007 we had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

Earnings per Share

We calculate earnings per share in accordance with FAS No. 128, Earnings Per Share. Basic earnings per share is calculated by dividing net earnings available to common shares by the weighted-average common shares outstanding during the period. Diluted earnings per share is calculated similarly, except that it includes the dilutive effect of the assumed exercise of securities, including the effect of shares issuable under our stock-based incentive plans. Upon our adoption of a share redemption plan, the weighted-average common shares redeemable during the period will be excluded from basic earnings per share, and included in diluted earnings per share.

On November 14, 2006, we issued a total of 3,000 shares of restricted stock to our independent directors, which require a 12 month service and vesting period. On November 28, 2007 we issued an additional total of 3,000 shares of restricted stock to our independent directors. The restricted shares have no exercise price and are presented as issued shares on our balance sheet. However, as a result of the outstanding performance requirements the number of shares are excluded from our basic earnings per share calculation until performance is achieved. At the time such shares have a dilutive effect, they will be included in the dilutive earnings per share calculation.

The Behringer Harvard Multifamily REIT I, Inc. 2006 Incentive Award Plan (“Incentive Award Plan”) was approved by the board of directors on November 14, 2006 and by the stockholders on November 15, 2006. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards. A total of 10,000,000 shares have been authorized and reserved for issuance under the Incentive Award Plan.

As of June 30, 2008 and December 31, 2007 we had 1,000 shares of convertible stock issued and outstanding, no shares of preferred stock issued and outstanding, and had no options to purchase shares of common stock outstanding.

Reportable Segments

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standard for reporting and financial and descriptive information about an enterprise’s reportable segments. Our current business consists of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. Substantially all of our consolidated income is from real estate properties that we own through a joint-venture, and we account for each joint venture under the equity method of accounting. Management evaluates operating performance on an individual joint venture level. However, as each of our joint ventures has similar economic characteristics in our financial statements, our joint ventures have been aggregate into one reportable segment.

4.                                     Recently Announced Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. We adopted the provisions of SFAS 157 effective January 1, 2008, and did not have a material effect on our consolidated results of operations.

In February 2008, the FASB staff issued Staff Position No. 157-2 “Effective Date of FASB Statement No. 157” (“FSP SFAS 157-2”). FSP SFAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP SFAS 157-2 will expire for the Company’s fiscal year beginning January 1, 2009. We are currently assessing the effect FSP SFAS 157-2 may have on our financial statement disclosure.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We have not elected the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement replaces SFAS No. 141 “Business Combinations” but retains the fundamental requirement that the acquisition method of accounting, or purchase method, be used for all business combinations and for an acquirer to be identified for each business combination. This Statement is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring considerations. SFAS No. 141(R) applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses. This Statement also makes certain other modifications to Statement 141, including a broader definition of a business and the requirement that acquisition related costs are expensed as incurred. This statement applies to business combinations occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is not allowed. We expect SFAS No. 141(R) will have a material effect on our accounting for future acquisitions of properties if they fall under the definition of a business combination.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.” This Statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.”  SFAS No. 161 requires entities to provide greater transparency about how and why the entity uses derivative instruments, how the instruments and related hedged items are accounted for under SFAS No. 133, and how the instruments and related hedged items affect the financial position, results of operations, and cash flows of the entity.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The principal impact to us would be to expand our disclosures regarding derivative instruments. We had no derivative instruments during the six-month period ended June 30, 2008 or the year ended December 31, 2007.

5.             Unconsolidated Real Estate Joint Ventures

PGGM Joint Venture

We have entered into joint ventures with Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”) in which we are the manager. The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by our sponsor, Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM. We have no direct financial or other ownership interest in either of these entities.

During April 2007 we entered into commitments for and partially funded, equity investments in unconsolidated real estate joint ventures and interest-bearing loans to real estate joint ventures with two separate commercial real estate developers in our real estate development business (the “Two Development Contracts”). These Two Development Contracts were held by two separate subsidiaries that we fully consolidated in our financial statements (the “Two Subsidiaries”).

Prior to June 1, 2007, our consolidated financial statements recognized 100% of these equity investments in real estate joint ventures as investments in unconsolidated real estate joint ventures, and, 100% of these interest-bearing real estate loans to real estate joint ventures as mortgage notes receivable, recognizing accrued interest income on a monthly basis.

During June 2007, Behringer Harvard Master Partnership I purchased for cash approximately 45% of the ownership interest in each of our two subsidiaries that held the Two Development Contracts. Subsequent to June 1, 2007, we no longer consolidate those two subsidiaries and prospectively recognize our remaining approximate 55% ownership interest under the equity method of accounting as investments in unconsolidated real estate joint ventures (the “Ventures”). We believe the carrying values of the Ventures’ equity interests sold approximated fair value because of the short duration and lack of change in the entity’s underlying assets—the Two Development Contracts. We recorded Behringer Harvard Master Partnership I’s purchase as a reduction in the carrying value of our real estate investment balance; no gains or losses were incurred or recognized.

Until the maximum funding commitment from the PGGM joint venture of $200 million has been placed, we expect substantially all of our future real estate acquisitions and real estate under development activities will use the above Venture structure with the PGGM Joint Venture. The maximum funding commitment from the PGGM Joint Venture may be increased to $300 million.

We may choose other combinations of financing any of our business transactions, including but not limited to using cash, debt, and securing additional joint venture partners for current and/or future real estate projects that may or may not have a similar structure.

We have determined that our Ventures are not variable interest entities under FIN 46R, and thus have evaluated them for consolidation under SOP 78-9. Each Venture has two partners, and each Venture partner possesses equal substantive participating rights to make decisions which constitute routine occurrences in each Venture’s ordinary course of business. These decisions include the requirement to approve initial and annual operating plans, initial and annual capital expenditures, any sales or dispositions of investments, and, any method of refinancing or raising additional debt or equity capital. As a result of these equal substantive participating rights, no single party controls each Venture; accordingly, we account for each Venture using the equity method of accounting pursuant to SOP 78-9.

Mortgage notes receivable

As discussed above, one of the two Subsidiaries held an interest-bearing mortgage loan (the “Senior Mezzanine Loan”).  Prior to the transaction with the PGGM joint venture, we fully consolidated this subsidiary into our consolidated financial statements and recorded its earnings as interest income. As a result of the PGGM joint venture purchasing an equity ownership in the subsidiary which held the Senior Mezzanine Loan, we deconsolidated that subsidiary as of June 1, 2007 and began accounting for our investment as an equity investment in unconsolidated real estate joint ventures under the equity method of accounting.  The December 31, 2007 balance of approximately $70,000 was reclassified from mortgage note receivable to investments in unconsolidated real estate joint ventures as of June 30, 2008.

Investments in unconsolidated real estate joint ventures

We have established one unconsolidated real estate joint venture for each separate project or property. Each of these unconsolidated real estate joint ventures own 100% of the voting equity interest in one subsidiary REIT and substantially all business is conducted through its subsidiary REIT. Each subsidiary REIT has made equity investments and/or mortgage loans to entities that own the particular real estate project (the “Project Entities”). Prior to our equity investments, the Project Entities were owned by the commercial developers and were organized to own, construct, and finance only one particular real estate project. The Project Entities are not consolidated in our financial statements.

Our interests in the Ventures are recorded as investments in unconsolidated real estate joint ventures and use the equity method of accounting. Our balances include our deferred charges of approximately $4.0 million, net of amortization. The following presents the condensed combined balance sheet data of the Ventures:

	June 30,	December 31,
Balance sheet data:	2008	2007

Cash and restricted cash	$1,775,285	$1,796,624
Accounts receivable	29,186	385,004
Accrued interest receivable	2,057,865	686,807
Mortgage notes receivable	97,874,567	76,378,734
Investments in unconsolidated real estate joint ventures	25,133,653	14,981,406
Deferred financing costs and other assets, net	500,839	472,415
Land and buildings, net	31,804,530	32,813,280
Total assets	$159,175,925	$127,514,270

Accrued liabilities	357,488	312,881
Mortgage note payable	23,000,000	23,000,000
Other liabilities	109,315	103,511
Minority interest	1,910,944	2,085,194
Members’ equity	133,798,178	102,012,684
Total liabilities and members’ equity	$159,175,925	$127,514,270

A wholly-owned subsidiary of one of our Ventures owns The Reserve at Johns Creek Walk, currently our only operating property. This subsidiary consolidates The Reserve at Johns Creek Walk and has recorded a minority interest for the remaining 20% equity ownership. This subsidiary and its property, including an operating receipts lock-box account, serve as collateral for a non-recourse bank loan of $23 million from an unaffiliated lender. This bank loan was entered into during August 2007, matures in March 2013, and bears interest at a rate of 6.461%. The lender has no recourse to the Venture or us, only to the subsidiary and its property. Breaching the loan agreement’s restrictions on encumbrances, sale, transfer, or refinancing of the property could constitute an event of default and increase the interest rate by 5%; uncured events of default can accelerate the loan’s maturity date.  No events of default have occurred. As a result of the Venture consolidating this subsidiary, the bank loan and minority interest are presented in the above combined balance sheet data as mortgage note payable and minority interest, respectively.

The following presents the combined income statement data of the Ventures:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues:
Rent	$766,446	$—	$1,474,009	$—
Interest	2,385,419	26,453	4,490,738	26,453
	3,151,865	26,453	5,964,747	26,453

Operating costs and expenses:
General and operating	194,589	685	655,263	685
Real estate taxes	110,000	—	200,000	—
Interest expense	375,635	—	751,271	—
Depreciation	512,150	—	1,033,212	—
	1,192,374	685	2,639,746	685

Minority interest	(82,726)	—	(174,249)	—
Net income	$2,042,217	$25,768	$3,499,250	$25,768

Included in our equity in earnings of unconsolidated real estate joint venture investments for the three months ended June 30, 2008 and 2007 is our share of the above Ventures’ net income in the amount of $1,092,875 and $30,385, respectively. Net operating losses attributable to the interest held by the minority shareholder were $82,726 and $0, respectively.

Included in our equity in earnings of unconsolidated real estate joint venture investments for the six months ended June 30, 2008 and 2007 is our share of the above Ventures’ net income in the amount of $1,857,571 and $30,385, respectively. Net operating losses attributable to the interest held by the minority shareholder were $174,249 and $0, respectively.

The Ventures’ Loans to and Equity investments in Project Entities

Included in the Ventures’ financial statements are loans to and equity investments in the Project Entities. Below are the Ventures’ uncollected loan principal balance and equity investments in the Project Entities, exclusive of loan commitment fees received as of June 30, 2008 and December 31, 2007:

Name of development and related investments	Location	June 30, 2008	December 31, 2007
Lovers Lane Townhomes:	Dallas, TX
Interest-bearing Senior Mezzanine Loan; 10% annual interest; principal and interest due April 2012		$4,519,828	$2,994,719

The Eclipse:	Houston, TX
Interest-bearing loan; 9.5% annual interest; principal due April 2012		8,147,435	3,486,564

Alexan St. Rose:	Henderson, NV
Interest-bearing loan; 10% annual interest; principal due December 2012		4,691,255	4,691,255

Name of development and related investments (contd.)	Location	June 30, 2008	December 31, 2007
Fairfield at Baileys Crossing:	Fairfax County, VA
Interest-bearing loans; 9.5% annual interest; principal due July 2012		22,138,172	22,138,172

Tower 55 Hundred:	Arlington County, VA
Interest-bearing loan; 9.5% annual interest; principal due October 2012		19,954,854	19,954,854

Fairfield at Cameron House:	Silver Spring, MD
Interest-bearing loan; 9.5% annual interest; principal due December 2012		17,458,257	12,416,760

Satori:	Broward County, FL
Interest-bearing loan; 10% annual interest; principal due October 2012		14,775,000	12,432,034

Alexan Prospect:	Denver, CO
Interest-bearing loan; 10% annual interest; principal due April 2013		4,854,474	—

Alexan Russell Lofts:	Clark County, NV
Interest-bearing loan; 10% annual interest; principal due June 2013		3,709,348	—
The Ventures’ total loans to unconsolidated real estate joint ventures		100,248,623	78,114,358

The Eclipse:	Houston, TX
Limited partnership interest of 49.6%		4,023,717	4,023,717

Tower 55 Hundred:	Arlington County, VA
Limited partnership interest of 50%		3,552,938	3,552,938

Satori:	Broward County, FL
Limited partnership interest of 50%		7,350,000	7,350,000

Alexan Prospect:	Denver, CO
Limited partnership interest of 50%		7,301,115	—

Alexan Russell Lofts:	Clark County, NV
Limited partnership interest of 50%		2,905,883	—
The Ventures’ total equity investments in unconsolidated real estate joint ventures		25,133,653	14,926,655

The Ventures’ total loans and equity investments		$125,382,276	$93,041,013

Our involvement with each of the Project Entities began at the time we committed to making our investments, and our potential loss exposure is limited to the funded portion of our commitments. The Project Entities also owe amounts under other mortgage loans, bank loans, and other liabilities balances—these are obligations of the Project Entities. Neither we nor the Ventures have a primary or secondary obligation on those obligations of the Project Entities. The following table includes estimated information about the nature and size of the activities of the Project Entities:

Project Name / Location Description	Estimated Project Completion Date	Construction Cost (millions)

Lovers Lane Townhomes / Dallas, Texas	1st Quarter 2010	$38.7
Previously developed land which is in process of being demolished and is expected to be a two-story townhome community with approximately 149 rental units

The Eclipse / Houston, Texas	4th Quarter 2008	35.7
Undeveloped land expected to be a three-story apartment community with approximately 330 rental units.

Fairfield at Baileys Crossing / Fairfax County, Virginia	1st Quarter 2010	147.6
Undeveloped land, expected to be a three, four and seven-story structure apartment community with approximately 414 rental units and an attached parking structure

Alexan St. Rose / Clark County, Virginia	3rd Quarter 2010	75.7
Undeveloped land, expected to be a three-story apartment community with approximately 430 rental units

The Reserve at Johns Creek Walk / Fulton County, Georgia	Operating	33.5
A three-story operating apartment community with 210 rental units within an overall mixed-use development containing retail and for-sale townhomes

Satori/ Broward County, Florida	2nd Quarter 2009	98.5
Previously developed land which has been demolished and is expected to be a three- and nine-story structure apartment community with approximately 279 rental units

Tower 55 Hundred / Arlington County, Virginia	3rd Quarter 2009	99.8
Previously developed land which has been demolished and is expected to be a 10 story high-rise apartment community with approximately 234 rental units and an underground parking facility

Fairfield at Cameron House / Silver Spring, Maryland	1st Quarter 2010	128.9
Previously developed land which has been demolished and is expected to be a 15 story high-rise apartment community with approximately 325 rental units

Alexan Prospect / Denver, Colorado	3rd Quarter 2010	94.8
Undeveloped land expected to be a four-story apartment structure with approximately 400 units

Alexan Russell Lofts / Clark County, Nevada	4th Quarter 2009	29.1
Undeveloped land expected to be a three-story apartment structure with approximately 168 units

Disclosure of summarized financial information of the Project Entities

The Project Entities own development projects and had no operational income or loss.  The following presents the combined unaudited summarized financial information of all Project Entities:

Balance sheet data:	June 30, 2008	December 31, 2007
Cash	$1,535,335	$4,063,022
Prepaid taxes and other assets	287,521	110,847
Land and construction in progress	283,387,979	197,952,435
Accounts payable and other	12,827,108	32,826,504
Mortgage loans and interest payable	208,061,705	123,786,136

6.             Credit Facility with Behringer Harvard Operating Partnership I LP

On April 2, 2007, our operating partnership, Behringer Harvard Multifamily OP I, entered into a one-year credit facility with the operating partnership of Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP (the “Credit Facility”). The Credit Facility was terminated on December 20, 2007. During 2007 we paid cash for interest and other fees of approximately $925,000. As of June 30, 2008 and December 31, 2007, our investments in unconsolidated real estate joint ventures include approximately $283,000 of capitalized interest costs.

7.             Stockholders’ Equity

Capitalization

As of June 30, 2008 and December 31, 2007, we had 14,267,364 and 14,272,919 shares of common stock outstanding, respectively, including 6,000 shares of restricted stock issued to our independent directors for no cash, and 24,969 shares owned by Behringer Harvard Holdings for cash of $200,001.  As of December 31, 2006, we had 4,249 shares of our common stock outstanding, including 3,000 shares of restricted stock issued to our independent directors for no cash, and 1,249 shares owned by Behringer Harvard Holdings for cash of $10,004.  As of June 30, 2008 and December 31, 2007, we had 1,000 shares of convertible stock and no shares of preferred stock issued and outstanding.

In 2006, Behringer Harvard Multifamily Advisors I purchased a special limited partnership interest in our operating partnership, Behringer Harvard Multifamily OP I, for cash of $10,000 (the “Incentive Unit”).  This Incentive Unit entitled the special limited partner to receive an amount when certain events occur, including the sale of our assets, whether directly or through the sale of our company, the listing of our common stock for trading on a national securities exchange, a termination of the advisory management agreement, or a change in control, if such an amount is available after stockholders have received distributions equal to or greater than the sum of their aggregate capital contributions plus a 7% annual, cumulative, non-compounded return on such capital contributions. The Incentive Unit was then convertible into an equivalent value of partnership units of Behringer Harvard Multifamily OP I based on this available amount plus the initial $10,000 contribution. After the Incentive Unit converted to partnership units, those partnership units would be convertible into cash or shares of our common stock.  Management has reviewed the terms of the underlying shares and determined the fair value under GAAP approximated the nominal value paid for the shares.

On November 28, 2007 the Incentive Unit was canceled and the $10,000 cash purchase price was returned to Behringer Harvard Multifamily Advisors I. Concurrently, Behringer Harvard Multifamily REIT I, Inc. sold 1,000 shares of non-participating, non-voting convertible stock to Behringer Harvard Multifamily Advisors I for $1,000.  Management has reviewed the terms of the underlying shares and determined the fair value under GAAP approximated the nominal value paid for the shares.

Upon the occurrence of (A) our making total distributions on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below unless our advisory management agreement with Behringer Harvard Multifamily Advisors I has been terminated or not renewed on account of a material breach by our advisor (each of these two events is a “Triggering Event”).

Upon the occurrence of a Triggering Event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of our charter) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.  In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory management agreement with Behringer Harvard Multifamily Advisors I, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible stock will become convertible (but will not convert) into the number of shares of our common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of our charter) plus the total distributions paid through the date of the termination or expiration of the advisory management agreement on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares, divided by (B) the value of the company as of the date of the termination or expiration of the advisory management agreement divided by the number of outstanding shares of common stock as of such date.  Thereafter, the convertible stock will automatically convert into the applicable number of shares of common stock upon the earlier to occur of (1) the date we have made total distributions on the then outstanding shares of our common stock equal to the issue price of those shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) the listing of the common stock for trading on a national securities exchange; provided that the value of the company plus total distributions paid to holders of our then outstanding common stock through the date of listing exceeds the issue price of those shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares.

Prior to the commencement of our Public Offering, we intend to repurchase the outstanding convertible stock described above from our advisor and reissue such convertible stock with new terms.  The new terms will change how we calculate the conversion of our convertible stock if our advisory management agreement with Behringer Harvard Multifamily Advisors I expires without renewal or is terminated (other than because of a material breach by our advisor).  Currently, the number of shares of common stock into which the convertible stock converts is calculated at the time the advisory management agreement terminates.  If, at that time, our company value plus prior distributions are not sufficient to meet the above-described 7% return threshold, then the convertible stock would be of no value.  Although the conversion ratio is set at the time the advisory management agreement terminates, the actual conversion will not occur until a Triggering Event occurs.

As amended, following the termination of the advisory management agreement, the number of shares of common stock into which the convertible stock would convert would be determined on a Triggering Event instead of at the time the advisory management agreement terminates.  If it is determined that the convertible stock is convertible into shares of common stock, the actual number of shares of common stock to be received upon conversion would be reduced from that provided in our current charter so that the holder of the convertible stock would only be entitled to a prorated portion of common stock based on the percentage of time that we were advised by Behringer Harvard Multifamily Advisors I.

Distributions

We did not declare or pay any distributions prior to June 6, 2007.

On June 6, 2007, the Board of Directors authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on July 1, 2007 and ending on August 31, 2007 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.000986301 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars ($9.00). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On August 28, 2007, the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on September 1, 2007 and ending on November 30, 2007 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.000986301 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars ($9.00). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On November 28, 2007 the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on December 1, 2007 and ending on February 29, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars and twenty-five cents ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On February 11, 2008 the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on March 1, 2008 and ending on March 31, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars and twenty-five cents ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On March 14, 2008 the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on April 1, 2008 and ending on May 31, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars and twenty-five cents ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On May 14, 2008 the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on June 1, 2008 and ending on June 30, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars and twenty-five cents ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

On June 25, 2008 the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on July 1, 2008 and ending on August 31, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699 per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars and twenty-five cents ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

	Distributions
2008	Declared	Paid
Second Quarter	$1,330,847	$1,330,802
First Quarter	1,301,225	1,279,428
	$2,632,072	$2,610,230

2007	Declared	Paid
Fourth Quarter	$730,682	$396,450
Third Quarter	196,590	118,764
Second Quarter	—	—
First Quarter	—	—
	$927,272	$515,214

8.             Commitments and Contingencies

At June 30, 2008, the Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $158.2 million and the Ventures have currently funded approximately $134.6 million. The Ventures will require additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining $23.6 million equity investment and/or mortgage loan commitments.  The Ventures have also issued contingent sell options to the Project Entities.  In addition, we hold The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $2.2 million and have currently funded approximately $1,000; the total commitment value was reduced in April 2008.

The remaining commitments on the real estate investment development by the Ventures will be funded as actual construction progresses. Estimated future payments are as follows, as of June 30, 2008:

	The Ventures’ total unfunded commitments	The Ventures’ other contingent obligations under sell options	Our estimated portion of the Ventures’ unfunded commitments and contingent options	Our unfunded commitment on our mortgage loan	Our estimated total

2008	$11,794,800	$—	$6,487,140	$1,091,466	$7,578,606
2009	11,794,800	11,800,000	12,977,140	1,091,466	14,068,606
2010	—	43,976,450	24,187,048	—	24,187,048

Total	$23,589,600	$55,776,450	$43,651,328	$2,182,932	$45,834,260

At December 31, 2007, the Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $126.5 million and the Ventures have currently funded approximately $102.3 million. The Ventures will require additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining $24.2 million equity investment and/or mortgage loan commitments.  The Ventures have also issued contingent sell options to the Project Entities. In addition, we hold The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $3.2 million and have currently funded approximately $1,000.

The remaining commitments on the real estate investment development by the Ventures will be funded as actual construction progresses. Estimated future payments are as follows, as of December 31, 2007:

	The Ventures’ total unfunded commitments	The Ventures’ other contingent obligations under sell options	Our estimated portion of the Ventures’ unfunded commitments and contingent options	Our unfunded commitment on our mortgage loan	Our estimated total

2008	$24,229,508	$—	$13,326,229	$1,610,102	$14,936,331
2009	—	61,545,395	33,849,967	1,610,102	35,460,069

Total	$24,229,508	$61,545,395	$47,176,196	$3,220,204	$50,396,400

The Ventures’ other contingent obligations under sell options issued

The Venture which owns investments in the Fairfield at Baileys Crossing Project Entity has issued a contingent sell option to an unaffiliated equity investor in the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after three years. If exercised, the Venture will be required to purchase their interest, after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance was approximately $11.8 million at both June 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Venture which owns investments in the Fairfield at Cameron House Project Entity has issued a contingent sell option to an unaffiliated equity investor in the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after three years. If exercised, the Venture will be required to purchase their interest, after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance is approximately $10.3 million at June 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Venture which owns investments in the Lovers Lane Townhomes Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If this sell option becomes exercisable, it will expire after 30 days. If exercised, the Venture will be required to purchase The Lovers Lane Townhomes, after it is free of all liens, claims, and encumbrances, for cash in an amount equal to the lower of (a) actual project costs plus interest charges, or (b) the maximum budgeted cost amount plus interest charges. The estimated exercise price of approximately $33.7 million has been included in the above tables as the estimated amount due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010. If the Venture were to purchase the property, we estimate the Venture’s total cash outlay will approximate $6.5 million after considering the application of estimated proceeds received from an expected senior property mortgage and any unpaid principal and interest on the Lovers Lane Townhome mezzanine loans issued by us and the Venture.

9.             Related Party Arrangements

We have no employees and are supported by related party arrangements. Our advisor and certain of its affiliates earn fees and compensation in connection with our offering and in connection with the acquisition, management, and sale of our assets.

Behringer Securities LP (“Behringer Securities”), our dealer manager for the Offering, receives a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers.  In addition, up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee.  Behringer Securities will reallow all of its commissions to participating broker-dealers.  Behringer Securities may, pursuant to separately negotiated agreements, reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to participating broker-dealers for marketing fees, including the cost of bona fide training and educational meetings, and due diligence expense reimbursements and no more than 0.5% of gross offering proceeds for bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. We began receiving proceeds from our private offering in April 2007 and terminated the private offering on December 28, 2007. For the three and six months ended June 30, 2007, we sold 1.6 million shares and therefore Behringer Harvard Multifamily Advisors I earned, commissions and dealer manager fees of $868,000 and $361,000, respectively. For the period from April 1, 2007 through December 31, 2007, Behringer Harvard Multifamily Advisors I earned commissions and dealer manager fees of $7.9 million and $3.2 million, respectively. We have sold no additional shares in 2008.

All organization and offering expenses (excluding selling commissions and the dealer manager fee) are incurred and paid by Behringer Harvard Multifamily Advisors I or its affiliates. As related to the Private Offering, we paid Behringer Harvard Multifamily Advisors I a fixed rate of 1.5% of gross offering proceeds, regardless of whether the actual amount of organization and offering expenses is greater or less than 1.5% of gross offering proceeds.  We began receiving proceeds from our private offering in April 2007 and terminated the private offering on December 28, 2007. For the three and six months ended June 30, 2007, Behringer Harvard Multifamily Advisors I earned $216,000 for organization and offering expenses. For the period from April 1, 2007 through December 31, 2007, Behringer Harvard Multifamily Advisors I earned organization and offering expenses of $1.9 million.  We have sold no additional shares in 2008.

Included in general and administrative expense for the three and six months ended June 30, 2008, are $88,000 and $44,000, respectively, for such expenses incurred on our behalf under an agreement with Behringer Harvard Multifamily Advisors I.  None were incurred for the three and six months ended June 30, 2007.  These obligations are typically settled in cash within ninety days.

Behringer Harvard Multifamily Advisors I or its affiliates will receive acquisition and advisory fees of 2.5% of (1) the contract purchase price paid or allocated in respect of the development, construction or improvement of each asset acquired directly by us, including any debt attributable to these assets, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity.  Behringer Harvard Multifamily Advisors I or its affiliates will also receive 2.5% of the funds advanced in respect of a loan or other investment.  Behringer Harvard Multifamily Advisors I or its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us.  We began acquiring real estate investments in April 2007. For the three months ended June 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned acquisition and advisory fees of approximately $929,000 and $285,000, respectively. For the six months ended June 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned acquisition and advisory fees of approximately $943,000 and $285,000, respectively. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned acquisition and advisory fees of approximately $2.6 million.

Behringer Harvard Multifamily Advisors I or its affiliates will receive debt financing fees of 1% of the amount available to us under debt financing originated or refinanced by or for us.  It is anticipated that our advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us.  We began acquiring real estate investments in April 2007. For the three and six months ended June 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned no debt financing fees. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned debt financing fees of $0.2 million from The Reserve at Johns Creek Walk property.

We expect to pay HPT Management Services LP (“HPT Management”), our affiliated property manager, fees for the management of our properties, which may be subcontracted to unaffiliated third parties.  On March 17, 2008, HPT Management assigned its property management agreement with us to Behringer Harvard Multifamily Management Services, LLC (“BHM Management”). Such fees are equal to 3.75% of gross revenues.  In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay BHM Management an oversight fee equal to 1% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to a particular property.  We will reimburse the costs and expenses incurred by BHM Management on our behalf, including fees and expenses of apartment locators and third-party accountants, the wages and salaries and other employee-related expenses of all on-site employees of BHM Management who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Neither HPT Management Services nor BHM Management has earned property management fees since our inception.

Behringer Harvard Multifamily Advisors I will receive a monthly asset management fee for each asset.  This amount will be calculated based upon one-twelfth of 1% of aggregate asset value, as defined, as of the last day of the preceding month.   We began acquiring real estate investments in April 2007. For the three months ended June 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned asset management fees of approximately $230,000 and $7,000 respectively. For the six months ended June 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned asset management fees of approximately $405,000 and $7,000 respectively.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development. Behringer Harvard Multifamily Advisors I has earned no development fees since our inception.

We are dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and BHM Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

The following amounts are included in receivables from and payables to affiliates:

	June 30, 2008	December 31, 2007
Advances to Ventures	$—	$226,443
Commissions and dealer manager fees	4,750	—
Organization and offering costs	750	—
Reimbursements of pursuit and other costs	164,356	74,484
Total Receivables from affiliates	$169,856	$300,927

Asset management fees	$229,665	$217,837
Acquisition and advisory fees	39,716	908,345
Commissions and dealer manager fees	—	231,976
Organization and offering costs	—	50,238
General and administrative costs	89,561	—
Due to ventures	8,750	4,810
Total Payables to affiliates	$367,692	$1,413,206

10.          Supplemental Disclosures of Cash Flow Information

Supplemental cash flow information is summarized below:

	For the Six Months Ended June 30, 2008	For the Six Months Ended June 30, 2007
Supplemental disclosure of cash flow information:
Interest paid, net of amounts capitalized	$—	$68,246

Non-cash investing activities:
Escrow and prepaid acquisition costs	$1,533,835	$—
Accrued acquisition fees	$39,717	$170,918
Accrued other assets	$22,361	$—
Conversion of mortgage note receivable into investments in unconsolidated real estate joint ventures	$—	$2,782,923

Non-cash financing activities:
Dividends payable	$21,842	$—
Credit facility-financing costs	$—	$24,008
Offering costs	$—	$20,300

11.          Subsequent Events

        On August 13, 2008, the Board of Directors also authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing on September 1, 2008 and ending on September 30, 2008 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.001013699  per share of common stock, which is equivalent to an annual distribution rate of four percent (4%) on a share of common stock purchased for nine dollars and twenty-five cents ($9.25). The Daily Distribution for each day of each month shall be paid by the Company on or before the sixteenth day of the following month.

Report of Independent Registered Public Accounting Firm

To the Management and Shareholders of

Behringer Harvard Lovers Lane Venture I, LLC

Addison, Texas

We have audited the accompanying consolidated balance sheet of Behringer Harvard Lovers Lane Venture, LLC and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, members’ equity, and cash flows for the period from June 1, 2007 (date of  inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from June 1, 2007 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 15, 2008

Behringer Harvard Lovers Lane Venture I, LLC

Consolidated Balance Sheet

as of December 31, 2007

Assets
Cash and cash equivalents	$80,814
Accrued interest receivable	185,163
Mortgage note receivable	2,917,755
Deferred offering costs and other assets	57,313
Total assets	$3,241,045

Liabilities and members’ equity
Accrued liabilities	$9,820

Commitments and contingencies

Members’ equity	3,231,225
Total liabilities and members’ equity	$3,241,045

See Notes to Consolidated Financial Statements.

Behringer Harvard Lovers Lane Venture I, LLC

Consolidated Statement of Operations

for the period from June 1, 2007 (date of inception) through December 31, 2007

Interest income	$195,646

General and administrative expenses	3,370

Net income	$192,276

See Notes to Consolidated Financial Statements.

Behringer Harvard Lovers Lane Venture I, LLC

Consolidated Statement of Members’ Equity

for the period from June 1, 2007 (date of inception) through December 31, 2007

Balance at June 1, 2007 (date of inception)	$—

Capital contributions	3,045,580
Distributions	(6,631)
Net income	192,276
Balance at December 31, 2007	$3,231,225

See Notes to Consolidated Financial Statements.

Behringer Harvard Lovers Lane Venture I, LLC

Consolidated Statement of Cash Flows

for the period from June 1, 2007 (date of inception) through December 31, 2007

Cash flows from operating activities
Net income	$192,276
Adjustments to reconcile net income to net cash used in operating activities - Amortization of deferred financing fees	(10,482)
Changes in operating assets and liabilities - Accrued interest receivable	(185,163)
Cash used in operating activities	(3,369)

Cash flows from investing activities
Other assets	(47,493)
Issuance of mortgage note receivable	(2,907,273)
Cash used in investing activities	(2,954,766)

Cash flows from financing activities
Contributions	3,045,580
Distributions	(6,631)
Cash provided by financing activities	3,038,949

Net change in cash and cash equivalents	80,814
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$80,814

Supplemental schedule of non cash investing activities -
Accrued offering costs	$9,820

See Notes to Consolidated Financial Statements

Behringer Harvard Lovers Lane Venture I, LLC

Notes to Consolidated Financial Statements

December 31, 2007

1.             Organization and Business

Organization

Behringer Harvard Lovers Lane Venture I, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Delaware on June 1, 2007.

We are a co-investment joint venture between Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”), our manager and 55% owner, and, Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”), our 45% owner.  The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM.

Behringer Harvard Multifamily OP I is wholly owned by Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”), Behringer Harvard Multifamily OP I and Behringer Harvard Master Partnership I are collectively referred to herein as the Members and hold 100% of our voting interests.

We were organized to own 100% of the voting equity interest in one subsidiary, Behringer Harvard Lovers Lane REIT I, LLC, a real estate investment trust. Substantially all of our business is conducted through Behringer Harvard Lovers Lane REIT I, LLC. Behringer Harvard Lovers Lane REIT I, LLC was organized to make a mortgage loan to GS Lovers Lane Property Sub, LP (the “Project Entity”). The Project Entity is owned by the commercial developer and was organized to develop and own one apartment community, The Lovers Lane Townhomes (“The Lovers Lane Townhomes”). The Lovers Lane Townhomes was an operating apartment community at the time we made our investments in GS Lovers Lane Property Sub, LP. During 2007, the property ceased renewing leases and achieved zero occupancy as of December 31, 2007; demolition is scheduled to occur in early 2008. The Lovers Lane Townhomes is located in Dallas, Texas, and the future development is expected to be a two-story townhome community (unaudited) with approximately 149 rental units (unaudited). The Lovers Lane Townhomes future construction budget is approximately $39.4 million (unaudited).

During April 2007, Behringer Harvard Multifamily OP I entered into an interest-bearing loan to the Project Entity for The Lovers Lane Townhomes project.  In connection with our formation, Behringer Harvard Multifamily OP I assigned the loan and the contingent option to purchase The Lovers Lane Townhomes property to our wholly owned subsidiary, Behringer Harvard Lovers Lane REIT I, LLC, in return for 55% of our members’ equity and cash of $1,348,000, which was contributed by our other equity member, Behringer Harvard Master Partnership I LP. The funded balance of the loan at the time of the assignment was $2,995,000.

Neither we nor Behringer Harvard Lovers Lane REIT I, LLC have employees and both are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006.  Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Private Offering

The limited liability company agreement of Behringer Harvard Lovers Lane REIT I, LLC has established 125 units of Class A, preferred, cumulative, non-voting membership units (“Preferred Units”). The Preferred Units pay an annual dividend of 12.5% and are senior in priority to all other members’ equity of Behringer Harvard Lovers Lane REIT I, LLC. The Preferred Units are redeemable at the option of Behringer Harvard Lovers Lane

REIT I, LLC until December 31, 2012.  We commenced a private offering of the Preferred Units in November 2007 and have issued no Preferred Units as of December 31, 2007.

Included in deferred offering costs and other assets are offering expenses incurred as of December 31, 2007 of $9,820.

2.             Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as amortization and accrued liabilities.  Actual results could differ from those estimates.

Income Taxes

Behringer Harvard Lovers Lane REIT I, LLC intends to make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, as long as we distribute at least 90 percent of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

On May 18, 2006, the State of Texas enacted a new law which replaced the existing state franchise tax with a “margin tax,” effective January 1, 2007.  We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit for 2007. In addition, we recognized no current tax expense during 2007 related to the Texas margin tax.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts Behringer Harvard Lovers Lane REIT I, LLC.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” We have determined that we are not a primary beneficiary of any variable interest entities.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.  In the ordinary course of our business, cash requirements for substantially all of our investments and obligations are paid on our behalf directly from our Members to the other party.  We have presented these transactions as cash inflows and outflows in our consolidated statement of cash flows.

Deferred Offering Costs

Amounts incurred related to our Preferred Units offering are deferred and applied against the respective offering proceeds.

Mortgage Note Receivable

The mortgage note is reported at its outstanding principal balance net of any unearned income from unamortized loan origination fees. Loan origination fees are generally deferred and are amortized as adjustments to interest income using a straight-line method that approximates the effective interest method over the life of the related debt. During 2007 we received origination fees of $87,446; the net deferred balance as of December 31, 2007 was $76,964.

GS Lovers Lane Property Sub, LP remains obligated to pay principal and interest due regardless of intent or ability to sell or refinance the property.  In addition, the mortgage note does not contain a right to participate in expected residual profit from the sale or refinancing of the property.  As a result, the mortgage note receivable is accounted for as a loan pursuant to the guidance in Exhibit I of AICPA Practice Bulletin 1 on accounting of real estate acquisition, development, or construction arrangements.

Impairment of Mortgage Note Receivable

We review the terms and conditions underlying the outstanding balances of the mortgage note. If we determine that it is probable that all amounts due under the terms of the note will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

We assess impairment at the individual project basis. In evaluating the mortgage note for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices.  A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

No impairment charges have been recorded as of December 31, 2007.

3.             New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions.  FIN 48 was effective beginning January 1, 2007 and the adoption of FIN 48 did not have a material effect on our financial condition, results of operations, or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are in the process of determining the effect the adoption of SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007.  We did not elect the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement retained the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement, which is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration, applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We are currently assessing the effect SFAS No. 141(R) may have on our consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.”  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

4.             Related Party Arrangements

We are dependent on the Members for our operational and investment capital needs. We are also dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and HPT Management Services LP (“HPT Management”), our affiliated property manager, for certain services that are essential to us, including the sale of shares of our member units, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective capital or services, we would be required to obtain such capital or services from other sources. We recognize all amounts at the time incurred by the Members on our behalf in our financial statements with an offset to Members Equity.

5.             Mortgage Note Receivable

Behringer Harvard Lovers Lane REIT I, LLC has committed to make a mortgage loan in the amount of $6,635,046 to GS Lovers Lane Property Sub, LP (the “Mortgage Note”).  As of December 31, 2007, we have funded approximately $2,994,719 of the commitment, which bears annual interest at 10% and requires payment of the principal and interest balance on the April 2012 maturity date and upon certain events of default; prepayments of principal require the approval of Behringer Harvard Lovers Lane REIT I, LLC.  Monthly interest payments accrue and become due at completion of the project or upon default, if earlier, and are payable from operational cash flows of the property; the GS Lovers Lane Property Sub, LP remains obligated on all unpaid principal and interest.  The Mortgage Note is collateralized by a second-priority lien on the Lovers Lane Townhomes property.  The Mortgage Note is also supported by a guarantee from the commercial developer covering the completion of the project, requiring the commercial developer to absorb certain project cost overruns and a payment guarantee until certain construction requirements are met.

The Project Entity was formed by the commercial developer to purchase, finance, and develop one real estate project; this entity is not consolidated into our financial statements. Our involvement with the Project Entity began at the time we committed to the Mortgage Note, and our potential loss exposure is limited to the funded portion of our commitment. The Project Entity and certain of its affiliates also owe other parties, including the senior project lender.  Neither we nor Behringer Harvard Lovers Lane REIT I, LLC have a primary or secondary obligation with respect to such obligations.

6.             Commitments and Contingencies

Demolition is expected in early 2008 for The Lovers Lane Townhomes project and development has not been completed. The estimated completion date is for the development project is October 2009.

We received a contingent option to purchase The Lovers Lane Townhomes. This contingent option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.  If this contingent purchase option becomes exercisable, it will expire after 120 days. If the contingent purchase option is exercised, Behringer Harvard Lovers Lane REIT I, LLC will purchase the property, free of all liens, clams, and encumbrances, for a price equal to the sum of (1) the lower of (a) the actual project cost plus interest charges or (b) the maximum budgeted cost amount plus interest charges, plus (2) $10,000 per apartment unit.

The commercial developer holds a contingent sell option. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If this contingent sell option becomes exercisable, it will expire after 30 days. If exercised, Behringer Harvard Lovers Lane REIT I, LLC will be required to purchase The Lovers Lane Townhomes, free of all liens, claims, and encumbrances, for cash in an amount equal to the lower of (a) actual project cost plus interest charges, or (b) the maximum budgeted cost amount plus interest charges.

7.             Subsequent Events

During January 2008, we issued a total of 124 Preferred Units, received gross offering proceeds of $62,000 and incurred total offering expenses of $24,375.

Behringer Harvard Multifamily Management Services, LLC (“BHM Management”) is newly organized to manage and lease properties in Behringer Harvard Multifamily REIT I’s portfolio.  BHM Management is an affiliate of Behringer Harvard Multifamily Advisors I and engaged in the business of real estate management.  On March 17, 2008 with Behringer Harvard Multifamily REIT I’s consent and the consent of Behringer Harvard Multifamily OP I, HPT Management assigned its property management agreement with Behringer Harvard Multifamily REIT I to BHM Management.

*****

Report of Independent Registered Public Accounting Firm

To the Management and Shareholders of

Behringer Harvard Baileys Venture, LLC

Addison, Texas

We have audited the accompanying consolidated balance sheet of Behringer Harvard Baileys Venture, LLC and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, members’ equity, and cash flows for the period from June 26, 2007 (date of inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from June 26, 2007 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 15, 2008

Behringer Harvard Baileys Venture, LLC
Consolidated Balance Sheet

as of December 31, 2007

Assets
Cash and cash equivalents	$413,486
Accrued interest receivable	181,104
Mortgage note receivable	21,746,252
Deferred offering costs and other assets	13,218
Total assets	$22,354,060

Liabilities and members’ equity
Accrued liabilities	$9,820

Commitments and contingencies

Members’ equity	22,344,240
Total liabilities and members’ equity	$22,354,060

See Notes to Consolidated Financial Statements.

Behringer Harvard Baileys Venture, LLC
Consolidated Statement of Operations

for the period from June 26, 2007 (date of inception) through December 31, 2007

Interest income	$1,063,571

General and administrative expenses	2,937

Net income	$1,060,634

See Notes to Consolidated Financial Statements.

Behringer Harvard Baileys Venture, LLC
Consolidated Statement of Members’ Equity

for the period from June 26, 2007 (date of inception) through December 31, 2007

Balance at June 26, 2007 (date of inception)	$—

Capital contributions	22,144,509
Distributions	(860,903)
Net income	1,060,634
Balance at December 31, 2007	$22,344,240

See Notes to Consolidated Financial Statements.

Behringer Harvard Baileys Venture, LLC
Consolidated Statement of Cash Flows

for the period from June 26, 2007 (date of inception) through December 31, 2007

Cash flows from operating activities
Net income	$1,060,634
Adjustments to reconcile net income to net cash provided by operating activities - Amortization of deferred financing fees	(41,218)
Changes in operating assets and liabilities- Accrued interest receivable	(181,104)
Cash provided by operating activities	838,312

Cash flows from investing activities
Other assets	(3,398)
Issuance of mortgage note receivable	(21,705,034)
Cash used in investing activities	(21,708,432)

Cash flows from financing activities
Contributions	22,144,509
Distributions	(860,903)
Cash provided by financing activities	21,283,606

Net change in cash and cash equivalents	413,486
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$413,486

Supplemental schedule of non cash financing activities -
Accrued offering costs	$9,820

See Notes to Consolidated Financial Statements.

Behringer Harvard Baileys Venture, LLC

Notes to Consolidated Financial Statements

December 31, 2007

1.             Organization and Business

Organization

Behringer Harvard Baileys Venture, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Delaware on June 26, 2007.

We are a co-investment joint venture between Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”), our manager and 55% owner, and, Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”), our 45% owner.  The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM.

Behringer Harvard Multifamily OP I is wholly owned by Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”).  Behringer Harvard Multifamily OP I and Behringer Harvard Master Partnership I are collectively referred to herein as the Members and hold 100% of our voting interests.

We were organized to own 100% of the voting equity interest in one subsidiary, Behringer Harvard Baileys REIT, LLC, a real estate investment trust.  Substantially all of our business is conducted through Behringer Harvard Baileys REIT, LLC. Behringer Harvard Baileys REIT, LLC was organized to make a mortgage loan to Fairfield Baileys, LLC, a wholly owned entity of Fairfield Baileys Investors, LP (the “Project Entities”). The Project Entities are owned by the commercial developer and were organized to develop and own one apartment community, Fairfield at Baileys Crossing (“Fairfield at Baileys Crossing”). Fairfield at Baileys Crossing is located in Fairfax County, Virginia, is currently under development, has an estimated construction budget of approximately $147.6 million (unaudited), and is expected to be an apartment community of approximately 414 rental units (unaudited) within three-, four- and seven-story structures (unaudited). Fairfield at Baileys Crossing is also expected to have an attached parking structure.

Neither we nor Behringer Harvard Baileys REIT, LLC have employees and both are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006.  Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Private Offering

The limited liability company agreement of Behringer Harvard Baileys REIT, LLC has established 125 units of Class A, preferred, cumulative, non-voting membership units (“Preferred Units”). The Preferred Units pay an annual dividend of 12.5% and are senior in priority to all other members’ equity of Behringer Harvard Baileys REIT, LLC. The Preferred Units are redeemable at the option of Behringer Harvard Baileys REIT, LLC until December 31, 2012.  We commenced a private offering of the Preferred Units in November 2007 and have issued no Preferred Units as of December 31, 2007.

Included in deferred offering costs and other assets are offering expenses incurred as of December 31, 2007 of $9,820.

2.             Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as amortization and accrued liabilities.  Actual results could differ from those estimates.

Income Taxes

Behringer Harvard Baileys REIT, LLC intends to make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, as long as we distribute at least 90 percent of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

On May 18, 2006, the State of Texas enacted a new law which replaced the existing state franchise tax with a “margin tax,” effective January 1, 2007.  We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit for 2007. In addition, we recognized no current tax expense during 2007 related to the Texas margin tax.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts Behringer Harvard Baileys REIT, LLC.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” We have determined that we are not a primary beneficiary of any variable interest entities.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.  In the ordinary course of our business, cash requirements for substantially all of our investments and obligations are paid on our behalf directly from our Members to the other party.  We have presented these transactions as cash inflows and outflows in our consolidated statement of cash flows.

Deferred Offering Costs

Amounts incurred related to our Preferred Units offering are deferred and applied against the respective offering proceeds.

Mortgage Note Receivable

The mortgage note is reported at its outstanding principal balance net of any unearned income from unamortized loan origination fees.  Loan origination fees are generally deferred and are amortized as adjustments to interest income using a straight-line method that approximates the effective interest method over the life of the related debt.  During 2007 we received origination fees of $433,138; the net deferred balance as of December 31, 2007 was $391,920.

The mortgage note is coterminous with Fairfield Baileys, LLC’s construction loan and Fairfield Baileys, LLC remains obligated to pay principal and interest due regardless of its intent or ability to sell or refinance the property.  In addition, the mortgage note does not contain a right to participate in expected residual profit from the sale or refinancing of the property.  As a result, the mortgage note receivable is accounted for as a loan pursuant to the guidance in Exhibit I of AICPA Practice Bulletin 1 on accounting of real estate acquisition, development, or construction arrangements.

Impairment of Mortgage Note Receivable

We review the terms and conditions underlying the outstanding balance of the mortgage note. If we determine that it is probable that all amounts due under the terms of the note will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

We assess impairment at the individual project basis. In evaluating the mortgage note for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices.  A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

No impairment charges have been recorded as of December 31, 2007.

Concentration of Credit Risk

At December 31, 2007, we had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels.  We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

3.             New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions.  FIN 48 was effective beginning January 1, 2007 and the adoption of FIN 48 did not have a material effect on our financial condition, results of operations, or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are in the process of determining the effect the adoption of SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007.  We did not elect the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement retained the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement, which is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration, applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We are currently assessing the effect SFAS No. 141(R) may have on our consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51.”  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

4.             Related Party Arrangements

We are dependent on the Members for our operational and investment capital needs. We are also dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and HPT Management Services LP (“HPT Management”), our affiliated property manager, for certain services that are essential to us, including the sale of shares of our member units, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective capital or services, we would be required to obtain such capital or services from other sources. We recognize all amounts at the time incurred by the Members on our behalf in our financial statements with an offset to Members Equity.

5.             Mortgage Note Receivable

In July 2007, Behringer Harvard Baileys REIT, LLC has made a loan in the amount of $22,138,172 to Fairfield Baileys, LLC (the “Mortgage Note”).  The Mortgage Note bears annual interest at 9.5%, requires monthly interest payments, and requires payment of the principal balance on the July 2012 maturity date and upon certain events of default; prepayments require the approval of Behringer Harvard Baileys REIT, LLC.  The Mortgage Note is collateralized by a second priority lien on the Fairfield at Baileys Crossing property and by a pledge of 100% of the equity interests in Fairfield Baileys, LLC.  The Mortgage Note is also supported by a guarantee from the commercial developer covering the completion of the project and requiring the commercial developer to absorb certain project cost overruns.

Fairfield Baileys, LLC and certain of its affiliates were formed by the commercial developer to purchase, finance, and develop one real estate project; these entities are not consolidated into our financial statements.  Our involvement with Fairfield Baileys, LLC and certain of its affiliates began at the time we committed to the Mortgage Note, and our potential loss exposure is limited to the funded portion of our commitment.  Fairfield Baileys, LLC and certain of its affiliates also owe other parties, including the senior project lender.  Neither we nor Behringer Harvard Baileys REIT, LLC have a primary or secondary obligation with respect to such obligations.

6.             Commitments and Contingencies

The Fairfield at Baileys Crossing project is currently under development and is estimated to be completed in September 2009.

We received a contingent purchase option to purchase a 20% equity interest, and, a separate contingent conversion option to convert the Mortgage note into a 60% equity interest in Fairfield Baileys Investors, LP, which owns Fairfield at Baileys Crossing. These contingent options are currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.  If the purchase and conversion options become exercisable, they will expire after 30 and 90 days, respectively. If the contingent purchase option is exercised, Behringer Harvard Baileys REIT, LLC will purchase the 20% equity interest, free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise.

An unaffiliated entity owns an 80% equity interest in Fairfield Baileys Investors, LP and holds a contingent sell option. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.  If the sell option becomes exercisable, it will expire after 30 days. If exercised, Behringer Harvard Baileys REIT, LLC will be required to purchase their interest, free of all liens claims and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance is approximately $11.8 million (unaudited) at December 31, 2007.

7.             Subsequent Events

During January 2008, we issued a total of 124 Preferred Units, received gross offering proceeds of $62,000 and incurred total offering expenses of $24,375.

Behringer Harvard Multifamily Management Services, LLC (“BHM Management”) is newly organized to manage and lease properties in Behringer Harvard Multifamily REIT I’s portfolio.  BHM Management is an affiliate of Behringer Harvard Multifamily Advisors I and engaged in the business of real estate management.  On March 17, 2008 with Behringer Harvard Multifamily REIT I’s consent and the consent of Behringer Harvard Multifamily OP I, HPT Management assigned its property management agreement with Behringer Harvard Multifamily REIT I to BHM Management.

*****

Report of Independent Registered Public Accounting Firm

To the Management and Shareholders of

Behringer Harvard Johns Creek Venture, LLC

Addison, Texas

We have audited the accompanying consolidated balance sheet of Behringer Harvard Johns Creek Venture, LLC and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, members’ equity, and cash flows for the period from August 3, 2007 (date of  inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from August 3, 2007 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 15, 2008

Behringer Harvard Johns Creek Venture, LLC
Consolidated Balance Sheet

as of December 31, 2007

Assets
Real Estate
Land	$3,204,758
Building, improvements, and other, net	29,598,700
Total real estate	32,803,458

Cash and cash equivalents	139,806
Restricted cash	192,234
Accounts receivable	31,159
Prepaid expenses and other assets	16,763
Deferred financing costs, net	343,656
Total assets	$33,527,076

Liabilities and members’ equity
Resident security deposits and prepaid rent	$103,512
Accounts payable and accrued expenses	44,358
Mortgage loan	23,000,000
Total liabilities	23,147,870

Commitments and contingencies

Minority interest	$2,085,194

Members’ equity	8,294,012
Total liabilities and members’ equity	$33,527,076

See Notes to Consolidated Financial Statements.

Behringer Harvard Johns Creek Venture, LLC
Consolidated Statement of Operations

for the period from August 3, 2007 (date of inception) through December 31, 2007

Revenues
Rent	$1,138,799
Fees and other	52,163
Total Revenues	1,190,962

Operating costs and expenses:
General and operating expenses	330,736
Real estate taxes	105,554
Interest expense	650,154
Depreciation	990,688
Total operating costs and expenses	2,077,132

Net loss before minority interest	(886,170)

Minority interest	(176,646)

Net loss	$(709,524)

See Notes to Consolidated Financial Statements.

Behringer Harvard Johns Creek Venture, LLC

Consolidated Statement of Members’ Equity

for the period from August 3, 2007 (date of inception) through December 31, 2007

Balance at August 3, 2007 (date of inception)	$—

Capital contributions	9,210,105
Distributions	(206,569)
Net loss	(709,524)

Balance at December 31, 2007	$8,294,012

See Notes to Consolidated Financial Statements.

Behringer Harvard Johns Creek Venture, LLC

Consolidated Statement of Cash Flows

for the period from August 3, 2007 (date of inception) through December 31, 2007

Cash flows from operating activities:
Net loss	$(709,524)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	990,688
Amortization of deferred financing costs	26,847
Minority interest	(176,646)
Changes in operating assets and liabilities:
Accounts receivable	(31,159)
Prepaid and other assets	(6,943)
Accounts payable and accrued expenses	40,320
Cash provided by operating activities	133,583

Cash flows from investing activities
Purchases of real estate	(31,495,042)
Change in restricted cash	(192,234)
Cash used in investing activities	(31,687,276)

Cash flows from financing activities
Contributions	9,210,105
Distributions	(206,569)
Distributions to minority interest holders	(37,264)
Resident security deposits	97,730
Proceeds from Mortgage loan	23,000,000
Deferred financing costs	(370,503)
Cash provided by financing activities	31,693,499

Net change in cash and cash equivalents	139,806
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$139,806

Supplemental schedule of non cash investing and financing activities:
Purchases of land, building, and other	$2,299,104
Issuance of minority interest	$2,299,104
Accrued offering costs	$9,820

See Notes to Consolidated Financial Statements.

Behringer Harvard Johns Creek Venture, LLC
Notes to Consolidated Financial Statements

December 31, 2007

1.             Organization and Business

Organization

Behringer Harvard Johns Creek Venture, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Delaware on August 3, 2007.

We are a co-investment joint venture between Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”), our manager and 64% owner, and, Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”), our 36% owner.  The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM.

Behringer Harvard Multifamily OP I is wholly owned by Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”).  Behringer Harvard Multifamily OP I and Behringer Harvard Master Partnership I are collectively referred to herein as the Members and hold 100% of our voting interests.

We were organized to own 100% of the voting equity interest in one subsidiary, Behringer Harvard Johns Creek REIT, LLC, a real estate investment trust.  Substantially all of our business is conducted through Behringer Harvard Johns Creek REIT, LLC. Behringer Harvard Johns Creek REIT, LLC was organized to hold an 80% equity interest in Johns Creek Realty Partners, LLC. Johns Creek Realty Partners, LLC was organized to own 100% of The Reserve at Johns Creek Walk, a three-story, 210-unit operating apartment community located in Fulton County, Georgia. The 20% minority equity interest in Johns Creek Realty Partners, LLC is held by an unaffiliated company; this company owns the overall mixed-use development which surrounds The Reserve at Johns Creek Walk apartment community. Leasing of The Reserve at Johns Creek Walk began in May 2006 and construction was completed in December 2006. Occupancy rates for The Reserve at Johns Creek Walk was approximately 93% (unaudited) as of December 31, 2007.

Neither we nor Behringer Harvard Johns Creek REIT, LLC have employees and both are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006.  Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Private Offering

The limited liability company agreement of Behringer Harvard Johns Creek REIT, LLC has established 125 units of Class A, preferred, cumulative, non-voting membership units (“Preferred Units”). The Preferred Units pay an annual dividend of 12.5% and are senior in priority to all other members’ equity of Behringer Harvard Johns Creek REIT, LLC. The Preferred Units are redeemable at the option of Behringer Harvard Johns Creek REIT, LLC until December 31, 2012.  We commenced a private offering of the Preferred Units in November 2007 and have issued no Preferred Units as of December 31, 2007.

Included in deferred offering costs and other assets are offering expenses incurred as of December 31, 2007 of $9,820.

2.             Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as amortization and accrued liabilities.  Actual results could differ from those estimates.

Income Taxes

Behringer Harvard Johns Creek REIT, LLC intends to make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, as long as we distribute at least 90 percent of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

On May 18, 2006, the State of Texas enacted a new law which replaced the existing state franchise tax with a “margin tax,” effective January 1, 2007.  We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit for 2007. In addition, we recognized no current tax expense during 2007 related to the Texas margin tax.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts of Behringer Harvard Johns Creek REIT, LLC and Johns Creek Realty Partners, LLC.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

In the ordinary course of our business, cash requirements for substantially all of our investments and obligations are paid on our behalf directly from our Members to the other party. We have presented these transactions as cash inflows and outflows in our consolidated statement of cash flows.

Real Estate

Included in our consolidated financial statements is The Reserve at Johns Creek Walk. We allocated the cost of the purchase of The Reserve at Johns Creek Walk to the tangible assets acquired, consisting of land, inclusive of associated rights, buildings, equipment, and identified intangible assets based on their relative fair values in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market in-place leases. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of any tangible assets that will be acquired, expected to consist of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal options for below market leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets that we may acquire in the future is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will amortize the value of in-place leases acquired in the future to expense over the term of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate their lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

The values of the land improvements, equipment, building and intangible assets are being depreciated on a straight-line basis over the respective estimated useful lives. Following is our estimated allocation of the purchase price and related depreciation information:

			Accumulated
	Depreciable		Depreciation
	Life (years)	Cost	and Amortization	Net

Land		$3,204,758	$—	$3,204,758
Equipment	5	400,595	(33,383)	367,212
Intangible assets	1.75	1,167,134	(473,671)	693,463
Building and improvements	25	29,018,058	(483,634)	28,534,424
Total		$33,790,545	$(990,688)	$32,799,857

Included in buildings, improvements, and other are subsequent purchases of equipment totaling $3,601.

Impairment of Real Estate

We monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable.  When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset.  In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

In evaluating our properties for impairment, management makes several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties.  A change in these estimates and assumptions could result in understating or overstating the book value of our investments which could be material to our financial statements.

No impairment charges have been recorded as of December 31, 2007.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes deposits for real estate taxes and deposits paid by residents.

Accounts Receivable

Accounts receivable consists of amounts due from residents for rent and utilities.

Deferred Financing Costs

We incurred costs in connection with obtaining the $23 million mortgage loan. These deferred financing costs are recorded at cost and are amortized to interest expense using a straight-line method that approximates the effective interest method, over the life of the related debt.  Accumulated amortization of deferred financing fees was approximately $26,847 at December 31, 2007.

Minority Interest

The accounts of Johns Creek Realty Partners, LLC are consolidated into our financial statements, and present the 20% equity interest in Johns Creek Realty Partners, LLC held by an unaffiliated company as minority interest.

Rental Revenue

Rental income is recognized monthly on a straight-line basis over the respective lease terms - typically 6 to 24 months. Included in rental income are monthly reimbursements due from our residents for utilities usage.

Other assets

Amounts incurred related to our Preferred Units offering are deferred and applied against the respective offering proceeds.

Concentration of Credit Risk

At December 31, 2007, we had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels.  We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

3.             New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions.  FIN 48 was effective beginning January 1, 2007 and the adoption of FIN 48 did not have a material effect on our financial condition, results of operations, or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are in the process of determining the effect the adoption of SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007.  We did not elect the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement retained the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement, which is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration, applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We are currently assessing the effect SFAS No. 141(R) may have on our consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51.”  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

4.             Related Party Arrangements

We are dependent on the Members for our operational and investment capital needs. We are also dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and HPT Management Services LP (“HPT Management”), our affiliated property manager, for certain services that are essential to us, including the sale of shares of our member units, asset acquisition and disposition decisions, asset management, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective capital or services, we would be required to obtain such capital or services from other sources. We have no obligation for these costs; accordingly, none have been recognized in our consolidated financial statements.

As compensation for managing the administrative affairs of the property, the Minority member receives management fees at the rate of 3% of net income from operations; amounts are recorded monthly in general and operating expenses. Total management fees due during the period from August 3, 2007 (inception) through December 31, 2007 were approximately $35,810.

Under an arrangement between Behringer Harvard Multifamily REIT I, Inc. and its advisor, Behringer Harvard Multifamily Advisors I LP, we paid a financing fee to Behringer Harvard Multifamily Advisors I LP in connection with securing the property’s $23 million mortgage loan. The amount paid of $230,000 was based on 1% of the financing made available to the property.

Included in the December 31, 2007 balance due to members is the unpaid balance of management fees in the amount of $7,812.

5.             Acquisition of The Reserve at Johns Creek Walk

Prior to our acquisition, The Reserve at Johns Creek Walk was owned by Abbotts Bridge Apartment Partners, LLC. On August 3, 2007, our wholly owned entity, Johns Creek Realty Partners, LLC purchased The Reserve at Johns Creek Walk for a total purchase price of approximately $33.8 million, including acquisition costs of $241,000. Johns Creek Realty Partners, LLC funded the purchase price using proceeds from a $23 million mortgage loan, issuing a 20% equity interest to the shareholders of Abbotts Bridge Apartment Partners, LLC, and paid cash for the remaining amounts. In connection with the acquisition, Johns Creek Realty Partners, LLC was indemnified by the former owners from all obligations existing on or before the date of purchase.

6.             Mortgage Loan

On August 3, 2008, Johns Creek Realty Partners, LLC entered into a mortgage arrangement with an unaffiliated lending institution, and borrowed $23 million to finance the acquisition. This mortgage has a term of 66 months and bears interest monthly at a floating annual rate of 130 basis points over the interpolated 5.5 Year U.S. Treasury Yield—subject to a minimum annual interest rate of 6.1%. The property serves as collateral for this non-recourse bank loan; the lender has no recourse to us. Johns Creek Realty Partners, LLC is in compliance with its mortgage covenants which preclude any changes or encumbrances to the property’s intended use, title, transfer or sale, or incurrence of debt.

7.             Subsequent Events

During January 2008, we issued a total of 124 Preferred Units, received gross offering proceeds of $62,000 and incurred total offering expenses of $24,375.

Behringer Harvard Multifamily Management Services, LLC (“BHM Management”) is newly organized to manage and lease properties in Behringer Harvard Multifamily REIT I’s portfolio.  BHM Management is an affiliate of Behringer Harvard Multifamily Advisors I and engaged in the business of real estate management.  On March 17, 2008 with Behringer Harvard Multifamily REIT I’s consent and the consent of Behringer Harvard Multifamily OP I, HPT Management assigned its property management agreement with Behringer Harvard Multifamily REIT I to BHM Management.

*****

Report of Independent Registered Public Accounting Firm

To the Management and Shareholders of

Behringer Harvard St. Rose Venture, LLC

Addison, Texas

We have audited the accompanying consolidated balance sheet of Behringer Harvard St. Rose Venture, LLC and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, members’ equity, and cash flows for the period from July 9, 2007 (date of  inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from July 9, 2007 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 15, 2008

Behringer Harvard St. Rose Venture, LLC

Consolidated Balance Sheet

as of December 31, 2007

Assets
Cash and cash equivalents	$78,069
Accrued interest receivable	237,343
Mortgage note receivable	4,585,927
Deferred offering costs	9,820
Total assets	$4,911,159

Liabilities and members’ equity
Accrued liabilities	$9,820
Due to Members	663
Total liabilities	10,483

Commitments and contingencies

Members’ equity	4,900,676
Total liabilities and members’ equity	$4,911,159

See Notes to Consolidated Financial Statements.

Behringer Harvard St. Rose Venture, LLC

Consolidated Statement of Operations

for the period from July 9, 2007 (date of inception) through December 31, 2007

Interest income	$248,899

General and administrative expenses	4,796

Net income	$244,103

See Notes to Consolidated Financial Statements.

Behringer Harvard St. Rose Venture, LLC

Consolidated Statement of Members’ Equity

for the period from July 9, 2007 (date of inception) through December 31, 2007

Balance at July 9, 2007 (date of inception)	$—

Capital contributions	4,719,905
Distributions	(63,332)
Net income	244,103
Balance at December 31, 2007	$4,900,676

See Notes to Consolidated Financial Statements.

Behringer Harvard St. Rose Venture, LLC

Consolidated Statement of Cash Flows

for the period from July 9, 2007 (date of inception) through December 31, 2007

Cash flows from operating activities
Net income	$244,103
Adjustments to reconcile net income to net cash used in operating activities -
Amortization of deferred financing fees	(11,556)
Changes in operating assets and liabilities -
Accrued interest receivable	(237,343)
Cash used in operating activities	(4,796)

Cash flows from investing activities
Issuance of mortgage note receivable	(4,574,371)
Cash used in investing activities	(4,574,371)

Cash flows from financing activities
Contributions	4,719,905
Distributions	(62,669)
Cash provided by financing activities	4,657,236

Net change in cash and cash equivalents	78,069
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$78,069

Supplemental schedule of non cash financing activities -
Accrued offering costs	$9,820

See Notes to Consolidated Financial Statements.

Behringer Harvard St. Rose Venture, LLC

Notes to Consolidated Financial Statements

December 31, 2007

1.                                      Organization and Business

Organization

Behringer Harvard St. Rose Venture, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Delaware on July 9, 2007.

We are a co-investment joint venture between Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”), our manager and 55% owner, and, Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”), our 45% owner.  The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM.

Behringer Harvard Multifamily OP I is wholly owned by Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”).  Behringer Harvard Multifamily OP I and Behringer Harvard Master Partnership I are collectively referred to herein as the Members and hold 100% of our voting interests.

We were organized to own 100% of the voting equity interest in one subsidiary, Behringer Harvard St. Rose REIT, LLC, a real estate investment trust. Substantially all of our business is conducted through Behringer Harvard St. Rose REIT, LLC. Behringer Harvard St. Rose REIT, LLC was organized to make a mortgage loan to SW 121 St. Rose Mezzanine Borrower, LLC (the “Project Borrower”), which wholly owns SW 122 St. Rose Senior Borrower, LLC (collectively, the “Project Entities.”) The Project Entities are owned by the commercial developer and were organized to develop and own one apartment community, St. Rose (“St. Rose”).  St. Rose is currently under development in Henderson, Nevada, has an estimated construction budget of approximately $75.7 million (unaudited), and is expected to be a 24-building, three-story garden apartment community (unaudited) with approximately 430 rental units (unaudited).

Neither we nor Behringer Harvard St. Rose REIT, LLC have employees and both are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006.  Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Private Offering

The limited liability company agreement of Behringer Harvard St. Rose REIT, LLC has established 125 units of Class A, preferred, cumulative, non-voting membership units (“Preferred Units”). The Preferred Units pay an annual dividend of 12.5% and are senior in priority to all other members’ equity of Behringer Harvard St. Rose REIT, LLC. The Preferred Units are redeemable at the option of Behringer Harvard St. Rose REIT, LLC until December 31, 2012.  We commenced a private offering of the Preferred Units in November 2007 and have issued no Preferred Units as of December 31, 2007.

Included in deferred offering costs are offering expenses incurred as of December 31, 2007 of $9,820.

2.                                      Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as amortization and accrued liabilities.  Actual results could differ from those estimates.

Income Taxes

Behringer Harvard St. Rose REIT, LLC intends to make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, as long as we distribute at least 90 percent of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

On May 18, 2006, the State of Texas enacted a new law which replaced the existing state franchise tax with a “margin tax,” effective January 1, 2007.  We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit for 2007. In addition, we recognized no current tax expense during 2007 related to the Texas margin tax.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts Behringer Harvard St. Rose REIT, LLC.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” We have determined that we are not a primary beneficiary of any variable interest entities.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.  In the ordinary course of our business, cash requirements for substantially all of our investments and obligations are paid on our behalf directly from our Members to the other party.  We have presented these transactions as cash inflows and outflows in our consolidated statement of cash flows.

Deferred Offering Costs

Amounts incurred related to our Preferred Units offering are deferred and applied against the respective offering proceeds.

Mortgage Note Receivable

The mortgage note is reported at its outstanding principal balance net of unearned income from unamortized deferred loan origination fees and costs. Loan origination fees and costs are generally deferred and are amortized as adjustments to interest income using a straight-line method that approximates the effective interest method over the life of the related debt. During 2007 we received origination fees of $140,738; the net deferred balance as of December 31, 2007 was $129,182.  At December 31, 2007, amounts incurred for deferred financing costs and related accumulated amortization were $25,712 and $1,857, respectively.

The Project Borrower remains obligated to pay principal and interest due regardless of its intent or ability to sell or refinance the property.  In addition, the mortgage note does not contain a right to participate in expected residual profit from the sale or refinancing of the property.  As a result, the mortgage note receivable is accounted for as a loan pursuant to the guidance in Exhibit I of AICPA Practice Bulletin 1 on accounting of real estate acquisition, development, or construction arrangements.

Impairment of Mortgage Note Receivable

We review the terms and conditions underlying the outstanding balance of the mortgage note. If we determine that it is probable that all amounts due under the terms of the note will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

We assess impairment at the individual project basis. In evaluating the mortgage note for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices.  A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

No impairment charges have been recorded as of December 31, 2007.

3.                                      New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions.  FIN 48 was effective beginning January 1, 2007 and the adoption of FIN 48 did not have a material effect on our financial condition, results of operations, or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are in the process of determining the effect the adoption of SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007.  We did not elect the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement retained the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement, which is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration, applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We are currently assessing the effect SFAS No. 141(R) may have on our consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.”  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

4.                                      Related Party Arrangements

We are dependent on the Members for our operational and investment capital needs. We are also dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and HPT Management Services LP (“HPT Management”), our affiliated property manager, for certain services that are essential to us, including the sale of shares of our member units, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective capital or services, we would be required to obtain such capital or services from other sources. We recognize all amounts at the time incurred by the Members on our behalf in our financial statements with an offset to Members’ Equity.

5.                                      Mortgage Note Receivable

In July 2007, Behringer Harvard St. Rose REIT, LLC committed to make a mortgage loan in the amount of $11,355,791 to the Project Borrower (the “Mortgage Note”). As of December 31, 2007, we have funded approximately $4.7 million of the Mortgage Note.  The Project Borrower may draw additional advances from the mezzanine loan upon the satisfaction of certain advance requirements, which have not yet been satisfied.  The Mortgage Note bears annual interest at 10.75% until the advance requirements are satisfied, at which point it will bear annual interest at 10%, and requires payment of the principal balance on the December 2012 maturity date and upon certain events of default; prepayments generally require the approval of Behringer Harvard St. Rose REIT, LLC. Our investment is secured by a pledge of 100% of the ownership interests of the Project Borrower.  The Mortgage Note is also supported by a guarantee from the commercial developer covering the completion of the project, requiring the commercial developer to absorb certain project cost overruns and a payment guarantee until certain advance requirements are met.

The Project Entities were formed by the commercial developer to purchase, finance, and develop one real estate project; these entities are not consolidated into our financial statements. Our involvement with the Project Entities began at the time we committed to the Mortgage Note, and our potential loss exposure is limited to the funded portion of our commitment.  The Project Entities and certain of its affiliates also owe other parties.  Neither we nor Behringer Harvard St. Rose REIT I, LLC have a primary or secondary obligation with respect to such obligations.

6.                                      Subsequent Events

During January 2008, we issued a total of 124 Preferred Units, received gross offering proceeds of $62,000 and incurred total offering expenses of $24,375.

Behringer Harvard Multifamily Management Services, LLC (“BHM Management”) is newly organized to manage and lease properties in Behringer Harvard Multifamily REIT I’s portfolio.  BHM Management is an affiliate of Behringer Harvard Multifamily Advisors I and engaged in the business of real estate management.  On March 17, 2008 with Behringer Harvard Multifamily REIT I’s consent and the consent of Behringer Harvard Multifamily OP I, HPT Management assigned its property management agreement with Behringer Harvard Multifamily REIT I to BHM Management.

*****

Report of Independent Registered Public Accounting Firm

To the Management and Shareholders of

Behringer Harvard Satori Venture, LLC

Addison, Texas

We have audited the accompanying consolidated balance sheet of Behringer Harvard Satori Venture, LLC and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, members’ equity, and cash flows for the period from June 26, 2007 (date of  inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from June 26, 2007 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 15, 2008

Behringer Harvard Satori Venture, LLC

Consolidated Balance Sheet

as of December 31, 2007

Assets
Accrued interest receivable	$190,603
Mortgage note receivable	12,217,558
Investment in unconsolidated real estate joint venture	7,364,304
Deferred offering costs	9,820
Total assets	$19,782,285

Liabilities and members’ equity
Accrued liabilities	$9,820

Commitments and contingencies

Members’ equity	19,772,465
Total liabilities and members’ equity	$19,782,285

See Notes to Consolidated Financial Statements.

Behringer Harvard Satori Venture, LLC
Consolidated Statement of Operations

for the period from June 26, 2007 (date of inception) through December 31, 2007

Interest income	$197,752

General and administrative expenses	2,938

Net income	$194,814

See Notes to Consolidated Financial Statements.

Behringer Harvard Satori Venture, LLC
Consolidated Statement of Members’ Equity

for the period from June 26, 2007 (date of inception) through December 31, 2007

Balance at June 26, 2007 (date of inception)	$—

Capital contributions	19,799,276
Distributions	(221,625)
Net income	194,814

Balance at December 31, 2007	$19,772,465

See Notes to Consolidated Financial Statements.

Behringer Harvard Satori Venture, LLC
Consolidated Statement of Cash Flows

for the period from June 26, 2007 (date of inception) through December 31, 2007

Cash flows from operating activities
Net income	$194,814
Adjustments to reconcile net income to net cash used in operating activities - Amortization of deferred financing fees	(7,149)
Changes in operating assets and liabilities -
Accrued interest receivable	(190,603)
Cash used in operating activities	(2,938)

Cash flows from investing activities
Issuance of mortgage note receivable	(12,210,409)
Investment in unconsolidated real estate joint venture	(7,364,304)
Cash used in investing activities	(19,574,713)

Cash flows from financing activities
Contributions	19,799,276
Distributions	(221,625)
Cash provided by financing activities	19,577,651

Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$—

Supplemental schedule of non cash financing activities -
Accrued offering costs	$9,820

See Notes to Consolidated Financial Statements.

Behringer Harvard Satori Venture, LLC

Notes to Consolidated Financial Statements

December 31, 2007

1.                                      Organization and Business

Organization

Behringer Harvard Satori Venture, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Delaware on June 26, 2007.

We are a co-investment joint venture between Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”), our manager and 55% owner, and, Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”), our 45% owner.  The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM.

Behringer Harvard Multifamily OP I is wholly owned by Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”).  Behringer Harvard Multifamily OP I and Behringer Harvard Master Partnership I are collectively referred to herein as the Members and hold 100% of our voting interests.

We were organized to own 100% of the voting equity interest in one subsidiary, Behringer Harvard Satori REIT, LLC, a real estate investment trust.  Substantially all of our business is conducted through Behringer Harvard Satori REIT, LLC. Behringer Harvard Satori REIT, LLC was organized to make a mortgage loan to Sunrise Investors, LLLP and an equity investment in Satori-Holding, LLC (“the Project Entities”).  Prior to our equity investment, the Project Entities were owned by the commercial developer and were organized to develop and own one apartment community, Satori.  Satori is located in Broward County, Florida, is currently under development, has an estimated construction budget of approximately $98.5 million (unaudited), and is expected to be an apartment community of approximately 279 rental units (unaudited) within buildings of three- to nine-story structures (unaudited).  Satori is also expected to have a parking structure.

Neither we nor Behringer Harvard Satori REIT, LLC have employees and both are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006.  Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Private Offering

The limited liability company agreement of Behringer Harvard Satori REIT, LLC has established 125 units of Class A, preferred, cumulative, non-voting membership units (“Preferred Units”). The Preferred Units pay an annual dividend of 12.5% and are senior in priority to all other members’ equity of Behringer Harvard Satori REIT, LLC. The Preferred Units are redeemable at the option of Behringer Harvard Satori REIT, LLC until December 31, 2012.  We commenced a private offering of the Preferred Units in November 2007 and have issued no Preferred Units as of December 31, 2007.

Included in deferred offering costs and other assets are offering expenses incurred as of December 31, 2007 of $9,820.

2.                                      Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as amortization and accrued liabilities.  Actual results could differ from those estimates.

Income Taxes

Behringer Harvard Satori REIT, LLC intends to make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, as long as we distribute at least 90 percent of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

On May 18, 2006, the State of Texas enacted a new law which replaced the existing state franchise tax with a “margin tax,” effective January 1, 2007.  We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit for 2007. In addition, we recognized no current tax expense during 2007 related to the Texas margin tax.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts Behringer Harvard Satori REIT, LLC.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” We have determined that we are not a primary beneficiary of any variable interest entities.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.  In the ordinary course of our business, cash requirements for substantially all of our investments and obligations are paid on our behalf directly from our Members to the other party.  We have presented these transactions as cash inflows and outflows in our consolidated statement of cash flows.

Deferred Offering Costs

Amounts incurred related to our Preferred Units offering are deferred and applied against the respective offering proceeds.

Mortgage Note Receivable

The mortgage note is reported at its outstanding principal balance net of any unearned income from unamortized loan origination fees. Loan origination fees are generally deferred and are amortized as adjustments to interest income using a straight-line method that approximates the effective interest method over the life of the related debt. During 2007 we received origination fees of $221,625; the net deferred balance as of December 31, 2007 was $214,475.

The mortgage note is coterminous with Sunrise Investors, LLLP’s construction loan and Sunrise Investors, LLLP remains obligated to pay principal and interest due regardless of its intent or ability to sell or refinance the property.  In addition, the mortgage note does not contain a right to participate in expected residual profit from the sale or refinancing of the property.  As a result, the mortgage note receivable is accounted for as a loan pursuant to the guidance in Exhibit I of AICPA Practice Bulletin 1 on accounting of real estate acquisition, development, or construction arrangements.

Investment in Unconsolidated Real Estate Joint Venture

We account for our investment in real estate joint venture using the equity method of accounting because we exercise significant influence over, but do not control the Project Entities. This investment is initially recorded at cost and is adjusted for our share of equity in earnings and distributions. We report our share of income and losses based on our ownership interests in the entities. The Satori project is under development and has no income or losses.

Impairment of Long Lived Assets and Mortgage Note Receivable

For real estate we own through an investment in a real estate joint venture, at each reporting date we compare the estimated fair value of our real estate investment to the carrying value. An impairment charge is recorded to the extent the fair value of our real estate investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

We review the terms and conditions underlying the outstanding balance of the mortgage note. If we determine that it is probable that all amounts due under the terms of the note will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

We assess impairment at the individual project basis. In evaluating the investment in real estate venture and mortgage note for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices.  A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

No impairment charges have been recorded as of December 31, 2007.

3.                                      New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions.  FIN 48 was effective beginning January 1, 2007 and the adoption of FIN 48 did not have a material effect on our financial condition, results of operations, or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are in the process of determining the effect the adoption of SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007.  We did not elect the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement retained the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement, which is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration, applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We are currently assessing the effect SFAS No. 141(R) may have on our consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.”  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

4.                                      Related Party Arrangements

We are dependent on the Members for our operational and investment capital needs. We are also dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and HPT Management Services LP (“HPT Management”), our affiliated property manager, for certain services that are essential to us, including the sale of shares of our member units, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective capital or services, we would be required to obtain such capital or services from other sources. We recognize all amounts at the time incurred by the Members on our behalf in our financial statements with an offset to Members Equity.

5.                                      Mortgage Note Receivable and Investment in Unconsolidated Real Estate Venture

In November 2007, Behringer Harvard Satori REIT, LLC committed to make a mortgage loan in the amount of $14,775,000 to the Project Entities (the “Mortgage Note”). As of December 31, 2007, we have funded the $12,432,034 of the total commitment, which bears annual interest at 10% and requires payment of the principal balance on the October 2012 maturity date and upon certain events of default; prepayments require the approval of Behringer Harvard Satori REIT, LLC.  Monthly interest accrues and monthly payments begin coterminous with the construction loan.  This commitment is collateralized by a second priority lien on Satori.  The Mortgage Note is also supported by a guarantee from the commercial developer covering the completion of the project and requiring the commercial developer to absorb certain project cost overruns.

In November 2007, Behringer Harvard Satori REIT, LLC also made an equity investment in the amount of $7,350,000 and owns a 50% limited partnership interest in the Project Entities. The Project Entities use ratios that are different than the stated equity percentages for obligations and allocation of profits and losses, specified costs and expenses, distributions of cash from operations, and distributions of cash proceeds from liquidation.

The Project Entities were formed by the commercial developer to purchase, finance, and develop one real estate project; these entities are not consolidated into our financial statements. Our involvement with the Project Entities began at the time we committed to the Mortgage Note and equity investment, and our potential loss exposure is limited to the funded portion of these commitments. The Project Entities also owe other parties, including the senior project lender.  Neither we nor Behringer Harvard Satori REIT, LLC have a primary or secondary obligation with respect to such obligations.

6.                                      Commitments and Contingencies

The Satori project is currently under development and is estimated to be completed in August 2009.

We received a contingent option to convert the outstanding balance of our mortgage loan into a limited partnership interest in the Satori-Holding, LLC entity. This contingent option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.

7.                                      Subsequent Events

During January 2008, we issued a total of 124 Preferred Units, received gross offering proceeds of $62,000 and incurred total offering expenses of $24,375.

Behringer Harvard Multifamily Management Services, LLC (“BHM Management”) is newly organized to manage and lease properties in Behringer Harvard Multifamily REIT I’s portfolio.  BHM Management is an affiliate of Behringer Harvard Multifamily Advisors I and engaged in the business of real estate management.  On March 17, 2008 with Behringer Harvard Multifamily REIT I’s consent and the consent of Behringer Harvard Multifamily OP I, HPT Management assigned its property management agreement with Behringer Harvard Multifamily REIT I to BHM Management.

*****

Report of Independent Registered Public Accounting Firm

To the Management and Shareholders of

Behringer Harvard Columbia Venture, LLC

Addison, Texas

We have audited the accompanying consolidated balance sheet of Behringer Harvard Columbia Venture, LLC and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, members’ equity, and cash flows for the period from August 6, 2007 (date of  inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from August 6, 2007 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 15, 2008

Behringer Harvard Columbia Venture, LLC
Consolidated Balance Sheet

as of December 31, 2007

Assets
Cash and cash equivalents	$268,559
Accrued interest receivable	163,242
Mortgage note receivable	19,382,600
Investment in unconsolidated real estate joint venture	3,552,938
Deferred offering costs	9,820
Total assets	$23,377,159

Liabilities and members’ equity
Accrued liabilities	$9,820

Commitments and contingencies

Members’ equity	23,367,339
Total liabilities and members’ equity	$23,377,159

See Notes to Consolidated Financial Statements.

Behringer Harvard Columbia Venture, LLC
Consolidated Statement of Operations

for the period from August 6, 2007 (date of inception) through December 31, 2007

Interest income	$458,193

General and administrative expenses	2,939

Net income	$455,254

See Notes to Consolidated Financial Statements.

Behringer Harvard Columbia Venture, LLC
Consolidated Statement of Members’ Equity

for the period from August 6, 2007 (date of inception) through December 31, 2007

Balance at August 6, 2007 (date of inception)	$—

Capital contributions	23,510,731
Distributions	(598,646)
Net income	455,254
Balance at December 31, 2007	$23,367,339

See Notes to Consolidated Financial Statements.

Behringer Harvard Columbia Venture, LLC
Consolidated Statement of Cash Flows

for the period from August 6, 2007 (date of inception) through December 31, 2007

Cash flows from operating activities
Net income	$455,254
Adjustments to reconcile net income to net cash provided by operating activities - Amortization of deferred financing fees	(26,392)
Changes in operating assets and liabilities -
Accrued interest receivable	(163,242)
Cash provided by operating activities	265,620

Cash flows from investing activities
Issuance of mortgage note receivable	(19,356,208)
Investment in unconsolidated real estate joint venture	(3,552,938)
Cash used in investing activities	(22,909,146)

Cash flows from financing activities
Contributions	23,510,731
Distributions	(598,646)
Cash provided by financing activities	22,912,085

Net change in cash and cash equivalents	268,559
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$268,559

Supplemental schedule of non cash financing activities -
Accrued offering costs	$9,820

See Notes to Consolidated Financial Statements.

Behringer Harvard Columbia Venture, LLC

Notes to Consolidated Financial Statements

December 31, 2007

1.             Organization and Business

Organization

Behringer Harvard Columbia Venture, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Delaware on August 6, 2007.

We are a co-investment joint venture between Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP I”), our manager and 55% owner, and, Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”), our 45% owner.  The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM.

Behringer Harvard Multifamily OP I is wholly owned by Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”). Behringer Harvard Multifamily OP I and Behringer Harvard Master Partnership I are collectively referred to herein as the Members and hold 100% of our voting interests.

We were organized to own 100% of the voting equity interest in one subsidiary, Behringer Harvard Columbia REIT, LLC, a real estate investment trust. Substantially all of our business is conducted through Behringer Harvard Columbia REIT, LLC. Behringer Harvard Columbia REIT, LLC was organized to make a mortgage loan to West Columbia Pike, LLC and an equity investment in Fairfield Columbia Pike Limited Partnership (“the Project Entities”). Prior to our equity investment, the Project Entities were owned by the commercial developer and were organized to develop and own one apartment community, Fairfield at Columbia Village (“Fairfield at Columbia Village”). Fairfield at Columbia Village is currently under development in Arlington County, Virginia, has an estimated construction budget of approximately $99.8 million (unaudited), and is expected to be a ten-story high-rise apartment community (unaudited) with approximately 234 rental units (unaudited) and an underground parking facility.

Neither we nor Behringer Harvard Columbia REIT, LLC have employees and both are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006.  Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Private Offering

The limited liability company agreement of Behringer Harvard Columbia REIT, LLC has established 125 units of Class A, preferred, cumulative, non-voting membership units (“Preferred Units”). The Preferred Units pay an annual dividend of 12.5% and are senior in priority to all other members’ equity of Behringer Harvard Columbia REIT, LLC. The Preferred Units are redeemable at the option of Behringer Harvard Columbia REIT, LLC until December 31, 2012.  We commenced a private offering of the Preferred Units in November 2007 and have issued no Preferred Units as of December 31, 2007.

Included in deferred offering costs and other assets are offering expenses incurred as of December 31, 2007 of $9,820.

2.             Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as amortization and accrued liabilities.  Actual results could differ from those estimates.

Income Taxes

Behringer Harvard Columbia REIT, LLC intends to make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2007.  If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, as long as we distribute at least 90 percent of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

On May 18, 2006, the State of Texas enacted a new law which replaced the existing state franchise tax with a “margin tax,” effective January 1, 2007.  We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit for 2007. In addition, we recognized no current tax expense during 2007 related to the Texas margin tax.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts Behringer Harvard Columbia REIT, LLC.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” We have determined that we are not a primary beneficiary of any variable interest entities.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents.  In the ordinary course of our business, cash requirements for substantially all of our investments and obligations are paid on our behalf directly from our Members to the other party.  We have presented these transactions as cash inflows and outflows in our consolidated statement of cash flows.

Deferred Offering Costs

Amounts incurred related to our Preferred Units offering are deferred and applied against the respective offering proceeds.

Mortgage Note Receivable

The mortgage note is reported at its outstanding principal balance net of any unearned income from unamortized loan origination fees. Loan origination fees are generally deferred and are amortized as adjustments to interest income using a straight-line method that approximates the effective interest method over the life of the related debt. During 2007 we received origination fees of $598,646; the net deferred balance as of December 31, 2007 was $572,254.

The mortgage note is coterminous with West Columbia Pike, LLC’s construction loan and West Columbia Pike, LLC remains obligated to pay principal and interest due regardless of its intent or ability to sell or refinance the property.  In addition, the mortgage note does not contain a right to participate in expected residual profit from the sale or refinancing of the property.  As a result, the mortgage note receivable is accounted for as a loan pursuant to the guidance in Exhibit I of AICPA Practice Bulletin 1 on accounting of real estate acquisition, development, or construction arrangements.

Investment in Unconsolidated Real Estate Venture

We account for our investment in real estate joint venture using the equity method of accounting because we exercise significant influence over, but do not control the Project Entities. This investment is initially recorded at cost and is adjusted for our share of equity in earnings and distributions. We report our share of income and losses based on our ownership interests in the entities. The Fairfield at Columbia Village project is under development and has no income or losses.

Impairment of Long Lived Assets and Mortgage Note Receivable

For real estate we own through an investment in a real estate venture, at each reporting date we compare the estimated fair value of our real estate investment to the carrying value. An impairment charge is recorded to the extent the fair value of our real estate investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

We review the terms and conditions underlying the outstanding balance of the mortgage note. If we determine that it is probable that all amounts due under the terms of the note will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

We assess impairment at the individual project basis. In evaluating the investment in real estate venture and mortgage note for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices.  A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

No impairment charges have been recorded as of December 31, 2007.

Concentration of Credit Risk

At December 31, 2007, we had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels.  We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

3.             New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions.  FIN 48 was effective beginning January 1, 2007 and the adoption of FIN 48 did not have a material effect on our financial condition, results of operations, or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are in the process of determining the effect the adoption of SFAS 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007. We did not elect the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement retained the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement, which is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration, applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We are currently assessing the effect SFAS No. 141(R) may have on our consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.”  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. We are currently assessing the effect SFAS No. 160 may have on our consolidated results of operations and financial position.

4.             Related Party Arrangements

We are dependent on the Members for our operational and investment capital needs. We are also dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and HPT Management Services LP (“HPT Management”), our affiliated property manager, for certain services that are essential to us, including the sale of shares of our member units, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective capital or services, we would be required to obtain such capital or services from other sources. We recognize all amounts at the time incurred by the Members on our behalf in our financial statements with an offset to Members Equity.

5.             Mortgage Note Receivable and Investment in Unconsolidated Real Estate Venture

In October 2007, Behringer Harvard Columbia REIT, LLC made a mortgage loan in the amount of $19,954,854 to the West Columbia Pike, LLC (the “Mortgage Note”) which bears annual interest at 9.5%.  The Mortgage Note requires monthly interest payments, and requires payment of the principal balance on the October

2012 maturity date and upon certain events of default; prepayments require the approval of Behringer Harvard Columbia REIT, LLC.  The Mortgage Note is collateralized by a second priority lien on the Fairfield at Columbia Village.  The Mortgage Note is also supported by a guarantee from the commercial developer covering the completion of the project and requiring the commercial developer to absorb certain project cost overruns.

In October 2007, Behringer Harvard Columbia REIT, LLC also made an equity investment in the amount of $3,552,938 and owns a 50.1% limited partnership interest in the Project Entities. The Project Entities use ratios that are different than the stated equity percentages for obligations and allocation of profits and losses, specified costs and expenses, distributions of cash from operations, and distributions of cash proceeds from liquidation.

The Project Entities were formed by the commercial developer to purchase, finance, and develop one real estate project; these entities are not consolidated into our financial statements. Our involvement with the Project Entities began at the time we committed to the Mortgage Note and equity investment, and our potential loss exposure is limited to the funded portion of these commitments. The Project Entities also owe other parties, including the senior project lender. Neither we nor Behringer Harvard Columbia REIT, LLC have a primary or secondary obligation with respect to such obligations.

6.             Commitments and Contingencies

The Fairfield at Columbia Village project is currently under development and is estimated to be completed in December 2009.

We received a contingent option to convert the outstanding balance of our mortgage loan into a limited partnership interest in the Fairfield Columbia Pike Limited Partnership entity. This contingent option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy.  If this contingent option becomes exercisable, it will expire after 90 days. If the contingent purchase option is exercised, Behringer Harvard Columbia REIT, LLC will purchase the property, free of all liens, claims and encumbrances, at a price to be negotiated in the future using market values at the time of exercise.

7.             Subsequent Events

During January 2008, we issued a total of 124 Preferred Units, received gross offering proceeds of $62,000 and incurred total offering expenses of $24,375.

Behringer Harvard Multifamily Management Services, LLC (“BHM Management”) is newly organized to manage and lease properties in Behringer Harvard Multifamily REIT I’s portfolio.  BHM Management is an affiliate of Behringer Harvard Multifamily Advisors I and engaged in the business of real estate management.  On March 17, 2008 with Behringer Harvard Multifamily REIT I’s consent and the consent of Behringer Harvard Multifamily OP I, HPT Management assigned its property management agreement with Behringer Harvard Multifamily REIT I to BHM Management.

****

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Multifamily REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Plaza on Lovers Lane Apartments, an apartment complex located in Dallas, Texas (the “Property”), for the year ended December 31, 2006.  This Historical Summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard Multifamily REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

October 10, 2007

Plaza on Lovers Lane Apartments
Statements of Revenues and Certain Operating Expenses

for the three months ended March 31, 2007 (unaudited)
and for the year ended December 31, 2006 (in thousands)

	Three Months Ended March 31, 2007 (unaudited)	Year ended December 31, 2006
Revenues:
Rental revenue	$355	$1,376
Tenant reimbursement income	70	242

Total revenues	425	1,618

Certain operating expenses:
Property operating expenses	210	742
Real estate taxes	37	150
Property management fees	15	55
General and administrative expenses	22	72

Total certain operating expenses	284	1,019

Revenues in excess of certain operating expenses	$141	$599

See accompanying notes to statements of revenues and certain operating expenses.

Plaza on Lovers Lane Apartments
Notes to Statements of Revenues and Certain Operating Expenses

for the three months ended March 31, 2007 (unaudited) and for the year ended December 31, 2006

1.             Basis of Presentation

On April 12, 2007, Behringer Harvard REIT I, Inc. (the “Company”) provided loans secured by the properties of an apartment complex containing approximately 150 rental units (unaudited) located in Dallas, Texas (“Plaza on Lovers Lane Apartments”). Amounts included in property management fees include routine compensation paid to an equity investor for managing property operations.

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Lovers Lane Town Homes, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization.  The property has ceased renewing all leases with the expectation of complete vacancy by December 31, 2007; demolition is expected in early 2008.  As a result, the historical revenues and certain operating expenses may not be comparable to the proposed future operations of Plaza on Lovers Lane Apartments.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.             Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

3.             Significant Accounting Policies

Revenue Recognition

Plaza on Lovers Lane Apartments’ operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments.  As a result of planned redevelopment, the property ceased renewing leases and is expected to be fully vacant by December 31, 2007.  All leases have been accounted for as operating leases.  Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

Tenant reimbursement income is recognized when due and consists of charges billed to tenants for utilities, parking, and repairs.

*****

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Multifamily REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of The Reserve at Johns Creek Walk Apartments, an apartment complex located in Johns Creek, Georgia (the “Property”), for the period from May 1, 2006 (date of inception) through December 31, 2006.  This Historical Summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard Multifamily REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the period from May 1, 2006 (date of inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 6, 2007

The Reserve at Johns Creek Walk Apartments
Statements of Revenues and Certain Operating Expenses

for the six months ended June 30, 2007 (unaudited) and for the period from May 1, 2006 (date of inception) through December 31, 2006 (in thousands)

	Six Months Ended June 30, 2007 (unaudited)	For the period of May 1, 2006 (date of inception) through December 31, 2006
Revenues:
Rental revenue	$1,046	$518
Tenant reimbursement income	113	80

Total revenues	1,159	598

Certain operating expenses:
Property operating expenses	280	299
Real estate taxes	131	52
Property management fees	36	32
General and administrative expenses	73	111

Total certain operating expenses	520	494

Revenues in excess of certain operating expenses	$639	$104

See accompanying notes to statements of revenues and certain operating expenses.

The Reserve at Johns Creek Walk Apartments
Notes to Statements of Revenues and Certain Operating Expenses

for the six months ended June 30, 2007 (unaudited) and for the period from May 1, 2006 (date of inception) through December 31, 2006

1.             Basis of Presentation

On August 3, 2007, Behringer Harvard Multifamily REIT I, Inc. (the “Company”) acquired an equity interest in an apartment complex containing approximately 210 rental units and 4,000 square feet (unaudited) of retail space located in Johns Creek, Georgia (“Johns Creek”). Amounts included in property management fees include routine compensation paid to an equity investor for managing property operations.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of Johns Creek, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization.  Construction of the property was completed in late 2006 and initial leasing activity began in May 2006.  As a result of the property’s initial lease-up period, the historical revenues and certain operating expenses may not be comparable to the proposed future operations of Johns Creek.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.             Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

3.             Significant Accounting Policies

Revenue Recognition

Johns Creek’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments.  All leases have been accounted for as operating leases; tenant lease terms are typically 12 or 18 months.  Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

Tenant reimbursement income is recognized when due and consists of charges billed to tenants for utilities, parking, and repairs.

*****

Behringer Harvard Multifamily REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Statements

We commenced a private offering to accredited investors on November 22, 2006 (the “Private Offering”) and terminated that offering on December 28, 2007.  As of December 31, 2007, we sold approximately 14.2 million shares of common stock and raised approximately $127.3 million in gross offering proceeds in the Private Offering.  As of the date of this prospectus, we have used the proceeds from the Private Offering, as well as borrowings under our Credit Facility, to acquire equity interests in ten joint ventures which we account for under the equity method of accounting.  Each of the ten joint ventures own equity interests in and/or have made interest-bearing mezzanine loans to nine entities that own real estate properties currently under development and one entity that owns an operating property (the investments made by the nine joint ventures are collectively referred to herein as (our “Investments”)). See the section “Description of Properties and Real Estate-Related Assets” for more discussion of our Investments.

The unaudited pro forma consolidated statement of income for the six months ended June 30, 2008 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 reflect the effects of our Investments as if all had been acquired on January 1, 2007.

In our opinion, all material adjustments necessary to reflect the effects of the above transactions have been made. Following is a list of our Investments:

Name	Multifamily Project Type	Investment Type	Location	Date Investment Acquired	Amount (in thousands)
Lovers Lane Townhomes	Development	Mezzanine Loan	Dallas, Texas	Apr-07	$2,723

The Eclipse	Development	Equity and Mezzanine Loan	Houston, Texas	Apr-07	7,136

Fairfield at Baileys Crossing	Development	Mezzanine Loan	Fairfax County and Arlington County, Virginia	Jul-07	12,493

Alexan St. Rose	Development	Mezzanine Loan	Clark County, Nevada	Jul-07	2,870

Johns Creek Walk	Operating	Equity	Fulton County, Georgia	Aug-07	5,300

Satori	Development	Equity and Mezzanine Loan	Broward County, Florida	Oct-07	13,025

Tower 55 Hundred	Development	Equity and Mezzanine Loan	Arlington County, Virginia	Nov-07	13,642

Fairfield at Cameron House	Development	Mezzanine Loan	Silver Spring, Maryland	Dec-07	9,982

Alexan Prospect	Development	Equity and Mezzanine Loan	Denver, Colorado	Apr-08	7,141
Alexan Russell Lofts	Development	Equity and Mezzanine Loan	Clark County, Nevada	Jun-08	3,861

					$78,173

Behringer Harvard Multifamily REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Income

for the six months ended June 30, 2008

The following unaudited Pro Forma Consolidated Statement of Income is presented as if we began making all Investments on January 1, 2007.  This Pro Forma Consolidated Statement of Income should be read in conjunction with the historical financial statements and notes thereto for the six months ended June 30, 2008 as filed in our Form S-11.  The Pro Forma Consolidated Statement of Income is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2007, nor does it purport to represent our future operations.

	For the Six Months ended June 30, 2008 as Reported	Pro Forma Adjustments		Pro Forma For the Six Months Ended June 30, 2008
	(a)
Rental revenue	$—	$—		$—

Expenses
Asset management fees	404,911	47,031	(b)	451,942
General and administrative	541,263	—		541,263
Depreciation and amortization	29,971	(13,255)	(c)	16,716
Total expenses	976,145	33,776		1,009,921

Interest income	650,354	—		650,354
Equity in earnings of unconsolidated real estate joint venture investments	1,857,571	1,192,271	(d)	3,049,842
Net income	$1,531,780	$1,158,495		$2,690,275

Weighted average number of common shares outstanding	14,268,951	—		14,268,951

Basic and diluted income per share	$0.11			$0.19

See accompanying unaudited notes to pro forma consolidated financial statements

Behringer Harvard Multifamily REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations

for the year ended December 31, 2007

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we began making all Investments on January 1, 2007.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the year ended December 31, 2007 as filed in our Form S-11.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2007, nor does it purport to represent our future operations.

	For the year ended December 31, 2007 as Reported	Pro Forma Adjustments		Pro Forma For the year ended December 31, 2007
	(a)
Rental revenue	$—	$—		$—

Expenses
Asset management fees	217,837	583,325	(b)	801,162
Organization expenses	49,709	—		49,709
Interest expense	642,124	—		642,124
General and administrative	433,895	33,432	(c)	467,327
Total expenses	1,343,565	616,757		1,960,322

Interest income	343,240	—		343,240
Equity in earnings of unconsolidated real estate joint venture investments	793,218	3,123,827	(d)	3,917,045
Net income (loss)	$(207,107)	$2,507,070		$2,299,963

Weighted average number of common shares outstanding	2,730,666	7,568,013	(e)	10,298,679

Basic and diluted income (loss) per share	$(0.08)			$0.22

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Multifamily REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Income for the six months ended June 30, 2008

a.             Reflects the historical consolidated statement of operations of Behringer Harvard Multifamily REIT I, Inc. for the six months ended June 30, 2008.

b.             Reflects the asset management fees associated with our Investments.  The assets are managed by Behringer Harvard Multifamily Advisors I LP for an annual asset management fee of 1.0% of the asset value.

c.             For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007. During 2007, we incurred acquisition and other costs of $543,000 in connection with our Venture’s equity investment in The Reserve at Johns Creek Walk, an operating property. In addition, we incurred acquisition and other costs of $65,000 in connection with our Venture’s underlying loan to the Alexan St. Rose property. This adjustment reflects the monthly amortization of the costs for the Reserve at Johns Creek Walk costs over the property’s estimated useful life of 25 years, and, the costs for the Venture’s underlying loan to the Alexan St. Rose property over the loan term of 5.5 years, for the year ended December 31, 2007. Actual acquisition costs included in the acquisition and advisory fees of $495,000 paid under our agreement with Behringer Harvard Multifamily Advisors I LP.

d.             For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007.  This adjustment reflects the earnings from equity-method investments in our Investments for the Pro Forma six months ended June 30, 2008.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007

a.             Reflects the historical consolidated statement of operations of Behringer Harvard Multifamily REIT I, Inc. for the year ended December 31, 2007.

b.             Reflects the asset management fees associated with our Investments.  The assets are managed by Behringer Harvard Multifamily Advisors I LP for an annual asset management fee of 1.0% of the asset value.

c.             For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007.  During 2007, we incurred acquisition and other costs of $543,000 in connection with our Venture’s equity investment in The  Reserve at Johns Creek Walk, an operating property.  In addition, we incurred acquisition and other costs of $65,000 in connection with our Venture’s underlying loan to the Alexan St. Rose property.  This adjustment reflects the monthly amortization of the costs for the Reserve at Johns Creek Walk costs over the property’s estimated useful life of 25 years, and, the costs for the Venture’s underlying loan to the Alexan St. Rose property over the loan term of 5.5 years, for the year ended December 31, 2007.  Actual acquisition costs included in the acquisition and advisory fees of $495,000 paid under our agreement with Behringer Harvard Multifamily Advisors I LP.

d.             For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007.  This adjustment reflects the earnings from equity-method investments in our Investments for the Pro Forma year ended December 31, 2007.

e.             We began funding investments in April 2007; for the purposes of these Pro Forma financial statements, all investments are assumed to have occurred on January 1, 2007.  We began issuing common shares under our Private Offering on April 2, 2007 and ceased such issuances on December 28, 2007 (the date we terminated the Private Offering).  During 2007, the sources of cash used in funding our investments were Private Offering proceeds as they became available and borrowings from our Credit Facility.  We also repaid borrowings under our Credit Facility using Private Offering proceeds as they became available.  This number reflects an adjustment to the historical weighted average common shares outstanding for the portion of our actual Private Offering shares used to fund our investments.  This adjustment reflects the actual sources of cash used to fund each investment and the respective rate of Private Offering proceeds as they became available, borrowings used, and borrowing repayments, Pro Forma January 1, 2007.  The adjustment excludes all other shares issued during 2007.

Exhibit A

Prior Performance Tables

The following Prior Performance Tables (the “Tables”) provide information relating to closed or completed real estate investment programs (the “Prior Real Estate Programs”) sponsored by Robert M. Behringer and his affiliates, who control our advisor.  We consider each of the Prior Real Estate Programs presented to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.   See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Behringer Harvard Multifamily REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties.  Mr. Behringer controls our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies.  The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered.  However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II – Compensation to Sponsor (in Dollars)

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Results of Completed Programs

Table V – Results of Sales or Disposals of Property

Additional information relating to the acquisition of properties by Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement, which Behringer Harvard Multifamily REIT I has filed with the Securities and Exchange Commission.  Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2005 and that have similar or identical investment objectives to Behringer Harvard Multifamily REIT I.  Information is provided with regard to the manner in which the proceeds of the offerings have been applied.  Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  All figures are as of December 31, 2007.

	Behringer Harvard REIT I, Inc. – Initial Public Offering(1)		Behringer Harvard REIT I, Inc. – First Follow-on Offering(2)		Behringer Harvard Opportunity REIT I, Inc.		Behringer Harvard Mid-Term Value Enhancement Fund I LP

Dollar amount offered	$880,000,000		$952,000,000		$541,870,645		$440,000,000
Dollar amount raised	170,283,918	19.4%	828,826,059	87.1%	538,664,846	99.4%	44,249,101	10.1%

Less offering expenses:
Selling commissions and discounts	15,817,836	9.3%	70,296,243	8.5%	46,212,503	8.6%	4,130,083	9.3%
Organizational and offering expenses	4,226,272	2.5%	16,380,898	2.0%	11,786,119	2.2%	1,106,317	2.5%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$150,239,810	88.2%	$742,148,918	89.5%	$480,666,224	89.2%	$39,012,701	88.2%

Acquisition costs:
Cash invested	$136,134,203	36.9%	$667,436,558	31.3%	$331,180,701	56.8%	$33,345,904	96.6%
Acquisition fees(4)	10,811,120	2.9%	58,610,093	2.7%	20,464,622	3.5%	1,169,875	3.4%
Loan costs	3,294,486	0.9%	16,102,268	0.8%	5,026,384	0.9%	—	0.0%
Proceeds from mortgage financing	218,383,153	59.2%	1,392,529,566	65.2%	226,802,750	38.9%	—	0.0%

Total acquisition costs(5)	$368,622,962		$2,134,678,485		$583,474,457		$34,515,779

Percent leveraged	59.2%		65.2%		38.9%		0.0%

Date offering began	02/19/03		02/11/05		09/20/05		02/19/03

Length of offering (in months)	24		20		27		24

Months to invest 90% of amount available for investment (measured from date of offering)	28		22		—		—

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Short-Term Opportunity Fund I LP		Behringer Harvard Strategic Opportunity Fund I LP

Dollar amount offered	$110,000,000		$80,000,000
Dollar amount raised	109,244,460	99.3%	64,415,125	80.5%

Less offering expenses:
Selling commissions and discounts	9,734,375	8.9%	5,575,595	8.7%
Organizational and offering expenses	2,292,424	2.1%	1,043,567	1.6%
Marketing expenses	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%

Amount available for investment	$97,217,661	89.0%	$57,795,963	89.7%

Acquisition costs:
Cash invested	$86,253,336	35.5%	$46,284,184	33.4%
Acquisition fees(4)	7,478,540	3.1%	5,806,694	4.2%
Loan costs	3,485,785	1.4%	2,279,993	1.6%
Proceeds from mortgage financing	145,637,041	60.0%	84,369,668	60.8%

Total acquisition costs(5)	$242,854,702		$138,740,539

Percent leveraged	60.0%		60.8%

Date offering began	02/19/03		01/20/05

Length of offering (in months)	24		14

Months to invest 90% of amount available for investment (measured from date of offering)	39		15

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Strategic Opportunity Fund II LP		Behringer Harvard Multifamily REIT I, Inc.

Dollar amount offered	$150,000,000		$400,000,000
Dollar amount raised	62,222,751	41.5%	127,307,057	31.8%

Less offering expenses:
Selling commissions and discounts	4,752,232	7.69%	11,107,720	8.7%
Organizational and offering expenses	1,246,455	2.0%	1,909,606	1.5%
Marketing expenses	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%

Amount available for investment	$56,224,064	90.4%	$114,289,731	89.8%

Acquisition costs:
Cash invested	$42,928,884	26.4%	$57,607,723	94.2%
Acquisition fees(4)	3,982,327	2.4%	2,621,257	4.3%
Loan costs	1,417,661	0.9%	925,000	1.5%
Proceeds from mortgage financing	114,563,626	70.3%	—	0.0%

Total acquisition costs(5)	$162,892,498		$61,153,980

Percent leveraged	70.3%		0.0%

Date offering began	02/13/06		11/22/06

Length of offering (in months)	19		13

Months to invest 90% of amount available for investment (measured from date of offering)	—		—

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Alamo Plaza S, LLC(6)			Behringer Harvard Firestone S LP

Dollar amount offered	$19,150,000			$13,000,000
Dollar amount raised	13,263,342		69.3%	7,309,206		56.2%

Less offering expenses:
Selling commissions and discounts	1,223,467		9.2%	320,000		4.4%
Organizational and offering expenses	—		0.0%	—		0.0%
Marketing expenses	—		0.0%	—		0.0%
Reserve for operations	3,047,452	(3)	23.0%	212,248	(3)	2.9%
Other	—		0.0%	—		0.0%

Amount available for investment	$8,992,423		67.8%	$6,776,958		92.7%

Acquisition costs:
Cash invested	$11,652,246		33.2%	$7,309,206		32.4%
Acquisition fees(4)	1,611,096		4.6%	—		0.0%
Loan costs	—		0.0%	—		0.0%
Proceeds from mortgage financing	21,866,157		62.2%	15,240,236		67.6%

Total acquisition costs(5)	$35,129,499			$22,549,442

Percent leveraged	62.2%			67.6%

Date offering began	01/26/05			09/23/05

Length of offering (in months)	1			3

Months to invest 90% of amount available for investment (measured from date of offering)	1			3

(1)  The information provided for Behringer Harvard REIT I, Inc. – Initial Public Offering references only that company’s initial public offering.  Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(2)  The information provided for Behringer Harvard REIT I, Inc. – First Follow-on Offering references only that company’s first follow-on public offering.  Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(3)  “Reserve for operations” includes all reserves related to the referenced tenant-in-common program, including, without limitation, reserves for capital expenditures, tenant improvements, working capital and those required by lenders.

(4)  Acquisition fees include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(5)  Total acquisition costs include cash invested, acquisition fees and loan costs as well as the proceeds from mortgage financing.

(6)  The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the compensation received by affiliates of Behringer Harvard Opportunity Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2005 and that have similar or identical investment objectives to Behringer Harvard Multifamily REIT I.  All figures are as of December 31, 2007.

	Behringer Harvard REIT I, Inc. – Initial Public Offering		Behringer Harvard REIT I, Inc. – First Follow-on Offering		Behringer Harvard Opportunity REIT I, Inc.	Behringer Harvard Mid-Term Value Enhancement Fund I LP	Behringer Harvard Short-Term Opportunity Fund I LP
Date offering commenced	02/19/03		02/11/05		09/20/05	02/19/03	02/19/03

Dollar amount raised	$170,283,918		$828,826,059		$538,664,846	$44,249,101	$109,244,460

Amount paid to sponsor from proceeds of offering:
Underwriting fees(1)	2,781,890		7,062,503		4,560,295	754,086	1,865,873
Acquisition fees
- Real estate commissions	—		—		—	—	—
- Broker-dealer fees	—		—		—	—	—
- Other fees(2)	10,811,120		58,610,093		20,464,622	1,169,875	7,478,540
Total amount paid to sponsor	$13,593,010		$65,672,596		$25,024,917	$1,923,961	$9,344,413

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	$156,909,495		$156,909,495	(3)	$(5,394,778)	$7,978,319	$(875,166)

Amount paid to sponsor from operations(4):
Property management fees	14,544,617	(3)	14,544,617	(3)	860,527	548,970	1,964,074
Partnership management fees	20,665,069	(3)	20,665,069	(3)	2,472,057	474,153	1,034,474
Reimbursements	—		—		—	—	—
Leasing commissions	—		—		—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—	6,250,000	14,644,828
Other	—		—		—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—	—	—
Financing fees	—		—		—	—	—
Other	—		—		—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Strategic Opportunity Fund I LP	Behringer Harvard Strategic Opportunity Fund II LP	Behringer Harvard Multifamily REIT I, Inc.	Behringer Harvard Alamo Plaza S, LLC(5)	Behringer Harvard Firestone S LP
Date offering commenced	01/20/05	02/13/06	11/22/06	01/26/05	09/23/05

Dollar amount raised	$64,415,125	$62,222,751	$127,307,057	$13,263,342	$7,309,206

Amount paid to sponsor from proceeds of offering:
Underwriting fees(1)	946,925	738,398	2,085,879	245,364	—
Acquisition fees
- Real estate commissions	—	—	—	—	—
- Broker-dealer fees	—	—	—	—	—
- Other fees(2)	5,806,694	3,982,327	2,621,257	1,611,096	—
Total amount paid to sponsor	$6,753,619	$4,720,725	$4,707,136	$1,856,460	$—

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	$(1,517,442)	$(2,132,985)	$463,158	$3,477,412	$2,363,944

Amount paid to sponsor from operations(4):
Property management fees	—	—	—	368,023	—
Partnership management fees	1,754,172	1,191,832	217,837	341,786	—
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	10,000,000	5,768,786	—	—	—
Other	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—
Financing fees	—	—	—	—	—
Other	—	—	—	—	—

(1)       “Underwriting fees” consist of dealer-manager fees received by an affiliate of the sponsor less any amounts reallowed to participating broker-dealers.

(2)       “Other fees” are acquisition fees, which include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(3)       Includes all cash generated from operations and all amounts paid to sponsor from operations through December 31, 2006, most of which may be attributed to acquisitions made with proceeds of Behringer Harvard REIT I, Inc.’s first follow-on offering.

(4)       An affiliate of the sponsor provides management services for certain properties acquired in the respective programs.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(5)       The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2003 and that have similar or identical investment objectives to Behringer Harvard Multifamily REIT I.  All results are through December 31, 2007.

Behringer Harvard REIT I, Inc.

	2003	2004	2005(1)	2006(1)	2007

Gross revenue	$—	$129,981	$31,056,714	$161,306,497	$314,220,575
Equity in earnings of investments in tenant-in-common interests	18,176	1,402,847	3,114,599	4,803,590	5,117,040
Interest income	3,767	389,737	2,665,006	4,962,720	25,540,692
Gain on sale of assets	—	—	—	—	43,812

Less: Operating expenses	—	764,823	9,775,993	57,692,604	118,543,371
Interest expense	60,833	1,689,994	13,136,655	50,876,700	100,728,701
Property and asset management fees	10,220	295,111	3,358,959	10,046,091	22,849,834
General and administrative	240,223	711,603	1,254,381	1,614,745	2,969,033
Depreciation and amortization	—	—	15,033,072	73,275,009	141,462,443
Net income – GAAP basis	$(289,333)	$(1,538,966)	$(5,722,741)	$(22,432,342)	$(41,631,263)

Taxable income
- from operations	(35,291)	(827,126)	(3,475,249)	(8,782,949)	4,222(2)
- from gain on sale	—	—	—	—	—

Cash generated from operations	(211,500)	(331,599)	9,038,885	49,178,016	63,794,244
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$(211,500)	$(331,599)	$9,038,885	$49,178,016	$63,794,244

Less: Cash distributions to investors
- from operating cash flow	—	153,552	3,176,757	6,987,108	9,676,388
- from sales and refinancing	—	—	—	—	—
- from other(3)	24,624	1,611,415	8,168,802	23,325,723	45,617,256

Cash generated (deficiency) after cash distributions	$(236,124)	$(2,096,566)	$(2,306,674)	$18,865,185	$8,500,600

Special items (not including sales and refinancing)
Issuance of common stock	7,230,027	106,851,838	427,687,842	454,838,168	692,662,878
Acquisition of land and buildings	(2,119,430)	(81,957,536)	(320,969,585)	(480,621,662)	(735,918,044)
Increase in other assets	(10,492)	(2,936,151)	1,892,146	548,458	4,753,401
Other(4)	86,585	1,058,702	(3,628,562)	2,576,000	—

Cash generated (deficiency) after cash distributions and special items	$4,950,566	$20,920,287	$102,675,167	$(3,793,851)	$(30,001,165)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(5)	(7)	(6)	(8)	(0)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	1	5	7	5
- from return of capital	3	14	14	21	25
Total distributions on GAAP basis	$3	$15	$19	$28	$30

Source (on cash basis)
- from operations	—	1	5	7	5
- from sales	—	—	—	—	—
- from return of capital	3	14	14	21	25
Total distributions on cash basis	$3	$15	$19	$28	$30

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)        Includes all amounts for 2005 and 2006, most of which may be attributed to Behringer Harvard REIT I, Inc.’s first follow-on offering.

(2)        Subject to adjustment based on final 2007 tax return.

(3)        Includes offering proceeds and borrowings.

(4)        Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Opportunity REIT I, Inc.

	2004	2005	2006	2007

Gross revenue	$—	$—	$4,660,664	$35,227,624
Equity in income of joint ventures	—	—	—	(1,201,219)
Interest income	313	55,930	2,748,918	3,779,424
Loss on debt extinguishment	—	—	—	(2,455,058)

Less: Operating expenses	—	—	1,987,606	16,939,932
Interest expense	—	—	560,018	4,805,467
Property and asset management fees	—	—	355,527	3,231,994
General and administrative	—	159,163	855,494	1,562,161
Depreciation and amortization	—	—	1,351,054	13,069,023
Minority Interest	—	—	(90,935)	(401,218)
Net income – GAAP basis	$313	$(103,233)	$2,390,818	$(3,856,588)

Taxable income
- from operations	313	(98,734)	—	(488,619	)(1)
- from gain on sale	—	—	—	—

Cash generated from operations	313	(100,537)	3,927,562	(12,566,090)
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	313	(100,537)	3,927,562	(12,566,090)

Less: Cash distributions to investors
- from operating cash flow	—	—	247,632	—
- from sales and refinancing	—	—	—	—
- from other(2)	—	—	—	3,438,506

Cash generated (deficiency) after cash distributions	$313	$(100,537)	$3,679,930	$(16.004.596)

Special items (not including sales and refinancing)
Issuance of common stock	—	16,302,092	145,405,261	315,903,029
Acquisition of land and buildings	—	—	(113,128,995)	(273,946,771)
Increase in other assets	—	—	—	(154,450)
Other(3)	—	2,158,017	122,018	(1,938,272)

Cash generated (deficiency) after cash distributions and special items	$313	$18,359,572	$36,078,214	$23,858,940

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	2	(6)	—	(1)
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	2	—
- from return of capital	—	—	—	7
Total distributions on GAAP basis	$—	$—	$2	$7

Source (on cash basis)
- from operations	—	—	2	—
- from sales	—	—	—	—
- from return of capital	—	—	—	7
Total distributions on cash basis	$—	$—	$2	$7

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1)        Subject to adjustment based on final 2007 tax return.

(2)        Includes offering proceeds and borrowings.

(3)        Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	2003	2004	2005	2006	2007

Gross revenue	$—	$1,183,349	$4,169,024	$4,253,765	$4,128,395
Interest income	84	44,913	214,002	41,582	368,033
Discontinued operations	—	—	—	614,175	4,503
Gain on sale of assets	—	—	—	—	50,570
Less: Operating expenses	—	522,740	1,696,954	1,527,013	1,489,269
Interest expense	—	—	—	—	—
Property and asset management fees	—	71,166	281,381	293,742	297,909
General and administrative	103,724	313,821	609,986	509,390	408,355
Depreciation and amortization	—	309,500	1,352,375	1,569,492	1,599,838
Net income – GAAP basis	$(103,640)	$11,035	$442,330	$1,009,885	$756,130

Taxable income
- from operations	84	186,771	1,215,032	1,549,532	1,449,939
- from gain on sale	—	—	—	—	—

Cash generated from operations	(58,894)	547,352	1,715,622	2,866,196	1,864,724
Cash generated from sales	—	—	—	6,099,022	93,917
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations,sales and refinancing	$(58,894)	$547,352	$1,715,622	$8,965,218	$1,958,641

Less: Cash distributions to investors
- from operating cash flow	—	346,371	2,352,159	2,630,730	2,585,786
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$(58,894)	$200,981	$(636,537)	$6,334,488	$(627,145)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	1,958,887	25,534,480	10,893,050	(706,879)	(276,271)
General partners’ capital contributions	—	—	—	—	—
Acquisition of land and buildings	—	(18,247,941)	(16,228,867)	—	—
Increase in other assets	—	(214,689)	(192,387)	(6,016,705)	5,874,176
Other(1)	85,521	(61,366)	(959)	—	—

Cash generated (deficiency) after cash distributions and special items	$1,985,514	$7,211,465	$(6,165,700)	$(389,096)	$4,970,760

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	7	34	47	46
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	13	66	79	82
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$—	$13	$66	$79	$82

Source (on cash basis)
- from operations	—	13	66	79	82
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$—	$13	$66	$79	$82

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	83.0%	83.0%

(1)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Short-Term Opportunity Fund I LP

	2003	2004	2005	2006	2007

Gross revenue	$—	$2,616,051	$14,574,826	$19,617,725	$38,274,350
Equity in income of joint ventures	—	(414,052)	(801,497)	—	—
Interest income	3,608	149,996	701,615	692,677	373,027
Discontinued operations	—	—	—	2,255,575	(2,100)
Forgiveness of Debt Income	—	—	—	—	7,537,329 (1)
Less: Operating expenses	—	1,614,808	4,519,091	10,752,083	34,694,616
Interest expense	—	519,848	1,997,985	4,269,003	10,261,591
Property and asset management fees	—	188,524	860,063	1,293,416	1,080,606 (1)
General and administrative	112,789	400,231	814,285	761,421	924,866
Depreciation and amortization	—	936,881	7,504,612	9,728,078	8,953,411
Minority interest	—	6,789	(99,361)	(1,150,433)	(3,811,338)
Net income – GAAP basis	$(109,181)	$(1,315,086)	$(1,121,731)	$(3,087,591)	$(5,921,146)

Taxable income
- from operations	3,608	(243,050)	4,409,487	2,145,107	(893,038)
- from gain on sale	—	—	1,096,396	1,799,122	—

Cash generated from operations	(69,884)	697,530	4,512,271	6,978,937	(16,011,954)
Cash generated from sales	—	—	—	9,836,318	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$(69,884)	$697,530	$4,512,271	$16,815,255	$(16,011,954)

Less: Cash distributions to investors
- from operating cash flow	—	278,218	4,102,145	3,248,942	3,059,882
- from sales and refinancing	—	—	—	4,983,268	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$(69,884)	$419,312	$410,126	$8,583,045	$(19,071,836)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	4,591,404	56,130,110	35,209,224	—	—
General partners’ capital contributions	—	—	—	—	—
Acquisition of land and buildings	—	(23,144,074)	(62,425,986)	(2,260,217)	3,101,209
Increase in other assets	(4,314)	(1,462,929)	1,343,893	10,000	—
Other(2)	54,760	(11,427)	4,729,154	(1,265,414)	40,366

Cash generated (deficiency) after cash distributions and special items	$4,571,966	$31,930,992	$(20,733,589)	$5,067,414	$(15,930,261)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	1	(4)	50	28	(13)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	12	24	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	5	46	108	45
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$—	$5	$46	$108	$45

Source (on cash basis)
- from operations	—	5	46	42	45
- from sales	—	—	—	66	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$—	$5	$46	$108	$45

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	98.8%	92.0%	92.5%

(1)    Behringer Harvard Short-Term Opportunity Fund I’s general partners waived asset management fees of approximately $1.0 million for the year ended December 31, 2007.  In addition, on December 31, 2007, Behringer Harvard Holdings forgave Behringer Harvard Short-Term Opportunity Fund I $7.5 million of principal borrowings and accrued interest thereon under a loan agreement entered into between the parties on November 9, 2007.  The interest rate under this loan was 5% per annum.  The waiver of fees and forgiveness of indebtedness materially impacted the results presented for Behringer Harvard Short-Term Opportunity Fund I.

(2)    Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Strategic Opportunity Fund I LP

	2005	2006	2007

Gross revenue	$10,499,889	$22,198,914	$21,187,205
Equity in income of joint ventures	(25,654)	(536,654)	(717,985)
Interest income	304,737	389,147	326,247
Gain on sale	—	6,626,046	120,492

Less: Operating expenses	9,676,802	20,723,510	18,654,192
Interest expense	2,176,844	4,885,369	4,640,498
Property and asset management fees	453,661	1,288,013	1,280,029
General and administrative	234,326	297,649	3,226,458
Depreciation and amortization	1,354,586	2,683,244	3,717,281
Minority interest	(11,956)	(70,268)	(720,041)
Net income – GAAP basis	$(3,105,291)	$(1,130,064)	$(9,882,458)

Taxable income
- from operations	(2,911,983)	(6,245,092)	(10,289,488)
- from gain on sale	—	6,626,046	—

Cash generated from operations	516,527	(446,216)	(3,390,460)
Cash generated from sales	—	14,450,576	4,129,808
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$516,527	$14,004,360	$739,348

Less: Cash distributions to investors
- from operating cash flow	—	—	—
- from sales and refinancing	—	—	636,242
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$516,527	$14,004,360	$103,106

Special items (not including sales and refinancing)
Limited partners’ capital contributions	59,666,296	4,748,929	—
General partners’ capital contributions	500	—	—
Acquisition of land and buildings	(23,781,793)	(35,051,932)	(9,710,525)
Increase in other assets	(229,376)	—	—
Other(1)	(5,604,174)	135,723	1,821,689

Cash generated (deficiency) after cash distributions and special items	$30,567,980	$(16,162,920)	$(7,785,730)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(58)	(116)	(243)
- from recapture	—	—	—

Capital gain (loss)	—	123	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	—
- from return of capital	—	—	—
Total distributions on GAAP basis	$—	$—	$—

Source (on cash basis)
- from operations	—	—	—
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	94.3%	94.3%

(1)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Strategic Opportunity Fund II LP

	2006	2007

Gross revenue	$1,151,853	$32,868,261
Equity in income of joint ventures	(16,357)	(644,615)
Interest income	150,563	620,582
Gain on sale	—	1,408,377
Discontinued operations	—	(738,236)

Less: Operating expenses	424,249	29,759,979
Interest expense	698,717	6,918,724
Property and asset management fees	140,587	1,886,627
General and administrative	—	—
Depreciation and amortization	1,168,773	4,347,754
Minority interest	(190,056)	(1,594,645)
Net income – GAAP basis	$(956,211)	$(7,804,070)

Taxable income
- from operations	(345,183)	(6,122,963)
- from gain on sale	—	—

Cash generated from operations	508,989	(3,833,806)
Cash generated from sales	—	10,480,253
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$508,989	$6,646,447

Less: Cash distributions to investors
- from operating cash flow	—	—
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$508,989	$6,646,447

Special items (not including sales and refinancing)
Limited partners’ capital contributions	27,593,625	34,629,125
General partners’ capital contributions	500	—
Acquisition of land and buildings	(17,885,429)	(41,308,873)
Increase in other assets	3,976,262	3,469,953
Other(1)	(3,460,211)	(2,293,447)

Cash generated (deficiency) after cash distributions and special items	$10,733,736	$1,143,205

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(14)	(111)
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—
- from return of capital	—	—
Total distributions on GAAP basis	$—	$—

Source (on cash basis)
- from operations	—	—
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Multifamily REIT I, Inc.

	2006	2007

Gross revenue	$—	$—
Equity in income of joint ventures	—	793,218
Interest income	—	343,240
Gain on sale	—	—

Less: Operating expenses	—	—
Interest expense	—	642,124
Property and asset management fees	—	217,837
General and administrative	—	483,604
Depreciation and amortization	—	—
Minority interest	—	—
Net income – GAAP basis	$—	$(207,107)

Taxable income
- from operations	(11,003)	112,404 (1)
- from gain on sale	—	—

Cash generated from operations	—	245,311
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$—	$245,311

Less: Cash distributions to investors
- from operating cash flow	—	123,651
- from sales and refinancing	—	—
- from other(2)	—	391,563

Cash generated (deficiency) after cash distributions	$—	$(269,903)

Special items (not including sales and refinancing)
Issuance of common stock	—	114,520,437
Acquisition of land and buildings	—	—
Increase in other assets	—	(60,791,740)
Other(3)	—	(101,213)

Cash generated (deficiency) after cash distributions and special items	$—	$53,357,581

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	1
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	1
- from return of capital	—	4
Total distributions on GAAP basis	$—	$5

Source (on cash basis)
- from operations	—	1
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$—	$1

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

(1)          Subject to adjustment based on final 2007 tax return.

(2)          Includes offering proceeds and borrowings.

(3)          Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Enclave S LP

	2004	2005	2006	2007

Gross revenue	$3,049,976	$4,428,393	$4,612,687	$4,572,453
Interest income	2,773	3,177	6,764	7,400

Less: Operating expenses	1,227,256	1,830,214	2,054,587	1,989,239
Interest expense	781,359	1,073,237	1,057,482	1,040,846
Depreciation and amortization	1,100,893	1,655,453	1,655,510	1,654,892
Net income – GAAP basis	$(56,759)	$(127,334)	$(148,128)	$(105,124)

Taxable income
- from operations	506,425	354,694	598,399	698,328
- from gain on sale	—	—	—	—

Cash generated from operations	1,621,323	1,133,131	2,059,930	1,595,692
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$1,621,323	$1,133,131	$2,059,930	$1,595,692

Less: Cash distributions to investors
- from operating cash flow	658,000	1,073,000	1,130,000	1,225,000
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$963,323	$60,131	$929,930	$370,692

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	147,689	280,662	296,346	312,907
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$815,634	$(220,531)	$633,584	$57,785

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	46	32	54	63
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	60	97	102	111
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$60	$97	$102	$111

Source (on cash basis)
- from operations	60	97	102	111
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$60	$97	$102	$111

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Beau Terre S, LLC

	2004	2005	2006	2007

Gross revenue	$3,067,860	$5,705,955	$5,616,451	$5,607,634
Interest income	5,863	14,815	17,083	13,725

Less: Operating expenses	1,129,397	1,921,476	1,980,463	1,968,812
Interest expense	1,375,876	2,361,400	2,333,264	2,303,328
Depreciation and amortization	551,348	1,964,510	1,809,738	1,759,346
Net income – GAAP basis	$17,102	$(526,615)	$(489,930)	$(410,127)

Taxable income
- from operations	(160,188)	(512,997)	(433,448)	(223,821)
- from gain on sale	—	—	—	—

Cash generated from operations	568,450	1,437,895	1,319,808	1,412,032
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$568,450	$1,437,895	$1,319,808	$1,412,032

Less: Cash distributions to investors
- from operating cash flow	715,000	1,088,000	876,472	406,472
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$(146,550)	$349,895	$443,336	$1,005,560

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	168,485	437,649	465,638	495,417
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(315,035)	$(87,755)	$(22,302)	$510,143

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(9)	(29)	(24)	(13)
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	40	61	49	23
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$40	$61	$49	$23

Source (on cash basis)
- from operations	40	61	49	23
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$40	$61	$49	$23

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard St. Louis Place S, LLC

	2004	2005	2006	2007

Gross revenue	$2,698,910	$5,441,366	$5,717,159	$6,027,514
Interest income	5,108	6,806	12,904	13,665

Less: Operating expenses	1,176,652	2,276,759	2,361,885	2,911,663
Interest expense	623,346	1,219,314	1,204,627	1,189,010
Depreciation and amortization	888,922	1,804,901	1,806,482	1,774,670
Net income – GAAP basis	$15,098	$147,198	$357,069	$165,836

Taxable income
- from operations	466,052	76,379	837,331	788,368
- from gain on sale	—	—	—	—

Cash generated from operations	1,347,333	1,602,416	1,646,672	2,152,639
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$1,347,333	$1,602,416	$1,646,672	$2,152,639

Less: Cash distributions to investors
- from operating cash flow	500,000	1,200,000	1,470,000	870,000
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$847,333	$402,416	$176,672	$1,282,639

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	88,817	230,459	245,069	260,605
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$758,516	$171,957	$(68,397)	$1,022,034

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	30	5	54	51
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	32	77	94	56
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$32	$77	$94	$56

Source (on cash basis)
- from operations	32	77	94	56
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$32	$77	$94	$56

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Colorado Building S, LLC(1)

	2004	2005	2006	2007

Gross revenue	$1,649,088	$4,777,891	$5,650,172	$5,821,226
Interest income	678	(739)	18,059	19,631

Less: Operating expenses	748,878	1,924,481	2,310,130	2,450,292
Interest expense	663,694	1,729,350	1,724,625	1,724,625
Depreciation and amortization	643,906	1,997,580	2,127,423	2,277,833
Net income – GAAP basis	$(406,712)	$(874,259)	$(493,947)	$(611,893)

Taxable income
- from operations	(530,579)	(583,776)	(231,045)	97,228
- from gain on sale	—	—	—	—

Cash generated from operations	419,020	606,925	736,287	1,387,920
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$419,020	$606,925	$736,287	$1,387,920

Less: Cash distributions to investors
- from operating cash flow	512,000	725,000	910,000	1,020,000
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$(92,980)	$(118,075)	$(173,713)	$367,920

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	—	—	—	—
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(92,980)	$(118,075)	$(173,713)	$367,920

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(23)	(26)	(10)	4
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	23	32	40	45
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$23	$32	$40	$45

Source (on cash basis)
- from operations	23	32	40	45
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$23	$32	$40	$45

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1)          The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Pratt S, LLC(1)

	2004	2005	2006	2007

Gross revenue	$308,917	$7,321,386	$7,964,640	$8,312,024
Interest income	—	48,910	138,518	79,322

Less: Operating expenses	148,465	3,721,403	4,195,360	4,513,143
Interest expense	130,363	1,988,041	1,982,609	2,028,147
Depreciation and amortization	—	3,952,748	3,944,495	4,422,323
Net income – GAAP basis	$30,089	$(2,291,896)	$(2,019,306)	$(2,572,267)

Taxable income
- from operations	(460,154)	(60,391)	593,928	—
- from gain on sale	—	—	—	—

Cash generated from operations	245,817	2,140,844	2,155,249	(1,547,019)
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$245,817	$2,140,844	$2,155,249	$(1,547,019)

Less: Cash distributions to investors
- from operating cash flow	—	1,509,000	990,000	—
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$245,817	$631,844	$1,165,249	$(1,547,019)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	—	—	—	452,252
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$245,817	$631,844	$1,165,249	$(1,999,271)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(17)	(2)	23	—
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	57	38	—
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$—	$57	$38	$—

Source (on cash basis)
- from operations	—	57	38	—
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$—	$57	$38	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1)         The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Alamo Plaza S, LLC(1)

	2005	2006	2007

Gross revenue	$3,977,001	$5,221,922	$5,191,949
Interest income	37,667	83,745	118,659

Less: Operating expenses	1,704,381	2,126,581	2,224,654
Interest expense	1,468,114	1,723,028	1,723,028
Depreciation and amortization	3,288,950	2,861,433	2,436,541
Net income – GAAP basis	$(2,446,777)	$(1,405,375)	$(1,073,615)

Taxable income
- from operations	154,499	(190,279)	427,618
- from gain on sale	—	—	—

Cash generated from operations	2,017,924	(1,084,237)	1,833,916
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$2,017,924	$(1,084,237)	$1,833,916

Less: Cash distributions to investors
- from operating cash flow	997,000	1,229,000	1,660,000
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$1,020,924	$(2,313,237)	$173,916

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	—	—	—
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,020,924	$(2,313,237)	$173,916

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	9	(10)	24
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	55	68	92
- from return of capital	—	—	—
Total distributions on GAAP basis	$55	$68	$92

Source (on cash basis)
- from operations	55	68	92
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$55	$68	$92

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

(1)          The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Firestone S LP

	2005	2006	2007

Gross revenue	$1,593,663	$4,238,803	$4,201,058
Interest income	—	—	—

Less: Operating expenses	571,627	1,616,211	1,655,828
Interest expense	617,206	1,617,051	1,591,656
Depreciation and amortization	747,288	2,241,864	2,285,864
Net income – GAAP basis	$(342,458)	$(1,236,323)	$(1,332,290)

Taxable income
- from operations	170,823	(1,482,539)	(1,101,857)
- from gain on sale	—	—	—

Cash generated from operations	404,829	1,005,540	953,574
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$404,829	$1,005,540	$953,574

Less: Cash distributions to investors
- from operating cash flow	—	762,800	747,888
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$404,829	$242,740	$205,686

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	162,963	373,275	431,465
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$241,866	$(130,535)	$(225,779)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	14	(122)	(90)
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	63	61
- from return of capital	—	—	—
Total distributions on GAAP basis	$—	$63	$61

Source (on cash basis)
- from operations	—	63	61
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$—	$63	$61

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Travis Tower S LP(1)

	2004	2005	2006	2007

Gross revenue	$2,247,989	$9,593,810	$10,426,368	$10,845,512
Interest income	5,210	33,024	37,400	40,955

Less: Operating expenses	1,014,197	4,620,176	4,802,416	5,140,316
Interest expense	523,701	2,060,888	2,033,060	2,003,660
Depreciation and amortization	850,812	3,500,328	3,481,296	3,623,026
Net income – GAAP basis	$(135,511)	$(554,558)	$146,996	$119,465

Taxable income
- from operations	40,998	786,518	1,726,824	1,702,798
- from gain on sale	—	—	—	—

Cash generated from operations	1,641,522	2,338,952	2,893,536	3,678,926
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$1,641,522	$2,338,952	$2,893,536	$3,678,926

Less: Cash distributions to investors
- from operating cash flow	422,000	1,800,000	1,580,000	1,445,000
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$1,219,522	$538,952	$1,313,536	$2,233,926

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	114,638	492,469	479,077	547,137
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,104,884	$46,483	$834,459	$1,686,789

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	2	34	74	73
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	18	77	68	62
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$18	$77	$68	$62

Source (on cash basis)
- from operations	18	77	68	62
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$18	$77	$68	$62

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

(1)         The increase in occupancy rates in the submarket where this property is located, and the leasing increases at this property, have been slower than anticipated.  As a result, the sponsor of this program or its affiliates has agreed to make certain accommodations to benefit the owners of this property, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Minnesota Center TIC I, LLC

	2003	2004	2005	2006	2007

Gross revenue	$1,393,364	$6,857,468	$7,035,623	$7,092,263	$7,060,722
Interest income	3,644	9,716	36,950	70,234	154,598

Less: Operating expenses	791,114	3,460,431	3,247,395	3,309,410	3,428,020
Interest expense	420,925	1,853,079	1,845,826	1,822,954	1,798,608
Depreciation and amortization	550,900	2,704,898	2,623,324	2,609,388	2,939,834
Net income – GAAP basis	$(365,931)	$(1,151,224)	$(643,972)	$(579,255)	$(951,142)

Taxable income
- from operations	(299,240)	(23,385)	500,532	829,687	982,974
- from gain on sale	—	—	—	—	—

Cash generated from operations	927,885	2,206,998	1,733,982	1,071,527	210,183
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$927,885	$2,206,998	$1,733,982	$1,071,527	$210,183

Less: Cash distributions to investors
- from operating cash flow	165,000	1,487,000	1,340,000	180,000	—
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$762,885	$719,998	$393,982	$891,527	$210,183

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Amortization of principal on loan	52,695	302,474	352,756	375,508	399,729
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$710,190	$417,524	$41,226	$516,019	$(189,546)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(19)	(1)	31	51	61
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	10	92	83	11	—
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$10	$92	$83	$11	$—

Source (on cash basis)
- from operations	10	92	83	11	—
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$10	$92	$83	$11	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table sets forth summary information on the results of Prior Real Estate Programs that have completed operations since January 1, 2003 and that have similar or identical investment objectives to Behringer Harvard Multifamily REIT I.  All figures are through December 31, 2007.

	Behringer Partners Stemmons, LP	BRP (SV), LP	BRP (Renner Plaza), LP(1)	Behringer Harvard Pratt S, LLC

Dollar amount raised	$486,636	$3,701,000	$1,312,554	$13,763,551

Number of properties purchased	1	1	1	1

Date of closing of final offering	04/02/01	12/19/00	02/04/00	11/11/04

Date of first sale of property	02/27/03	04/07/05	05/31/06	11/13/06

Date of final sale of property	02/27/03	04/07/05	05/31/06	12/29/06

Tax and Distribution Data Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
- from operations	$(494)	$(543)	$510	$3
- from recapture	—	—	—	—

Capital gain (loss)	1,446	564	(741)	—

Deferred gain
Capital	—	—	—	—
Ordinary	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- Investment income	1,014	22	84	95
- Return of capital	1,000	1,000	1,000	1,000

Source (on cash basis)
- Sales	1,931	1,022	1,000	1,000
- Refinancing	—	—	—	—
- Operations	83	—	84	95
- Other	—	—	—	—

(1)          BRP (Renner Plaza), LP experienced a bankruptcy of its single tenant, which in turn forced the lender to foreclose its loan and acquire the building in April 2006.  However, Behringer Harvard Holdings paid supplemental returns to the investors in the program so that none lost money.

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2005 by Prior Real Estate Programs that have similar or identical investment objectives to Behringer Harvard Multifamily REIT I.  All figures are through December 31, 2007.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program(1)	Adjustments Resulting From Application of GAAP(2)	Total(3)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Behringer Harvard Short-Term Opportunity Fund I LP
Woodall Rodgers – Land	02/11/04	04/06/05	$1,788,997	$2,000,000	—	—	$3,788,997	$2,000,000	$913,451	$2,913,451	—
Woodall Rodgers – Building	02/11/04	07/24/06	$5,750,525	$4,527,525	—	—	$10,278,050	$1,600,000	$7,128,828	$8,728,828	$1,736,406
Behringer Harvard Mid-Term Value Enhancement Fund I LP
Northpoint	06/28/04	12/28/06	$5,895,192	—	—	—	$5,895,192	—	$6,331,136	$6,331,136	$1,075,492
Behringer Harvard Strategic Opportunity Fund I LP
Lakeway – Land	03/31/05	08/25/06	$9,791,591	—	—	—	$9,791,591	—	$2,842,299	$2,842,299	—
BH&HCI Real Estate VII B.V.	10/31/06	07/11/07	$5,696,475	$4,767,492	—	—	$10,463,967	$2,547,862	$249,806	$2,797,668	$205,614
BRP (Renner Plaza), LP(5)	02/04/00	05/31/06	—	$3,119,468	—	—	$3,119,468	$3,250,000	$1,096,360	$4,346,360	$1,618,964
BRP (SV), LP	12/19/00	04/07/05	$4,077,546	$7,334,843	—	—	$11,412,389	$5,800,000	$6,632,841	$12,432,841	$769,269

(1)          No purchase money mortgages were taken back by any individual program.

(2)          Financial statements for programs are prepared in accordance with GAAP.

(3)          None of these sales are being reported on the installment basis.

(4)          The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5)          BRP (Renner Plaza), LP experienced a bankruptcy of its single tenant, which in turn forced the lender to foreclose its loan and acquire the building in April 2006. However, Behringer Harvard Holdings paid supplemental returns to the investors in the program so that none lost money. See Table IV.

EXHIBIT B

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

FORM OF SUBSCRIPTION AGREEMENT

$____________
Total $ Invested

Minimum $2,000* initial investment, except in New York where the minimum investment is $2,500 – see the current prospectus, as amended and supplemented to date (the “prospectus”), for more information.

State in which sale was made: ______

☐ Please check the box if this investment is made pursuant to a wrap fee arrangement or by a registered representative purchasing on his own behalf and as a result no commission shall be paid.

*Participants in other Behringer Harvard public real estate programs who have satisfied the minimum initial investment in those programs may be eligible to invest in smaller amounts.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “REIT”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”). The Investor should make his or her check payable to “Behringer Harvard Multifamily REIT I, Inc.”

1. INVESTMENT INSTRUCTIONS Please check the method of investment being made and follow the applicable instructions.

☐            By Mail – Forward a check made payable as set forth above and this Subscription Agreement to the address listed below.

☐            By Wire – UMB Bank, N.A., ABA Routing #101000695, Behringer Harvard Multifamily REIT I, Inc., Acct #9871691551.
Forward this Subscription Agreement to the address listed below.

☐            Custodial Accounts – Forward this Subscription Agreement directly to the custodian.

Mailing Instructions:

BEHRINGER HARVARD INVESTMENT SERVICES
866.655.3600

Regular Mail:	Express/Overnight Delivery:
P.O. Box 219768	430 West 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407

You will not be admitted as a stockholder until (1) this Subscription Agreement has been accepted and countersigned by the REIT or (2) your admission as a stockholder, which will be evidenced by the REIT sending a confirmation of its acceptance. The REIT may reject any subscription, in whole or in part, in its sole discretion. The maximum number of Shares will be purchased based on the amount set forth under “Total $ Invested” above and may vary if this is a non-commission sale or if volume discounts apply.

2. TYPE OF REGISTRATION Please complete either column A or B below, but not both.

	A. Non-Custodial Registration		B. Custodial Registration*

☐	Individual – One signature required.	☐	Traditional IRA – Owner and custodian signature required.
☐	Joint Tenants with Right of Survivorship –	☐	Roth IRA – Owner and custodian signature required.
	All parties must sign.	☐	KEOGH Plan – Owner and custodian signature required.
☐	Community Property – All parties must sign.	☐	Simplified Employee Pension/Trust (SEP) – Owner and
☐	Tenants in Common – All parties must sign.		custodian signature required.
☐	Corporate – Authorized signature required.	☐	Pension or Profit Sharing Plan – Owner and custodian
	Include the Behringer Harvard Corporate Resolution Form.		signature required.
☐	Partnership – Authorized signature required.	☐	Other (Specify):
	Include the Behringer Harvard Entity Certification of		_____________________________________________
Investment Powers Form.
☐	Uniform Gift to Minors Act – Custodian signature required. State of ____________		Custodian Information – To be completed by custodian.
☐	Uniform Transfer to Minors Act – Custodian signature required. State of ____________		Name of Custodian: _____________________________________________
☐	Estate Personal Representative signature required. Name of Executor: _______________________________ Include a copy of the court appointment.		Street/P.O. Box: _______________________________
☐	Qualified pension plan (Non-custodian)* – Include the Behringer Harvard Trustee Certification of Investment Powers for Pension and Other Employee Benefit Plans Form.		City, State, ZIP: _______________________________ Custodian Tax ID #: ____________________________
☐	Trust – Include the Behringer Harvard Trustee Certification of Investment Powers Form.		Custodian Account #: ___________________________
☐	Other (Specify): _______________________________________________		Custodian Telephone #: __________________________

*See “Investment by Tax-Exempt Entities and ERISA Considerations” in the REIT’s prospectus for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3. INVESTOR NAME AND ADDRESS

Please note: Investor information is required for all registration types. If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information Section.

Name of Owner: _______________________________	Tax ID/SS #: __________________	Date of Birth:

Name of Joint Owner (if applicable): _______________	Tax ID/SS #: __________________	Date of Birth:

Street/P.O. Box:

City: _________________________________________	State: ________________________	Zip Code:

Home Phone: __________________________________	Business Phone:

Email Address: _________________________________	Country of Citizenship:

4. DISTRIBUTIONS Please complete either column A or B depending on registration type.

A. Non-Custodial Registration		B. Custodial Registration

	If you fail to select an option or fail to complete the required information below, all non-custodial registration distributions will be sent to the address set forth in Section 3.		If you fail to select an option below, all custodial registration distributions will be sent to the custodian for the benefit of the Investor.

☐	I elect to participate in the distribution reinvestment plan of the REIT.*	☐	I elect to participate in the distribution reinvestment plan of the REIT.*

☐	I prefer distributions be paid to me at my address listed in Section 3.	☐	I prefer for distributions be sent to the custodian for the benefit of the Investor.

☐	I prefer distributions to be deposited directly into my checking account (please see instructions below and include a voided check).

☐	I prefer to direct distributions to a party other than the registered owner per my instructions below (please complete all information).

*Each Investor who elects to have distributions reinvested agrees to notify the REIT and the broker-dealer named in this Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties set forth in the prospectus and this Subscription Agreement.

To direct distributions to a checking account please enclose a voided check. By enclosing a voided check, you authorize the REIT to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the REIT has received written notification of its termination at such time and in such manner as to give the REIT reasonable time to act. In the event that the REIT deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution:	Account #:

Name on Account:

Street/P.O. Box:

City:	State:	Zip Code:

5. AUTOMATIC PURCHASES Complete the following information if you wish to authorize additional investments in the REIT via automatic debits from your bank account. Participants in other Behringer Harvard public real estate programs may make automatic purchases in the REIT after satisfying the minimum purchase requirements of those programs. Each Investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warrants made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan including that the Investor meets the suitability standards set forth in the current prospectus, as supplemented, and this Subscription Agreement. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan. Residents of the States of Alabama and Ohio are not eligible to participate in the automatic purchase plan.

I wish to make an Automatic Purchase ($200 minimum) in the amount of $____________ (on the last business day of each month).

☐	I authorize payment for automatic purchase through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check you authorize the REIT to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the REIT in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

If the REIT does not receive any payment from you for three consecutive months, the REIT may notify you in writing of your termination from the automatic purchase plan.

6. SUBSCRIBER SIGNATURES Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the REIT to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the prospectus for the REIT, and I accept and agree to be bound by the terms and conditions of the organizational documents of the REIT.
		Initials	Initials

(b)

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher net worth and/or net income requirements imposed by my state of primary residence as set forth in the prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the net worth and gross income requirements at the time of purchase.

		Initials	Initials

(c)	I am purchasing the Shares for my own account, and I acknowledge that there is no public market for this investment.
		Initials	Initials

(d)	I am not an Unacceptable Investor, as such term is defined in the prospectus under “Suitability Standards – Restrictions Imposed by the Patriot Act and Related Acts.”
		Initials	Initials

(e)	If I am a Kentucky, Massachusetts, or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.
		Initials	Initials

(f)	If I am an Alabama, Iowa, Michigan, Ohio, or Oregon resident, my aggregate investment in this and other Behringer Harvard-sponsored real estate programs does not exceed 10% of my liquid net worth.
		Initials	Initials

(g)

If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in Shares and similar direct participation investments should not exceed 10% of my “liquid net worth,” which is that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

		Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH INVESTOR THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.  A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

The undersigned warrants receipt of the prospectus no later than five business days prior to the date signed. The Investor authorizes the REIT to discuss this investment with the Investor’s current financial advisor.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the REIT in connection with my investment in the REIT. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). If the IRS has notified you that backup withholding applies, then you must strike out the language in clause (b) in the certificate above that relates to underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Authorized Person	Printed Name	Date

Signature of Joint Owner, Trustee, Custodian	Printed Name	Date
or Authorized Person, if applicable

7. FINANCIAL ADVISOR Please read and complete the following.

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer Shares in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the prospectus to the Investor at least five business days prior to the date that the Investor delivered this Subscription Agreement, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker Dealer Name:	Phone #:

Broker Dealer Street/P.O. Box:

City:	State:	Zip Code:

Financial Advisor Name:	Phone #:

Financial Advisor #:	Branch #:

Financial Advisor Street/P.O. Box:

City:	State:	Zip Code:

E-mail Address:

Behringer Harvard may use this address to provide an e-mail notification receipt of this subscription and additional information about Behringer Harvard programs.

Signature of Financial Advisor:	Date:

FOR REIT USE ONLY:

Received and Subscription Accepted:

Behringer Harvard Multifamily REIT I, Inc.

By:	Date:

Name:	Amount:

Title:	Check No.:
.

EXHIBIT C

DISTRIBUTION REINVESTMENT PLAN

Behringer Harvard Multifamily REIT I, Inc.

Effective as of September 2, 2008

Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.             ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares.  Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator.  Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan.  However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2.             DISTRIBUTION REINVESTMENT PLAN.  The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”).  Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates.  Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.  As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company.

3.             GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Distributions subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares reserved for issuance under the Plan pursuant to the Company’s registration statement on Form S-11 (File No. 333-148414), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Distributions in Shares at an initial price of $9.50 per Share regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid.

(b)           After termination of the Initial Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of purchases of Shares in the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 95% of the market price for Shares on such investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)           No selling commissions, dealer manager fees or organization and offering expenses will be paid for Shares purchased pursuant to the Plan.

(d)           For each Participant, the Administrator will maintain an account that shall reflect for each month the Distributions received by the Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)           Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants.  Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(f)            The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)           A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

(h)           The Shares issued under the Plan will be uncertificated until the Company’s board of directors determines otherwise.

4.             DISTRIBUTION OF FUNDS.  In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants pursuant to the Company’s automatic payment plan.

5.             ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.             SUITABILITY.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then current prospectus, as supplemented, for the offering of Shares under this Plan.

7.             REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant for the given calendar year pursuant to the Plan.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.             NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.             TAXES.  The reinvestment of Distributions under the Plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

10.           TERMINATION.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

(b)           Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the month in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares.  Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

11.           STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.           NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Behringer Harvard Investment Services, 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, or such other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

13.           AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant.  Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.           GOVERNING LAW.  This plan and participant’s election to participate in the plan shall be governed by the laws of the State of Maryland.  The foregoing choice of law shall not restrict the application of any state’s securities laws (including the standards contained in the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007) to the sale of shares to its residents or within such state.

EXHIBIT D

AUTOMATIC PURCHASE PLAN

Behringer Harvard Multifamily REIT I, Inc.

Effective as of September 2, 2008

Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “Company”), has adopted this Automatic Purchase Plan (the “Plan”), administered by the Company or an unaffiliated third party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.             ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares.  Residents of the States of Alabama and Ohio are not eligible to participate in the Plan.  Any stockholder who has not previously elected to participate in the Plan, and subject to the terms set forth in the Company’s then-current prospectus, any participant in any previous publicly offered limited partnership, real estate investment trust or other real estate program sponsored by Behringer Harvard Holdings or its affiliates may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2.             AUTOMATIC PURCHASE PROGRAM.  The Administrator or the Company’s transfer agent will, at monthly intervals (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $200 per month (collectively, the “Additional Payments”).  Participation in the program will commence with the next monthly interval, provided the election is received at least ten days prior to the end of the month; otherwise, the election will apply to all subsequent monthly intervals.

3.             GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Additional Payments subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-148414), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10.00 per share).  In addition, in the event of any sale of Shares in respect of which the Company or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions or dealer manager fees, the Company or the dealer manager also may agree to a commensurate reduction in such commissions or fees for the purchase of Shares hereunder as set forth in the Company’s prospectus.  If such an agreement is made, the Company or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder.  Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company’s prospectus.

(b)           The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from any of (i) Shares registered with the Securities and Exchange Commission (the “Commission”) in connection with the Initial Offering; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”), or (iii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)           If a Participant designates in writing that such Participant’s broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above).  Dealer manager fees will be paid to the dealer manager named in the Registration Statement for the Initial Offering  at the rate not to exceed 2.5% (reduced fees will apply as set forth in paragraph (a) above).  Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases.  If no selling commission is paid, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)           For each Participant, the Administrator will maintain an account that shall reflect the Additional Payments received by the Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)           Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants.  Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

(f)            The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)           A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

(h)           The Shares issued under the Plan will be uncertificated until the Company’s board of directors determines otherwise.

4.             DISTRIBUTION OF FUNDS.  If the Participant elects to participate in the distribution reinvestment plan, the Administrator may commingle distributions related to Shares purchased through this Plan with Participant’s other distributions from the Company’s Shares to make purchases pursuant to the Company’s distribution reinvestment plan.

5.             ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.             SUITABILITY.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Plan.

7.             REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant for the given calendar year pursuant to the Plan.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.             NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.             TAXES.  Participants should consult their own tax adviser regarding the tax consequences of ownership of the Shares.

10.           TERMINATION.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Additional Payment, such notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of such notice.

(b)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

11.           STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.           NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Behringer Harvard Investment Services, 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, or such other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

13.           AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant.  Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.           GOVERNING LAW.  This plan and participant’s election to participate in the plan shall be governed by the laws of the State of Maryland.  The foregoing choice of law shall not restrict the application of any state’s securities laws (including the standards contained in the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007) to the sale of shares to its residents or within such state.

15.           PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD MULTIFAMILY OP I LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Multifamily OP I LP (the “Partnership”); “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan.

Prospectus
Maximum Offering – 200,000,000 Shares of Common Stock
Distribution Reinvestment Plan Offering – 50,000,000 Shares of Common Stock

Page
ALPHABETICAL INDEX
Additional Information	257
Cautionary Note Regarding Forward-Looking Statements	78
Conflicts of Interest	110
Description of Properties and Real Estate-Related Assets	145
Description of Shares	228
Estimated Use of Proceeds	79
Experts	257
Federal Income Tax Considerations	205
How to Subscribe	255
Index to Financial Statements	F-1
Investment by Tax-Exempt Entities and ERISA Considerations	223
Investment Objectives and Criteria	121
Legal Matters	257
Management	83
Management’s Discussion and Analysis of Financial Condition and Results of Operations	177
Market for and Distributions on Our Common Stock and Related Stockholder Matters	203
Plan of Distribution	249
Prior Performance Summary	197
Prior Performance Tables	A-1
Prospectus Summary	4
Questions and Answers about This Offering	26
Risk Factors	35
Stock Ownership	108
Suitability Standards	1
Summary of Distribution Reinvestment Plan and Automatic Purchase Plan	243
Supplemental Sales Material	256
The Operating Partnership Agreement	246

Until December 4, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus.  If any such information or statements are given or made, you should not rely upon such information or representation.  This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This prospectus speaks as of the date set forth below.  You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed.  See “Risk Factors” beginning on page 35 to read about risks you should consider before buying shares of our common stock.

 September 2, 2008

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE OUTSIDE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

SUPPLEMENTAL INFORMATION — The prospectus of Behringer Harvard Multifamily REIT I, Inc. consists of this prospectus dated September 2, 2008 and Supplement No. 6 dated March 6, 2009.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-148414

SUPPLEMENT NO. 6
DATED MARCH 6, 2009
TO THE PROSPECTUS DATED SEPTEMBER 2, 2008

OF BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

This Supplement No. 6 supplements, and should be read in conjunction with, the prospectus of Behringer Harvard Multifamily REIT I, Inc. dated September 2, 2008.  This Supplement No. 6 replaces and supersedes Supplement Nos. 1 through 5 to the prospectus.  Unless otherwise defined in this Supplement No. 6, capitalized terms used have the same meanings as set forth in the prospectus.  The purpose of this supplement is to disclose among other things, the following:

•                  operating information, including the status of our public offering, distribution information, portfolio investment data, selected financial data and compensation to our advisor and its affiliates;

•                  certain business risks, including risks posed by the recent disruptions to the financial markets;

•                  an update of background information relating to our joint venture with a Dutch foundation;

•                  information regarding our strategic positioning and investment opportunities in the current economic environment;

•                  an update of the biographical information relating to Messrs. Aisner, Chapman and Alfieri;

•                  the appointment of new independent director, Jonathan L. Kempner;

•                  information about our investment limitations;

•                  information about our new joint venture investment in the Alexan St. Rose development project; and

•                  management’s discussion and analysis of financial condition and results of operations, unaudited consolidated financial statements and notes thereto for the quarter ended September 30, 2008 and unaudited  pro forma consolidated financial statements for the quarter ended September 30, 2008.

OPERATING INFORMATION

The following information supplements the relevant discussions in the prospectus.

Status of the Offering

We commenced our initial public offering of common stock on September 5, 2008.  Through March 4, 2009, we have accepted investors’ subscriptions to this public offering and issued approximately 4,020,000 shares of our common stock resulting in aggregate gross proceeds of approximately $40.2 million. We have approximately 245,980,000 shares remaining for sale in this public offering.

The primary offering of our shares will terminate on or before September 2, 2010.  However, our board of directors may extend the offering for an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond September 2, 2010, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan beyond the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension.  Our board of directors may terminate this offering at any time prior to the termination date.

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Distributions

The following information supplements the relevant distribution policy and declaration of distribution disclosure sections beginning on pages 14, 189 and 234 of the prospectus, as supplemented.

The distributions declared and paid during the three and nine months ending September 30, 2008 were $1,330,000 and $3,963,000, respectively, and exceeded FFO for the three and nine months ended September 30, 2008 by approximately $327,000 and $868,000, respectively.  Accordingly, for the three and nine months ended September 30, 2008, approximately 75% and 78% of the distributions were paid from FFO.  Cash amounts distributed to stockholders in excess of FFO were funded from the private offering proceeds.

Distributions as of September 30, 2008 for the last four quarters were as follows:

	Distributions
	Declared	Paid	Per Share (1)
2008
Third Quarter	$1,330,495	$1,330,539	$0.093
Second Quarter	$1,330,847	$1,330,802	$0.092
First Quarter	$1,301,225	$1,279,428	$0.092
2007
Fourth Quarter	$730,682	$396,450	$0.093
	$4,693,249	$4,337,219	$0.370

(1) Distributions per share assumes the share was issued and outstanding each day during the period and is based on a declared daily distribution for the period of $0.001013699 per share per day.  Each day during the quarters was a record date for distributions.

Over the long term, we expect that a greater percentage of our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our assets).

Distributions Paid or Declared after September 30, 2008

On February 25, 2009, our board of directors declared distributions payable to the stockholders of record each day during the months of March, April and May 2009.  This most recently declared distribution for March equals a daily amount of $0.000137 per share of common stock, which amount is in addition to the previously declared distribution for the month of March in an amount of $0.0017808 per share of common stock.  The distributions declared for April and May equal a daily amount of $0.0019178 per share of common stock.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.  A portion of each distribution may constitute a return of capital for tax purposes.  If the rate we are paying for each day in March, April and May were paid each day for a 365-day period, it would equal a 7.0% annualized rate based on a purchase price of $10.00 per share, an increase from the rate of 6.5% previously declared for March 2009 and prior months.  Information regarding our distributions (paid or declared) since January 1, 2008 is set forth below.

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TIME PERIOD	AMOUNT OF DAILY DISTRIBUTION	ANNUALIZED DISTRIBUTION RATE(1)

First Quarter 2008	$0.001013699	4.0%
Second Quarter 2008	$0.001013699	4.0%
Third Quarter 2008	$0.001013699	4.0%
Fourth Quarter 2008	$0.0017808	6.5%
January and February, 2009	$0.0017808	6.5%
March, April and May, 2009	$0.0019178	7.0%

(1)  Based on the most recent sales price of shares of common stock in our offerings (ignoring volume or other discounts).  Such sales price was $9.25 per share in our private offering, which closed in December 2007, and is $10.00 per share in our ongoing public offering.

We continue to acquire and manage our assets in a manner that we believe provides enhancements to both current income and capital appreciation potential.  The market for institutional quality multifamily assets has recently been characterized by an increase in capitalization rates which has recently allowed us, and we believe should continue to allow us, the opportunity to invest in equity and debt investments at more attractive prices and therefore higher current yields.  We expect to be able to capitalize on attractive acquisition opportunities from distressed owners suffering from lack of liquidity and the frozen state of the debt capital markets.  In addition, the current availability of financing in the multifamily sector through Fannie Mae, formerly known as the Federal National Mortgage Association, and Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, coupled with an increase in capitalization rates may provide us the ability to leverage our investments, which will allow us to diversify our investments and produce current income and capital appreciation.  We believe that our recently declared distribution rate is reflective of the changes in the market for investments suitable for our portfolio.  A portion of each distribution may constitute a return of capital for tax purposes.  There is no assurance that we will continue to declare distributions or do so at any particular rate.

Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries.  We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses.  In addition, FFO will be affected by the types of investments in our and/or our Co-Investment Ventures’ portfolio, which include but are not limited to equity and mezzanine, mortgage and bridge loan investments in existing operating properties and properties in various stages of development, mezzanine, mortgage and bridge loans and the accounting treatment of the investments in accordance with our accounting policies.  FFO should not be considered as an alternative to net

3

income (loss), as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

For the nine months ended September 30, 2008 and for the last four fiscal quarters, we have generated FFO and FFO per share in the following amounts:

	Nine Months Ended	Three Months Ended
	September 30, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Income	$2,297,317	$765,537	$834,710	$697,070	$415,772

Real Estate Depreciation	797,252	238,264	277,989	280,999	424,317

FFO	$3,094,569	$1,003,801	$1,112,699	$978,069	$840,089

FFO per share	$0.22	$0.07	$0.08	$0.07	$0.06

GAAP weighted average common shares outstanding	14,268,418	14,267,364	14,267,364	14,270,538	14,272,919

Portfolio Investments

The following information amends and supersedes the relevant disclosure related to the “Description of Properties and Real Estate-Related Assets” sections beginning on pages 11 and 145 of our prospectus, as supplemented.

Description of Properties and Real Estate-Related Assets

We have acquired and intend to continue acquiring purchase options in developments by us directly or through third-party joint ventures in connection with equity investments and the origination of mortgage, bridge, mezzanine or other loans.  In connection with these loans, we have acquired interests in equity investments or options to possibly make equity investments in these projects.  Below, we have included our portfolio investment information as of February 27, 2009.  Please note throughout the prospectus that we have changed the names of the Lovers Lane Townhomes project to the Grand Reserve project and the Alexan Russell Lofts project to The Venue project.

4

Summary Property Information

Name of Property	No. of Units	Estimated Construction Completion Date (1)	Construction Commencement Date (or Estimated Commencement Date) (1)(2)

The Reserve at Johns Creek	210	Completed, In Operation	Completed, In Operation
The Eclipse	330	1st Quarter 2009	2nd Quarter 2007
Satori	279	3rd Quarter 2009	4th Quarter 2007
Tower 55 Hundred	234	3rd Quarter 2009	3rd Quarter 2007
The Venue	168	4th Quarter 2009	3rd Quarter 2008
Fairfield at Baileys Crossing	414	1st Quarter 2010	3rd Quarter 2007
Fairfield at Cameron House	325	1st Quarter 2010	1st Quarter 2008
Grand Reserve	149	1st Quarter 2010	2nd Quarter 2008
Alexan Prospect	400	3rd Quarter 2010	2nd Quarter 2008
Alexan St. Rose	430	2nd Quarter 2011	1st Quarter 2009

(1) The above estimated completion and commencement of project construction dates, other than The Reserve at Johns Creek, which is an operating property, are based solely on current market conditions and construction estimates and are accurate only as of the date of this prospectus.  These estimates are subject to change at any time based on these and other factors.

(2) Commencement dates subsequent to February 27, 2009 are estimated, while those prior to that date are actual.

Wholly Owned Investment

The table below lists the principal terms of our wholly owned mezzanine loan investment as of February 27, 2009.

Mezzanine Loan

Underlying Property Information			Investment Information (1)
Name	Type	Location	Maximum Advance	Amount Advanced	Interest Rate	Maturity Date		Equity Arrangement
Grand Reserve(1)	Multifamily Development	Dallas, TX	$2,184,000	$867,000	10.0%	4/2011	(2)	—

(1) The mezzanine loan is a junior loan to a $7,488,000 senior mezzanine loan investment in the Grand Reserve project that we made with a joint venture partner and is listed in the tables below.

(2) The mezzanine loan matures on the earlier of (i) April 12, 2012 or (ii) the maturity date of the construction loan for the Grand Reserve project, which is currently April 23, 2011.

Joint Venture Investments with Dutch Foundation

We own interests in certain investments through unconsolidated joint ventures with our Co-Investment Partner pursuant to a co-investment arrangement between our sponsor and the Dutch foundation, PGGM.  The tables below list the principal terms of each of our mezzanine loans and equity investments made under joint ventures with our Co-Investment Partner, each as of February 27, 2009.  Unless otherwise stated, we hold a 55% ownership interest in each joint venture investment with our Co-Investment Partner and our Co-Investment Partner owns the remaining 45%.

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Mezzanine Loans

Underlying Property Information			Investment Information
Name	Type	Location	Maximum Advance		Amount Advanced	Interest Rate	Maturity Date		Equity Arrangement
Grand Reserve(1)	Multifamily Development	Dallas, TX	$7,488,000		$7,488,000	10.0%	4/2011	(2)	—
The Eclipse(3)	Multifamily Development	Houston, TX	$8,147,000		$8,147,000	9.5%	4/2012	(4)		(5)
Fairfield at Baileys Crossing	Multifamily Development	Fairfax County and Arlington County, VA	$22,138,000		$22,138,000	9.5%	7/2012			(6)
Alexan St. Rose	Multifamily Development	Henderson, NV	$21,043,000	(7)	$16,638,000	13.0%	12/2013		—
Tower 55 Hundred	Multifamily Development	Arlington County, VA	$19,955,000		$19,955,000	9.5%	10/2012			(8)
Satori	Multifamily Development	Broward County, FL	$14,775,000		$14,775,000	10.0%	10/2012			(9)
Fairfield at Cameron House	Multifamily Development	Silver Spring, MD	$19,338,000		$19,338,000	9.5%	12/2012			(6)
Alexan Prospect	Multifamily Development	Denver, CO	$14,771,000		$13,037,000	10.0%	4/2013			(8)
The Venue	Multifamily Development	Clark County, NV	$5,812,000		$5,812,000	10.0%	6/2013		—

(1) This mezzanine loan is senior to a $2,184,000 junior mezzanine loan investment in the Grand Reserve project that we made without a joint venture partner and is listed in the tables above

(2) This mezzanine loan matures on the earlier of (i) April 12, 2012 or (ii) the maturity date of the construction loan for the Grand Reserve project (which is currently April 23, 2011).

(3) This property is owned subject to a long-term ground lease.

(4) The maturity date of this mezzanine loan may be extended for two additional one-year periods.

(5) The joint venture acquired an option to purchase the project from the project owner.

(6) The joint venture acquired an option to purchase a 60% ownership interest in the project owner.

(7) The mezzanine loan investment made to the owner of the Alexan St. Rose project was made in the form of a senior mezzanine loan and a junior mezzanine loan, but they are referred to collectively as a single mezzanine loan in this prospectus.

(8) The joint venture acquired an option to convert the mezzanine loan into an equity interest in the project owner.  The converted amount would be considered capital contributed to the project owner, entitling the joint venture to a 9.5% preferred return on such capital.  However, the conversion of the mezzanine loan to an equity interest would not increase the joint venture’s right to 50.1% of the project owner’s net proceeds after all other required distributions are made.

(9) The joint venture acquired an option to convert the mezzanine loan into an equity interest in the project owner.  The converted amount would be considered capital contributed to the project owner, entitling the joint venture to a 9.5% preferred return on such capital.  However, the conversion of the mezzanine loan to an equity interest would not increase the joint venture’s right to 50.0% of the project owner’s net proceeds after all other required distributions are made.

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Equity Investments

Property Information			Investment Information
Name	Type	Location	Investment Amount	Ownership		Preferred Return
The Eclipse	Multifamily Development	Houston, TX	$4,024,000	50.1%		9.5%
The Reserve at Johns Creek (1)	Multifamily	Fulton County, GA	$9,196,000	80.0%		5.0%
Tower 55 Hundred	Multifamily Development	Arlington County, VA	$3,553,000	50.1	%(2)	9.5%
Satori	Multifamily Development	Broward County, FL	$7,350,000	50.0%		9.5%
Alexan Prospect	Multifamily Development	Denver, CO	$7,360,000	50.1%		9.5%
Alexan St. Rose	Multifamily Development	Henderson, NV	$5,172,000	60	%(3)	9.5%
The Venue	Multifamily Development	Clark County, NV	$2,906,000	50.1%		9.5%

(1) We hold a 64% ownership interest in this investment and our Co-Investment Partner owns the remaining 36%.  Currently, this property is our only operating property and is managed by a party that is affiliated with the other equity investors in the property.  As of February 27, 2009, this property had 210 units and an occupancy rate of 89%.  For 2009, resident leases are expected to expire covering 151 units and representing approximately $3 million of the annual rental revenue from the property.  The expiring leases in 2009 represent 92% of total gross annual revenues.

(2) We have a right to 50.1% of net proceeds after all other required distributions are made by the project owner; in order to maintain this interest, we must contribute 70% of any additional capital required by the project owner.

(3) We have a right to 60% of net proceeds after all other required distributions are made by the project owner; in order to maintain this interest, we must contribute 50% of any additional capital required by the project owner.

Selected Financial Data

The following selected financial data should be read with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto included in the prospectus. Our historical results are not necessarily indicative of results for any future period.  The interim selected financial data presented in the tables below is derived from unaudited financial information.  The year end selected financial data is derived from audited financial information.

The following tables present summarized consolidated financial information, including balance sheet data, operations data, and cash flow data in a format consistent with our consolidated financial statements.

Balance Sheet Data	At September 30, 2008	At December 31, 2007
	(unaudited)

Total assets	$112,547,406	$115,441,873

Total liabilities	$6,896,676	$2,022,376

Total stockholders’ equity	$105,650,730	$113,419,497

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	For the Nine Months Ended September 30,		For the Year Ended December 31,
Operating Data	2008 (unaudited)	2007 (unaudited)	2007

Rental revenue	$—	$—	$—

Expenses:
Asset management fees	648,665	73,922	217,837
Property management fees	10,882	—	—
Organization expenses	9,458	49,709	49,709
Interest expense	—	525,785	642,124
General and administrative	967,285	344,539	433,895
Depreciation and amortization	38,338	—	—
Total expenses	1,674,628	993,955	1,343,565

Interest income	812,764	86,486	343,240
Equity in earnings of unconsolidated real estate joint venture investments	3,159,181	284,590	793,218
Net income (loss)	$2,297,317	$(622,879)	$(207,107)

Weighted average number of common shares	14,268,418	1,019,906	2,730,621

Basic and diluted income (loss) per share	$0.16	$(0.61)	$(0.08)

Cash Flow Data	For the Nine Months Ended September 30, 2008	For the Year Ended December 31, 2007
	(unaudited)

Cash Flow from Operating Activities	$2,041,831	$245,311

Cash Flow from Investing Activities	$(20,893,628)	$(60,791,740)

Cash Flow from Financing Activities	$(4,235,517)	$113,904,010

Compensation to our Advisor and its Affiliates

The following information supplements the relevant discussions in the prospectus.

We have no employees and are supported by related-party arrangements.  Our advisor, Behringer Harvard Multifamily Advisors I, and certain of its affiliates earn fees and compensation in connection with the acquisition, management and sale of our assets.  Summarized below are the fees earned and expenses reimbursable to our advisor and its affiliates for the nine months ended September 30, 2008. Since our prior private offering terminated in December 2007 and our public offering did not begin raising equity until October 2008, our advisor did not earn any selling commissions, dealer manager fees, or organization and offering fees for the nine months ended

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September 30, 2008. The fees earned for the nine months ended September 30, 2008 were for our existing investments in ten real estate joint ventures.

Type of Compensation	Amount Earned For the Nine Months Ended September 30, 2008

Acquisition Fees	$1,000,000

Asset Management Fees	$649,000

Property Management Fees	$11,000

General and Administrative Fees	$194,000

Since the effective date of our public offering on September 2, 2008 through September 30, 2008, the advisor earned acquisition fees of $8,000, asset management fees of $70,000, property management fees of $1,000, and general and administrative fees of $35,000.  As of September 30, 2008, approximately $6.4 million remains payable to the advisor.  Approximately $6.1 million of this payable is reimbursable organization and offering costs incurred during our prior private offering in 2007.

PROSPECTUS UPDATE

Risk Factors

The following risk factors describe certain potential credit risks caused by the recent disruption in the global financial markets and should be read in conjunction with the “Summary Risk Factors” section beginning on page 5 and are inserted under the caption “General Risks Related to Investments in Real Estate” as disclosed on page 56 of our prospectus respectively, as supplemented.

The recent market disruptions may adversely affect our operating results and financial condition.

The global financial markets are currently undergoing pervasive and fundamental disruptions.  The continuation or intensification of such volatility has had and may continue to have an adverse impact on the availability of credit to businesses, generally, and has resulted in and could lead to further weakening of the U.S. and global economies.  The U.S. Department of Labor has acknowledged that the economic “slowdown” has resulted in a recession, and many economists believe that the recession may last several more quarters.  To the extent that turmoil in the financial markets continues or intensifies, it has the potential to materially affect:

1.               the value of our investments and the investments of our unconsolidated joint ventures;

2.               the availability or the terms of financing that we and our unconsolidated joint ventures may anticipate utilizing or that may be utilized by the owners (the “Project Owners”) of the multifamily development projects in which we are an equity owner or junior lender or both;

3.               our ability and that of the Project Owners to make principal and interest payments on, or refinance, any outstanding debt when due; and

4.               the ability of our current residents to enter into new leases or satisfy their current rental payment obligations under existing leases and the ability of future residents to enter into leases during the lease-up stage of newly completed multifamily development projects.

The current market disruption could also affect our operating results and financial condition as follows:

Debt and Equity Markets.  The commercial real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies

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and the significant inventory of unsold collateralized mortgage backed securities in the market.  Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium.  This is resulting in lenders increasing the cost for debt financing.  Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions.  This may result in our investment operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders at current levels.  In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) leads to a decline in real estate values generally; (2) slows real estate transaction activity; (3) reduces the loan to value upon which lenders are willing to extend debt; and (4) results in difficulty in refinancing debt as it becomes due, all of which may reasonably be expected to have a material adverse impact on the value of real estate investments and the revenues, income or cash flow from the acquisition and operations of real properties and mortgage loans.  In addition, the current state of the debt markets has negatively impacted the ability to raise equity capital.

If we or the projects in which we have invested are unable to obtain debt financing on acceptable terms, or if lower levels of debt were available to us in respect of our investments whether as a result of declining real estate values or lower loan to value standards of lenders, or both, we may be forced to use a greater proportion of our offering proceeds to fund additional equity to our existing investments and to finance our acquisitions, reducing the number of investments we could otherwise make or dispose of some of our assets.  If the current debt market environment persists, we may modify our investment strategies in order to seek to optimize our portfolio performance.  Our strategies may include, among other options, limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.  Such modifications to our investment strategies could adversely affect our performance.

For each of our current multifamily development projects where we or our unconsolidated joint ventures hold a mezzanine loan, there is a senior construction loan on the project.  These construction loans will mature on or before the maturity date of our mezzanine loans.  Upon maturity of the construction loans, such loans will need to be refinanced or otherwise satisfied.  Because our equity or lending positions are subordinate to the construction loans with respect to each of these development projects, higher borrowing costs or difficulty in obtaining financing as the senior construction loans become due could result in a partial or total loss of the value of any such investment.

Government Intervention.  The pervasive and fundamental disruptions that the global financial markets are currently undergoing have led to extensive and unprecedented governmental intervention.  Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions.  In addition, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.  Among measures proposed by legislators, especially as to residential mortgage loans, have been moratoriums on loan payments, limits on the ability of lenders to enforce loan provisions, including the collection of interest at rates agreed in the loan documents, and involuntary modification of loan agreements.  If these or other regulations adverse to lenders are implemented and applied to loans we have made, they could adversely impact our operations.  It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed or the effect of such restrictions on us and our results of operations.  There is likely to be increased regulation of the financial markets that could have a material impact on our operating results and financial condition.

Capitalization rates in major U.S. markets for multifamily properties have risen and many economists predict they are likely to continue to rise during 2009.  As a result, the value of investments we have made prior to 2009 may have declined in this environment.

In connection with the recent credit market disruptions and economic slowdown, there is evidence that capitalization rates in major U.S. markets for multifamily properties have risen in 2008 and many economists believe they are likely to continue to rise during 2009.  Increases in capitalization rates (the rate of return immediately expected upon investment in a real estate asset) reflect declines in the pricing of those assets upon sale.  As a result of capitalization increases, we expect that if we were required to sell our existing investments into the current market, we may experience a substantial decrease in the value of those investments and those of our

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unconsolidated joint ventures.  As a result, to the extent we may be required to test the current market, we may not be able to recover the carrying amount of our investments or the investments in our unconsolidated joint ventures.  Apart from the potential for such results on any such sale, we may also be required to recognize an impairment charge in earnings in respect of assets we currently own.

Increases in unemployment caused by a recessionary economy could adversely affect multifamily property occupancy and rental rates with high quality multifamily properties suffering even more severely.

Rising levels of unemployment in our multifamily markets could significantly decrease occupancy and rental rates.  In times of increasing unemployment, multifamily occupancy and rental rates have historically been adversely affected by:

•                  rental residents deciding to share rental units and therefore rent fewer units;

•                  potential residents moving back into family homes or delaying leaving family homes;

•                  a reduced demand for higher-rent units, such as those of high quality multifamily communities;

•                  a decline in household formation;

•                  persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment; and

•                  the inability or unwillingness of residents to pay rent increases.

Current credit market disruptions and recent economic trends may increase the likelihood of a commercial developer defaulting on its obligations with respect to our or our unconsolidated joint ventures’ projects or becoming bankrupt or insolvent, which could adversely impact us and those projects.

Current credit market disruptions and recent economic trends have caused an increase in developer failures.  The developers of the projects in which we have invested are exposed to risks not only with respect to our projects, but also other projects in which they are involved.  A default by a developer in respect of one of our multifamily development project investments, or the bankruptcy, insolvency or other failure of a developer for one of such projects, may require that we determine whether we want to assume the senior loan, take over development of the project, find another developer for the project, or sell our interest in the project.  Such developer failures could delay efforts to complete or sell the development project and could ultimately preclude us from full realization of our anticipated returns.  Such events could cause a decrease in the value of our assets and compel us to seek additional sources of liquidity, which may or may not be available, in order to hold and complete the development project through stabilization.

Generally, under bankruptcy law and our bankruptcy guarantees with our joint venture development partners, we may seek recourse from the developer-guarantor to complete our development project with a substitute developer partner.  However, in the event of a bankruptcy by the developer-guarantor, we cannot assure you that the developer or its trustee will continue or otherwise satisfy its obligations.  The bankruptcy of any developer and the rejection of its development obligations would likely cause us to have to complete the development on our own or find a replacement developer, which could result in delays and increased costs.  We cannot assure you that we would be able to complete the development on terms as favorable as when we first entered into the project.

Recent disruptions in the financial markets could adversely affect the multifamily property sector’s ability to obtain financing and credit enhancement from Fannie Mae and Freddie Mac, which could adversely impact us.

Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector.  Fannie Mae reported a $25.2 billion loss for the fourth quarter of 2008 bringing its total losses for 2008 to $58.7 billion.  Freddie Mac has also experienced significant losses in the first three quarters of 2008, with additional losses also expected

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for the fourth quarter.  These losses, coupled with the credit market’s poor perception of Fannie Mae and Freddie Mac, add to the considerable uncertainty surrounding the capital structure of both Fannie Mae and Freddie Mac.  Pursuant to legislation enacted in 2008, the U.S. government has placed both Fannie Mae and Freddie Mac under its conservatorship.  Despite recent additional funding for both government-sponsored entities, their portfolio limitations are required to be reduced on a phased-in basis beginning in 2010.  If new U.S. government regulations heighten Fannie Mae’s and Freddie Mac’s underwriting standards, adversely affect interest rates and reduce the amount of capital they can make available to the multifamily sector, it could have a material adverse effect on both the multifamily sector and us because many private alternative sources of funding have been reduced or are unavailable.  Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily properties.  Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could: (1) make it more difficult for us to secure new takeout financing for current multifamily development projects; (2) hinder our ability to refinance completed multifamily assets; and (3) decrease the amount of available liquidity and credit that could be used to further diversify our portfolio of multifamily assets.

In connection with the recent credit market disruptions and economic slowdown, we may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we invest in may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent.  Such competitive housing alternatives may become more prevalent in a particular area because of the tightening of mortgage lending underwriting criteria, the increase in homeowner foreclosures, the decline in single-family home and condominium sales and the lack of available credit.  The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

If PGGM does not honor its commitments, our portfolio may not be as diverse and our investments may suffer.

Under arrangements managed by a subsidiary of our sponsor, we have entered into, and it is intended that we will continue to enter into, joint venture investments with PGGM in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization.  As of December 31, 2008, we have made joint venture investments with PGGM in all of the properties and development projects in which we have invested.  PGGM has committed to our sponsor to invest up to $200 million in such joint ventures (with approximately $85.2 million committed to currently existing properties and projects) and PGGM has recently indicated that it expects to increase its commitment to invest with us to $300 million.  As such, we expect a substantial portion of our future investments will be made through such joint ventures.  We expect this investment strategy to increase the number of investments we make and the diversification of our investment portfolio.  However, if PGGM does not honor its current commitment to invest up to $200 million in such joint ventures, or does not increase its commitment to $300 million or more, our portfolio will not consist of as many investments or be as diverse as it otherwise would.

In addition, under the joint venture arrangements into which we have entered, and expect to continue to enter, with PGGM, we may in certain situations call for capital contributions to be made by PGGM.  This has typically been the case in the development projects in which we have co-invested with PGGM; as the development progresses, it is generally required that both we and PGGM contribute additional capital to the project.  If PGGM were unwilling or unable to contribute this capital when required, the project and our investment therein could suffer due to lack of funding or delays in funding.  In addition, we could, through our interest in the joint venture with PGGM, be in breach of our obligations to the other parties investing in the development project unless we were to fund PGGM’s portion on its behalf or obtain alternative sources of funding.  If we were to fund PGGM’s portion on its behalf, we would have less capital to invest in other assets and the diversification of our portfolio would suffer.  If we were unable to fund the portion of any project that PGGM is expected to, but does not, fund in accordance with the joint venture agreement, the joint venture may be unable to meet its funding obligations to the project and the value of our interest in the project may be reduced or eliminated.

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PGGM is a Dutch pension fund subject to supervision and regulation by the Dutch central bank.  In its quarterly report for the fourth quarter of 2008, PGGM reported a 13.1% loss on its investments as a result of the current global recession.  This loss resulted in a cover ratio (i.e. assets divided by liabilities) of 92% at the end of the fourth quarter, compared with a cover ratio of 125% at the end of the third quarter.  It is our understanding that negative performance by PGGM, including deficits in its cover ratio, could cause the Dutch central bank to intervene in its investment decisions, including those with respect to our co-investments.

The following two risk factors are inserted under the caption “Risks Related to our Business in General” as disclosed beginning on page 45 of our prospectus as supplemented.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We have diversified our cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities.  However, the FDIC generally only insures limited amounts per depositor per insured bank.  Beginning October 3, 2008 through December 31, 2009, the FDIC is insuring up to $250,000 per depositor per insured bank; on January 1, 2010, the standard coverage limit will return to $100,000 for most deposit categories.  (Unlimited deposit insurance coverage will be available to our non-interest bearing transaction accounts held at those institutions participating in FDIC’s Temporary Liquidity Guarantee Program through December 31, 2009.)  At September 30, 2008 and December 31, 2007, we had cash and cash equivalents and restricted cash deposited in interest bearing transaction accounts at certain financial institutions exceeding these federally insured levels.  If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels.  The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

Our reliance on common developers/guarantors related to multiple development projects in which we may invest may materially adversely affect our operations should a developer/guarantor become unable to meet its obligations to us.  As of September 30, 2008, our interests in three loans on three separate development projects with a common developer/guarantor totaled 29% of our total assets.

We have made and may continue to make investments in multifamily development projects with common developers/guarantors, which increases our risks should a developer/guarantor become unable to meet its obligations to us.  As of the date of this prospectus, three of our investments in multifamily development projects contained provisions that provide a limited safeguard against the risk of bankruptcy of the project owner and the failure to complete the development project.  Under the terms of these three projects, the common developer, Fairfield Residential, LLC is: obligated to complete the projects should the project owners fail to do so; liable for construction cost overruns in excess of the construction budgets; and has agreed to repay the loans should the project owners become the subject of a bankruptcy proceeding to which our joint venture did not consent.  Our portion of the investments in these three loans collectively was $29,980,382 (26% of our total assets) and $32,753,206 (29% of our total assets) as of December 31, 2007 and September 30, 2008, respectively.  Should Fairfield Residential become unable to meet its obligations to us, our operations may be adversely effected, which could materially reduce the level of distributions to our stockholders.

Joint Venture with Dutch Foundation

The disclosure below should be read in conjunction with the “Summary-Joint Venture with Dutch Foundation” section beginning on page 10 and is inserted to supersede and replace the subsection captioned “General” under the caption “Investment Objectives and Criteria—Joint Venture Investments—Co-Investment with Dutch Foundation” as disclosed on page 133 of our prospectus, as supplemented.

General.  On May 7, 2007, affiliates of our advisor agreed to an investment arrangement (the “Master Co-Investment Arrangement”) with Stichting Pensioenfonds Zorg en Welzijn, a Dutch foundation (“PGGM”).  PGGM is a Dutch pension fund serving approximately two million families of healthcare and social workers, with approximately $100 billion in pension assets  (based on the assets as of December 31, 2008 reported in PGGM’s fourth quarter report for 2008 and the U.S. Dollar/Euro exchange rate as of December 31, 2008) and investing in the Netherlands and abroad in equities, fixed-interest securities, real estate, private equity and commodities.

Under arrangements managed by Behringer Harvard Institutional GP LP, a Texas limited partnership (“Institutional GP”), which is an affiliate of our advisor and is indirectly wholly owned by our sponsor, we have

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entered into, and it is intended that we will continue to enter into, a series of co-investment agreements (each, a “Co-Investment Agreement”) with Behringer Harvard Master Partnership I LP, a Delaware limited partnership (the “Co-Investment Partner”) for the purposes of forming and operating entities (“Co-Investment Ventures”) that will own interests in subsidiaries that elect to qualify as real estate investment trusts (each, a “Subsidiary REIT”) and invest in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization, other than residential properties for assisted living, student housing or senior housing (each, a “Co-Investment Project”).  PGGM requires that each Co-Investment Project be owned through a Subsidiary REIT in order to obtain certain tax treatment as a foreign investor in the United States.

The Co-Investment Partner is owned (i) 99% by PGGM, which serves as the limited partner of the Co-Investment Partner, and (ii) 1% by Institutional GP, which serves as the general partner of the Co-Investment Partner.  As general partner, Institutional GP generally has control over the affairs of the Co-Investment Partner, except for certain major matters requiring the consent of PGGM.  PGGM has the right to remove the general partner for cause and appoint a successor.

PGGM is a Dutch pension fund subject to supervision and regulation by the Dutch central bank.  In its quarterly report for the fourth quarter of 2008, PGGM reported a 13.1% loss on its investments as a result of the current global recession.  This loss resulted in a cover ratio (i.e. assets divided by liabilities) of 92% at the end of the fourth quarter, compared with a cover ratio of 125% at the end of the third quarter.  It is our understanding that negative performance by PGGM, including deficits in its cover ratio, could cause the Dutch central bank to intervene in its investment decisions, including those with respect to our co-investments.  Regardless of these concerns, through December 31, 2008, PGGM has honored all of its obligations to contribute capital described below, and PGGM has given us no reason to question its intention to continue to honor its obligations in the future.  Further, PGGM has recently indicated that it expects to increase its commitment to invest with us from $200 million to $300 million.

Questions and Answers About This Offering

The following revised questions and answers are inserted into the “Questions and Answers About This Offering” section, to replace and supersede the following questions: “What is the experience of your executive officers, directors and key personnel?”, “What is one of your key strategies for acquiring high quality apartment communities?”, “Do you invest in anything other than real property?” and “How are you different from your competitors who offer unlisted public REIT shares or real estate limited partnership units?” on pages 27-29 of our prospectus, as supplemented.

Q:                                  What is the experience of your executive officers, directors and key personnel?

A:                                   Our senior management team and Chairman of the Board have significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate.  For example, Robert M. Behringer, our Chairman of the Board, has over 25 years of experience in the real estate industry.  Prior to founding the Behringer Harvard organization, Mr. Behringer had experience in investing in, managing and financing approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Robert S. Aisner, our Chief Executive Officer and a director, has over 30 years of experience.  Prior to joining the Behringer Harvard organization in 2003, Mr. Aisner served as an executive officer of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed apartment REIT (“AMLI”).  Robert J. Chapman, our President, has over 30 years of experience.  Prior to joining the Behringer Harvard organization in 2007, Mr. Chapman served as an executive officer of AMLI.  Mark T. Alfieri, our Chief Operating Officer, has over 20 years of experience.  Prior to joining the Behringer Harvard organization in 2006, Mr. Alfieri served as a senior vice president of AMLI.  In February 2006, AMLI merged into an indirect subsidiary of Morgan Stanley Real Estate’s Prime Property Fund and the consideration paid for AMLI represented a 20.7% premium over the closing price of its common shares on the last full trading day prior to the public announcement of the merger.  As of December 31, 2007, Messrs. Behringer, Aisner, Chapman and Alfieri, together with key employees Andrew J. Bruce, Robert T. Poynter and Ross P. Odland, had experience acquiring, financing, managing and disposing of

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181,200 multifamily units with a total value in excess of $15.8 billion.  See “Management— Executive Officers and Directors.”

Q:                                  What are your key strategies for acquiring high quality apartment communities?

A:                                   Our core strategic philosophy and strategy is to employ acquisition techniques that enable us to stabilize and enhance current distributions to our stockholders while simultaneously allowing us to acquire properties on an advantaged basis, which can not only have the effect of reducing risk but also increasing current income and the potential for capital appreciation for our stockholders.  To accomplish this, we are employing a multi-strategy approach to compile our real property investment portfolio.  These strategies include acquisition of completed and stabilized or nearly stabilized multifamily communities, investment in value-added multifamily opportunities, development-stage investments and recapitalizations of multifamily projects.  Our goal is to combine these strategies to have compiled by the end of our capital-raising and investment phase a homogeneous portfolio of stabilized multifamily assets substantially concentrated in live-work-play urban environments in the top 50 U.S. metropolitan areas (metropolitan statistical areas or MSAs).  Multifamily communities are generally considered to be stabilized when the construction or renovation of the project is complete and the property is 85% or more leased.  We believe that such a portfolio will be attractive to and has the potential to garner premium trading multiples from a Wall Street audience for a possible exchange listing exit for our stockholders.

Q:                                  What is your investment strategy in respect of completed and stabilized or nearly stabilized multifamily opportunities?

A:                                   We will look to acquire completed and stabilized multifamily assets that generate attractive current returns and that we believe will also generate a competitive capital growth component for attractive total returns.  To date, one of our ten portfolio investments, Johns Creek Walk, was of this type.  If current economic conditions persist, we expect that the continued lack of capital will reduce competition for these assets and enable us to purchase more of these types of investments from distressed sellers which are in line with our investment criteria.

Q:                                  What is your investment strategy for value-added multifamily opportunities?

A:                                   When appropriate, we may also incorporate into our investment portfolio value-added multifamily assets that have either been mismanaged or otherwise have not realized, what we believe to be, full appreciation and income-generation potential.  Generally, we would make capital improvements or seek to aesthetically improve the asset and its amenities, increase rents, and stabilize occupancy with the goal for these investments of increasing current yields and making capital value enhancements, thus improving total returns.

Q:                                  What is your main developer-focused investment strategy?

A:                                   We have implemented a developer-focused strategy for acquiring a portion of our portfolio of high quality apartment communities.  Generally, developers can secure only 50% to 65% of their total construction costs in the form of a construction loan.  Although we may make other developer-focused investments, our current main development-based strategy includes providing to select developers the additional capital needed for their projects, either in the form of an equity investment in a project owner or additional debt financing such as a mortgage, bridge, mezzanine or other loan.  In connection with providing this additional capital, we may secure an option that, depending on then-existing market conditions, can allow us to acquire the project upon completion of construction.  By utilizing this strategy, we believe that it is possible to acquire interests in newly constructed properties on attractive terms while (1) generating current income during the construction period on our mezzanine loan investments or (2) accruing preferred returns on equity or loan investments during the construction period which may be applied to any subsequent purchase by us of the project allowing for a favorable acquisition.  As we raise additional capital, we expect to further enhance our diversification among developer partners.

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Q:                                  What are your strategies for recapitalizations of multifamily projects?

A:                                   In the current economic environment where both debt and equity capital has become scarce, many owners of real estate require additional capital funding, often in order to remove, reduce or extend a construction loan, mezzanine loan, other loan or equity component of a project.  We will seek to acquire interests in multifamily properties by recapitalizing their capital structures in ways that afford us an advantaged, first-position priority return relative to other investors in the property.  In this environment, we envision the ability to provide debt and equity investment capital to recapitalizations on terms that favor us over existing investors in the project as to our percentage ownership and as to preferred current returns and preferred returns of invested capital.

Q:                                  Do you invest in anything other than real property?

A:                                   Yes.  Beyond making investments in real property by pursuing the strategies described above, we also intend to originate or invest in loans that relate to existing multifamily properties that have reached stabilization or are not yet fully stabilized, or that are under development or are scheduled to commence ground-up construction, but where we do not generally seek the opportunity to acquire the underlying property.  We believe these loans may improve our overall returns as well as provide fixed income.  Although we do not have any policies limiting the portion of our assets that may be invested in loans relating to multifamily assets in which we do not have an interest in possibly acquiring the underlying property, we do not expect such loans to constitute more than 30% of our portfolio by asset value.

                                                We are also permitted to invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change-in-control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates) and other securities.  We also may invest in entities that make investments similar to the foregoing.  Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we are significantly limited as to ownership of real estate-related assets.

Management

The following statement replaces and supersedes the list of members of the “Compensation Committee” and “Nominating Committee,” to include Mr. Jonathan L. Kempner, as disclosed on pages 84 and 85 of our prospectus respectively, as supplemented.

Compensation Committee

Sami S. Abbasi, Roger D. Bowler, Jonathan L. Kempner and E. Alan Patton currently serve on the compensation committee with Mr. Patton serving as chairman.

Nominating Committee

Sami S. Abbasi, Roger D. Bowler, Jonathan L. Kempner and E. Alan Patton currently serve on the nominating committee with Mr. Bowler serving as chairman.

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Executive Officers and Directors

Mr. Kempner’s name and biography is inserted into the “Executive Officer and Directors” and “Independent Directors” sections respectively, beginning on pages 85 and 88 of our prospectus, as supplemented.  Additionally, the updated biographies of  Messrs. Aisner, Chapman and Alfieri replace and supersede their previous biographies appearing on pages 86-87 of the prospectus, as supplemented.

Name	Age*	Position(s)
Jonathan L. Kempner	57	Independent Director

* As of February 27, 2009

Robert S. Aisner is our Chief Executive Officer and also serves as one of our directors.  In addition, Mr. Aisner serves as President, Chief Executive Officer and a director of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II and President of Behringer Harvard REIT II.  Mr. Aisner is also Chief Executive Officer of other Behringer Harvard companies, including our advisor.  Mr. Aisner has over 30 years of commercial real estate experience.  In addition to Mr. Aisner’s commercial real estate experience, as an officer and director of Behringer Harvard-sponsored programs and their advisors, Mr. Aisner has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.    From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as:  (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT focused on the development, acquisition and management of upscale apartment communities and served as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities; (2) President of AMLI Management Company, which oversees all of AMLI’s apartment operations in 80 communities; (3) President of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties; (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services; and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003.  During Mr. Aisner’s tenure, AMLI was actively engaged in real estate debt activities, some of which were similar to our current loan structures.   From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  In February 2006, AMLI merged into an indirect subsidiary of Morgan Stanley Real Estate’s Prime Property Fund and the consideration paid for AMLI represented a 20.7% premium over the closing price of its common shares on the last full trading day prior to the public announcement of the merger.  From 1984 to 1994, Mr. Aisner served as Vice President of HRW Resources, Inc., a real estate development and management company.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Robert J. Chapman is our President, President of our advisor and an Executive Vice President and Co-Chief Operating Officer of Harvard Property Trust, LLC, an affiliate of our sponsor and advisor.  Prior to joining Behringer Harvard in September 2007, Mr. Chapman was Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT, from December 1997 to August 2007.  In February 2006, AMLI merged into an indirect subsidiary of Morgan Stanley Real Estate’s Prime Property Fund and the consideration paid for AMLI represented a 20.7% premium over the closing price of its common shares on the last full trading day prior to the public announcement of the merger.  Mr. Chapman also served as an independent board member and the audit committee chairman of Behringer Harvard Opportunity REIT I from March 2005 to August 2007.  From 1994 to 1997, Mr. Chapman was Managing Director of Heitman Capital Management Corporation.  Mr. Chapman served as Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation in 1994 and as Managing Director and Chief Financial Officer of JMB Realty Corporation, where he was employed from 1976 to 1994.  From 1972 to 1976, Mr. Chapman was associated with KPMG LLP.  Mr. Chapman received a B.B.A. in Accounting in 1970 and an M.B.A. in Finance in 1971 from the University of Cincinnati.  Mr. Chapman is a CPA and, when previously affiliated with a broker-dealer, was a FINRA Registered Representative.  Mr. Chapman is, or has been, a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, Pension Real Estate Association, the Real Estate Investment Advisory Council, the Urban Land Institute, the International Council of Shopping Centers, the American Institute of Certified Public Accountants and the Illinois CPA Society.  Mr. Chapman has served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati, and is currently an adjunct professor of real estate finance at DePaul University in Chicago.

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Mark T. Alfieri is our Chief Operating Officer and serves as Chief Operating Officer of our advisor.  Mr. Alfieri also serves as Senior Vice President - Real Estate for Harvard Property Trust, LLC.  Prior to joining Behringer Harvard in May 2006, from January 1999 to April 2006 Mr. Alfieri was Senior Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT, where he directed investment activities for the Southwest region.  During his seven-year tenure at AMLI Residential Properties Trust, Mr. Alfieri consummated over $1.4 billion in multifamily transactions.  From 2000 to 2006, Mr. Alfieri was a member of CEC, AMLI’s senior executive committee.  In February 2006, AMLI merged into an indirect subsidiary of Morgan Stanley Real Estate’s Prime Property Fund and the consideration paid for AMLI represented a 20.7% premium over the closing price of its common shares on the last full trading day prior to the public announcement of the merger.  From 1991 until 1998, Mr. Alfieri was president and Chief Executive Officer of Revest Group, Inc., a regional full service investment company.  Revest was engaged in the acquisition and development of multifamily and commercial properties as a sponsor/general partner on behalf of international and domestic private investors.  Mr. Alfieri also was president and Chief Executive Officer of Revest Management Services.  Revest Management Services fee managed office, ministorage and multifamily properties.  Mr. Alfieri graduated from Texas A&M with a Bachelor of Business Administration degree in Marketing.  Mr. Alfieri is a licensed Real Estate Broker in the State of Texas.  Mr. Alfieri served on the Board of Directors of the National Multi Housing Council from 2002-2004 and is currently a member of the National Multi Housing Council.

Jonathan L. Kempner has served as one of our independent directors since November 13, 2008.  Mr. Kempner served as the President and Chief Executive Officer of the Mortgage Bankers Association (“MBA”) from April 2001 through December 2008.  MBA is the national association representing the real estate finance industry with over 2,400 member companies, including mortgage companies, mortgage brokers, commercial banks, thrifts, life insurance companies and others in the mortgage lending field.  In addition, Mr. Kempner served on MBA’s Board of Directors (ex officio) and on the board of its business development affiliate, Lender Technologies Corp.

Prior to assuming this role, for 14 years, Mr. Kempner was President of the National Multi Housing Council, a leading trade association representing apartment owners, managers, developers, lenders and service providers. Previously from 1983 to 1987, Mr. Kempner was Vice President and General Counsel of Oxford Development Corp., a privately owned real estate services firm in Maryland, with a focus on commercial real estate development, asset and property management, brokerage and investment advisory services. From 1982 to 1983, Mr. Kempner served as Assistant Director and General Counsel of the Pennsylvania Avenue Development Corp., a federally owned real estate firm.  From 1981 to 1982, Mr. Kempner also served as Assistant General Counsel to the Charles E. Smith Companies, a significant owner and developer of apartment complexes.

Mr. Kempner practiced law with Fried, Frank, Harris, Shriver and Kampelman, a leading international commercial law firm, from 1977 to 1980 immediately following a clerkship for U.S. District Judge David W. Williams of the Central District of California.  Mr. Kempner also served as a Special Consultant to the U.S. Department of the Treasury Office of Capital Markets and as a Staff Assistant to the Subcommittee on Representation of Citizen Interests of the U.S. Senate Committee on the Judiciary and in the office of Sen. Abraham Ribicoff.

Mr. Kempner holds a bachelor’s degree from the University of Michigan (high honors and high distinction, Phi Beta Kappa) and a law degree from Stanford University Law School, where he served on the Stanford Law Review. Mr. Kempner serves on the editorial boards of numerous real estate publications and is on the board of directors of three nonprofit organizations: Greater DC Cares, Yachad and the Ciesla Foundation.

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Investment Objectives and Criteria

Acquisition and Investment Policies

Investments in Real Property

General

The disclosure below replaces and supersedes the prior disclosure under the caption “Investment Objectives and Criteria—Acquisitions and Investment Policies—Investments in Real Property—General” as disclosed on page 122 of our prospectus, as supplemented.

We intend to concentrate our real estate acquisitions in properties that will provide us with a diverse portfolio of multifamily and apartment communities.  We expect to acquire different types of multifamily properties that are core and at various stages of development including new construction.  We also expect to make investments in student housing and age-restricted properties.  Our acquisitions are likely to include development-phase properties (or properties fully constructed but not yet fully leased or repositioned) and stabilized income-producing properties.  Generally, when acquiring core, stabilized properties, we expect the new  construction or substantial renovation of these properties will have taken place within 10 years of acquisition.  Further, we anticipate that our properties will include approximately 100 to 500 units.  We believe that such properties require fewer capital expenditures over the expected life of this program and enjoy higher occupancies than older properties.

We expect to engage in single-asset transactions valued from $10 million to $200 million, and portfolio transactions of any size.  We believe that multifamily properties can offer a stable, long-term investment and that there is generally greater inventory of available properties as compared to the inventory levels of other types of properties.

Successful multifamily real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation.  An affiliate of our advisor has developed and uses modeling tools that our advisor believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price.  Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to our stockholders, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our stockholders.

Generally, the purchase price that we will pay for any real estate asset will be based on the fair market value of the asset as determined by a majority of our directors.  In the cases where a majority of our independent directors require or if the asset is owned by our advisor or one of its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors.

We intend to seek opportunities as they may arise from the circumstances related to the recent financial market turmoil and strain on available credit.  Given the current marketplace, equity and debt investments in multifamily communities may be available, on attractive terms to us, from distressed owners that have been affected by the lack of available liquidity.  We believe these types of transactions may be available in multifamily communities that are stabilized, completed (but not yet stabilized) and at various stages of development.  The distressed owners may be banks, developers, property operators or other multifamily property owners who lack sufficient liquidity to retain their multifamily investment.

Because of the current economic environment, we believe that there will be opportunities that will arise to acquire multifamily investments from pension funds and other institutional investors as a result of the “denominator effect.”  This phenomenon occurs when pension funds or other institutional investors are forced to rebalance their

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portfolio when a particular asset class becomes a larger percentage of their holdings than is consistent with their investment parameters, requiring either additional investment in assets to which the investor is underexposed or sale of assets to which it is overexposed.  Where market-traded equity and fixed-income holdings have fallen in price, these investors may become overexposed on a relative basis to real estate holdings (which are not traded on a market and generally valued less frequently).  As a result, these institutional investors, generally owning high quality institutional-grade assets, may be forced to sell real estate holdings to bring weighted holdings back in compliance with their investment parameters.  In that multifamily real estate has the unique benefit of receiving agency financing from Fannie Mae and Freddie Mac, it is our expectation that institutions will be better able to liquidate multifamily assets as buyers of these assets have increased access to debt capital than is available for the acquisition of other property types.  Beyond this pension fund example, we believe that similar circumstances exist for other “distressed sellers” such as banks, developers, property operators or other multifamily owners who lack sufficient liquidity to retain the entire or partial interest in their multifamily investment.

Value-Added and Other Properties

The disclosure below is inserted as the new first paragraph under the caption “Investment Objectives and Criteria—Acquisitions and Investment Policies—Investments in Real Property—Value-Added and Other Properties”, which replaces and supersedes the prior caption “—Other Properties”  as disclosed on page 123 of our prospectus, as supplemented.

When appropriate, we may also incorporate into our investment portfolio value-added multifamily assets that have either been mismanaged or otherwise have not realized what we believe to be full appreciation and income-generation potential.  Generally, we would make capital improvements or seek to aesthetically improve the asset and its amenities, increase rents, and stabilize occupancy with the goal of adding an attractive increase in yield and improving total returns.

Recapitalization Investment Opportunities

The disclosure below is inserted under the new caption “Investment Objectives and Criteria—Acquisitions and Investment Policies—Investments in Real Property—Recapitalization Investment Opportunities” to be disclosed immediately following the caption “—Value-Added and Other Properties” as disclosed on page 124 of our prospectus, as supplemented.

In the current economic environment, where both debt and equity capital has become scarce, many owners of real estate require additional capital funding, often in order to remove or reduce a construction loan, mezzanine loan, other loan or equity component of a project.  We will seek to acquire interests in multifamily properties by recapitalizing their capital structures in ways that affords us an advantaged, first-position priority return relative to other investors in the project.  In this environment, we envision the ability to provide debt and equity investment capital to recapitalizations on terms that favor us over existing investors in the project as to our percentage ownership and as to preferred current returns and preferred returns of invested capital.

Stabilized Core Properties

The disclosure below is inserted as the new second paragraph under the caption “Investment Objectives and Criteria—Acquisitions and Investment Policies—Investments in Real Property—Stabilized Core Properties” as disclosed on page 125 of our prospectus, as supplemented.

We will look to acquire completed and stabilized multifamily assets that generate attractive current returns and that we believe will also generate a competitive growth component for total returns.  To date, one of our ten portfolio investments, Johns Creek Walk, was of this type.  If current economic conditions persist, we expect that the lack of capital will enable us to acquire more of these types of assets that meet our investment criteria and are being sold by distressed sellers.

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Real Estate Market Considerations

The following disclosure replaces and supersedes the section under the caption “Investment Objectives and Criteria—Real Estate Market Conditions” as disclosed on page 126-128 of our prospectus, as supplemented

According to the NPI Snapshot, Fourth Quarter 2008 as published by the National Council of Real Estate Investment Fiduciaries (“NCREIF”), multifamily real estate makes up a significant portion of the real estate holdings of institutional investors.  On January 23, 2009, CB Richard Ellis and Torto Wheaton Research published a report stating that “apartments help increase the stability of real estate as a whole, when added to a portfolio of commercial properties (industrial, office and retail).  Had investors considered this years ago, their total returns over that period would not only be higher, but also more stable.”

A critical distinction of the multifamily sector is that it may not be as directly tied to commerce as are other real estate sectors.  Commerce-based real estate such as retail, hospitality, office, etc. may be affected by a recession in a greater and more direct fashion than multifamily real estate.  For example, (a) the retail sector is fueled by consumer discretionary spending, which has substantially declined, (b) the hospitality sector is fueled by not only consumer discretionary spending indicators but also corporate spending, both slowing at historic rates, and (c) the industrial sector suffers in recessionary times due to the fact that these facilities house and inventory the goods that fuel the declining retail sector, and manufacturing and ordering are slowing significantly.  On the other hand, we believe the portion of the multifamily sector, in which we intend to invest, is fueled by growth in household formation without children.  This growth is influenced by factors such as an aging population and other demographic trends as well as by the general economy.

The uncertainties caused by the current economic downturn and the unprecedented financial crisis complicate our ability to predict our future performance; however, we believe that the multifamily sector is better situated to weather the recession and financial crisis than other real estate sectors.  We believe people will normally choose shelter over discretionary spending such as going to the mall or staying at hotels.  Further, government-sponsored entities such as Fannie Mae and Freddie Mac have increased funding and continue to provide needed financing, refinancing and credit enhancement to the multifamily sector, which are otherwise unavailable to other commercial real estate sectors.

Moreover, the multifamily sector may benefit from the credit crisis in that fewer families may be able to borrow funds to own a home and may instead rent apartments.  However, this possibility is unknown and may be offset by the increased availability of rentable single-family homes and condominiums in the current economy.  We caution that future performance of the multifamily asset class is unpredictable and may not be consistent with past results.

Further, we expect to continue focusing our acquisition strategy on the 50 largest metropolitan statistical areas (“MSAs”) across the United States.  The U. S. Census population estimates are used to determine the largest MSAs.  Our top 50 MSA strategy will focus on acquiring properties and other real estate assets that provide us with broad geographic diversity.  This strategy includes a focus on two concepts: (1) transit-oriented locations and (2) live-work communities.

We believe that due to the increase in gasoline prices, desire to avoid long commutes and changes in demographics, many of our potential residents may seek to live in or relocate from outer suburbs to transit-oriented locations.  Our targeted investments will focus on transit-oriented locations for our multifamily communities because we believe that these urban locations have continuing economic and job growth potential and are in relatively close in proximity to public transit, such as bus or rail.  After housing costs, transportation costs have become even a larger portion of household expenses and the further out families and individuals live away from metropolitan centers, the greater the transportation burden in terms of both time and gasoline costs.  By making investments in urban infill multifamily communities, especially newly developed projects, we intend to capitalize on this opportunity.  Also, various municipal and state governments that provide services to or near the top 50 MSAs have made and are continuing to make significant investments in public transportation in order to lessen traffic congestion, protect the environment and lower the demand for gasoline.  In addition, there are often tax reductions

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and other incentives provided by such governmental agencies to encourage urban infill projects.  We believe such continuing investments make urban or inner suburb living attractive to new residents.

Another core investment strategy we pursue focuses on making investments in multifamily communities that serve as “live-work” communities.  We believe that live-work communities, which are composed generally of mixed-use properties or areas where property zoning permits commercial, residential and retail properties to co-exist, may similarly draw new residents from differing demographic groups toward such walkable urban areas.  Additionally, live-work communities may be located in both high-density urban areas or in slightly lower density suburban areas where the need for lengthy, time-consuming and costly commutes is reduced because work, home, entertainment are all within the immediate or even walkable vicinity.  We believe that new multifamily development projects located in walkable neighborhoods that are accommodating to the live-work community concept create opportunities to attract new residents.

The recent increase in unemployment due to market disruptions could significantly hurt the occupancy, rental rates and operating expenses of our high quality multifamily communities.  Despite the risk of unemployment adversely impacting our operations, certain results from unemployment may indirectly benefit us by reducing competition or increasing potential residents in the student housing sector we may invest in.  To the extent that potential residents move back into family homes or delay leaving family homes, this could mitigate the risk of a shadow market of single-family homes and condominiums for rent.  Also, if persons enrolled in college decide to prolong their education by delaying graduation or attending graduate school as the employment market worsens, this could raise demand for student housing.

Beyond our focus on the top 50 MSAs, we may also seek to make investments in other markets that we deem likely to benefit from ongoing population shifts and changes in demographics in the United States, such as the current migration to the sunbelt and southwestern states.  We may be able to capitalize on the currently ongoing changes in the demographics of these markets because these communities are poised for strong local economic growth or are located in higher barrier-to-entry markets.  In addition, according to the National Multi-Housing Council’s 2007 Quick Facts report, there are approximately 17.4 million apartments in the United States.  For the fourth quarter of 2008, National Multi-Housing Council reported that the M/PF YieldStar national vacancy rate for investment-grade apartments was the second highest since 1993, but occupancy still stood at 92.2%.

In addition, we believe that the markets we intend to focus on will likely attract quality tenants who have good income and credit and who choose to rent an apartment rather than buy a home because of their life circumstances.  For example, potential residents may be:  (1) baby-boomers or retirees who desire freedom from the costs and expenses of owning and maintaining a home; (2) echo-boomers, children of the baby-boomers, the largest portion of the renter population; (3) professionals who have recently moved to the area and chosen not to make a long-term commitment to the area because of the itinerant nature of their employment; or (4) individuals in transition who need housing while awaiting the purchase or construction of a home.  We believe that attracting and retaining quality residents, such as those described above, can provide stable cash flow to our stockholders as well as increase the value of our properties.  As stated in a U.S. Census Bureau Report, there is an estimated 78 million baby boomers and CBS News has reported that there are nearly 80 million echo boomers in the United States.  We believe that many of the baby boomers are or will be considering downsizing as they retire and that the echo boomers will be leaving their parents’ nests, fueling apartment and student housing strength.  Some analysts believe that because of limited apartment construction over the past five years, there may not be sufficient new construction to satisfy this potential supply/demand imbalance, especially in light of the difficulty developers are facing in securing lender financing in the current credit crisis.

We also may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties.  Some of the markets where we may acquire properties may have higher volatility in real estate lease rates and sale prices.

Although we intend to primarily invest in real estate assets located in the United States, in the future, we may make investments in real estate assets located outside the United States.  As of the date of this prospectus, we have not made any international investments.  We will not make international investments until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing such international investments.  In March 2009, our non-independent directors will have such

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experience.  In addition, as of the date of this prospectus, we are considering candidates with international investment experience to serve as an additional independent director.

Subject to the foregoing, we are not limited in the number, size or geographical location of any core or other real estate assets.  See “Risk Factors—Risks Related to an Investment in Behringer Harvard Multifamily REIT I—We have relatively less experience with respect to international investments as compared to domestic investments, which could adversely affect our return on international investments” and “Risk Factors—Risks Related to an Investment in Behringer Harvard Multifamily REIT I—Your investment may be subject to additional risks if we make international investments.”

Developer-Focused Strategy

The following disclosure replaces and supersedes the first paragraph under the caption “Investment Objectives and Criteria—Developer-Focused Strategy” as disclosed on page 132 of our prospectus, as supplemented

We have implemented a developer-focused strategy for acquiring a portion of our portfolio of high quality apartment communities.  Generally, developers can secure only 50% to 65% of their total construction costs in the form of a construction loan.  Although we may make other developer-focused investments, our current main developer strategy includes providing select developers the additional capital needed for their projects either in the form of an equity investment in a project owner or additional debt financing such as a mortgage, bridge, mezzanine or other loan.  In connection with providing this additional capital, we may secure an option that, depending on then-existing market conditions, can allow us to acquire the project upon completion of construction.  By utilizing this strategy, we believe that it is possible to acquire interests in newly constructed properties on attractive terms while (1) generating current income during the construction period on our mezzanine loan investments or (2) accruing preferred returns on equity or loan investments during the construction period which may be applied to any subsequent purchase by us of the project allowing for a favorable acquisition.  As of the commencement of this offering, we have developer-focused investments with five developers.  As we raise additional capital, we expect to further enhance our diversification among developer partners.

The following disclosure is inserted under the new subcaption “Capital Preservation and Risk Reduction Terms”  under the caption “Investment Objectives and Criteria—Developer-Focused Strategy” to immediately precede the subcaption “Other Real Estate Loan and Mezzanine Loan Strategy” as disclosed on page 133 of our prospectus, as supplemented.

Capital Preservation and Risk Reduction Terms

For purposes of our previously negotiated developer-focused investment arrangements and for future arrangements, we will generally seek to preserve our capital and reduce risk by pursuing the following terms, including but not limited to:

•                  Completion Guarantees —  The developer provides us with a guarantee of completion and costs from a dedicated entity with cash, real estate and/or securities.  This entity is typically not the developer entity, but what is referred to as “the guarantee entity.”  We believe that this guarantee is an important mitigant to guarantee completion of developments at budgeted costs.

•                  Fee Subordination — We negotiate fee deferrals at various levels.  The fees that are subordinated are only received by the developer after we have recouped our mezzanine loan and any accrued and unpaid interest, equity investment and preferred return.

•                  Equity Subordination — We will seek to require the developer and/or third parties to provide an equity investment that is subordinate to our investment.  In these instances, our return of investment and preferred return will take priority to the developer and third party equity.

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•                  Contingency and Cost Savings — We require the developer to provide contingency for excess development costs in the budget.

•                  Return of Investment During Construction — During the development and stabilization stages of our projects, we will seek to receive current interest payments on our mezzanine loan investments at a rate that provides for significant returns before stabilization of the project.

•                  Cost Overrun Protection — Generally, we will seek to mandate that any cost overruns be borne by the developer, which essentially reduces its share of net profit from development to the extent of any such overrun.  Because this is the developer’s only profit center aside from its fees, the developer is highly motivated to remain on budget.

•                  On Time Completion — Our development partners with whom we make mezzanine loan investments may be further motivated to complete the project on time because we earn mezzanine interest and/or accrue a preferred return on our initial investment(s) during development.

Each of our developer-focused investments are unique and highly negotiated and not all of these terms may be a part of any particular investment.

Investment Limitations

The first paragraph and bulleted items of the “Investment Objectives and Criteria—Investment Limitations” section on pages 139-140 of the prospectus, as supplemented, are replaced and superseded in their entirety as follows:

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.  We may not:

•                  borrow in excess of 300% of our net tangible assets, unless a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing;

•                  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•                  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•                  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency.  In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, such appraisal shall be obtained from an independent appraiser.  We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders.  We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•                  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or its affiliates;

•                  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

•                  make an investment in a property or mortgage, bridge or mezzanine loan or other investment if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase

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price of the property or, in the case of a mortgage, bridge or mezzanine loan or other investment, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

•                  invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

•                  invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable;

•                  issue equity securities on a deferred payment basis or other similar arrangement;

•                  issue debt securities in the absence of adequate cash flow to cover debt service;

•                  issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•                  issue options or warrants to purchase shares to our advisor, directors, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant;

•                  issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•                  make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines, in its sole discretion, that REIT qualification is not in our best interest; or

•                  operate in such a manner as to be classified as an “investment company” under the Investment Company Act.

Description of Properties and Real Estate Related Assets

The following information describes the revised terms of our joint venture investment in Alexan St. Rose as of December 31, 2008 and replaces and supersedes the relevant disclosure beginning on page 155 of our prospectus, as supplemented.

Alexan St. Rose

General. On July 19, 2007, we and our Co-Investment Partner joined to make an $11,356,000 mezzanine loan to the owner of Alexan St. Rose, a 430-unit apartment project to be constructed on land located in the City of Henderson, Clark County, Nevada (the “St. Rose Project”).  On December 31, 2008, the borrower repaid the entire outstanding balance of the loan, $4,691,000, plus accrued interest, and the investment was terminated.  On the same day, we and our Co-Investment Partner joined to make a new $5,172,000 equity investment and a new $21,043,000 mezzanine loan investment in the owner of the St. Rose Project, on the terms described below.  The mezzanine loan investment was made in the form of a senior mezzanine loan and a junior mezzanine loan, but they are referred to collectively below as a single mezzanine loan.

Parties. The St. Rose Project is owned by SW 132 St. Rose Senior Borrower LLC (“St. Rose Project Owner”). St. Rose Project Owner is solely owned by SW 131 St. Rose Mezzanine Borrower LLC (“St. Rose Mezzanine Borrower”). St. Rose Mezzanine Borrower is solely owned by SW 130 St. Rose Limited Partnership (“St. Rose Investment Partnership”). St. Rose Investment Partnership is owned by an affiliate of Trammell Crow Residential (“TCR”), the developer of the project, and by Behringer Harvard St. Rose REIT, LLC (“St. Rose REIT”). We refer to the TCR affiliate that is a partner in St. Rose Investment Partnership as the “St. Rose Developer Partner.”

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All of the voting interests and 99% of the economic interests in St. Rose REIT are currently owned by, and St. Rose REIT is managed by, Behringer Harvard St. Rose Venture, LLC (“St. Rose Venture”), the entity through which we and our Co-Investment Partner are investing in the St. Rose Project. St. Rose Venture is managed by us and owned 55% by us and 45% by the Co-Investment Partner. In addition to making our equity investment in the St. Rose Project through St. Rose REIT, we and our Co-Investment Partner are also making the mezzanine loan through St. Rose REIT.

Land for the Project. St. Rose Project Owner owns approximately 24 acres of land in the City of Henderson, Clark County, Nevada, a portion of which is intended to be used for commercial development (the “Commercial Tract”) and a portion of which is intended to be used for the St. Rose Project (the “Residential Tract”).  St. Rose Project Owner holds the Commercial Tract in trust for an affiliate of the St. Rose Developer Partner (“SW 122”). The entire land parcel is encumbered by a mortgage securing a $2,950,000 loan made to SW 122 by Bank of America, N.A. (the “SW 122 Loan”). Similarly, St. Rose Project Owner has granted a lien against the land as security for an approximately $38,600,000 construction loan to St. Rose Project Owner from Bank of America, N.A. (“St. Rose Senior Lender”).  The parties intend for a subdivision plat to be recorded that will legally separate the land into the Commercial Tract and Residential Tract.  At such time, (i) St. Rose Project Owner will convey the Commercial Tract to SW 122, (ii) St. Rose Senior Lender will release its lien against the Commercial Tract as security for the construction loan for the St. Rose Project and its lien against the Residential Tract for the SW 122 Loan and (iii) St. Rose REIT will, as mezzanine lender to the Project Owner, release its lien against the Commercial Tract.  SW 122 is responsible for all costs related to ownership of the Commercial Tract.  If the Commercial Tract and Residential Tract are not legally subdivided by March 31, 2009, the St. Rose Developer Partner will cause SW 122 to repay its $2,950,000 loan from St. Rose Senior Lender.

Senior Financing and Total Projected Development Costs. As described above, the St. Rose Project serves as collateral for a construction loan from St. Rose Senior Lender to St. Rose Project Owner for approximately $38,600,000.  The anticipated total development cost of the St. Rose Project is $70,144,000.  The equity investment by us and our Co-Investment Partner in the St. Rose Project represents approximately 7.4% of this cost and the mezzanine loan investment by us and our Co-Investment Partner in the St. Rose Project will finance approximately 30% of this cost.

Project Equity/St. Rose Investment Partnership Capital Contributions. The owners of the St. Rose Project have contributed $6,888,000 in cash to the project. St. Rose REIT’s $5,172,000 equity investment was made in the form of a capital contribution to St. Rose Investment Partnership, which contribution constitutes 75.1% of the initial capital contributed to the partnership. Pursuant to the provisions of the partnership agreement, St. Rose REIT’s pro-rata share of any additional capital contributions required by the partnership is 50% of such additional capital and that of the general partner is 50%.

St. Rose Investment Partnership Distributions. Pursuant to the provisions of the St. Rose Investment Partnership, distributions are made generally to return capital contributions to the partners with preferred returns and to pay certain deferred fees to the general partner.  Thereafter, distributions are paid 40% to the general partner and 60% to the limited partner.  Under the distribution waterfall, certain distributions to us as the limited partner are subordinate to those due to the general partner.  Depending on the performance of the investment, it is possible that we may not receive any return on our investment or may lose our entire investment.

Mezzanine Loan Terms. The aggregate principal amount of the mezzanine loan is $21,043,000 and will accrue interest at the rate of 13% per annum.  The loan matures on December 30, 2013. Any unpaid accrued interest on the mezzanine loan is payable on a monthly basis, first, from a budgeted interest reserve account in the amount of $6,413,523 and, then, from net cash flow to the extent net cash flow from the St. Rose Project is sufficient to make such payments. If net cash flow is insufficient to make such payments, then the interest will continue to accrue and will be payable on a monthly basis when and to the extent that net cash flow from the St. Rose Project is sufficient to make such payments. All accrued and unpaid interest on the mezzanine loan will be payable upon final maturity of the mezzanine loan. Generally no prepayment of the mezzanine loan may be made until 150 days after the project is completed. St. Rose REIT received a loan commitment fee of 3% of the loan amount, or $631,000, at the closing of the loan from the initial advance.

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The mezzanine loan is secured by a lien pursuant to a deed of trust on the St. Rose Project that is subordinate to the lien on the St. Rose Project granted to St. Rose Senior Lender.  St. Rose REIT has the right to cure defaults under the senior loan, including the right to purchase the senior loan.

Management of the St. Rose Project. Pursuant to the provisions of St. Rose Investment Partnership, the St. Rose Developer Partner generally controls the partnership as general partner, except for certain major decisions which require the consent of St. Rose REIT, including: (i) changes to the St. Rose Project construction plans or budget, (ii) acquiring material property, (iii) incurring indebtedness or (iv) selling the St. Rose Project, with limited exceptions for each of the foregoing. St. Rose REIT may remove the general partner for cause under certain circumstances and appoint a successor.

Guarantee. In connection with the mezzanine loan, CFP Residential, L.P., Kenneth J. Valach, Bruce Hart and J. Ronald Terwilliger (collectively, the “St. Rose Guarantor”), all principals or affiliates of TCR, have guaranteed the performance of certain obligations for the benefit of St. Rose REIT. This guarantee may be satisfied only from certain types of assets of the St. Rose Guarantor, or the proceeds of such assets if the aggregate value of such types of assets owned by the St. Rose Guarantor is reduced below $80 million. St. Rose Guarantor has guaranteed (i) construction and completion of the St. Rose Project if, for any reason, St. Rose Project Owner abandons the St. Rose Project or fails to complete the St. Rose Project on the agreed schedule and (ii) the payment of any costs that exceed the approved budget for construction of the St. Rose Project (provided, however, that the following expenses will not be calculated as “cost overruns” to be repaid by St. Rose Guarantor: operating deficits, taxes and, solely to the extent increased by “acts of God,” construction interest). They have also guaranteed full and prompt payment of St. Rose Mezzanine Borrower’s obligations in connection with the mezzanine loan in the event that St. Rose Mezzanine Borrower files a voluntary bankruptcy or insolvency proceeding prior to the completion of the St. Rose Project. In addition, St. Rose Mezzanine Borrower has agreed to indemnify St. Rose REIT against any losses arising as a result of any environmentally hazardous activity on the property (other than the lawful use of hazardous materials incidental to the construction or operation of the project) or violation of any applicable environmental laws relating to the property.

St. Rose Developer Partner’s Put Right. The St. Rose Developer Partner has a right, commencing on the date of completion of the St. Rose Project and continuing until the second anniversary of the completion of the St. Rose Project, to initiate a procedure to ascertain the fair market value of the St. Rose Project and, thus, to ascertain the value of the partnership interests of the partners of St. Rose Investment Partnership. If such value is not mutually agreed upon by St. Rose REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the St. Rose Project were sold at its fair market value, which would be determined by a bid process, or if qualified bids are not received or the St. Rose Developer Partner elects to forego the qualified bid process, then by an arbitration process. Once such value is agreed upon or determined, St. Rose REIT has an option to purchase the St. Rose Developer Partner’s interest at that price or to request that the St. Rose Developer Partner cause St. Rose Project Owner to sell the St. Rose Project (or cause the St. Rose Investment Partnership to sell its interests in the St. Rose Mezzanine Borrower and the St. Rose Project Owner) for a price that is not less than the determined fair market value. If the St. Rose Developer Partner is unable to consummate such a sale, then the St. Rose Developer Partner and St. Rose REIT may each initiate buy/sell procedures described below.

St. Rose REIT’s Call Right. If the St. Rose Developer Partner has not initiated the pricing procedures and its put right described above, then St. Rose REIT has a right, commencing on the first day after the second anniversary of the date of completion and continuing until the third anniversary of the completion of the St. Rose Project, to initiate a procedure to ascertain the fair market value of the St. Rose Project and, thus, to ascertain the value of the partnership interests of all of the then-current partners in St. Rose Investment Partnership. If such value is not mutually agreed upon by St. Rose REIT and the other partners, then such value would equal the collective distributions that the other partners would receive if the St. Rose Project were sold at its fair market value, which would be determined by a bid process, or if qualified bids are not received or the St. Rose Developer Partner elects to forego the qualified bid process, then by an arbitration process. Once such value is agreed upon or determined, St. Rose REIT has an option to purchase the St. Rose Developer Partner’s interest at that price or to request that the St. Rose Developer Partner cause St. Rose Project Owner to sell the St. Rose Project (or cause the St. Rose Investment Partnership to sell its interests in the St. Rose Mezzanine Borrower and the St. Rose Project Owner) for a price that is not less than the determined fair market value. If the St. Rose Developer Partner is unable to consummate such a sale, then the St. Rose Developer Partner and St. Rose REIT may each initiate buy/sell procedures described below.

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Buy/Sell Rights. Under the limited circumstances described above or if, after the third anniversary of the date of completion neither party has initiated the pricing procedures described above, then either partner in St. Rose Investment Partnership may initiate buy/sell procedures with respect to their partnership interests. Under those procedures, a partner could make an offer to purchase the interests of the other partner based on an offer price for the partnership’s assets and the other partner would either elect to sell its interest based on that price or elect to purchase the offering partner’s partnership interests based on that price.

Source of Funds for the Mezzanine Loan and Equity Investment. All of the equity investment and $16,638,000 of the $21,043,000 mezzanine loan investment has been funded as of February 27, 2009, with the remaining mezzanine commitment to be funded over the next several months as required. We funded $2,845,000 of the equity investment and $9,151,000 of the mezzanine loan. The remaining 45% of the mezzanine loan and equity investment was funded by our Co-Investment Partner.

The following management’s discussion and analysis, consolidated financial statements and notes thereto as of September 30, 2008 should be read to supplement the management’s discussion and analysis beginning on page 177 of the prospectus, consolidated financial statements beginning on page F-1 of the prospectus and notes thereto beginning on page F-9 of the prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and the notes thereto:

Forward-Looking Statements

This section contains forward-looking statements, including discussion and analysis of the financial condition of us, our subsidiaries, and our Co-investment Ventures: including entities consolidated under FIN 46R, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this report on Form 10-Q. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the Form 10-Q include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Amendment No. 1 to Form 10 as filed with the SEC on June 9, 2008.

Cautionary Note

The representations, warranties, and covenants made by us in any agreement filed as an exhibit to this report on Form 10-Q are made solely for the benefit of the parties to the agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be representations, warranties or covenants to or with any other parties. Moreover, these representations, warranties or covenants should not be relied upon as accurately describing or reflecting the current state of our affairs.

Overview

We were incorporated on August 4, 2006 as a Maryland corporation and operate as a REIT for federal and state income tax purposes. We make investments in and operate institutional quality real estate. In particular, we were organized to invest in and operate institutional quality apartment communities that we believe have desirable locations, personalized amenities, and high quality construction. We began acquiring interests in multifamily real estate properties in April 2007. To date, all of our investments have been in institutional quality development and operating apartment communities located in metropolitan cities and suburban markets in the United States. We have since made investments in one operating property and nine properties that are currently under development or redevelopment. As of September 30, 2008, we have made investments in ten real estate joint ventures.  These joint ventures have made loans to and/or equity investments in nine development properties in Texas, Virginia, Florida, Colorado, Nevada, Maryland, and an equity investment in one operating property located in Georgia.

Our investment strategy is designed to provide our stockholders with a diversified portfolio and our management and board have extensive experience in investing in numerous types of real estate, loans and other investments. We intend to primarily invest in, acquire and operate apartment communities, with a particular focus on using multiple strategies to acquire investments in high quality apartment communities that produce stabilized rental income. We will invest in and acquire a blended portfolio consisting of core, stabilized income generating assets, assets that may benefit from enhancement or repositioning and development assets for

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stabilization to retain as core assets generating income with potential capital appreciation. Further, we may invest in commercial real estate, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and motel and hotel properties. We may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may originate or invest in commercial mortgage-backed securities, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests (including those issued by programs sponsored by Behringer Harvard Holdings, LLC), or in entities that make investments similar to the foregoing. Although we intend to primarily invest in real estate assets located in the United States, in the future, we may make investments in real estate assets located outside the United States. We have not made any international investments. We will not make international investments until all of our non-independent directors and one of our independent directors have at least three years of relevant experience acquiring and managing such international investments.

We believe that economic conditions in the major metropolitan markets of the United States will continue to provide adequate demand for properly positioned multifamily properties; such conditions include an assessment of job and salary growth, lifestyle trends, as well as single-family home pricing and availability of credit. Our multifamily asset acquisition strategy concentrates on multifamily properties located in the 50 largest metropolitan statistical areas (“MSAs”) across the United States. The U.S. Census population estimates are used to determine the largest MSAs. Our top-50 MSA strategy will focus on acquiring properties and other real estate assets that provide us with broad geographic diversity. Investments in multifamily properties have benefited from the changing demographic trends of the last ten years. These trends include continued growth in non-traditional households, the echo-boomer generation coming of age and entering the housing market, low rates of inflation, and increased immigration. Changes in domestic financial markets (discussed below) can affect the stability and direction of these historical trends and can adversely affect our strategy. Based on projected economic and credit market conditions for the United States in 2008, as published by prominent real estate and economic advisory firms, we expect the national pace of real estate acquisitions to be slower in 2008 and 2009 than in recent years.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has   occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all. On the other hand, we may be able to take advantage of the current dislocation in the credit markets to identify challenged developments or redevelopments or other unique investment opportunities created by the change in liquidity and repricing of risk. In addition, we may be able to identify acquisitions as they become more attractive due to declines in commercial real estate prices. As discussed further below, we expect to meet our short-term liquidity requirements through the net cash raised from our prior private offering, this offering and cash flow from the operations of our current investments. For purposes of our long-term liquidity requirements, we expect that the net cash from this offering and from our current and future investments will generate sufficient cash flow to cover operating expenses and our monthly distribution. Multifamily community demand is also affected by changes in credit market liquidity and repricing of risk affects the cost and availability of financing for purchase of single family homes.

We actively search for real estate opportunities and routinely evaluate making investments in potential projects and operating properties. We expect to use the proceeds from our public offering to substantially increase the number and amount of our investments in potential projects and operating properties.

Property Portfolio

We commenced a private offering to accredited investors on November 22, 2006 and terminated that offering on December 28, 2007. We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the private offering. As of September 30, 2008, we have used the proceeds from the private offering, as well as borrowings under our prior credit facility with Behringer Harvard Operating Partnership I LP, to acquire equity interests in ten joint ventures which we account for under the equity method of accounting. Each of the ten joint ventures own equity interests in and/or have made interest-bearing mezzanine loans to nine entities that own real estate properties currently under development and one has made an equity investment in an operating property. Under arrangements managed by Behringer Harvard Institutional GP LP, a Texas limited partnership, which is an affiliate of our advisor and is indirectly wholly owned by Behringer Harvard Holdings, we have entered into, and it is intended that we will continue to enter into, a series of co-investment agreements with Behringer Harvard Master Partnership I LP, a

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Delaware limited partnership for the purposes of forming and operating entities (“Co-Investment Ventures”) that will own interests in subsidiaries that elect to qualify as real estate investment trusts and invest in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization, other than residential properties for assisted living, student housing or senior housing.

In the ordinary course of our business, we and/or our Co-Investment Ventures contract with unaffiliated commercial property development companies and provide equity and/or loans for a particular project (our “Project Commitments”). We fund an initial amount under our Project Commitments at contract inception and fund additional amounts as construction progresses, typically spanning one to three years. Estimated remaining payments on our Project Commitments for 2008 are approximately $5.8 million and are expected to be funded from current cash balances. See “Item 3. Properties” for more discussion of our investments.

The following is a description and carrying value of our portfolio of investments, made through our Co-Investment Ventures as of September 30, 2008:

Project Name	Multifamily Project Type	Investment Type	Location	Date Investment Acquired	Our Carrying Amount (in thousands)
Lovers Lane Townhomes	Development	Mezzanine Loan	Dallas, Texas	Apr-07	$3,371

The Eclipse	Development	Equity and Mezzanine Loan	Houston, Texas	Apr-07	7,138

Fairfield at Baileys Crossing	Development	Mezzanine Loan	Fairfax County and Arlington County, Virginia	Jul-07	12,508

Alexan St. Rose	Development	Mezzanine Loan	Clark County, Nevada	Jul-07	2,952

Johns Creek Walk	Operating	Equity	Fulton County, Georgia	Aug-07	5,028

Satori	Development	Equity and Mezzanine Loan	Broward County, Florida	Oct-07	13,040

Tower 55 Hundred	Development	Equity and Mezzanine Loan	Arlington County, Virginia	Oct-07	13,660

Fairfield at Cameron House	Development	Mezzanine Loan	Silver Spring, Maryland	Dec-07	10,905

Alexan Prospect	Development	Equity and Mezzanine Loan	Denver, Colorado	Apr -08	8,011

Alexan Russell Lofts	Development	Equity and Mezzanine Loan	Clark County, Nevada	Jun-08	5,013
					$81,626

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The following is additional information about the ten multifamily properties we have invested in through our Co-Investment Ventures as of September 30, 2008 and December 31, 2007:

	Number of Rental Units
Property Type	September 30, 2008	December 31, 2007

Stabilized operating properties:
Johns Creek, Georgia	210	210

Properties under development:
Dallas, Texas	149	149
Houston, Texas	330	330
Fairfax County, Virginia	414	414
Arlington County, Virginia	234	234
Henderson, Nevada	430	430
Ft. Lauderdale, Florida	279	279
Silver Spring, Maryland	325	325
Denver, Colorado	400	—
Clark County, Nevada	168	—
Total:	2,939	2,371

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Critical Accounting Policies and Estimates

The following critical accounting policies and estimates apply to both us and our Co-Investment Ventures, respectively.

Management’s discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make judgments, assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate these judgments, assumptions and estimates for changes which would affect the reported amounts. These estimates are based on management’s historical industry experience and on various other judgments and assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these judgments, assumptions and estimates. Our significant judgments, assumptions and estimates include the consolidation of variable interest entities (“VIEs”), the allocation of the purchase price of acquired properties and evaluating our real-estate related investments for impairment.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts, the accounts of variable interest entities (“VIEs”) in which we are the primary beneficiary and the accounts of other subsidiaries over which we will have control. All inter-company transactions, balances and profits will be eliminated in consolidation. Interests in entities acquired will be evaluated for consolidation based on Financial Accounting Standards Board Interpretation (“FIN”) 46R, which requires the consolidation of VIEs in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a VIE under FIN 46R, then the entity will be evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” and by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

There are judgments and estimates involved in determining if an entity in which we will make an investment will be a VIE and if so, if we will be the primary beneficiary. The entity will be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity. FIN 46R provides some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon the industry or the type of operations of the entity and it will be up to our advisor to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions. In addition, even if the entity’s equity at risk is a very low percentage, our advisor will be required by FIN 46R to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity. Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that should not be consolidated or accounting for an investment on the equity method that should in fact be consolidated, the effects of which could be material to our results of operations and financial condition.

Mortgage Notes Receivable

Mortgage notes receivable are reported at their outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs are generally deferred and recognized as adjustments to interest income over the lives of the related loans.

The project borrower remains obligated to pay principal and interest due on the loans issued by our Co-Investment Ventures as well as our loan, regardless of the project borrowers’ intent or ability to sell or refinance the property. In addition, these loans do not contain a right to participate in expected residual profit from the sale or refinancing of the property as defined within Exhibit I of AICPA Practice Bulletin 1, “Accounting of Real Estate Acquisition, Development, or Construction Arrangements” and EITF 86-21, “Application of the AICPA Notice to Practitioners Regarding Acquisition, Development, and Construction Arrangements to Acquisition of an Operating Property”. As a result, we account for our Lovers Lane Townhomes Junior Mezzanine loan, and our Co-Investment Ventures account for all of their loans, as a loan, and not as investments in real estate pursuant to Exhibit I of AICPA Practice Bulletin 1 and EITF 86-21.

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Investments in Real Estate Joint Ventures

Substantially all of our current investments have been made through a Co-Investment Venture managed by us or a subsidiary of ours. We  are the manager of the Co-Investment Venture’s affairs, but the operation of Co-Investment Ventures are conducted in accordance with operating plans prepared by us and approved by us and the Co-Investment Partner. In addition, without the consent of all members of the Co-Investment Venture, the manager may not approve or disapprove on behalf of the Co-Investment Venture certain major decisions affecting the Co-Investment Venture, such as (i) selling or otherwise disposing of the investment or any other property having a value in excess of $100,000, (ii) selling any additional interests in the Co-Investment Venture or its subsidiary REIT (with limited exceptions relating to the subsidiary REIT maintaining its status as a real estate investment trust or the sale of an interest to the developer of the project) or (iii) incurring or materially modifying any indebtedness of the Co-Investment Venture or the subsidiary REIT. As of September 30, 2008, each Venture has two partners, and each Venture partner possesses equal substantive participating rights to make decisions which constitute routine occurrences in each Venture’s ordinary course of business. These decisions include the requirement to approve initial and annual operating plans, initial and annual capital expenditures, any sales or dispositions of investments, and, any method of refinancing or raising additional debt or equity capital.

Each Co-Investment Venture is evaluated under FIN 46R. If the Co-Investment Venture is determined to not be a variable interest entity under FIN 46R, then the ventures are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” and by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” As a result of the equal substantive participating rights possessed by each partner, no single party controls each venture; accordingly, we account for each Co-Investment Venture using the equity method of accounting pursuant to SOP 78-9. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received.

Investment Impairments

For real estate we may wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we may own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, our advisor will make several judgments, assumptions and estimates, including, but not limited to, the projected date of disposition of our investments in real estate, the estimated future cash flows from our investments in real estate and the projected sales price of each of our investments in real estate. A change in these judgments, assumptions and estimates could result in understating or overstating the book value of our investments which could be material to our financial statements.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

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Real Estate

Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements, in-place leasing commissions and tenant relationships. Initial valuations are subject to change until our information is finalized, which will be no later than twelve months from the acquisition date.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that our advisor believes we could obtain. Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of the tangible assets acquired, consisting of land and buildings, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or our advisor’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building will be depreciated over the estimated useful life of twenty-five years to thirty-five years, using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal options for below market leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on then current market conditions. The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by our advisor on a tenant-by-tenant basis.

We will amortize the value of in-place leases and in-place tenant improvements over the initial term of the respective leases. The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building. If a tenant terminates its lease prior to expiration of the initial terms, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

In allocating the purchase price of each of our properties, our advisor will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant. Many of these estimates will be obtained from independent third party appraisals. However, our advisor will be responsible for the source and use of these estimates. A change in these estimates and assumptions could result in the various categories of our real estate assets or related intangibles being overstated or understated which could result in an overstatement or understatement of depreciation or amortization expense. These variances could be material to our results of operations and financial condition.

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Results of Operations

As of September 30, 2008, we and/or our Co-Investment Ventures had acquired joint venture interests in nine properties under development and acquired one joint venture interest in an operating apartment community. As of September 30, 2007, we and/or our Co-Investment Ventures had acquired joint venture interests in four properties under development and one operating apartment community. We began acquiring interests in real estate in April 2007. Accordingly, our results of operations for each period presented reflect significant increases in all categories.

In connection with our investment in Co-Investment Ventures in June 2007, our Co-Investment Partner purchased 45% of the equity in two of our wholly-owned subsidiaries; one owning the Lovers Lane Townhomes Senior Mezzanine Loan commitment and the other owning The Eclipse commitments. We entered into these commitments in April 2007 and had partially funded them as of June 2007.

The three months ended September 30, 2008 as compared to the three months ended September 30, 2007

Asset Management Fees. Asset management fees for the three months ended September 30, 2008 and 2007 were approximately $244,000 and $66,000, respectively. The increase is due to acquiring joint venture interests in five properties subsequent to September 30, 2007.  We expect increases in these fees as a result of owning and acquiring additional joint venture interests and real estate.

Property Management Fees. Property management fees for the three months ended September 30, 2008 were approximately $11,000. There were no property management fees for the three months ended September 30, 2007. We expect increases in these fees as a result of owning and acquiring interests in operating properties.

Interest Expense. Interest expense for the three months ended September 30, 2008 and 2007 was approximately $0 and $354,000, respectively, and was comprised of interest costs due for borrowings under the credit facility with Behringer Harvard Operating Partnership I LP. We entered into this credit facility in April 2007 and borrowed a total of $15 million during the three months ending September 30, 2007. We repaid $6 million of these borrowings as of September 30, 2007. This credit facility was terminated on December 20, 2007; all amounts were paid in full. In the ordinary course of our business, we may enter into borrowing arrangements in the future, which will create additional expenses.

General and Administrative Expense. General and administrative expenses for the three months ended September 30, 2008 and 2007 were approximately $426,000 and $176,000 respectively, and included corporate general and administrative expenses, as well as compensation of our board of directors, auditing and tax fees, and legal fees. We expect increases as a result of owning and acquiring additional joint venture interests and real estate.

Organization Expense. Organization expense for the three months ended September 30, 2008 and 2007 was approximately $9,500 and $2,000, respectively.  We had an obligation to pay a fixed fee of 1.5% of our gross private offering proceeds to our advisor which covered organization and offering expenses incurred on our behalf. We have recorded the pro-rated share of organization expenses embedded in the fee as an expense. The private offering was terminated on December 28, 2007.  In connection with the September 2, 2008 amendment to our Advisory Management Agreement, we recorded the remaining unreimbursed organization costs. We do not expect any significant additional organization expenses in the future.

Depreciation and Amortization Expense. Depreciation and amortization expenses for the three months ended September 30, 2008 was approximately $8,400 and included amortization of deferred costs related to joint venture investments. There was no depreciation and amortization expense for the three months ended September 30, 2007. We expect increases as a result of owning, and acquiring additional joint venture interests and real estate.

Interest Income. Interest income for the three months ended September 30, 2008 and 2007 was approximately $162,000 and $11,000, respectively, and primarily included interest earned on our funds on deposit with banks that resulted from the receipt of proceeds from our private offering which terminated on December 28, 2007. We expect increases in the future as we maintain our current bank deposits and from proceeds received from our public offering.

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Equity in Earnings of Joint Venture Investments. Equity in earnings of joint venture investments for the three months ended September 30, 2008 and 2007 was approximately $1.3 million and $254,000, respectively, and included our share in earnings from our unconsolidated joint venture investments. These net earnings increased due to the acquisition of five joint venture investments subsequent to September 30, 2007. Equity in earnings generated from the joint venture investments were due primarily from interest and fees accrued on loans made to project development borrowers. Equity in earnings was reduced, in part, from a joint venture investment in an operating property that incurred a net loss after deducting depreciation and amortization. For our existing joint ventures, we expect this trend to continue for the duration of 2008 and expect net equity in earnings to decrease after 2008 due to the development properties transitioning into operating properties and due to potential restrictions on cash flows available for interest recognition on outstanding loans. Based on our current and potential future joint venture investments, we expect to have aggregate positive equity in earnings from joint venture investments that have issued loans to project developments borrowers. However, this positive equity in earnings may be partially offset or exceeded by losses from joint venture investments in operating properties after deducting depreciation and amortization.

The nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007

Asset Management Fees. Asset management fees for the nine months ended September 30, 2008 and 2007 were approximately $649,000 and $74,000, respectively. The increase is due to acquiring joint venture interests in five properties subsequent to September 30, 2007.  We expect increases in these fees as a result of owning and acquiring additional joint venture interests and real estate.

Property Management Fees. Property management fees for the nine months ended September 30, 2008 were approximately $11,000. There were no property management fees for the nine months ended September 30, 2007. We expect increases in these fees as a result of owning and acquiring interests in operating properties.

Interest Expense. Interest expense for the nine months ended September 30, 2008 and 2007 was approximately $0 and $526,000, respectively, and was comprised of interest costs due for borrowings under the credit facility with Behringer Harvard Operating Partnership I LP.  We entered into this credit facility in April 2007 and borrowed a total of $23 million during the nine months ending September 30, 2007.  We paid $14 million of the borrowings as of September 30, 2007. This credit facility was terminated on December 20, 2007; all amounts were paid in full. In the ordinary course of our business, we may enter into borrowing arrangements in the future, which will create additional expenses.

General and Administrative Expenses. General and administrative expenses for the nine months ended September 30, 2008 and 2007 were approximately $967,000 and $345,000, respectively, and included corporate general and administrative expenses, as well as compensation of our board of directors, auditing and tax fees, and legal fees.  We expect increases as a result of owning, and acquiring additional joint venture interests and real estate.

Organization Expense. Organization expense for the nine months ended September 30, 2008 and 2007 was approximately $9,500 and $50,000, respectively.  We had an obligation to pay a fixed fee of 1.5% of our gross private offering proceeds to our advisor which covered organization and offering expenses incurred on our behalf. We have recorded the pro-rated share of organization expenses embedded in the fee as an expense. The private offering was terminated on December 28, 2007.  In connection with the September 2, 2008 amendment to our Advisory Management Agreement, we recorded the remaining unreimbursed organization costs. We do not expect any significant organization expenses in the future.

Depreciation and Amortization Expense.  Depreciation and amortization expenses for the nine months ended September 30, 2008 was approximately $38,000 and included amortization of deferred costs related to joint venture investments.  There was no depreciation and amortization expense for the nine months ended September 30, 2007.  We expect increases as a result of owning and acquiring additional joint venture interests and real estate.

Interest Income.  Interest income for the nine months ended September 30, 2008 and 2007 was approximately $813,000 and $87,000, respectively, and primarily included interest earned on our funds on deposit with banks that resulted from the receipt of proceeds from our private offering which terminated on December 28, 2007 as well as interest earned on the Lovers Lane Townhomes loans during the period they were accounted for as a loan.  We expect increases in the future as we maintain our current bank deposits and from proceeds received from our public offering.

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Equity in Earnings of Joint Venture Investments.  Equity in earnings of joint venture investments for the nine months ended September 30, 2008 and 2007 was approximately $3.2 million and $285,000, respectively, and included our share in earnings from our unconsolidated joint venture investments.  These net earnings increased due to the acquisition of five joint venture investments subsequent to September 30, 2007.  Equity in earnings generated from the joint venture investments were due primarily from interest and fees accrued on loans made to project development borrowers.  Equity in earnings was reduced, in part, from a joint venture investment in an operating property that incurred a net loss after deducting depreciation and amortization.  For our existing joint ventures, we expect this trend to continue for the duration of 2008 and expect net equity in earnings to decrease after 2008 due to the development properties transitioning into operating properties and due to potential restrictions on cash flows available for interest recognition on outstanding loans.  Based on our current and potential future joint venture investments, we expect to have aggregate positive equity in earnings from joint venture investments that have issued loans to project developments borrowers.  However, this positive equity in earnings may be partially offset or exceeded by losses from joint venture investments in operating properties after deducting depreciation and amortization.

Cash Flow Analysis

The nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007

As of September 30, 2008, we have acquired joint venture interests in nine properties under development and one joint venture interest in an operating apartment community. We began acquiring interests in real estate in April 2007.  As a result, our cash flows for the nine months ended September 30, 2008 reflect significant differences from the cash flows for the nine months ended September 30, 2007.  We began to receive proceeds from our private offering of our common stock in April 2007 which terminated on December 28, 2007.

Cash flows provided by operating activities for the nine months ended September 30, 2008 were $2.0 million and included our net income of $2.3 million; depreciation and amortization of $38,000; equity in earnings of $3.2 million which is included in our net income offset by distributions from our unconsolidated real estate joint venture investments of $3.2 million, and other net changes used in working capital accounts of $294,000.  During the nine months ended September 30, 2007, cash flows used in operating activities were $307,000 and included our net loss of $623,000; amortization of $157,000; equity in earnings of $285,000 which is included in our net income; and other net changes in working capital of $444,000. Operating cash flows were significantly lower for the nine months ended September 30, 2007 due to having recent investments in only five projects and less corporate activity.

Cash flows used in investing activities for the nine months ended September 30, 2008 were $20.9 million. During the period we invested $22.0 million to acquire interests in real estate ventures; cash distributions from our real estate ventures exceeded GAAP earnings, resulting in $1.0 million being accounted for as a return of investment; and we had short-term repayments of advances to joint ventures of $40,000. During the nine months ended September 30, 2007, cash flows used in investing activities were $27.5 million including $24.4 million in investments in real estate ventures, $3.0 million in issuances of mortgage notes receivable, $156,000 in net short-term advances to and from joint ventures, offset by $2.0 million in proceeds from sales of interests in joint ventures, and $1.9 million in prepaid acquisition expense and escrow deposits.

Cash flows used in financing activities for the nine months ended September 30, 2008 were $4.2 million. During the period, we redeemed common stock in the amount of $50,000.  We paid dividends of $3.9 million and paid cash of $245,000 to affiliates for offering costs.  During the nine months ended September 30, 2007, cash flows provided by financing activities were $34.2 million and were comprised primarily of funds received from the issuance of stock, net of offering costs, of $25.6 million.  We received $23.0 million in proceeds from our credit facility loan and repaid $14.0 million.  We paid credit facility financing fees in the amount of $318,000 and paid dividends of $119,000.

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In accordance with the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, our charter requires that we monitor our expenses on a trailing twelve month basis.  Our charter defines the following terms and requires that our Total Operating Expenses (“TOE”) are deemed to be excessive if at the end of any quarter they exceed for the prior trailing twelve month period the greater of 2% of our Average Invested Assets (“AIA”) or 25% of our Net Income (“NI”).  For the trailing twelve months ended September 30, 2008, TOE of approximately $1.9 million exceeded 2% of our AIA (which was approximately $1.4 million) by approximately $452,000.  Our Board of Directors, including all of our independent directors, have reviewed this analysis and unanimously determined the excess to be justified considering the fact that we were in the registration for our initial public offering of common stock from December 31, 2007 through September 2, 2008 and our rate of investments thereafter caused the expenses incurred as a result of being a public company and commencing an initial public offering for audit and legal services, director and officer liability insurance and fees for Board members in connection with service on the Board and its committees to be disproportionate to the Company’s AIA and NI.

Liquidity and Capital Resources

Our principal demands for funds will continue to be for making investments, on our own or through joint ventures, in existing core multifamily properties, multifamily properties in various stages of development, mortgage, bridge or mezzanine loans and other investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness.  Generally, cash needs for items other than our investments are expected to be met from operations, and cash needs for our investments are expected to be met from the net proceeds of this offering and other offerings of our securities as well as mortgages secured by our real estate investments.  However, there may be a delay between the sale of our shares, making investments in real estate and loans and the receipt of income from such investments, which could result in a delay in the benefits to our stockholders of returns generated from our operations.  Assuming under our Initial Public Offering no shares are reallocated from our distribution reinvestment plan, or DRIP offering, to our Initial Primary Offering and the maximum offering amount of $2,475,000,000 is raised, we expect to use approximately 91.6% of the gross proceeds raised in this offering (89.6% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  We expect to use approximately 91.6% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to this offering and the maximum offering is raised (89.6% with respect to gross proceeds from our primary offering and 100.0% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate, loans and other investments and to use approximately 2.1% of the gross proceeds for establishment of capital reserves and payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee (2.1% with respect to gross proceeds from our primary offering and 2.3% with respect to gross proceeds from our distribution reinvestment plan).

Our advisor evaluates our potential investments and engages in negotiations with sellers and borrowers on our behalf.  After a contract for the purchase of an investment is executed, the investment will not be purchased until the substantial completion of due diligence.  During this period, we may decide to temporarily invest any unused proceeds from this offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Distributions will be authorized at the discretion of our board of directors, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure requirements and general financial condition.  The board’s discretion will be influenced, in substantial part, by its obligation to cause us to comply with REIT requirements.  Until we generate sufficient cash flow from operations to fully fund the payment of distributions, we have and will continue to pay some or all of our distributions from other sources.  We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of our Initial Public Offering.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

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We had the ability to borrow funds and use guarantees and letters of credit under a credit agreement with Behringer Harvard Operating Partnership I LP (the “Credit Facility”), and used borrowings under the Credit Facility to fund certain of our investments.  We pledged substantially all of the assets of Behringer Harvard Multifamily OP I and subsidiaries as collateral for the Credit Facility.  The Credit Facility provided us with an optional source of funds, guarantees, and letters of credit issued on our behalf. The Credit Facility had an aggregate commitment of $100 million, which could have been increased to a maximum of $400 million. Principal and interest could be prepaid without penalty and were due at the end of the one-year term, April 2, 2008. The term of the loan could have been extended until April 1, 2009 upon the agreements of both parties; this Credit Facility was terminated on December 20, 2007. The following table lists interest and fees under the Credit Facility:

•         Interest at rates between 7.5% and 13%, depending on our leverage-to-tangible assets ratio as of the prior calendar quarter end.

•         Commitment Fee of 0.25% on the Maximum Commitment Amount, paid at inception and upon each $100 million Credit Facility increase. Total commitment fees paid were $250,000.

•         Facility Fee of 0.1% for the average unused portion of the maximum commitment amount (including loans, commitment letters and guarantees); paid annually. Total facility fees paid were $68,000.

•         Letter of credit fees of 1.5% of aggregate face amount; paid quarterly in advance. We paid no letter of credit fees.

•         Guaranty fees of 1.5% of the total indebtedness guaranteed; paid quarterly in advance. We paid no guaranty fees.

The following is a listing of historical borrowings made through the Credit Facility and the cash respective repayment:

Project Name	Total Borrowings	Date Paid in Full
Lovers Lane Townhomes	$1.6 million	June 2007
The Eclipse	1.0 million	June 2007
Fairfield at Baileys Crossing	8.0 million	October 2007
Alexan St. Rose	3.0 million	October 2007
Johns Creek Walk	4.0 million	November 2007
Satori	6.0 million	November 2007
Tower 55 Hundred	7.0 million	November 2007
Total	$30.6 million

During the year ended December 31, 2007 total amounts borrowed and repaid under the Credit Facility were approximately $36 million, which included (i) $30.6 million for the projects listed above, (ii) working capital of $4.5 million and (iii) interest and other fees of approximately $925,000.  All amounts have been repaid.  For the nine months ended September 30, 2008 and 2007, we had $0 and $9 million, respectively, in outstanding borrowings.

The Reserve at Johns Creek Walk is an operating apartment community wholly-owned by a single-purpose limited liability company (the “The Reserve at Johns Creek Walk Property Entity”). The Reserve at Johns Creek Walk Property Entity, including its operating receipts lock-box account, serves as collateral for an interest-only bank loan with a principal balance of $23 million from an unaffiliated lender (the “Bank Loan”). The Bank Loan was entered into during August 2007, matures in March 2013, and bears interest at a rate of 6.461%. The lender has no recourse to the Venture or us, only to The Reserve at Johns Creek Walk Property Entity. Breaching the Bank Loan’s agreement’s restrictions on encumbrances, sale, transfer, or refinancing of the property could constitute an event of default and increase the interest rate by 5%; uncured events of default can accelerate the loan’s maturity date.  No events of default have occurred. For the nine months ended September 30, 2008, this property paid interest of $1.1 million, and the outstanding principal balance owed by the property was approximately $23 million.  As of September 30, 2008, the occupancy rate at The Reserve at Johns Creek Walk was 96%.

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As of September 30, 2008 and December 31, 2007, we were in compliance with all material financial covenants and restrictions.

On December 28, 2007, we ceased offering shares of common stock under our private offering. We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross private offering proceeds in the private offering.

We expect to fund our short-term liquidity requirements by using the net proceeds realized from our offerings, short-term borrowings and cash flow from the operations of our current investments.  Operating cash flows are expected to increase as additional real estate assets are added to the portfolio.  For both our short-term and long-term liquidity requirements, other potential future sources of capital may include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of our investments, if and when any are sold, and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all. However, for purposes of our long-term liquidity requirements, we expect that the net cash from this offering and from our current and future investments will generate sufficient cash flow to cover operating expenses and our monthly distribution.

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Distributions

The distributions declared and paid during the nine months ending September 30, 2008 and 2007 exceeded FFO for the nine months ended September 30, 2008 and 2007 by approximately $868,000 and $736,000, respectively.  Accordingly, for the nine months ended September 30, 2008 and 2007, approximately 78% and 0% of the distributions were funded from FFO.  Cash amounts distributed to stockholders in excess of FFO were funded from the following sources: private offering proceeds and cash flow from our investments.

Distributions as of September 30, 2008 and December 31, 2007 were as follows:

	Distributions
2008	Declared	Paid

Third Quarter	$1,330,495	$1,330,539
Second Quarter	1,330,847	1,330,802
First Quarter	1,301,225	1,279,428
	$3,962,567	$3,940,769

2007

Fourth Quarter	$730,682	$396,450
Third Quarter	196,590	118,764
Second Quarter	—	—
First Quarter	—	—
	$927,272	$515,214

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from investments and operations (except with respect to distributions related to sales of our assets).  However, operating performance cannot be accurately predicted due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate environment, the types and mix of investments in our portfolio and the accounting treatment of our investments in accordance with our accounting policies.  As a result, future distributions declared and paid may continue to exceed FFO.  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  See “Funds from Operations” on Page 48 for a reconciliation of FFO to our net income.

Off-Balance Sheet Arrangements

Until December 20, 2007, we had the ability to borrow funds and use guarantees and letters of credit under a credit agreement with Behringer Harvard Operating Partnership I LP (the “Credit Facility”).  We used borrowings under the Credit Facility to fund our investments but did not use any guarantees or letters of credit.  We pledged substantially all of the assets of Behringer Harvard Multifamily OP I and subsidiaries as collateral for the Credit Facility.  The Credit Facility provided us with an optional source of funds, guarantees, and letters of credit issued on our behalf. The Credit Facility had an aggregate commitment of $100 million, which could have been increased to a maximum of $400 million. Principal and interest could be prepaid without penalty and were due at the end of the one-year term, April 2, 2008. The term of the loan could have been extended until April 1, 2009 upon the agreements of both parties; this Credit Facility was terminated on December 20, 2007.

On May 7, 2007, affiliates of our advisor agreed to an investment arrangement (the “Master Co-Investment Arrangement”) with Stichting Pensioenfonds Zorg en Welijn, a Dutch foundation (“PGGM”).  PGGM is a Dutch pension fund serving 1.9 million families of healthcare and social workers, managing more than $95 billion in pension assets and investing in the Netherlands and abroad in equities, fixed-interest securities, real estate, private equity and commodities.

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Under arrangements managed by Behringer Harvard Institutional GP LP, a Texas limited partnership, which is an affiliate of our advisor and is indirectly wholly owned by Behringer Harvard Holdings, we have entered into, and it is intended that we will continue to enter into, a series of co-investment agreements for the purposes of forming and operating entities that will be managed by us or a subsidiary of ours and will invest in to-be-developed multifamily communities or newly constructed multifamily communities that have not yet reached stabilization.  Behringer Harvard Master Partnership I LP, a Delaware limited partnership (the “Co-Investment Partner”), is our co-investment partner for these co-investment projects.  Our Co-Investment Partner is owned (i) 99% by PGGM, which serves as the limited partner of the Co-Investment Partner, and (ii) 1% by Behringer Harvard Institutional GP, which serves as the general partner of the Co-Investment Partner.  PGGM has committed to invest up to $200 million in co-investment ventures through the Co-Investment Partner, but may increase its commitment to $300 million at any time prior to November 9, 2011.  Behringer Harvard Institutional GP will provide the remaining 1% of capital for the Co-Investment Partner’s investments in co-investment ventures.  Generally, the Co-Investment Partner will own 45% of each co-investment venture, although the Co-Investment Partner may own less than 45% of a co-investment venture if such venture will own a co-investment project with expected development costs in excess of $75 million or if the parties so agree.  We have committed to invest up to $247 million in co-investment ventures approved by our board of directors and to own 55% of each these co-investment ventures.  In addition, we have agreed to increase this commitment to $370 million if PGGM were to increase its capital commitment to the Co-Investment Partner to $300 million.  As manager, we will have control over the affairs of the co-investment ventures, but the operation of co-investment ventures must generally be conducted in accordance with operating plans approved by the Co-Investment Partner.

The Reserve at Johns Creek Walk is an operating apartment community wholly-owned by a single-purpose limited liability company (the “The Reserve at Johns Creek Walk Property Entity”). The Reserve at Johns Creek Walk Property Entity, including its operating receipts lock-box account, serves as collateral for an interest-only bank loan with a principal balance of $23 million from an unaffiliated lender (the “Bank Loan”). The Bank Loan was entered into during August 2007, matures in March 2013, and bears interest at a rate of 6.461%. The lender has no recourse to the Venture or us, only to The Reserve at Johns Creek Walk Property Entity. Breaching the Bank Loan’s restrictions on encumbrances, sale, transfer, or refinancing of the property could constitute an event of default and increase the interest rate by 5%; uncured events of default can accelerate the loan’s maturity date.  No events of default have occurred. One of the Co-Investment Ventures owns an 80 percent equity interest in The Reserve at Johns Creek Walk Property Entity, with an unaffiliated entity owning the remaining 20 percent.

The investments in real estate and loans owned by us and our Co-Investment Ventures were entered into with unaffiliated developers who own interests in the underlying real estate and development projects.  These unaffiliated parties and their affiliates have provided us with collateral interests in the properties, development projects, improvements, project owning entities and/or financial and performance guarantees of the developer and certain of its affiliates.  These entities have also obtained additional necessary financing that is senior in priority to our investments, by providing a collateral interest in the property and improvements senior in priority to ours; using the credit of the unaffiliated developer and certain of its affiliates; and by the issuance of performance and financial guarantees from the unaffiliated developer and certain of its affiliates.  We have no contractual obligation on these senior level financings obtained by the unaffiliated developer, which includes land loans, construction loans, and ground leases.

We have no other off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

43

Contractual Obligations

In the ordinary course of business, we and/or Co-Investment Ventures contract with unaffiliated commercial property development companies and provide equity and/or loans for a particular project (our “Project Commitments”).  We fund an initial amount under our Project Commitments at contract inception and fund additional amounts as construction progresses, typically spanning one to three years.

As of September 30, 2008, the Co-Investment Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $158.2 million and the Ventures have currently funded approximately $141.0 million.  The Co-Investment Ventures will require additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining commitments of $17.2 million. The Co-Investment Ventures have also issued contingent sell options to three Project Entities.  In addition, we hold The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $2.2 million and have funded approximately $1,000; the total commitment value was reduced in April 2008.

The remaining commitments of the Co-Investment Ventures will be funded as actual real estate project construction progresses.  Estimated future payments are as follows, as of September 30, 2008:

	The Co- Investment Ventures’ total unfunded commitments	The Co- Investment Ventures’ other contingent obligations under sell options	Our estimated portion of the Co-Investment Ventures’ unfunded commitments and contingent options	Our estimated unfunded commitment on our mortgage loan	Our estimated total

2008	$8,608,050	$—	$4,734,428	$1,091,466	$5,825,894
2009	8,608,050	11,800,000	11,224,428	1,091,466	12,315,894
2010	—	43,976,450	24,187,048	—	24,187,048
Total	$17,216,100	$55,776,450	$40,145,904	$2,182,932	$42,328,836

At December 31, 2007, the Co-Investment Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $126.5 million and the Ventures had funded approximately $102.3 million. The Co-Investment Ventures required additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining $24.2 million at December 31, 2007. The Co-Investment Ventures have also issued contingent sell options to the Project Entities. In addition, we held The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $3.2 million and had currently funded approximately $1,000.

The remaining commitments on the real estate investment development by the Co-Investment Ventures will be funded as actual real estate construction progresses. Estimated future payments are as follows, as of December 31, 2007:

	The Co- Investment Ventures’ total unfunded commitments	The Co- Investment Ventures’ other contingent obligations under sell options	Our estimated portion of the Co-Investment Ventures’ unfunded commitments and contingent options	Our estimated unfunded commitment on our mortgage loan	Our estimated total

2008	$24,229,508	$—	$13,326,229	$1,610,102	$14,936,331
2009	—	61,545,395	33,849,967	1,610,102	35,460,069
Total	$24,229,508	$61,545,395	$47,176,196	$3,220,204	$50,396,400

44

The Co-Investment Ventures’ other contingent obligations under sell options issued

The Co-Investment Venture which owns investments in the Fairfield at Baileys Crossing Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after three years. If exercised, the Co-Investment Venture will be required to purchase the interest of an unaffiliated equity investor in the Project Entity, after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance was approximately $11.8 million at both September 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Co-Investment Venture which owns investments in the Fairfield at Cameron House Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after three years. If exercised, the Co-Investment Venture will be required to purchase the interest of an unaffiliated equity investor in the Project Entity, after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance is approximately $10.3 million at both September 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Co-Investment Venture which owns investments in the Lovers Lane Townhomes Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If this sell option becomes exercisable, it will expire after 30 days. If exercised, the Co-Investment Venture will be required to purchase The Lovers Lane Townhomes, after it is free of all liens, claims, and encumbrances, for cash in an amount equal to the lower of (a) actual project costs plus interest charges, or (b) the maximum budgeted cost amount plus interest charges. The estimated exercise price of approximately $33.7 million has been included in the above tables as the estimated amount due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010. If the Co-Investment Venture were to purchase the property, we estimate the Co-Investment Venture’s total cash outlay will approximate $9.3 million after considering the application of estimated proceeds received from an expected senior property mortgage and any unpaid principal and interest on the Lovers Lane Townhome mezzanine loans issued by us and the Co-Investment Venture.

45

Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries.  We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses.  In addition, FFO will be affected by the types of investments in our and/or our Co-Investment Ventures’ portfolio, which include but are not limited to equity and mezzanine, mortgage and bridge loan investments in existing operating properties and properties in various stages of development, mezzanine, mortgage and bridge loans and the accounting treatment of the investments in accordance with our accounting policies.  FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Our calculations of FFO are presented below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

Net income (loss)	$765,537	$(334,371)	$2,297,317	$(622,879)

Real Estate Depreciation (1)	238,264	83,946	797,252	83,946

Funds from Operations (FFO)	$1,003,801	$(250,425)	$3,094,569	$(538,933)

GAAP weighted average shares	14,267,364	2,152,919	14,268,418	1,019,906

(1) One of our Co-Investment Ventures owns a majority equity interest in The Reserve at Johns Creek Walk and recognizes depreciation and amortization.  Our share of the Co-Investment Venture’s depreciation and amortization is included in our equity in earnings of unconsolidated real estate joint venture investments, as well as this number.

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Non-cash Items Included in Net Income (Loss)

Our Co-Investment Ventures recognize certain non-cash items as income or expense. Provided below is additional information related to those items that are included in our net income (loss) above, which may be helpful in assessing our operating results.

•                  Accrued interest income on loans with deferred interest payment terms was approximately $157,000 and $99,000 for the three months ended September 30, 2008 and 2007, respectively; $412,000 and $154,000 was recognized for the nine months ended September 30, 2008 and 2007, respectively.

•                  Amortization of intangible lease assets was approximately $61,000 and $0 for the three months ended September 30, 2008 and 2007, respectively; $251,000 and $0 was recognized for the nine months ended September 30, 2008 and 2007, respectively.

•                  Amortized loan fee income was approximately $70,000 and $16,000 for the three months ended September 30, 2008 and 2007, respectively; $181,000 and $17,000 was recognized for the nine months ended September 30, 2008 and 2007, respectively.

•                  Amortization of deferred financing and other costs was approximately $18,000 and $4,000 for the three months ended September 30, 2008 and 2007, respectively; $66,000 and $4,000 was recognized for the nine months ended September 30, 2008 and 2007, respectively.

In addition, FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for distribution to our stockholders.

Recently Announced Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  We adopted the provisions of SFAS 157 effective January 1, 2008, and did not have a material effect on our consolidated results of operations or financial position.

In February 2008, the FASB staff issued Staff Position No. 157-2 “Effective Date of FASB Statement No. 157” (“FSP SFAS 157-2”).  FSP SFAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The provisions of FSP SFAS 157-2 are effective for the Company’s fiscal year beginning January 1, 2009.  We are currently assessing the effect FSP SFAS 157-2 may have on our financial statement disclosure.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  We have not elected the fair value measurement option for any financial assets or liabilities at the present time.

47

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement replaces SFAS No. 141 “Business Combinations” but retains the fundamental requirement that the acquisition method of accounting, or purchase method, be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration.  SFAS No. 141(R) applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141, including a broader definition of a business and the requirement that acquisition related costs are expensed as incurred.  This statement applies to business combinations occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not allowed.  The acquisition of a real estate property has been determined to meet the definition of a business combination as defined in SFAS No. 141(R).  Therefore, SFAS No. 141(R) will have a material effect on our accounting for future acquisitions of properties as acquisition costs will no longer be capitalized, but will be expensed beginning January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.  This Statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this Statement requires consolidated net income to be reported, on the face of the consolidated income statement, at amounts that include the amounts attributable to both the parent and the non-controlling interest. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is not permitted. This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially adopted, except for the presentation and disclosure requirements.  The presentation and disclosure requirements shall be applied retrospectively for all periods presented.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”.  SFAS No. 161 requires entities to provide greater transparency about how and why the entity uses derivative instruments, how the instruments and related hedged items are accounted for under SFAS No. 133, and how the instruments and related hedged items affect the financial position, results of operations, and cash flows of the entity.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The principal impact to us will be to expand our disclosures regarding derivative instruments.  We had no derivative instruments during the nine-month period ended September 30, 2008 or the year ended December 31, 2007.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to a relatively low inflation rate.  The majority of our fixed lease terms is less than 18 months and contains protection provisions applicable to reimbursement billings for utilities.

REIT Tax Election

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and have qualified as a REIT since the year ended December 31, 2007.  To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our REIT taxable income to our stockholders.  As a REIT, we generally will not be subject to federal income tax at the corporate level.  We are organized and operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

48

Quantitative and Qualitative Disclosures About Market Risk.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

We are exposed to interest rate changes primarily as a result of our long-term debt used to acquire properties.  Our interest rate risk management objectives are primarily to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we intend to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

The Reserve at Johns Creek Walk is an operating apartment community wholly-owned by a single-purpose limited liability company (the “The Reserve at Johns Creek Walk Property Entity”). The Reserve at Johns Creek Walk Property Entity, including its operating receipts lock-box account, serves as collateral for an interest-only bank loan with a principal balance of $23 million from an unaffiliated lender (the “Bank Loan”). The Bank Loan was entered into during August 2007, matures in March 2013, and bears interest at a rate of 6.461%. The lender has no recourse to the Co-Investment Venture or us, only to The Reserve at Johns Creek Walk Property Entity. Breaching the Bank Loan’s restrictions on encumbrances, sale, transfer, or refinancing of the property could constitute an event of default and increase the interest rate by 5%; uncured events of default can accelerate the loan’s maturity date.  No events of default have occurred. One of our Co-Investment Ventures owns an 80 percent equity interest in The Reserve at Johns Creek Walk Property Entity, with an unaffiliated entity owning the remaining 20 percent.

We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

49

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2008	2007

Assets
Cash and cash equivalents	$30,290,271	$53,377,585
Investments in unconsolidated real estate joint ventures	81,626,105	60,068,633
Restricted cash	—	53,300
Receivables from affiliates	228,352	300,927
Mortgage note receivable	1,149	70,986
Escrow deposits	—	888,525
Other assets	401,529	681,917
Total assets	$112,547,406	$115,441,873

Liabilities and stockholders’ equity

Liabilities
Payables to affiliates	$319,893	$1,130,992
Subscriptions for common stock	—	53,300
Dividends payable	433,856	412,058
Accrued offering costs	6,058,748	282,214
Accounts payable and accrued liabilities	84,179	143,812
Total liabilities	6,896,676	2,022,376

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value per share; 125,000,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 875,000,000 shares authorized, 14,267,364 and 14,272,919 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	1,426	1,427
Additional paid-in capital	108,462,988	114,566,504
Cumulative distributions and net loss	(2,813,684)	(1,148,434)
Total stockholders’ equity	105,650,730	113,419,497
Total liabilities and stockholders’ equity	$112,547,406	$115,441,873

See Notes to Consolidated Financial Statements.

50

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Rental revenue	$—	$—	$—	$—

Expenses
Asset management fees	243,754	66,475	648,665	73,922
Property management fees	10,882	—	10,882	—
Organization expenses	9,458	2,014	9,458	49,709
Interest expense	—	354,426	—	525,785
General and administrative	425,964	176,257	967,285	344,539
Depreciation and amortization	8,367	—	38,338	—
Total expenses	698,425	599,172	1,674,628	993,955

Interest income	162,352	10,596	812,764	86,486
Equity in earnings of unconsolidated real estate joint venture investments	1,301,610	254,205	3,159,181	284,590
Net income (loss)	$765,537	$(334,371)	$2,297,317	$(622,879)

Weighted average number of common shares	14,267,364	2,152,919	14,268,418	1,019,906

Basic and diluted income (loss) per share	$0.05	$(0.16)	$0.16	$(0.61)

See Notes to Consolidated Financial Statements.

51

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Common Stock		Additional	Cumulative	Total
	Number	Par	Paid-in	Distributions and	Stockholders’
	of Shares	Value	Capital	Net Income (Loss)	Equity

Balance at January 1, 2007	4,249	$—	$13,059	$(14,055)	$(996)

Net loss			—	(207,107)	(207,107)
Issuances of common stock under:
Sale of common stock, net	14,268,670	1,427	116,438,616	—	116,440,043
Incentive award plan	—	—	24,435	—	24,435
Offering costs	—	—	(1,909,606)	—	(1,909,606)
Distributions declared on common stock	—	—	—	(927,272)	(927,272)

Balance at December 31, 2007	14,272,919	1,427	114,566,504	(1,148,434)	113,419,497

Net income			—	2,297,317	2,297,317
Issuances of common stock under:
Incentive award plan	—	—	18,327	—	18,327
Shares returned	(5,555)	(1)	(50,000)	—	(50,001)
Offering costs	—	—	(6,071,843)	—	(6,071,843)
Distributions declared on common stock	—	—	—	(3,962,567)	(3,962,567)

Balance at September 30, 2008	14,267,364	$1,426	$108,462,988	$(2,813,684)	$105,650,730

See Notes to Consolidated Financial Statements.

52

Behringer Harvard Multifamily REIT I, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30, 2008	September 30, 2007
Cash flows from operating activities
Net income (loss)	$2,297,317	$(622,879)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	—	156,658
Depreciation and amortization	38,338	—
Stock-based compensation	18,326	18,326
Equity in earnings of unconsolidated real estate joint venture investments	(3,159,181)	(284,590)
Distributions received from unconsolidated real estate joint ventures	3,159,181	—
Changes in operating assets and liabilities:
Accrued interest on mortgage note receivable	(76)	(41,641)
Accounts receivable	28,320	—
Other assets	(319,804)	(94,188)
Credit Facility – Interest payable	—	337,527
Payables to affiliates	61,117	152,449
Accounts payable and other liabilities	(81,707)	71,203
Cash provided by (used in) operating activities	2,041,831	(307,135)

Cash flows from investing activities
Investments in unconsolidated real estate joint ventures	(21,955,674)	(24,431,629)
Issuances of mortgage notes receivable	—	(2,995,719)
Advances to unconsolidated real estate joint venture	—	(754,991)
Repayments of advances to unconsolidated real estate joint ventures	39,970	599,199
Prepaid acquisition costs	—	(694,431)
Proceeds from sales of interests in real estate ventures	—	1,968,150
Distributions received from unconsolidated real estate joint ventures	1,022,076	—
Escrow deposits	—	(1,237,500)
Cash used in investing activities	(20,893,628)	(27,546,921)

Cash flows from financing activities
Shares Returned	(50,001)	—
Proceeds from sales of common stock	—	28,108,008
Offering costs	(17,803)	(2,511,567)
Change in subscriptions for common stock	(53,300)	800,000
Change in subscription cash received	53,300	(800,000)
Dividends paid	(3,940,769)	(118,762)
Credit Facility:
Proceeds	—	23,000,000
Repayments	—	(14,000,000)
Financing fees	—	(317,577)
Change in payables to affiliates	(226,944)	—
Cash provided by (used in) financing activities	(4,235,517)	34,160,102

Net change in cash and cash equivalents	(23,087,314)	6,306,046
Cash and cash equivalents at beginning of period	53,377,585	20,004
Cash and cash equivalents at end of period	$30,290,271	$6,326,050

See Notes to Consolidated Financial Statements.

53

Behringer Harvard Multifamily REIT I, Inc.

Notes to Consolidated Financial Statements

(unaudited)

1.     Organization and Business

Organization

Behringer Harvard Multifamily REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Maryland on August 4, 2006 and has elected to be taxed, and currently qualifies, as a real estate investment trust (“REIT”) for federal income tax purposes. We invest in and operate multifamily communities. These operating and development properties are expected to include conventional multifamily assets, such as mid-rise, high-rise, and garden style properties, and also to include student housing and age-restricted properties, typically requiring residents to be age 55 or older. Targeted communities include existing “core” properties that are already well positioned and producing rental income, as well as more opportunistic properties in various stages of development, redevelopment or in need of repositioning.  Further, we may invest in commercial real estate, real estate related securities, collateralized mortgage-backed securities, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, or in entities that make similar investments.

Substantially all our business is conducted through our operating partnership Behringer Harvard Multifamily OP I LP, a Delaware limited partnership (“Behringer Harvard Multifamily OP I”). Our wholly-owned subsidiary, BHMF, Inc., a Delaware corporation (“BHMF Inc.”) owns less than 0.1% of Behringer Harvard Multifamily OP I as its sole general partner. The remaining ownership interest in Behringer Harvard Multifamily OP I is held as a limited partner’s interest by BHMF Business Trust, a Maryland business trust.

We have no employees and are supported by related party arrangements. We are externally managed by Behringer Harvard Multifamily Advisors I LP (“Behringer Harvard Multifamily Advisors I”), a Texas limited partnership organized in 2006. Behringer Harvard Multifamily Advisors I is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf.

Offerings of our Common Stock

We are authorized to issue 875,000,000 shares of common stock, 1,000 shares of convertible stock and 124,999,000 shares of preferred stock. All shares of common stock have a par value of $.0001 per share. On August 4, 2006 (date of inception), we sold 1,249 shares of our common stock to Behringer Harvard Holdings, LLC (“Behringer Harvard”) for cash of $10,004. On November 28, 2007, we sold an additional 23,720 shares of our common stock to Behringer Harvard for cash of $189,997.

On November 22, 2006, we commenced a private offering to sell a maximum of approximately $400 million of common stock to accredited investors (the “Private Offering”). We held all Private Offering proceeds in escrow until after we had sold our initial $1.5 million of shares of common stock. In April 2007, the Company released the proceeds from escrow and began issuing shares of our common stock. We terminated the Private Offering on December 28, 2007. We sold a total of approximately 14.2 million shares of common stock and raised a total of approximately $127.3 million in gross offering proceeds in the Private Offering. Commissions, dealer manager fees, and other offering costs were approximately $13 million.

On September 2, 2008, we commenced a public offering (the “Initial Public Offering”) of up to 200,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”).  The Initial Public Offering also covers the registration of up to an additional 50,000,000 shares of common stock at a price of $9.50 per share pursuant to our distribution reinvestment plan (“DRIP”).  We reserve the right to reallocate shares of our common stock between the primary offering and our DRIP.

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We intend to use the proceeds from our offerings of our common stock, after deducting offering expenses, primarily to make investments in apartment communities, with a particular focus on using multiple strategies to acquire high quality apartment communities that will produce rental income. We will acquire a blended portfolio consisting of core, stabilized income generating assets, assets that may benefit from enhancement or repositioning and development assets for stabilization to retain as core assets generating income with potential capital appreciation.

While conducting an offering, we admit new stockholders at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

Our common stock is not currently listed on a national securities exchange. However, management anticipates within four to six years after the termination of our public offering to begin the process of either listing the common stock on a national securities exchange or liquidating our assets, depending on then-prevailing market conditions.

2.     Interim Unaudited Financial Information

The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Amendment No. 1 to Form 10 filed pursuant to Section 12(g) of the Security and Exchange Act of 1934, as amended for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission (“SEC”) on June 9, 2008. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted from this report.

The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders’ equity as of September 30, 2008 and consolidated statements of operations and cash flows for the periods ended September 30, 2008 and 2007 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary to present fairly our consolidated financial position as of September 30, 2008 and December 31, 2007 and our consolidated results of operations and cash flows for the periods ended September 30, 2008 and 2007. Such adjustments are of a normal recurring nature.

3.     Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include such items as the purchase price allocation for real estate acquisitions, impairment of long-lived assets and equity-method real estate investments, depreciation and amortization and allowance for doubtful accounts.  Actual results could differ from those estimates.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts, the accounts of variable interest entities in which we are the primary beneficiary and the accounts of other subsidiaries over which we have control.  All inter-company transactions, balances and profits have been eliminated in consolidation.  Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities

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in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a variable interest entity under FIN 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” and by Emerging Issues Task Force (“EITF”) 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

Real Estate and Other Related Intangibles

If, in the future, we acquire real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with SFAS No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements, in-place leasing commissions and tenant relationships.

Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that management believes we could obtain.  Any difference between the fair value and stated value of the assumed debt is recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of any tangible assets that will be acquired, expected to consist of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The values of buildings are depreciated over the estimated useful lives ranging from 25-35 years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal options for below market leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets that we may acquire in the future is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will amortize the value of in-place leases acquired in the future to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate their lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

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Impairment of Long Lived Assets and Mortgage Notes Receivable

Upon the acquisition of any wholly-owned properties, we will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable.  When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset.  In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we own through an investment in a real estate joint venture other similar real estate investment structure, at each reporting date we compare the estimated fair value of our real estate investment to the carrying value.  An impairment charge is recorded to the extent the fair value of our real estate investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

We assess impairment at the individual project basis. In evaluating our investments in real estate ventures and mortgage notes for impairment, management makes several estimates and assumptions about the financial condition of the borrower and the guarantor. In addition, management makes several estimates and assumptions about the property and the additional collateral provided by the guarantor, including but not limited to, the projected disposition dates, estimated future cash flows, and the projected sales prices.  A change in these estimates and assumptions could result in understating or overstating the book value of the mortgage note which could be material to our financial statements.

We review the terms and conditions underlying the outstanding balances of mortgage notes receivable on an individual basis. If we determine that it is probable that all amounts due under the terms of a loan will not be collected, an impairment charge is recorded to the extent that the investment in the note exceeds our estimate of the fair value of the collateral securing such note.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

No impairment charges have been recorded as of September 30, 2008 and December 31, 2007.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value due to their short-term maturities.

Restricted Cash

Restricted cash included subscription proceeds from our private offering that were held in a separate account until the subscribing investors were admitted as stockholders.  During our private offering, we admitted new stockholders at least monthly.  Upon acceptance of stockholders, shares of stock were issued, and we received the subscription proceeds which may have been utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses, and operating expenses.

Mortgage Note Receivable

Mortgage note receivable is reported at the outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs are generally deferred and recognized as adjustments to interest income over the lives of the related loan.

We and our joint ventures have issued mortgage notes and/or mezzanine loans with respect to certain development projects. Each borrower remains obligated to pay principal and interest due on the loans regardless of its intent or ability to sell or refinance the property. In addition, these loans do not contain a right to participate in expected residual profit as defined within Exhibit I of AICPA Practice Bulletin 1, “Accounting of Real Estate Acquisition, Development, or Construction Arrangements” and EITF 86-21,

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“Application of the AICPA Notice to Practitioners Regarding Acquisition, Development, and Construction Arrangements to Acquisition of an Operating Property.” As a result, we account for our Lovers Lane Town Homes Junior Mezzanine Loan, and the joint ventures account for all of their loans, as a loan, and not as an investment in real estate pursuant to Exhibit I of AICPA Practice Bulletin 1 and EITF 86-21.

Escrow Deposits

We have refundable amounts deposited in escrow for contracts to potentially acquire interests in properties and entities that own real estate and development projects.  As of December 31, 2007, we had $888,000 in escrow deposits related to the Russell Road development in Nevada.  As of September 30, 2008, we had no escrow deposits.

Investments in Unconsolidated Real Estate Joint Ventures

We account for certain investments in unconsolidated real estate joint ventures using the equity method of accounting because we exercise significant influence over, but do not control these entities.  These investments are initially recorded at cost and are adjusted for our share of equity in earnings and distributions.  We report our share of income and losses based on our ownership interests in the entities.

In connection with the acquisition of investments in unconsolidated real estate joint ventures, we incur certain acquisition and advisory fees that are paid to Behringer Harvard Multifamily Advisors I or an affiliate.  These fees are capitalized as part of our basis in the investments in joint ventures.  We amortize any excess of the carrying value of our investments in joint ventures over the book value of the underlying equity over the estimated useful lives of the underlying operating property, which represents the assets to which the excess is most clearly related.

Organization and Offering Costs

Behringer Harvard Multifamily Advisors I or its affiliates are obligated to pay all of our Public Offering and Private Offering organization and offering costs.  Offering costs include items such as legal and accounting fees, marketing, promotional and printing costs.  On November 22, 2006, we entered into an agreement with Behringer Harvard Multifamily Advisors I, where Behringer Harvard Multifamily Advisors I or its affiliates will earn fees and compensation in connection with their obligation to pay all of our organization and offering costs, and in connection with the acquisition, management, and sale of our assets (the “Advisory Management Agreement”).  In connection with the effectiveness of our Initial Public Offering on September 2, 2008, the fees and compensation under the Advisory Management Agreement were amended.

Initial Public Offering

Under the amended Advisory Management Agreement, we will reimburse Behringer Harvard Multifamily Advisors I for all Initial Public Offering organization and offering costs incurred by them in an amount not to exceed 1.5% of our gross Public Offering, (the O&O Reimbursement”).  Total Public Offering organization and offering costs incurred by Behringer Harvard Multifamily Advisors I are approximately $6.1 million and $0.5 million as of September 30, 2008 and December 31, 2007, respectively.  At the end of each reporting period, we estimate the total gross Initial Public Offering proceeds expected to be received over the entire offering period and recognize the amount of estimated total O&O Reimbursement as determined under Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies”.  We have recognized the O&O Reimbursement at the lower amount of (a) 1.5% of the estimated total gross Public Offering proceeds expected to be received over the entire offering period, or (b) the actual Public Offering costs incurred by Behringer Harvard Multifamily Advisors I or its affiliates.  The O&O Reimbursement obligation is recorded as an offset to additional paid-in capital in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Miscellaneous Accounting — Expenses of Offering.  Total unpaid O&O Reimbursement recorded as a liability and as an offset to additional paid-in capital was approximately $6.1 million as of September 30, 2008.  As of December 31, 2007 we had no obligation for such costs and none was recognized.  We expect to use only proceeds from our Public Offering to pay our O&O Reimbursement obligation and as a result we have been paid no amounts as of September 30, 2008.

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Private Offering

Behringer Harvard Multifamily Advisors I or its affiliates were obligated to pay all of our Private Offering organization and offering costs.  Our only obligation for those costs was to pay a fee to Behringer Harvard Multifamily Advisors I under our Advisor Management Agreement.  We incurred this fee obligation at the rate of 1.5% of the actual gross Private Offering proceeds (the “O&O Fee”), regardless of whether the actual amount of Private Offering costs incurred by Behringer Harvard Multifamily Advisors I or its affiliates was higher or lower than the O&O Fee. Total Private Offering organization and offering costs incurred by Behringer Harvard Multifamily Advisors I were approximately $3.5 million and $3.0 million as of September 30, 2008 and December 31, 2007, respectively. We had no obligation for Private Offering costs incurred by Behringer Harvard Multifamily Advisors I and its affiliates in excess of total amounts due under the O&O Fee. The amount of O&O Fees recorded was determined as 1.5% of the actual Private Offering proceeds received to date; no other amounts were considered by management to be probable of reimbursement. At the end of each reporting period, we recorded the pro-rated share of offering costs embedded in the O&O Fee as an offset to additional paid-in capital in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Miscellaneous Accounting — Expenses of Offering.  Total unpaid O&O Fees recognized as a liability and as an offset to additional paid-in capital were approximately $50,000 as of December 31, 2007; no amounts remained unpaid as of September 30, 2008. Total O&O Fees paid and recognized as an offset to additional paid-in capital were approximately $1.9 million as of September 30, 2008 and December 31, 2007, respectively.

Behringer Harvard Multifamily Advisors I or its affiliates were obligated to pay all of our Private Offering organizational expenses. Our only obligation for these costs was to pay the O&O Fee as discussed above; we have no other obligations for these costs. Our organization costs are recorded as an expense in accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities and we recorded the pro-rated share of organization expenses embedded in the O&O Fee as an expense. We had no obligation for organization costs incurred by Behringer Harvard Multifamily Advisors I and its affiliates in excess of total amounts due under the O&O Fee, which are approximately $9,500.

The Advisory Management Agreement was amended on September 2, 2008 and the O&O Reimbursement obligation now includes Private Offering costs incurred by Behringer Harvard Multifamily Advisors I or its affiliates in excess of total amounts due under the O&O Fee.  As a result, approximately $1.6 million of such costs are included in our estimated total O&O Reimbursement obligation as of September 30, 2008.  In addition, during September 2008 we recognized as an expense, organization costs incurred by Behringer Harvard Multifamily Advisors I and its affiliates in excess of total amounts due under the O&O Fee, which were approximately $9,500.

As of September 30, 2008 and December 31, 2007, the amount of our accrued obligation under the O&O Fee for the private offering costs and O&O Reimbursement for the public offering costs has been recognized in our consolidated statements in accordance with SFAS No. 5.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and have qualified as a REIT since the year ended December 31, 2007.  To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our REIT taxable income to our stockholders.  As a REIT, we generally will not be subject to federal income tax at the corporate level.  We are organized and operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

We have evaluated the current and deferred income tax related to the Texas margin tax and we have no significant tax liability or benefit as of September 30, 2008 and December 31, 2007. In addition, we recognized no current tax expense for the nine months ended September 30, 2008 and 2007 related to the Texas margin tax.

On January 1, 2007 we adopted the provisions of FASB Interpretation No. 48 Accounting for uncertainty in income taxes – an interpretation of FASB statement No 109 (“FIN 48”). Under FIN 48, we recognize the financial statement benefit of an uncertain tax position only after determining that the relevant tax authority would more likely then not sustain the position following an audit. To date, we are unaware of any uncertain tax positions.

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Stock Based Compensation

We have a stock-based incentive award plan for our directors and consultants and for employees, directors and consultants of our affiliates, and our advisor and its affiliates.  We account for this plan under the modified prospective method of Financial Accounting Standards Board (“FASB”) SFAS No. 123R, “Share-Based Payment.” In the modified prospective method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations.

On November 14, 2006, we issued a total of 3,000 shares of restricted stock to our independent directors.  On November 28, 2007 we issued an additional total of 3,000 shares of restricted stock to our independent directors. These restricted share issuances each require a 12 month service and vesting period, have no exercise price, and each had an estimated fair value of approximately $24,000, for a total fair value of $48,000, using similar share prices at the time of $8.15 per share. The fair value of each issuance is being recognized as compensation expense on a straight-line basis over the required service period. For the nine months ended September 30, 2008 and 2007, we recognized stock-based compensation expense of approximately $18,000, during both periods.

No other stock-based compensation has been issued.

Concentration of Credit Risk

At September 30, 2008 and December 31, 2007 we had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels.  We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

We have diversified our cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities.  However, the Federal Deposit Insurance Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank.  Beginning October 3, 2008 through December 31, 2009, the FDIC will insure up to $250,000 per depositor per insured bank; on January 1, 2010, the standard coverage limit will return to $100,000 for most deposit categories.  (Unlimited deposit insurance coverage will be available to our non-interest bearing transaction accounts held at those institutions participating in FDIC’s Temporary Liquidity Guarantee Program through December 31, 2009.)  At September 30, 2008 and December 31, 2007, we had cash and cash equivalents deposited in interest bearing transaction accounts at certain financial institutions in excess of federally insured levels.

Earnings per Share

We calculate earnings per share in accordance with FAS No. 128, Earnings Per Share. Basic earnings per share is calculated by dividing net earnings available to common shares by the weighted-average common shares outstanding during the period. Diluted earnings per share is calculated similarly, except that it includes the dilutive effect of the assumed exercise of securities, including the effect of shares issuable under our stock-based incentive plans. Upon our adoption of a share redemption plan, the weighted-average common shares redeemable during the period will be excluded from basic earnings per share, and included in diluted earnings per share.

On November 14, 2006, we issued a total of 3,000 shares of restricted stock to our independent directors, which require a 12 month service and vesting period.  On November 28, 2007 we issued an additional total of 3,000 shares of restricted stock to our independent directors. The restricted shares have no exercise price and are presented as issued shares on our balance sheet. However, as a result of the outstanding performance requirements the number of shares are excluded from our basic earnings per share calculation until performance is achieved. At the time such shares have a dilutive effect, they will be included in the dilutive earnings per share calculation.

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The Behringer Harvard Multifamily REIT I, Inc. 2006 Incentive Award Plan (“Incentive Award Plan”) was approved by the board of directors on November 14, 2006 and by the stockholders on November 15, 2006.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards.  A total of 10,000,000 shares have been authorized and reserved for issuance under the Incentive Award Plan.

As of September 30, 2008 and December 31, 2007 we had 1,000 shares of convertible stock issued and outstanding, no shares of preferred stock issued and outstanding, and had no options to purchase shares of common stock outstanding.

Reportable Segments

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standard for reporting and financial and descriptive information about an enterprise’s reportable segments. Our current business consists of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. Substantially all of our consolidated income is from real estate properties that we own through a joint-venture, and we account for each joint venture under the equity method of accounting. Management evaluates operating performance on an individual joint venture level. However, as each of our joint ventures has similar economic characteristics in our financial statements, our joint ventures have been aggregate into one reportable segment.

4.     Recently Announced Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  We adopted the provisions of SFAS 157 effective January 1, 2008, and did not have a material effect on our consolidated results of operations or financial position.

In February 2008, the FASB staff issued Staff Position No. 157-2 “Effective Date of FASB Statement No. 157” (“FSP SFAS 157-2”).  FSP SFAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The provisions of FSP SFAS 157-2 will expire for the Company’s fiscal year beginning January 1, 2009.  We are currently assessing the effect FSP SFAS 157-2 may have on our financial statement disclosure.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  The fair value option established by SFAS No. 159 permit all entities to choose to measure eligible items at fair value at specified election dates.  A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  We have not elected the fair value measurement option for any financial assets or liabilities at the present time.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  This Statement replaces SFAS No. 141 “Business Combinations” but retains the fundamental requirement that the acquisition method of accounting, or purchase method, be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement is broader in scope than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration.  SFAS No. 141(R) applies the same method of accounting (the acquisition method) to all transactions and other events in which one entity obtains control over one or more other businesses.  This Statement also makes certain other modifications to Statement 141, including a broader definition of a business and the requirement that acquisition related costs are expensed as incurred.  This statement applies to business combinations occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not allowed. The acquisition of a real estate property has been determined to meet the definition of a business combination as defined in SFAS No. 141(R).  Therefore, SFAS No. 141(R) will have a material effect on our accounting for future acquisitions of properties as acquisition costs will no longer be capitalized, but will be expensed beginning January 1, 2009.

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In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements- An amendment of ARB No. 51.  This Statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Among other requirements, this Statement requires consolidated net income to be reported, on the face of the consolidated income statement, at amounts that include the amounts attributable to both the parent and the non-controlling interest. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is not permitted. This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially adopted, except for the presentation and disclosure requirements.  The presentation and disclosure requirements shall be applied retrospectively for all periods presented.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”.  SFAS No. 161 requires entities to provide greater transparency about how and why the entity uses derivative instruments, how the instruments and related hedged items are accounted for under SFAS No. 133, and how the instruments and related hedged items affect the financial position, results of operations, and cash flows of the entity.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The principal impact to us would be to expand our disclosures regarding derivative instruments.   We had no derivative instruments during the nine-month period ended September 30, 2008 or the year ended December 31, 2007.

5.     Unconsolidated Real Estate Joint Ventures

PGGM Joint Venture

We have entered into joint ventures with Behringer Harvard Master Partnership I LP (“Behringer Harvard Master Partnership I”) in which we are the manager. The 1% general partner of Behringer Harvard Master Partnership I is Behringer Harvard Institutional GP LP, a related party that is indirectly owned by our sponsor, Behringer Harvard Holdings, LLC and the 99% limited partner of Behringer Harvard Master Partnership I is an unaffiliated social work sector pension fund based in The Netherlands, Stichting Pensioenfonds Zorg en Welijn (“PGGM”). Substantially all of the capital provided to Behringer Harvard Master Partnership I is from PGGM. We have no direct financial or other ownership interest in either of these entities.

During April 2007 we entered into commitments for and partially funded equity investments in unconsolidated real estate joint ventures and interest-bearing loans to real estate joint ventures with two separate commercial real estate developers, the Lovers Lane Townhomes and the Eclipse, in our real estate development business (the “Two Development Contracts”). These Two Development Contracts were held by two separate subsidiaries that we fully consolidated in our financial statements (the “Two Subsidiaries”).

Prior to June 1, 2007, our consolidated financial statements recognized 100% of these equity investments in real estate joint ventures as investments in unconsolidated real estate joint ventures, and, 100% of these interest-bearing real estate loans to real estate joint ventures as mortgage notes receivable, recognizing accrued interest income on a monthly basis.

During June 2007, Behringer Harvard Master Partnership I purchased for cash approximately 45% of the ownership interest in each of our two subsidiaries that held the Two Development Contracts. Subsequent to June 1, 2007, we no longer consolidate those two subsidiaries and prospectively recognize our remaining approximate 55% ownership interest under the equity method of accounting as investments in unconsolidated real estate joint ventures. We believe the carrying values of the joint ventures’ equity interests sold approximated fair value because of the short duration and lack of change in the entity’s underlying assets—the Two Development Contracts. We recorded Behringer Harvard Master Partnership I’s purchase as a reduction in the carrying value of our real estate investment balance; no gains or losses were incurred or recognized.

Until the maximum funding commitment from the PGGM joint venture of $200 million has been placed, we expect substantially all of our future real estate acquisitions and real estate under development activities will use a joint venture structure with the PGGM Joint Venture (the “Ventures”). The maximum funding commitment from the PGGM Joint Venture may be increased to $300 million.

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We may choose other combinations of financing any of our business transactions, including but not limited to using cash, debt, and securing additional joint venture partners for current and/or future real estate projects that may or may not have a similar structure.

We have determined that our Ventures are not variable interest entities under FIN 46R, and thus have evaluated them for consolidation under SOP 78-9 and EITF 04-5. Each Venture has two partners, and each Venture partner possesses equal substantive participating rights to make decisions which constitute routine occurrences in each Venture’s ordinary course of business. These decisions include the requirement to approve initial and annual operating plans, initial and annual capital expenditures, any sales or dispositions of investments, and, any method of refinancing or raising additional debt or equity capital. As a result of these equal substantive participating rights, no single party controls each Venture; accordingly, we account for each Venture using the equity method of accounting.

Mortgage notes receivable

As discussed above, one of the two Subsidiaries held an interest-bearing mortgage loan (the “Senior Mezzanine Loan”). Prior to the transaction with the PGGM joint venture, we fully consolidated this subsidiary into our consolidated financial statements and recorded its earnings as interest income. As a result of the PGGM joint venture purchasing an equity ownership in the subsidiary which held the Senior Mezzanine Loan, we deconsolidated that subsidiary as of June 1, 2007 and began accounting for our investment as an equity investment in unconsolidated real estate joint ventures under the equity method of accounting. As of December 31, 2007, the mortgage note receivable was approximately $70,000.  For the 2008 consolidated financial statement presentation, this balance has been reclassified from mortgage note receivable to investments in unconsolidated real estate joint ventures.

Investments in unconsolidated real estate joint ventures

We have established one unconsolidated real estate joint venture for each separate project or property. Each of these unconsolidated real estate joint ventures own 100% of the voting equity interest in one subsidiary REIT and substantially all business is conducted through its subsidiary REIT. Each subsidiary REIT has made equity investments and/or mortgage loans to entities that own the particular real estate project (the “Project Entities”). Prior to our equity investments, the Project Entities were owned by the commercial developers and were organized to own, construct, and finance only one particular real estate project. The Project Entities are not consolidated in our financial statements.

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Our interests in the Ventures are recorded as investments in unconsolidated real estate joint ventures and use the equity method of accounting.  The following presents the Ventures’ combined balance sheet data:

	September 30,	December 31,
Balance sheet data:	2008	2007

Cash and restricted cash	$1,915,061	$1,796,624
Accounts receivable	18,814	385,004
Accrued interest receivable	2,111,772	686,807
Mortgage notes receivable	104,374,638	76,378,734
Investments in unconsolidated real estate joint ventures	25,133,653	14,981,406
Deferred financing costs and other assets, net	504,775	472,415
Land and buildings, net	31,374,349	32,813,280
Total assets	$165,433,062	$127,514,270

Accrued liabilities	$485,569	$312,881
Mortgage note payable	23,000,000	23,000,000
Other liabilities	102,568	103,511
Minority shareholder interest	1,839,519	2,085,194
Members’ equity:
Behringer Harvard Multifamily REIT I, Inc.	77,645,728	57,005,889
Behringer Harvard Master Partnership I	62,359,678	45,006,795
Total liabilities and members’ equity	$165,433,062	$127,514,270

The Reserve at Johns Creek Walk is an operating apartment community wholly-owned by a single-purpose limited liability company (the “The Reserve at Johns Creek Walk Property Entity”). The Reserve at Johns Creek Walk Property Entity, including its operating receipts lock-box account, serves as collateral for an interest-only bank loan with a principal balance of $23 million from an unaffiliated lender (the “Bank Loan”). The Bank Loan was entered into during August 2007, matures in March 2013, and bears interest at a rate of 6.461%. The lender has no recourse to the Venture or us, only to The Reserve at Johns Creek Walk Property Entity. Breaching the Bank Loan’s agreement’s restrictions on encumbrances, sale, transfer, or refinancing of the property could constitute an event of default and increase the interest rate by 5%; uncured events of default can accelerate the loan’s maturity date.  Management believes no events of default have occurred. One of our Ventures owns an 80 percent equity interest in The Reserve at Johns Creek Walk Property Entity, with an unaffiliated entity owning the remaining 20 percent.  As a result of the Venture consolidating The Reserve at Johns Creek Walk Property Entity, the Bank Loan and the unaffiliated entity’s 20 percent equity interest are presented in the Ventures’ combined balance sheet data above as mortgage note payable and minority shareholder interest, respectively.  The operating results of The Reserve at Johns Creek Walk Property Entity are included below in the Ventures’ combined income statement data.

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The following presents the Ventures’ combined income statement data:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Rent	$765,423	$442,517	$2,239,432	$442,517
Interest	2,735,132	694,811	7,225,870	721,264
	3,500,555	1,137,328	9,465,302	1,163,781

Operating costs and expenses:
General and operating	229,217	225,302	884,480	225,988
Real estate taxes	100,000	42,044	300,000	42,044
Interest expense	379,763	243,544	1,131,034	243,543
Depreciation and amortization	448,340	163,625	1,481,552	163,625
	1,157,320	674,515	3,797,065	675,200

Minority shareholder interest	(71,425)	(32,870)	(245,674)	(32,870)
Net income	$2,414,660	$495,683	$5,913,910	$521,451

Included in our equity in earnings of unconsolidated real estate joint venture investments for the three months ended September 30, 2008 and 2007 is our share of the above Ventures’ net income in the amount of $1,301,610 and $254,205, respectively. Included in our equity in earnings of unconsolidated real estate joint venture investments for the nine months ended September 30, 2008 and 2007 is our share of the above Ventures’ net income in the amount of $3,159,181 and $284,590, respectively.

Net operating losses attributable to the minority shareholders’ interest in The Reserve at Johns Creek Walk Property Entity for the three months ended September 30, 2008 and 2007 was $71,425 and $32,870, respectively.  Net operating losses attributable to the minority shareholders’ interest in The Reserve at Johns Creek Walk Property Entity for the nine months ended September 30, 2008 and 2007 was $245,674 and $32,870, respectively.

The following presents the reconciliation between our members’ equity interest in the Ventures and our total investments in unconsolidated real estate joint ventures:

	September 30,	December 31,
	2008	2007
Balance of our Member’s equity in the Ventures	$77,645,728	$57,005,889
Our capitalized costs, net of amortization	4,083,086	3,062,744
Other	(102,709)	—
Investments in unconsolidated real estate joint ventures	$81,626,105	$60,068,633

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The Ventures’ Loans to and Equity investments in Project Entities

Included in the Ventures financial statements are loans to and equity investments in the Project Entities and one operating property. Below are the Ventures’ uncollected loan principal balance and equity investments in the Project Entities, exclusive of loan commitment fees received, and the Ventures’ equity investment in an operating property, as of September 30, 2008 and December 31, 2007:

Name of development and related investments	Location	September 30, 2008	December 31, 2007

Lovers Lane Townhomes	Dallas, TX
Interest-bearing Senior Mezzanine Loan; 10% annual interest; principal and interest due April 2012		$5,514,012	$2,994,719

The Eclipse	Houston, TX
Interest-bearing loan; 9.5% annual interest; principal due April 2012		8,147,435	3,486,564

Alexan St. Rose	Henderson, NV
Interest-bearing loan; 10% annual interest; principal due December 2012		4,691,255	4,691,255

Fairfield at Bailey’s Crossing	Fairfax County, VA
Interest-bearing loan; 9.5% annual interest; principal due July 2012		22,138,172	22,138,172

Tower 55 Hundred	Arlington County, VA
Interest-bearing loan; 9.5% annual interest; principal due October 2012		19,954,854	19,954,854

Fairfield at Cameron House	Silver Spring, MD
Interest-bearing loan; 9.5% annual interest; principal due December 2012		19,337,568	12,416,760

Satori	Broward County, FL
Interest-bearing loan; 10% annual interest; principal due October 2012		14,775,000	12,432,034

Alexan Prospect	Denver, CO
Interest-bearing loan; 10% annual interest; principal due April 2013		6,252,061	—

Alexan Russell Lofts	Clark County, NV
Interest-bearing loan; 10% annual interest; principal due June 2013		5,811,767	—

The Ventures’ total loans to unconsolidated real estate joint ventures		106,622,124	78,114,358

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Name of development and related investments	Location	September 30, 2008	December 31, 2007

The Eclipse	Houston, TX
Limited partnership interest of 49.6%		4,023,717	4,023,717

Tower 55 Hundred	Arlington County, VA
Limited partnership interest of 50%		3,552,938	3,552,938

Satori	Broward County, FL
Limited partnership interest of 50%		7,350,000	7,350,000

Alexan Prospect	Denver, CO
Limited partnership interest of 50%		7,301,115	—

Alexan Russell Lofts	Clark County, NV
Limited partnership interest of 50%		2,905,883	—

The Ventures’ total equity investments in unconsolidated real estate joint ventures		25,133,653	14,926,655

The Reserve at Johns Creek Walk	Fulton County, GA
Equity interest of 80% in an operating property		9,196,417	9,196,417

The Ventures’ total loans and equity investments		$140,952,194	$102,237,430

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Our involvement with each of the Project Entities began at the time we committed to making our investments, and our maximum potential loss exposure is limited to the funded portion of our commitments. The Project Entities also owe amounts under other mortgage loans, bank loans, and other liabilities balances—these are obligations of the Project Entities. Neither we nor the Ventures have a primary or secondary obligation on those obligations of the Project Entities. The following table includes estimated information about the nature and size of the activities of the Project Entities:

Project Name / Location Description	Estimated Project Completion Date	Construction Cost (millions)

Lovers Lane Townhomes / Dallas, Texas	1st Quarter 2010	$38.7
Previously developed land which is in process of being demolished and is expected to be a 2 story townhome community with approximately 149 rental units

The Eclipse / Houston, Texas	4th Quarter 2008	35.7
Undeveloped land expected to be a 3 story apartment community with approximately 330 rental units

Fairfield at Baileys Crossing / Fairfax County, Virginia	1st Quarter 2010	147.6
Undeveloped land, expected to be a 3, 4 and 7 story structure apartment community with approximately 414 rental units and an attached parking structure

Alexan St. Rose / Clark County, Virginia	3rd Quarter 2010	75.7
Undeveloped land, expected to be a 3 story apartment community with approximately 430 rental units

The Reserve at Johns Creek Walk / Fulton County, Georgia	Operating	33.5
A 3 story operating apartment community with 210 rental units within an overall mixed-use development containing retail and for-sale townhomes

Satori / Broward County, Florida	2nd Quarter 2009	98.5
Previously developed land which has been demolished and is expected to be a 3 and 9 story structure apartment community with approximately 279 rental units

Tower 55 Hundred / Arlington County, Virginia	3rd Quarter 2009	99.8
Previously developed land which has been demolished and is expected to be a 10 story high-rise apartment community with approximately 234 rental units and an underground parking facility

Fairfield at Cameron House / Silver Spring, Maryland	1st Quarter 2010	128.9
Previously developed land which has been demolished and is expected to be a 15 story high-rise apartment community with approximately 325 rental units

Alexan Prospect / Denver, Colorado	3rd Quarter 2010	94.8
Undeveloped land expected to be a 4 story apartment structure with approximately 400 units

Alexan Russell Lofts / Clark County, Nevada	4th Quarter 2009	29.1
Undeveloped land expected to be a 3 story apartment structure with approximately 168 units

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Disclosure of summarized financial information of the Project Entities

Certain Ventures have an equity investment in Project Entities.  The Project Entities own development projects and typically have no operational income or loss. The following presents the unaudited summarized financial information of those Project Entities:

	September 30, 2008	December 31, 2007
Cash	$356,577	$537,526
Prepaid taxes and other assets	249,371	8,864
Land and construction in progress	179,022,242	85,522,204
Accounts payable and other	5,427,009	5,923,569
Mortgage loans and interest payable	138,729,120	62,308,162
Payable to affiliates	—	410,208

6.     Credit Facility with Behringer Harvard Operating Partnership I LP

On April 2, 2007, our operating partnership, Behringer Harvard Multifamily OP I, entered into a one-year credit facility with the operating partnership of Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP (the “Credit Facility”). The Credit Facility was terminated on December 20, 2007. During 2007 we paid cash for interest and other fees of approximately $925,000. As of September 30, 2008 and December 31, 2007, our investments in unconsolidated real estate joint ventures include approximately $283,000 of capitalized interest costs.

7.     Stockholders Equity

Capitalization

As of September 30, 2008 and December 31, 2007, we had 14,267,364 and 14,272,919 shares of common stock outstanding, respectively, including 6,000 shares of restricted stock issued to our independent directors for no cash, and 24,969 shares owned by Behringer Harvard Holdings for cash of $200,001. As of December 31, 2006, we had 4,249 shares of our common stock outstanding, including 3,000 shares of restricted stock issued to our independent directors for no cash, and 1,249 shares owned by Behringer Harvard Holdings for cash of $10,004. As of September 30, 2008 and December 31, 2007, we had 1,000 shares of convertible stock and no shares of preferred stock issued and outstanding.

In 2006, Behringer Harvard Multifamily Advisors I purchased a special limited partnership interest in our operating partnership, Behringer Harvard Multifamily OP I, for cash of $10,000 (the “Incentive Unit”). This Incentive Unit entitled the special limited partner to receive an amount when certain events occur, including the sale of our assets, whether directly or through the sale of our company, the listing of our common stock for trading on a national securities exchange, a termination of the advisory management agreement, or a change in control, if such an amount is available after stockholders have received distributions equal to or greater than the sum of their aggregate capital contributions plus a 7% annual, cumulative, non-compounded return on such capital contributions. The Incentive Unit was then convertible into an equivalent value of partnership units of Behringer Harvard Multifamily OP I based on this available amount plus the initial $10,000 contribution. After the Incentive Unit converted to partnership units, those partnership units would be convertible into cash or shares of our common stock. Management has reviewed the terms of the underlying shares and determined the fair value under GAAP approximated the nominal value paid for the shares.

On November 28, 2007 the Incentive Unit was canceled and the $10,000 cash purchase price was returned to Behringer Harvard Multifamily Advisors I. Concurrently, Behringer Harvard Multifamily REIT I, Inc. sold 1,000 shares of non-participating, non-voting convertible stock to Behringer Harvard Multifamily Advisors I for $1,000. Management has reviewed the terms of the underlying shares and determined the fair value under GAAP approximated the nominal value paid for the shares.

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Upon the occurrence of (A) our making total distributions on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below unless our advisory management agreement with Behringer Harvard Multifamily Advisors I has been terminated or not renewed on account of a material breach by our advisor (each of these two events is a “Triggering Event”).

Upon the occurrence of a Triggering Event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of our charter) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory management agreement with Behringer Harvard Multifamily Advisors I, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible stock will become convertible (but will not convert) into the number of shares of our common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of our charter) plus the total distributions paid through the date of the termination or expiration of the advisory management agreement on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares, divided by (B) the value of the company as of the date of the termination or expiration of the advisory management agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, the convertible stock will automatically convert into the applicable number of shares of common stock upon the earlier to occur of (1) the date we have made total distributions on the then outstanding shares of our common stock equal to the issue price of those shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) the listing of the common stock for trading on a national securities exchange; provided that the value of the company plus total distributions paid to holders of our then outstanding common stock through the date of listing exceeds the issue price of those shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares.

In September 2008, we repurchased the outstanding convertible stock described above from our advisor and issued convertible stock with new terms. The new terms will change how we calculate the conversion of our convertible stock if our advisory management agreement with Behringer Harvard Multifamily Advisors I expires without renewal or is terminated (other than because of a material breach by our advisor). Currently, the number of shares of common stock into which the convertible stock converts is calculated at the time the advisory management agreement terminates. If, at that time, our company value plus prior distributions are not sufficient to meet the above-described 7% return threshold, then the convertible stock would be of no value. Although the conversion ratio is set at the time the advisory management agreement terminates, the actual conversion will not occur until a Triggering Event occurs.  Management has reviewed the terms of the underlying shares and determined the fair value under GAAP approximated the nominal value paid for the shares.

As amended, following the termination of the advisory management agreement, the number of shares of common stock into which the convertible stock would convert would be determined on a Triggering Event instead of at the time the advisory management agreement terminates. If it is determined that the convertible stock is convertible into shares of common stock, the actual number of shares of common stock to be received upon conversion would be reduced from that provided in our current charter so that the holder of the convertible stock would only be entitled to a prorated portion of common stock based on the percentage of time that we were advised by Behringer Harvard Multifamily Advisors I.

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Share Redemption Program

On September 2, 2008, our board of directors has authorized a share redemption program for investors who hold their shares for more than one year.  The purchase price for redeemed shares is set forth in the prospectus for our Initial Public Offering of common stock, as supplemented from time to time.  Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability, need for long-term care, or other exigent circumstances such as bankruptcy, a mandatory distribution requirement under a stockholder’s IRA or with respect to shares purchased under or through our DRIP or automatic purchase plan, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program.  Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption.  In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year.  For the nine months ended September 30, 2008, we have redeemed no stockholders.

Distributions

We did not declare or pay any distributions prior to June 6, 2007.

Distributions as of September 30, 2008 and December 31, 2007 were as follows:

	Distributions
2008	Declared	Paid
Third Quarter	$1,330,495	$1,330,539
Second Quarter	1,330,847	1,330,802
First Quarter	1,301,225	1,279,428
	$3,962,567	$3,940,769

2007
Fourth Quarter	$730,682	$396,450
Third Quarter	196,590	118,764
Second Quarter	—	—
First Quarter	—	—
	$927,272	$515,214

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8.    Commitments and Contingencies

At September 30, 2008, the Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $158.2 million and the Ventures have currently funded approximately $141.0 million. The Ventures will require additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining commitments of $17.2 million.  The Ventures have also issued contingent sell options to three Project Entities. In addition, we hold The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $2.2 million and have currently funded approximately $1,000; the total commitment value was reduced in April 2008.

The remaining commitments of the Ventures will be funded as actual real estate project construction progresses. Estimated future payments are as follows, as of September 30, 2008:

	The Ventures’ total unfunded commitments	The Ventures’ other contingent obligations under sell options	Our estimated portion of the Ventures’ unfunded commitments and contingent options	Our unfunded commitment on our mortgage loan	Our estimated total
2008	$8,608,050	$—	$4,734,428	$1,091,466	$5,825,894
2009	8,608,050	11,800,000	11,224,428	1,091,466	12,315,894
2010	—	43,976,450	24,187,048	—	24,187,048

Total	$17,216,100	$55,776,450	$40,145,904	$2,182,932	$42,328,836

At December 31, 2007, the Ventures held contracts for equity investments and/or mortgage loans with a total commitment value of approximately $126.5 million and the Ventures had funded approximately $102.3 million. The Ventures required additional capital from us and Behringer Harvard Master Partnership I in order to fund the remaining commitment of $24.2 million at December 31, 2007. The Ventures have also issued contingent sell options to three Project Entities. In addition, we held The Lovers Lane Townhomes Junior Mezzanine Loan with a total commitment value of approximately $3.2 million and had funded approximately $1,000.

The remaining commitments of the Ventures will be funded as actual real estate project construction progresses. Estimated future payments are as follows, as of December 31, 2007:

	The Ventures’ total unfunded commitments	The Ventures’ other contingent obligations under sell options	Our estimated portion of the Ventures’ unfunded commitments and contingent options	Our unfunded commitment on our mortgage loan	Our estimated total
2008	$24,229,508	$—	$13,326,229	$1,610,102	$14,936,331
2009	—	61,545,395	33,849,967	1,610,102	35,460,069

Total	$24,229,508	$61,545,395	$47,176,196	$3,220,204	$50,396,400

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The Ventures’ other contingent obligations under sell options issued

The Venture which owns investments in the Fairfield at Baileys Crossing Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after three years. If exercised, the Venture will be required to purchase the interest of an unaffiliated equity investor in the Project Entity, after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance was approximately $11.8 million at both September 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Venture which owns investments in the Fairfield at Cameron House Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If the sell option becomes exercisable, it will expire after three years. If exercised, the Venture will be required to purchase the interest of an unaffiliated equity investor in the Project Entity, after it is free of all liens, claims, and encumbrances, for cash at a price to be negotiated in the future using market values at the time of exercise. This investor’s equity balance is approximately $10.3 million at both September 30, 2008 and December 31, 2007, and has been included in the above tables as the estimated exercise price due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010.

The Venture which owns investments in the Lovers Lane Townhomes Project Entity has issued a contingent sell option to the Project Entity. This option is currently not exercisable and cannot be exercised until development is complete and the property has been certified for occupancy. If this sell option becomes exercisable, it will expire after 30 days. If exercised, the Venture will be required to purchase The Lovers Lane Townhomes, after it is free of all liens, claims, and encumbrances, for cash in an amount equal to the lower of (a) actual project costs plus interest charges, or (b) the maximum budgeted cost amount plus interest charges. The estimated exercise price of approximately $33.7 million has been included in the above tables as the estimated amount due. Option exercise is dependent upon construction and may become exercisable in 2009 or 2010. If the Venture were to purchase the property, we estimate the Venture’s total cash outlay will approximate $9.3 million after considering the application of estimated proceeds received from an expected senior property mortgage and any unpaid principal and interest on the Lovers Lane Townhome mezzanine loans issued by us and the Venture.

9.     Related Party Arrangements

We have no employees and are supported by related party arrangements.  Our advisor and certain of its affiliates earn fees and compensation in connection with the acquisition, management and sale of our assets.

Behringer Securities LP (“Behringer Securities”), our dealer manager for the Initial Public Offering, receives a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee. Behringer Securities LP (“Behringer Securities”), an affiliate of our advisor, serves as the dealer manager for the Initial Public Offering and receives commissions of up to 7% of gross offering proceeds (1% for sales under our DRIP) before reallowance of commissions earned by participating broker-dealers.  In connection with the Initial Public Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee is paid on purchases made pursuant to our DRIP.  In the Initial Public Offering, Behringer Securities reallows all of its commissions to participating broker-dealers and reallows a portion of its dealer manager fee of up to 2.0% of the gross offering proceeds to be paid to such participating broker-dealers; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, bona fide training and educational meetings and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for bona fide, separately invoiced due diligence expenses incurred as fees, costs and other expenses from third parties. For the three months ended September 30, 2007, we sold 1.5 million shares and therefore Behringer Harvard Multifamily Advisors I earned commissions and dealer manager fees of $869,000 and $342,000, respectively. For the nine months ended September 30, 2007, we sold 3.2 million shares and therefore Behringer Harvard Multifamily Advisors I earned commissions and dealer manager fees of $1.7 million and $703,000, respectively. For the period from April 1, 2007 through December 31, 2007, Behringer Harvard Multifamily Advisors I earned commissions and dealer manager fees of $7.9 million and $3.2 million, respectively. We have sold no additional shares in 2008.

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All organization and offering expenses (excluding selling commissions and the dealer manager fee) are incurred and paid by Behringer Harvard Multifamily Advisors I or its affiliates. As related to the Private Offering, we paid Behringer Harvard Multifamily Advisors I a fixed rate of 1.5% of gross offering proceeds, regardless of whether the actual amount of organization and offering expenses is greater or less than 1.5% of gross offering proceeds. We began receiving proceeds from our private offering in April 2007 and terminated the private offering on December 28, 2007. For the three and nine months ended September 30, 2007, Behringer Harvard Multifamily Advisors I earned $205,000 and $422,000, respectively, for organization and offering expenses. For the period from April 1, 2007 through December 31, 2007, Behringer Harvard Multifamily Advisors I earned organization and offering expenses of $1.9 million. We have sold no additional shares in 2008.  Under the terms of the amended Advisory Management Agreement, we will reimburse Behringer Harvard Multifamily Advisors I for all organization and offering costs they have incurred not to exceed 1.5% of our gross Public Offering proceeds, including costs from prior offerings in excess of the O&O Fee.  As of September 30, 2008, we estimated our obligation to reimburse offering expenses in an amount of approximately $6.1 million and recorded it as a reduction of additional paid-in capital.

Included in general and administrative expense for the three and nine months ended September 30, 2008, are $106,000 and $194,000, respectively, for accounting and legal personnel costs incurred on our behalf by our advisor under the Advisory Management Agreement. None were incurred for the three and nine months ended September 30, 2007. These obligations are typically settled in cash within ninety days.

Behringer Harvard Multifamily Advisors I or its affiliates received acquisition and advisory fees of 2.5% of (1) the contract purchase price paid or allocated in respect of the development, construction or improvement of each asset acquired directly by us, including any debt attributable to these assets, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. Behringer Harvard Multifamily Advisors I or its affiliates will also receive 2.5% of the funds advanced in respect of a loan or other investment. Behringer Harvard Multifamily Advisors I or its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us. We began acquiring real estate investments in April 2007. Under the amended Advisory Management Agreement dated September 2, 2008, this fee was reduced to 1.75%. For the three months ended September 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned acquisition and advisory fees of approximately $84,000 and $799,000, respectively. For the nine months ended September 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned acquisition and advisory fees of approximately $1.0 million and $1.1 million, respectively. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned acquisition and advisory fees of approximately $2.6 million.

Our advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve.  Our advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment.  We will also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel.  Our advisor will also be responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties with respect to investments we do not make.

Behringer Harvard Multifamily Advisors I or its affiliates will receive debt financing fees of 1% of the amount available to us under debt financing originated or refinanced by or for us. It is anticipated that our advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us. We began acquiring real estate investments in April 2007. For the three and nine months ended September 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned debt financing fees of $0 and $0.2 million, respectively. For the year ended December 31, 2007, Behringer Harvard Multifamily Advisors I earned debt financing fees of $0.2 million from The Reserve at Johns Creek Walk property.

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We pay Behringer Harvard Multifamily Securities, LLC (“BHM Management”) an affiliate of our advisor, fees for the management of our properties, which may be subcontracted to unaffiliated third parties. Such fees are equal to 3.75% of gross revenues. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay BHM Management an oversight fee equal to 1% of gross revenues of the property managed. On September 2, 2008, we entered into an amended and restated property management agreement with BHM Management.  Under the terms of the amended and restated property management agreement, the oversight fee was reduced to 0.5%. In no event will we pay both a property management fee and an oversight fee to BHM Management with respect to a particular property. We will reimburse the costs and expenses incurred by BHM Management on our behalf, including fees and expenses of apartment locators and third-party accountants, the wages and salaries and other employee-related expenses of all on-site employees of BHM Management who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. For the three and nine months ended September 30, 2008, BHM Management earned $11,000.  No fees were earned in 2007.

Behringer Harvard Multifamily Advisors I received a monthly asset management fee for each asset. This amount will be calculated based upon one-twelfth of 1% of aggregate asset value, as defined, as of the last day of the preceding month. We began acquiring real estate investments in April 2007. Under the amended Advisory Management Agreement, this fee is 0.75% of the higher of the cost of investment or value of the investment. For the three months ended September 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned asset management fees of approximately $244,000 and $66,000, respectively. For the nine months ended September 30, 2008 and 2007, Behringer Harvard Multifamily Advisors I earned asset management fees of approximately $649,000 and $74,000, respectively.

Behringer Harvard Multifamily Advisors I or its affiliates is paid a disposition fee if our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties.  In such event, we pay our advisor (1) in the case of the sale of real property, the lesser of:  (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets.  This fee shall not be earned or paid unless and until the stockholders have received total distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by stockholders plus a 7% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because stockholders have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development. Behringer Harvard Multifamily Advisors I has earned no development fees since our inception.

We will reimburse our advisor for all expenses paid or incurred by the advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.  Notwithstanding the above, we may reimburse the advisor for expenses in excess of this limitation if a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

We are dependent on Behringer Harvard Multifamily Advisors I, Behringer Securities and BHM Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

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The following amounts are included in receivables from and payables to affiliates:

	September 30, 2008	December 31, 2007

Advance to Ventures	$19,228	$226,443
Reimbursements of pursuit and other costs	209,124	74,484
Total Receivables from affiliates	$228,352	$300,927

Asset management fees	$110,202	$217,837
Acquisition and advisory fees	36,118	908,345
Property management fee	10,882	—
General and administrative	153,941	—
Due to Ventures	8,750	4,810
Total Payables to affiliates	$319,893	$1,130,992

Offering costs	$6,063,498	$50,238
Commissions and dealer manager fees	(4,750)	231,976
Total Accrued offering costs	$6,058,748	$282,214

Offering costs, commissions, and dealer manager fees of approximately $282,214 have been reclassified to accrued offering costs as of December 31, 2007.

10.  Supplemental disclosures of cash flow information

Supplemental cash flow information is summarized below:

	For the Nine Months Ended September 30, 2008	For the Nine Months Ended September 30, 2007
Supplemental disclosure of cash flow information:
Interest paid, net of amounts capitalized	$—	$31,603

Non-cash investing activities:
Escrow and prepaid acquisition costs	$1,528,953	$—
Receivable from affiliates	$17,784	$401,055
Accrued other assets	$8,049	$—
Conversion of mortgage note receivable into investments in unconsolidated real estate joint ventures	$—	$2,782,923

Non-cash financing activities:
Dividends payable	$433,856	$—
Accrued offering costs	$6,058,748	$—

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11.  Subsequent Events

On November 13, 2008, the Board of Directors authorized the payment of cash dividends (each a “Daily Distribution”) to stockholders of record as of the close of business on each day of the period commencing January 1, 2009 and ending on February 28, 2009 (each a “Record Date”), with each Daily Distribution payable as of each Record Date to be $0.0017808 per share of common stock, which is the equivalent to an annual distribution rate of 6.5% on a share of common stock purchased for $10.00 per share.  We will pay the Daily Distribution for each day of the month on or before the sixteenth of March 2009.

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Behringer Harvard Multifamily REIT I, Inc.
Unaudited Pro Forma Consolidated Financial Statements

We commenced a private offering to accredited investors on November 22, 2006 (the “Private Offering”) and terminated that offering on December 28, 2007.  As of December 31, 2007, we sold approximately 14.2 million shares of common stock and raised approximately $127.3 million in gross offering proceeds in the Private Offering.  As of the date of this prospectus, we have used the proceeds from the Private Offering, as well as borrowings under our Credit Facility, to acquire equity interests in ten joint ventures which we account for under the equity method of accounting.  Each of the ten joint ventures own equity interests in and/or have made interest-bearing mezzanine loans to nine entities that own real estate properties currently under development and one entity that owns an operating property (the investments made by the nine joint ventures are collectively referred to herein as (our “Investments”)). See the section “Description of Properties and Real Estate-Related Assets” for more discussion of our Investments.

The unaudited pro forma consolidated statement of income for the nine months ended September 30, 2008 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 reflect the effects of our Investments as if all had been acquired on January 1, 2007.

In our opinion, all material adjustments necessary to reflect the effects of the above transactions have been made. Following is a list of our Investments:

Name	Multifamily Project Type	Investment Type	Location	Date Investment Acquired	Amount (in thousands)
Lovers Lane Townhomes	Development	Mezzanine Loan	Dallas, Texas	Apr-07	$3,371

The Eclipse	Development	Equity and Mezzanine Loan	Houston, Texas	Apr-07	7,138

Fairfield at Baileys Crossing	Development	Mezzanine Loan	Fairfax County and Arlington County, Virginia	Jul-07	12,508

Alexan St. Rose	Development	Mezzanine Loan	Clark County, Nevada	Jul-07	2,952

Johns Creek Walk	Operating	Equity	Fulton County, Georgia	Aug-07	5,028

Satori	Development	Equity and Mezzanine Loan	Broward County, Florida	Oct-07	13,040

Tower 55 Hundred	Development	Equity and Mezzanine Loan	Arlington County, Virginia	Nov-07	13,660

Fairfield at Cameron House	Development	Mezzanine Loan	Silver Spring, Maryland	Dec-07	10,905

Alexan Prospect	Development	Equity and Mezzanine Loan	Denver, Colorado	Apr-08	8,011

Alexan Russell Lofts	Development	Equity and Mezzanine Loan	Clark County, Nevada	Jun-08	5,013

					$81,626

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Behringer Harvard Multifamily REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Income
for the nine months ended September 30, 2008

The following unaudited Pro Forma Consolidated Statement of Income is presented as if we began making all Investments on January 1, 2007.  This Pro Forma Consolidated Statement of Income should be read in conjunction with the historical financial statements and notes thereto for the nine months ended September 30, 2008 as filed in this Supplement.  The Pro Forma Consolidated Statement of Income is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2007, nor does it purport to represent our future operations.

	For the Nine Months ended September 30, 2008 as Reported (a)	Pro Forma Adjustments		Pro Forma For the Nine Months Ended September 30, 2008

Rental revenue	$—	$—		$—

Expenses
Asset management fees	648,665	173,290	(b)	821,955
Property management fees	10,882			10,882
Organization expenses	9,458			9,458
General and administrative	967,285	—		967,285
Depreciation and amortization	38,338	(13,264	)(c)	25,074
Total expenses	1,674,628	160,026		1,834,654

Interest income	812,764	—		812,764
Equity in earnings of unconsolidated real estate joint venture investments	3,159,181	1,458,193	(d)	4,617,374
Net income	$2,297,317	$1,298,167		$3,595,484

Weighted average number of common shares outstanding	14,268,418	—		14,268,418

Basic and diluted income per share	$0.16			$0.25

See accompanying unaudited notes to pro forma consolidated financial statements

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Behringer Harvard Multifamily REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the year ended December 31, 2007

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we began making all Investments on January 1, 2007.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the year ended December 31, 2007 as filed in this Supplement.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2007, nor does it purport to represent our future operations.

	For the year ended December 31, 2007 as Reported (a)	Pro Forma Adjustments		Pro Forma For the year ended December 31, 2007

Rental revenue	$—	$—		$—

Expenses
Asset management fees	217,837	681,150	(b)	898,987
Organization expenses	49,709	—		49,709
Interest expense	642,124	—		642,124
General and administrative	433,895	33,432	(c)	467,327
Total expenses	1,343,565	714,582		2,058,147

Interest income	343,240	—		343,240
Equity in earnings of unconsolidated real estate joint venture investments	793,218	3,239,899	(d)	4,033,117
Net income (loss)	$(207,107)	$2,525,317		$2,318,210

Weighted average number of common shares outstanding	2,730,666	7,675,410	(e)	10,406,076

Basic and diluted income (loss) per share	$(0.08)			$0.22

See accompanying unaudited notes to pro forma consolidated financial statements.

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Behringer Harvard Multifamily REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2008

a.                                       Reflects the historical consolidated statement of operations of Behringer Harvard Multifamily REIT I, Inc. for the nine months ended September 30, 2008.

b.                                      Reflects the asset management fees associated with our Investments.  The assets are managed by Behringer Harvard Multifamily Advisors I LP for an annual asset management fee of 1.0% of the asset value.

c.                                       For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007. During 2007, we incurred acquisition and other costs of $543,000 in connection with our Venture’s equity investment in The Reserve at Johns Creek Walk, an operating property. In addition, we incurred acquisition and other costs of $65,000 in connection with our Venture’s underlying loan to the Alexan St. Rose property. This adjustment reflects the monthly amortization of the costs for the Reserve at Johns Creek Walk costs over the property’s estimated useful life of 25 years, and, the costs for the Venture’s underlying loan to the Alexan St. Rose property over the loan term of 5.5 years, for the year ended December 31, 2007. Actual acquisition costs included in the acquisition and advisory fees of $495,000 paid under our agreement with Behringer Harvard Multifamily Advisors I LP.

d.                                      For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007.  This adjustment reflects the earnings from equity-method investments in our Investments for the Pro Forma nine months ended September 30, 2008.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007

a.                                       Reflects the historical consolidated statement of operations of Behringer Harvard Multifamily REIT I, Inc. for the year ended December 31, 2007.

b.                                      Reflects the asset management fees associated with our Investments.  The assets are managed by Behringer Harvard Multifamily Advisors I LP for an annual asset management fee of 1.0% of the asset value.

c.                                       For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007.  During 2007, we incurred acquisition and other costs of $543,000 in connection with our Venture’s equity investment in The Reserve at Johns Creek Walk, an operating property.  In addition, we incurred acquisition and other costs of $65,000 in connection with our Venture’s underlying loan to the Alexan St. Rose property.  This adjustment reflects the monthly amortization of the costs for the Reserve at Johns Creek Walk costs over the property’s estimated useful life of 25 years, and, the costs for the Venture’s underlying loan to the Alexan St. Rose property over the loan term of 5.5 years, for the year ended December 31, 2007.  Actual acquisition costs included in the acquisition and advisory fees of $495,000 paid under our agreement with Behringer Harvard Multifamily Advisors I LP.

d.                                      For the purposes of these Pro Forma financial statements, all acquisitions are assumed to have occurred on January 1, 2007.  This adjustment reflects the earnings from equity-method investments in our Investments for the Pro Forma year ended December 31, 2007.

e.                                       We began funding investments in April 2007; for the purposes of these Pro Forma financial statements, all investments are assumed to have occurred on January 1, 2007.  We began issuing common shares under our Private Offering on April 2, 2007 and ceased such issuances on December 28, 2007 (the date we terminated the Private Offering).  During 2007, the sources of cash used in funding our investments were Private Offering proceeds as they became available and

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borrowings from our Credit Facility.  We also repaid borrowings under our Credit Facility using Private Offering proceeds as they became available.  This number reflects an adjustment to the historical weighted average common shares outstanding for the portion of our actual Private Offering shares used to fund our investments.  This adjustment reflects the actual sources of cash used to fund each investment and the respective rate of Private Offering proceeds as they became available, borrowings used, and borrowing repayments, Pro Forma January 1, 2007.  The adjustment excludes all other shares issued during 2007.

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PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth costs and expenses, other than selling commissions and dealer manager fees, to be paid in connection with the distribution of the securities being registered by Behringer Harvard Multifamily REIT I, Inc. (the “Registrant”).  The Registrant will reimburse its external advisor, Behringer Harvard Multifamily Advisors I LP (the “Advisor”), for organization and offering expenses that the Advisor incurs on the Registrant’s behalf in connection with the Registrant’s primary offering (other than selling commissions and the dealer manager fee); provided that the Registrant need not reimburse the Advisor to the extent such reimbursement would cause the Registrant’s total organization and offering expenses related to its primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  The Advisor and its affiliates will be responsible for the payment of organization and offering expenses related to the Registrant’s primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering.  Other than the registration fee and FINRA filing fee, all amounts are estimates and assume the sale of 200,000,000 shares in the Registrant’s primary offering and 50,000,000 shares pursuant to the distribution reinvestment plan.

Item	Amount
SEC registration fee	$98,250
FINRA filing fee	$75,500
Printing expenses	$4,000,000
Legal fees and expenses	$2,000,000
Accounting fees and expenses	$1,750,000
Blue sky fees and expenses	$112,000
Advertising and sales expenses	$16,180,000
Educational conferences and seminars	$2,970,000
Sales Seminars	$160,000
Transfer Agent Fees	$2,160,000
Miscellaneous expenses	$500,000
Total expenses	$30,005,750

Item 32.  Sales to Special Parties

The Registrant’s executive officers and directors, as well as officers and affiliates of the Advisor (and employees of the Advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings) may purchase shares in the Registrant’s primary offering at a discount from the public offering price.  The purchase price for such shares will be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales.  The net offering proceeds to the Registrant will not be affected by such sales of shares at a discount.

The Registrant may sell shares at a discount from the public offering price to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.  The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net offering proceeds to the Registrant from such sales will be identical to the net offering proceeds the Registrant receives from other sales of shares.

In addition, the Registrant will not pay any selling commissions in connection with the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  The Registrant will not pay any selling commissions in connection with sales by the Registrant directly to certain institutional investors.  The net proceeds to the Registrant will not be affected by any such reductions in selling commissions, dealer manager fees, or organization and offering expenses.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to the Registrant will not be affected by reducing the selling commissions payable in connection with such transactions.

In addition to the fixed volume discounts described in the prospectus, in order to encourage purchases of 300,000 or more shares, a subscriber who agrees to purchase at least 300,000 shares may negotiate with Behringer Securities to reduce the dealer manager fee with respect to the sale of the shares, and, with the agreement of the participating broker-dealer, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.1%.  In addition or in the alternative, for sales of at least 300,000 shares the Advisor may agree to forego a portion of the amount the Registrant would otherwise be obligated to reimburse the Advisor for its organization and offering expenses.  Other accommodations may be agreed to by the sponsor of the Registrant in connection with a purchase of 300,000 or more shares.  The purchase price of such shares would be reduced by the extent of reductions in selling commissions or other accommodations so that the net proceeds to the Registrant would be the same as for sales at $10.00 per share.

Item 33.  Recent Sales of Unregistered Securities

In connection with the Registrant’s initial capitalization, on August 4, 2006, the Registrant issued 1,249 shares of its common stock to Behringer Harvard Holdings for $8.01 per share.  In addition, on November 28, 2007, the Registrant issued 23,720 additional shares of its common stock to Behringer Harvard Holdings for $8.01 per share and 1,000 shares of its convertible stock to the Advisor for $1 per share.  The convertible stock is convertible into shares of the Registrant’s common stock only on the terms and conditions set forth in the prospectus.  The Registrant issued these shares of common stock and convertible stock in private transactions exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

The Registrant also commenced a private offering with no general solicitation to accredited investors on November 22, 2006 and terminated that offering on December 28, 2007.  The Registrant issued an aggregate of approximately 14.2 million shares of its common stock for an aggregate purchase price of approximately $127.3 million in the private offering.  The Registrant issued these shares of common stock in private transactions exempt from the registration requirements under the Securities Act, pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 34.  Indemnification of Directors and Officers

The Registrant is permitted to limit the liability of its directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, its charter, and federal and state securities laws.

The Registrant’s charter requires it to hold harmless its directors and officers, and to indemnify its directors, officers and employees and the Advisor, its affiliates and any of their employees acting as an agent of the Registrant to the maximum extent permitted by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administration Association on May 7, 2007 and by Maryland law for losses, if the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the Registrant’s best interests;

•                  the party seeking exculpation or indemnification was acting on the Registrant’s behalf or performing services for the Registrant;

•                  in the case of non-independent directors, the Advisor or its affiliates or employees, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•                  the indemnification or agreement to hold harmless is recoverable only out of the Registrant’s assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the ability of the Registrant’s stockholders to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant, although equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.  Further, the Registrant’s charter prohibits the indemnification of its directors, the Advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Registrant’s securities were offered as to indemnification for violations of securities laws.

The Registrant’s charter further provides that the advancement of funds to its directors, the Advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:  (1) the legal action relates to acts or omissions with respect to the performance of duties or services on the Registrant’s behalf; (2) the party seeking indemnification provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

The Registrant will also purchase and maintain insurance on behalf of all of its directors and officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

(a)           Financial Statements.  The list of the financial statements filed as part of this registration statement on Form S-11 and included in the prospectus:

Behringer Harvard Multifamily REIT I, Inc. — Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2007 and 2006

Consolidated Statements of Operations for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006

Consolidated Statements of Stockholders’ Equity (Deficit) for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006

Consolidated Statement of Cash Flows for the year ended December 31, 2007 and for the period from August 4, 2006 (date of inception) through December 31, 2006

Notes to Consolidated Financial Statements

Behringer Harvard Multifamily REIT I, Inc. — Consolidated Financial Statements (unaudited)

Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007

Consolidated Statements of Operations for the three and six months ended June 30, 2008 and 2007

Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2007 and for the six months ended June 30, 2008

Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007

Notes to Consolidated Financial Statements

Behringer Harvard Lovers Lane Venture I, LLC — Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2007

Consolidated Statement of Operations for the period from June 1, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Members’ Equity for the period from June 1, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Cash Flows for the period from June 1, 2007 (date of inception) through December 31, 2007

Notes to Consolidated Financial Statements

Behringer Harvard Baileys Venture, LLC — Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2007

Consolidated Statement of Operations for the period from June 26, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Members’ Equity for the period from June 26, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Cash Flows for the period from June 26, 2007 (date of inception) through December 31, 2007

Notes to Consolidated Financial Statements

Behringer Harvard Johns Creek Venture, LLC — Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2007

Consolidated Statement of Operations for the period from August 3, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Members’ Equity for the period from August 3, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Cash Flows for the period from August 3, 2007 (date of inception) through December 31, 2007

Notes to Consolidated Financial Statements

Behringer Harvard St. Rose Venture, LLC — Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2007

Consolidated Statement of Operations for the period from July 9, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Members’ Equity for the period from July 9, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Cash Flows for the period from July 9, 2007 (date of inception) through December 31, 2007

Notes to Consolidated Financial Statements

Behringer Harvard Satori Venture, LLC — Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2007

Consolidated Statement of Operations for the period from June 26, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Members’ Equity for the period from June 26, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Cash Flows for the period from June 26, 2007 (date of inception) through December 31, 2007

Notes to Consolidated Financial Statements

Behringer Harvard Columbia Venture, LLC — Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2007

Consolidated Statement of Operations for the period from August 6, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Members’ Equity for the period from August 6, 2007 (date of inception) through December 31, 2007

Consolidated Statement of Cash Flows for the period from August 6, 2007 (date of inception) through December 31, 2007

Notes to Consolidated Financial Statements

Plaza on Lovers Lane Apartments — Financial Statements

Independent Auditors’ Report

Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2007 (unaudited) and for the year ended December 31, 2006

Notes to Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2007 (unaudited) and for the year ended December 31, 2006

The Reserve at Johns Creek Walk Apartments — Financial Statements

Independent Auditors’ Report

Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2007 (unaudited) and for the period from May 1, 2006 (date of inception) through December 31, 2006

Notes to Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2007 (unaudited) and for the period from May 1, 2006 (date of inception) through December 31, 2006

Behringer Harvard Multifamily REIT I, Inc. — Consolidated Financial Statements

(unaudited)

Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007

Consolidated Statements of Operations for the three and nine months ended September 30, 2008 and 2007

Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2007 and for the nine months ended September 30, 2008

Consolidated Statements of Cash Flows for the nine months ended September 30, 2008 and 2007

Notes to Consolidated Financial Statements

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Income for the six months ended June 30, 2008

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2008

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007

Unaudited Notes to Pro Forma Consolidated Financial Statements

(b)           Exhibits.  The list of exhibits as part of this registration statement on Form S-11 is submitted in the exhibit index below:

Ex.	Description

1.1	Form of Dealer Manager Agreement, including Form of Selected Dealer Agreement and Form of Selected Investment Advisor Agreement
3.1	Articles of Restatement, incorporated by reference to Exhibit 3.1.2 to the Company’s Form 8-K filed on September 8, 2008
3.2	Third Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on November 14, 2008
4.1	Subscription Agreement (included as Exhibit B to prospectus)
4.2	Distribution Reinvestment Plan (included as Exhibit C to prospectus)
4.3	Automatic Repurchase Plan (included as Exhibit D to prospectus)
4.4	Share Redemption Program (incorporated by reference from the description under “Description of Shares—Share Redemption Program” in the prospectus)
4.5

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-11/A filed on May 9, 2008, Commission File No. 333-148414

5.1	Opinion of DLA Piper US LLP re legality, incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-11/A filed on August 26, 2008, Commission File No. 333-148414
8.1	Opinion of DLA Piper US LLP re tax matters, incorporated by reference to Exhibit 8.1 to the Company’s Registration Statement on Form S-11/A filed on August 26, 2008, Commission File No. 333-148414
10.1	Amended and Restated Advisory Management Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on November 14, 2008
10.2	Amended and Restated Property Management Agreement, incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on November 14, 2008
10.3	Incentive Award Plan, incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-11/A filed on May 9, 2008, Commission File No. 333-148414
10.4	Service Mark Agreement, incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed on November 14, 2008
21.1*	List of Subsidiaries
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Deloitte & Touche LLP relating to the Statements of Revenues and Certain Operating Expenses of Plaza on Lovers Lane Apartments and The Reserve at Johns Creek Walk Apartments
23.4*

Consent of Deloitte & Touche LLP relating to the consolidated financial statements of Behringer Harvard Lovers Lane Venture, LLC and subsidiaries, Behringer Harvard Baileys Venture, LLC and subsidiaries, Behringer Harvard Johns Creek Venture, LLC and subsidiaries, Behringer Harvard St. Rose Venture, LLC and subsidiaries, Behringer Harvard Satori Venture, LLC and subsidiaries and Behringer Harvard Columbia Venture, LLC and subsidiaries

24.1	Power of Attorney (included on signature page), incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-11 filed on December 31, 2007, Commission File No. 333-148414
24.2*	Power of Attorney (included on signature page), including power of attorney for Jonathan L. Kempner.

*Filed Herewith.

Item 37.  Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following:  (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents summary information on properties acquired since January 1, 2005 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Multifamily REIT I.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are through December 31, 2007.

Behringer Harvard REIT I, Inc.

Initial Public Offering(1)

	ashford Perimeter	Alamo Plaza	Utah Avenue	Lawson Commons	Downtown Plaza

Location	East	West	West	Mid-West	West
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	288,175	191,154	150,495	436,342	100,146
Date(s) of Purchase	01/06/05	02/24/05	04/21/05	06/10/05	06/14/05
Mortgage Financing at Date(s) of Purchase	$35,400,000	$9,633,843	$20,000,000	$58,300,000	$12,650,000
Cash Invested	18,764,965	5,024,025	9,978,174	34,548,235	6,714,549
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	47,920,500	13,183,226	28,325,000	87,035,000	17,848,417
Other Cash Expenditures Capitalized	6,244,465	1,474,642	1,653,174	5,813,235	1,516,132
Total Acquisition Cost	$54,164,965	$14,657,868	$29,978,174	$92,848,235	$19,364,549

(1)    This information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its initial public offering.  Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1)

	Ashford Perimeter(2)	Alamo Plaza(2)	Utah Avenue(2)	Downtown Plaza(2)	Southwest Center	Waterview

Location	East	West	West	West	West	West
Type	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	288,175	191,154	150,495	100,146	88,335	230,061
Date(s) of Purchase	01/06/05	02/24/05	04/21/05	06/14/05	07/20/05	07/20/05
Mortgage Financing at Date(s) of Purchase	—	—	—	—	$15,375,000	$26,750,000
Cash Invested	—	$13,223	$41,535	$408,333	6,920,888	13,244,440
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	—	—	—	—	—	—
Other Cash Expenditures Capitalized	—	13,233	41,535	408,333	22,295,888	39,994,440
Total Acquisition Cost	$—	$13,233	$41,535	$408,333	$22,295,888	$39,994,440

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Gateway 12	Gateway 22	Gateway 23	Buena Vista Plaza	One Financial Plaza	Riverview Tower	G Street Property

Location	West	West	West	West	Mid-West	South	East
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	40,759	55,095	71,739	115,130	393,302	334,196	306,563
Date(s) of Purchase	07/20/05	07/20/05	07/20/05	07/28/05	08/02/05	10/05/05	11/15/05
Mortgage Financing at Date(s) of Purchase	$5,875,000	$9,750,000	$13,000,000	$22,000,000	$43,000,000	$30,250,000	$100,000,000
Cash Invested	3,115,509	3,912,760	5,489,107	19,775,597	21,073,711	13,449,294	48,401,828
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	—	—	—	33,938,500	58,864,500	42,230,000	139,565,000
Other Cash Expenditures Capitalized	8,990,509	13,662,760	18,489,107	7,837,097	5,209,211	1,469,294	8,836,828
Total Acquisition Cost	$8,990,509	$13,662,760	$18,489,107	$41,775,597	$64,073,711	$43,699,294	$148,401,828

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Woodcrest	Burnett Plaza	10777 Clay Road	Paces West	Riverside Plaza	The Terrace	600/619 Alexander

Location	East	South	South	East	Mid-West	South	East
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	333,275	1,024,627	227,486	635,787	1,184,432	618,812	97,448
Date(s) of Purchase	01/04/06	01/26/06	03/14/06	04/19/06	06/02/06	06/21/06	06/28/06
Mortgage Financing at Date(s) of Purchase	$50,400,000	$114,200,000	$16,300,000	$84,000,000	$202,000,000	$131,000,000	$16,500,000
Cash Invested	23,443,857	66,846,826	10,114,718	47,659,429	103,818,665	41,391,823	6,793,365
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	72,100,000	177,160,000	26,007,500	117,564,200	285,825,000	171,289,000	22,711,500
Other Cash Expenditures Capitalized	1,743,857	3,886,826	407,218	14,095,229	19,993,665	1,102,823	581,865
Total Acquisition Cost	$73,843,857	$181,046,826	$26,414,718	$131,659,429	$305,818,665	$172,391,823	$23,293,365

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Grandview	Bank of America Plaza	Three Parkway	4440 El Camino Real	Fifth Third Center

Location	South	East	East	West	Mid-West
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	149,463	887,080	561,351	96,562	508,397
Date(s) of Purchase	10/20/06	10/26/06	10/30/06	11/02/06	11/16/06
Mortgage Financing at Date(s) of Purchase	$17,000,000	$150,000,000	$67,125,000	$30,130,806	$49,250,000
Cash Invested	7,230,734	58,162,377	15,716,815	19,225,196	16,443,464
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	23,432,500	199,923,000	92,700,000	45,320,000	65,662,500
Other Cash Expenditures Capitalized	798,234	8,239,377	(9,858,185)	4,036,002	30,964
Total Acquisition Cost	$24,230,734	$208,162,377	$82,841,815	$49,356,002	$65,693,464

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Resurgens Plaza	5 & 15 Wayside	Eldridge Place	Centreport Office Center

Location	South	East	South	South
Type	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	399,675	270,000	518,746	133,246
Date(s) of Purchase	11/30/06	12/08/06	12/13/06	06/14/07
Mortgage Financing at Date(s) of Purchase	$82,000,000	—	$75,000,000	—
Cash Invested	32,895,444	$84,543,887	36,428,548	$4,415,276
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	111,027,820	84,743,250	106,584,040	4,415,276
Other Cash Expenditures Capitalized	3,867,624	(199,363)	4,844,508	—
Total Acquisition Cost	$114,895,444	$84,543,887	$111,428,548	$4,415,276

(1)          This information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its first follow-on offering.  Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(2)          Proceeds from Behringer Harvard REIT I, Inc.’s initial public offering and first follow-on offering were used to purchase these properties, purchase additional tenant-in-common interests, make capital improvements to these properties or for other working capital purposes.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc.

	Whitewater	Ferncroft	Alexan Voss	Alexan Black Mountain	Chase Park Plaza

Location	North	East	South	South	South
Type	Office	Office	Development	Development	Hotel & Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	71,000	226,000	—	—	—
Date(s) of Purchase	03/01/06	07/13/06	09/22/06	09/29/06	12/08/06
Mortgage Financing at Date(s) of Purchase	—	$18,000,000	—	—	$52,250,000
Cash Invested	$9,087,788	11,703,370	$13,393,800	$9,966,148	71,533,213
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	9,270,000	27,810,000	13,393,800	9,966,148	89,532,750
Other Cash Expenditures Capitalized	(182,212)	1,893,370	—	—	34,250,463
Total Acquisition Cost	$9,087,788	$29,703,370	$13,393,800	$9,966,148	$123,783,213

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc. (cont’d)

	Bent Tree Green	Las Colinas Commons	Santa Clara	Royal Island	Bowen Road

Location	South	South	West	Bahamas	South
Type	Office	Office	Office	Development	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	138,000	239,000	456,000	—	87,000
Date(s) of Purchase	12/13/06	12/20/06	05/02/07	05/03/07	05/10/07
Mortgage Financing at Date(s) of Purchase	—	—	$52,115,000	—	—
Cash Invested	$13,461,644	$17,430,238	26,385,710	$30,162,088	$18,589,182
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	12,205,500	16,400,587	72,100,000	30,162,088	19,055,000
Other Cash Expenditures Capitalized	1,256,144	1,029,651	6,400,710	—	(465,818)
Total Acquisition Cost	$13,461,644	$17,430,238	$78,500,710	$30,162,088	$18,589,182

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc. (cont’d)

	Cordillera Hotel & Spa	Rio Salado	Grandmarc at Westberry Place	Grandmarc at the Corner	Frisco Square

Location	West	South	South	East	South
Type	Hotel & Development	Development	Student Housing	Student Housing	Mixed-use Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	—	—	—	—	100,500
Date(s) of Purchase	06/06/07	06/29/07	02/01/07	02/01/07	08/03/07
Mortgage Financing at Date(s) of Purchase	$22,312,500	$4,995,000	—	—	$35,015,117
Cash Invested	12,567,207	2,449,773	$8,453,946	$6,529,647	17,111,337
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	30,642,500	6,858,886	8,415,276	6,221,200	48,875,469
Other Cash Expenditures Capitalized	4,237,207	585,887	38,670	308,447	3,250,985
Total Acquisition Cost	$34,879,707	$7,444,773	$8,453,946	$6,529,647	$52,126,454

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Opportunity REIT I, Inc. (cont’d)

	2603 Augusta	Regency Center	Northpoint Central	Becket House

Location	South	South	South	England
Type	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	242,000	157,000	180,000	46,000
Date(s) of Purchase	09/13/07	09/13/07	09/13/07	11/28/07
Mortgage Financing at Date(s) of Purchase	—	—	—	$20,966,176
Cash Invested	$33,246,529	$19,390,562	$21,305,113	13,904,412
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	34,162,010	19,425,800	21,630,000	32,077,424
Other Cash Expenditures Capitalized	(915,481)	(35,238)	(324,887)	2,793,164
Total Acquisition Cost	$33,246,529	$19,390,562	$21,305,113	$34,870,588

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	2800 Mockingbird	Parkway Vista	ASC Building

Location	South	South	South
Type	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	73,349	33,467	28,880
Date(s) of Purchase	03/11/05	06/08/05	12/21/05
Mortgage Financing at Date(s) of Purchase	—	—	—
Cash Invested	$6,788,705	$5,322,423	$4,127,223
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	6,572,250	5,382,000	4,088,250
Other Cash Expenditures Capitalized	216,455	(59,577)	38,973
Total Acquisition Cost	$6,788,705	$5,322,423	$4,127,223

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Short-Term Opportunity Fund I LP

	Northwest Highway	250/290 John Carpenter Freeway	Landmark I	Landmark II	Melissa Land	Telluride Land

Location	South	South	South	South	South	West
Type	Development	Office	Office	Office	Development	Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	Land	539,000	122,273	135,154	Land	Land
Date(s) of Purchase	03/03/05	04/04/05	07/06/05	07/06/05	10/05/05	05/15/06
Mortgage Financing at Date(s) of Purchase	—	—	$10,449,588	$11,550,412	$1,200,000	$3,933,900
Cash Invested	$5,486,229	$35,755,389	6,384,000	6,456,558	1,183,090	9,278,639
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	3,760,776	30,273,750	16,342,650	18,071,100	1,738,800	6,323,850
Other Cash Expenditures Capitalized	1,725,453	5,481,639	490,938	(64,130)	644,290	6,888,689
Total Acquisition Cost	$5,486,229	$35,755,389	$16,833,588	$18,006,970	$2,383,090	$13,212,539

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Strategic Opportunity Fund I LP

	Lakeway Inn	Stonecreek Apartments	Firestone Apartments	Tahoe Property	Wilshire Property	Tupolevlalaan Building

Location	South	South	South	West	West	International
Type	Development	Multifamily	Multifamily	Development	Development	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	170 units	300 units	350 units	49 units	290 rooms	41,376
Date(s) of Purchase	02/22/05	07/19/05	08/15/05	12/14/05	01/26/06	03/13/06
Mortgage Financing at Date(s) of Purchase	$16,000,000	$6,237,889	$11,682,265	$8,500,000	$22,260,000	$6,861,834
Cash Invested	10,225,464	3,606,402	4,184,088	8,624,098	22,775,297	4,955,523
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	14,520,940	8,555,391	16,207,178	9,072,215	35,349,000	10,655,101
Other Cash Expenditures Capitalized	11,704,524	1,288,900	(340,825)	8,051,883	9,686,297	1,162,256
Total Acquisition Cost	$26,225,464	$9,844,291	$15,866,353	$17,124,098	$45,035,297	$11,817,357

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Strategic Opportunity Fund II LP

	Hamburg	Lindeveste	Tahoe	McKinney Land	Hawk’s Cay	Overschiestraat

Location	Germany	Netherlands	West	South	South	Netherlands
Type	Multifamily	Office	Development	Development	Hotel	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	146 units	146,421	—	—	177 rooms	79,000
Date(s) of Purchase	04/01/06	10/31/06	12/07/06	04/23/07	02/15/07	08/31/07
Mortgage Financing at Date(s) of Purchase	$9,283,275	$11,984,433	—	$4,320,000	$60,463,800	$11,083,313
Cash Invested	2,681,608	5,185,178	$12,260,301	1,384,331	22,005,578	4,811,876
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	11,415,661	14,554,099	10,025,784	4,428,000	76,199,400	13,178,059
Other Cash Expenditures Capitalized	549,222	2,615,512	2,234,517	1,276,331	6,269,978	2,717,130
Total Acquisition Cost	$11,964,883	$17,169,611	$12,260,301	$5,704,331	$82,469,378	$15,895,189

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Multifamily REIT I, Inc.

	Lovers	The Eclipse	Baileys	St. Rose

Location	South	South	East	West
Type	Multifamily	Multifamily	Multifamily	Multifamily
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	155 units	330 units	414 units	430 units
Date(s) of Purchase	04/12/07	04/27/07	07/10/07	07/20/07
Mortgage Financing at Date(s) of Purchase	—	—	—	—
Cash Invested	$1,762,688	$4,495,602	$12,483,880	$2,660,452
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	1,687,747	4,376,804	12,480,394	2,644,695
Other Cash Expenditures Capitalized	74,941	118,798	3,486	15,757
Total Acquisition Cost	$1,762,688	$4,495,602	$12,483,880	$2,660,452

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Multifamily REIT I, Inc. (cont’d)

	Johns Creek	Tower 55 Hundred	Satori	Cameron

Location	South	East	South	East
Type	Multifamily	Multifamily	Multifamily	Multifamily
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	210 units	234 units	279 units	325 units
Date(s) of Purchase	08/03/07	10/11/07	11/02/07	12/14/07
Mortgage Financing at Date(s) of Purchase	—	—	—	—
Cash Invested	$6,449,222	$13,741,145	$11,632,125	$7,003,866
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	5,380,229	13,616,606	11,557,306	6,999,948
Other Cash Expenditures Capitalized	1,068,993	124,539	74,819	3,918
Total Acquisition Cost	$6,449,222	$13,741,145	$11,632,125	$7,003,866

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Tenant-in-Common Programs

	Behringer Harvard Alamo Plaza S, LLC	Behringer Harvard Firestone S LP

Location	West	South
Type	Office	Multi-Family
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	191,154	350 Units
Date(s) of Purchase	04/21/05	08/15/05
Mortgage Financing at Date(s) of Purchase	$21,866,157	$15,240,236
Cash Invested	13,263,342	7,309,206
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	35,129,499	22,549,442
Other Cash Expenditures Capitalized	—	—
Total Acquisition Cost	$35,129,499	$22,549,442

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 6, 2009.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Robert S. Aisner	Chief Executive Officer (Principal	March 6, 2009
	Robert S. Aisner	Executive Officer) and Director

	*	Chief Financial Officer (Principal
	Gary S. Bresky	Financial Officer and Principal Accounting Officer)	March 6, 2009

	*	President	March 6, 2009
Robert J. Chapman

	*	Chairman of the Board	March 6, 2009
Robert M. Behringer

	*	Director	March 6, 2009
E. Alan Patton

	*	Director	March 6, 2009
Roger D. Bowler

	*	Director	March 6, 2009
Sami S. Abbasi

*By:	/s/ Robert S. Aisner
Robert S. Aisner
Attorney-In-Fact

The undersigned, a Director of Behringer Harvard Multifamily REIT I, Inc., hereby constitutes and appoints Robert M. Behringer, Robert S. Aisner and Gary S. Bresky, and each of them singly, as his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacity indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in his name and in his capacity as an officer to enable Behringer Harvard Multifamily REIT I, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming his signature as it may be signed by his said attorneys, or any of them, to said registration statement and any and all amendments thereto.

/s/ Jonathan L. Kempner	Director	March 6, 2009
Jonathan L. Kempner